 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-290357

PROXY STATEMENT FOR SPECIAL MEETING OF
STOCKHOLDERS OF FG MERGER II CORP.
PROXY STATEMENT FOR SPECIAL MEETING OF
STOCKHOLDERS OF BOXABL INC.
PROSPECTUS FOR 246,524,760 SHARES OF COMMON STOCK AND
103,475,240 SHARES OF PREFERRED STOCK OF
FG MERGER II CORP.
(WHICH WILL BE RENAMED BOXABL INC.)
AND
PROSPECTUS FOR 10,295,800 SHARES OF COMMON STOCK AND
8,295,800 RIGHTS AND 1,000,000 WARRANTS OF
FG MERGER II CORP.
(WHICH WILL BE RENAMED BOXABL INC.)
Dear Stockholders of FG Merger II Corp. Corporation and Stockholders of BOXABL Inc.:
The board of directors of FG Merger II Corp., a Nevada corporation (“FGMC”), and the board of directors of BOXABL Inc., a Nevada corporation (“BOXABL”), have each approved, as applicable:
(i)
the conversion of FGMC from a Nevada corporation to a Texas corporation (the “Conversion”) in accordance with the applicable provisions of Nevada Revised Statutes (“NRS”) Chapters 75, 78 and 92A (collectively, the “Nevada Act”) and the Texas Business Organizations Code, as amended from time to time (the “TBOC”);

(ii)
the merger of FG Merger Sub II Inc. (“Merger Sub”) with and into BOXABL, in accordance with the applicable provisions of the Nevada Act (the “First Merger”), with BOXABL continuing as the surviving entity (the “First Merger Surviving Company”);

(iii)
the merger of the First Merger Surviving Company with and into FGMC in accordance with the applicable provisions of the Nevada Act and the TBOC (the “Second Merger” and, together with the First Merger, the “Business Combination”), with FGMC continuing as the surviving entity (the “Second Merger Surviving Company” or “Combined Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 5, 2025, by and among FGMC, Merger Sub and BOXABL, attached to the accompanying joint proxy statement/prospectus as Annex A (as amended on November 3, 2025, April 6, 2026, May 6, 2026 and as it may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), as more fully described elsewhere in the accompanying joint proxy statement/prospectus; and

(iv)
the other transactions contemplated by the Merger Agreement and documents related thereto.

In connection with the Business Combination, FGMC will be renamed “BOXABL Inc.” The “Combined Company” shall refer to FGMC, as so renamed, immediately after the closing of the Business Combination (the “Closing”).
At the effective time of the First Merger, each share of BOXABL’s common stock, par value $0.00001 (“BOXABL Common Stock”) (other than certain excluded shares and any shares held by stockholders who properly exercise and do not lose their dissenter’s rights under applicable Nevada law) will be converted into the right to receive a number of shares of common stock of the Combined Company (“Combined Company Common Stock”), as determined by the exchange ratio set forth in the Merger Agreement (the “Common Exchange Ratio”). The Common Exchange Ratio equals the Aggregate Common Stock Consideration (as defined below) divided by the sum of (x) the number of shares of BOXABL Common Stock outstanding immediately prior to the effective time of the First Merger (“First Merger Effective Time”) and (y) the number of shares of BOXABL Common Stock underlying all outstanding securities of BOXABL that are convertible into, exercisable for or exchangeable for shares of BOXABL Common Stock outstanding immediately prior to the First Merger Effective Time. “Aggregate Common Stock Consideration” means the number of shares of Combined Company Common Stock equal to the portion of $3,500,000,000 allocated to BOXABL Common Stock and the BOXABL convertible securities divided by $10.00. The Aggregate Common Stock Consideration is expected to be 246,524,760 shares (inclusive of shares issuable in respect of BOXABL convertible securities). No fractional shares will be issued; any fractional share otherwise issuable will be rounded up to the nearest whole share in accordance with the Merger Agreement, and any rounding that results in an excess above the aggregate merger consideration will reduce the consideration otherwise payable to Paolo Tiramani and Galiano Tiramani and their affiliates on a pro rata basis.
Each share of BOXABL’s preferred stock, par value $0.00001 (“BOXABL Preferred Stock”) (other than any shares held by preferred stockholders who properly exercise and do not lose their dissenter’s rights under applicable Nevada law) will be converted into the right to receive a number of shares of preferred stock of the Combined Company (“Combined Company Merger Preferred Stock”) as determined by the exchange ratio set forth in the Merger Agreement (the “Preferred Exchange Ratio”). The Preferred Exchange Ratio equals the Aggregate Preferred Consideration (as defined below) divided by the number of shares of BOXABL Preferred Stock outstanding immediately prior to the First Effective Time. “Aggregate Preferred Consideration” means the number of shares of Combined Company Merger Preferred Stock equal to the portion of the aggregate merger consideration allocated to BOXABL Preferred Stock divided by $10.00, and is expected to be 103,475,240 shares. For additional information, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Business Combination Proposal.”
This joint proxy statement/prospectus covers the registration of the Combined Company Common Stock and Combined Company Merger Preferred Stock, which shall be securities of FGMC after the completion of the Conversion. The Combined Company will be a Texas corporation.
Outstanding FGMC warrants and other convertible securities will be assumed by the Combined Company and become exercisable for shares of Combined Company Common Stock, subject to adjustment as provided in the Merger Agreement. The aggregate merger consideration to be received by Company stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share.
In connection with the Business Combination, certain related agreements have been entered into or will be entered into on or prior to the Closing, including (i) the Sponsor Support Agreement (as defined below), (ii) the BOXABL Support Agreement (as defined in the accompanying joint proxy statement/prospectus), (iii) the Registration Rights Agreement (as defined in the accompanying joint proxy statement/prospectus) and (iv) the Lock-Up Agreements (as defined in the accompanying joint proxy statement/prospectus). For additional information, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Related Agreements” in the accompanying joint proxy statement/prospectus.
FGMC Common Stock, par value $0.0001 per share (the “Common Stock” or “FGMC Common Stock”), FGMC Public Rights (as defined below) and FGMC units are currently traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbols “FGMC,” “FGMCR” and “FGMCU,” respectively. FGMC will apply to have the Combined Company Common Stock listed on Nasdaq under the ticker symbol “BXBL.” The Combined Company Merger Preferred Stock will not be listed on the Nasdaq. It is a condition of the consummation of the Business Combination that FGMC receive confirmation from the Nasdaq (or another nationally recognized stock exchange in the United States as may be agreed by FGMC and BOXABL) that the securities have been conditionally approved for listing on such exchange, but there can be no assurance such listing conditions will be met or that FGMC will obtain such confirmation from such exchange. If such listing conditions are not met or if such confirmation is not obtained, the Business Combination will not be consummated as the parties do not intend to waive the applicable condition set forth in the Merger Agreement.
FGMC’s deadline to consummate its initial business combination is January 30, 2027.
Compensation Received by the Sponsor and its Affiliates
FGMC’s sponsor is FG Merger Investors II LLC, a Nevada limited liability company formed by FGMC’s management team (the “Sponsor”). The Sponsor is owned by certain members of FGMC’s management team, and certain other investors. Larry Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of the Sponsor. The investment and voting decisions for the Sponsor are made jointly by the three managers and no one individual has a controlling decision. FGMC’s management team, together with their affiliates, collectively own approximately 32% of the membership interests in the Sponsor.
On October 6, 2023, FGMC issued an aggregate of 2,156,250 shares of FGMC Common Stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 Founder Shares to members of FGMC’s management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares. The Founder Shares included an aggregate of up to 300,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor and any other holders of the Founder Shares immediately prior to the IPO (collectively, the “Initial Stockholders”) would collectively own 20% of the Company’s issued and outstanding shares after the IPO (assuming the Initial Stockholders did not purchase any Public Shares in the IPO and excluding the securities underlying the $15 Private Warrants, the Private Units).
On August 21, 2024, FGMC issued a dividend of approximately 0.066 Founder Shares for every issued and outstanding Founder Share resulting in the Initial Stockholders holding an aggregate of 2,300,000 Founder Shares, an increase of 143,750 compared to 2,156,250 initial Founder Shares issued.
On January 30, 2025, FGMC consummated its IPO of 8,000,000 units at $10.00 per unit (the “Units”). Each Unit consists of one share of FGMC Common Stock, par value $0.0001 per shares (“Public Shares”) and one right to receive one-tenth common share (“Public Right”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to FGMC of $80,000,000.
Simultaneously with the closing of the IPO, FGMC consummated the private placement ( “Private Placement”) in which i) FG Merger Investors II LLC (the “Sponsor”) and Ramnarain Joseph Jaigobind purchased 223,300 and 25,000 private units (the “Private Units”) respectively, at a price of $10.00 per Private Unit, generating total proceeds of $2,483,000 and ii) the Sponsor purchased in aggregate of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one share of FGMC Common Stock at $15.00 per share, for an aggregate purchase price of $100,000.
Each Private Unit consists of one common share and one right (“Private Unit Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of FGMC Common Stock.
Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of the Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.
On February 5, 2025, the underwriters elected to terminate their over-allotment option to purchase 1,200,000 IPO Units resulting in Sponsor to forfeit 300,000 Founder Shares. As of December 31, 2025, there were 2,000,000 Founder Shares outstanding.
Pursuant to the Sponsor Support Agreement, the Sponsor has agreed to, among other things, (i) to vote in favor of the proposals presented at the FGMC Special Meeting, (ii) not to enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of the Sponsor Support Agreement, and (iii) directly or indirectly, not to sell, assign, transfer, gift, pledge, dispose of, or otherwise encumber any of its Founder Shares or otherwise agree to do any of the foregoing.
On October 6, 2023, FGMC issued a promissory note to the Sponsor, pursuant to which FGMC may borrow up to an aggregate principal amount of $150,000. FGMC drew $125,000 under the promissory note. On April 1, 2025, FGMC paid off the entire $125,000 balance. As of December 31, 2025, there was no balance outstanding under the promissory note.
On January 30, 2025, FGMC issued an unsecured promissory note of $417,000 to the Sponsor. This promissory note bears interest at the rate of 12% per year and will mature on January 30, 2026. On March 5, 2025, FGMC paid $257,000 in principal and $4,935 in interest. On April 1, 2025, FGMC paid $160,000 in principal and $1,736 in interest As of December 31, 2025, there was no outstanding balance under the promissory note. At the Closing, pursuant to the Merger Agreement, the Combined Company will use its available cash, including the proceeds from any financing and cash from the trust account (the “Trust Account”), to pay certain transaction expenses incurred by FGMC in connection with the Business Combination and to reimburse or pay the Sponsor for any outstanding loans or other obligations of FGMC to the Sponsor. The retention of shares by the Sponsor and its affiliates and the reimbursement payable to the Sponsor at the Closing will not result in a material dilution of the equity interests of non-redeeming FGMC public stockholders. For additional information, see “FGMC Stockholder Proposal No. 1: The

Business Combination Proposal — Compensation Received by the Sponsor and its Affiliates” and “Unaudited Pro Forma Condensed Combined Financial Information” in the accompanying joint proxy statement/prospectus.
Conflicts of Interest
Since the Sponsor, its affiliates, representatives and the FGMC officers, directors and advisors (the “Sponsor Related Parties”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of FGMC Common Stock, a conflict of interest may exist in determining whether the Business Combination with BOXABL is appropriate. Such interests include that the Sponsor Related Parties will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the recommendation of the FGMC Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Sponsor Related Parties have interests in such proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:
•
unless FGMC consummates an initial business combination, the Sponsor and FGMC’s officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the FGMC IPO and private placement not deposited in the Trust Account. As of May 1, 2026, no such reimbursable out-of-pocket expenses have been incurred;

•
the fact that FGMC has entered into a letter agreement with the Sponsor pursuant to which FGMC is required to pay the Sponsor a total of $15,000 per month for per month for office space, administrative and support services, commencing on the consummation of the IPO. Upon the earlier of the consummation of FGMC’s initial business combination and its liquidation, FGMC will cease paying these monthly fees. Accordingly, assuming the consummation of FGMC’s initial business combination takes until January 30, 2027, the Sponsor will be paid a total of approximately $360,000 for these services;

•
Our Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until: (i) with respect to 50% of the Founder Shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of FGMC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the Founder Shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances;

•
based on the difference in the purchase price of $25,000 (or approximately $0.01 per share) that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the FGMC IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the closing of a business combination falls below the price initially paid for the Public Units in the FGMC IPO and the public investors experience a negative rate of return following the closing of a business combination, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus;

•
the fact that Sponsor paid an aggregate of $25,000 (or approximately $0.01 per share) for the 2,000,000 Founders Shares and such securities may have a value of approximately $20.4 million at the time of a business combination (based on a market price of $10.18 per share of FGMC Common Stock on May 1, 2026). Therefore, the Sponsor could make a substantial profit after the initial business combination even if public investors experience substantial losses, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus. Further, the Founder Shares have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 223,000 Private Units, each unit consisting of one share of FGMC Common Stock and one right to receive one-tenth (1/10) of one share of FGMC Common Stock upon the consummation of an initial business combination, which Private Units were purchased at a price of $10.00 per unit, or an aggregate value of $2,230,000 and which have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 1,000,000 of FGMC’s $15.00 exercise price warrants (the “$15 Private Warrants”) which the Sponsor purchased at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one share of FGMC Common Stock at $15.00 per share, for an aggregate purchase price of $100,000. Each Private Unit consists of one common share and one right. Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of FGMC Common Stock. Each $15 Private Warrant entitles the holder to purchase one share of FGMC Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of the Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, the $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. If FGMC does not complete its initial business combination by January 30, 2027 or during any Extension Period, FGMC’s warrants will expire worthless;

•
the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within 24 months of the completion of the FGMC IPO, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

•
the fact that the Initial Stockholders currently hold an aggregate of 2,223,300 shares of FGMC Common Stock, including shares underlying the 223,300 Private Units. As of May 1, 2026, such shares had an aggregate market value of approximately $22.6 million and the Private Unit Rights had an aggregate market value of approximately $127,000, based on a market price of $10.18 per share of FGMC Common Stock and a market price of $0.57 per Right on May 1, 2026, respectively;

•
the continued indemnification of FGMC’s executive officers and directors and the continuation of FGMC’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

•
the fact that the Sponsor and FGMC’s executive officers and directors have agreed, for no consideration, not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination and such Founder Shares will be worthless if no business combination is effected by FGMC within 24 months of the FGMC IPO; and

•
the fact that Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC and direct its day to day operations. The interests of the members of the sponsor are denominated in four classes of membership interest units: Series A Units, Series B Units, Series C Units and Series D Units. The following table sets forth information regarding the ownership of interests in FG Merger Investors II LLC, our sponsor, by each person known by us to have material direct and indirect interests in the sponsor. There are no other direct and indirect material interests in the sponsor.

	A Units (Representing Interests in the Common Shares)	Series B Units (Representing Interests in the Common Shares)	Series C Units (Representing Interests in the Rights)	Series D Units (Representing Interests in the OTM Warrants)	Approximate Percentage of Interest in the Common Shares Held by Sponsor	Approximate Percentage of Interest in the Rights and OTM Warrants Held by Sponsor
Larry G. Swets, Jr.	6,647(1)	139,906	7,443	333,334	10.45%	33.3%
Hassan R. Baqar	40,000(2)	139,906	7,444	333,333	12.82%	33.3%
D. Kyle Cerminara	—(3)	139,906	7,443	333,333	9.97%	33.3%
FG Nexus Inc.	83,096(4)	—	—	—	6%	—

(1)
Held indirectly through MSLR Holdings, LLC, an entity managed by Larry G. Swets.

(2)
Held indirectly through SF Investors II LLC, an enity managed by Hassan R. Baqar.

(3)
Mssrs. Cerminara, Swets and Baqar are also investors in FG Nexus Inc., (NASDAQ: FGNX), previosuly known as Fundamental Global, Inc. (NASDAQ: FGF), a public company that owns membership interests in the Sponsor. In addition, our directors Scott D. Wollney and Richard E. Govignon are also directors of FG Nexus Inc.
(4)
Common shares of the Company held via the Sponsor.

In light of the foregoing, the Sponsor and FGMC’s directors, executive officers and advisors will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with BOXABL rather than liquidate even if (i) BOXABL is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor, directors, officers and advisors may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and FGMC’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on the Founder Shares and Private Units even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination. See “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — The Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination.”
These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” in the accompanying joint proxy statement/prospectus for a further discussion of these considerations.
BOXABL’s officers and directors have interests that are different from, or in addition to (and which may conflict with), the interests of the other holders of BOXABL Common Stock and BOXABL Preferred Stock. The existence of financial and personal interests of BOXABL’s directors and officers may result in a conflict of interest on the part of one or more of the directors or officers between what he, she or they may believe is in the best interests of BOXABL and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals described below. When you consider BOXABL board of directors’ recommendation of these proposals, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder.
These conflicts of interest include, among other things, the interests listed below:
•
Certain of BOXABL’s existing directors and officers are expected to continue to serve in their existing roles as directors and officers of the Combined Company upon the consummation of the Business Combination and receive compensation and benefits from the Combined Company for such service. In addition, the Proposed Charter (as defined below) and the Proposed Bylaws (as defined below) will provide indemnification and advancement of expenses for the Combined Company’s directors and officers to the fullest extent permitted by the TBOC, subject to certain limited exceptions, and the Combined Company will enter into indemnification agreements with each of its directors and officers.

•
Certain of BOXABL’s existing directors and officers will be eligible for continued indemnification and continued coverage under BOXABL’s directors’ and officers’ liability insurance after the consummation of the Business Combination and pursuant to the Merger Agreement.

•
The Proposed Charter provides that, to the fullest extent permitted by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Combined Company or any of its non-employee directors, among other persons, and the Combined Company renounces any expectancy that any of the non-employee directors of the Combined Company, among other persons, will offer any such corporate opportunity of which he or she may become aware to the Combined Company, except, the doctrine of corporate opportunity shall apply with respect to any of the non-employee directors of the Combined Company only with respect to a corporate opportunity that was offered to such person solely and exclusively in his or her capacity as a director of the Combined Company and such opportunity is one the Combined Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Combined Company to pursue, and to the extent such director is permitted to refer that opportunity to the Combined Company without violating another legal obligation. Accordingly, a non-employee director may choose to present any corporate opportunity to other entities and has no obligation to present them to the Combined Company if such director is not prohibited by the Proposed Charter from doing so.

See “BOXABL Stockholder Proposal No. 1: BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” and “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — As a “controlled company” within the meaning of the Nasdaq listing rules after the Closing, the Combined Company will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If the Combined Company elects to rely on some of these exemptions, Combined Company stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements” in this joint proxy statement/prospectus for a further discussion of these considerations.
The Sponsor currently holds 14,029,101shares of FGMC Common Stock. Larry Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of the Sponsor. The investment and voting decisions for FG Merger Investors II LLC are made jointly by the three managers and no one individual has a controlling decision. There are no existing circumstances or arrangements under which Sponsor or its affiliates have transferred or could transfer ownership of securities of FGMC, or that have resulted or could result in the surrender or cancellation of such securities. However, this may change as there is no contractual restriction on the Sponsor or the Sponsor’s beneficial owners’ ability to share, sell or otherwise dispose of part or all of their interests in the Sponsor.
Pro Forma Ownership
The tables below summarize the pro forma ownership of Combined Company Common Stock following the Business Combination assuming three redemption scenarios, each of which are described directly below:
•
No Redemption Scenario:   The “No Redemption Scenario” assumes that no holders of FGMC Public Shares (as defined below) exercise their right to have their FGMC Public Shares redeemed for their pro rata share of the Trust Account.

•
50% Redemption Scenario:   The “50% Redemption Scenario” assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $41,068,444 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share.

•
Maximum Redemption Scenario:   The “Maximum Redemption Scenario” assumes that all 8,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $82,136,888 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario.

The ownership percentages reflected in the tables below are based upon the number of shares of BOXABL Common Stock issued and outstanding as of December 31, 2025, and are subject to the following additional assumptions:
•
the total shares of Combined Company Common Stock to be issued to holders of BOXABL Common Stock will be 246,524,760; assuming all Convertible Securities of BOXABL are also converted into Combined Company Common Stock

•
the total shares of Combined Company preferred shares to be issued to holders of BOXABL preferred stock will be 103,475,240;

•
the beneficial ownership of the Sponsor of 2,000,000 shares FGMC common stock were acquired for an aggregate investment of $25,000 prior to the IPO. Such shares would become worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period, as the Sponsor waived any redemption right with respect to those shares. At the Closing, the Sponsor and affliates would own a total of 2,273,130 shares of Combined Company Common stock. Such shares have an aggregate market value of approximately $23.1 million based on the closing price of FGMC common stock of $10.18 on May 1, 2026, the most recent practicable date prior to the date of the accompanying joint proxy statement/prospectus on which trading data for FGMC common stock was available;

•
the beneficial ownership of the Sponsor of 248,300 private placement units, which were acquired for an aggregate investment of $2,483,000 million at the time of the IPO. Each Private Unit consists of one common share and one Private Unit Right. Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.

Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period;
•
The beneficial ownership of the Sponsor of 1,000,000 $15 Private Warrants which were acquired for an aggregate investment of $100,000 at the time of the IPO. Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period.

If any of these assumptions are not correct, these percentages will be different.
	No Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	68.27%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.65%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.63%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	8,800,000	2.44%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	361,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 8,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	50% Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.03%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.97%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	4,800,000	1.34%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	357,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 4,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	Maximum Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.81%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	29.30%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	800,000	0.23%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	353,125,380	100.0%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents the common shares of Combined Company that will be converted from the FGMC’s Public Right upon Business Combination.

(5)
Consists of 47,500 shares of common stock underlying Underwriter and Advisor Unit. Also includes 4,750 shares of common stock converted from rights underlying the Underwriter and Advisor Units.

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares of Combined Company Common Stock or Combined Company Merger Preferred Stock after the Closing.
Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
FGMC Special Meeting
The FGMC board of directors cordially invites the stockholders of FGMC to attend a special meeting (the “FGMC Special Meeting”) of stockholders of FGMC, on June 9, 2026 at 10:00 a.m. Eastern Time virtually via live webcast at https://www.cstproxy.com/fgmergerii/2026, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. For purposes of attendance at the FGMC Special Meeting, all references in the accompanying joint proxy statement/prospectus to “present in person” or “in person” shall mean virtually present at the FGMC Special Meeting.
At the FGMC Special Meeting, FGMC stockholders will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement (the “Business Combination Proposal”), (ii) a

proposal to convert FGMC from a Nevada corporation to a Texas corporation prior to the consummation of the First Merger and in connection therewith, adopt and approve a plan of conversion (“Plan of Conversion”), certificate of formation (the “Proposed Charter”) and bylaws of the converted Texas corporation (the “Proposed Bylaws”) in the forms attached to the accompanying joint proxy statement/prospectus as Annexes B-1, B-2 and B-3 (collectively, the “Conversion Proposal”), (iii) four separate proposals with respect to certain governance provisions in the Proposed Charter and the Proposed Bylaws of the Combined Company, in the form attached to the accompanying joint proxy statement/prospectus as Annexes B-2 and B-3, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, which will be voted upon on a non-binding advisory basis (collectively, the “Governance Proposals”), (iv) a proposal to elect five directors who, upon consummation of the Business Combination, will be the directors of the Combined Company (the “Director Election Proposal”), (v) a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq, the issuance of Combined Company Common Stock pursuant to the Merger Agreement upon consummation of the First Merger (the “Stock Issuance Proposal”), (vi) a proposal to approve the 2026 Omnibus Incentive Plan (the “Incentive Plan”) attached to the accompanying joint proxy statement/prospectus as Annex D (the “Incentive Plan Proposal”), and (vii) a proposal to approve the adjournment of the FGMC Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more of the proposals at the FGMC Special Meeting (the “FGMC Adjournment Proposal”). The Business Combination Proposal, the Conversion Proposal, the Governance Proposals, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal, and the Adjournment Proposal are sometimes collectively referred to herein as the “FGMC Proposals”.
The Business Combination will be consummated only if the Business Combination Proposal, the Conversion Proposal, the Director Election Proposal, the Stock Issuance Proposal and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) are approved at the FGMC Special Meeting and if the BOXABL Business Combination Proposal is approved at the BOXABL Special Meeting, which is in turn also cross-conditioned on the Condition Precedent Proposals. Unless waived by the parties to the Merger Agreement, each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Governance Proposals are all conditioned on the approval of the Condition Precedent Proposals. The FGMC Adjournment Proposal is not conditioned upon the approval of any other proposal. Each of these proposals is more fully described in the accompanying joint proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety.
As contemplated by the FGMC Charter, a holder of shares of FGMC Common Stock issued as part of the FGMC units in the IPO (such shares, “FGMC Public Shares” and such holder, a “public stockholder”) may request that FGMC redeem all or a portion of such stockholder’s FGMC’s Public Shares for cash if the Business Combination is consummated. Public stockholders may elect to redeem their FGMC Public Shares even if they vote “FOR” the Business Combination Proposal or any other Condition Precedent Proposal. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the FGMC Public Shares that it holds and timely delivers its shares to Continental Stock Transfer & Trust Company (“Continental”), FGMC’s transfer agent, the Combined Company will redeem such FGMC Public Shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (calculated as of two business days prior to the consummation of the Business Combination), including interest earned thereon (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.
If the Business Combination is not consummated, the FGMC Public Shares submitted for redemption will be returned to the respective holder, broker or bank. For illustrative purposes, as of May 1, 2026, the most recent practicable date prior to the date of the accompanying joint proxy statement/prospectus, this would have amounted to approximately $10.36 per issued and outstanding FGMC Public Share. However, the proceeds deposited in the Trust Account could become subject to the claims of FGMC’s creditors, if any, which could have priority over the claims of the FGMC public stockholders, regardless of whether such FGMC public stockholder votes or, if they do vote, irrespective of whether they vote for or against the Business Combination Proposal. If a public stockholder exercises its redemption rights in full, then it will be electing to exchange its FGMC Public Shares for cash and will no longer own FGMC Public Shares if the Business Combination is consummated. See “Special Meeting of Stockholders of FGMC — Redemption Rights” in the accompanying joint proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your FGMC Public Shares for cash.

Notwithstanding the foregoing, a public stockholder of FGMC, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its FGMC Public Shares with respect to more than an aggregate of 15.0% of the FGMC Public Shares. Accordingly, if a public stockholder of FGMC, alone or acting in concert or as a group, seeks to redeem more than 15.0% of the FGMC Public Shares, then any such shares in excess of that 15.0% limit would not be redeemed for cash. Such public stockholder, alone or acting in concert or as a group, will not be restricted in its ability to vote for or against the Business Combination with respect to all of its shares.
FGMC is providing the accompanying joint proxy statement/prospectus and accompanying proxy card to FGMC’s stockholders in connection with the solicitation of proxies to be voted at the FGMC Special Meeting and at any adjournments of the FGMC Special Meeting. Information about the FGMC Special Meeting, the Business Combination and other related business to be considered by FGMC’s stockholders at the FGMC Special Meeting is included in the accompanying joint proxy statement/prospectus. Whether or not you plan to attend the FGMC Special Meeting, you are urged to read the accompanying joint proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 65 of the accompanying joint proxy statement/prospectus.
On August 4, 2025, after careful consideration, the board of directors of FGMC unanimously determined that the Conversion and the Business Combination are advisable and fair to, and in the best interests of, FGMC and its stockholders, and recommended that stockholders vote “FOR” each of the proposals presented at the FGMC Special Meeting. When you consider the recommendation of the board of directors of FGMC, you should keep in mind that FGMC’s directors and officers may have interests in the Business Combination that conflict with your interests as a FGMC stockholder. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination.”
A majority of the issued and outstanding shares of FGMC Common Stock entitled to vote at the FGMC Special Meeting as of the record date for the FGMC Special Meeting must be represented in person or by proxy at the FGMC Special Meeting to constitute a quorum and conduct business at the FGMC Special Meeting.
The Conversion Proposal and the Business Combination Proposal require approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.
The Director Election Proposal requires approval by the affirmative vote of the holders of a plurality of the outstanding shares of common stock entitled to vote and actually cast thereon at the Special Meeting.
The Governance Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the FGMC Adjournment Proposal require approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.
The Initial Stockholders (including the Sponsor pursuant to the Sponsor Support Agreement) have agreed to vote their shares of FGMC Common Stock in favor of the Conversion Proposal, the Business Combination Proposal and the other proposals described in the accompanying joint proxy statement/prospectus. As of the record date, the Initial Stockholders (including the Sponsor) and Ramnarain Jaigobind owned approximately 21.84% of the issued and outstanding shares of FGMC Common Stock. As a result, FGMC would need only 35.93% of the 8,000,000 Public Shares outstanding to be voted in favor of the Conversion Proposal and the Business Combination Proposal in order to have such transactions approved. Accordingly, it is more likely that the necessary FGMC stockholder approvals outlined above will be obtained than if the Sponsor had not entered into the Sponsor Support Agreement.
Your vote is very important.   Whether or not you plan to attend the FGMC Special Meeting, please vote as soon as possible by following the instructions in the accompanying joint proxy statement/prospectus to make sure that your shares are represented at the FGMC Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the FGMC Special Meeting.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the FGMC Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the FGMC Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the FGMC Special Meeting and will not be voted. A failure to vote will have the same effect as a vote against the Conversion Proposal, the Business Combination Proposal the Governance Proposal and the Incentive Plan Proposal but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. If you are a stockholder of record and you attend the FGMC Special Meeting and wish to vote in person, you may revoke your proxy by transmitting a revocation to FGMC or by attending the FGMC Special Meeting and voting in person.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT FGMC REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORMS TO CONTINENTAL, FGMC’S TRANSFER AGENT, AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORM BY EITHER DELIVERING YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORM TO CONTINENTAL, FGMC’S TRANSFER AGENT, OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.
BOXABL Special Meeting
The BOXABL board of directors cordially invites the holders of BOXABL common stock, par value $0.00001 (“BOXABL Common Stock”), to attend a special meeting (the “BOXABL Special Meeting”) of stockholders of BOXABL, on June 9, 2026 at 11 a.m. Pacific Daylight Time virtually via live webcast at boxabl.com/meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. For purposes of attendance at the BOXABL Special Meeting, all references in the accompanying joint proxy statement/prospectus to “present in person” or “in person” shall mean virtually present at the BOXABL Special Meeting.
The holders of record of BOXABL Common Stock (“BOXABL Stockholders”), at the close of business on May 4, 2026 are entitled notice of and to vote and have their votes counted at the BOXABL Special Meeting and any adjournment of the BOXABL Special Meeting. Holders of BOXABL Preferred Stock (“BOXABL Preferred Stockholders”) are entitled to notice of the BOXABL Special Meeting but do not have the right to vote at the BOXABL Special Meeting.
At the BOXABL Special Meeting, BOXABL Stockholders will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement (the “BOXABL Business Combination Proposal”) and (ii) a proposal to approve the adjournment of the BOXABL Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the BOXABL Business Combination Proposal at the BOXABL Special Meeting (the “BOXABL Adjournment Proposal,” and together with the BOXABL Business Combination Proposal, the “BOXABL Stockholder Proposals”). The Business Combination will be consummated only if the BOXABL Business Combination Proposal is approved and the Condition Precedent Proposals are approved by FGMC stockholders. Accordingly, even if the BOXABL Business Combination Proposal is approved, the Business Combination will not be consummated unless all of the Condition Precedent Proposals are approved by FGMC stockholders (unless waived by the parties to the Merger Agreement). The BOXABL Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying joint proxy statement/prospectus. Each of these proposals is more fully described in the accompanying joint proxy statement/prospectus, which each stockholder is encouraged to read carefully and in its entirety.

BOXABL is providing the accompanying joint proxy statement/prospectus and accompanying proxy card to BOXABL Stockholders and BOXABL Preferred Stockholders in connection with the solicitation of proxies to be voted at the BOXABL Special Meeting and at any adjournments of the BOXABL Special Meeting. Information about the BOXABL Special Meeting, the Business Combination and other related business to be considered by BOXABL Stockholders at the BOXABL Special Meeting is included in the accompanying joint proxy statement/prospectus. Whether or not you plan to attend the BOXABL Special Meeting, you are urged to read the accompanying joint proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 65 of the accompanying joint proxy statement/prospectus.
On July 25, 2025, after careful consideration, the BOXABL board of directors unanimously approved the Business Combination and recommended that its stockholders vote “FOR” each of the proposals presented at the BOXABL Special Meeting. When you consider the recommendation of the board of directors of BOXABL, you should keep in mind that BOXABL’s directors and officers may have interests in the Business Combination that conflict with your interests as a stockholder of BOXABL. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination.”
The presence, in person or by proxy, of holders of shares of BOXABL Common Stock constituting at least a majority of the voting power of the corporation as of the record date is necessary to constitute a quorum at the BOXABL Special Meeting.
The BOXABL Business Combination Proposal requires approval by an affirmative vote of the holders of a majority of the voting power of the outstanding shares of BOXABL Common Stock. The BOXABL Adjournment Proposal requires approval by an affirmative vote of the holders of shares of BOXABL Common Stock having a majority of the voting power of BOXABL Common Stock present in person or represented by a proxy at the BOXABL Special Meeting. Pursuant to the BOXABL Support Agreement, certain BOXABL Stockholders agreed to, among other things, vote in favor of and consent to adopting the Merger Agreement and the transactions contemplated thereby. As of the record date for the BOXABL Special Meeting, such BOXABL Stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock. Accordingly, the necessary BOXABL stockholder approvals outlined above will be obtained.
Your vote is very important.   Whether or not you plan to attend the BOXABL Special Meeting, please vote as soon as possible by following the instructions in the accompanying joint proxy statement/prospectus to make sure that your shares are represented at the BOXABL Special Meeting.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the BOXABL Special Meeting. If you fail to return your proxy card and do not attend the BOXABL Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the BOXABL Special Meeting and will not be voted, which will have the same effect as a vote against the BOXABL Stockholder Proposals. If you attend the BOXABL Special Meeting in person and you fail to vote, your shares will be counted for purposes of determining whether a quorum is present and your failure to vote will have the same effect as a vote against the BOXABL Stockholder Proposals. An abstention will be counted towards the quorum and will have the same effect as a vote against the BOXABL Stockholder Proposals. If you are a stockholder of record and you attend the BOXABL Special Meeting and wish to vote in person, you may revoke your proxy by transmitting a revocation to BOXABL or by attending the meeting and voting in person.
On behalf of the FGMC board of directors and the BOXABL board of directors, FGMC and BOXABL would like to thank you for your support and look forward to the successful completion of the Business Combination.
Sincerely,
/s/ Scott D. Wollney Scott D. Wollney Chairman of the Board of Directors of FG Merger II Corp.	/s/ Paolo Tiramani Paolo Tiramani Co-Chief Executive Officer of BOXABL Inc.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.
The accompanying joint proxy statement/prospectus is dated May 12, 2026 and is first being mailed to FGMC’s stockholders and BOXABL’s stockholders on or about May 13, 2026.

FGMC MERGER CORP.
104 S. Walnut Street, Unit 1A
Itasca, Illinois 60143268
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
FGMC MERGER II CORP.
TO BE HELD ON JUNE 9, 2026
TO THE STOCKHOLDERS OF FGMC MERGER II CORP.:
NOTICE IS HEREBY GIVEN that a special meeting (the “FGMC Special Meeting”) of stockholders of FGMC Merger II Corp., a Nevade corporation (“we,” “us,” “our,” the “Company” or “FGMC”), will be held on June 9, 2026, at 10:00 a.m. Eastern Time virtually via live webcast at https://www.cstproxy.com/fgmergerii/2026, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. For purposes of attendance at the FGMC Special Meeting, all references in the accompanying joint proxy statement/prospectus to “present in person” or “in person” shall mean virtually present at the FGMC Special Meeting. FGMC cordially invites you to attend the FGMC Special Meeting, which will be held for the following purposes:
•
FGMC Stockholder Proposal No. 1 — The Business Combination Proposal — a proposal to approve and adopt the Merger Agreement (the “Business Combination Proposal”);

•
FGMC Stockholder Proposal No. 2 — The Conversion Proposal-a proposal to convert from a Nevada corporation to a Texas corporation and to, in connection therewith, adopt and approve the Plan of Conversion, the Proposed Charter and the Proposed Bylaws (the “Conversion Proposal”). A vote in favor of the Conversion Proposal is a vote to authorize and approve the Reincorporation and the Plan of Conversion, which includes adopting the Texas Certificate of Formation and Bylaws, which are attached hereto as Annexes B-2 and B-3, respectively;

•
FGMC Stockholder Proposal No. 3 — The Governance Proposals — on a non-binding advisory basis, the following proposals (collectively, the “Governance Proposals”) with respect to certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions:

•
FGMC Stockholder Proposal No. 3A — Under the Proposed Charter, the Combined Company will be authorized to issue 1,310,000,000 number of shares of capital stock as set forth in the Proposed Charter, consisting of (i) 900,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 275,000,000 shares of Class B common stock, par value $0.0001 per share, (iii) 110,000,000 shares of Merger Preferred stock, par value as $0.0001, and (iv) 25,000,000 shares of preferred stock, par value as $0.0001, as opposed to FGMC being authorized to authorized to issue 104,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $0.0001 per share and (b) 4,000,000 shares of preferred stock, par value $0.001 per share;

•
FGMC Stockholder Proposal No. 3B — Under the Proposed Charter, holders of shares of Combined Company Class A Common Stock will be entitled to cast one vote per share of Combined Company Class A Common Stock, and holders of shares of Combined Company Class B Common Stock will be entitled to cast ten (10) votes per share of Combined Company Class B Common Stock on all matters on which stockholders are generally entitled to vote, as opposed to FGMC Common Stock being entitled to one vote per share of FGMC Common Stock;

•
FGMC Stockholder Proposal No. 3C — Under the Proposed Charter, the board of directors of the Combined Company will be comprised of not less than two (2) and not more than nine (9) directors, with the exact number of directors to be determined from time to time by the board of directors, as opposed to FGMC’s board of directors having the power to fix the number of directors;

•
FGMC Stockholder Proposal No. 3D — Unless the Combined Company consents in writing to the selection of an alternative forum, the Southern District of Texas in the State of Texas shall be the sole and exclusive forum for all actions arising outside of the Securities Act, as opposed to FGMC having the Eighth Judicial District Court of Clark County in the State of Nevada as the sole and exclusive forum;

•
FGMC Stockholder Proposal No. 4 — The Director Election Proposal — to consider and vote upon a proposal to elect five directors who, upon consummation of the Business Combination, will be the directors of the Combined Company (the “Director Election Proposal”);

•
FGMC Stockholder Proposal No. 5 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve, for purposes of complying with the applicable listing rules of Nasdaq, the issuance of Combined Company Common Stock pursuant to the Merger Agreement (the “Stock Issuance Proposal”);

•
FGMC Stockholder Proposal No. 6 — Incentive Plan Proposal — to consider and vote upon a proposal to approve the Incentive Plan (the “Incentive Plan Proposal”); and

•
FGMC Stockholder Proposal No. 7 — The FGMC Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the FGMC Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the FGMC Special Meeting (the “FGMC Adjournment Proposal”).

The Business Combination will be consummated only if the Business Combination Proposal, the Conversion Proposal, the Director Election Proposal, the Stock Issuance Proposal, and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) are approved at the FGMC Special Meeting and if the BOXABL Business Combination Proposal is approved at the BOXABL Special Meeting, which is in turn also cross-conditioned on the Condition Precedent Proposals. Unless waived by the parties to the Merger Agreement, each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Governance Proposals are all conditioned on the approval of the Condition Precedent Proposals. The FGMC Adjournment Proposal is not conditioned upon the approval of any other proposal.
These items of business are described in the accompanying joint proxy statement/prospectus, which FGMC encourages you to read carefully and in its entirety before voting.
Only holders of record of FGMC Common Stock at the close of business on May 1, 2026 are entitled to notice of and to vote and have their votes counted at the FGMC Special Meeting and any adjournment of the FGMC Special Meeting.
The accompanying joint proxy statement/prospectus and accompanying proxy card is being provided to FGMC’s stockholders in connection with the solicitation of proxies to be voted at the FGMC Special Meeting and at any adjournment of the FGMC Special Meeting. Whether or not you plan to attend the FGMC Special Meeting, all of FGMC’s stockholders are urged to read the accompanying joint proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 65 of the accompanying joint proxy statement/prospectus.
On August 4, 2025, after careful consideration, the board of directors of FGMC unanimously determined that the Business Combination is advisable and fair to, and in the best interests of FGMC, and its stockholders, and unanimously recommended that stockholders vote “FOR” each of the proposals presented at the FGMC Special Meeting. When you consider the recommendation of the board of directors of FGMC, you should keep in mind that FGMC’s directors and officers may have interests in the Business Combination that conflict with your interests as a FGMC stockholder. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal-Interests of FGMC’s Directors and Executive Officers in the Business Combination.”
As contemplated by the amended and restated articles of incorporation of FGMC (the “FGMC Charter”), a holder of FGMC Common Stock issued as part of the FGMC units in FGMC’s initial public offering (such shares, “FGMC Public Shares” and such holder, a “public stockholder”) may request that FGMC redeem all or a portion of such stockholder’s FGMC Public Shares for cash if the Business Combination is consummated. If you are a FGMC public stockholder and wish to exercise your right to redeem your FGMC Public Shares, you must:
(i)
if you hold FGMC units, separate the underlying FGMC Public Shares and FGMC Public Rights (as defined below);

(ii)
submit a written request to Continental Stock Transfer & Trust Company (“Continental”), FGMC’s transfer agent, that the Combined Company redeem all or a portion of your FGMC Public Shares for cash;

(iii)
deliver your share certificates (if any) and any other redemption forms to Continental, FGMC’s transfer agent, physically or electronically through The Depository Trust Company, based on the manner in which you hold your FGMC Public Shares; and

(iv)
provide the full name, phone number, address and shares of the beneficial holder to Continental.

Holders must complete the procedures for electing to redeem their FGMC Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on June 5, 2026 (two business days before the FGMC Special Meeting) in order for their shares to be redeemed. Public stockholders may elect to redeem FGMC Public Shares regardless of whether or how they vote in respect of any proposal, including the Business Combination Proposal.
If the Business Combination is not consummated, the FGMC Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the FGMC Public Shares that it holds and timely delivers its shares to Continental, FGMC’s transfer agent, the Combined Company will redeem such FGMC Public Shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account, calculated as of two business days prior to the Business Combination (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable), divided by the number of then outstanding public shares, subject to applicable law. For illustrative purposes, as of May 1, 2026, the most recent practicable date prior to the date of the accompanying joint proxy statement/prospectus, this would have amounted to approximately $10.36 per issued and outstanding FGMC Public Share. However, the proceeds deposited in the Trust Account could become subject to the claims of FGMC creditors, if any, which could have priority over the claims of the FGMC public stockholders, regardless of whether such FGMC public stockholder votes or, if they do vote, irrespective of whether they vote for or against the Business Combination Proposal. See “Risk Factors — Risks Relating to Redemptions — If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by our public stockholders may be less than $10.10 per share.” in the accompanying joint proxy statement/prospectus for more information. If a public stockholder exercises its redemption rights in full, then it will be electing to exchange its FGMC Public Shares for cash and will no longer own FGMC Public Shares if the Business Combination is consummated. See “Special Meeting of Stockholders of FGMC — Redemption Rights” in the accompanying joint proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your FGMC Public Shares for cash.
Notwithstanding the foregoing, a public stockholder of FGMC, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its FGMC Public Shares with respect to more than an aggregate of 15.0% of the FGMC Public Shares. Accordingly, if a public stockholder of FGMC, alone or acting in concert or as a group, seeks to redeem more than 15.0% of the FGMC Public Shares, then any such shares in excess of that 15.0% limit would not be redeemed for cash. Such public stockholder, alone or acting in concert or as a group, will not be restricted in its ability to vote for or against the Business Combination with respect to all of its shares.
FG Merger Investors II LLC, a Nevada limited liability company and our Sponsor (the “Sponsor”), has agreed to, among other things, (i) vote in favor of the proposals presented at the FGMC Special Meeting, (ii) waive its redemption rights in connection with the consummation of the Business Combination with respect to any FGMC Common Stock held by the Sponsor. The Sponsor did not receive any compensation in exchange for its agreement to waive such redemption rights. The shares of FGMC Common Stock held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share redemption price.
The Business Combination is subject to the satisfaction or waiver of certain closing conditions as described in the accompanying joint proxy statement/prospectus, including the approval of the Merger Agreement and the transactions contemplated thereby by the BOXABL stockholders, as described in the accompanying joint proxy statement/prospectus. There can be no assurance that the parties to the Merger Agreement would waive any such condition, to the extent waivable.
FGMC Common Stock, FGMC Public Rights and FGMC units are currently traded on the Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbols “FGMC,” “FGMCR” and “FGMCU,” respectively. FGMC will apply to have the Combined Company common stock listed on Nasdaq under the ticker symbol “BXBL.” It is a condition of the consummation of the Business Combination that FGMC receive confirmation from Nasdaq (or another nationally recognized stock exchange in the United States as may be agreed by FGMC and BOXABL) that the securities have been conditionally approved for listing on such exchange, but there can be no assurance such listing conditions will be met or that FGMC will obtain such confirmation from such exchange. If such listing conditions are not met or if such confirmation is not obtained, the Business Combination will not be consummated as the parties do not intend to waive the applicable condition set forth in the Merger Agreement.
A majority of the issued and outstanding shares of FGMC Common Stock entitled to vote at the FGMC Special Meeting as of the record date for the FGMC Special Meeting must be represented in person or by proxy at the FGMC Special Meeting to constitute a quorum and conduct business at the FGMC Special Meeting.
The Conversion Proposal and the Business Combination Proposal require approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.
The Director Election Proposal requires approval by the affirmative vote of the holders of a plurality of the outstanding shares of common stock entitled to vote and actually cast thereon at the Special Meeting.
The Governance Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the FGMC Adjournment Proposal require approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.
The Initial Stockholders (including the Sponsor pursuant to the Sponsor Support Agreement) and Ramnarain Joseph Jaigobind have agreed to vote their shares of FGMC Common Stock in favor of the Business Combination Proposal and the other proposals described in the accompanying joint proxy statement/prospectus. As of the record date, the Initial Stockholders (including the Sponsor) and Ramnarain Jaigobind owned approximately 21.84% of the issued and outstanding shares of FGMC Common Stock. As a result, FGMC would need only 35.93% of the 8,000,000 Public Shares outstanding to be voted in favor of the Business Combination in order to have such transaction approved. Accordingly, it is more likely that the necessary FGMC stockholder approvals outlined above will be obtained than if the Sponsor had not entered into the Sponsor Support Agreement. Your vote is very important. Whether or not you plan to attend the FGMC Special Meeting, please vote as soon as possible by following the instructions in the accompanying joint proxy statement/prospectus to make sure that your shares are represented at the FGMC Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the FGMC Special Meeting.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the FGMC Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the FGMC Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the FGMC Special Meeting and will not be voted. A failure to vote will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established.
Your attention is directed to the remainder of the accompanying joint proxy statement/prospectus following this notice (including the Annexes and other documents referred to therein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read the accompanying joint proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to therein. If you have any questions or need assistance voting your FGMC Common Stock, please contact FGMC’s proxy solicitor:
Advantage Proxy, Inc.
P.O. Box 10904 Yakima, WA 98909
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com
Thank you for your participation. FGMC looks forward to your continued support.
By Order of the Board of Directors of FG Merger II Corp.
May 12, 2026
/s/ Scott D. Wollney

Scott D. Wollney
Chairman of the Board of Directors of FG Merger II Corp.
TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND IN WRITING THAT FGMC REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORMS TO CONTINENTAL, FGMC’s TRANSFER AGENT, AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORM BY EITHER DELIVERING YOUR SHARE CERTIFICATES (IF ANY) AND ANY OTHER REDEMPTION FORM TO CONTINENTAL, FGMC’s TRANSFER AGENT, OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT WITHDRAWAL AT CUSTODIAN (“DWAC”) SYSTEM. IN ORDER TO EXERCISE YOUR REDEMPTION RIGHT, YOU NEED TO IDENTIFY YOURSELF AS A BENEFICIAL HOLDER AND PROVIDE YOUR LEGAL NAME, PHONE NUMBER AND ADDRESS IN YOUR WRITTEN DEMAND. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO YOU OR YOUR ACCOUNT. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

BOXABL INC.
5345 E. N. Belt Road
North Las Vegas, NV 89115
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF
BOXABL INC.
TO BE HELD ON JUNE 9, 2026
TO THE STOCKHOLDERS OF BOXABL INC.:
NOTICE IS HEREBY GIVEN that a special meeting (the “BOXABL Special Meeting”) of stockholders of BOXABL Inc., a Nevada corporation (“we,” “us,” “our,” or “BOXABL”), will be held on June 9, 2026, at 11 a.m. Pacific Daylight Time virtually via live webcast at boxabl.com/meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. For purposes of attendance at the BOXABL Special Meeting, all references in the accompanying joint proxy statement/prospectus to “present in person” or “in person” shall mean virtually present at the BOXABL Special Meeting. BOXABL cordially invites you to attend the BOXABL Special Meeting, which will be held for the following purposes:
•
BOXABL Stockholder Proposal No. 1 — The BOXABL Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 4, 2025, by and among FG Merger II Corp., a Nevada corporation (“FGMC”), FG Merger Sub II Inc., (“Merger Sub”) and BOXABL, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A (the “Merger Agreement”). The Merger Agreement provides for, among other things, (i) the merger of FG Merger Sub II Inc. with and into BOXABL (the “First Merger”), in accordance with the applicable provisions of the Nevada Act, with BOXABL continuing as the surviving entity (the “First Merger Surviving Company”); and (ii) the merger of the First Merger Surviving Company with and into FGMC in accordance with the applicable provisions of the Nevada Act and the Texas Business Organizations Code, as amended from time to time (the “TBOC”) (the “Second Merger” and, together with the First Merger, the “Business Combination”), with FGMC, which will be a Texas corporation assuming FGMC’s stockholders approve the Conversion Proposal and FGMC converts from Nevada to Texas, continuing as the surviving entity in Texas (the “Second Merger Surviving Company” or “Combined Company”), as more fully described elsewhere in the accompanying joint proxy statement/prospectus (the “BOXABL Business Combination Proposal”). Immediately after the closing of the Business Combination, FGMC will be renamed “BOXABL Inc.” and the “Combined Company” shall refer to the combined company as so renamed; and

•
BOXABL Stockholder Proposal No. 2 — The BOXABL Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the BOXABL Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the BOXABL Business Combination Proposal at the BOXABL Special Meeting (the “BOXABL Adjournment Proposal,” and together with the BOXABL Business Combination Proposal, the “BOXABL Stockholder Proposals”).

The Business Combination will be consummated only if the BOXABL Business Combination Proposal is approved and the Condition Precedent Proposals (as defined in the accompanying joint proxy statement/prospectus) are approved by the FGMC stockholders. Accordingly, even if the BOXABL Business Combination Proposal is approved, the Business Combination will not be consummated unless all of the Condition Precedent Proposals are approved (unless waived by the parties to the Merger Agreement). The BOXABL Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in the accompanying joint proxy statement/prospectus.
These items of business are described in the accompanying joint proxy statement/prospectus, which BOXABL encourages you to read carefully and in its entirety before voting.

The holders of record of BOXABL common stock, par value $0.00001 (the “BOXABL Common Stock”), at the close of business on May 4, 2026 are entitled to notice of and to vote and have their votes counted at the BOXABL Special Meeting and any adjournment of the BOXABL Special Meeting. The holders of record of BOXABL preferred stock, par value $0.00001 (“BOXABL Preferred Stock”) are entitled to notice of the BOXABL Special Meeting but do not have the right to vote at the BOXABL Special Meeting.
The accompanying joint proxy statement/prospectus and accompanying proxy card is being provided to holders of BOXABL Common Stock in connection with the solicitation of proxies to be voted at the BOXABL Special Meeting and at any adjournment of the BOXABL Special Meeting. Whether or not you plan to attend the BOXABL Special Meeting, all of BOXABL’s stockholders are urged to read the accompanying joint proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 65 of the accompanying joint proxy statement/prospectus.
A summary of the dissenter’s rights available to BOXABL common and preferred stockholders with respect to the Business Combination is described in the section entitled “BOXABL Dissenter’s Rights” and NRS 92A.300 through 92A.500, inclusive (the “Nevada Dissenter’s Rights Statutes”), a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex C. Please note that if you wish to exercise dissenter’s rights you must (i) not vote in favor of the BOXABL Business Combination Proposal, (ii) deliver written notice to BOXABL indicating your intent to assert dissenter’s rights and demand payment for your shares prior to the taking of the vote on the BOXABL Business Combination Proposal at the BOXABL Special Meeting, and (iii) otherwise comply with the requirements described in the section entitled “BOXABL Dissenter’s Rights.”
On July 25, 2025, after careful consideration, the BOXABL board of directors approved the Business Combination and recommended that its stockholders vote “FOR” each of the proposals presented at the BOXABL Special Meeting. When you consider the recommendation of the board of directors of BOXABL, you should keep in mind that BOXABL’s directors and officers may have interests in the Business Combination that conflict with your interests as a stockholder of BOXABL. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal-Interests of BOXABL’s Directors and Executive Officers in the Business Combination.”
The presence, in person or by proxy, of holders of shares of BOXABL Common Stock constituting at least a majority of the votes which could be cast by the holders of all outstanding shares of BOXABL Common Stock as of the record date is necessary to constitute a quorum at the BOXABL Special Meeting. The BOXABL Business Combination Proposal requires approval by an affirmative vote of the holders of a majority of the outstanding shares of BOXABL Common Stock. The BOXABL Adjournment Proposal requires approval by an affirmative vote of the holders of shares of BOXABL Common Stock having a majority of the voting power of BOXABL Common Stock present in person or represented by a proxy at the BOXABL Special Meeting.
The Business Combination is subject to the satisfaction or waiver of certain closing conditions, including the approval of the Merger Agreement and the transactions contemplated thereby by the FGMC stockholders, as described in the accompanying joint proxy statement/prospectus. There can be no assurance that the parties to the Merger Agreement would waive any such condition, to the extent waivable.
Pursuant to the BOXABL Support Agreement, certain holders of BOXABL Common Stock agreed to, among other things, vote in favor of and consent to adopting the Merger Agreement and the transactions contemplated thereby. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock. Accordingly, the necessary BOXABL stockholder approvals outlined above will be obtained.
Your vote is very important.   Whether or not you plan to attend the BOXABL Special Meeting, please vote as soon as possible by following the instructions in the accompanying joint proxy statement/prospectus to make sure that your shares are represented at the BOXABL Special Meeting.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the BOXABL Special Meeting. If you fail to return your proxy card and do not attend the BOXABL Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the BOXABL Special Meeting and will not be voted, which will have the same effect as a vote against the BOXABL Stockholder Proposals. If you attend the BOXABL Special Meeting in person and you fail to vote, your shares will be counted for purposes of determining whether a quorum is present and your failure to vote will have the same effect as a vote against the BOXABL Stockholder Proposals. An abstention will be counted towards the quorum and will have the same effect as a vote against the BOXABL Stockholder Proposals. If you are a stockholder of record and you attend the BOXABL Special Meeting and wish to vote in person, you may revoke your proxy by transmitting a revocation to BOXABL or by attending the meeting and voting in person.
Your attention is directed to the remainder of the accompanying joint proxy statement/prospectus following this notice (including the Annexes and other documents referred to therein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read the accompanying joint proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to therein. If you have any questions or need assistance voting your BOXABL common stock, please contact BOXABL Investor Relations by calling (702) 500-9000 or by emailing invest@BOXABL.com.
Thank you for your participation. BOXABL looks forward to your continued support.
By Order of the Board of Directors of BOXABL Inc.
May 7, 2026
/s/ Paolo Tiramani

Paolo Tiramani
Co-Chief Executive Officer of BOXABL Inc.

i

ii

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by FGMC (File No. 333-290357), constitutes a prospectus of FGMC under Section 5 of the Securities Act, with respect to the shares of FGMC Common Stock to be issued if the Business Combination described below is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act with respect to (i) the FGMC Special Meeting at which FGMC stockholders will be asked to consider and vote upon a proposal to approve the Conversion and the Business Combination, among other matters, and (ii) the BOXABL Special Meeting at which BOXABL stockholders will be asked to consider and vote upon a proposal to approve the Business Combination, among other matters. Terms used but not defined herein have the meanings ascribed to them in this joint proxy statement/prospectus.
This joint proxy statement/prospectus incorporates important business and financial information about FGMC and BOXABL from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus through the SEC website at http://www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:
if you are a FGMC stockholder:	if you are a BOXABL stockholder:
FG Merger II Corp. 104 S. Walnut Street, Unit 1A Itasca, Illinois 60143 Attn: Chief Financial Officer (847) 791-6817	BOXABL Inc. 5345 E. N. Belt Road North Las Vegas, NV 89115 Attn: Investor Relations (702) 500-9000 invest@BOXABL.com
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the FGMC Special Meeting, or the BOXABL Special Meeting, as applicable. This means that FGMC stockholders requesting documents must do so by June 2, 2026, in order to receive them before the FGMC Special Meeting, and BOXABL stockholders requesting documents must do so by June 2, 2026, in order to receive them before the BOXABL Special Meeting.
You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated May 12, 2026, and you should assume that the information in this joint proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of the date of such incorporated document. Neither the mailing of this joint proxy statement/prospectus to FGMC stockholders or BOXABL stockholders, nor the issuance by the Combined Company of shares of Combined Company Common Stock pursuant to the Merger Agreement, will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this joint proxy statement/prospectus regarding BOXABL has been provided by BOXABL, and information contained in, or incorporated by reference into, this joint proxy statement/prospectus regarding FGMC has been provided by FGMC.
In addition, if you have questions about the Business Combination or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, contact Advantage Proxy, Inc., the proxy solicitor for FGMC, Attn: Karen Smith, Toll Free Telephone: (877) 870-8565, Main Telephone: (206) 870-8565,

E-mail: ksmith@advantageproxy.com, or BOXABL’s Investor Relations, by calling (702) 500-9000 or by emailing invest@BOXABL.com. You will not be charged for any of these documents that you request.
See the section entitled “Where You Can Find More Information” for further information.

TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this joint proxy statement/prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. FGMC and BOXABL do not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
MARKET, INDUSTRY AND OTHER DATA
Certain industry data and market data included in this joint proxy statement/prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of BOXABL’s management’s estimates presented herein are based upon BOXABL’s management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. All of FGMC’s management’s estimates presented herein are based upon FGMC’s management’s review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. All the industry data, market data and related estimates used in this joint proxy statement/prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although FGMC and BOXABL have no reason to believe that the information from these industry publications and surveys included in this joint proxy statement/prospectus is not reliable, FGMC and BOXABL have not independently verified this information and cannot guarantee its accuracy or completeness. In addition, FGMC and BOXABL believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which BOXABL operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by FGMC and BOXABL.

FREQUENTLY USED TERMS
In this document:
“Administrative Services Agreement” means the administrative services agreement, dated as of January 28, 2025, between FGMC and the Sponsor, whereby the Sponsor has agreed to perform certain services for FGMC for a monthly fee of $15,000.
“Aggregate Common Stock Consideration” means the number of shares of Combined Company Common Stock equal to the portion of $3,500,000,000 allocated to BOXABL Common Stock and the BOXABL convertible securities divided by $10.00.
“Aggregate Preferred Consideration” means the number of shares of Combined Company Merger Preferred Stock equal to the portion of the aggregate merger consideration allocated to BOXABL Preferred Stock divided by $10.00.
“Agreement End Date” means July 31, 2026.
“Applicable Stock Exchange” means The Nasdaq Stock Market, LLC or the New York Stock Exchange.
“BOXABL” means, prior to the Business Combination, BOXABL INC, a Nevada corporation, and after the Business Combination, the Combined Company, a Texas corporation.
“BOXABL Charter” means BOXABL’s Seventh Amended and Restated Articles of Incorporation.
“BOXABL Common Stock” means the Common Stock of BOXABL, par value $0.00001, issued by BOXABL prior to the Business Combination.
“BOXABL Preferred Stock” means each of the Series A, Series A-1, Series A-2, and Series A-3 Preferred Stock of BOXABL, each par value $0.00001, issued by BOXABL prior to the Business Combination.
“BOXABL Special Meeting” means the special meeting of the stockholders of BOXABL, to be held on June 9, 2026, at 11 a.m., Pacific Daylight time, via live webcast at the following address boxabl.com/meeting.
“BOXABL Support Agreement” means that certain support agreement dated August 4, 2025, entered into by FGMC, BOXABL and certain stockholders of BOXABL.
“Business Combination” means the business combination pursuant to the Merger Agreement.
“Closing” means the closing of the Business Combination.
“Code” means the Internal Revenue Code of 1986, as amended.
“Combined Company” means FGMC after the Business Combination.
“Combined Company Class A Common Stock” means the Class A common stock of the Combined Company, with a par value of $0.0001 per share.
“Combined Company Class B Common Stock” means the Class B common stock of the Combined Company, with a par value of $0.0001 per share.
“Combined Company Common Stock” means the Class A Common Stock and the Class B Common Stock of the Combined Company.
“Combined Company Merger Preferred Stock” means the merger consideration preferred stock, with a par value of $0.0001 per share.
“Combined Company Preferred Stock” means the preferred stock of the Combined Company.
“Common Exchange Ratio” means the Aggregate Common Stock Consideration divided by the sum of (x) the number of shares of BOXABL Common Stock outstanding immediately prior to the First Merger Effective Time and (y) the number of shares of BOXABL Common Stock underlying all outstanding securities of BOXABL that are convertible into, exercisable for or exchangeable for shares of BOXABL Common Stock outstanding immediately prior to the First Merger Effective Time.
“Continental” means Continental Stock Transfer & Trust Company.
“Conversion” means the process for reincorporating FGMC from a Nevada corporation to a Texas corporation in accordance with the NRS and TBOC.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FGMC” means FG Merger II Corporation, a Nevada corporation.
“FGMC Charter” means FGMC’s current amended and restated articles of incorporation as filed with the Secretary of State of the State of Nevada on September 20, 2023 and amended and restated on January 28, 2025.
“FGMC Common Stock” or “Common Stock” means the common stock of FGMC, $0.0001 par value per share.
“FGMC IPO” or “IPO” means FGMC’s initial public offering which was consummated on January 30, 2025.
“FGMC Proposals” means the Business Combination Proposal, the Conversion Proposal, the Governance Proposals, the Director Election Proposal, the Stock Issuance Proposal, the Incentive Plan Proposal and the FGMC Adjournment Proposal.
“FGMC Public Shares” means FGMC Common Stock underlying the Units sold in the FGMC IPO and “public stockholders” means the holders of the Public Shares.
“FGMC Special Meeting” means the special meeting of the stockholders of FGMC, to be held on June 9, 2026, at 10:00 a.m., Eastern time, via live webcast at the following address https://www.cstproxy.com/fgmergerii/2026.
“FGMC Unit” or “Unit” means a unit consisting of one share of FGMC Common Stock and one right to receive one-tenth (1/10) of one share of FGMC Common Stock upon the consummation of a business combination.
“First Merger” means the merger of FG Merger Sub II Inc. with and into BOXABL, in accordance with the applicable provisions of the Nevada Act.
“First Merger Effective Time” means the effective time of the First Merger.
“Form S-1” means the Form S-1 (as amended) (SEC File No. 333-275155) registration statement, initially filed by FGMC with the SEC on January 21, 2025 relating to the FGMC IPO.
“Founder Shares” means the outstanding shares of FGMC Common Stock that were purchased prior to the IPO and which are held by the Sponsor, and FGMC’s officers, directors, affiliates and advisors.
“GAAP” means accounting principles generally accepted in the United States of America.
“Initial Stockholders” or “FGMC’s Initial Stockholders” means the holders of the Founder Shares.
“Merger Agreement” means the Business Combination Agreement and Plan of Merger, dated as of August 4, 2025, as it may be amended, supplemented or otherwise modified from time to time, by and among FGMC, Merger Sub and BOXABL.
“Nasdaq” means The Nasdaq Stock Market, LLC.
“NRS” means the Nevada Revised Statutes.
“NYSE” means the New York Stock Exchange.
“Plan of Conversion” means the plan of conversion to be adopted by the FGMC stockholders, pursuant to which FGMC will convert into a Texas corporation, a copy of which is attached hereto as Annex B-1.

“Preferred Exchange Ratio” equals 103,475,240 shares of Combined Company Merger Preferred Stock (valued at a deemed price of $10.00 per share), such that each share of BOXABL Preferred Stock will be exchanged for a fraction of a share of Combined Company Merger Preferred Stock equal to 103,475,240 divided by the number of BOXABL Preferred Stock shares then outstanding.
“Private Placement” means the private placement described in FGMC’s Form S-1.
“Private Unit Right” means the rights underlying the Private Units. Each whole Private Unit Right entitles the holder to receive one-tenth (1/10) of one share of FGMC Common Stock upon the consummation of a business combination.
“Private Units” means the 248,300 private units sold by FGMC at a price of $10.00 per unit, in the Private Placement.
“Proposed Charter” means the proposed articles of incorporation of the Combined Company to be in effect following the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex B-2.
“Public Rights” means the rights underlying the Public Units. Each whole Public Right entitles the holder to receive one-tenth (1/10) of one share of FGMC Common Stock upon the consummation of a business combination.
“Public Shares” means the shares of FGMC Common Stock sold in the IPO.
“redemption” means the right of the holders of FGMC Public Shares to have their shares redeemed in accordance with the procedures set forth in this joint proxy statement/prospectus.
“Reincorporation” means the reincorporation of FGMC from a Nevada corporation to a Texas corporation in accordance with the NRS and TBOC.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” means FG Merger Investors II LLC, a Nevada limited liability company.
“Sponsor Related Parties” means Sponsor, its affiliates, and FGMC’s officers, directors and advisors.
“TBOC” means the Texas Business Organizations Code, as amended from time to time.
“Trust Account” means the Trust Account of FGMC, which holds substantially all of the net proceeds from the FGMC IPO and the sale of the Private Units, together with interest earned thereon.
“$15 Private Warrant” or “Warrant” means the warrants of FGMC each entitling the holder thereof to purchase one share of FGMC Common Stock at an exercise price of $15.00 per share, which warrants were purchased by the Sponsor in connection with the FGMC IPO.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects of FGMC and BOXABL. These statements are based on the beliefs and assumptions of the management of FGMC and BOXABL. Although FGMC and BOXABL believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither FGMC nor BOXABL can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “continues,” “estimates,” “expects,” “may,” “might,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “possible,” “potential,” “predict,” “anticipates,” “intends,” “aims,” “works,” “focuses,” “aspires,” “strives” or “sets out” or similar expressions.
Forward-looking statements are not guarantees of performance, and the absence of these words does not mean that a statement is not forward looking. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this joint proxy statement/prospectus, could affect the future results of FGMC and BOXABL prior to the Business Combination, and the Combined Company following the Business Combination, and could cause those results or other outcomes to differ materially and adversely from those expressed or implied in the forward-looking statements in this joint proxy statement/prospectus. Forward-looking statements in this joint proxy statement/prospectus may include, for example, statements about:
•
the occurrence of any event, change or other circumstances that could result in the failure to consummate the Business Combination;

•
the satisfaction or waiver of the conditions to the Business Combination including, among others: (i) obtaining the approval of the Business Combination and related agreements and transactions by the respective stockholders of FGMC and BOXABL; (ii) effectiveness of the registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part; (iii) receipt of approval for listing on the Nasdaq Stock Market or New York Stock Exchange (the “Applicable Stock Exchange”) of the shares of Combined Company Common Stock to be issued in connection with the Merger; (iv) the performance in all material respects of the respective covenants of FGMC and BOXABL to be performed as of or prior to the Closing; (v) the absence of any injunctions prohibiting the consummation of the Merger and (vi) the representations and warranties of FGMC and BOXABL remaining accurate (to such standards described in the Merger Agreement) as of the effective time of the Merger;

•
the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against FGMC and/or BOXABL following the announcement of the Merger Agreement and/or the transactions contemplated therein, that could give rise to the termination of the Merger Agreement;

•
the ability to meet and maintain the Applicable Stock Exchange’s listing standards following the consummation of the Business Combination, and the potential liquidity and trading of such securities;

•
the risk that the Business Combination disrupts current plans and operations of BOXABL as a result of the announcement and consummation of the Business Combination;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Combined Company to grow and manage growth profitably and retain its key employees;

•
costs related to the Business Combination;

•
BOXABL’s success in retaining or recruiting its officers, key employees or directors following the completion of the Business Combination;

•
BOXABL’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with BOXABL’s business;

•
FGMC’s officers and directors allocating their time to other businesses and potentially having conflicts of interest with FGMC’s business;

•
BOXABL’s ability to achieve and maintain profitability;

•
BOXABL’s ability to successfully monetize projects;

•
BOXABL’s ability to attract and maintain an adequate customer base;

•
BOXABL’s ability to continue to develop and enhance its existing technology;

•
BOXABL’s ability to successfully, or profitably, compete with current and new competitors;

•
any significant disruption in or unauthorized access to BOXABL’s computer systems or those of third parties that BOXABL utilizes in its operations, including those relating to cybersecurity or arising from cyber-attacks;

•
the ability of the Combined Company to raise additional capital, if necessary, following the Closing; and

•
other factors detailed under the section entitled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this joint proxy statement/prospectus are more fully described under the heading “Risk Factors” and elsewhere in this joint proxy statement/prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this joint proxy statement/prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of FGMC and BOXABL prior to the Business Combination, and the Combined Company following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can FGMC or BOXABL assess the impact of all such risk factors on the business of FGMC and BOXABL prior to the Business Combination, and the Combined Company following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially and adversely from those contained in any forward-looking statements. All forward-looking statements attributable to FGMC or BOXABL or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. These statements speak only as of the date hereof, and FGMC and BOXABL prior to the Business Combination, and the Combined Company following the Business Combination, undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of FGMC or BOXABL, as applicable, on the relevant subject. These statements are based upon information available to FGMC or BOXABL, as applicable, as of the date of this joint proxy statement/prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that FGMC or BOXABL, as applicable, has conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

QUESTIONS AND ANSWERS FOR STOCKHOLDERS OF FGMC AND
STOCKHOLDERS OF BOXABL
The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the FGMC Special Meeting and the BOXABL Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to FGMC’s stockholders and BOXABL’s stockholders. Please refer to the more detailed information contained elsewhere in this joint proxy statement/prospectus, including the Annexes and the other documents referred to herein, carefully and in their entirety to fully understand the proposed Business Combination.
Q:
Why am I receiving this joint proxy statement/prospectus?

A.
FGMC stockholders are being asked to consider and vote upon, among other proposals, a proposal to approve the conversion of FGMC from a Nevada corporation into a Texas corporation and to approve the Merger Agreement. The Merger Agreement provides for, among other things, (i) the merger of FG Merger Sub II Inc. with and into BOXABL, in accordance with the applicable provisions of the Nevada Act (the “First Merger”), with BOXABL continuing as the surviving entity (the “First Merger Surviving Company”); and (ii) the merger of the First Merger Surviving Company with and into FGMC in accordance with the applicable provisions of the Nevada Act and the Texas Business Organizations Code, as amended from time to time (the “TBOC”) (the “Second Merger” and, together with the First Merger, the “Business Combination”), in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this joint proxy statement/prospectus. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal” for more detail.

BOXABL stockholders are being asked to consider and vote upon, among other proposals, a proposal to approve and adopt the Merger Agreement. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal” for more detail.
Copies of the Merger Agreement and the Plan of Conversion are attached to this joint proxy statement/prospectus as Annex A and Annex B-1 respectively and you are encouraged to read them in their entirety.
YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO VOTE AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEXES AND THE ACCOMPANYING FINANCIAL STATEMENTS OF FGMC AND BOXABL, CAREFULLY AND IN ITS ENTIRETY.
Q:
What proposals are stockholders of FGMC being asked to vote upon at the FGMC Special Meeting?

A.
At the FGMC Special Meeting, FGMC is asking holders of FGMC Common Stock to consider and vote upon:

•
FGMC Stockholder Proposal No. 1 — The Business Combination Proposal — a proposal to approve and adopt the Merger Agreement (the “Business Combination Proposal”);

•
FGMC Stockholder Proposal No. 2 — The Conversion Proposal — a proposal to convert from a Nevada corporation to a Texas corporation and to, in connection therewith, adopt and approve the Plan of Conversion, the Proposed Charter and the Proposed Bylaws (the “Conversion Proposal”). A vote in favor of the Conversion Proposal is a vote to authorize and approve the Reincorporation and the Plan of Conversion, which includes adopting the Texas Certificate of Formation and Bylaws, which are attached hereto as Annexes B-2 and B-3, respectively;

•
FGMC Stockholder Proposal No. 3 — The Governance Proposals — on a non-binding advisory basis, the following proposals (collectively, the “Governance Proposals”) with respect to certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions:

•
FGMC Stockholder Proposal No. 3A — Under the Proposed Charter, the Combined Company will be authorized to issue 1,310,000,000 number of shares of capital stock as set forth in the Proposed Charter, consisting of (i) 900,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 275,000,000 shares of Class B common stock, par value $0.0001 per share, (iii) 110,000,000 shares of Merger Preferred stock, par value as $0.0001, and (iv) 25,000,000 shares of preferred stock, par value as $0.0001, as opposed to FGMC being authorized to authorized to issue 104,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $0.0001 per share and (b) 4,000,000 shares of preferred stock, par value $0.001 per share;

•
FGMC Stockholder Proposal No. 3B — Under the Proposed Charter, holders of shares of Combined Company Class A Common Stock will be entitled to cast one vote per share of Combined Company Class A Common Stock, and holders of shares of Combined Company Class B Common Stock will be entitled to cast ten (10) votes per share of Combined Company Class B Common Stock on all matters on which stockholders are generally entitled to vote, as opposed to FGMC Common Stock being entitled to one vote per share of FGMC Common Stock;

•
FGMC Stockholder Proposal No. 3C — Under the Proposed Charter, the board of directors of the Combined Company will be comprised of not less than two (2) and not more than nine (9) directors, with the exact number of directors to be determined from time to time by the board of directors, as opposed to FGMC’s board of directors having the power to fix the number of directors;

•
FGMC Stockholder Proposal No. 3D — Unless the Combined Company consents in writing to the selection of an alternative forum, the Southern District of Texas in the State of Texas shall be the sole and exclusive forum for all actions arising outside of the Securities Act, as opposed to FGMC having the Eighth Judicial District Court of Clark County in the State of Nevada as the sole and exclusive forum;

•
FGMC Stockholder Proposal No. 4 — The Director Election Proposal — a proposal to elect five directors who, upon consummation of the Business Combination, will be the directors of the Combined Company (the “Director Election Proposal”);

•
FGMC Stockholder Proposal No. 5 — The Stock Issuance Proposal — a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq, the issuance of shares of Combined Company Common Stock pursuant to the Merger Agreement (the “Stock Issuance Proposal”);

•
FGMC Stockholder Proposal No. 6 — Incentive Plan Proposal — to consider and vote upon a proposal to approve the 2026 Omnibus Incentive Plan (the “Incentive Plan,” and the proposal to approve it, the “Incentive Plan Proposal”); and

•
FGMC Stockholder Proposal No. 7 — The FGMC Adjournment Proposal — a proposal to approve the adjournment of the FGMC Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the FGMC Special Meeting (the “FGMC Adjournment Proposal”).See “FGMC Stockholder Proposal No. 1: The Business Combination Proposal,” “FGMC Stockholder Proposal No. 2: The Conversion Proposal,” “FGMC Stockholder Proposal No. 3: The Governance Proposals,” “FGMC Stockholder Proposal No. 4: The Director Election Proposal,” “FGMC Stockholder Proposal No. 5 The Stock Issuance Proposal,” “FGMC Stockholder Proposal No. 6: The Incentive Plan Proposal,” and “FGMC Stockholder Proposal No. 7: The FGMC Adjournment Proposal.”

FGMC will hold the FGMC Special Meeting to consider and vote upon these proposals. This joint proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the FGMC Special Meeting. Stockholders of FGMC should read it carefully.
On August 4, 2025, after careful consideration, the board of directors of FGMC unanimously determined that the Conversion and Business Combination is advisable and fair to, and in the best interests of,

FGMC and its stockholders, and recommended that stockholders vote “FOR” each of the proposals presented at the FGMC Special Meeting.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Q:
What proposals are stockholders of BOXABL being asked to vote upon at the BOXABL Special Meeting?

A.
At the BOXABL Special Meeting, BOXABL is asking holders of BOXABL Common Stock to consider and vote upon:

•
BOXABL Stockholder Proposal No. 1 — The BOXABL Business Combination Proposal — a proposal to approve and adopt the Merger Agreement (the “BOXABL Business Combination Proposal”); and

•
BOXABL Stockholder Proposal No. 2 — The BOXABL Adjournment Proposal — a proposal to approve the adjournment of the BOXABL Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the BOXABL Business Combination Proposal at the BOXABL Special Meeting (the “BOXABL Adjournment Proposal,” and together with the BOXABL Business Combination Proposal, the “BOXABL Stockholder Proposals”).

See “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal” and “BOXABL Stockholder Proposal No. 2: The BOXABL Adjournment Proposal.”
BOXABL will hold the BOXABL Special Meeting to consider and vote upon these proposals. This joint proxy statement/prospectus contains important information about the Business Combination and the other matters to be acted upon at the BOXABL Special Meeting. Stockholders of BOXABL should read it carefully.
On July 25, 2025, after careful consideration, the BOXABL board of directors approved the Business Combination and recommended that its stockholders vote “FOR” each of the proposals presented at the BOXABL Special Meeting.
The existence of financial and personal interests of one or more of BOXABL’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BOXABL and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, BOXABL’s officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. When you consider the BOXABL board of directors’ recommendation of these proposals, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence BOXABL’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the BOXABL board of directors when it approved the Business Combination. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Q:
Are the FGMC Stockholder Proposals conditioned on one another?

A.
Unless waived by the parties to the Merger Agreement, each of the Business Combination Proposal, the Conversion Proposal, the Director Election Proposal, the Stock Issuance Proposal and the Incentive Plan Proposal (collectively, the “Condition Precedent Proposals”) is cross-conditioned on the approval of each other and the approval of the Business Combination at the BOXABL Special Meeting, which in turn is also cross-conditioned on the Condition Precedent Proposals. The Governance Proposals are all conditioned on the approval of the Condition Precedent Proposals. The FGMC Adjournment Proposal is not conditioned upon the approval of any other proposal.

It is important for you to note that if FGMC’s stockholders do not approve each of the Condition Precedent Proposals, then unless certain conditions in the Merger Agreement are waived by the applicable parties to the Merger Agreement, the Merger Agreement could terminate and the Business Combination may not be consummated. If FGMC does not consummate the Business Combination and fails to complete an initial business combination by January 30, 2027 (or during any extended time FGMC has to consummate its initial business combination beyond that date as a result of a stockholder vote to amend the FGMC Charter (an “Extension Period”)), then FGMC will be required to dissolve and liquidate.
Q:
Are the BOXABL Stockholder Proposals conditioned on any other proposal?

A.
The Business Combination will be consummated only if the BOXABL Business Combination Proposal is approved and the Condition Precedent Proposals are approved by the FGMC stockholders. Accordingly, even if the BOXABL Business Combination Proposal is approved, the Business Combination will not be consummated unless all of the Condition Precedent Proposals are approved (unless waived by the parties to the Merger Agreement). The BOXABL Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this joint proxy statement/prospectus.

Q:
Why is FGMC proposing the Business Combination?

A.
FGMC was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more businesses.

On August 4, 2025, the FGMC board of directors unanimously (i) approved the Conversion and the Merger Agreement and related transaction agreements and the transactions contemplated thereby (including the Conversion and the Business Combination), (ii) determined that the Conversion and the Business Combination is advisable and fair to, and in the best interests of, FGMC and its stockholders, and (iii) recommended that FGMC’s stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Business Combination). In evaluating the Business Combination and making these determinations and this recommendation, the FGMC board of directors consulted with FGMC’s management and advisors and considered a number of factors, which are described in “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — FGMC’s Board of Directors’ Reasons for the Business Combination.”
Although the FGMC board of directors believes that the Business Combination with BOXABL presents a unique business combination opportunity and is in the best interests of FGMC and its stockholders, the FGMC board of directors did consider certain potentially material negative factors in arriving at that conclusion. These factors are discussed in greater detail in the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — FGMC’s Board of Directors’ Reasons for the Business Combination,” as well as in the section entitled “Risk Factors.”
You should be aware that FGMC’s directors and executive officers may have interests in the Business Combination as individuals that are in addition to, and may be different from, the interests of FGMC’s stockholders generally. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination.”
Q:
Why is BOXABL proposing the Business Combination?

A.
On July 25, 2025, the BOXABL board of directors by unanimous vote (i) approved and adopted the Merger Agreement and related transaction agreements and the transactions contemplated thereby (including the Business Combination), (ii) determined that the Business Combination is advisable and fair to, and in the best interests of, BOXABL and its stockholders and (iii) recommended that BOXABL stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Business Combination).

In evaluating the Business Combination, the BOXABL board of directors consulted with BOXABL management, business advisors, stockholders and legal advisors and considered a range of factors and risks. For a description of the BOXABL board of directors’ reasons for approving the Business Combination, including factors and risks considered by the BOXABL board of directors, see the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal —  The BOXABL Board of Directors’ Reasons for the Business Combination.”
You should be aware that BOXABL’s directors and executive officers may have interests in the Business Combination as individuals that are in addition to, and may be different from, the interests of BOXABL’s stockholders generally. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination.”
Q:
Why is FGMC providing stockholders with the opportunity to vote on the Business Combination?

A.
Under the FGMC Charter, FGMC must provide all holders of FGMC Public Shares with the opportunity to have their FGMC Public Shares redeemed upon the consummation of FGMC’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, FGMC has elected to provide its stockholders with the opportunity to have their FGMC Public Shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, FGMC is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their FGMC Public Shares in connection with the Closing. Such approval is also a condition to the Closing under the Merger Agreement.

Q:
Why is BOXABL providing stockholders with the opportunity to vote on the Business Combination?

A.
BOXABL is seeking approval of the Business Combination for purposes of complying with the Nevada Revised Statutes (“NRS”) Chapter 92A. In addition, the approval of the Business Combination by BOXABL stockholders is a condition to the Closing under the Merger Agreement.

Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, vote in favor of and consent to adopting the Merger Agreement and the transactions contemplated thereby. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock. Accordingly, the necessary BOXABL stockholder approvals outlined above will be obtained.
Q:
What will happen in the Business Combination?

A.
The Merger Agreement provides for, among other things, (i) the merger of FG Merger Sub II Inc. with and into BOXABL, in accordance with the applicable provisions of the NRS, with BOXABL continuing as the surviving entity; and (ii) the merger of the First Merger Surviving Company with and into FGMC in accordance with the applicable provisions of the NRS and the TBOC, in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this joint proxy statement/prospectus. In connection with the Business Combination, FGMC will be renamed “BOXABL Inc.” For further details, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Merger Agreement.”
Q:
What will BOXABL stockholders receive in return for FGMC’s acquisition of all of the issued and outstanding equity interests of BOXABL?

A.
At the effective time of the Merger, among other things, the aggregate merger consideration to be received by BOXABL securityholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share.

For further details, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Merger Agreement”
Q:
What equity stake will current FGMC stockholders and BOXABL stockholders hold in the Combined Company immediately after the consummation of the Business Combination?

A.
As of the date of this joint proxy statement/prospectus, there are 10,295,800 shares of FGMC Common Stock (including the shares underlying the FGMC Units, 8,000,000 shares of FGMC Common Stock subject to possible redemption and 2,223,300 shares of FGMC Common Stock held by the Initial Stockholders and Ramnarain Joseph Jaigobind).

Pro Forma Ownership
The tables below summarize the pro forma ownership of Combined Company Common Stock following the Business Combination assuming three redemption scenarios, each of which are described directly below:
•
No Redemption Scenario:   The “No Redemption Scenario” assumes that no holders of FGMC Public Shares (as defined below) exercise their right to have their FGMC Public Shares redeemed for their pro rata share of the Trust Account.

•
50% Redemption Scenario:   The “50% Redemption Scenario” assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $41,068,444 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share.

•
Maximum Redemption Scenario:   The “Maximum Redemption Scenario” assumes that all 8,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $82,136,888 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario.

The ownership percentages reflected in the tables below are based upon the number of shares of BOXABL Common Stock issued and outstanding as of December 31, 2025, and are subject to the following additional assumptions:
•
the total shares of Combined Company Common Stock to be issued to holders of BOXABL Common Stock will be 246,524,760; assuming all Convertible Securities of BOXABL are also converted into Combined Company Common Stock

•
the total shares of Combined Company preferred shares to be issued to holders of BOXABL preferred stock will be 103,475,240;

•
the beneficial ownership of the Sponsor of 2,000,000 shares FGMC common stock were acquired for an aggregate investment of $25,000 prior to the IPO. Such shares would become worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period, as the Sponsor waived any redemption right with respect to those shares. At the Closing, the Sponsor and affliates would own a total of 2,273,130 shares of Combined Company

Common stock. Such shares have an aggregate market value of approximately $23.1 million based on the closing price of FGMC common stock of $10.18 on May 1, 2026, the most recent practicable date prior to the date of the accompanying joint proxy statement/prospectus on which trading data for FGMC common stock was available;
•
the beneficial ownership of the Sponsor of 248,300 private placement units, which were acquired for an aggregate investment of $2,483,000 million at the time of the IPO. Each Private Unit consists of one common share and one Private Unit Right. Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.

Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period;
•
The beneficial ownership of the Sponsor of 1,000,000 $15 Private Warrants which were acquired for an aggregate investment of $100,000 at the time of the IPO. Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period.

If any of these assumptions are not correct, these percentages will be different.
	No Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	68.27%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.65%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.63%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	8,800,000	2.44%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	361,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 8,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	50% Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.03%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.97%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	4,800,000	1.34%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	357,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 4,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	Maximum Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.81%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	29.30%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	800,000	0.23%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	353,125,380	100.0%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents the common shares of Combined Company that will be converted from the FGMC’s Public Right upon Business Combination.

(5)
Consists of 47,500 shares of common stock underlying Underwriter and Advisor Unit. Also includes 4,750 shares of common stock converted from rights underlying the Underwriter and Advisor Units.

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares of Combined Company Common Stock after the Closing.
Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Q:
Will the management of BOXABL change in the Business Combination?

A.
It is anticipated that all of the executive officers of BOXABL will remain with the Combined Company. In addition, Mr. Paolo Tiramani, Mr. Galiano Tiramani, Mr. Morris A. Davis and Mr. Zvi Yemini have each been nominated to serve as directors of the Combined Company immediately upon completion of the Business Combination. See “FGMC Stockholder Proposal No. 4 — The Director Election Proposal” and “Management of the Combined Company Following the Business Combination.”

Q:
If I am a holder of FGMC Public Shares, do I have redemption rights?

A.
If you are a holder of FGMC Public Shares, you have the right to request that FGMC redeem all or a portion of your FGMC Public Shares for cash, provided that you follow the procedures and deadlines described elsewhere in this joint proxy statement/prospectus. FGMC public stockholders may elect to redeem all or a portion of the FGMC Public Shares held by them regardless of if or how they vote in respect of any proposal, including the Business Combination Proposal. If you wish to exercise your redemption rights, please see the answer to the question: “How do I exercise my redemption rights?” below.

Notwithstanding the foregoing, a FGMC public stockholder, together with any affiliate of such FGMC public stockholder or any other person with whom such FGMC public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its FGMC Public Shares with respect to more than an aggregate of 15.0% of the FGMC Public Shares. Accordingly, if a FGMC public stockholder, alone or acting in concert or as a group, seeks to redeem more than 15.0% of the FGMC Public Shares, then any such shares in excess of that 15.0% limit would not be redeemed for cash. Such FGMC public stockholder, alone or acting in concert or as a group, will not be restricted in its ability to vote for or against the Business Combination with respect to all of its shares.
The Sponsor has agreed to waive its redemption rights with respect to all of the FGMC Common Stock held by the Sponsor in connection with the consummation of the Business Combination. Such FGMC Common Stock held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share redemption price. If you are a holder of FGMC Public Shares and you exercise your redemption rights, such redemption will not result in the loss of any FGMC Public Rights that you may hold.
Q:
If I am a holder of FGMC Public Rights, do I have redemption rights?

A.
No. The holders of FGMC Public Rights have no redemption rights with respect to such rights.

Q:
If I am a holder of FGMC Units, do I have redemption rights?

A.
No. The holders of FGMC Units must elect to separate their units into the underlying FGMC Public Shares and FGMC Public Rights prior to exercising their redemption rights with respect to their FGMC Common Stock.

Q:
How do I exercise my redemption rights?

A.
If you are a FGMC public stockholder and wish to exercise your right to redeem your FGMC Public Shares, you must:

(i)
if you hold FGMC Units, separate the underlying FGMC Public Shares and FGMC Public Rights;

(ii)
submit a written request to Continental, FGMC’s transfer agent, that the Combined Company redeem all or a portion of your FGMC Public Shares for cash;

(iii)
deliver your share certificates (if any) and any other redemption forms to Continental, FGMC’s transfer agent, physically or electronically through The Depository Trust Company (“DTC”), based on the manner in which you hold your FGMC Public Shares; and

(iv)
provide the full name, phone number, address and shares of the beneficial holder to Continental.

Holders must complete the procedures for electing to redeem their FGMC Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on June 5, 2026 (two business days before the FGMC Special Meeting) in order for their shares to be redeemed.
The address of Continental, FGMC’s transfer agent, is listed under the question “Who can help answer my questions?” below.
FGMC public stockholders will be entitled to request that their FGMC Public Shares be redeemed at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law. For illustrative purposes, as of May 1, 2026, the most recent practicable date prior to the date of this joint proxy statement/prospectus, this would have amounted to approximately $10.36 per issued and outstanding FGMC Public Share. However, the proceeds deposited in the Trust Account could become subject to the claims of FGMC’s creditors, if any, which could have priority over the claims of the FGMC public stockholders, regardless of whether such FGMC public stockholder votes or, if they do vote, irrespective of if they vote for or against the Business Combination Proposal. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally expected due to such claims. Whether you vote, and if you do vote irrespective of how you vote, on any proposal, including the Business Combination Proposal, will have no impact on the amount you will receive upon exercise of your redemption rights. It is expected that the funds to be distributed to FGMC public stockholders electing to redeem their FGMC Public Shares will be distributed promptly after the consummation of the Business Combination.
Any request for redemption, once made by a holder of FGMC Public Shares, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with FGMC’s consent, until the Closing. If you deliver your share certificates (if any) and any other redemption forms for redemption to Continental, FGMC’s transfer agent, and later decide prior to the FGMC Special Meeting not to elect redemption, you may request that FGMC’s transfer agent return the shares (physically or electronically) to you. You may make such request by contacting Continental, FGMC’s transfer agent, at the address listed under the question “Who can help answer my questions?” below.
Q:
What are the U.S. Federal Income Tax consequences of the Business Combination to U.S. holders of BOXABL Common Stock and BOXABL Preferred Stock?

A:
For material U.S. federal income tax consequences of the Business Combination to holders of BOXABL Common Stock and BOXABL Preferred Stock, see the section entitled “U.S. Federal Income Tax Considerations” of this joint proxy statement/prospectus.

Q:
What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A.
Following the closing of the IPO, an amount equal to $80,800,00 ($10.10 per Unit) was placed in a trust account (the “Trust Account”). As of May 1, 2026, the most recent practicable date prior to the date of this joint proxy statement/prospectus, funds in the Trust Account totaled approximately $82.9 million and were comprised entirely of U.S. government treasury obligations with a maturity of

185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the Trust Account that may be released to FGMC to pay working capital expenses (not to exceed $1,200,000 in the aggregate) and its tax obligations (less up to $100,000 of interest to pay dissolution expenses), the proceeds deposited in the Trust Account will not be released from the Trust Account until the earliest of (a) the completion of an initial business combination (including the Closing), (b) the redemption of any FGMC Public Shares properly submitted in connection with a stockholder vote to amend the FGMC Charter (i) to modify the substance or timing of FGMC’s obligation to provide its public stockholders the right to have their FGMC Public Shares redeemed in connection with FGMC’s initial business combination or to redeem 100.0% of the FGMC Public Shares if FGMC does not complete its initial business combination by January 30, 2027 or during any Extension Period or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of all of the FGMC Public Shares if FGMC is unable to complete its initial business combination by January 30, 2027or during any Extension Period, subject to applicable law.
Upon consummation of the Business Combination, the funds deposited in the Trust Account will be released to pay holders of FGMC Public Shares who properly exercise their redemption rights; to pay transaction fees and expenses associated with the Business Combination; and for working capital and general corporate purposes of the Combined Company following the Business Combination.
Q:
What happens if a substantial number of the public stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A.
FGMC’s public stockholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of FGMC public stockholders are reduced as a result of redemptions by FGMC public stockholders.

As a result of redemptions, the Combined Company may not be able to meet the listing standards of the Nasdaq. Additionally, with fewer funds available from the Trust Account, the capital infusion from the Trust Account into the Combined Company will be reduced and the Combined Company may not be able to achieve its business plan and may require additional financing sooner than currently anticipated.
The table below presents the Trust Account value per share of redeemable FGMC Common Stock to a FGMC public stockholder that elects not to redeem its shares under three redemption scenarios:
	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario
(In thousands, except for per share amounts)
Redemptions ($ in millions)	$0.00	$40.95	$81.9
Redemptions (shares)	0	4,000,000	8,000,000
Trust Account value ($ in millions)	$81.9(1)	$40.95(2)	$0.00(3)
Total shares of redeemable FGMC Common Stock	8,000,000	4,000,000	0
Total Trust Account value per share of redeemable FGMC Common Stock	$10.24	$10.24	$10.24

(1)
Trust Account value in the No Redemption Scenario is calculated as (i) Trust Account value as of May 5, 2026, in the amount of $10.36, (ii) plus actual and expected income on marketable securities held in the Trust Account through the estimated Closing Date in the amount of approximate $2,400,000.

(2)
Trust Account value in the 50% Redemption Scenario is $0.00, assuming that FGMC public stockholders exercise their redemption rights with respect to 4,000,000 FGMC Public Shares outstanding and subject to possible redemption immediately prior to the consummation of the Business Combination at a redemption price of $10.27 per share, or $41.0 million in cash.
(3)
Trust Account value in the Maximum Redemption Scenario is $0.00, assuming that FGMC public stockholders exercise their redemption rights with respect to all of the 8,000,000 FGMC Public Shares outstanding and subject to possible redemption immediately prior to the consummation of the Business Combination at a redemption price of $10.27 per share, or $82.1 million in cash.

Q:
What conditions must be satisfied to complete the Business Combination?

A.
The Business Combination is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the respective stockholders of FGMC and BOXABL, (ii) effectiveness of the Registration Statement of which this joint proxy statement/prospectus forms a part, (iii) receipt of approval for listing on the Applicable Stock Exchange of the shares of Combined Company Common Stock to be issued in connection with the Merger, (iv) the performance in all material respects of the respective covenants of FGMC and BOXABL to be performed as of or prior to the Closing (v) the absence of any injunctions prohibiting the consummation of the Merger and (vi) the representations and warranties of FGMC and BOXABL remaining accurate (to such standards described in the Merger Agreement) as of the effective time of the Merger.

For more information about conditions to the consummation of the Business Combination, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Merger Agreement.”
Q:
When do you expect the Business Combination to be completed?

A.
It is currently expected that the Business Combination will be consummated in the second quarter of 2026. This date depends, among other things, on the approval of the proposals to be put to FGMC stockholders at the FGMC Special Meeting. However, such meeting could be adjourned if the FGMC Adjournment Proposal is adopted by FGMC’s stockholders at the FGMC Special Meeting and FGMC elects to adjourn the FGMC Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the FGMC Special Meeting. For a description of the conditions for the completion of the Business Combination, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Merger Agreement.”

Q:
What happens if the Business Combination is not consummated?

A.
If FGMC is not able to consummate the Business Combination with BOXABL by January 30, 2027 (or during an Extension Period) and is not able to complete another business combination by such date, FGMC will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 (ten) business days thereafter, and subject to having lawfully available funds therefor, redeem 100.0% of the outstanding FGMC Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to FGMC to pay working capital expenses (not to exceed $1,200,000 in the aggregate) and taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then-outstanding FGMC Public Shares, which redemption will completely extinguish the public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of FGMC’s remaining stockholders and board of directors, in accordance with applicable law, dissolve and liquidate, subject in each case to FGMC’s obligations under Nevada law to provide for claims of creditors and other requirements of applicable law.

Q:
Do I have dissenter’s rights in connection with the proposed Business Combination?

A.
BOXABL stockholders are entitled to dissenter’s rights and payment for the fair value of their shares in connection with the Business Combination if they properly preserve and exercise their dissenter’s rights under the provisions of the Nevada Dissenter’s Rights Statutes, a copy of which is attached to this joint proxy statement/prospectus as Annex C. A summary of the dissenter’s rights available to BOXABL stockholders with respect to the Business Combination is described in the section entitled “BOXABL Dissenter’s Rights.” Please note that if you wish to exercise dissenter’s rights you must (i) not vote any of your shares in favor of the BOXABL Business Combination Proposal, (ii) deliver written notice to BOXABL indicating your intent to assert dissenter’s rights and demand payment for your shares prior to the taking of the vote on the BOXABL Business Combination Proposal at the BOXABL Special Meeting, and (iii) otherwise comply with the requirements described in the section entitled “BOXABL Dissenter’s Rights.”

Q:
What do I need to do now?

A.
FGMC and BOXABL urge you to read this joint proxy statement/prospectus, including the Annexes and the documents referred to herein, carefully and in their entirety and to consider how the Business Combination will affect you. You should then vote as soon as possible in accordance with the instructions provided in this joint proxy statement/prospectus and on the enclosed proxy cards.

Q:
How do I vote?

A.
If you are a holder of record of FGMC Common Stock on the record date for the FGMC Special Meeting, you may vote in person at the FGMC Special Meeting or by submitting a proxy for the FGMC Special Meeting. If you are a holder of record of BOXABL Common Stock on the record date for the BOXABL Special Meeting, you may vote in person at the BOXABL Special Meeting or by submitting a proxy for the BOXABL Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage-paid envelope. If you hold your securities in “street name,” which means your securities are held of record by a broker, bank or nominee, you should contact your broker, bank or nominee to ensure that votes related to the securities you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your securities or, if you wish to attend the FGMC Special Meeting and vote in person, obtain a valid proxy from your broker, bank or nominee.

Q:
If my securities are held in “street name,” will my broker, bank or nominee automatically vote my securities for me?

A
No. If your securities are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the securities held for you in what is known as “street name.” If this is the case, this joint proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent, and you may need to obtain a proxy form from the institution that holds your securities and follow the instructions included on that form regarding how to instruct your broker, bank or nominee as to how to vote your securities. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your securities with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your securities; this indication that a broker, bank or nominee is not voting your securities is referred to as a “broker non-vote.” A broker non-vote will be counted towards the quorum requirement and will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. Your bank, broker or other nominee can vote your securities only if you provide instructions on how to vote. You should instruct your broker to vote your securities in accordance with directions you provide.

Q:
What will happen if I abstain from voting or fail to vote at the FGMC Special Meeting?

A.
If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the FGMC Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the FGMC Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the FGMC Special Meeting and will not be voted. A failure to vote will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. If you are a stockholder of record and you attend the FGMC Special Meeting and wish to vote in person, you may revoke your proxy by transmitting a revocation to FGMC or by attending the FGMC Special Meeting and voting in person.

Q:
What will happen if I abstain from voting or fail to vote at the BOXABL Special Meeting?

A.
At the BOXABL Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. An abstention will have the same effect as a vote “AGAINST” the BOXABL Stockholder Proposals. If you attend the BOXABL Special Meeting in person and you fail to vote, your shares will be counted for purposes of determining whether a quorum is present and your failure to vote will have the same effect as a vote “AGAINST” the BOXABL Stockholder Proposals. If you fail to return your proxy card and do not attend the BOXABL Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the BOXABL Special Meeting and will not be voted, which will have the same effect as a vote “AGAINST” the BOXABL Stockholder Proposals so long as a quorum is established.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.
Signed and dated proxies for the FGMC Special Meeting received by FGMC without an indication of how the FGMC stockholder intends to vote on a proposal will be voted “FOR” each proposal presented at the FGMC Special Meeting. The proxyholders may use their discretion to vote on any other matters which properly come before the FGMC Special Meeting.

Signed and dated proxies for the BOXABL Special Meeting received by BOXABL without an indication of how the BOXABL stockholder intends to vote on a proposal will be voted “FOR” each proposal presented at the BOXABL Special Meeting. The proxyholders may use their discretion to vote on any other matters which properly come before the BOXABL Special Meeting.
Q:
When and where will the FGMC Special Meeting be held?

A.
The FGMC Special Meeting will be held on June 9, 2026 at 10:00 a.m. Eastern Time virtually via live webcast at https://www.cstproxy.com/fgmergerii/2026, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Q:
When and where will the BOXABL Special Meeting be held?

A.
The BOXABL Special Meeting will be held on June 9, 2026, at 11 a.m. Pacific Daylight Time virtually via live webcast at boxabl.com/meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Q:
How do I attend the FGMC Special Meeting virtually?

A.
If you are a registered FGMC stockholder, you will receive a proxy card from Continental, FGMC’s transfer agent. The form contains instructions on how to attend the virtual FGMC Special Meeting, including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental, FGMC’s transfer agent, at (917) 262-2373 or proxy@continentalstock.com.
You can pre-register to attend the virtual FGMC Special Meeting starting June 5, 2026 at 9:00 a.m. Eastern Time. Enter the URL address https://www.cstproxy.com/fgmergerii/2026 into your browser, enter your control number, name and email address. At the start of the FGMC Special Meeting you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the FGMC Special Meeting.
FGMC stockholders who hold their investments through a bank, broker or other nominee will need to contact Continental to receive a control number. If you plan to vote at the FGMC Special Meeting, you will need to have a legal proxy from your bank, broker or other nominee, or if you would like to join and not vote, Continental will issue you a guest control number with proof of ownership. In either case, you must contact Continental for specific instructions on how to receive the control number. Continental can be contacted at the number or email address above. Please allow up to 72 hours prior to the FGMC Special Meeting for processing your control number.
Q:
How do I attend the BOXABL Special Meeting virtually?

A.
If you are a registered BOXABL stockholder, you will receive a proxy card from BOXABL. The form contains instructions on how to attend the virtual BOXABL Special Meeting, including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact BOXABL’s Investor Relations at 702-500-9000.

You can pre-register to attend the virtual BOXABL Special Meeting starting June 5, 2026 at 11 a.m. Pacific Daylight Time. Enter the URL address into your browser, boxabl.com/meeting, enter your control number, name and email address. At the start of the BOXABL Special Meeting you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the BOXABL Special Meeting.
Q:
Who is entitled to vote at the FGMC Special Meeting?

A.
FGMC has fixed May 1, 2026 as the record date for the FGMC Special Meeting. If you were a stockholder of FGMC at the close of business on the record date, you are entitled to vote on matters that come before the FGMC Special Meeting. However, a FGMC stockholder may only vote his or her shares if he or she is present in person or is represented by proxy at the FGMC Special Meeting.

Q:
Who is entitled to vote at the BOXABL Special Meeting?

A.
BOXABL has fixed May 4, 2026 as the record date for the BOXABL Special Meeting. If you were a holder of BOXABL Common Stock at the close of business on the record date, you are entitled to vote on matters that come before the BOXABL Special Meeting. However, a holder of BOXABL Common Stock may only vote his or her shares if he or she is present in person or is represented by proxy at the BOXABL Special Meeting.

Q:
How many votes do I have?

A.
FGMC stockholders are entitled to one vote at the FGMC Special Meeting for each FGMC Common Share held of record as of the record date. As of the close of business on the record date for the FGMC Special Meeting, there were 10,295,800 FGMC Common Stock issued and outstanding.

Holders of BOXABL Common Stock are entitled to one vote at the BOXABL Special Meeting for each share of BOXABL Common Stock held of record as of the record date. As of the close of business on the record date for the BOXABL Special Meeting, there were 3,000,000,000 shares of BOXABL Common Stock issued and outstanding. Holders of BOXABL Preferred Stock are not entitled to vote at the BOXABL Special Meeting.

Q:
What constitutes a quorum?

A.
A quorum of FGMC stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the issued and outstanding FGMC Common Stock on the record date, including those shares held as a constituent part of FGMC Units, are represented in person or by proxy at the FGMC Special Meeting. As of the record date for the FGMC Special Meeting, 5,147,901 shares of FGMC Common Stock would be required to achieve a quorum. The Sponsor, who as of the record date for the FGMC Special Meeting owned approximately 11.5% of the issued and outstanding FGMC Common Stock, will count towards this quorum. An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. A broker non-vote will be counted towards the quorum requirement and will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established.

A quorum of BOXABL stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of holders of shares of BOXABL Common Stock constituting at least a majority of the votes which could be cast by the holders of all outstanding shares of BOXABL Common Stock is necessary to constitute a quorum at the BOXABL Special Meeting. As of the record date for the BOXABL Special Meeting, shares of BOXABL Common Stock constituting voting power of at least 1,500,000,001 votes would be required to achieve a quorum. Abstentions and broker non-votes will be counted towards the quorum requirement and will have the same effect as a vote against the Merger Proposal.
Q:
What vote is required to approve each proposal at the FGMC Special Meeting?

A.
The following votes are required for each proposal at the FGMC Special Meeting:

•
The Business Combination Proposal:   The Business Combination Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon

•
The Conversion Proposal:   The Conversion Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.

•
The Governance Proposals:   The Governance Proposals require approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The Director Election Proposal:   The Director Election Proposal requires approval by the affirmative vote of the holders of a plurality of the outstanding shares of common stock entitled to vote and actually cast thereon at the Special Meeting.

•
The Stock Issuance Proposal:   The Stock Issuance Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The Incentive Plan Proposal:   The Incentive Plan Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The FGMC Adjournment Proposal:   The FGMC Adjournment Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

The Initial Stockholders (including the Sponsor, pursuant to the Sponsor Support Agreement) to vote their FGMC Common Stock in favor of the Business Combination Proposal and the other proposals described in this joint proxy statement/prospectus. As of the record date, the Initial Stockholders (including the Sponsor) and Ramnarain Jaigobind owned approximately 21.84% of the issued and outstanding FGMC Common Stock. As a result, FGMC would need only 35.93% of the 8,000,000

Public Shares outstanding to be voted in favor of the Business Combination in order to have such transaction approved. Accordingly, it is more likely that the necessary FGMC stockholder approvals outlined above will be obtained than if the Sponsor had not entered into the Sponsor Support Agreement.
Q:
What vote is required to approve each proposal at the BOXABL Special Meeting?

A.
The following votes are required for each proposal at the BOXABL Special Meeting:

•
The BOXABL Business Combination Proposal:   The BOXABL Business Combination Proposal requires approval by an affirmative vote of the holders of a majority of the outstanding shares of BOXABL Common Stock.

•
The BOXABL Adjournment Proposal:   The BOXABL Adjournment Proposal requires approval by an affirmative vote of the holders of shares of BOXABL Common Stock having a majority of the voting power of BOXABL present in person or represented by a proxy at the BOXABL Special Meeting.

•
Pursuant to the BOXABL Support Agreement, certain BOXABL Stockholders agreed to, among other things, vote in favor of and consent to adopting the Merger Agreement and the transactions contemplated thereby. As of the record date for the BOXABL Special Meeting, such BOXABL Stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock. Accordingly, the necessary BOXABL stockholder approvals outlined above will be obtained.

Q:
What are the recommendations of FGMC’s board of directors?

A.
FGMC’s board of directors believes that the Business Combination Proposal and the other proposals to be presented at the FGMC Special Meeting are advisable and fair to, and in the best interests of, FGMC and its stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Conversion Proposal, “FOR” each of the separate Governance Proposals, “FOR” the Director Election Proposal, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the FGMC Adjournment Proposal.

The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Q:
What interests do FGMC’s current officers, directors, advisors and affiliates have in the Business Combination?

Since the Sponsor, its affiliates, representatives and the FGMC officers, directors and advisors (the “Sponsor Related Parties”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of FGMC Common Stock, a conflict of interest may exist in determining whether the Business Combination with BOXABL is appropriate. Such interests include that the Sponsor Related Parties will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the recommendation of the FGMC Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Sponsor Related Parties have interests in such proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:
•
unless FGMC consummates an initial business combination, the Sponsor and FGMC’s officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the FGMC IPO and private placement not deposited in the Trust Account. As of May 1, 2026, no such reimbursable out-of-pocket expenses have been incurred;

•
the fact that FGMC has entered into a letter agreement with the Sponsor pursuant to which FGMC is required to pay the Sponsor a total of $15,000 per month for per month for office space, administrative and support services, commencing on the consummation of the IPO. Upon the earlier of the consummation of FGMC’s initial business combination and its liquidation, FGMC will cease paying these monthly fees. Accordingly, assuming the consummation of FGMC’s initial business combination takes until January 30, 2027, the Sponsor will be paid a total of approximately $360,000 for these services;

•
Our Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until: (i) with respect to 50% of the Founder Shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of FGMC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the Founder Shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances;

•
based on the difference in the purchase price of $25,000 (or approximately $0.01 per share) that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the FGMC IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the closing of a business combination falls below the price initially paid for the Public Units in the FGMC IPO and the public investors experience a negative rate of return following the closing of a business combination, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus;

•
the fact that Sponsor paid an aggregate of $25,000 (or approximately $0.01 per share) for the 2,000,000 Founders Shares and such securities may have a value of approximately $20.4 million at the time of a business combination (based on a market price of $10.18 per share of FGMC Common Stock on May 1, 2026). Therefore, the Sponsor could make a substantial profit after the initial business combination even if public investors experience substantial losses, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus. Further, the Founder Shares have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 223,000 Private Units, each unit consisting of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination, which Private Units were purchased at a price of $10.00 per unit, or an aggregate value of $2,230,000 and which have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 1,000,000 of FGMC’s $15.00 exercise price warrants (the “$15 Private Warrants”) which the Sponsor purchased at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one share of common stock at $15.00 per share, for an aggregate purchase price of $100,000. Each Private Unit consists of one common share and one right (“Private Unit

Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock. Each $15 Private Warrant entitles the holder to purchase one share of FGMC Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of a business combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, the $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. If FGMC does not complete its initial business combination by January 30, 2027 or during any Extension Period, FGMC’s warrants will expire worthless;
•
the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within 24 months of the completion of the FGMC IPO, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

•
the fact that the Initial Stockholders currently hold an aggregate of 2,223,300 shares of FGMC Common Stock, including shares underlying the 223,300 Private Units. As of May 1, 2026, such shares had an aggregate market value of approximately $22.6 million and the Private Unit Rights had an aggregate market value of approximately $127,000, based on a market price of $10.18 per share of FGMC Common Stock and a market price of $0.57 per Right on May 1, 2026, respectively;

•
the continued indemnification of FGMC’s executive officers and directors and the continuation of FGMC’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

•
the fact that the Sponsor and FGMC’s executive officers and directors have agreed, for no consideration, not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination and such Founder Shares will be worthless if no business combination is effected by FGMC within 24 months of the FGMC IPO; and

•
the fact that Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC and direct its day to day operations. The interests of the members of the sponsor are denominated in four classes of membership interest units: Series A Units, Series B Units, Series C Units and Series D Units. The following table sets forth information regarding the ownership of interests in FG Merger Investors II LLC, our sponsor, by each person known by us to have material direct and indirect interests in the sponsor. There are no other direct and indirect material interests in the sponsor.

	A Units (Representing Interests in the Common Shares)	Series B Units (Representing Interests in the Common Shares)	Series C Units (Representing Interests in the Rights)	Series D Units (Representing Interests in the OTM Warrants)	Approximate Percentage of Interest in the Common Shares Held by Sponsor	Approximate Percentage of Interest in the Rights and OTM Warrants Held by Sponsor
Larry G. Swets, Jr.	6,647(1)	139,906	7,443	333,334	10.45%	33.3%
Hassan R. Baqar	40,000(2)	139,906	7,444	333,333	12.82%	33.3%
D. Kyle Cerminara	—(3)	139,906	7,443	333,333	9.97%	33.3%
FG Nexus Inc.	83,096(4)	—	—	—	6%	—

(1)
Held indirectly through MSLR Holdings, LLC, an entity managed by Larry G. Swets.

(2)
Held indirectly through SF Investors II LLC, an enity managed by Hassan R. Baqar.

(3)
Mssrs. Cerminara, Swets and Baqar are also investors in FG Nexus Inc., (NASDAQ: FGNX), previosuly known as Fundamental Global, Inc. (NASDAQ: FGF), a public company that owns membership interests in the Sponsor. In addition, our directors Scott D. Wollney and Richard E. Govignon are also directors of FG Nexus Inc.
(4)
Common shares of the Company held via the Sponsor.

In light of the foregoing, the Sponsor and FGMC’s directors, executive officers and advisors will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with BOXABL rather than liquidate even if (i) BOXABL is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor, directors, officers and advisors may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and FGMC’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on the Founder Shares and Private Units even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination. See “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — The Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination.”
These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Q:
What are the recommendations of the BOXABL board of directors?

A.
The BOXABL board of directors believes that the BOXABL Business Combination Proposal and the other proposals to be presented at the BOXABL Special Meeting are in the best interests of BOXABL and its stockholders and recommends that its stockholders vote “FOR” the BOXABL Business Combination Proposal and “FOR” the BOXABL Adjournment Proposal.

The existence of financial and personal interests of one or more of BOXABL’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BOXABL, its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that BOXABL stockholders vote for the proposals. In addition, BOXABL’s officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. When you consider the BOXABL board of directors’ recommendation of these proposals, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. These interests may influence BOXABL’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the BOXABL board of directors when it approved the Business Combination. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Q:
What interests do BOXABL’s current officer and directors have in the Business Combination?

A.
BOXABL’s officers and directors have interests that are different from, or in addition to (and which may conflict with), the interests of the other holders of BOXABL Common Stock. The existence of financial and personal interests of BOXABL’s directors and officers may result in a conflict of interest on the part of one or more of the directors or officers between what he, she or they may believe is in the best interests of BOXABL and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals described below. When you consider the BOXABL board of directors’ recommendation of these proposals, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder.
These conflicts of interest include, among other things, the interests listed below:
•
Certain of BOXABL’s existing directors and officers are expected to continue to serve in their existing roles as directors and officers of the Combined Company upon the consummation of the Business Combination and receive compensation and benefits from the Combined Company for such service. In addition, the Proposed Charter and the Proposed Bylaws will provide indemnification and advancement of expenses for the Combined Company’s directors and officers to the fullest extent permitted by the TBOC, subject to certain limited exceptions, and the Combined Company will enter into indemnification agreements with each of its directors and officers.

•
Certain of BOXABL’s existing directors and officers will be eligible for continued indemnification and continued coverage under BOXABL’s directors’ and officers’ liability insurance after the consummation of the Business Combination and pursuant to the Merger Agreement.

•
The Proposed Charter provides that, to the fullest extent permitted by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Combined Company or any of its non-employee directors, among other persons, and the Combined Company renounces any expectancy that any of the non-employee directors of the Combined Company, among other persons, will offer any such corporate opportunity of which he or she may become aware to the Combined Company, except, the doctrine of corporate opportunity shall apply with respect to any of the non-employee directors of the Combined Company only with respect to a corporate opportunity that was offered to such person solely and exclusively in his or her capacity as a director of the Combined Company and such opportunity is one the Combined Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Combined Company to pursue, and to the extent such director is permitted to refer that opportunity to the Combined Company without violating another legal obligation. Accordingly, a non-employee director may choose to present any corporate opportunity to other entities and has no obligation to present them to the Combined Company if such director is not prohibited by the Proposed Charter from doing so.

See “BOXABL Stockholder Proposal No. 1: BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” and “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — As a “controlled company” within the meaning of the Nasdaq listing rules after the Closing, the Combined Company will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If the Combined Company elects to rely on some of these exemptions, Combined Company stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements” in this joint proxy statement/prospectus for a further discussion of these considerations.
Q:
How does the Sponsor intend to vote its shares?

A.
Unlike some other blank check companies in which the initial stockholders agree to vote their shares in accordance with the majority of the votes cast by the FGMC public stockholders in connection with an initial business combination, the Sponsor has agreed to vote all of its FGMC Common Stock in favor of all the proposals being presented at the FGMC Special Meeting. As of the record date for the FGMC Special Meeting, the Sponsor owned approximately 13.63% of the issued and outstanding FGMC Common Stock. Accordingly, it is more likely that the necessary FGMC stockholder approvals outlined above will be obtained than if the Sponsor had not entered into the Sponsor Support Agreement.

At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the existing stockholders of BOXABL or FGMC or FGMC’s or BOXABL’s respective directors, officers, advisors or respective affiliates may (i) purchase FGMC Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, FGMC Public Shares, (ii) execute agreements to purchase such shares from such investors in the future or (iii) enter into transactions with such investors and others to provide them with incentives to acquire FGMC Public Shares, vote their FGMC Public Shares in favor of the Condition Precedent Proposals or not redeem their FGMC Public Shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of FGMC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the existing stockholders of BOXABL or FGMC or FGMC’s or BOXABL’s respective directors, officers, advisors, or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) holders of FGMC Common Stock voting in favor of the FGMC Proposals at the FGMC Special Meeting, (2) otherwise limiting the number of FGMC Public Shares electing to redeem and (3) the conditions to the consummation of the Business Combination being otherwise satisfied. Entering into any such arrangements may have a depressive effect on the FGMC Common Stock (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares or warrants he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the FGMC Special Meeting and would likely increase the chances that such proposals would be approved. FGMC will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the FGMC Special Meeting or the redemption level. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Q:
Did FGMC’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A.
No. FGMC’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. FGMC’s management and directors have substantial experience in evaluating the operating and financial merits of companies and concluded that their experience and backgrounds, together with the experience and expertise of FGMC’s advisors and FGMC’s due diligence investigation of BOXABL, enabled them to make the necessary analyses and determinations regarding the Business Combination.

Q:
What happens if I sell my FGMC Common Stock before the FGMC Special Meeting?

A.
The record date for the FGMC Special Meeting is earlier than the date of the FGMC Special Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your FGMC Public Shares after the applicable record date, but before the FGMC Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at such general meeting but the transferee, and not you, will have the ability to redeem such shares.

Q:
May I change my vote after I have mailed my signed proxy card?

A.
Yes. If you have submitted a proxy to vote your securities and wish to change your vote, you may do so by delivering a later-dated, signed proxy card prior to the date of the FGMC Special Meeting or the BOXABL Special Meeting, as applicable, or by voting virtually at the FGMC Special Meeting or the BOXABL Special Meeting, as applicable. Attendance at the FGMC Special Meeting or the BOXABL Special Meeting alone will not change your vote. FGMC stockholders may revoke their proxy by sending a notice of revocation to FGMC at the address indicated on the accompanying proxy card, which must be received by FGMC prior to the vote at the FGMC Special Meeting. BOXABL stockholders may revoke their proxy by sending a notice of revocation to BOXABL at the address indicated on the accompanying proxy card, Attn: Investor Relations, which must be received by BOXABL prior to the vote at the BOXABL Special Meeting. However, in the case of FGMC stockholders, if your securities are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.
Q:
What happens if I fail to take any action with respect to the FGMC Special Meeting?

A.
If you fail to take any action with respect to the FGMC Special Meeting and the Business Combination is approved by FGMC stockholders and the Business Combination is consummated, you will become a stockholder of the Combined Company. If you fail to take any action with respect to the FGMC Special Meeting and the Business Combination is not approved, you will remain a stockholder of FGMC. However, if you fail to vote with respect to the FGMC Special Meeting, you will nonetheless be able to elect to redeem your FGMC Public Shares in connection with the Business Combination.

Q:
What happens if I fail to take any action with respect to the BOXABL Special Meeting?

A.
If you fail to take any action with respect to the BOXABL Special Meeting and the Business Combination is approved by BOXABL stockholders and the Business Combination is consummated, you will become a stockholder of the Combined Company, unless you properly exercise and perfect your dissenter’s rights. See the section entitled “BOXABL Dissenter’s Rights” of this joint proxy statement/prospectus. If you fail to take any action with respect to the BOXABL Special Meeting and the Business Combination is not approved, you will remain a stockholder of BOXABL.

Q:
What should I do with my share certificates?

A.
FGMC stockholders who exercise their redemption rights must deliver (either physically or electronically) their share certificates to Continental, FGMC’s transfer agent, prior to the FGMC Special Meeting. Holders must complete the procedures for electing to redeem their FGMC Public Shares in the manner described above prior to 5:00 p.m. Eastern Time on June 5, 2026 (two (2) business days before the FGMC Special Meeting) in order for their shares to be redeemed. FGMC public stockholders who do not elect to have their FGMC Public Shares redeemed for the pro rata share of the Trust Account should not submit the certificates relating to their FGMC Public Shares.

Q:
What should I do if I receive more than one set of voting materials?

A.
FGMC stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your securities in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold securities. If you are a holder of record and your securities are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your securities.

BOXABL stockholders may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. If you are a holder of record and your securities are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your securities.
Q:
Who will solicit and pay the cost of soliciting proxies for the FGMC Special Meeting?

A.
FGMC will pay the cost of soliciting proxies for the FGMC Special Meeting. FGMC has engaged Advantage Proxy, Inc. (“Advantage”) to assist in the solicitation of proxies for the FGMC Special Meeting. FGMC has agreed to pay Advantage a fee of $12,500, plus disbursements (to be paid with non-Trust Account funds). FGMC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of FGMC Common Stock for their expenses in forwarding soliciting materials to beneficial owners of shares of FGMC Common Stock, and in obtaining voting instructions from those owners. FGMC’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who will solicit and pay the cost of soliciting proxies for the BOXABL Special Meeting?

A.
BOXABL is soliciting proxies for the BOXABL Special Meeting. This solicitation is being made by mail but also may be made by telephone or in person. BOXABL and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. BOXABL will bear the cost of the solicitation.

Q:
Where can I find the voting results of the FGMC Special Meeting?

A.
The preliminary voting results are expected to be announced at the FGMC Special Meeting. FGMC will publish final voting results of the FGMC Special Meeting in a Current Report on Form 8-K within four (4) business days after the FGMC Special Meeting.

Q:
Where can I find the voting results of the BOXABL Special Meeting?

A.
The preliminary voting results are expected to be announced at the BOXABL Special Meeting. BOXABL will publish final voting results of the BOXABL Special Meeting in a Current Report on Form 8-K within four business days after the BOXABL Special Meeting.

Q:
Who can help answer my questions?

A.
If you are a FGMC stockholder and you have questions about the Business Combination or if you need additional copies of the joint proxy statement/prospectus, any document incorporated by reference in this joint proxy statement/prospectus or the enclosed proxy card, you should contact:

Advantage Proxy, Inc. P.O. Box 10904
Yakima, WA 98909
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com
You also may obtain additional information about FGMC from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of FGMC Public Shares and you intend to seek redemption of your FGMC Public Shares, you will need to deliver your share certificates (if any) and any other redemption forms to Continental, FGMC’s transfer agent, at the address below prior to the FGMC Special Meeting. Holders must complete the procedures for electing to redeem their FGMC Public Shares in the manner described above prior to 5:00 p.m. Eastern Time on June 5, 2026 (two business days before the FGMC Special Meeting) in order for their shares to be redeemed. If you have questions regarding the certification of your position or delivery of your stock, please contact:
Continental Stock Transfer & Trust Company
1 State Street, 30th floor
New York, NY 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to FGMC Public Shares. Notwithstanding the foregoing, a public stockholder of FGMC, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its FGMC Public Shares with respect to more than an aggregate of 15.0% of the FGMC Public Shares without FGMC’s prior consent. Accordingly, all FGMC Public Shares in excess of the 15.0% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

If you are a BOXABL stockholder and you have questions about the Business Combination or if you need additional copies of the joint proxy statement/prospectus, any document incorporated by reference in this joint proxy statement/prospectus or the enclosed proxy card, you should contact:
BOXABL Inc.
5345 E. N. Belt Road
North Las Vegas, NV 89115
Attention: Investor Relations
Email: invest@BOXABL.com
You also may obtain additional information about BOXABL from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the FGMC Special Meeting and the BOXABL Special Meeting, including the Business Combination, you should read this joint proxy statement/prospectus, including the Annexes and other documents referred to herein, carefully and in their entirety. The Merger Agreement is the primary legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. The Merger Agreement is also described in detail in this joint proxy statement/prospectus in the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Merger Agreement.”
Unless otherwise specified, all share calculations assume no exercise of redemption rights by the public stockholders in connection with the Business Combination. The Parties to the Business Combination
FGMC
FGMC is a blank check company incorporated in Nevada on September 20, 2023. FGMC was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “business combination”).
FGMC is an early stage and emerging growth company and, as such, FGMC is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2025, FGMC had not yet commenced any operations, other than its search for a business combination partner. All activity through December 31, 2025 relates to FGMC’s formation and the initial public offering (“IPO”), which is described below and its search for a business combination partner. FGMC will not generate any operating revenues until after the completion of its initial business combination, at the earliest. FGMC will generate nonoperating income in the form of interest income from the proceeds derived from the IPO. FGMC has selected December 31 as its fiscal year end.
The registration statement of FGMC was declared effective on January 28, 2025. On January 30, 2025, FGMC consummated its IPO of 8,000,000 units at $10.00 per unit (the “Units”). Each Unit consists of one share of common stock of FGMC, par value $0.0001 per shares (“Public Shares”) and one right to receive one-tenth common share (“Public Right”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to FGMC of $80,000,000.
Simultaneously with the closing of the IPO, FGMC consummated private placement ( “Private Placement”) in which i) FG Merger Investors II LLC (the “Sponsor”) and Ramnarain Joseph Jaigobind purchased 223,300 and 25,000 private units (the “Private Units”) respectively, at a price of $10.00 per Private Unit, generating total proceeds of $2,483,000 and ii) the Sponsor purchased in aggregate of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one share of common stock at $15.00 per share, for an aggregate purchase price of $100,000.
Each Private Unit consists of one common share and one right (“Private Unit Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.
Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of the initial business combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.
The FGMC Units are listed on the National Association of Securities Dealers Automated Quotations (“Nasdaq”). FGMC management has broad discretion with respect to the specific application of the net proceeds of the IPO and sale of the $15 Private Warrants, and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination. Nasdaq rules provide that the business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the Trust Account). FGMC will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that FGMC will be able to successfully effect a business combination.
Following the closing of the IPO, and amount of $80,800,00 ($10.10 per Unit) from the net proceed of the sale of the Units in the IPO and the sale of Private Placement Securities were placed in a trust account (“Trust Account”) and invested in a money market fund, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account to FGMC’s stockholders, as described below.
FGMC will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. In connection with a proposed business combination, FGMC may seek stockholder approval at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination. In the event that FGMC seeks stockholder approval in connection with a business combination, FGMC will proceed with the business combination only if a majority of the outstanding shares voted are voted in favor of the business combination.
If FGMC seeks stockholder approval of a business combination and it does not conduct redemptions pursuant to the tender offer rules, FGMC’s amended and restated articles of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The holders of Public Shares are entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to FGMC to pay its tax obligations). There will be no redemption rights upon the completion of a business combination with respect to the Company’s rights.
If a stockholder vote is not required and FGMC does not decide to hold a stockholder vote for business or other legal reasons, FGMC will, pursuant to its amended and restated articles of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a business combination.
The Sponsor, officers, directors and advisors (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the IPO in favor of a business combination, (b) not to propose an amendment to FGMC’s amended and restated articles of incorporation with respect to FGMC’s pre-business combination activities prior to the consummation of a business combination unless FGMC provides public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a business combination (or to sell any shares in a tender offer in connection with a business combination if FGMC does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the amended and restated articles of incorporation relating to stockholders’ rights of pre-business combination activity and (d) that the Founder Shares, the Private Units and $15 Private Warrant (including underlying securities) shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if FGMC fails to complete its Business Combination.

FGMC has until 24 months from the closing of the IPO to complete a business combination. If FGMC is unable to complete a business combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the FGMC board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of FGMC, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the FGMC rights, which will expire worthless if FGMC fails to complete its initial business combination within the Combination period.
The Sponsor has agreed that it will be liable to FGMC, if and to the extent any claims by a vendor for services rendered or products sold to FGMC, or a prospective target business with which FGMC has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the FGMC indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. FGMC will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which FGMC does business, execute agreements with FGMC waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Merger Sub
FG Merger Sub II Inc. is a Nevada corporation and a wholly owned subsidiary of FGMC. Merger Sub was formed by FGMC on July 24, 2025 to consummate the Business Combination. Merger Sub does not own any material assets or operate any business.
Merger Sub’s principal executive office is located at c/o p.m. FG Merger II Corp., 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 Its telephone number is 847-791-6817.
BOXABL
BOXABL Inc. is a Nevada corporation originally organized as a Nevada limited liability company on December 2, 2017. The corporation converted from a Nevada limited liability company to a Nevada corporation on June 16, 2020. BOXABL designs, manufactures, and markets foldable, factory-built room modules (“Boxes”) intended to reduce construction cost and time while improving quality, safety, and sustainability. BOXABL’s patented folding technology enables a finished room module — complete with kitchen, bathroom, electrical and plumbing — to collapse to standard highway, rail and container dimensions, eliminating the cost and logistical complexity associated with shipping oversized loads. Once delivered, a Box can typically be installed on-site in one day by a certified installer.
Principal Products and Products in Development
1.
Casita Studio — a 19´ x 19´ (361 sq. ft.) Box, featuring a full-size kitchen, bedroom, bathroom, and living area, that folds to 8.5´ in width for transport. The Casita Studio is sold as a modular dwelling unit installed on a permanent foundation. Retail price is $60,000, excluding land, site work, permits and shipping.

2.
Phase 2 Modular Building System — prototypes of 20´ x 20´, 20´ x 30´ and 20´ x 40´ steel-frame Boxes that fold for transport and can be stacked or connected to create larger single-family, townhouse and low-rise multi-family structures. Initial sales are subject to applicable regulatory approval, will target orders of 50 or more Boxes from developers and other institutional buyers.

3.
Baby Box — a 120 sq. ft. towable RV living space that folds to 78" in width, announced in January 2025.

4.
Casita One Bedroom — Two 19’ x 19’ Boxes that are placed together to equal 722 sq. ft. This configuration consists of a full bathroom, kitchen, living area, bedroom, and closet. This product is currently in the plan approval process.

5.
Casita Two Bedroom — Two 19’ x 19’ Boxes that are placed together to equal 722 sq. ft. This configuration consists of a full bathroom, kitchen, living area, and two bedrooms. This product was approved for sale in California in November 2025.

6.
The Company also introduced Sanctuary, a product currently in research and development. This is a modular housing system with single (55 sq. t.) and double (85 sq. t.) occupancy layouts, designed for rapid deployment for emergency response.

Development Services
BOXABL recently introduced the “Build with BOXABL” program where BOXABL provides land development and installation services. This service is a turnkey solution for customers.
Manufacturing and Capacity
BOXABL operates three (3) leased facilities in North Las Vegas, Nevada — Factory Building 1, Factory Building 2, and Factory Building 3 — which together aggregate approximately 422,000 square feet. As of December 31, 2024, BOXABL had produced 696 Casitas (731 through June 30, 2025) and delivered 270 Boxes, including 156 Boxes to ADS, Inc. under a federal government subcontract.
Regulatory Status
The Casita has been approved under the modular housing regulations of California, Nevada, New Mexico and South Carolina, and may be sold in 12 additional states and certain tribal lands that do not have a statewide modular housing program. BOXABL is pursuing additional state modular approvals, including in Texas, and will seek approvals for one Casita configuration (722 sq. ft.) and the Phase 2 system as market demand warrants.
Distribution and Sales Process
BOXABL’s “Directory” consists of 80 trained and licensed dealers/installers operating across 11 states, guiding customers through permitting, site work, installation, and financing. In addition, to maintain better direct contact with potential customers and to better drive the sales process, BOXABL has begun applying for both manufacturer and dealer licenses in all states that have such requirements for the sale of factory built homes & structures.
Market Opportunity
BOXABL targets three (3) primary markets: (i) Accessory Dwelling Units (ADUs), a $3.3 billion U.S. market projected to reach $10.6 billion by 2030; (ii) U.S. modular construction, projected to grow from $10.5 billion in 2022 to $19.2 billion in 2030; and (iii) Recreational Vehicles, a $35.9 billion U.S. market expected to grow to $53.2 billion by 2030. Management believes BOXABL’s shipping efficiency, factory quality and rapid on-site assembly provide competitive advantages over stick-built, manufactured, traditional modular, panelized and RV alternatives.
Intellectual Property
BOXABL owns a global portfolio of more than 50 issued and pending patents covering structure, transport, and manufacturing systems for foldable building modules, as well as the registered BOXABL trademark. BOXABL acquired all previously licensed IP in June 2023 through its merger with 500 Group Inc.

Recent Developments and Litigation
During 2024, BOXABL recorded a $12.4 million impairment on deposits and customized equipment after a key supplier failed to deliver; related litigation seeking damages and performance is pending. In January 2025, BOXABL implemented a workforce reduction to align production with expected deliveries, reducing headcount from 167 to approximately 119 employees.
Risk Considerations
Key risks include: (i) extended customer sales and permitting cycles; (ii) reliance on timely receipt of state modular approvals; (iii) scaling manufacturing capacity and supply chain; (iv) competition from established stick-built, manufactured and modular builders; and (v) execution risks related to new product lines, factory expansion and regulatory compliance.
BOXABL’s principal executive office is located at 5345 E. N. Belt Road, North Las Vegas, NV 89115. Its telephone number is (702) 500-9000.
FGMC Stockholder Proposals
The following is a summary of the proposals to be put to the FGMC Special Meeting and certain transactions contemplated by the Merger Agreement. Unless waived by the parties to the Merger Agreement, each of the Condition Precedent Proposals is cross conditioned on the approval of each other. The Governance Proposals are all conditioned on the approval of the Condition Precedent Proposals. The FGMC Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this joint proxy statement/prospectus. The transactions contemplated by the Merger Agreement will be consummated only if the Condition Precedent Proposals are approved at the FGMC Special Meeting and if the BOXABL Business Combination Proposal is approved at the BOXABL Special Meeting, which is in turn also cross-conditioned on the Condition Precedent Proposals (unless waived by the parties).
On August 4, 2025, after careful consideration, FGMC’s Board of Directors unanimously determined that the Business Combination is advisable and fair to, and in the best interests of, FGMC and its stockholders, and recommended that FGMC’s stockholders vote “FOR” the proposals presented to FGMC’s stockholders in this joint proxy statement/prospectus. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder of FGMC. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” in this joint proxy statement/prospectus for a further discussion of these considerations.
The Business Combination Proposal
As discussed in this joint proxy statement/prospectus, FGMC is asking its stockholders to approve and adopt the Merger Agreement.
On August 4, 2025, FGMC, BOXABL and FG Merger Sub II Inc., a Nevada corporation and wholly owned subsidiary of FGMC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into BOXABL (the “First Merger”), with BOXABL surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with FGMC continuing as the surviving public company (the “Combined Company”). By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.
At the effective time of the First Merger, each share of BOXABL’s common stock (other than certain excluded shares and any shares held by stockholders who properly exercise and do not lose their dissenter’s rights under applicable Nevada law) will be converted into the right to receive a number of shares of common stock of the Combined Company, as determined by the Common Exchange Ratio. Each share of BOXABL

Preferred Stock outstanding immediately prior to the effective time of the First Merger will be converted into the right to receive shares of Combined Company Merger Preferred Stock as determined by the Preferred Exchange Ratio. Outstanding BOXABL common stock warrants that remain unexpired will be assumed by the First Merger Surviving Company and terminated at the effective time of the First Merger. All other outstanding and unexpired BOXABL convertible securities (such as options and restricted stock units but excluding common stock warrants) will be assumed by the Combined Company and become exercisable or convertible for the Combined Company equity on the same terms, with adjustments as provided in the Merger Agreement. The aggregate merger consideration to be received by BOXABL stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share.
Representations, Warranties, and Covenants
The Merger Agreement contains customary representations and warranties by each of BOXABL, FGMC, and Merger Sub, as well as covenants regarding the conduct of their respective businesses prior to the closing of the transaction, efforts to obtain required approvals, and other matters. The representations and warranties in the Merger Agreement will not survive the closing of the transaction.
Closing Conditions
The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company Common Stock on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.
Termination Provisions
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either BOXABL or FGMC may terminate the agreement by written notice if the closing has not occurred on or before July 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.
Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either BOXABL or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the registration statement of which this joint proxy statement/prospectus forms a part.
For further details, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Merger Agreement.”

The Conversion Proposal
FGMC’s stockholders are also being asked to approve a proposal to reincorporate FGMC from a Nevada corporation to a Texas corporation (the “Reincorporation”), including, specifically, the plan of conversion adopted and recommended by the board of directors of FGMC (the “Plan of Conversion”). If FGMC’s stockholders approve the proposal, FGMC will affect the Reincorporation by converting (the “Conversion”) the corporation as provided in the NRS and TBOC. For the purposes of this proposal, we sometimes refer to the company as “FGMC-NV” prior to the Reincorporation and “FGMC-TX” after the Reincorporation. Reincorporation in Texas will not result in a material change in FGMC’s business, management, assets, liabilities or net worth and will allow FGMC to take advantage of certain provisions of the corporate and tax laws of Texas. FGMC may abandon the Reincorporation in the Board’s discretion at any time prior to the effectiveness of the Reincorporation.
For additional information, see “FGMC Stockholder Proposal No. 2: The Conversion Proposal.”
As part of the Plan of Conversion, FGMC’s stockholders are also being asked to approve the Proposed Charter and the Proposed Bylaws. The Proposed Charter and the Proposed Bylaws were negotiated as part of the Conversion and the Business Combination and in the judgment of the FGMC board of directors, the proposed changes to the FGMC Charter and the Proposed Bylaws are necessary to be reflected in the Proposed Charter and and the Proposed Bylaws advisable to facilitate the Conversion and the Business Combination and the needs of the Combined Company. Unless waived by the parties to the Merger Agreement, approval of the Proposed Charter and the Proposed Bylaws, together with the Plan of Conversion, is a condition to the consummation of the Business Combination and approval of the Proposed Charter and the Proposed Bylaws is cross-conditioned on the approval of the other Condition Precedent Proposals.
A vote in favor of the Conversion Proposal is a vote to authorize and approve the Reincorporation and the Plan of Conversion, which includes adopting the Texas Certificate of Formation and Bylaws, which are attached hereto as Annexes B-2 and B-3, respectively.
For additional information, see “FGMC Stockholder Proposal No. 2: The Conversion Proposal.”
The Governance Proposals
FGMC’s stockholders are also being asked to approve, on a non-binding advisory basis, the following proposals with respect to certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions:
•
FGMC Stockholder Proposal No. 3A — Under the Proposed Charter, the Combined Company will be authorized to issue 1,310,000,000number of shares of capital stock as set forth in the Proposed Charter, consisting of (i) 900,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 275,000,000 shares of Class B common stock, par value $0.0001 per share, (iii) 110,000,000 shares of Merger Preferred stock, par value as $0.0001, and (iv) 25,000,000 shares of preferred stock, par value as $0.0001, as opposed to FGMC being authorized to authorized to issue 104,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $0.0001 per share and (b) 4,000,000 shares of preferred stock, par value $0.001 per share;

•
FGMC Stockholder Proposal No. 3B — Under the Proposed Charter, holders of shares of Combined Company Class A Common Stock will be entitled to cast one vote per share of Combined Company Class A Common Stock, and holders of shares of Combined Company Class B Common Stock will be entitled to cast ten (10) votes per share of Combined Company Class B Common Stock on all matters on which stockholders are generally entitled to vote, as opposed to FGMC Common Stock being entitled to one vote per share of FGMC Common Stock;

•
FGMC Stockholder Proposal No. 3C — Under the Proposed Charter, the board of directors of the Combined Company will be comprised of not less than two (2) and not more than nine (9) directors, with the exact number of directors to be determined from time to time by the board of directors, as opposed to FGMC’s board of directors having the power to fix the number of directors;

FGMC Stockholder Proposal No. 3D — Unless the Combined Company consents in writing to the selection of an alternative forum, the Southern District of Texas in the State of Texas shall be the sole and exclusive forum for all actions arising outside of the Securities Act, as opposed to FGMC having the Eighth Judicial District Court of Clark County in the State of Nevada as the sole and exclusive forum. The Governance Proposals are all conditioned on the approval of the Condition Precedent Proposals (unless waived by the parties). For additional information, see “FGMC Stockholder Proposal No. 3: The Governance Proposals.”
The Director Election Proposal
The FGMC stockholders are also being asked to approve the Director Election Proposal. Upon the consummation of the Business Combination, the board of directors of the Combined Company will consist of five directors. Unless waived by the parties to the Merger Agreement, approval of the Director Election Proposal is a condition to the consummation of the Business Combination and the Director Election Proposal is cross-conditioned on the approval of the other Condition Precedent Proposals. For additional information, see “FGMC Stockholder Proposal No. 4: The Director Election Proposal.”
The Stock Issuance Proposal
FGMC’s stockholders are also being asked to approve the Stock Issuance Proposal. Unless waived by the parties to the Merger Agreement, approval of the Stock Issuance Proposal is a condition to the consummation of the Business Combination and the Stock Issuance Proposal is cross-conditioned on the approval of the other Condition Precedent Proposals.
For additional information, see “FGMC Stockholder Proposal No. 5: The Stock Issuance Proposal.”
The Incentive Plan Proposal
FGMC’s stockholders are also being asked to approve the Incentive Plan Proposal. Unless waived by the parties to the Merger Agreement, approval of the Incentive Plan Proposal is a condition to the consummation of the Business Combination and the Incentive Plan Proposal is cross-conditioned on the approval of the other Condition Precedent Proposals.
For additional information, see “FGMC Stockholder Proposal No. 6: The Incentive Plan Proposal.”
The FGMC Adjournment Proposal
If, based on the tabulated vote, there are not sufficient votes at the time of the FGMC Special Meeting for the approval of one or more proposals at the FGMC Special Meeting, FGMC’s Board of Directors may submit a proposal to adjourn the FGMC Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. In no event will FGMC solicit proxies to adjourn the FGMC Special Meeting or complete the Business Combination beyond the date by which it may properly do so. The FGMC Adjournment Proposal is not conditioned upon the approval of any other proposal.
For additional information, see “FGMC Stockholder Proposal No. 7: The FGMC Adjournment Proposal.”
FGMC’s Board of Directors’ Reasons for the Business Combination
FGMC was organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On August 4, 2025, after careful consideration, FGMC’s board of directors unanimously determined that the Business Combination is advisable and fair to, and in the best interests of, FGMC and its stockholders, and recommended that FGMC’s stockholders vote “FOR” the proposals presented to them in this joint proxy statement/prospectus. In evaluating the Business Combination, the FGMC board of directors consulted with FGMC’s management and considered a number of factors and risks. For a description of the FGMC board of directors’ reasons for approving the Business Combination, including factors and risks considered by the FGMC board of directors, see the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — FGMC’s Board of Directors’ Reasons for the Business Combination.”

BOXABL Stockholder Proposals
The following is a summary of the proposals to be put to the BOXABL Special Meeting and certain transactions contemplated by the Merger Agreement. The Business Combination will be consummated only if the BOXABL Business Combination Proposal is approved and the Condition Precedent Proposals are approved by the FGMC stockholders (unless waived by the parties). Accordingly, even if the BOXABL Business Combination Proposal is approved, the Business Combination will not be consummated unless all of the Condition Precedent Proposals are approved (unless waived by the parties to the Merger Agreement). The BOXABL Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this joint proxy statement/prospectus.
On July 25, 2025, after careful consideration, the BOXABL board of directors approved the Business Combination and recommended that its stockholders vote “FOR” the proposals presented to its stockholders in this joint proxy statement/prospectus. When you consider the BOXABL board of directors’ recommendation of these proposals, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder of BOXABL. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” in this joint proxy statement/prospectus for a further discussion of these considerations.
The BOXABL Business Combination Proposal
BOXABL is asking its stockholders to approve and adopt the Merger Agreement. For more information about the transactions contemplated by the Merger Agreement, see “FGMC Stockholder Proposals — The Business Combination Proposal,” “FGMC Stockholder Proposal No. 1: The Business Combination Proposal” and “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal.”
The BOXABL Adjournment Proposal
If, based on the tabulated vote, there are not sufficient votes at the time of the BOXABL Special Meeting for the approval of the BOXABL Business Combination Proposal, the BOXABL board of directors may submit a proposal to adjourn the BOXABL Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies. In no event will BOXABL solicit proxies to adjourn the BOXABL Special Meeting or complete the Business Combination beyond the date by which it may properly do so.
For additional information, see “BOXABL Stockholder Proposal No. 2: The BOXABL Adjournment Proposal.”
The BOXABL Board of Directors’ Reasons for the Business Combination
On July 25, 2025, the BOXABL board of directors by unanimous vote (i) approved and adopted the Merger Agreement and related transaction agreements and the transactions contemplated thereby (including the Business Combination), (ii) determined that the Business Combination is advisable and fair to, and in the best interests of, BOXABL and its stockholders and (iii) recommended that BOXABL stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Business Combination). After weighing various considerations, including potential benefits of promptly proceeding with the announcement of the proposed Business Combination, and after taking into account the abstaining director’s position, all of the other members of the BOXABL board of directors determined that the Business Combination was in the best interests of BOXABL and its stockholders and approved the Business Combination.
In evaluating the Business Combination, the BOXABL board of directors consulted with BOXABL’s management, business advisors, stockholders and legal advisors and considered a range of factors and risks. For a description of the BOXABL board of directors’ reasons for approving the Business Combination, including factors and risks considered by the BOXABL board of directors, see the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — The BOXABL Board of Directors’ Reasons for the Business Combination.”

Related Agreements
This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement. For additional information, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Related Agreements.”
Sponsor Support Agreement
Concurrently with the execution of the Merger Agreement, FGMC, the Sponsor and BOXABL entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor has agreed to, among other things, (i) to vote in favor of the proposals presented at the FGMC Special Meeting, (ii) not to enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of the Sponsor Support Agreement, and (iii) directly or indirectly, not to sell, assign, transfer, gift, pledge, dispose of, or otherwise encumber any of its Founder Shares or otherwise agree to do any of the foregoing.
For additional information, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Related Agreements — Sponsor Support Agreement.”
BOXABL Support Agreement
Concurrently with the execution of the Merger Agreement, FGMC, BOXABL and certain stockholders of BOXABL entered into the BOXABL Support Agreement. Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, at any meeting of the stockholders of BOXABL and in any action by written consent of the stockholders of BOXABL, with respect to the outstanding shares of BOXABL capital stock held by them, vote in favor of and consent to adopting the Merger Agreement and all other documents and transactions contemplated thereby, subject to the terms and conditions of the BOXABL Support Agreement. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock.
For additional information, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Related Agreements — BOXABL Support Agreement.”
For additional information, see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Related Agreements — Registration Rights Agreement.”
Lock-Up Agreements
At the closing of the Business Combination, BOXABL and FGMC will enter into lock-up agreements with certain BOXABL stockholders (the “Company Lock-Up Agreements”) and with the Sponsor (the “Sponsor Lock-Up Agreement”), restricting the transfer of certain shares for specified periods following the closing.
Ownership Following the Business Combination
As of the date of this joint proxy statement/prospectus, there are 10,295,800 shares of FGMC Common Stock (including the shares underlying the FGMC Units, 8,000,000 shares of FGMC Common Stock subject to possible redemption and 2,223,300 shares of FGMC Common Stock held by the Initial Stockholders and Ramnarain Joseph Jaigobind).
Pro Forma Ownership
The tables below summarize the pro forma ownership of Combined Company Common Stock following the Business Combination assuming three redemption scenarios, each of which are described directly below:

•
No Redemption Scenario:   The “No Redemption Scenario” assumes that no holders of FGMC Public Shares (as defined below) exercise their right to have their FGMC Public Shares redeemed for their pro rata share of the Trust Account.

•
50% Redemption Scenario:   The “50% Redemption Scenario” assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $41,068,444 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share.

•
Maximum Redemption Scenario:   The “Maximum Redemption Scenario” assumes that all 8,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $82,136,888 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario.

The ownership percentages reflected in the tables below are based upon the number of shares of BOXABL Common Stock issued and outstanding as of December 31, 2025, and are subject to the following additional assumptions:
•
the total shares of Combined Company Common Stock to be issued to holders of BOXABL Common Stock will be 246,524,760; assuming all Convertible Securities of BOXABL are also converted into Combined Company Common Stock

•
the total shares of Combined Company preferred shares to be issued to holders of BOXABL preferred stock will be 103,475,240;

•
the beneficial ownership of the Sponsor of 2,000,000 shares FGMC common stock were acquired for an aggregate investment of $25,000 prior to the IPO. Such shares would become worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period, as the Sponsor waived any redemption right with respect to those shares. At the Closing, the Sponsor and affliates would own a total of 2,273,130 shares of Combined Company Common stock. Such shares have an aggregate market value of approximately $23.1 million based on the closing price of FGMC common stock of $10.18 on July 31, 2026, the most recent practicable date prior to the date of the accompanying joint proxy statement/prospectus on which trading data for FGMC common stock was available;

•
the beneficial ownership of the Sponsor of 248,300 private placement units, which were acquired for an aggregate investment of $2,483,000 million at the time of the IPO. Each Private Unit consists of one common share and one Private Unit Right. Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.

Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period;
•
The beneficial ownership of the Sponsor of 1,000,000 $15 Private Warrants which were acquired for an aggregate investment of $100,000 at the time of the IPO. Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period.

If any of these assumptions are not correct, these percentages will be different.
	No Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	68.27%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.65%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.63%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	8,800,000	2.44%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	361,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 8,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	50% Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.03%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.97%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	4,800,000	1.34%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	357,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 4,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	Maximum Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.81%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	29.30%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	800,000	0.23%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	353,125,380	100.0%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents the common shares of Combined Company that will be converted from the FGMC’s Public Right upon Business Combination.

(5)
Consists of 47,500 shares of common stock underlying Underwriter and Advisor Unit. Also includes 4,750 shares of common stock converted from rights underlying the Underwriter and Advisor Units.

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares of Combined Company Common Stock after the Closing.
Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Dilution
The following table presents the net tangible book value per share, as adjusted, at both scenarios assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself):
	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario
Offering Price of the Securities in the Initial Registered offering price per share	$10	$10	$10
Net tangible book value, as adjusted(1)	77,462,667	36,394,223	(4,674,221)
As adjusted Shares(2)	$11,125,380	7,125,380	3,125,380
Net tangible book value per share, as adjusted, as of December 31, 2025	$6.96	5.11	(1.50)
Dilution per share to FGMC public stockholders	$3.04	4.89	11.50

(1)
See table below for reconciliation of net tangible book value, as adjusted.

(2)
See table below for reconciliation of as adjusted shares.

The following table illustrates the net tangible book value, as adjusted, to FGMC’s shareholders and increase in net tangible book value to FGMC’s shareholders, excluding the effects of the Business Combination transaction itself.
	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario
Net tangible book value per share, as adjusted, as of December 31, 2025	$6.96	$5.11	$(1.50)
Numerator adjustments
FGMC’s net tangible book value as of December 31, 2025	389,529	389,529	389,529
Transaction expenses to be incurred by FGMC	(5,063,750)	(5,063,750)	(5,063,750)
Reclassification of shares subject to redemption to equity	82,136,888	41,068,444	—
As adjusted net tangible book value	77,462,667	36,394,223	(4,674,221)
Denominator adjustments
FGMC Public shareholders	8,000,000	4,000,000	—
FGMC shares underlying FGMC’s Public right	800,000	800,000	800,000
FGMC founder shares	2,000,000	2,000,000	2,000,000
FGMC Share underlying private untis	248,300	248,300	248,300
FGMC share underlying private units rights	24,830	24,830	24,830
FGMC shares underlying underwriter and advisor units	47,500	47,500	47,500
FGMC shares underlying the underwriter and advisor right,underlying the underwriter and advisor units	4,750	4,750	4,750
As adjusted FGMC shares outstanding	11,125,380	7,125,380	3,125,380
The following table illustrates what the valuation of the Combined Company would need to equal in order for the non-redeeming stockholders’ interest per share to be at least the $10.00 IPO price per share under each scenario below
	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario
Shares of Combined Company Common Stock held by BOXABL shareholders(1)	246,524,760	246,524,760	246,524,760
Shares of Combined Company Preferred Stock held by BOXABL shareholders(2)	103,475,240	103,475,240	103,475,240
Shares of Combined Company Common Stock held by FGMC public shareholders(3)	8,800,000	4,800,000	800,000
Shares of Combined Company Common Stock held by Sponsor and affiliates(4)	2,273,130	2,273,130	2,273,130
Shares of Combined Company Common Stock held by Underwriter and Advisor(5)	52,250	52,250	52,250
Total Combined Company Stock outstanding upon closing of the Business Combination	361,125,380	357,125,380	353,125,380
FGMC IPO price	$10	$10	$10
Value of Combined Company upon Closing of the Business Combination	$3,611,253,800	$3,571,253,800	$3,531,253,800

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Consist of 103,475,240 preferred shares of Combined Company received by BOXABL shareholder.

(3)
Represents the FGMC’s Public Shares and Public Shares underlying the Public Right

(4)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

The “No Redemption Scenario” presented above assumes that no holders of FGMC Public Shares exercise their right to have their FGMC Public Shares redeemed for their pro rata share of the Trust Account. The “50% Redemption Scenario” presented above assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $41.0 million out of the Trust Account based on an assumed redemption price of $10.27 per share. The “Maximum Redemption Scenario” presented above assumes that all 8,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $82.1 million out of the Trust Account based on an assumed redemption price of $10.27 per share. FGMC cannot predict how many of the public stockholders will exercise their right to have their Public Shares redeemed for cash. As a result, the redemption amount and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented in the tables above.
Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Compensation Received by the Sponsor and its Affiliates
The Sponsor is a Nevada limited liability company formed to invest in FGMC. Although the Sponsor is permitted to undertake any activities permitted under applicable law, the Sponsor’s business is focused on investing in FGMC. The Sponsor is owned by FGMC’s management team, and certain other investors. Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of the Sponsor. The investment and voting decisions for the Sponsor are made jointly by the three managers and no one individual has a controlling decision. FGMC’s management team, together with their affiliates, collectively own approximately 32% of the membership interests in the Sponsor.
On October 6, 2023, the Sponsor paid $25,000 in exchange for 2,156,250 Founder Shares, or approximately $0.012 per share. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 founder shares to members of the Company’s management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares. On August 21, 2024, we issued a dividend of approximately 0.07 Founder Shares for every issued and outstanding Founder Share, or an aggregate of 143,750 Founder Shares (the “Dividend Shares”), resulting in our Initial Stockholders holding an aggregate of 2,300,000 Founder Shares.
On August 21, 2024, our directors, officers and senior advisors transferred 31,000 Dividend Shares to the Sponsor. On August 21, 2024, the Sponsor transferred an aggregate of 150,000 founder shares to officers of FGMC, resulting in the Sponsor holding 1,685,000 founder shares.
On January 27, 2025, the Sponsor, our directors, officers and senior advisors transferred an aggregate of 200,000 Founder Shares to Fundamental Global Inc., resulting in the Sponsor holding 1,540,000 Founder Shares and our directors, officers and senior advisors holding 560,000 Founder Shares in aggregate.
In addition, on January 28, 2025, our Sponsor transferred an aggregate of 75,000 founder shares to Ramnarain Joseph Jaigobind, the Chief Executive Officer of ThinkEquity, the representative of the underwriters in our IPO, resulting in our Sponsor holding 1,465,000 Founder Shares. Prior to the initial investment in the company of $25,000 by the Sponsor, FGMC had no assets, tangible or intangible. On

February 5, 2025, the underwriters elected to terminate their over-allotment option to purchase 1,200,000 IPO Units resulting in Sponsor to forfeit 285,390 Founder Shares and Ramnarain Joseph Jaigobind to forfeit 14,610 shares.
The following table sets forth a summary of the compensation received or to be received by the Sponsor and its affiliates from FGMC in connection with the Business Combination or any related financing transaction and the securities issued by FGMC to the Sponsor, its affiliates and promoters and the price paid or to be paid for such securities in connection with the Business Combination or any related financing transaction:
Entity/Individual	Amount of Compensation Received or Securities Issued	Consideration Paid or to be Paid
Sponsor	Commencing on the closing of the IPO and until completion of FGMC’s initial business combination or liquidation, FGMC is required to pay the Sponsor $15,000 per month for office space and administrative and support services. The Sponsor will not be paid for any unpaid amounts in the event an initial business combination is not consummated. Accordingly, assuming the consummation of FGMC’s initial business combination takes until January 30, 2027, the Sponsor will be paid a total of approximately $360,000 for these services;	Delivery by the Sponsor of office space and administrative and support services.

Repayment by FGMC of the outstanding balance under the Sponsor’s promissory notes to cover expenses related to the IPO.
On October 6, 2023, FGMC issued a promissory note to the Sponsor, pursuant to which FGMC may borrow up to an aggregate principal amount of $150,000. FGMC drew $125,000 under the promissory note. On April 1, 2025, FGMC paid off the entire $125,000 balance. As of December 31, 2025, 2025, there was no balance outstanding under this promissory note.
On January 30, 2025, FGMC issued an unsecured promissory note of $417,000 to the Sponsor. This promissory note bears interest at the rate of 12% per year and will mature on January 30, 2026. On March 5, 2025, FGMC paid $257,000 in principal and $4,935 in interest. On April 1, 2025, FGMC paid $160,000 in principal and $1,736 in interest. As of December 31, 2025, there was no outstanding balance under this promissory note.
Expenses related to the IPO.
	At the Closing, the Sponsor would own a total of 2,273,130 shares of Combined Company Common Stock. Such shares have an aggregate market value of approximately $22.9 million based on the closing price of FGMC Common Stock of $10.18 on	The Sponsor paid $25,000 (or approximately $0.01 per share) for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the FGMC IPO.

Entity/Individual	Amount of Compensation Received or Securities Issued	Consideration Paid or to be Paid
May 1, 2026, the most recent practicable date prior to the date of this joint proxy statement/prospectus on which trading data for FGMC Common Stock was available.
	At the Closing, the Sponsor and its affiliates will be reimbursed for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination on behalf of FGMC. FGMC currently estimates that the total amount payable for transaction expenses of FGMC to the Sponsor is approximately $0.00.	Delivery of services by the Sponsor and its affiliates in connection with identifying, investigating and completing an initial business combination.
The FGMC Special Meeting
Date, Time and Place of the FGMC Special Meeting
The FGMC Special Meeting is to be held on June 9, 2026, at 10:00 a.m., Eastern Time virtually via live webcast at https://www.cstproxy.com/fgmergerii/2026, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Only stockholders who hold FGMC Common Stock at the close of business on the record date will be entitled to notice of or vote at the FGMC Special Meeting.
Voting Power; Record Date for the FGMC Special Meeting
FGMC stockholders will be entitled to vote or direct votes to be cast at the FGMC Special Meeting if they owned FGMC Common Stock at the close of business on May 1, 2026, which is the “record date” for the FGMC Special Meeting. Stockholders will have one vote for each FGMC Common Share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the record date, there were 10,295,800 shares of FGMC Common Stock issued and outstanding.
Quorum and Vote for the FGMC Special Meeting
A quorum of FGMC stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the issued and outstanding FGMC Common Stock on the record date, including those shares held as a constituent part of FGMC Units, are represented in person or by proxy at the FGMC Special Meeting. As of the record date for the FGMC Special Meeting, 5,147,901 shares of FGMC Common Stock would be required to achieve a quorum. The Sponsor, who as of the record date for the FGMC Special Meeting owned approximately 13.63% of the issued and outstanding FGMC Common Stock will count towards this quorum. An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. A broker non-vote will be counted towards the quorum requirement and will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established.
The proposals presented at the FGMC Special Meeting require the following votes:
•
The Business Combination Proposal:   The Business Combination Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.

•
The Conversion Proposal:   The Conversion Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.

•
The Governance Proposals:   The Governance Proposals require approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The Director Election Proposal:   The Director Election Proposal requires approval by the affirmative vote of the holders of a plurality of the outstanding shares of common stock entitled to vote and actually cast thereon at the Special Meeting.

•
The Stock Issuance Proposal:   The Stock Issuance Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The Incentive Plan Proposal:   The Incentive Plan Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The FGMC Adjournment Proposal:   The FGMC Adjournment Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

The Initial Stockholders (including the Sponsor pursuant to the Sponsor Support Agreement) have agreed to vote their shares of FGMC Common Stock in favor of the Business Combination Proposal and the other proposals described in this joint proxy statement/prospectus. As a result, FGMC would need only 35.93% of the 8,000,000 Public Shares outstanding to be voted in favor of the Business Combination in order to have such transaction approved. Accordingly, it is more likely that the necessary FGMC stockholder approvals outlined below will be obtained than if the Sponsor had not entered into the Sponsor Support Agreement.
If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the FGMC Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the FGMC Special Meeting and will not be voted. A failure to vote will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. A broker non-vote will be counted towards the quorum requirement and will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established.
The BOXABL Special Meeting
Date, Time and Place of the BOXABL Special Meeting
The BOXABL Special Meeting is to be held on June 9, 2026, at 11 a.m. Pacific Daylight Time virtually via live webcast at boxabl.com/meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Only stockholders who hold BOXABL Common Stock at the close of business on the record date will be entitled to notice of or vote at the BOXABL Special Meeting.
Voting Power; Record Date for the BOXABL Special Meeting
BOXABL stockholders will be entitled to vote or direct votes to be cast at the BOXABL Special Meeting if they owned BOXABL Common Stock at the close of business on May 4, 2026, which is the “record date” for the BOXABL Special Meeting. In respect to the BOXABL Stockholder Proposals, each holder of BOXABL Common Stock is entitled to one vote for each such share owned at the close of business on the record date. As of the close of business on the record date for the BOXABL Special Meeting, there were 3,000,000,000 shares of BOXABL Common Stock.

Quorum and Vote for the BOXABL Special Meeting
A quorum of BOXABL stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of holders of shares of BOXABL Common Stock constituting at least a majority of the votes which could be cast by the holders of all outstanding shares of BOXABL Common Stock is necessary to constitute a quorum at the BOXABL Special Meeting. As of the record date for the BOXABL Special Meeting, shares of BOXABL Common Stock constituting voting power of at least 1,500,000,001 votes would be required to achieve a quorum. Abstentions will be considered present for the purposes of establishing a quorum.
The proposals presented at the BOXABL Special Meeting require the following votes:
•
BOXABL Business Combination Proposal:   The BOXABL Business Combination Proposal requires approval by an affirmative vote of the holders of a majority of the outstanding shares of BOXABL Common Stock.

•
BOXABL Adjournment Proposal:   The BOXABL Adjournment Proposal requires approval by an affirmative vote of the holders of shares of BOXABL Common Stock having a majority of the voting power of BOXABL present in person or represented by a proxy at the BOXABL Special Meeting.

Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, vote in favor of and consent to adopting the Merger Agreement and the transactions contemplated thereby. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock. Accordingly, the necessary BOXABL stockholder approvals outlined above will be obtained.
An abstention will be counted towards the quorum and will have the same effect as a vote “AGAINST” the BOXABL Stockholder Proposals. If you attend the BOXABL Special Meeting in person and you fail to vote, your shares will be counted for purposes of determining whether a quorum is present and your failure to vote will have the same effect as a vote “AGAINST” the BOXABL Stockholder Proposals. If you fail to return your proxy card and do not attend the BOXABL Special Meeting in person, the effect will be, among other things, that your shares will not be counted for purposes of determining whether a quorum is present at the BOXABL Special Meeting and will not be voted, which will have the same effect as a vote “AGAINST” the BOXABL Stockholder Proposals so long as a quorum is established.
Redemption Rights
As contemplated by the FGMC Charter, a public stockholder may request that FGMC redeem all or a portion of such stockholder’s FGMC Public Shares for cash if the Business Combination is consummated. If you are a FGMC public stockholder and wish to exercise your right to redeem your FGMC Public Shares, you must:
(i)
if you hold FGMC Units, separate the underlying FGMC Public Shares and FGMC Public Rights;

(ii)
submit a written request to Continental, FGMC’s transfer agent, that the Combined Company redeem all or a portion of your FGMC Public Shares for cash;

(iii)
deliver your share certificates (if any) and any other redemption forms to Continental, FGMC’s transfer agent, physically or electronically through DTC, based on the manner in which you hold your FGMC Public Shares; and

(iv)
provide the full name, phone number, address and shares of the beneficial holder to Continental.

Holders must complete the procedures for electing to redeem their FGMC Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on June 5, 2026, (two (2) business days before the FGMC Special Meeting) in order for their shares to be redeemed. Public stockholders may elect to redeem FGMC Public Shares regardless of whether or how they vote in respect of any proposal, including the Business Combination Proposal.

If the Business Combination is not consummated, the FGMC Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the FGMC Public Shares that it holds and timely delivers its shares to Continental, FGMC’s transfer agent, the Combined Company will redeem such FGMC Public Shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable, divided by the number of then outstanding public shares, subject to applicable law. For illustrative purposes, as of May 1, 2026, the most recent practicable date prior to the date of this joint proxy statement/prospectus, this would have amounted to approximately $10.36 per issued and outstanding FGMC Public Share. However, the proceeds deposited in the Trust Account could become subject to the claims of FGMC’s creditors, if any, which could have priority over the claims of the FGMC public stockholders, regardless of whether such FGMC public stockholder votes or, if they do vote, irrespective of whether they vote for or against the Business Combination Proposal. If a public stockholder exercises its redemption rights in full, then it will be electing to exchange its FGMC Public Shares for cash and will no longer own FGMC Public Shares if the Business Combination is consummated. See “Special Meeting of Stockholders of FGMC —  Redemption Rights” in this joint proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your FGMC Public Shares for cash.
Notwithstanding the foregoing, a public stockholder of FGMC, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its FGMC Public Shares with respect to more than an aggregate of 15.0% of the FGMC Public Shares. Accordingly, if a public stockholder of FGMC, alone or acting in concert or as a group, seeks to redeem more than 15.0% of the FGMC Public Shares, then any such shares in excess of that 15.0% limit would not be redeemed for cash. Such public stockholder, alone or acting in concert or as a group, will not be restricted in their ability to vote for or against the Business Combination with respect to all of its shares.
The Sponsor has agreed to, among other things, waive its redemption rights in connection with the consummation of the Business Combination with respect to any FGMC Common Stock held by the Sponsor. The Sponsor did not receive any compensation in exchange for its agreement to waive such redemption rights. Such FGMC Common Stock held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share redemption price. Accordingly, as of the date of this joint proxy statement/prospectus, only 8,000,000 shares of FGMC Common Stock are available for redemption.
Dissenter’s Rights
BOXABL stockholders are entitled to dissenter’s rights and payment for the fair value of their shares in connection with the Business Combination if they properly preserve and exercise their dissenter’s rights under the provisions of the Nevada Dissenter’s Rights Statutes, a copy of which is attached to this joint proxy statement/prospectus as Annex C. A summary of the dissenter’s rights available to BOXABL stockholders with respect to the Business Combination is described in the section entitled “BOXABL Dissenter’s Rights.”
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. FGMC has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies. BOXABL is soliciting proxies for the BOXABL Special Meeting.
If a FGMC stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the FGMC Special Meeting. A FGMC stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Stockholders of FGMC — Revoking Your Proxy.”
If a BOXABL stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the BOXABL Special Meeting. A BOXABL stockholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting of Stockholders of BOXABL — Revoking Your Proxy.”

Interests of FGMC’s Sponsor, Directors, Executive Officers and Advisors in the Business Combination
Since the Sponsor, its affiliates, representatives and the FGMC officers, directors and advisors (the “Sponsor Related Parties”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of FGMC Common Stock, a conflict of interest may exist in determining whether the Business Combination with BOXABL is appropriate. Such interests include that the Sponsor Related Parties will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the recommendation of the FGMC Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Sponsor Related Parties have interests in such proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:
•
unless FGMC consummates an initial business combination, the Sponsor and FGMC’s officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the FGMC IPO and private placement not deposited in the Trust Account. As of May 1, 2026, no such reimbursable out-of-pocket expenses have been incurred;

•
the fact that FGMC has entered into a letter agreement with the Sponsor pursuant to which FGMC is required to pay the Sponsor a total of $15,000 per month for per month for office space, administrative and support services, commencing on the consummation of the IPO. Upon the earlier of the consummation of FGMC’s initial business combination and its liquidation, FGMC will cease paying these monthly fees. Accordingly, assuming the consummation of FGMC’s initial business combination takes until January 30, 2027, the Sponsor will be paid a total of approximately $360,000 for these services;

•
Our Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until: (i) with respect to 50% of the Founder Shares, the earlier of (x) twelve (12) months after the date of the consummation of an initial business combination or (y) the date on which the closing price of FGMC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the Founder Shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances;

•
based on the difference in the purchase price of $25,000 (or approximately $0.01 per share) that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the FGMC IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the closing of a business combination falls below the price initially paid for the Public Units in the FGMC IPO and the public investors experience a negative rate of return following the closing of a business combination, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus;

•
the fact that Sponsor paid an aggregate of $25,000 (or approximately $0.01 per share) for the 2,000,000 Founders Shares and such securities may have a value of approximately $20.4 million at the time of a business combination (based on a market price of $10.18 per share of FGMC Common Stock on May 1, 2026). Therefore, the Sponsor could make a substantial profit after the initial business combination even if public investors experience substantial losses, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus. Further, the Founder Shares have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 223,000 Private Units, each unit consisting of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination, which Private Units were purchased at a price of $10.00 per unit, or an aggregate value of $2,230,000 and which have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 1,000,000 of FGMC’s $15.00 exercise price warrants (the “$15 Private Warrants”) which the Sponsor purchased at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one share of common stock at $15.00 per share, for an aggregate purchase price of $100,000. Each Private Unit consists of one common share and one right (“Private Unit Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock. Each $15 Private Warrant entitles the holder to purchase one share of FGMC Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of the Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, the $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. If FGMC does not complete its initial business combination by January 30, 2027, or during any Extension Period, FGMC’s warrants will expire worthless;

•
the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within 24 months of the completion of the FGMC IPO, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

•
the fact that the Initial Stockholders currently hold an aggregate of 2,223,300 shares of FGMC Common Stock, including shares underlying the 223,300 Private Units. As of May 1, 2026, such shares had an aggregate market value of approximately $22.6 million and the Private Unit Rights had an aggregate market value of approximately $127,000, based on a market price of $10.18 per share of FGMC Common Stock and a market price of $0.57 per Right on May 1, 2026, respectively;

•
the continued indemnification of FGMC’s executive officers and directors and the continuation of FGMC’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

•
the fact that the Sponsor and FGMC’s executive officers and directors have agreed, for no consideration, not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination and such Founder Shares will be worthless if no business combination is effected by FGMC within 24 months of the FGMC IPO; and

•
the fact that Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC and direct its day-to-day operations. The interests of the members of the sponsor are denominated in four classes of membership interest units: Series A Units, Series B Units, Series C Units and Series D Units. The following table sets forth information regarding the ownership of interests in FG Merger Investors II, LLC, our sponsor, by each person known by us to have material direct and indirect interests in the sponsor. There are no other direct and indirect material interests in the sponsor.

	A Units (Representing Interests in the Common Shares)	Series B Units (Representing Interests in the Common Shares)	Series C Units (Representing Interests in the Rights)	Series D Units (Representing Interests in the OTM Warrants)	Approximate Percentage of Interest in the Common Shares Held by Sponsor	Approximate Percentage of Interest in the Rights and OTM Warrants Held by Sponsor
Larry G. Swets, Jr.	6,647(1)	139,906	7,443	333,334	10.45%	33.3%
Hassan R. Baqar	40,000(2)	139,906	7,444	333,333	12.82%	33.3%
D. Kyle Cerminara	—(3)	139,906	7,443	333,333	9.97%	33.3%
FG Nexus Inc.	83,096(4)	—	—	—	6%	—

(1)
Held indirectly through MSLR Holdings, LLC, an entity managed by Larry G. Swets.

(2)
Held indirectly through SF Investors II LLC, an enity managed by Hassan R. Baqar.

(3)
Mssrs. Cerminara, Swets and Baqar are also investors in FG Nexus Inc., (NASDAQ: FGNX), previosuly known as Fundamental Global, Inc. (NASDAQ: FGF), a public company that owns membership interests in the Sponsor. In addition, our directors Scott D. Wollney and Richard E. Govignon are also directors of FG Nexus Inc.

(4)
Common shares of the Company held via the Sponsor.

In light of the foregoing, the Sponsor and FGMC’s directors, executive officers and advisors will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with BOXABL rather than liquidate even if (i) BOXABL is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor, directors, officers and advisors may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and FGMC’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on the Founder Shares and Private Units even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination. See “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — The Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination.”
These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Recommendation of the FGMC Board of Directors to FGMC Stockholders
FGMC’s board of directors believes that the Conversion Proposal and Business Combination Proposal and the other proposals to be presented at the FGMC Special Meeting are advisable and fair to, and in the best interests of, FGMC and its stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Conversion Proposal, “FOR” each of the separate Governance Proposals, “FOR” the Director Election Proposal, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Plan Proposal and “FOR” the FGMC Adjournment Proposal.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

FGMC’s board of directors has unanimously approved each of the FGMC Stockholder Proposals.
FGMC’s board of directors unanimously recommends that FGMC stockholders:
•
Vote “FOR” the Business Combination Proposal;

•
Vote “FOR” the Conversion Proposal (including the Proposed Charter and the Proposed Bylaws);

•
Vote “FOR” the Governance Proposals;

•
Vote “FOR” the Director Election Proposal;

•
Vote “FOR” the Stock Issuance Proposal;

•
Vote “FOR” the Incentive Plan Proposal; and

•
Vote “FOR” the FGMC Adjournment Proposal.

Interests of BOXABL’s Directors and Executive Officers in the Business Combination
Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of BOXABL.
When you consider the recommendation of the BOXABL board of directors in favor of approval of the BOXABL Business Combination Proposal, you should keep in mind that BOXABL’s directors and executive officers have interests in such proposal that are different from, or in addition to (and which may conflict with), those of BOXABL stockholders. These interests include, among other things, the interests listed below:
•
Certain of BOXABL’s existing directors and officers are expected to continue to serve in their existing roles as directors and officers of the Combined Company upon the consummation of the Business Combination and receive compensation and benefits from the Combined Company for such service. In addition, the Proposed Charter and the Proposed Bylaws will provide indemnification and advancement of expenses for the Combined Company’s directors and officers to the fullest extent permitted by the TBOC, subject to certain limited exceptions, and the Combined Company will enter into indemnification agreements with each of its directors and officers.

•
Certain of BOXABL’s existing directors and officers will be eligible for continued indemnification and continued coverage under BOXABL’s directors’ and officers’ liability insurance after the consummation of the Business Combination and pursuant to the Merger Agreement.

•
The Proposed Charter provides that, to the fullest extent permitted by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Combined Company or any of its non-employee directors, among other persons, and the Combined Company renounces any expectancy that any of the non-employee directors of the Combined Company, among other persons, will offer any such corporate opportunity of which he or she may become aware to the Combined Company, except, the doctrine of corporate opportunity shall apply with respect to any of the non-employee directors of the Combined Company only with respect to a corporate opportunity that was offered to such person solely and exclusively in his or her capacity as a director of the Combined Company and such opportunity is one the Combined Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Combined Company to pursue, and to the extent such director is permitted to refer that opportunity to the Combined Company without violating another legal obligation. Accordingly, a non-employee director may choose to present any corporate opportunity to other entities and has no obligation to present them to the Combined Company if such director is not prohibited by the Proposed Charter from doing so.

See “BOXABL Stockholder Proposal No. 1: BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” and “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — As a “controlled company” within the meaning of the Nasdaq or New York Stock Exchange listing rules after the Closing, the Combined Company will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If the Combined

Company elects to rely on some of these exemptions, Combined Company stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements” in this joint proxy statement/prospectus for a further discussion of these considerations.
Recommendation of the BOXABL Board of Directors to BOXABL Stockholders
The BOXABL Board of Directors believes that the BOXABL Business Combination Proposal and the other proposals to be presented at the BOXABL Special Meeting are in the best interests of BOXABL and its stockholders and recommends that its stockholders vote “FOR” the BOXABL Business Combination Proposal and “FOR” the BOXABL Adjournment Proposal.
The existence of financial and personal interests of one or more of BOXABL’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BOXABL, its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that BOXABL stockholders vote for the proposals. In addition, BOXABL’s officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. When you consider the BOXABL Board of Directors’ recommendation of these proposals, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. These interests may influence BOXABL’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the BOXABL Board of Directors when it approved the Business Combination. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
The BOXABL board of directors has approved each of the BOXABL Stockholder Proposals.
The BOXABL board of directors recommends that BOXABL stockholders:
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Vote “FOR” the BOXABL Business Combination Proposal; and

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Vote “FOR” the BOXABL Adjournment Proposal.

U.S. Federal Income Tax Considerations
The following is a summary of material U.S. federal income tax consequences to U.S. holders (as such term is defined below in “U.S. Federal Income Tax Considerations”) of the Conversion, the redemption of FGMC Public Shares, and the Business Combination. For a detailed discussion of such consequences, see “U.S. Federal Income Tax Considerations.”
The Conversion
The Conversion should qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Conversion so qualifies, then a U.S. holder of FGMC Public Shares generally would not be expected to recognize gain or loss upon the deemed exchange of its FGMC Nevada shares for FGMC Texas shares. If the Conversion fails to qualify as a reorganization under Section 368(a)(1)(F) of the Code or otherwise, a U.S. holder of FGMC Public Shares generally would recognize gain or loss with respect to its FGMC Public Shares in an amount equal to the difference, if any, between the fair market value of the corresponding FGMC Texas shares treated as received in the Conversion and the U.S. holder’s adjusted tax basis in its FGMC Nevada shares treated as surrendered. Because the Conversion will occur immediately prior to the redemption of U.S. holders that exercise redemption rights with respect to FGMC Public Shares, U.S. holders exercising such redemption rights will be subject to the potential tax consequences of the Conversion.
For a more detailed discussion of the U.S. federal income tax consequences of the Conversion, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Conversion.”

The Redemption of FGMC Public Shares
The U.S. federal income tax consequences of the redemption of FGMC Public Shares will depend on whether the redemption qualifies as a sale of FGMC Public Shares under Section 302(a) of the Code. The redemption of a U.S. holder’s FGMC Public Shares generally will be treated as a sale of FGMC Public Shares by such U.S. holder (rather than as a corporate distribution) under Section 302(a) of the Code if the redemption: (i) is “substantially disproportionate” with respect to the U.S. holder; (ii) results in a “complete termination” of the U.S. holder’s interest in FGMC; or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. If the redemption qualifies as a sale under Section 302(a) under any of the forgoing tests, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the FGMC Public Shares redeemed, and any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the FGMC Public Shares disposed of exceeds one year. If the redemption does not qualify as a sale of FGMC Public Shares under Section 302(a) of the Code, a U.S. holder of FGMC Public Shares generally will be treated as receiving a corporate distribution. Such distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of FGMC’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), then as a tax-free return of capital (reducing, but not below zero, such U.S. holder’s adjusted tax basis in the U.S. holder’s FGMC Public Shares), and with any excess being treated as gain recognized from the sale or other taxable disposition of the U.S. holder’s FGMC Public Shares. Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if a holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to a tax at the maximum tax rate applicable to long-term capital gains.
For a more detailed discussion of the U.S. federal income tax consequences of the redemption of FGMC Public Shares, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of a Redemption of FGMC Public Shares.”
The Business Combination
The Business Combination should qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. If the Business Combination so qualifies, U.S. holders of BOXABL Common Stock will generally not recognize gain or loss, the aggregate tax basis in the shares of Combined Company Common Stock that a U.S. holder receives in the Business Combination will equal such U.S. holder’s aggregate adjusted tax basis in the BOXABL Common Stock such U.S. holder surrenders, and the U.S. holder’s holding period for the shares of Combined Company Common Stock that such U.S. holder receives in the Business Combination will include such U.S. holder’s holding period for the shares of BOXABL Common Stock such U.S. holder surrenders in the exchange. If the Business Combination does not qualify as a reorganization, a U.S. holder whose shares of BOXABL Common Stock are converted into the right to receive Combined Company Common Stock and cash in the Business Combination will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the sum of the value of the Combined Company Common Stock (referred to as the amount realized) and (ii) the shareholder’s adjusted tax basis in the shares of BOXABL Common Stock exchanged in the Business Combination. Gain or loss, as well as the holding period, will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged. Such gain or loss will be long-term capital gain or loss, provided that the U.S. holder’s holding period for such shares is more than one year at the time of the exchange.
For a more detailed discussion of the U.S. federal income tax consequences of the Business Combination, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of the Business Combination for holders of BOXABL Common Stock.”
Expected Accounting Treatment
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FGMC, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and BOXABL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of BOXABL issuing shares at the closing of the Business Combination for the net assets of FGMC as of the closing date, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded.
BOXABL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
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BOXABL stockholders will have the majority voting interest in the Combined Company under both the no redemption and maximum redemption scenarios.

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The Combined Company board of directors will be composed as follows: BOXABL will have the right to designate four (4) directors and FGMC will have the right to designate one (1) director (a majority of the board who will qualify as independent directors under the Securities Act and the Nasdaq rules);

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BOXABL senior management will be the senior management of the Combined Company post-merger;

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The business of the Combined Company will comprise the ongoing operations of BOXABL; and

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BOXABL is the larger entity, in terms of substantive assets.

Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the two filings of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On August 25, 2025, FGMC and BOXABL filed the required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC. On September 11, 2025, the FTC granted early termination of the waiting period effective as of that date.
At any time before or after consummation of the Business Combination, notwithstanding termination of the respective waiting periods under the HSR Act, the Department of Justice or the FTC, or any state or foreign governmental authority could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. FGMC cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, FGMC cannot assure you as to its result.
Neither FGMC nor BOXABL is aware of any material regulatory approvals or actions required by regulatory authorities for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act, which occurred on September 11, 2025. It is presently contemplated that if any such additional regulatory approvals or actions is required, such approvals or actions will be sought. There can be no assurance, however, that any approvals or actions, including any such additional approvals or actions will be obtained.
Emerging Growth Company
FGMC and BOXABL each qualify as an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and each may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Each of FGMC and BOXABL has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, each of FGMC and BOXABL, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of FGMC’s and BOXABL’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
The Combined Company will qualify as an emerging growth company. The Combined Company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which the Combined Company has total annual gross revenue of at least $1.235 billion or (c) in which the Combined Company is deemed to be a large accelerated filer, which means the market value of the Combined Company’s common equity that is held by non-affiliates exceeds $700.0 million as of the end of the most recently completed fiscal year’s second fiscal quarter; and (ii) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Summary Risk Factors
You should consider all the information contained in this joint proxy statement/prospectus in deciding how to vote for the proposals presented in this joint proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 62. Some of these risks include, but are not limited to:
Risks Relating to BOXABL
We have a limited operating history with a history of losses, and we may not achieve or maintain profitability in the future.
Demand for our Casitas and any other products we develop may be cyclical and affected by changes in economic, real estate or other conditions that could adversely affect our business and financial results.
We have realized significant operating losses to date and we expect to incur losses in the future.
We have incurred much higher production costs during 2023, 2024 and 2025 than the expected costs once we fully ramp-up production.
Our future success is dependent on the continued service of our senior management.
We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.
We may not succeed in developing our business plans, or our business plans may not work as we intend.
Decreased demand in the housing industry would adversely affect our business.
Insufficient or delayed supply of materials for manufacturing and assembling our products threatens our ability to meet customer demands while over capacity threatens our ability to generate profits.
If we do not protect our brand and reputation for quality and reliability, or if consumers associate negative impressions of our brand, our business will be adversely affected.

Our business depends upon our patents and trademarks. Any failure to protect those intellectual property rights, or any claims that our technology infringes upon the rights of others may adversely affect our competitive position and brand equity.
We rely on third-party builders to construct our Boxes on site, and we rely on third-party franchisees to manufacture Boxes. The failure of those builders to properly construct homes and franchisee manufacturers to properly manufacture Boxes could damage our reputation, result in costly litigation and materially impact our ability to succeed.
The housing industry is highly competitive and many of our competitors have greater financial resources than we do. Increased competition may make it difficult for us to operate and grow our business.
Government regulations may cause project delays, increase our expenses, or increase the costs to our customers, which could have a negative impact on our operations.
Delays and cost over-runs may occur each time we enter into production for a new model, as well as in the set-up, upgrade, and construction of our facilities to meet our assembly and production requirements.
Our stockholders do not have significant influence on the management of BOXABL.
Since BOXABL’s directors and executive officers have interests that are different from, or in addition to (and which may conflict with), the interests of BOXABL stockholders, a conflict of interest may have existed in determining whether the Business Combination with FGMC is appropriate.
The exercise of BOXABL’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in BOXABL’s stockholders’ best interests.
Risks Relating to FGMC and the Business Combination
The Sponsor has agreed to vote in favor of the Business Combination regardless of how FGMC’s public stockholders vote, and the Business Combination is not conditioned on the separate approval of a majority of FGMC’s public stockholders.
FGMC did not obtained a third-party valuation in determining whether or not to pursue the Business Combination.
We may be forced to close the Business Combination even if it is no longer in our stockholders’ best interests.
Since the Sponsor and FGMC’s directors, executive officers and advisors have interests that are different from, or in addition to (and which may conflict with), the interests of our stockholders, a conflict of interest may have existed in determining whether the Business Combination with BOXABL is appropriate as our initial business combination.
The Initial Stockholders paid an aggregate of $25,000 for their shares of FGMC Common Stock. As a result of this low initial price, those holders stand to make a substantial profit even if we consummate an initial business combination with an acquisition target that is unprofitable for our public stockholders.
The process of taking a company public by means of a business combination with a SPAC is different from that of taking a company public through an underwritten offering and may create risks for our unaffiliated investors.
The historical financial results of BOXABL and unaudited pro forma financial information included elsewhere in this joint proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial position or results of operations would have been or will be in future periods.
Past performance by our management team may not be indicative of future performance.
The public stockholders will experience immediate dilution as a consequence of the Business Combination.

The Applicable Stock Exchange may not list the Combined Company Common Stock on its exchange, which could limit investors’ ability to make transactions in the Combined Company Common Stock and subject the Combined Company to additional trading restrictions.
There is no guarantee that a FGMC public stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.
There can be no assurances that holders of shares of FGMC Public Shares will not be required to recognize gain for U.S. federal income tax purposes upon the deemed exchange of shares of FGMC Texas for shares of FGMC Nevada in the Conversion.
If we are not able to complete the Business Combination with BOXABL by January 30, 2027, nor able to complete another business combination by such date, we would cease all operations, liquidate, and redeem our FGMC Public Shares, in which case our public stockholders may receive only $10.10 per share, or less than such amount in certain circumstances, and our rights will expire worthless.
The market price of the Combined Company Common Stock could be volatile, and you could lose all or part of your investment.
If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of FGMC’s common stock may decline before the Closing, or the market price of the Combined Company Common Stock may decline after the Closing.
The Combined Company does not intend to pay dividends on its common stock.
The Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares even if FGMC’s public stockholders experience a negative return on their investment.
The price of the Combined Company Common Stock may experience a material decline in price following the Closing relative to the price of FGMC Common Stock prior to the Closing.
The Combined Company’s management has limited experience in operating a public company.
As a “controlled company” within the meaning of the Nasdaq listing rules after the Closing, the Combined Company will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If the Combined Company elects to rely on some of these exemptions, Combined Company stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
The proposed reincorporation from Nevada to Texas could diminish the Combined Company stockholders’ ability to pursue certain claims, subject its directors and officers to a different fiduciary duty regime, and create legal uncertainties that may adversely affect the value of its securities.

MARKET PRICE, TICKER AND DIVIDEND INFORMATION
FGMC Units, FGMC Common Stock and FGMC Rights to receive one-tenth (1/10) of one share of FGMC Common Stock upon the consummation of an initial business combination, are currently listed on Nasdaq under the symbols “FGMCU,” “FGMC” and “FGMCR,” respectively. The closing price of the FGMC Units and FGMC Common Stock and FGMC Rights on August 4, 2025, the last trading day before announcement of the execution of the Merger Agreement, was $9.92 and $0.24, respectively. As of the Record Date, the closing price for the FGMC Units and FGMC Common Stock and FGMC Rights was $10.54, $10.18 and $0.57, respectively.
FGMC intends to apply to list the shares of Combined Company Common Stock on Nasdaq under the ticker symbol “BXBL” upon the Closing. All outstanding FGMC Units will be separated into their component securities immediately prior to the Closing.
Holders of the FGMC Units, Common Stock and Rights should obtain current market quotations for their securities. The market price of BXBL. These securities could vary at any time before the Business Combination.
Holders
As of the record date for the FGMC Special Meeting, there were 12 holders of record of FGMC Common Stock, 19 holders of record of FGMC Units and 1 holder of record of FGMC Rights. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose FGMC Common Stock, FGMC Units and FGMC Rights are held of record by banks, brokers and other financial institutions. See “Beneficial Ownership of Securities.”
Dividend Policy
FGMC has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition of the Combined Company subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Combined Company’s board of directors and in accordance with the Proposed Charter. FGMC’s board of directors is not currently contemplating and does not anticipate declaring dividends nor is it currently expected that the board of directors of the Combined Company will declare any dividends in the foreseeable future. Further, the ability of the Combined Company to declare dividends may be limited by the terms of financing or other agreements entered into by the Combined Company or its subsidiaries from time to time.
Price Range of BOXABL’s Securities
Historical market price information regarding BOXABL is not provided because there is no public market for BOXABL’s securities. For information regarding BOXABL’s liquidity and capital resources, see “BOXABL’s Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Liquidity and Capital Resources.”

RISK FACTORS
The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the business, financial condition, results of operations, cash flows and future prospects of the Combined Company, in which event the market price of its common stock could decline, and you could lose part or all of your investment.
These risk factors are not exhaustive, and you are encouraged to perform your own investigation with respect to the business, prospects, financial condition and operating results of BOXABL and FGMC and the business, prospects, financial condition and operating results of the Combined Company following the completion of the Business Combination. You should carefully consider the following risk factors in addition to the other information included in this joint proxy statement/prospectus, including matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” before deciding how to vote your FGMC Common Stock or BOXABL Common Stock. BOXABL and FGMC may face additional risks and uncertainties that are not presently known to them, or that they currently deem immaterial, which may also impair their or the Combined Company’s respective business, prospects, financial condition or operating results. The following discussion should be read in conjunction with the financial statements of BOXABL and FGMC and the notes to the financial statements included therein.
Risks Relating to BOXABL
Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business BOXABL.
We have a limited operating history with a history of losses, and we may not achieve or maintain profitability in the future.
We have operated at a loss since inception and historically relied on contributions from our founders and proceeds from our offerings of securities to meet our growth needs. Further, we have only recently begun to record revenue from the sale of Boxes, our sole intended product. We expect to make significant future investments in order to develop and expand our business, which we believe will result in additional capital expenses, marketing and general and administrative expenses that will require raising funds in this and other securities offerings to cover these additional costs until we are able to generate significant revenue.
Since its inception, BOXABL has generated negative operating cash flows and we may experience negative cash flow from operations in the future. Our consolidated financial statements have been prepared on a going concern basis.
Since its inception, BOXABL has generated negative operating cash flows and may experience negative cash flow from operations in the future. Our consolidated financial statements have been prepared on a going-concerned basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our independent registered public accounting firm has included in its report for the period ended April 14, 2025, an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon other factors, our ability to achieve our revenue forecasts and our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt, as needed to fund future growth. Our future operations are dependent upon the identification and successful completion of equity or debt financing and the continued achievement of profitable operations at an indeterminate time in the future. We may not be successful in completing equity or debt financing or in achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classifications of assets and liabilities that would be necessary should we be unable to continue as a going concern.
If we cannot raise sufficient funds, we will not succeed.
To date, our primary source of funding has been from offerings of our securities. Until we generate enough revenue from our operations to fund our working capital and other business plans, we are likely to need additional funds in the future in order to continue to grow, including from offerings of securities, loans or other types of financing. If we cannot raise those funds for whatever reason, including reasons relating to us or to the broader economy, we may not survive. If we are unable to raise enough funds to develop as outlined herein, we will have to find other sources of funding.
We are dependent on our ability to receive additional financing and fully draw down our potential future financing, which may restrict our ability to conduct our business.
Our plan for manufacturing our room modules that are stacked and connected to almost any shape and style of finished buildings, and expanding our product line, depends on our ability to receive sufficient financing. We are anticipating applying for a loan. There is no assurance this loan will move past the application stages. If the loan is approved, we anticipate the need to fully draw down on the potential loan facility. We may not, however, access all of these funds at once, but only over a period through periodic draws as eligible costs are incurred. Our ability to draw down these potential funds may be conditioned upon several draw conditions, including progress milestones relating to our business performance. Additionally, we anticipate the loan facility, if accepted, will require us to comply with certain operating covenants and will place additional restrictions on our ability to operate our business. We are unaccustomed to managing our business with such restrictions and others that are associated with a significant credit agreement. If we are unable to draw down the anticipated funds under the potential loan facility, or our ability to make such drawdowns is delayed, we may need to obtain additional or alternative financing to operate our facilities to the extent our cash on hand is insufficient. Any failure to obtain the loan or secure other alternative funding could materially and adversely affect our business and prospects. Such additional or alternative financing may not be available on attractive terms, if at all, and could be more costly for us to obtain. As a result, our plans for building our Boxes could be significantly delayed which would adversely affect our business, prospects, financial condition, and operating results.
Demand for our Casitas and any other products we develop may be cyclical and affected by changes in economic, real estate or other conditions that could adversely affect our business and financial results.
During 2024 and into mid-2025, the construction market has been slowing. According to the US Census Bureau, privately owned housing statistics in August 2025 were at a seasonally adjusted annual rate of $1,652 billion, which represents a 0.6% increase from the housing statistics in June 2024 of $1,642 billion. Management does not anticipate these matters will have a material impact on our future results of operations given the characteristics of our value proposition. For instance, the US Census Bureau reported 1,312,000 seasonally adjusted building permits in August 2025, which is 3.7% below the July 2025 estimate of 1,362,000, but 11.1% below the August 2024 rate of 1,476,000.
Consequently, demand for our Casitas, Boxes or other products we develop may be cyclical and significantly affected by changes in general and local economic and real estate conditions, such as:
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Employment levels;

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Consumer confidence and spending;

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Housing demand;

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Availability of financing for individuals and companies who purchase our Casitas, including the purchase of land;

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Interest rates;

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Inflation;

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Availability and prices of new homes and existing homes for sale and availability and market values of rental properties; and

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Demographic trends.

Adverse changes in these general and local economic conditions or deterioration in the broader economy may negatively impact our business and financial results and increase the risk of asset impairments and write-offs. Changes in these economic conditions may affect some of our regions or markets more than others. If adverse conditions affect our larger markets, they could have a proportionately greater impact on us than on some other companies.

The federal government’s fiscal policies and the Federal Reserve’s monetary policies may negatively impact the financial markets and consumer confidence and could hurt the U.S. economy, the housing and rental markets, and in turn, could adversely affect the operating results of our business. The Federal Reserve’s decision not to cut interest rates could result in a prolonged period of higher costs to purchasers of our Casitas and the land on which the Casita will be installed, to the extent the purchaser funds these purchases with loans. Prolonged periods of elevated interest rates or further increases in interest rates could have an adverse impact on our business and financial results.
If we experience any of the foregoing, potential customers may be less willing or able to buy our Casitas. Additionally, cancellations of sales contracts in backlog may increase if purchasers do not honor their contracts due to any of the factors discussed above. Our pricing and product strategies may also be limited by market conditions. We may be unable to change the pricing or mix of our Casita offerings, reduce the costs of Casitas we build, offer more affordable Boxes or satisfactorily address changing market conditions in other ways without adversely affecting our profits and returns.
Changes in international trade policies, tariffs, and supply chain disruptions could negatively affect our operations.
The U.S. government recently implemented new tariff measures affecting a broad range of imported materials. We have evaluated the potential impact of these actions on our operations and supply chain and do not expect them to have a material impact on our financial position or results of operations in the near term. Our operations are currently supported by a substantial inventory of completed units manufactured prior to the effective dates of the tariff adjustments, which reduces our near-term exposure to increased costs associated with imported materials. Additionally, as we transition into the next phase of our product development, including Phase 2, our sourcing strategy reflects a greater emphasis on domestic procurement. This shift is expected to further mitigate exposure to international trade disruptions and tariff-related cost volatility.
We believe that we are well positioned to react to potential increased costs from our suppliers in the future due to our cost-effective building components and manufacturing process in the factory setting compared to the cost of traditional construction of stick-built homes in the field, which would face similar cost increases. As a result, we believe that it would be able to pass on those costs to end customers while keeping the BOXABL solution competitive.
However, recent proposals to change the international trade framework have resulted in substantial regulatory uncertainty regarding international trade and trade policy, both in the United States and abroad. The U.S. government has also raised the possibility of other initiatives that may affect our business, including renegotiation of trade agreements with other countries and the introduction of new or increased import duties or tariffs with respect to products from a number of different countries. In light of this uncertainty and the unknown impact on the broader US and global economy in the future, we do not have clarity at this point over the potential medium to long term impacts our business may face. The availability of certain goods could be affected if foreign suppliers choose to limit their exposure to U.S. markets in response to unfavorable trade policies, which could negatively impact the ability of our suppliers to deliver materials or manufacturing equipment to us and, therefore, delay or impede our deliveries. Furthermore, rising inflation, slower economic growth and increases in unemployment that may result from global trade disruptions could further deflate consumer demand, which may impact the housing market more broadly, reducing demand for our products.
Significant inflation, higher interest rates or deflation could adversely affect our business and financial results.
Inflation can adversely affect us by increasing costs of land, materials and labor, and interest rates. All of these factors can have a negative impact on housing affordability. In a highly inflationary environment, we may be unable to raise the sales prices of our Casitas, Boxes or other products at or above the rate of inflation, which could reduce our profit margins. In addition, our cost of capital, labor and materials can increase, which could have an adverse impact on our business or financial results. For example, the current and continued macro-economic conditions of high inflation and steadily high interest rates during 2025 is one of the primary drivers behind the overall decrease in demand for new homes. Although we would anticipate that the impact of higher interest rates, and thus higher mortgage rates, would incentivize people seeking to purchase a home to consider purchasing our Casitas instead; we cannot predict such an outcome. In particular, we have little to no control over the cost of the land on which the Casita would be installed, and that could also create a barrier by increasing costs for potential customers.
Conversely, deflation could cause an overall decrease in spending and borrowing capacity, which could lead to deterioration in economic conditions and employment levels. Deflation could also cause the value of our inventories to decline or reduce the value of existing homes. These, or other factors that increase the risk of significant deflation, could have a negative impact on our business or financial results.
We have realized significant operating losses to date and we expect to incur losses in the future.
We have operated at a loss since inception, and these losses are likely to continue. Our net loss for the years ended December 31, 2025, and 2024 was $57.5 million and $50.9 million, respectively. Nevertheless, we expect to continue to see a net loss in connection with our results of operations as we continue to increase production, expand our manufacturing facilities, and develop our manufacturing processes. Until we achieve profitability, it will have to seek other sources of capital in order to continue operations.
We have incurred much higher production costs during 2023, 2024 and 2025 than the expected costs once we fully ramp-up production.
From October 2021, when we first began producing Casitas, through September 2025, our cost of goods sold were affected by various reasons, including the following:
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Delays from permitting and regulatory issues, customer readiness and financing.

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Inefficiencies due to new machinery and newness of product and procedures which required significant training of the workforce.

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In order to catch up with its delivery obligation under the ADS sales contract, we hired additional outside labor and paid overtime and double-time shifts.

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We have implemented reductions in staff; however, we continue to experience elevated labor costs.

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Supply chain delivery issues which caused the purchase of several items of material from local vendors with a substantially higher price.

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We are still undertaking major research and development activities focusing on our Phase 2 Modular Building System and Baby Box.

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We have incurred significant expenses related to the sales and marketing of our products.

In 2024, we recorded an impairment loss of deposits on equipment and fixed assets totaling $12.4 million related to assets that were procured for the anticipated ramp up of our previously planned generation 2.0 Casita. Prompted by a key supplier of equipment failing to fulfill their obligation, we determined that it no longer made sense to continue with production of that configuration of Casita and recognized an impairment loss for this customized equipment.
Our costs of goods sold compared to revenues for each period presented remain significantly elevated due to our reduced production levels as we faced delays on revenues mainly from permitting and regulatory issues, customer readiness and financing. As a result, the factory overhead, including the costs of leasing and operating our factories and indirect labor costs, was allocated to the total units produced during the respective periods. While we estimate that we could produce and deliver 1,200 Casitas per year at full factory capacity, or 300 Casitas per quarter, we only produced 73 Casitas and 140 Casitas in the years ended December 31, 2025 and 2024, respectively.
If we fail to successfully scale up our production or incorrectly estimate the cost of production related to the price of each Casita, our results of operations and financial condition may be adversely impacted. Moreover, if we fail to produce enough Casitas to meet demand, we may lose potential customers who have indicated interest in our products.

As we grow our business, we may not be able to manage our growth successfully, including development of our internal controls.
As we build and scale up our factories, develop our automated processes for building Casitas, increase the output of our Casitas and other products, and grow our customer base, we will face business risks commonly associated with rapidly growing companies, including the risk that existing management, information systems and financial and internal controls may be inadequate to support our growth. Based on the evaluation of our disclosure controls and procedures as of December 31, 2025, our Co-Chief Executive Officers and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses in the design and operation of ineffective Information Technology General Controls (“ITGC”) over certain key financial IT systems and ineffective design and operation of certain business process controls over the preparation and timely review of financial statements and disclosures described below. This will require remediation in order to be effective at the reasonable assurance level. We cannot predict whether we will be able to respond on a timely basis, or at all, to the changing demands that our growth may impose on our existing management and infrastructure. For example, increasing demands on our infrastructure and management could cause any of the following to occur or increase:
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inadequate internal controls required for a regulated entity;

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delays in our ability to handle the volume of customers; and

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failure to properly review and supervise personnel to make sure we are compliant with our duties as a public company.

We have found it difficult to hire and retain qualified persons to manage our internal controls and reporting functions, including roles such as legal counsel, controller and other positions. In terms of employee oversight, we have become aware of at least one instance in which an employee engaged in fraudulent conduct. Based on the evaluation of our disclosure controls and procedures as of December 31, 2025, our Co-Chief Executive Officers and Chief Financial Officer have concluded that our disclosure controls and procedures were not effective at the reasonable assurance level due to the material weaknesses in the design and operation of ineffective Information Technology General Controls over certain key financial IT systems and ineffective design and operation of certain business process controls over the preparation and timely review of financial statements and disclosures described below. This will require remediation in order to be effective at a reasonable assurance level. If we fail to adapt our management, information systems and financial and internal controls to our growth, or if we encounter other unexpected difficulties, our business, financial condition and operating results will suffer. We did not record any material impact related to the fraudulent conduct mentioned above. Management does not anticipate this matter will have a material impact on our results of operations or financial condition.
Our future success is dependent on the continued service of our senior management.
Any loss of key members of our executive team could have a negative impact on our ability to manage and grow our business effectively. We do not maintain “key person” life insurance coverage for our Co-Chief Executive Officers or any other executive officer. The experience, technical skills and commercial relationships of our key personnel provide us with a competitive advantage, particularly as we are building our brand recognition and reputation.
We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.
We have received substantial interest in our Casita Boxes and will strive to meet that demand. This will require significant scaling up of operations, including acquiring additional facilities space, and skilled labor. To date, we have limited experience manufacturing our products at a commercial scale. If we are unable to effectively manage our scaling up in operations, we could face unanticipated slowdowns, problems and costs that harm our ability to meet production demands.

We may not succeed in developing our business plans, or our business plans may not work as we intend.
There is no assurance that we will be successful in generating increasing demand for any of our products, or that the revenues from the sale of such products will be significant. Consequently, our revenues may vary by quarter, and its operating results may experience fluctuations. If our business plans do not succeed, we may liquidate, dissolve or declare bankruptcy and our investors may receive nothing.
Decreased demand in the housing industry would adversely affect our business.
Demand for new housing construction is tied to the broader economy and factors outside of our control. Should factors such as the post-COVID-19 economy, including steadily high interest rates, a slowdown in the housing market, concerns regarding the health of the U.S. economy, and a continued loss of general economic activity, we could experience a slower growth in demand for our Boxes.
We are subject to different macro-economic sensitivity.
Our business is subject to the impact of changes in global economic conditions, including, but not limited to, recessionary or inflationary trends, market conditions, consumer credit availability, interest rates, consumers’ disposable income and spending levels, job security and unemployment, and overall consumer confidence. These economic conditions may be further affected by political events throughout the world that cause disruptions in the financial markets, either directly or indirectly. Adverse economic and political developments could have a material adverse effect on our profitability, results of operations and financial condition.
Insufficient or delayed supply of materials for manufacturing and assembling our products threatens our ability to meet customer demands while over capacity threatens our ability to generate profits.
Any failure by us to properly manage our supply chain could have a material adverse effect on our business, financial condition, and results of operations. As we increase the scale of our operations, we may need to change partners and suppliers on a frequent basis to ensure quality control, manage costs, and production schedules. Changing partners or suppliers could result in delays or other unintended consequences, such as an increase in costs and/or a decrease in quality. Additionally, any border restriction, delays, tariffs or closures may threaten our ability to meet customer demands, earn revenues, or impact our ability to either continue or develop relationships with partners and suppliers. The extent of the impact of natural disasters, climate events, epidemics, war, inflation, and other potential macroeconomic events on future periods will depend on future developments, all of which are uncertain and cannot be predicted; including the resurgence of a pandemic, government responses and health and safety measures or directives put in place by public health authorities, and sustained pressure on global supply chains causing supply and demand imbalances. Limited or disrupted supply of our products, including key raw materials to make these products could have an adverse effect on our business. There is a risk of the inability to scale production and manage our supply chain.
If we do not protect our brand and reputation for quality and reliability, or if consumers associate negative impressions of our brand, our business will be adversely affected.
As a new entrant in the highly competitive home construction market, our ability to successfully grow our business is highly dependent on the reputation we establish for quality and reliability. As we expand operations, we will need to deliver on the quality and reliability that is expected of us. If potential customers create a negative association about our brand, whether warranted or not, our business could be harmed.
Public perception is important as a public company seeking financing, potentially making us susceptible to negative postings and false allegations about us and our products.
Our ability to secure financing is highly dependent upon investors and lenders who obtain information from a wide variety of sources that rely on user-generated content (e.g., social media, Reddit, message boards, blogs, etc.). These sources often have little to no standards for posting, and many of them allow people to post without even requiring a real name. As a result, these mediums can be susceptible to misinformation, disinformation, and campaigns where individuals using bots and/or fake accounts can create the illusion of

‘social proof.’ For instance, our business and management have previously been the subject of negative postings, including misinformation and false allegations, made on multiple social media platforms. To the extent we become the target of a negative PR campaign from one or more individuals, the negative publicity may have an adverse impact on our brand, our ability to obtain financing, our reputation, and has the potential to distract management’s attention from our business.
Our business depends upon our patents and trademarks. Any failure to protect those intellectual property rights, or any claims that our technology infringes upon the rights of others may adversely affect our competitive position and brand equity.
Our future success depends significantly on the intellectual property created by our founder and Co-Chief Executive Officer. If we are unable to protect that intellectual property from infringement, or if it is found to infringe on others, our business would be materially harmed as competitors could utilize our same building and shipping designs.
Inability to license other intellectual property rights.
The technology we use may require the use of other existing technologies and processes, which are currently, or in the future, will be, subject to patents, copyrights, trademarks, trade secrets or other intellectual property rights held by other parties, in which case we will need to obtain one or more licenses to use those other technologies. If we are unable to obtain licenses on reasonable commercial terms from the holders of such other intellectual property rights, we could be required to halt development and manufacturing or redesign our technology, failing at which it could bear a substantial risk of litigation for misuse of the other technologies. In any such event, our business and operations could be materially adversely affected.
Volatility in commodity prices and product shortages may adversely affect our gross margins.
Volatility in commodity prices and product shortages may adversely affect our gross margins. Our Boxes contain commodity-priced materials. Commodity prices and supply levels affect our costs. For example, steel is a key material in our Casita. The price of steel will vary based on the level of tariffs, supply in the market, and demand from other users. Any shortages could adversely affect our ability to produce our Boxes and significantly raise the cost of their production. Further, our ability to pass on such increases in costs in a timely manner depends on market conditions, and the inability to pass along cost increases could result in lower gross margins.
We rely on third-party builders to construct our Boxes on site, and we rely on third-party franchisees to manufacture Boxes. The failure of those builders to properly construct homes and franchisee manufacturers to properly manufacture Boxes could damage our reputation, result in costly litigation and materially impact our ability to succeed.
We sell our Boxes to Boxabl trained and certified builders, who are then responsible for on-site building and assembly. Purchasers can also order directly from us, and they will need to engage their own builders. We may discover that builders are engaging in improper construction practices, negatively impacting the reliability of our Boxes. Further, we rely on third-party franchisees to manufacture our Boxes. To the extent that we do, we cannot be certain that any such franchisees will act in a manner consistent with our standards and requirements and produce Boxes in accordance with our quality standards. We may discover that our franchisees do not end up operating their franchises in accordance with our standards or applicable law. Furthermore, mistakes made by builders in connection with on-site construction, or mistakes made by franchisees when manufacturing Boxes, could result in Boxes failing to meet advertised standards. The occurrence of such events by the builders or franchisees could result in liability to us, as well as reputational damage.
If an unknown defect was detected in our Boxes or Box designs, our business would suffer, and we may not be able to stay in business.
In the ordinary course of our business, we could be subject to home warranty and construction defect claims. Defect claims may arise for a significant period of time after a building with our Boxes has been completed. Although we maintain general liability insurance that we believe is adequate and may be reimbursed for losses by subcontractors that we engage to assemble our homes, an increase in the number of warranty and construction defect claims could have a material adverse effect on our results of operations. Furthermore, any design defect in our components may require us to correct the defect in all of the projects sold up until that time. Depending on the nature of the defect, we may not have the financial resources to do so and would not be able to stay in business. Even a defect that is relatively minor could be extremely costly to correct in every home and could impair our ability to operate profitably.
We may be subject to litigation arising out of our operations.
Damages claimed under such litigation may be material, and the outcome of such litigation may materially impact our operations and the value of our securities. While we will assess the merits of any lawsuits and defend such lawsuits accordingly, we may be required to incur significant expenses or devote significant financial resources to such defenses. In addition, the adverse publicity surrounding such claims may have a material adverse effect on our operations. Some potential examples include the following: reputational damage, legal action, regulatory scrutiny, financial impacts, and operational impacts. Additionally, a negative outcome could make it more difficult for us to secure financing or investment in the future. The various risks and material impacts may result in lower revenue and market shares, financial penalties, legal fees, potential litigation that could be costly and time-consuming, potential restrictions on business operations, refunds, returns, or other forms of compensation to the customer. Furthermore, a negative outcome to the complaint may require us to make changes to our business practices, processes, or products which could be time-consuming and costly and impact our ability to deliver on our commitments to other customers.
Our activities will generally be taxable in the jurisdictions in which we operate.
Changes to taxation laws in any jurisdiction where we operate could materially affect the business. No assurance can be given that new taxation rules will not be enacted or that existing rules will not be applied in a manner that could materially affect our profits and that may result in a material adverse effect on our profitability, results of operations and financial condition.
Interest-bearing financial instruments can pose risks with any changes in market interest rates.
We may hold both cash and loans payable with variable interest rates as well as loans receivable, loans payable, or other forms of debt securities. These interest-bearing financial instruments pose risks with any changes in market interest rates of the period in which they are held. In the event interest rates continue to rise, our debt obligations that are subject to variable rates of interest, including loans or other commitments, could increase and potentially have a material impact on our financial condition.
A significant uninsured loss or a loss that significantly exceeds the limits of our insurance policies could have a material adverse effect on our operations.
We maintain insurance policies covering usual and customary risks associated with our business. A large-scale manufacturer is generally exposed to the risks inherent in the construction and operation of manufacturing facilities, such as breakdowns, manufacturing defects, natural disasters, theft, terrorist attacks and sabotage. We rely on our own insurance policies to cover losses as a result of force majeure, natural disasters, terrorist attacks or sabotage among other things. While we perform a review of insurance policies, a significant uninsured loss or a loss that significantly exceeds the limits of such insurance policies or the failure to renew such insurance policies on similar or favorable terms could have a material adverse effect on our operations and ability to continue as a going concern.
The housing industry is highly competitive and many of our competitors have greater financial resources than we do. Increased competition may make it difficult for us to operate and grow our business.
The housing industry is highly competitive, and we compete with traditional custom builders, manufactured and modular home builders, and other innovative entrants. In addition, we compete with existing homes that are offered for sale, which can reduce the interest in new construction. Many of our competitors have significantly greater resources than we do, a greater ability to obtain financing and the ability to accept more risk than we can prudently manage. If we are unable to compete effectively in this environment, we may not be able to continue to operate our business or achieve and maintain profitability.
Government regulations may cause project delays, increase our expenses, or increase the costs to our customers, which could have a negative impact on our operations.
We are subject to state modular home building codes, and projects are subject to permitting processes at the local level. We have encountered difficulties obtaining such approvals or with such processes in certain jurisdictions, and we have experienced increased costs and penalties for purported non-compliance with applicable regulations. Until we establish a process that will enable us to resolve issues in our permitting processes, we may be limited in our ability to access certain state or local markets, although we have adopted a strategy targeting certain states and counties where our Casitas fits within the codes and regulations established in those locations.
Further, modular home codes may change over time, potentially increasing our costs, which we may not be able to pass on to customers, negatively impacting our sales and profitability. Existing or new laws and regulations affecting modular home construction, shipping and installation and the housing industry generally could adversely affect our business, including significant expenses necessary to comply with such laws and regulations, and could limit our business growth. Changes in zoning laws designed to increase housing density and solve housing affordability are allowing people around the country, and especially in California, to build accessory dwelling units (“ADUs”) for use and rent. This is a burgeoning market for which our product is well positioned.
While we believe ADUs are an easy way to enter the market, we are not limited to small residential units. We expect that our product can be used in a wide range of building types — residential, commercial, high rise, multi-family, apartment, disaster relief, military, labor housing and more. However, changes of regulations, including permits and zoning laws, may slow our ability to sell our Casitas and other products if we have to implement changes in order to meet new regulations and requirements. To the extent such changes broadly impact our operations, we may experience material and adverse effects on our financial condition and results of operations.
Increases in the cost of raw materials, or supply disruptions, could have a material adverse effect on our business.
Our raw materials consist of steel, foams, and plastics, which primarily are sourced from, or dependent on materials sourced from domestic vendors who may source their material from overseas. The costs of these materials may increase due to increased tariffs or shipping costs or reduced supply availability of these materials more generally. Further, global or local natural disruptions, including pandemics, may impact the supply chain, including limiting work in factories producing the materials into useable forms or impacts on the supply chain. Disruptions in supply could result in delays on our production line, delaying delivery of products. Further, we may not be able to pass through any increased material costs to our customers which could have a material adverse effect on our ability to achieve profitability. To the extent that we are able to pass through increased costs, it may lessen any competitive advantage that we have based on price.
Disruptions in payment processing systems could adversely impact our operations.
We receive payments for our products and services using a variety of different payment methods, including credit and debit cards. We rely on systems of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in payment processing systems, increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, or changes to rules or regulations concerning payment processing, our revenue, operating expenses, and results of operations could be adversely impacted. If these third parties become unwilling or unable to continue processing payments on behalf of our affiliates or partners, it would have to find alternative methods of collecting payments, which could adversely impact user acquisition and retention.

We may not be able to collect amounts owed to us.
As part of our regular business operations, we will facilitate and fulfill orders/purchases on a credit or invoice basis. The customers receiving these effective advances may not meet financing criteria for conventional lending from institutional lenders. As a result, these advances and loans are generally riskier and carry a high credit risk. Failure to receive, or requirement to collect, the amounts owed to us thereunder may result in financial losses and expenses which would adversely affect our returns and operations.
Delays and cost over-runs may occur each time we enter into production for a new model, as well as in the set-up, upgrade, and construction of our facilities to meet our assembly and production requirements.
Several factors which could cause such delays or cost over-runs include, without limitation, permitting delays, construction pricing escalation, changing engineering and design requirements, the performance of contractors, labor disruptions, adverse weather conditions, and the availability of financing. Even when complete, a production and assembly plant may not operate as planned due to design or manufacturing flaws, which may not all be covered by warranty.
Our growth in part depends on our ability to develop and market new products and improvements to our existing products that appeal to consumer preferences.
The success of our innovation and product development efforts is affected by our ability to anticipate changes in consumer preferences, the technical capability of our research and development team in developing and testing product prototypes, including complying with applicable governmental regulations, the success of our management and sales and marketing team in introducing and marketing new products and positive acceptance by consumers. Failure to develop and successfully market and sell new products, including the products we are currently working to develop, may inhibit our growth, sales, and profitability.
We are exposed to risks from loss of information and data breaches.
Through the use of our applications and software we gather certain non-identifiable user information. As such, we are exposed to the legal and reputational risk of the loss, misuse, or theft of any such information. Cybersecurity has become an increasingly problematic issue for businesses in the United States, UK and around the world. A cyber-attack could compromise confidential information and result in negative consequences, including remediation costs, loss of revenue, regulatory scrutiny, litigation, and reputational damage. As a result, we continually monitor for malicious threats and adapt accordingly to ensure we follow industry best practices and maintain high privacy and security standards.
There could be an anti-spam legislation risk.
We may employ a direct marketing strategy using email communication. It may acquire email addresses through consumer sign-ups, the purchase of email distribution lists, organic growth, events, or other means. Emails sent by us are subject to the regulation and anti-spam legislation or similar legislation in other jurisdictions that it may be operating in. Violation of these or other similar legislation may result in legal, regulatory and/or financial action taken against us that could have an adverse impact on its operations, financial results or reputation.
We include a discussion of our future plans and goals that rely on the occurrence of certain assumptions, and should those assumptions not be correct or not occur, then the timing of our plans may change or not occur at all.
We discuss plans for our business development based on certain assumptions. Our plans will only be achieved if the assumptions they are based on are correct. There are many reasons why the assumptions could be inaccurate, including customer acceptance, competition, general economic conditions and our own inability to execute our plans. If our assumptions are inaccurate or otherwise incorrect, we may have to change our business development plans, which may have an adverse impact on our business and its financial condition.
Our stockholders do not have significant influence on the management of BOXABL.
The day-to-day management, as well as big-picture decisions, are made exclusively by our executive officers and directors. Our stockholders have a very limited ability, if any, to vote on issues of BOXABL management and do not have the right or power to take part in the management of the BOXABL and will not be represented on the board of directors of the BOXABL.
Risks Relating to BOXABL and the Business Combination
Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of BOXABL.
Since BOXABL’s directors and executive officers have interests that are different from, or in addition to (and which may conflict with), the interests of BOXABL stockholders, a conflict of interest may have existed in determining whether the Business Combination with FGMC is appropriate.
When you consider the recommendation of the BOXABL board of directors in favor of approval of the BOXABL Business Combination Proposal, you should keep in mind that BOXABL’s directors and executive officers have interests in such proposal that are different from, or in addition to (and which may conflict with), those of BOXABL stockholders. These interests include, among other things, the interests listed below:
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Certain of the BOXABL’s existing directors and officers are expected to continue to serve in their existing roles as directors and officers of the Combined Company upon the consummation of the Business Combination and receive compensation and benefits from the Combined Company for such service. In addition, the Proposed Charter and the Proposed Bylaws will provide indemnification and advancement of expenses for the Combined Company’s directors and officers to the fullest extent permitted by the TBOC, subject to certain limited exceptions, and the Combined Company will enter into indemnification agreements with each of its directors and officers.

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Certain of BOXABL’s existing directors and officers will be eligible for continued indemnification and continued coverage under BOXABL’s directors’ and officers’ liability insurance after the consummation of the Business Combination and pursuant to the Merger Agreement.

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The Proposed Charter provides that, to the fullest extent permitted by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Combined Company or any of its non-employee directors, among other persons, and the Combined Company renounces any expectancy that any of the non-employee directors of the Combined Company, among other persons, will offer any such corporate opportunity of which he or she may become aware to the Combined Company, except, the doctrine of corporate opportunity shall apply with respect to any of the non-employee directors of the Combined Company only with respect to a corporate opportunity that was offered to such person solely and exclusively in his or her capacity as a director of the Combined Company and such opportunity is one the Combined Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Combined Company to pursue, and to the extent such director is permitted to refer that opportunity to the Combined Company without violating another legal obligation. Accordingly, a non-employee director may choose to present any corporate opportunity to other entities and has no obligation to present them to the Combined Company if such director is not prohibited by the Proposed Charter from doing so.

See “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal-Interests of BOXABL’s Directors and Executive Officers in the Business Combination” and “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — As a “controlled company” within the meaning of Nasdaq listing rules after the Closing, the Combined Company will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If the Combined Company elects to rely on some of these exemptions, Combined Company stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements” in this joint proxy statement/prospectus for a further discussion of these considerations.
There can be no assurances that holders of shares of BOXABL Common Stock and BOXABL Preferred Stock will not be required to recognize gain for U.S. federal income tax purposes upon the exchange of shares of BOXABL Common Stock for shares of Combined Company Common Stock and of BOXABL Preferred Stock for shares of Combined Company Merger Preferred Stock in the Business Combination.
Although each of FGMC and BOXABL intends and expects the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, there can be no assurance that the Business Combination will so qualify. In addition, the completion of the Business Combination is not conditioned on qualification as a “reorganization” or upon the receipt of an opinion of counsel or IRS ruling to that effect. U.S. holders (as defined in the section entitled “U.S. Federal Income Tax Considerations”) of shares of BOXABL Common Stock and BOXABL Preferred Stock will be required to recognize gain for U.S. federal income tax purposes on the receipt of shares of Combined Company Common Stock or Combined Company Merger Preferred Stock if the Business Combination fails to qualify as a “reorganizations” within the meaning of Section 368(a) of the Internal Revenue Code.
The exercise of BOXABL’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in BOXABL’s stockholders’ best interests.
In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Merger Agreement, would require BOXABL to agree to amend the Merger Agreement, to consent to certain actions taken by FGMC or to waive rights that BOXABL is entitled to under the Merger Agreement. Such events could arise because of changes in the course of FGMC’s businesses or a request by FGMC to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement. In any of such circumstances, it would be at BOXABL’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this joint proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is best for BOXABL and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this joint proxy statement/prospectus, BOXABL does not believe there will be any changes or waivers that BOXABL’s directors and executive officers would be likely to make after stockholder approval of the BOXABL Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, BOXABL will circulate a new or amended joint proxy statement/prospectus and resolicit BOXABL’s common stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the BOXABL Business Combination Proposal.
Risks Relating to FGMC and the Business Combination
Unless the context otherwise requires, all references in this subsection to the “Company,” “FGMC,” “we,” “us,” or “our” refer to FGMC prior to the consummation of the Business Combination and the Combined Company after the consummation of the Business Combination.
The Sponsor has agreed to vote in favor of the Business Combination and the other proposals presented at the FGMC Special Meeting, regardless of how FGMC’s public stockholders vote, and the Business Combination is not conditioned on the separate approval of a majority of FGMC’s public stockholders.
Unlike some other blank check companies in which the initial stockholders agree to vote their shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Sponsor has agreed, among other things, to vote in favor of the proposals presented at the FGMC Special Meeting. Additionally, the Business Combination is not conditioned on the separate approval of a majority of FGMC’s public stockholders. Accordingly, none of the proposals presented at the FGMC Special Meeting is conditioned on the approval by the holders of a majority of the FGMC Common Stock held by stockholders other than the Sponsor or its affiliates. As of the record date for the FGMC Special Meeting, the Initial Stockholders (including the Sponsor) and Ramnarain Joseph Jaigobind owned approximately 21.84% of the issued and outstanding FGMC Common Stock. As a result, FGMC would need only 35.93% of the 8,000,000 Public Shares outstanding to be voted in favor of the Business Combination in order to have such transaction approved. As a result, it is more likely that the necessary FGMC stockholder approvals will be obtained than if the Sponsor had not entered into the Sponsor Support Agreement, and the public stockholders will not be able to exert meaningful influence over the outcome of the proposals presented at the FGMC Special Meeting. The Sponsor and FGMC’s officers and directors have interests that are different from, or in addition to (and which may conflict with), the interests of the unaffiliated stockholders. See “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Neither the FGMC board of directors nor any committee thereof obtained a third-party valuation or opinion in determining whether or not to pursue the Business Combination.
Neither the FGMC board of directors nor any committee thereof is required to obtain an opinion that the price that we are paying for BOXABL is fair to us from a financial point of view and no such third-party valuation or opinion was obtained in connection with the Business Combination. FGMC’s management and directors have substantial experience in evaluating the operating and financial merits of companies and concluded that their experience and backgrounds, together with the experience and expertise of FGMC’s advisors and FGMC’s due diligence investigation of BOXABL, enabled them to make the necessary analyses and determinations regarding the Business Combination. In analyzing the Business Combination, the FGMC board of directors and management conducted due diligence on BOXABL. The FGMC board of directors reviewed comparisons of selected financial data of BOXABL with its peers in the industry and the financial terms set forth in the Merger Agreement and concluded that the Business Combination was advisable and fair to, and in the best interests of, FGMC and its stockholders. Accordingly, investors will be relying solely on the judgment of the FGMC board of directors and management in valuing BOXABL and assuming the risk that the FGMC board of directors and management may not have properly valued BOXABL and that certain directors and officers of FGMC may have interests that are different from, or in addition to (and which may conflict with) the interests of the unaffiliated stockholders. The lack of a third-party valuation may also lead an increased number of stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination.
The FGMC board of directors has not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders of FGMC for purposes of negotiating the terms of the Business Combination on their behalf and/or preparing a report concerning the approval of the Business Combination.
The FGMC board of directors is not required to retain an unaffiliated representative to act solely on behalf of unaffiliated stockholders of FGMC for purposes of negotiating the terms of the Business Combination on their behalf and/or preparing a report concerning the approval of the Business Combination and has not retained such an unaffiliated representative or obtained a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. FGMC’s management and directors have substantial experience in evaluating the operating and financial merits of companies and concluded that their experience and backgrounds, together with the experience and expertise of FGMC’s advisors and FGMC’s due diligence investigation of BOXABL, enabled them to make the necessary analyses and determinations regarding the Business Combination. Accordingly, FGMC’s public stockholders will be relying solely on the judgement of the FGMC board of directors in valuing BOXABL’s business and assuming the risk that the FGMC board of directors may not have properly valued the Business Combination and that certain directors and officers of FGMC may have interests that are different from, or in addition to (and which may conflict with) the interests of the unaffiliated stockholders. Not retaining such an unaffiliated representative may also lead an increased number of stockholders to vote against the Business Combination, which could potentially impact our ability to consummate the Business Combination.
We may be forced to close the Business Combination even if we determine it is no longer in our stockholders’ best interests.
Our public stockholders are protected from a material adverse event of BOXABL arising between the date of the Merger Agreement and the Closing primarily by the right to redeem their FGMC Public Shares for a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to FGMC to pay taxes (net of permitted withdrawals), divided by the number of then-outstanding FGMC Public Shares.

However, we do not have the right to terminate the Merger Agreement if we determine the Business Combination is no longer in the best interests of FGMC stockholders. In that situation, if the conditions to the Closing are satisfied (or waived by the parties to the Merger Agreement), we may be forced to close the Business Combination.
Since the Sponsor and FGMC’s directors, executive officers and advisors have interests that are different from, or in addition to (and which may conflict with), the interests of our stockholders, a conflict of interest may have existed in determining whether the Business Combination with BOXABL is appropriate as our initial business combination. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination.
When you consider the recommendation of FGMC’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and FGMC’s directors and executive officers have interests in such proposal that are different from, or in addition to, those of FGMC stockholders generally. These interests include, among other things, the interests listed below:
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unless FGMC consummates an initial business combination, the Sponsor and FGMC’s officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the FGMC IPO and private placement not deposited in the Trust Account. As of May 1, 2026, no such reimbursable out-of-pocket expenses have been incurred;

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the fact that FGMC has entered into a letter agreement with the Sponsor pursuant to which FGMC is required to pay the Sponsor a total of $15,000 per month for per month for office space, administrative and support services, commencing on the consummation of the IPO. Upon the earlier of the consummation of FGMC’s initial business combination and its liquidation, FGMC will cease paying these monthly fees. Accordingly, assuming the consummation of FGMC’s initial business combination takes until January 30, 2027, the Sponsor will be paid a total of approximately $360,000 for these services;

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Our Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until: (i) with respect to 50% of the Founder Shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of FGMC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the Founder Shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances;

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based on the difference in the purchase price of $25,000 (or approximately $0.01 per share) that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the FGMC IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the closing of a business combination falls below the price initially paid for the Public Units in the FGMC IPO and the public investors experience a negative rate of return following the closing of a business combination, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus;

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the fact that Sponsor paid an aggregate of $25,000 (or approximately $0.01 per share) for the 2,000,000 Founders Shares and such securities may have a value of approximately $20.4 million at the time of a business combination (based on a market price of $10.18 per share of FGMC Common Stock on May 1, 2026). Therefore, the Sponsor could make a substantial profit after the initial business combination even if public investors experience substantial losses, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus. Further, the Founder Shares have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

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the fact that the Sponsor currently holds 223,000 Private Units, each unit consisting of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination, which Private Units were purchased at a price of $10.00 per unit, or an aggregate value of $2,230,000 and which have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

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the fact that the Sponsor currently holds 1,000,000 of FGMC’s $15.00 exercise price warrants (the “$15 Private Warrants”) which the Sponsor purchased at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one share of common stock at $15.00 per share, for an aggregate purchase price of $100,000. Each Private Unit consists of one common share and one right (“Private Unit Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock. Each $15 Private Warrant entitles the holder to purchase one share of FGMC Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of the Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, the $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. If FGMC does not complete its initial business combination by January 30, 2027 or during any Extension Period, FGMC’s warrants will expire worthless;

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the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within 24 months of the completion of the FGMC IPO, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

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the fact that the Initial Stockholders currently hold an aggregate of 2,223,300 shares of FGMC Common Stock, including shares underlying the 223,300 Private Units. As of May 1, 2026, such shares had an aggregate market value of approximately $22.6 million and the Private Unit Rights had an aggregate market value of approximately $127,000, based on a market price of $10.18 per share of FGMC Common Stock and a market price of $0.57 per Right on May 1, 2026, respectively;

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the continued indemnification of FGMC’s executive officers and directors and the continuation of FGMC’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

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the fact that the Sponsor and FGMC’s executive officers and directors have agreed, for no consideration, not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination and such Founder Shares will be worthless if no business combination is effected by FGMC within 24 months of the FGMC IPO; and

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the fact that Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC and direct its day-to-day operations. The interests of the members of the sponsor are denominated in four classes of membership interest units: Series A Units, Series B Units, Series C Units and Series D Units. The following table sets forth information regarding the ownership of interests in FG Merger Investors II LLC, our sponsor, by each person known by us to have material direct and indirect interests in the sponsor. There are no other direct and indirect material interests in the sponsor.

	A Units (Representing Interests in the Common Shares)	Series B Units (Representing Interests in the Common Shares)	Series C Units (Representing Interests in the Rights)	Series D Units (Representing Interests in the OTM Warrants)	Approximate Percentage of Interest in the Common Shares Held by Sponsor	Approximate Percentage of Interest in the Rights and OTM Warrants Held by Sponsor
Larry G. Swets, Jr.	6,647(1)	139,906	7,443	333,334	10.45%	33.3%
Hassan R. Baqar	40,000(2)	139,906	7,444	333,333	12.82%	33.3%
D. Kyle Cerminara	—(3)	139,906	7,443	333,333	9.97%	33.3%
FG Nexus Inc.	83,096(4)	—	—	—	6%	—

(1)
Held indirectly through MSLR Holdings, LLC, an entity managed by Larry G. Swets.

(2)
Held indirectly through SF Investors II LLC, an entity managed by Hassan R. Baqar.

(3)
Mssrs. Cerminara, Swets and Baqar are also investors in FG Nexus Inc., (NASDAQ: FGNX), previously known as Fundamental Global, Inc. (NASDAQ: FGF), a public company that owns membership interests in the Sponsor. In addition, our directors Scott D. Wollney and Richard E. Govignon are also directors of FG Nexus Inc.

(4)
Common shares of the Company held via the Sponsor.

In light of the foregoing, the Sponsor and FGMC’s directors, executive officers and advisors will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with BOXABL rather than liquidate even if (i) BOXABL is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor, directors, officers and advisors may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and FGMC’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on the Founder Shares and Private Units even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination. See “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — The Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination.”
These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
The Initial Stockholders paid an aggregate of $25,000 for their shares of FGMC Common Stock, or approximately $0.012 per share. As a result of this low initial price, those holders (including certain of our officers and directors that also indirectly own FGMC Common Stock through their ownership in the Sponsor) of shares of FGMC Common Stock stand to make a substantial profit even if we select and consummate an initial business combination with an acquisition target that subsequently declines in value or is unprofitable for our public stockholders.
As a result of the low acquisition cost of the Founder Shares, the holders of Founder Shares, including our officers and directors (including certain of our officers and directors that also indirectly own FGMC Common Stock through their ownership in the Sponsor) could make a substantial profit even if we select and consummate an initial business combination with an acquisition target that subsequently declines in value or is unprofitable for our public stockholders. Thus, such parties may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid for their founder shares at a purchase price that is about the same as the prices that public stockholders purchased their public shares in our IPO or the aftermarket.

The exercise of FGMC’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in FGMC’s stockholders’ best interests.
In the period leading up to the Closing, events may occur that, pursuant to the Merger Agreement, would require FGMC to agree to amend the Merger Agreement, to consent to certain actions taken by BOXABL or to waive rights that FGMC is entitled to under the Merger Agreement. Such events could arise because of changes in the course of BOXABL’s businesses or a request by BOXABL to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement. In any of such circumstances, it would be at FGMC’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors (and described elsewhere in this joint proxy statement/prospectus) may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is best for FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this joint proxy statement/prospectus, FGMC does not believe there will be any changes or waivers that FGMC’s directors and executive officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, FGMC will circulate a new or amended joint proxy statement/prospectus and resolicit FGMC’s stockholders if changes to the terms of the transaction that would have a material impact on its stockholders are required prior to the vote on the Business Combination Proposal.
We and BOXABL will incur significant transaction and transition costs in connection with the Business Combination.
We and BOXABL have both incurred and expect to incur significant, nonrecurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We and BOXABL may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Merger Agreement (including the Business Combination), including legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid out of the proceeds of the Business Combination or by the Combined Company following the Closing. However, if the Closing does not occur, each party to the Merger Agreement will be responsible for and pay its own expenses incurred in connection with the Merger Agreement and the transactions contemplated hereby. See “FGMC Stockholder Proposal No. 1: The Business Combination Proposal-The Merger Agreement-Fees and Expenses.”
The process of taking a company public by means of a business combination with a special purpose acquisition company is different from that of taking a company public through an underwritten offering and may create risks for our unaffiliated investors.
An underwritten offering involves a company engaging underwriters to purchase its shares and resell them to the public. An underwritten offering imposes statutory liability on the underwriters for material misstatements or omissions contained in the registration statement unless they are able to sustain the burden of proving that they did not know and could not reasonably have discovered such material misstatements or omissions. This is referred to as a “due diligence” defense and results in the underwriters undertaking a detailed review of the company’s business, financial condition and results of operations. Going public by means of a business combination with a special purpose acquisition company does not involve any underwriters and as a result does not necessarily involve the level of third-party review attendant to underwriters seeking to establish a “due diligence” defense in an underwritten offering.
In addition, going public by means of a business combination with a special purpose acquisition company does not involve a book-building process as is the case in an underwritten public offering. In an underwritten public offering, the initial value of a company is based on the indicative price at which investors indicate they are prepared to purchase shares from the underwriters. In the case of a special purpose acquisition company transaction, the value of the company is established through negotiations between the target company, the special purpose acquisition company and, in some cases, “PIPE” investors who agree to purchase shares at the time of the business combination. The process of establishing the value of a company in a special purpose acquisition company business combination may be less effective than the book-building process in an underwritten public offering and also does not reflect events that may have occurred between the date of the business combination agreement and the Closing. In addition, underwritten public offerings are frequently oversubscribed resulting in additional potential demand for shares in the aftermarket following the underwritten public offering. There is often no such book of demand built up in connection with a special purpose acquisition company transaction and no underwriters with the responsibility of stabilizing the share price which may result in the share price being harder to sustain after the consummation of a business combination.
The announcement of the proposed Business Combination could disrupt BOXABL’s relationships with its stockholders, business partners, customers, and others, as well as its operating results and business generally.
Whether or not the Business Combination and related transactions are ultimately consummated, as a result of uncertainty related to the proposed transactions, risks relating to the impact of the announcement of the Business Combination on BOXABL’s business include the following:
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its employees may experience uncertainty about their future roles, which might adversely affect the Combined Company’s ability to retain and hire key personnel and other employees;

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stockholders, business partners, customers and other parties with which the Combined Company maintains business relationships may experience uncertainty about its future and seek alternative relationships with third parties, seek to alter their business relationships with BOXABL or fail to re-enroll or extend an existing relationship with BOXABL; and

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BOXABL has expended and BOXABL will continue to expend significant costs, fees and expenses for professional services and transaction costs in connection with the proposed Business Combination.

If any of the aforementioned risks were to materialize, they could lead to significant costs which may impact the Combined Company’s results of operations and cash available to fund its businesses.
Subsequent to consummation of the Business Combination, the Combined Company may be exposed to unknown or contingent liabilities and may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and its share price, which could cause you to lose some or all of your investment.
We cannot assure you that the due diligence conducted in relation to BOXABL has identified all material issues or risks associated with BOXABL, its business or the industry in which it competes. Furthermore, we cannot assure you that factors outside of BOXABL’s and our control will not later arise. As a result of these factors, the Combined Company may be exposed to liabilities and incur additional costs and expenses and we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses.
Even if our due diligence has identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. If any of these risks materialize, this could have a material adverse effect on the Combined Company’s financial condition and results of operations and could contribute to negative market perceptions about its securities. Additionally, we have no indemnification rights against BOXABL stockholders under the Merger Agreement and all of the purchase price consideration will be delivered at the Closing.
Accordingly, any stockholders of FGMC who choose to remain BOXABL stockholders following the Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the unexculpated breach by our directors or officers of a fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the registration statement or joint proxy statement/prospectus relating to the Business Combination contained an actionable material misstatement or material omission.

The historical financial results of BOXABL and unaudited pro forma financial information included elsewhere in this joint proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial position or results of operations would have been or will be in future periods.
The historical financial results included in this joint proxy statement/prospectus are not indicative of the financial condition, results of operations or cash flows that BOXABL or the Combined Company may achieve in the future. This is primarily the result of the following factors: (i) the Combined Company will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes-Oxley Act; and (ii) the Combined Company’s capital structure will be different from that reflected in BOXABL’s historical financial statements. The Combined Company’s financial condition and future results of operations could be materially different from amounts reflected in the historical financial statements included elsewhere in this joint proxy statement/prospectus, so it may be difficult for investors to compare the Combined Company’s future results to historical results or to evaluate its relative performance or trends in its business.
Similarly, the unaudited pro forma condensed combined financial information in this joint proxy statement/prospectus is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material. See “Unaudited Pro Forma Condensed Combined Financial Information.”
The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Merger Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.
The completion of the Business Combination is subject to a number of conditions set forth in the Merger Agreement. Those conditions include, among other things, (i) approval of the Business Combination and related agreements and transactions by the respective stockholders of FGMC and BOXABL, (ii) effectiveness of the Registration Statement of which this joint proxy statement/prospectus forms a part, (iii) receipt of approval for listing on the Applicable Stock Exchange of the shares of Combined Company Common Stock to be issued in connection with the Merger, (iv) the performance in all material respects of the respective covenants of FGMC and BOXABL to be performed as of or prior to the Closing, (v) the absence of any injunctions prohibiting the consummation of the Merger and (vi) the representations and warranties of FGMC and BOXABL remaining accurate (to such standards described in the Merger Agreement) as of the effective time of the Merger. If those conditions are not satisfied or waived, the Merger Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.
The Sponsor may elect to purchase FGMC Public Shares from public stockholders prior to the consummation of the Business Combination, which may influence the vote on the Business Combination and reduce the public “float” of our securities.
At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the existing stockholders of BOXABL or our or their respective directors, officers, advisors or respective affiliates may (i) purchase FGMC Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, FGMC Public Shares, (ii) execute agreements to purchase such shares from such investors in the future, or (iii) enter into transactions with such investors and others to provide them with incentives to acquire FGMC Public Shares, vote their FGMC Public Shares in favor of the Condition Precedent Proposals or not redeem their FGMC Public Shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of FGMC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the existing stockholders of BOXABL or our or their respective directors, officers, advisors or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) holders of FGMC Common Stock voting in favor of the FGMC Proposals at the FGMC Special Meeting, (2) otherwise limiting the number of FGMC Public Shares electing to redeem and (3) the conditions to the consummation of the Business Combination being otherwise satisfied. The Sponsor has agreed pursuant to the Sponsor Support Agreement to vote its FGMC Common Stock in favor of the Business Combination Proposal and the other proposals described in this joint proxy statement/prospectus.
Entering into any such arrangements may have a depressive effect on the FGMC Common Stock (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the FGMC Special Meeting and would likely increase the chances that such proposals would be approved. In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Activities taken by FGMC’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the FGMC Proposals and may affect the market price of FGMC’s securities.
The Sponsor or FGMC’s executive officers, directors and advisors, or their respective affiliates, may purchase FGMC Common Stock in privately negotiated transactions either prior to or following the consummation of the Business Combination. There is no limit on the number of Public Shares that the Sponsor and FGMC’s directors, officers, advisors or any of their respective affiliates may purchase in such transactions, subject to compliance with applicable law, including Rule 14e-5 under the Exchange Act, and Nasdaq rules. However, the Sponsor and FGMC’s directors, officers, advisors and their respective affiliates have not consummated any such purchases or acquisitions, have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Public Shares in such transactions. None of the Sponsor or FGMC’s executive officers, directors and advisors, or their respective affiliates, will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Sponsor or FGMC’s executive officers, directors and advisors, or their respective affiliates, currently anticipates paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor or FGMC’s executive officers, directors and advisors, or their respective affiliates, or the price such parties may pay.
If the Sponsor, FGMC’s directors, officers, advisors or any of their respective affiliates purchase Public Shares in privately negotiated transactions from holders of Public Shares who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares.
The purpose of any such purchases of Public Shares could be to increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement, where it appears that such requirement would otherwise not be met. Any such purchases of our Public Shares may result in the completion of the Business Combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements. Further, in the event the Sponsor, FGMC’s directors, officers, advisors or any of their respective affiliates were to purchase Public Shares or Public Rights in privately negotiated transactions from public holders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act, including, in relevant part, through adherence to the following:
•
This proxy statement/prospectus discloses the possibility that the Sponsor, FGMC’s directors, officers, advisors or any of their respective affiliates may purchase Public Shares or Public Rights from public holders outside the redemption process, along with the purpose of such purchases;

•
If the Sponsor, FGMC’s directors, officers, advisors or any of their respective affiliates were to purchase Public Shares or Public Rights from public holders:

(a)
such purchasers would do so at a price no higher than the price offered through our redemption process;

(b)
such purchased shares would not be voted in favor of approving the business combination transaction;

(c)
such purchasers would not possess any redemption rights with respect to such purchased shares or, if they do acquire and possess redemption rights, they would waive such rights; and

(d)
we would disclose in a Current Report on Form 8-K, before the Special Meeting, the following:

(i)
the amount of FGMC securities purchased outside of the redemption offer by the Sponsor, FGMC’s directors, officers, advisors or any of their respective affiliates, along with the purchase price; the purpose of such purchases;

(ii)
the impact, if any, of such purchases on the likelihood that a business combination will be approved;

(iii)
the identities of our selling stockholders for such purchases (if not purchased on the open market) or the nature of our stockholders (e.g., 5% stockholders) who sold to the Sponsor, FGMC’s directors, officers, advisors or any of their respective affiliates; and

(iv)
the number of shares of FGMC Common Stock for which we have received redemption requests pursuant to the redemption offer.

We may not be able to complete the Business Combination if the Business Combination is considered by the authorities to be impermissible based on a determination by the Committee on Foreign Investment in the United States (“CFIUS”).
CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. No person or entity associated with or otherwise involved in the transaction, including the Sponsor, is, is controlled by, has substantial ties with, or has any members who are, a non-U.S. person. Accordingly, we do not believe that the Business Combination presents any U.S. national security issues that would warrant CFIUS prohibiting the Business Combination. If Boxabl is considered a “foreign person” pursuant to the CFIUS regulations, any proposed business combination between us could be subject to review by CFIUS. The Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) expanded the scope of CFIUS to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate. FIRRMA, and subsequent regulations that are now in force, also subject certain categories of investments to mandatory filings. If the Business Combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing or determine to submit a voluntary notice to CFIUS, or to proceed with the Business Combination without notifying CFIUS and risk CFIUS intervention, before or after the closing of the Business Combination. If the Business Combination is subject to CFIUS review, we may be unable to complete the Business Combination. CFIUS may decide to block or delay the Business Combination, impose conditions to mitigate national security concerns with respect to such Business Combination or order us to divest all or a portion of the U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we have only a limited time to complete the Business Combination (as described in this joint proxy statement/prospectus) our failure to obtain any required approvals within the requisite time period may require us to liquidate. If we liquidate, our public shareholders may only receive $10.00 per share initially, and our Rights will expire worthless. This will also cause you to lose any potential investment opportunity in Boxabl and the chance of realizing future gains on your investment through any price appreciation in the Combined Company.
Past performance by our management team may not be indicative of future performance of an investment in us or of the future performance of the Combined Company.
Any past experience and performance, including related to acquisitions, of our management team or its affiliates or of businesses associated with our management team is not a guarantee: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; (2) of any results with respect to any initial business combination we may consummate, including the Business Combination; or (3) that we will be able to adequately assess the risks of a potential transaction, including the Business Combination. You should not rely on the historical record and performance of our management team or its affiliates or of businesses associated with our management team as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. Further, our management team has been involved with a number of public and private companies, which have achieved different levels of performance. An investment in us is not an investment in the Sponsor or in any other entity in which the Sponsor or our management team is affiliated and does not in any way create an advisory relationship between the Sponsor, our management team or any such entity, on the one hand, and any of our stockholders, on the other hand.
The public stockholders will experience immediate dilution as a consequence of the issuance of the Combined Company Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that our current stockholders have on the management of the Combined Company.
As of the date of this joint proxy statement/prospectus, there are 10,295,800 shares of FGMC Common Stock (including the shares underlying the FGMC Units, 8,000,000 shares of FGMC Common Stock subject to possible redemption and 2,223,300 shares of FGMC Common Stock held by the Initial Stockholders).It is anticipated that, immediately following the Business Combination, (i) FGMC’s public stockholders will own approximately 2.2% of outstanding Combined Company Common Stock, (ii) BOXABL stockholders will own approximately 68.8% of outstanding Combined Company Common Stock, and (iii) the Initial Stockholders will own approximately 0.6% of outstanding Combined Company Common Stock. These percentages assume that (i) no FGMC public stockholders exercise their redemption rights in connection with the Business Combination, and (ii) the Combined Company issues shares of Combined Company Common Stock as the merger consideration pursuant to the Merger Agreement, which in the aggregate equals 247,331,061 shares of Combined Company Common Stock and (iii) All Convertible Securities of BOXABL are exchanged for Combined Company Common Stock. If the actual facts are different from these assumptions, these percentages will be different. Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
The issuance of additional Combined Company Common Stock will significantly dilute the equity interests of existing holders of FGMC securities and may adversely affect prevailing market prices for our FGMC Public Shares.
The Applicable Stock Exchange may not list the Combined Company Common Stock on its exchange, which could limit investors’ ability to make transactions in the Combined Company Common Stock and subject the Combined Company to additional trading restrictions.
In connection with the Business Combination, we will apply to have the Combined Company Common Stock listed on Nasdaq or any other Applicable Stock Exchange upon consummation of the Business Combination. We cannot assure you that we will be able to meet all initial listing requirements. Even if the Combined Company Common Stock is listed on Nasdaq or other Applicable Stock Exchange, the Combined Company may be unable to maintain the listing of its securities in the future.

If the Combined Company fails to meet the listing requirements and Nasdaq or other Applicable Stock Exchange does not list its securities on its exchange, BOXABL would not be required to consummate the Business Combination. In the event that BOXABL elected to waive this condition, and the Business Combination was consummated without the Combined Company Common Stock being listed on Nasdaq or other Applicable Stock Exchange, the Combined Company could face significant material adverse consequences, including:
•
a limited availability of market quotations for the Combined Company Common Stock;

•
reduced liquidity for the Combined Company Common Stock;

•
a determination that the Combined Company Common Stock is a “penny stock” which will require brokers trading in the Combined Company Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Combined Company Common Stock;

•
a limited amount of news and analyst coverage; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” If the Combined Company Common Stock is not listed on Nasdaq or other Applicable Stock Exchange, such securities would not qualify as covered securities and we would be subject to regulation in each state in which we offer our securities because states are not preempted from regulating the sale of securities that are not covered securities.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
•
restrictions on the nature of our investments;

•
restrictions on the enforceability of agreements entered into by us, each of which may make it difficult for us to complete our initial business combination; and

•
restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:
•
registration as an investment company with the SEC (which may be impractical and would require significant changes in, among other things, our capital structure);

•
adoption of a specific form of corporate structure; and

•
reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40.0% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business is to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
On March 30, 2022, the SEC announced the proposal of new rules and amendments concerning SPACs such as FGMC that, if adopted, would provide a safe harbor for special purpose acquisition companies from the definition of “investment company” under Section 3(a)(1)(A) of the Investment Company Act, provided that they satisfy certain conditions that limit a special purpose acquisition company’s duration, asset composition, business purpose and activities. The duration component of the proposed safe harbor rule would require a special purpose acquisition company to file a Current Report on Form 8-K with the SEC announcing that it has entered into an agreement with the target company (or companies) to engage in an initial business combination no later than 18 months after the effective date of the special purpose acquisition company’s registration statement for its initial public offering. The special purpose acquisition company would then be required to complete its initial business combination no later than 24 months after the effective date of its registration statement for its initial public offering. However, on January 24, 2024, the SEC adopted the final rules and amendments related to SPACs, and such rules did not include the proposed safe harbor. Instead, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose and the activities of the SPAC and its management team in furtherance of such goals. Under the new rules, there is uncertainty as to the applicability of the Investment Company Act to a SPAC.
If we were deemed to be an investment company for purposes of the Investment Company Act, we might be forced to abandon our efforts to complete an initial business combination and instead be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless.
We do not believe that our principal activities currently subject us to the Investment Company Act. To this end, the proceeds held in the Trust Account have been invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we do not believe we are an “investment company” within the meaning of the Investment Company Act. The Trust Account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any FGMC Public Shares properly submitted in connection with a stockholder vote to amend the FGMC Charter to modify the substance or timing of our obligation to provide our public stockholders the right to have their FGMC Public Shares redeemed in connection with our initial business combination or to provide for the redemption of the FGMC Public Shares in connection with an initial business combination or to redeem 100.0% of the FGMC Public Shares if we do not complete our initial business combination by January 30, 2027, or during any Extension Period, or with respect to any other provision relating to stockholder rights or pre-initial business combination activity; and (iii) absent a business combination, our return of the funds held in the Trust Account to our public stockholders as part of our redemption of the FGMC Public Shares. Because we have invested the proceeds only in permitted instruments, we believe we are not an investment company subject to the Investment Company Act.
Changes in laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications, may materially and adversely affect us, including our ability to complete the Business Combination.
We are subject to laws and regulations, and interpretations and applications of such laws and regulations, enacted by national, regional and local governments. In particular, because we will be required to comply with certain SEC and other legal requirements, the Business Combination may be contingent on our ability to comply with certain laws, regulations, interpretations and applications and the Combined Company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, applicable laws, regulations, interpretations and applications may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, including as a result of changes in economic, political, social and governmental policies, and those changes could have a material adverse effect on our business, investments, financial condition, liquidity and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on us, including our ability to complete the Business Combination.
For example, on January 24, 2024, the SEC adopted a series of new rules relating to SPACs (the “SPAC Rules”) requiring, among other items, (i) additional disclosures relating to SPAC business combination transactions; (ii) additional disclosures relating to dilution and to conflicts of interest involving sponsors and their affiliates in both SPAC initial public offerings and SPAC initial business combinations (the “de-SPAC transactions”); (iii) additional disclosure obligations and requirements for the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and (iv) both the SPAC and the target company’s status as co-registrants on de-SPAC transaction registration statements.
In addition, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose and the activities of the SPAC and its management team in furtherance of such goals.
Compliance with the SPAC Rules and related guidance may increase the costs and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.
FGMC public stockholders who redeem their FGMC Public Shares may continue to hold any FGMC Rights they own, which results in additional dilution to non-redeeming FGMC public stockholders upon the consummation of the Business Combination.
FGMC public stockholders that redeem their FGMC Public Shares may continue to hold any FGMC Rights they owned prior to redemption, which results in additional dilution to non-redeeming FGMC public stockholders upon conversion of such Rights into shares of Combined Company Common Stock if the Business Combination is consummated. Assuming all redeeming FGMC public stockholders acquired FGMC Units in the IPO and continue to hold the FGMC Public Rights that were included in the FGMC Units, the redeeming FGMC public stockholders would recoup their entire investment and continue to hold such FGMC Public Rights, while non-redeeming FGMC public stockholders would suffer additional dilution in their percentage ownership and voting interest in the Combined Company upon conversion of the FGMC Public Rights held by redeeming FGMC public stockholders.
Risks Relating to Redemptions
Unless the context otherwise requires, all references in this subsection to the “Company,” “FGMC,” “we,” “us,” or “our” refer to FGMC prior to the consummation of the Business Combination.
FGMC does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for FGMC to complete a business combination with which a substantial majority or all of FGMC’s public stockholders do not agree.
The FGMC Charter does not provide a specified maximum redemption threshold. As a result, FGMC may be able to complete the Business Combination even though a substantial portion or all of FGMC’s public stockholders have redeemed their shares.
If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15.0% of the FGMC Public Shares, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15.0% of the FGMC Public Shares.
A public stockholder of FGMC, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its FGMC Public Shares with respect to more than an aggregate of 15.0% of the FGMC Public Shares. Accordingly, if a public stockholder of FGMC, alone or acting in concert or as a group, seeks to redeem more than 15.0% of the FGMC Public Shares, then any such shares in excess of that 15.0% limit would not be redeemed for cash. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to FGMC whether such stockholder is acting in concert or as a group with any other stockholder of FGMC. Such certifications, together with other public information relating to stock ownership available to FGMC at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which FGMC will make the above-referenced determination. Your inability to redeem any such excess FGMC Public Shares will reduce your influence over FGMC’s ability to consummate the Business Combination, and you could suffer a material loss on your investment in FGMC if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if FGMC consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15.0% of the FGMC Public Shares and, in order to dispose of such excess shares, you would be required to sell your FGMC Public Shares in open market transactions, potentially at a loss. FGMC cannot assure you that the value of such excess FGMC Public Shares will appreciate over time following the Business Combination or that the market price of the Combined Company Common Stock will exceed the per share redemption price. Notwithstanding the foregoing, public stockholders of FGMC may challenge FGMC’s determination as to whether a public stockholder is acting in concert or as a group with another public stockholder in a court of competent jurisdiction.
FGMC public stockholders’ ability to vote all of their FGMC Public Shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.
There is no guarantee that a FGMC public stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.
FGMC can give no assurance as to the price at which a FGMC public stockholder may be able to sell its FGMC Public Shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in FGMC’s share price, and may result in a lower value realized now than a public stockholder of FGMC might realize in the future had the FGMC public stockholder not redeemed its FGMC Public Shares. Similarly, if a FGMC public stockholder does not redeem its FGMC Public Shares, the FGMC public stockholder will bear the risk of ownership of such FGMC Public Shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the estimated redemption price set forth in this joint proxy statement/prospectus. A FGMC public stockholder should consult such stockholder’s own tax and/or financial advisors for assistance on how this may affect his, her or its individual situation.
Public stockholders of FGMC who wish to redeem their FGMC Public Shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If FGMC public stockholders fail to comply with the redemption requirements specified in this joint proxy statement/prospectus, they will not be entitled to redeem their FGMC Public Shares for a pro rata portion of the funds held in the Trust Account.
FGMC public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to Continental or deliver their FGMC Public Shares to Continental electronically through the DWAC system at least two business days prior to the FGMC Special Meeting. In order to obtain a physical stock certificate, a public stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is FGMC’s understanding that public stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because FGMC does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, public stockholders who wish to redeem their FGMC Public Shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their FGMC Public Shares.
FGMC public stockholders will be entitled to request that their FGMC Public Shares be redeemed at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law. Holders of FGMC Public Units must separate their FGMC Public Units into the component securities in order to exercise their redemption rights with respect to the underlying FGMC Public Shares. Please see the section entitled “Special Meeting of Stockholders of FGMC — Redemption Rights” for additional information on how to exercise your redemption rights.
If a FGMC public stockholder fails to receive notice of FGMC’s offer to redeem the FGMC Public Shares in connection with the Business Combination or fails to comply with the procedures for tendering its FGMC Public Shares, such FGMC Public Shares may not be redeemed.
If, despite FGMC’s compliance with the proxy rules, a FGMC public stockholder fails to receive FGMC’s proxy materials, such FGMC public stockholder may not become aware of the opportunity to redeem its FGMC Public Shares. In addition, this joint proxy statement/prospectus that FGMC is furnishing to holders of FGMC Public Shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem FGMC Public Shares. In the event that a FGMC public stockholder fails to comply with these procedures, its FGMC Public Shares may not be redeemed. Please see the section entitled “Special Meeting of Stockholders of FGMC — Redemption Rights” for additional information on how to exercise your redemption rights.
There can be no assurances that holders of shares of FGMC Public Shares will not be required to recognize gain for U.S. federal income tax purposes upon the deemed exchange of shares of FGMC Texas for shares of FGMC Nevada in the Conversion.
Although FGMC intends and expects the Conversion to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code, there can be no assurance that the Conversion will so qualify. In addition, the completion of the Conversion is not conditioned on qualification as a “reorganization” or upon the receipt of an opinion of counsel or IRS ruling to that effect. U.S. holders (as defined in the section entitled “U.S. Federal Income Tax Considerations”) of shares of FGMC Public Shares will be required to recognize gain for U.S. federal income tax purposes on the deemed receipt of shares of FGMC Texas if the Conversion fails to qualify as a “reorganizations” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code.
A 1.0% U.S. federal excise tax could be imposed on us in connection with redemptions.
On August 16, 2022, the Inflation Reduction Act of 2022 (the “IRA”) was signed into federal law. The IRA provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases (including certain redemptions) of stock by publicly traded U.S. corporations and certain U.S. subsidiaries of publicly traded non-U.S. corporations (each, a “covered corporation”). Because we will be a Texas corporation and our securities are expected to be trading on Nasdaq, we are a “covered corporation” for this purpose. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax.
The U.S. Department of the Treasury has authority to provide Excise Tax regulations and other guidance to carry out, and prevent the abuse or avoidance of, the Excise Tax. On December 27, 2022, the U.S. Department of the Treasury issued a notice that provides interim operating rules for the Excise Tax, including rules governing the calculation and reporting of the Excise Tax, on which taxpayers may rely until the forthcoming proposed Treasury regulations addressing the Excise Tax are published. Although such notice clarifies certain aspects of the Excise Tax, the interpretation and operation of other aspects of the Excise Tax remain unclear, and such interim operating rules are subject to change. Any redemptions in connection with the Business Combination may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax on a redemption of our stock would depend on a number of factors, including (i) whether the redemption is treated as a repurchase of stock for purposes of the Excise Tax, (ii) the nature and amount of the equity issued by us (whether in connection with the Business Combination, including the Combined Company Common Shares issued to the BOXABL stockholders in connection with the Business Combination or otherwise) within the same taxable year of the redemption treated as a repurchase of stock and (iii) the content of forthcoming regulations and other guidance from the U.S. Department of the Treasury. As noted above, the Excise Tax would be payable by us and not by the redeeming holder and only limited guidance on the mechanics of any required reporting and payment of the Excise Tax on which taxpayers may rely have been issued to date. The per-share redemption amount payable from the Trust Account to FGMC’s public stockholders in connection with a redemption will not be reduced by any Excise Tax imposed on FGMC. However, the Excise Tax could reduce the cash available on hand for us to complete the Business Combination or to fund future operations.
If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by our public stockholders may be less than $10.10 per share.
Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our FGMC Public Shares, if we are unable to complete our initial business combination by January 30, 2027, or during any Extension Period, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per share redemption amount received by our public stockholders could be less than the $10.10 per public share initially held in the Trust Account, due to claims of such creditors.
The Sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a business combination agreement, reduce the amount of funds in the Trust Account to below: (1) $10.10 per public share; or (2) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, in each case net of permitted withdrawals for tax and up to $100,000 of interest to pay dissolution expenses, except as to any claims by a third party (including such target business) who executed a waiver of any and all rights to the monies held in the Trust Account (whether any such waiver is enforceable) and except as to any claims under our indemnity or contribution of the underwriter against certain liabilities, including liabilities under the Securities Act. We have not independently investigated or verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that the Sponsor’s only assets are securities of FGMC and, therefore, the Sponsor may not be able to satisfy those obligations.
We have also not asked the Sponsor to reserve for such indemnification obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions of FGMC Public Shares could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and our public stockholders would receive such lesser amount per share in connection with any redemption of their FGMC Public Shares. None of our officers or directors will indemnify us for claims by third parties, including, without limitation, claims by vendors and prospective target businesses.
If, after FGMC distributes the proceeds in the Trust Account to its public stockholders, the Company files a bankruptcy petition or an involuntary bankruptcy petition is filed against the Combined Company that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of FGMC’s board of directors may be viewed as having breached their fiduciary duties to FGMC’s creditors, thereby exposing the members of FGMC’s board of directors and us to claims of punitive damages.
If, after FGMC distributes the proceeds in the Trust Account to its public stockholders, the Combined Company files a bankruptcy petition or an involuntary bankruptcy petition is filed against the Combined Company that is not dismissed, any distributions received by the public stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by the public stockholders. In addition, the FGMC board of directors may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing itself and FGMC to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.
If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our public stockholders and the per share amount that would otherwise be received by our public stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our public stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per share amount that would otherwise be received by our public stockholders in connection with our liquidation would be reduced.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under Nevada law, if a dissolution occurs and results in a distribution, then a stockholder may be held liable for claims by third parties against a corporation in an amount equal to such stockholder’s pro rata share of the claim or the amount so distributed to such stockholder, whichever is less. The pro rata portion of the trust account distributed to our public stockholders upon the redemption of our shares held by them may be considered a distribution made in connection with a dissolution under Nevada law.
If a corporation complies with certain procedures set forth in NRS 78.580 intended to ensure that it makes reasonable provision for all claims against it, including adequately providing for the payment of its liabilities and obligations, and to do every other act to wind up and liquidate its business and affairs, then any liability of stockholders with respect to a distribution received in connection with a dissolution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after any remedy or cause of action available to or against the corporation or its directors, officers or stockholders commenced (i) within two years after the date of the dissolution with respect to any remedy or cause of action in which the plaintiff learns, or in the exercise of reasonable diligence should have learned of, the underlying facts on or before the date of dissolution, or (ii) within three years after the date of dissolution with respect to any other remedy or cause of action. Any such remedy or cause of action not commenced within the applicable period is barred.
Because we intend to comply with NRS 78.580, that statute requires us to adopt a plan, based on facts known to us at such time that will provide for us prosecuting and defending suits, actions, proceedings and claims of any kind or character by or against us and of enabling us gradually to settle and close our business, to collect our assets, to collect and discharge our obligations, to dispose of and convey our property, to distribute our money and other property among our stockholders, after paying or adequately providing for the payment of our liabilities and obligations, and to do every other act to wind up and liquidate our business and affairs, but not for the purpose of continuing the business for which we were established. Because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, we expect that the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses.
Under NRS 78.597, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and under NRS 78.585, any liability of the stockholder would be barred after claims not commenced within two years after the date of dissolution (for claims where the plaintiff learns of the underlying facts on or before the date of dissolution) or three years after the date of dissolution (for all other claims). We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) for the applicable limitation period under NRS 78.585.
Risks if the FGMC Adjournment Proposal or the BOXABL Adjournment Proposal are Not Approved
If the FGMC Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the FGMC board of directors will not have the ability to adjourn the FGMC Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.
The FGMC Board of Directors is seeking approval to adjourn the FGMC Special Meeting to a later date or dates if, at the FGMC Special Meeting, based upon the tabulated votes, there are insufficient votes to approve each of the Condition Precedent Proposals. If the FGMC Adjournment Proposal is not approved, the FGMC board of directors will not have the ability to adjourn the FGMC Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such events, the Business Combination would not be completed.
If the BOXABL Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination, the BOXABL board of directors will not have the ability to adjourn the BOXABL Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.
The BOXABL board of directors is seeking approval to adjourn the BOXABL Special Meeting to a later date or dates if, at the BOXABL Special Meeting, based upon the tabulated votes, there are insufficient votes to approve the BOXABL Business Combination Proposal. If the BOXABL Adjournment Proposal is not approved, the BOXABL board of directors will not have the ability to adjourn the BOXABL Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the BOXABL Business Combination Proposal. In such events, the Business Combination would not be completed.
Risks if the Business Combination is not Consummated
Unless the context otherwise requires, all references in this subsection to the “Company,” “FGMC,” “we,” “us,” or “our” refer to FGMC prior to the consummation of the Business Combination.

If we are not able to complete the Business Combination with BOXABL by January 30, 2027, nor able to complete another business combination by such date (or during an Extension Period), we would cease all operations, except for the purpose of winding up and we would redeem our FGMC Public Shares and liquidate, in which case our public stockholders may receive only $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.
The Sponsor, officers and directors have agreed that we must complete our initial business combination by January 30, 2027, unless an Extension Period applies. We may not be able to find a suitable target business and complete our initial business combination within the prescribed time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. If we are not able to complete the Business Combination with BOXABL by January 30, 2027 or during any Extension Period, nor able to complete another business combination by such date, we will: (1) cease all operations, except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem the FGMC Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of permitted withdrawals for tax and up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding FGMC Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may receive only $10.10 per share, or less than $10.10 per share, on the redemption of their FGMC Public Shares, and our warrants will expire worthless. Please see “— Risks Relating to Redemptions — If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by our public stockholders may be less than $10.10 per share” and other risk factors herein.
If the net proceeds from our IPO and private placement not being held in the Trust Account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our management team or the Sponsor or any of their respective affiliates to fund our search, to pay our taxes and to complete our initial business combination. If we are unable to obtain such loans, we may be unable to complete our initial business combination.
You will not have any rights or interest in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your FGMC Public Shares, potentially at a loss.
Our public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (1) the completion of our initial business combination (including the Closing), and then only in connection with those FGMC Public Shares that such stockholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any FGMC Public Shares properly submitted in connection with a stockholder vote to amend the FGMC Charter to modify the substance or timing of our obligation to provide our public stockholders the right to have their FGMC Public Shares redeemed in connection with our initial business combination or to provide for the redemption of our FGMC Public Shares in connection with an initial business combination or to redeem 100.0% of our FGMC Public Shares if we do not complete our initial business combination by January 30, 2027 or during any Extension Period, or with respect to any other provision relating to stockholder rights or pre-initial business combination activity; and (3) the redemption of all of our FGMC Public Shares if we are unable to complete our initial business combination by January 30, 2027 or during any Extension Period, subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within the prescribed time period for any reason, compliance with Nevada law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in the Trust Account. In that case, public stockholders may be forced to wait beyond January 30, 2027 (or beyond any Extension Period) or longer to the extent there is any applicable extension period before they receive funds from the Trust Account. In no other circumstances will a public stockholder have any right or interest of any kind in the Trust Account. Holders of FGMC Rights will not have any right to the proceeds held in the Trust Account with respect to such Rights. Accordingly, to liquidate your investment, you may be forced to sell your FGMC Public Shares or Rights, potentially at a loss.
If we have not completed our initial business combination, our public stockholders may be forced to wait until after January 30, 2027 (or after any Extension Period) before redemption from the Trust Account.
If we have not completed our initial business combination by January 30, 2027, or during any Extension Period, we will distribute the aggregate amount then on deposit in the Trust Account, including interest (net of permitted withdrawals and less up to $100,000 of interest to pay dissolution expenses), pro rata to our public stockholders by way of redemption and cease all operations except for the purposes of winding up of our affairs. Any redemption of public stockholders from the Trust Account shall be effected prior to any voluntary winding up. If we are required to windup, liquidate the Trust Account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution are subject in each case to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. In that case, investors may be forced to wait beyond January 30, 2027 (or beyond any Extension Period) before the redemption proceeds of the Trust Account become available to them and they receive the return of their pro rata portion of the proceeds from the Trust Account. We have no obligation to return funds to investors prior to the redemption of our FGMC Public Shares or our liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of the FGMC Charter and then only in cases where public stockholders have properly sought to redeem their shares of FGMC Common Stock. Only upon redemption of our FGMC Public Shares or our liquidation will public stockholders be entitled to distributions if we have not completed our initial business combination within the required time period and do not amend certain provisions of the FGMC Charter prior thereto.
If the funds not being held in the Trust Account are insufficient to allow us to operate until at least January 30, 2027 (or until the end of any Extension Period) and we are unable to obtain additional capital, we may be unable to complete our initial business combination, in which case our public stockholders may receive only $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.
The funds available to us outside of the Trust Account may not be sufficient to allow us to operate until at least January 30, 2027 (or until the end of any Extension Period), assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plan to address this need for capital through potential loans from certain of our affiliates as discussed in the section of this registration titled “FGMC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We believe that the funds available to us outside of the Trust Account will be sufficient to allow us to operate until January 30, 2027; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination within the prescribed time period, our public stockholders may receive only approximately $10.10 per share, or less in certain circumstances, on the liquidation of the Trust Account and our Rights will expire worthless. Please see “— Risks Relating to Redemptions — If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by our public stockholders may be less than $10.10 per share” and other risk factors herein.

Risks Relating to the Combined Company Common Stock Following the Business Combination
The market price of the Combined Company Common Stock could be volatile, and you could lose all or part of your investment.
Upon consummation of the Business Combination, the price of the Combined Company Common Stock may fluctuate due to a variety of factors, including:
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changes in the industries in which the Combined Company and its customers operate;

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developments involving the Combined Company’s competitors;

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changes in laws and regulations affecting the Combined Company’s business;

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variations in the Combined Company’s operating performance and the performance of its competitors in general;

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actual or anticipated fluctuations in the Combined Company’s quarterly or annual operating results or the quarterly or annual operating results of companies perceived to be similar to the Combined Company;

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changes in the market’s expectations about the Combined Company’s operating results;

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publication of research reports by securities analysts about the Combined Company’s or its competitors or its industry;

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the public’s reaction to the Combined Company’s press releases, its other public announcements and its filings with the SEC;

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sales of substantial amounts of Combined Company Common Stock by the Combined Company’s directors, officers or significant stockholders or the perception that such sales could occur;

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actions by stockholders;

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additions and departures of key personnel or changes in the Combined Company’s board of directors;

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the Combined Company’s ability to market new and enhanced products on a timely basis;

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commencement of, or involvement in, litigation involving the Combined Company;

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changes in the Combined Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

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failure to comply with the requirements of the Applicable Exchange;

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failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

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actual, potential or perceived control, accounting or reporting problems;

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changes in accounting principles, policies and guidelines;

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the volume of shares of the Combined Company Common Stock available for public sale;

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general economic and political conditions, such as the effects of pandemics, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism;

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the realization of any of the risk factors presented in this joint proxy statement/prospectus;

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negative or unpredictable market reactions to the completion of the SPAC transaction, leading to significant price fluctuations; and

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SPAC transactions often attract speculative investors, and stock price movements may be influenced by shifting market sentiment or the actions of institutional and retail investors, rather than the underlying fundamentals of the Combined Company.

These market and industry factors may materially reduce the market price of the Combined Company Common Stock regardless of its operating performance and you could lose all or part of your investment.

If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of FGMC’s common stock may decline before the Closing, or the market price of the Combined Company Common Stock may decline after the Closing.
If the perceived benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the FGMC Common Stock prior to the Closing may decline. The market value of the FGMC Common Stock at the time of the Business Combination may vary significantly from its price on the date the Merger Agreement was executed, the date of this joint proxy statement/prospectus or the date on which FGMC stockholders vote on the Business Combination.
In addition, following the Business Combination, fluctuations in the price of the Combined Company Common Stock could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment, and the FGMC Common Stock before the Closing (or the Combined Company Common Stock after the Closing) may trade at a price significantly below the price you paid for it. In such circumstances, the trading price of the FGMC Common Stock before the Closing (or the Combined Company Common Stock after the Closing) may not recover and may experience a further decline.
Broad market and industry factors may materially harm the market price of the Combined Company Common Stock after the Closing, irrespective of the Combined Company’s operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Combined Company Common Stock, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies, notably in the video industry, which investors perceive to be similar to the Combined Company, could depress the Combined Company’s stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price for the Combined Company Common Stock also could adversely affect the Combined Company’s ability to issue additional securities and the Combined Company’s ability to obtain additional financing in the future.
Fluctuations in operating results, quarter-to-quarter earnings and other factors, including incidents involving customers and negative media coverage, may result in significant decreases in the price of the Combined Company Common Stock.
The stock markets experience volatility that is often unrelated to operating performance. These broad market fluctuations may adversely affect the trading price of the Combined Company Common Stock, and, as a result, there may be significant volatility in the market price of the Combined Company Common Stock. Separately, if we are unable to achieve profitability in line with investor expectations, the market price of the Combined Company Common Stock will likely decline when it becomes apparent that the market expectations may not be realized. In addition to operating results, many economic and seasonal factors outside of our control could have an adverse effect on the price of the Combined Company Common Stock and increase fluctuations in our results. These factors include certain of the risks discussed herein, operating results of other companies in the same industry, changes in financial estimates or recommendations of securities analysts, speculation in the press or investment community, negative media coverage or risk of proceedings or government investigation, change in government regulation, foreign currency fluctuations and uncertainty in tax policies, the possible effects of war, terrorist and other hostilities, other factors affecting general conditions in the economy or the financial markets or other developments affecting the education industry.
The Combined Company does not intend to pay dividends on its common stock.
Following the Business Combination, the Combined Company currently intends to retain its future earnings, if any, to finance the further development and expansion of its business and does not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Combined Company’s board of directors and in accordance with the Proposed Charter, and will depend on its financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as its board of directors deems relevant.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about the Combined Company’s business, the Combined Company’s stock price and trading volume could decline.
The trading market for the Combined Company Common Stock will depend in part on the research and reports that analysts publish about the Combined Company’s business. The Combined Company will not have any control over these analysts. If one or more of the analysts who cover the Combined Company downgrade its common stock or publish inaccurate or unfavorable research about its business, the price of its common stock would likely decline. If few analysts cover the Combined Company, demand for its common stock could decrease and its common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering the Combined Company in the future or fail to publish reports on the Combined Company regularly.
The Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination.
If FGMC is able to complete a business combination within the required time period, the Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares, which were acquired prior to the FGMC IPO, even if FGMC’s public stockholders experience a negative return on their investment in FGMC Common Stock after consummation of the Business Combination.
As of the date hereof, there are a total of 2,000,000 Founder Shares outstanding. FGMC’s Initial Stockholders each purchased the Founder Shares at a price of less than $0.02 per share. Accordingly, holders of Founder Shares will receive a positive rate of return so long as the market price of the FGMC Common Stock is at least $0.02 per share.
As of the date hereof, there are a total of 223,300,500 Private Units outstanding. Each of the holders purchased the Private Units at a price of $10.00 per Private Unit, which is equal to the price per Unit of the Public Units purchased by public stockholders in the IPO. The Private Units consist of one share of Common Stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination. Holders of Private Units will receive a positive rate of return so long as the aggregate market price of the Trailblazer Common Stock and the Rights are at least $10.02 per share, which is equal to the price per at which public stockholders would receive a positive return assuming such holders purchased their Units in the IPO. As of May 1, 2026, the closing price on the Nasdaq of FGMC Common Stock was $10.18 per share, and the closing price of the Rights was $0.57 per Right.
Future resales of Combined Company Common Stock after the Closing may cause the market price of the Combined Company Common Stock to drop significantly, even if the Combined Company’s business is doing well.
The Merger Agreement contemplates that, at the Closing, the Combined Company, the Sponsor and certain of the former stockholders of BOXABL will enter into the Lock-Up Agreements, pursuant to which the parties thereto will agree to restrictions on transfer for up to one year following the Closing Date with respect to the Lock-Up Shares (as defined in the Lock-Up Agreements), which lock-up, subject to certain exceptions, will end on the earlier of (i) with respect to 50% of the Lock-up Shares, the earlier of (A) twelve (12) months following the Closing Date and (B) the date on which the closing price of the Combined Company’s Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Lock-up Shares, twelve (12) months following the Closing Date, or earlier, in each case, if subsequent to the Closing Date, FGMC consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FGMC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, such lock-up provisions shall automatically expire if the Combined Company’s Common Stock trades at or above $20.00 at any time, including during intraday trading.

However, following the expiration of the lock-up period under the Lock-Up Agreements, the Sponsor and the former stockholders of BOXABL who are party to the Lock-Up Agreement will not be restricted from selling shares of Combined Company Common Stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of Combined Company Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Combined Company Common Stock.
As restrictions on resale end and if registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing volatility in the market price of the Combined Company Common Stock or causing the market price of the Combined Company Common Stock to decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
Any future sales or offerings of the Combined Company Common Stock may cause substantial dilution to the Combined Company’s stockholders and may cause the price of the Combined Company Common Stock to decline.
Stockholders will experience additional dilution to the extent the Combined Company issues additional shares of Combined Company Common Stock after the Closing. Upon consummation of the Business Combination, the Combined Company will have Combined Company Options outstanding to purchase up to an estimated aggregate of 3,398,934 shares of Combined Company Common Stock. Further, the Combined Company may choose to seek third-party financing to provide additional working capital for the Combined Company’s business, in which event the Combined Company may issue additional shares of Combined Company Common Stock or other equity securities. Following the Closing, the Combined Company may also issue additional shares of Combined Company Common Stock or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.
The issuance of additional shares of Combined Company Common Stock or other equity securities of equal or senior rank could have the following effects, among others:
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FGMC’s existing stockholders’ proportionate ownership interest in the Combined Company will decrease;

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the amount of cash available per share, including for payment of dividends in the future, if any, may decrease;

•
the relative voting strength of each previously outstanding share of Combined Company Common Stock may be diminished;

•
the market price of the Combined Company Common Stock may decline; and

•
Combined Company’s ability to raise capital through the sale of additional equity securities could be impaired.

The price of the Combined Company Common Stock may experience a material decline in price following the Closing relative to the price of FGMC Common Stock prior to the Closing.
The terms of the FGMC Public Shares include a redemption right for a pro rata portion of the Trust Account in connection with a business combination by FGMC. Following the Closing, the Combined Company Common Stock outstanding will no longer have any such redemption right and will be solely dependent upon the fundamental value of the Combined Company, which, like the securities of other companies formed through SPAC mergers in recent years, may be significantly less than $10.00 per share.
The Combined Company’s management has limited experience in operating a public company.
The Combined Company’s executive officers have limited experience in the management of a publicly traded company. The Combined Company’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Combined Company. It is possible that the Combined Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.
As a “controlled company” within the meaning of the Nasdaq listing rules after the Closing, the Combined Company will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If the Combined Company elects to rely on some of these exemptions, Combined Company stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements.
At the Closing, assuming no redemptions in the Trust Account, due to the ownership by BOXABL’s executive officers in excess of 95.04% of the Combined Company Common Stock, the Combined Company will be considered a “controlled company” within the meaning of the Nasdaq listing rules and may elect not to comply with certain corporate governance listing standards, including the following:
•
the requirement that a majority of its board of directors consist of independent directors;

•
the requirement to maintain a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
the requirement that director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is composed entirely of independent directors and that it adopt a written charter or board resolution addressing the nominations process.

The Combined Company will be deemed to be an “emerging growth company” and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, the Combined Company’s Common Stock may be less attractive to investors.
The Combined Company will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act, as of the consummation of the Business Combination. As such, the Combined Company will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including, but not limited to, (a) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (b) reduced disclosure obligations regarding executive compensation in the Combined Company’s periodic reports and proxy statements and (c) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, the Combined Company’s stockholders may not have access to certain information they may deem important. The Combined Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of shares of Combined Company Common Stock that are held by non-affiliates exceeds $700.0 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1.0 billion in non-convertible debt in the prior three-year period or (iv) the fifth anniversary of the date of FGMC’s IPO. We cannot predict whether investors will find the Combined Company Common Stock less attractive because it will rely on these exemptions. If some investors find the Combined Company Common Stock less attractive as a result of its reliance on these exemptions, the trading prices of the Combined Company Common Stock may be lower than they otherwise would be, there may be a less active trading market for the Combined Company Common Stock and the trading prices of the Combined Company Common Stock may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Combined Company does not intend to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Combined Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Combined Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
As an emerging growth company, the Combined Company may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of the Combined Company’s internal controls over financial reporting from the Combined Company’s independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company cannot predict if investors will find shares of Combined Company Common Stock less attractive because the Combined Company will rely on these exemptions. If some investors find shares of Combined Company Common Stock less attractive as a result, there may be a less active market for shares of Combined Company Common Stock and the share price may be more volatile.
Anti-takeover provisions contained in the Proposed Charter and Proposed Bylaws could impair a takeover attempt.
The Proposed Charter and Proposed Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in the Combined Company’s management without the consent of the Combined Company’s board of directors. These provisions include:
•
no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•
the exclusive right of the Combined Company’s board of directors to elect a director to fill a vacancy created by the expansion of the Combined Company’s board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on the Combined Company’s board of directors;

•
the ability of the Combined Company’s board of directors to determine whether to issue shares of Combined Company Merger Preferred Stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•
the requirement that a special meeting of stockholders may be called by the Co-Chief Executive Officers of the Combined Company or the Combined Company’s board of directors;

•
limiting the liability of, and providing indemnification to, our directors and officers;

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controlling the procedures for the conduct and scheduling of stockholder meetings;

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requiring the affirmative vote of 66.0% of the voting power of the stockholders of the Combined Company entitled to vote thereon, to amend, adopt or repeal the Proposed Bylaws; and

•
advance notice procedures that stockholders of the Combined Company must comply with in order to nominate candidates to the Combined Company’s board of directors or to propose matters to be acted upon at a stockholders’ meeting of the Combined Company, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Company.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Combined Company or changes in the Combined Company’s board of directors and the Combined Company’s management.
The exclusive federal forum provision for Securities Act claims contained in the Proposed Charter may be unenforceable, could limit shareholders’ choice of forum by requiring federal court litigation, and does not waive compliance with federal securities laws.
The Proposed Charter provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Section 22 of the Securities Act, however, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce our exclusive federal forum provision with respect to Securities Act claims, and a state court may determine that the provision is inapplicable or unenforceable as to such claims. To the extent a court were to enforce the provision, it may limit the ability of shareholders to bring Securities Act claims in state courts that they find favorable or convenient, which could result in increased costs to bring such claims, require shareholders to litigate in federal court that may be more distant or inconvenient, and discourage or limit claims or proceedings against us, our directors, officers, or other employees. Conversely, if a court were to find the provision inapplicable or unenforceable with respect to Securities Act claims, we may incur additional costs associated with litigating such claims in multiple jurisdictions. In all cases, shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder, and the exclusive federal forum provision does not relieve us of our duties to comply with such laws and regulations.
The proposed reincorporation from Nevada to Texas could diminish the Combined Company stockholders’ ability to pursue certain claims, subject its directors and officers to a different fiduciary duty regime, and create legal uncertainties that may adversely affect the value of its securities.
Upon consummation of the merger, the Combined Company will cease to be governed by the NRS and instead will be organized under the TBOC. Although FGMC believes that Texas law provides a more predictable framework for corporate governance and offers enhanced protections against meritless litigation, these perceived advantages may have consequences that are adverse to investors.
First, the Texas certificate of formation and bylaws that will become effective at the effective time of the reincorporation designate the state and federal courts located in the State of Texas as the exclusive forum for (i) any derivative action or proceeding brought on the Combined Company’s behalf, (ii) any action asserting a breach of fiduciary duty owed by any of the Combined Company’s directors, officers, or other employees to the Combined Company or its stockholders, and (iii) any action asserting a claim governed by the internal-affairs doctrine. By limiting such claims to Texas courts, the reincorporation could (a) increase the cost to stockholders of pursuing litigation — particularly for those who reside outside Texas; (b) discourage, delay, or prevent the filing of actions that stockholders might otherwise bring in a forum they perceive as more convenient or favorable; and (c) result in the dismissal or transfer of claims brought in other jurisdictions, thereby reducing investors’ ability to obtain relief. While exclusive-forum provisions are generally enforceable under Texas law, uncertainty remains as to the extent to which courts outside Texas will honor them, which could lead to parallel litigation, increased costs, and inconsistent results.
Second, because Texas corporate jurisprudence is less developed than that of Nevada (and substantially less developed than that of Delaware), there is greater uncertainty regarding how Texas courts may interpret and apply provisions of the Texas Business Organizations Code or the Combined Company’s organizational documents in the context of complex corporate disputes. This lack of extensive precedent could increase litigation risk and expense for the Combined Company and its stockholders and lead to outcomes that investors cannot readily predict.
Third, while the reincorporation is intended to discourage frivolous lawsuits and allow the Combined Company’s management to focus on long-term value creation, it could also reduce the deterrent effect that the threat of shareholder litigation may have on directors and officers, thereby potentially weakening corporate governance safeguards.

Taken together, these changes may limit investors’ ability to bring, or to prevail in, legal claims against the Combined Company, its directors, or its officers; may create additional procedural hurdles and costs associated with any such claims; and may result in legal uncertainty that could negatively impact the market price of the Combined Company’s securities. Prospective investors should carefully consider these risks before making an investment decision.
An active market for the Combined Company Common Stock may not develop, which would adversely affect the liquidity and price of the Combined Company Common Stock.
The price of the Combined Company Common Stock may vary significantly due to factors specific to the Combined Company as well as to general market or economic conditions. Furthermore, an active trading market for the Combined Company Common Stock may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

SPECIAL MEETING OF STOCKHOLDERS OF FGMC
Unless the context otherwise requires, all references in this subsection to the “Company,” “FGMC,” “we,” “us,” or “our” refer to FGMC prior to the consummation of the Business Combination.
FGMC is furnishing this joint proxy statement/prospectus to FGMC stockholders as part of the solicitation of proxies by our board of directors for use at the FGMC Special Meeting, to be held on June 9, 2026, and at any adjournment thereof. This joint proxy statement/prospectus is first being furnished to FGMC stockholders on or about May 13, 2026 in connection with the vote on the proposals described in this joint proxy statement/prospectus. This joint proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the FGMC Special Meeting.
Date, Time and Place of the FGMC Special Meeting
The FGMC Special Meeting is to be held on June 9, 2026 at 10:00 a.m. Eastern Time virtually via live webcast at https://www.cstproxy.com/fgmergerii/2026, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Only stockholders who hold FGMC Common Stock at the close of business on the record date will be entitled to notice of or vote at the FGMC Special Meeting. For purposes of attendance at the FGMC Special Meeting, all references in this joint proxy statement/prospectus to “present in person” or “in person” shall mean virtually present at the FGMC Special Meeting.
Stockholders who hold their investments through a bank or broker will need to contact Continental to receive a control number. If you plan to vote at the FGMC Special Meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote, Continental will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. Continental can be contacted at 917-262-2373, or via email at proxy@continentalstock.com. Please allow up to 72 hours prior to the meeting for processing your control number.
Purpose of the FGMC Special Meeting
At the FGMC Special Meeting, FGMC is asking holders of FGMC Common Stock to consider and vote on the following proposals:
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FGMC Stockholder Proposal No. 1 — The Business Combination Proposal — a proposal to approve and adopt the Merger Agreement;

•
FGMC Stockholder Proposal No. 2 — The Conversion Proposal —  a proposal to convert from a Nevada corporation to a Texas corporation and to, in connection therewith, adopt and approve the Plan of Conversion, the Proposed Charter and the Proposed Bylaws;

•
FGMC Stockholder Proposal No. 3 — The Governance Proposals — on a non-binding advisory basis, the following proposals with respect to certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions:

•
FGMC Stockholder Proposal No. 3A — Under the Proposed Charter, the Combined Company will be authorized to issue 1,310,000,000 number of shares of capital stock as set forth in the Proposed Charter, consisting of (i) 900,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 275,000,000 shares of Class B common stock, par value $0.0001 per share, (iii) 110,000,000 shares of Merger Preferred stock, par value as $0.0001, and (iv) 25,000,000 shares of preferred stock, par value as $0.0001, as opposed to FGMC being authorized to authorized to issue 104,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $0.0001 per share and (b) 4,000,000 shares of preferred stock, par value $0.001 per share;

•
FGMC Stockholder Proposal No. 3B — Under the Proposed Charter, holders of shares of Combined Company Class A Common Stock will be entitled to cast one vote per share of

Combined Company Class A Common Stock, and holders of shares of Combined Company Class B Common Stock will be entitled to cast ten (10) votes per share of Combined Company Class B Common Stock on all matters on which stockholders are generally entitled to vote, as opposed to FGMC Common Stock being entitled to one vote per share of FGMC Common Stock;
•
FGMC Stockholder Proposal No. 3C — Under the Proposed Charter, the board of directors of the Combined Company will be comprised of not less than two (2) and not more than nine (9) directors, with the exact number of directors to be determined from time to time by the board of directors, as opposed to FGMC’s board of directors having the power to fix the number of directors;

•
FGMC Stockholder Proposal No. 3D — Unless the Combined Company consents in writing to the selection of an alternative forum, the Southern District of Texas in the State of Texas shall be the sole and exclusive forum for all actions arising outside of the Securities Act, as opposed to FGMC having the Eighth Judicial District Court of Clark County in the State of Nevada as the sole and exclusive forum;FGMC Stockholder Proposal No. 4 — The Director Election Proposal — a proposal to elect five directors who, upon consummation of the Business Combination, will be the directors of the Combined Company;

•
FGMC Stockholder Proposal No. 5 — The Stock Issuance Proposal — a proposal to approve, for purposes of complying with the applicable listing rules of the Nasdaq, the issuance of shares of Combined Company Common Stock pursuant to the Merger Agreement;

•
FGMC Stockholder Proposal No. 6 — Incentive Plan Proposal — to consider and vote upon a proposal to approve the Incentive Plan (the “Incentive Plan Proposal”); and

•
FGMC Stockholder Proposal No. 7 — The FGMC Adjournment Proposal — a proposal to approve the adjournment of the FGMC Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the FGMC Special Meeting.

See “FGMC Stockholder Proposal No. 1: The Business Combination Proposal,” “FGMC Stockholder Proposal No. 2: The Conversion Proposal,” “FGMC Stockholder Proposal No. 3: The Governance Proposals,” “FGMC Stockholder Proposal No. 4: The Director Election Proposal,” “FGMC Stockholder Proposal No. 5: The Stock Issuance Proposal,” “FGMC Stockholder Proposal No. 6: The Incentive Plan Proposal,” and “FGMC Stockholder Proposal No. 7: The FGMC Adjournment Proposal.”
Recommendation of FGMC Board of Directors to FGMC Stockholders
FGMC’s board of directors believes that the Business Combination Proposal and the other proposals to be presented at the FGMC Special Meeting are advisable and fair to, and in the best interests of, FGMC and its stockholders and unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal, “FOR” the Conversion Proposal, “FOR” each of the separate Governance Proposals, “FOR” the Director Election Proposal, “FOR” the Stock Issuance Proposal “FOR” the Incentive Plan Proposal and “FOR” the FGMC Adjournment Proposal.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
FGMC’s board of directors has unanimously approved each of the FGMC Stockholder Proposals.
FGMC’s board of directors unanimously recommends that stockholders:
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Vote “FOR” the Business Combination Proposal;

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Vote “FOR” the Conversion Proposal;

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Vote “FOR” the Governance Proposals;

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Vote “FOR” the Director Election Proposal;

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Vote “FOR” the Stock Issuance Proposal;

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Vote “FOR” the Incentive Plan Proposal; and

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Vote “FOR” the FGMC Adjournment Proposal.

Interests of FGMC’s Sponsor, Directors, Executive Officers and Advisors in the Business Combination
Since the Sponsor, its affiliates, representatives and the FGMC officers, directors and advisors (the “Sponsor Related Parties”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of FGMC Common Stock, a conflict of interest may exist in determining whether the Business Combination with BOXABL is appropriate. Such interests include that the Sponsor Related Parties will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the recommendation of the FGMC Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Sponsor Related Parties have interests in such proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:
•
unless FGMC consummates an initial business combination, the Sponsor and FGMC’s officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the FGMC IPO and private placement not deposited in the Trust Account. As of May 1, 2026, no such reimbursable out-of-pocket expenses have been incurred;

•
the fact that FGMC has entered into a letter agreement with the Sponsor pursuant to which FGMC is required to pay the Sponsor a total of $15,000 per month for per month for office space, administrative and support services, commencing on the consummation of the IPO. Upon the earlier of the consummation of FGMC’s initial business combination and its liquidation, FGMC will cease paying these monthly fees. Accordingly, assuming the consummation of FGMC’s initial business combination takes until January 30, 2027, the Sponsor will be paid a total of approximately $360,000 for these services;

•
Our Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until: (i) with respect to 50% of the Founder Shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of FGMC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the Founder Shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances;

•
based on the difference in the purchase price of $25,000 (or approximately $0.01 per share) that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the FGMC IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the closing of a business combination falls below the price initially paid for the Public Units in the FGMC IPO and the public investors experience a negative rate of return following the closing of a business combination, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus;
•
the fact that Sponsor paid an aggregate of $25,000 (or approximately $0.01 per share) for the 2,000,000 Founders Shares and such securities may have a value of approximately $20.4 million at the time of a business combination (based on a market price of $10.18 per share of FGMC Common Stock on May 1, 2026). Therefore, the Sponsor could make a substantial profit after the initial business combination even if public investors experience substantial losses, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus. Further, the Founder Shares have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 223,000 Private Units, each unit consisting of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination, which Private Units were purchased at a price of $10.00 per unit, or an aggregate value of $2,230,000 and which have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 1,000,000 of FGMC’s $15.00 exercise price warrants (the “$15 Private Warrants”) which the Sponsor purchased at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one share of common stock at $15.00 per share, for an aggregate purchase price of $100,000. Each Private Unit consists of one common share and one right (“Private Unit Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock. Each $15 Private Warrant entitles the holder to purchase one share of FGMC Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of the Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, the $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. If FGMC does not complete its initial business combination by January 30, 2027, or during any Extension Period, FGMC’s warrants will expire worthless;

•
the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within 24 months of the completion of the FGMC IPO, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

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the fact that the Initial Stockholders currently hold an aggregate of 2,223,300 shares of FGMC Common Stock, including shares underlying the 223,300 Private Units. As of May 1, 2026, such shares had an aggregate market value of approximately $22.6 million and the Private Unit Rights had an aggregate market value of approximately $127,000, based on a market price of $10.18 per share of FGMC Common Stock and a market price of $0.57 per Right on May 1, 2026, respectively;

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the continued indemnification of FGMC’s executive officers and directors and the continuation of FGMC’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

•
the fact that the Sponsor and FGMC’s executive officers and directors have agreed, for no consideration, not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination and such Founder Shares will be worthless if no business combination is effected by FGMC within 24 months of the FGMC IPO; and

•
the fact that Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC and direct its day to day operations. The interests of the members of the sponsor are denominated in four classes of membership interest units: Series A Units, Series B Units, Series C Units and Series D Units. The following table sets forth information regarding the ownership of interests in FG Merger Investors II LLC, our sponsor, by each person known by us to have material direct and indirect interests in the sponsor. There are no other direct and indirect material interests in the sponsor.

	A Units (Representing Interests in the Common Shares)	Series B Units (Representing Interests in the Common Shares)	Series C Units (Representing Interests in the Rights)	Series D Units (Representing Interests in the OTM Warrants)	Approximate Percentage of Interest in the Common Shares Held by Sponsor	Approximate Percentage of Interest in the Rights and OTM Warrants Held by Sponsor
Larry G. Swets, Jr.	6,647(1)	139,906	7,443	333,334	10.45%	33.3%
Hassan R. Baqar	40,000(2)	139,906	7,444	333,333	12.82%	33.3%
D. Kyle Cerminara	—(3)	139,906	7,443	333,333	9.97%	33.3%
FG Nexus Inc.	83,096(4)	—	—	—	6%	—

(1)
Held indirectly through MSLR Holdings, LLC, an entity managed by Larry G. Swets.

(2)
Held indirectly through SF Investors II LLC, an enity managed by Hassan R. Baqar.

(3)
Mssrs. Cerminara, Swets and Baqar are also investors in FG Nexus Inc., (NASDAQ: FGNX), previosuly known as Fundamental Global, Inc. (NASDAQ: FGF), a public company that owns membership interests in the Sponsor. In addition, our directors Scott D. Wollney and Richard E. Govignon are also directors of FG Nexus Inc.

(4)
Common shares of the Company held via the Sponsor.

In light of the foregoing, the Sponsor and FGMC’s directors, executive officers and advisors will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with BOXABL rather than liquidate even if (i) BOXABL is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor, directors, officers and advisors may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and FGMC’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on the Founder Shares and Private Units even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination. See “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — The Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination.”
These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
Voting Power; Record Date; Outstanding Shares; Stockholders Entitled to Vote
FGMC stockholders will be entitled to vote or direct votes to be cast at the FGMC Special Meeting if they owned FGMC Common Stock at the close of business on May 1, 2026, which is the “record date” for the FGMC Special Meeting. Stockholders will have one vote for each FGMC Common Share owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the record date, there were 10,295,800 shares of FGMC Common Stock issued and outstanding.

The Sponsor has agreed to, among other things, vote in favor of the Merger Agreement and the transactions contemplated thereby. As of the record date for the FGMC Special Meeting, the Sponsor owned approximately 13.63% of the issued and outstanding FGMC Common Stock).
Quorum and Required Vote for Proposals for the FGMC Special Meeting
A quorum of FGMC stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the issued and outstanding shares of FGMC Common Stock on the record date, including those shares held as a constituent part of FGMC Units, are represented in person or by proxy at the FGMC Special Meeting. As of the record date for the FGMC Special Meeting, 5,147,901 shares of FGMC Common Stock would be required to achieve a quorum. The Sponsor, who as of the record date for the FGMC Special Meeting owned approximately 13.63% of the issued and outstanding FGMC Common Stock, will count towards this quorum. An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. A broker non-vote will be counted towards the quorum requirement and will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established.
The proposals presented at the FGMC Special Meeting require the following votes:
•
The Business Combination Proposal:   The Business Combination Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.

•
The Conversion Proposal:   The Conversion Proposal requires approval by the entity affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.

•
The Governance Proposals:   The Governance Proposals require approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The Director Election Proposal:   The Director Election Proposal requires approval by the affirmative vote of the holders of a plurality of the outstanding shares of common stock entitled to vote and actually cast thereon at the Special Meeting.

•
The Stock Issuance Proposal:   The Stock Issuance Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The Incentive Plan Proposal:   The Incentive Plan Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

•
The FGMC Adjournment Proposal:   The FGMC Adjournment Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.

Unless waived by the parties to the Merger Agreement, each of the Condition Precedent Proposals is cross-conditioned on the approval of each other. The Governance Proposals are all conditioned on the approval of the Condition Precedent Proposals. The FGMC Adjournment Proposal is not conditioned upon the approval of any other proposal.
Vote of the Initial Stockholders
As of the record date for the FGMC Special Meeting, there were 10,295,800 shares of FGMC Common Stock (including 8,000,000) shares of FGMC Common Stock subject to possible redemption and 2,223,300 shares of FGMC Common Stock held by the Initial Stockholders).

The Initial Stockholders have agreed to vote all of their shares of FGMC Common Stock in favor of the proposals being presented at the FGMC Special Meeting. As a result, FGMC would need only 35.93% of the 8,000,000 Public Shares outstanding to be voted in favor of the Business Combination in order to have such transaction approved. Accordingly, it is more likely that the necessary FGMC stockholder approvals outlined above will be obtained than if the Sponsor had not entered into the Sponsor Support Agreement.
At any time at or prior to the Business Combination, subject to applicable securities laws (including with respect to material nonpublic information), the Sponsor, the existing stockholders of BOXABL or our or their respective directors, officers, advisors or respective affiliates may (i) purchase FGMC Public Shares from institutional and other investors who vote, or indicate an intention to vote, against any of the Condition Precedent Proposals, or elect to redeem, or indicate an intention to redeem, FGMC Public Shares, (ii) execute agreements to purchase such shares from such investors in the future or (iii) enter into transactions with such investors and others to provide them with incentives to acquire FGMC Public Shares, vote their FGMC Public Shares in favor of the Condition Precedent Proposals or not redeem their FGMC Public Shares. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of FGMC’s shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, the existing stockholders of BOXABL or our or their respective directors, officers, advisors, or respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such share purchases and other transactions would be to increase the likelihood of (1) holders of FGMC Common Stock voting in favor of the FGMC Proposals at the FGMC Special Meeting, (2) otherwise limiting the number of FGMC Public Shares electing to redeem and (3) the conditions to the consummation of the Business Combination being otherwise satisfied.
Entering into any such arrangements may have a depressive effect on the FGMC Common Stock (e.g., by giving an investor or holder the ability to effectively purchase shares at a price lower than market, such investor or holder may therefore become more likely to sell the shares he or she owns, either at or prior to the Business Combination). If such transactions are effected, the consequence could be to cause the Business Combination to be consummated in circumstances where such consummation could not otherwise occur. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the FGMC Special Meeting and would likely increase the chances that such proposals would be approved. FGMC will file or submit a Current Report on Form 8-K to disclose any material arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be put to the FGMC Special Meeting or the redemption level. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Abstentions and Broker Non-Votes
An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established.
In general, if your shares are held in “street name” and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. None of the proposals at the FGMC Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the FGMC Special Meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” A broker non-vote will be counted towards the quorum requirement and will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal, but no effect on any other proposal presented at the FGMC Special Meeting so long as a quorum is established. You should instruct your broker to vote your shares in accordance with directions you provide. A failure to vote will have the same effect as a vote AGAINST the BC Prop and Conversion Proposal.

Voting Your Shares at the FGMC Special Meeting
Each FGMC Common Share that you own in your name entitles you to one vote on the FGMC Stockholder Proposals. Your proxy card shows the number of FGMC Common Stock that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
There are two ways to vote your FGMC Common Stock at the FGMC Special Meeting:
•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by FGMC’s board of directors “FOR” the Business Combination Proposal, “FOR” the Conversion Proposal, “ “FOR” each of the separate Governance Proposals, “FOR” the Director Election Proposal, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Plan Proposal and “FOR” the FGMC Adjournment Proposal. Votes received after a matter has been voted upon at the FGMC Special Meeting will not be counted.

•
You may attend, vote and examine the list of holders entitled to vote at the FGMC Special Meeting by visiting https://www.cstproxy.com/fgmergerii/2026 and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials. However, if your shares are held in the name of your broker, bank or another nominee, you must get a valid legal proxy from the broker, bank or other nominee. That is the only way FGMC can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy
If you are a FGMC stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
•
you may send another proxy card with a later date;

•
you may send a notice of revocation to FGMC at the address indicated on the accompanying proxy card, which must be received by FGMC prior to the vote at the FGMC Special Meeting; or

•
you may attend the FGMC Special Meeting, revoke your proxy and vote online, as indicated above.

Attendance at the FGMC Special Meeting alone will not change your vote. If your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.
Who Can Answer Your Questions About Voting Your Shares
If you are a stockholder and have any questions about how to vote or direct a vote in respect of your FGMC Common Stock, you may contact FGMC’s proxy solicitor as follows:
Advantage Proxy, Inc.
P.O. Box 10904 Yakima, WA 98909
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com
Redemption Rights
As contemplated by the FGMC Charter, a public stockholder may request that FGMC redeem all or a portion of such stockholder’s FGMC Public Shares for cash if the Business Combination is consummated. If you are a FGMC public stockholder and wish to exercise your right to redeem your FGMC Public Shares, you must:
(i)
if you hold FGMC Units, separate the underlying FGMC Public Shares and Public Rights;

(ii)
submit a written request to Continental, FGMC’s transfer agent, that the Combined Company redeem all or a portion of your FGMC Public Shares for cash;

(iii)
deliver your share certificates (if any) and any other redemption forms to Continental, FGMC’s transfer agent, physically or electronically through DTC, based on the manner in which you hold your FGMC Public Shares; and

(iv)
provide the full name, phone number, address and shares of the beneficial holder to Continental.

Holders of FGMC Units must separate the underlying FGMC Public Shares and FGMC Public Rights prior to exercising redemption rights with respect to the FGMC Public Shares. If you hold FGMC Units registered in your own name, you must deliver the certificate for such FGMC Units to Continental with written instructions to separate such FGMC Units into FGMC Public Shares and FGMC Public Rights. This must be completed far enough in advance to permit the mailing of the FGMC Public Share certificates back to you so that you may then exercise your redemption rights upon the separation of the FGMC Public Shares from the FGMC Units. Redemption rights are not available to holders of FGMC Public Rights.
If a broker, dealer, commercial bank, trust company or other nominee holds your FGMC Units, you must instruct such nominee to separate your FGMC Units. Your nominee must send written instructions by facsimile to Continental. Such written instructions must include the number of FGMC Units to be split and the nominee holding such FGMC Units. Your nominee must also initiate electronically, using DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system, a withdrawal of the relevant units and a deposit of an equal number of FGMC Public. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the FGMC Public Shares from the FGMC Units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your FGMC Public Shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.
Holders must complete the procedures for electing to redeem their FGMC Public Shares in the manner described above prior to 5:00 p.m., Eastern Time, on June 5, 2026 (two (2) business days before the FGMC Special Meeting) in order for their shares to be redeemed. Public stockholders may elect to redeem FGMC Public Shares regardless of whether or how they vote in respect of any proposal, including the Business Combination Proposal.
If the Business Combination is not consummated, the FGMC Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public stockholder properly exercises its right to redeem all or a portion of the FGMC Public Shares that it holds and timely delivers its shares to Continental, FGMC’s transfer agent, the Combined Company will redeem such FGMC Public Shares for a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest not previously released to FGMC to pay taxes (net of permitted withdrawals), divided by the number of then-outstanding FGMC Public Shares. For illustrative purposes, as of May 1, 2026, the most recent practicable date prior to the date of this joint proxy statement/prospectus, this would have amounted to approximately $10.36 per issued and outstanding FGMC Public Share. However, the proceeds deposited in the Trust Account could become subject to the claims of FGMC’s creditors, if any, which could have priority over the claims of the FGMC public stockholders, regardless of whether such FGMC public stockholder votes or, if they do vote, irrespective of whether they vote for or against the Business Combination Proposal. If a public stockholder exercises its redemption rights in full, then it will be electing to exchange its FGMC Public Shares for cash and will no longer own FGMC Public Shares if the Business Combination is consummated.
If you hold your shares through a bank or broker, you must ensure your bank or broker complies with the requirements identified herein, including submitting a written request that your shares be redeemed for cash to Continental and delivering your shares to Continental prior to 5:00 p.m., Eastern Time, on June 5, 2026, (two (2) business days before the FGMC Special Meeting).
Through DTC’s DWAC system, this electronic delivery process can be accomplished by the stockholder, whether or not it is a record holder or its shares are held in “street name,” by contacting Continental or its broker and requesting delivery of its shares through the DWAC system.

Delivering shares physically may take significantly longer. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC, and Continental will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. Continental will typically charge the tendering broker $100 and the broker would determine whether or not to pass this cost on to the redeeming holder. It is FGMC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. FGMC does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical stock certificate. Such stockholders will have less time to make their investment decision than those stockholders that deliver their shares through the DWAC system. Stockholders who request physical stock certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.
Any request for redemption, once made by a holder of FGMC Public Shares, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with FGMC’s consent, until the Closing. If you deliver your share certificates (if any) and any other redemption forms for redemption to Continental, FGMC’s transfer agent, and later decide prior to the FGMC Special Meeting not to elect redemption, you may request that FGMC’s transfer agent return the shares (physically or electronically) to you. You may make such request by contacting Continental, FGMC’s transfer agent, at the address listed at the end of this section.
Any corrected or changed written exercise of redemption rights must be received by Continental, FGMC’s transfer agent, at least two business days prior to the vote taken on the Business Combination Proposal at the FGMC Special Meeting. No request for redemption will be honored unless the holder’s share certificates (if any) and any other redemption forms are delivered (either physically or electronically) to Continental, FGMC’s agent, at least two business days prior to the vote at the FGMC Special Meeting.
Notwithstanding the foregoing, a public stockholder of FGMC, together with any affiliate of such public stockholder or any other person with whom such public stockholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming its FGMC Public Shares with respect to more than an aggregate of 15.0% of the FGMC Public Shares. Accordingly, if a public stockholder of FGMC, alone or acting in concert or as a group, seeks to redeem more than 15.0% of the FGMC Public Shares, then any such shares in excess of that 15.0% limit would not be redeemed for cash. Such public stockholder, alone or acting in concert or as a group, will not be restricted in their ability to vote for or against the Business Combination with respect to all of its shares.
The Sponsor has agreed to, among other things, waive its redemption rights in connection with the consummation of the Business Combination with respect to any FGMC Common Stock held by the Sponsor. The Sponsor did not receive any compensation in exchange for its agreement to waive such redemption rights. Such FGMC Common Stock held by the Sponsor will be excluded from the pro rata calculation used to determine the per-share redemption price. Accordingly, as of the date of this joint proxy statement/prospectus, only 8,000,000 shares of FGMC Common Stock are available for redemption.
On May 1, 2026, the most recent practicable date prior to the date of this joint proxy statement/prospectus on which trading data for FGMC Common Stock was available, the FGMC Common Stock closed at $10.18. As of May 1, 2026, the most recent practicable day prior to the date of this joint proxy statement/prospectus, funds in the Trust Account totaled approximately $82.9 million and were comprised entirely of U.S. government treasury obligations with a maturity of 185 days or less or of money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. Prior to exercising redemption rights, public stockholders should verify the market price of the FGMC Common Stock as they may receive higher proceeds from the sale of their FGMC Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. FGMC cannot assure its stockholders that they will be able to sell their FGMC Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

No Additional Matters May Be Presented at the FGMC Special Meeting
The FGMC Special Meeting has been called to consider only the approval of the FGMC Stockholder Proposals. Under the FGMC Bylaws, other than procedural matters incident to the conduct of the FGMC Special Meeting, no other matters may be considered at the FGMC Special Meeting if they are not included in this joint proxy statement/prospectus, which serves as the notice of the FGMC Special Meeting.
No Dissenter’s Rights
Under the NRS, FGMC stockholders are not entitled to dissenter’s rights with respect to the FGMC Proposals.
Proxy Solicitation Costs
FGMC is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. FGMC and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. FGMC will bear the cost of the solicitation.
FGMC has hired Advantage Proxy, Inc. to assist in the proxy solicitation process. FGMC will pay that firm a fee of $12,500 plus disbursements. Such fee will be paid with non-Trust Account funds.
FGMC will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. FGMC will reimburse them for their reasonable expenses.

SPECIAL MEETING OF STOCKHOLDERS OF BOXABL
Unless the context otherwise requires, all references in this subsection to the “Company,” “BOXABL,” “we,” “us,” or “our” refer to the business of BOXABL.
BOXABL is furnishing this joint proxy statement/prospectus to BOXABL stockholders as part of the solicitation of proxies by the BOXABL board of directors for use at the BOXABL Special Meeting, to be held on June 9, 2026, and at any adjournment thereof. This joint proxy statement/prospectus is first being furnished to BOXABL stockholders on or about May 13, 2026 in connection with the vote on the proposals described in this joint proxy statement/prospectus. This joint proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the BOXABL Special Meeting.
Date, Time and Place of the BOXABL Special Meeting
The BOXABL Special Meeting is to be held on June 9, 2026 at 11 a.m. Pacific Daylight Time virtually via live webcast at boxabl.com/meeting, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed. Only stockholders who hold BOXABL Common Stock at the close of business on the record date will be entitled to notice of or vote at the BOXABL Special Meeting. For purposes of attendance at the BOXABL Special Meeting, all references in this joint proxy statement/prospectus to “present in person” or “in person” shall mean virtually present at the BOXABL Special Meeting.
If you are a registered BOXABL stockholder, you will receive a proxy card from BOXABL. The form contains instructions on how to attend the virtual BOXABL Special Meeting, including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact BOXABL’s Investor Relations at 702-500-9000.
Purpose of the BOXABL Special Meeting
At the BOXABL Special Meeting, BOXABL is asking holders of BOXABL Common Stock to consider and vote on the following proposals:
•
BOXABL Stockholder Proposal No. 1 — The BOXABL Business Combination Proposal — a proposal to approve and adopt the Merger Agreement; and

•
BOXABL Stockholder Proposal No. 2 — The BOXABL Adjournment Proposal — a proposal to approve the adjournment of the BOXABL Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the BOXABL Business Combination Proposal at the BOXABL Special Meeting.

See “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal” and “BOXABL Stockholder Proposal No. 2: The BOXABL Adjournment Proposal.”
Recommendation of the BOXABL Board of Directors to BOXABL Stockholders
The BOXABL board of directors believes that the BOXABL Business Combination Proposal and the other proposals to be presented at the BOXABL Special Meeting are in the best interests of BOXABL and its stockholders and recommends that its stockholders vote “FOR” the BOXABL Business Combination Proposal and “FOR” the BOXABL Adjournment Proposal.
The existence of financial and personal interests of one or more of BOXABL’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of BOXABL, its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that BOXABL stockholders vote for the proposals. In addition, BOXABL’s officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. When you consider the BOXABL board of directors’ recommendation of these proposals, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. These interests may influence BOXABL’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the BOXABL board of directors when it approved the Business Combination. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.
The BOXABL board of directors has approved each of the BOXABL Stockholder Proposals.
The BOXABL board of directors recommends that BOXABL stockholders:
•
Vote “FOR” the BOXABL Business Combination Proposal; and

•
Vote “FOR” the BOXABL Adjournment Proposal.

Voting Power; Record Date; Outstanding Shares; Stockholders Entitled to Vote
BOXABL stockholders will be entitled to vote or direct votes to be cast at the BOXABL Special Meeting if they owned BOXABL Common Stock at the close of business on May 4, 2026, which is the “record date” for the BOXABL Special Meeting. BOXABL common stockholders are entitled to one vote at the BOXABL Special Meeting for each share of BOXABL Common Stock owned at the close of business on the record date. As of the close of business on the record date for the BOXABL Special Meeting, there were 3,000,000,000 shares of BOXABL Common Stock issued and outstanding.
Quorum and Required Vote for Proposals for the BOXABL Special Meeting
A quorum of BOXABL stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of holders of shares of BOXABL Common Stock constituting at least a majority of the votes which could be cast by the holders of all outstanding shares of BOXABL Common Stock is necessary to constitute a quorum at the BOXABL Special Meeting. As of the record date for the BOXABL Special Meeting, shares of BOXABL Common Stock constituting voting power of at least 1,500,000,001 votes would be required to achieve a quorum. Abstentions will be considered present for the purposes of establishing a quorum.
The proposals presented at the BOXABL Special Meeting require the following votes:
•
BOXABL Business Combination Proposal:   The BOXABL Business Combination Proposal requires approval by an affirmative vote of the holders of a majority of the outstanding shares of BOXABL Common Stock.

•
BOXABL Adjournment Proposal:   The BOXABL Adjournment Proposal requires approval by an affirmative vote of the holders of shares of BOXABL Common Stock having a majority of the voting power of BOXABL present in person or represented by a proxy at the BOXABL Special Meeting.

Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, vote in favor of and consent to adopting the Merger Agreement and the transactions contemplated thereby. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock.
The Business Combination will be consummated only if the BOXABL Business Combination Proposal is approved and the Condition Precedent Proposals are approved by the FGMC stockholders (unless waived by the parties). Accordingly, even if the BOXABL Business Combination Proposal is approved, the Business Combination will not be consummated unless all of the Condition Precedent Proposals are approved (unless waived by the parties to the Merger Agreement). The BOXABL Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this joint proxy statement/prospectus.
Abstentions
Abstentions are considered present for the purposes of establishing a quorum. Abstentions will have the same effect as a vote “AGAINST” the BOXABL Stockholder Proposals so long as a quorum is established.

Voting Your Shares at the BOXABL Special Meeting
Each holder of BOXABL Common Stock is entitled to one vote for each such share. Your proxy card shows the number of shares of BOXABL Common Stock that you own.
There are two ways to vote your shares of BOXABL Common Stock at the BOXABL Special Meeting:
•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the BOXABL board of directors “FOR” the BOXABL Business Combination Proposal and “FOR” the BOXABL Adjournment Proposal. Votes received after a matter has been voted upon at the BOXABL Special Meeting will not be counted.

•
You may attend, vote and examine the list of holders entitled to vote at the BOXABL Special Meeting by visiting boxabl.com/meeting and entering the control number found on your proxy card, voting instruction form or notice included in the proxy materials.

Revoking Your Proxy
If you are a BOXABL stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
•
you may send another proxy card with a later date;

•
you may send a notice of revocation to BOXABL at 5345 E. N. Belt Road, North Las Vegas, NV 89115, Attn: Investor Relations, which must be received by BOXABL prior to the vote at the BOXABL Special Meeting; or

•
you may attend the BOXABL Special Meeting, and vote online, as indicated above.

Attendance at the BOXABL Special Meeting alone will not change your vote.
Who Can Answer Your Questions About Voting Your Shares of BOXABL Common Stock
If you are a BOXABL stockholder and have any questions about how to vote or direct a vote in respect of your BOXABL Common Stock, please contact BOXABL’s Investor Relations by calling (702) 500-9000 or by emailing invest@BOXABL.com.
Dissenter’s Rights
BOXABL common and preferred stockholders are entitled to dissenter’s rights and payment for the fair value of their shares in connection with the Business Combination if they properly preserve and exercise their dissenter’s rights under the provisions of NRS 92A.300 through 92A.500, a copy of which is attached to this joint proxy statement/prospectus as Annex C. A summary of the dissenter’s rights available to BOXABL common and preferred stockholders with respect to the Business Combination is described in the section entitled “BOXABL Dissenter’s Rights.” Please note that if you wish to exercise dissenter’s rights you must (i) not vote in favor of the BOXABL Business Combination Proposal, (ii) deliver written notice to BOXABL indicating your intent to assert dissenter’s rights and demand payment for your shares prior to the taking of the vote on the BOXABL Business Combination Proposal at the BOXABL Special Meeting, and (iii) otherwise comply with the requirements described in the section entitled “BOXABL Dissenter’s Rights.”
Proxy Solicitation Costs
BOXABL is soliciting proxies for the BOXABL Special Meeting. This solicitation is being made by mail but also may be made by telephone or in person. BOXABL and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. BOXABL will bear the cost of the solicitation.

FGMC STOCKHOLDER PROPOSAL NO. 1: THE BUSINESS COMBINATION PROPOSAL
Overview
The Business Combination Proposal — FGMC is asking its stockholders to approve and adopt the Merger Agreement. FGMC stockholders should read carefully this joint proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. Please see the subsection entitled “— The Merger Agreement” below for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.
Because FGMC is holding a stockholder vote on the Merger Agreement, FGMC may consummate the Merger only if it is approved by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.
The Merger Agreement
As discussed in this joint proxy statement/prospectus, FGMC is asking its stockholders to approve and adopt the Merger Agreement.
On August 4, 2025, FGMC, BOXABL and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into BOXABL (the “First Merger”), with BOXABL surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with FGMC continuing as the surviving public company (the “Combined Company”). By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.
At the effective time of the First Merger, each share of BOXABL’s common stock (other than certain excluded shares and any shares held by stockholders who properly exercise and do not lose their dissenter’s rights under applicable Nevada law) will be converted into the right to receive a number of shares of common stock of the Combined Company, as determined by the Common Exchange Ratio. Each share of BOXABL Preferred Stock outstanding immediately prior to the effective time of the First Merger will be converted into the right to receive Combined Company Merger Preferred Stock as determined by the Preferred Exchange Ratio. Outstanding BOXABL common stock warrants that remain unexpired will be assumed by the First Merger Surviving Company and terminated at the First Effective Time. All other outstanding and unexpired BOXABL convertible securities (such as options and restricted stock units, but excluding common stock warrants) will be assumed by the Combined Company and become exercisable or convertible for Combined Company equity on the same terms, with adjustments as provided in the Merger Agreement. The aggregate merger consideration to be received by BOXABL stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share.
Representations, Warranties, and Covenants
The Merger Agreement contains customary representations and warranties by each of BOXABL, FGMC, and Merger Sub, as well as covenants regarding the conduct of their respective businesses prior to the closing of the transaction, efforts to obtain required approvals, and other matters. The representations and warranties in the Merger Agreement will not survive the closing of the transaction.
Closing Conditions
The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company Common Stock on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.
Termination Provisions
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either BOXABL or FGMC may terminate the agreement by written notice if the closing has not occurred on or before July 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.
Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either BOXABL or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the registration statement of which this joint proxy statement/prospectus forms a part.
Related Agreements
This section describes certain additional agreements entered into or to be entered into pursuant to the Merger Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The full text of the Related Agreements, or forms thereof, are filed as annexes to this joint proxy statement/prospectus or as exhibits to the registration statement of which this joint proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the FGMC Special Meeting.
Sponsor Support Agreement
Concurrently with the execution of the Merger Agreement, FGMC, the Sponsor and BOXABL entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed, among other things, (i) to vote in favor of the proposals presented at the FGMC Special Meeting and (ii) not to enter into any commitment, agreement, understanding, or similar arrangement to vote or give voting instructions or express consent or dissent in writing in any manner inconsistent with the terms of Article I of the Sponsor Support Agreement.
BOXABL Support Agreement
Concurrently with the execution of the Merger Agreement, FGMC, BOXABL and certain stockholders of BOXABL entered into the BOXABL Support Agreement. Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, at any meeting of the stockholders of BOXABL and in any action by written consent of the stockholders of BOXABL, with respect to the outstanding shares of BOXABL capital stock held by them, vote in favor of and consent to adopting the

Merger Agreement and all other documents and transactions contemplated thereby, subject to the terms and conditions of the BOXABL Support Agreement. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock.
Lock-Up Agreements
The Merger Agreement contemplates that, at the Closing, the Combined Company, the Sponsor and certain of the former stockholders of BOXABL will enter into the Lock-Up Agreements, pursuant to which the parties thereto will agree to restrictions on transfer for up to one year following the Closing Date with respect to the Lock-Up Shares (as defined in the Lock-Up Agreement), which lock-up, subject to certain exceptions, will end on the earlier of (i) with respect to 50% of the Lock-up Shares, the earlier of (A) twelve (12) months following the Closing Date and (B) the date on which the closing price of the Combined Company’s Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Lock-up Shares, twelve (12) months following the Closing Date, or earlier, in each case, if subsequent to the Closing Date, FGMC consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FGMC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, such lock-up provisions shall automatically expire if the Combined Company’s Common Stock trades at or above $20.00 at any time, including during intraday trading.
Background to the Business Combination
After the closing of the IPO on January 30, 2025, the officers, directors and advisors of FGMC began to screen for, evaluate and contact potential candidates for a business combination. In addition, FGMC was contacted by a number of individuals and entities with respect to business combination opportunities. No discussions regarding a potential business combination with any candidate were held prior to the IPO.
Discussions with Other Potential Targets
Between January 30, 2025 and April 10, 2025, FGMC reviewed approximately six potential business combination targets, engaged with approximately four of those potential targets to whom FGMC sent NDAs (each of which were executed), and other than as described below, engaged in more detailed discussions only with BOXABL, with which it executed a letter of intent on June 6, 2025. In addition, FGMC executed an NDA with Think Equity on April 11, 2025, in order for Think Equity to present potential targets to FGMC. Think Equity presented several opportunities to FGMC none of which advanced to the NDA stage.
In addition to BOXABL, FGMC had detailed discussions with the following three targets:
Target 1:   a leading European asset manager specializing in digital assets. Target 1 was introduced to Larry Swets on March 7, 2025 by the investment banking team at Stifel Financial Corp. Mr. Swets conducted a Zoom conference call between Target 1 management and FGMC management on March 12, 2025, to discuss a potential business combination between the two companies. FGMC and Target 1 then signed an NDA on March 18, 2025, and on April 1, 2025, the entire management teams of both companies participated in a Zoom conference call. During the call, the business model, revenue streams, Target ambition to introduce crypto assets to regular investors, and financial reporting status, among other items, were discussed. On April 16, 2025, FGMC management conducted a Zoom call with management of Target 1 to discuss initial due diligence and potential deal structure. Shortly thereafter, FGMC submitted a letter of intent to Target 1, which was not executed. Conversations between the two companies lagged in the coming weeks and conversations were terminated in May 2025 when Target 1 decided to move forward with a different SPAC.
Target 2:   a next-generation cloud infrastructure provider specializing in private cloud hosting, and blockchain-powered digital ecosystems. Target 2 was introduced to Larry Swets by CTM Advisory Ltd. (“CTM”) Mr. Swets first reached out to Target 2 through CTM on May 15, 2025 via phone. FGMC presented an NDA to Target 2 on May 16, 2025, which was executed that day. Also on that day, FGMC was granted access to a data room and began initial due diligence on Target 2. During its initial due diligence, FGMC had questions regarding Target 2’s proposed valuation that were not answered to its satisfaction. Accordingly, conversations were terminated in May 2025.
Target 3 :   a digital pharma platform that uses an AI-powered drug assets management system. Target 3 was introduced to Larry Swets by CTM. Mr. Swets first reached out to Target 3 on March 9, 2025 and an in-person meeting was held between Mr. Swets and the CEO of Target 3. FGMC presented an NDA to Target 3 which was executed on March 11, 2025. During initial discussions, FGMC and Target 3 disagreed on a valuation for Target 3. Accordingly, conversations were terminated in March 2025.
Discussions with BOXABL
On April 2, 2025, BOXABL retained Maxim Group LLC (“Maxim”) as financial advisor. Maxim has been retained to provide general financial advisory and investment banking services.
On April 10, 2025, Maxim introduced Larry Swets and Kyle Cerminara of FGMC to Galiano Tiramani and Alexis Bulloch of BOXABL. On April 11, 2025, FGMC’s management team (including Larry Swets, Kyle Cerminara, and Hassan Baqar) and BOXABL management team (including Galiano Tiramani, Martin Costas and Alexis Bulloch) participated in an initial conference call with Maxim also attending this discussion. At that call, a potential business combination between the two companies was discussed, along with BOXABL’s business plan, investor base and market challenges. During call, BOXABL communicated to FGMC their view of valuation of $3.5 billion for the transaction. On April 11, 2025, FGMC sent an NDA to BOXABL which was executed on April 14, 2025. On April 19, 2025, Larry Swets sent a draft letter of intent to Maxim, who then presented it to the BOXABL team. Key provisions in the letter of intent included:
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$3.5B BOXABL valuation

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90-day exclusivity (for BOXABL only)

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No-minimum cash at closing

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Each party responsible for their own expenses

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Prohibition of issuance/transfer of securities during exclusivity period

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Prohibition of new debt issuances during exclusivity period

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$1M breakup fee if (a) BOXABL fails to comply with any terms in the letter, (b) BOXABL enters into a different merger transaction, (c) BOXABL fails to obtain approval, and (d) BOXABL fails to comply with DD requirement

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2 FGMC representatives on the BOD

Based on the factors listed below, FGMC’s letter of intent included the $3.5 billion valuation, indicating its agreement with the figure that BOXABL had proposed on April 11, 2025.
Beginning in June 2024, BOXABL conducted an offering up to 88,095,238 shares of non-voting Series A-3 Preferred Stock, up to 4,404,762 bonus shares of non-voting Series A-3 Preferred Stock, and up to 1,250,000 shares of non-voting Series A Preferred Stock, through Regulation A and Regulation D in the United States and in a Canadian offering. In that offering, BOXABL estimated its enterprise value at approximately $3.5 billion. On that basis, BOXABL presented a $3.5 billion valuation to FGMC in connection with the Business Combination. FGMC, after conducting its own due diligence and evaluation of the materials and information provided by BOXABL, determined that the $3.5 billion valuation was reasonable and appropriate under the circumstances. FGMC did not believe that the valuation needed to be changed since the launch of the offering in June 2024, because the offering continued through June 2025 based on the same valuation, with a majority of the capital under the offering raised in 2025, thereby establishing marketplace acceptance of the valuation by a diversified investor base in an arms-length transaction between willing parties. Accordingly, FGMC expressly acknowledged and agreed to proceed on the basis of such valuation for purposes of the proposed transaction. Later, on June 24, 2025, the Reg A offering closed.

The factors that FGMC considered in assessing the $3.5 billion valuation for BOXABL are:
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The capital raise most recently conducted by BOXABL was launched at $0.80 per share, and was continuing in April 2025, supporting a total valuation of approximately $3.5 billion based on approximately $4.5 billion fully diluted outstanding shares of BOXABL, at the rate of $0.80 per share at the time the first draft of letter of intent was sent by FGMC in April 2025, with $3.5 billion valuation.

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The offering was launched in June 2024 through a combination of Regulation A and Regulation D (accredited investors) offerings. This offering was active all the way until June 24, 2025, at the same valuation of $3.5 billion, thereby providing a recent indicator of the value of the business.

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BOXABL raised approximately $77 million under these Regulation A and Regulation D offerings which is a sizeable capital raise, with majority of the funding raised in 2025.

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There was a wide participation from accredited, experienced and diverse investor base in these offerings.

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While there was a going concern opinion included in the December 31, 2024 financial statements of BOXABL (filed by BOXABL on April 14, 2025), FGMC did not believe it changed the assessment of the valuation given the fact that BOXABL was successfully raising capital to address its short-term liquidity needs, as described above.

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FGMC’s conclusion that, BOXABL is in a unique position as a manufacturer of housing during a nationwide housing shortage and using assembly line manufacturing and differentiated logistics to disrupt a housing market that has not been meaningfully innovated for some time.

On April 23, 2025, Maxim informed Mr. Swets that BOXABL was interested in pursuing discussions and a Zoom call was scheduled.
On April 28, 2025, management of FGMC (including Larry Swets, Kyle Cerminara and Hassan Baqar) and BOXABL (including Galiano Tiramani, Martin Costas and Alexis Bulloch) and Maxim team held a Zoom conference call where the teams discussed details on FGMC’s strategy and what the SPAC team could offer to BOXABL. As previously disclosed in earlier versions of the registration statement (including in investor presentations and initial Form S-4 filings), BOXABL had intended to pursue a concurrent $55 million PIPE to provide additional capital at or around the closing of the Business Combination. However, BOXABL is no longer considering or pursuing the $55 million PIPE financing. This change in strategy reflects a reassessment of the optimal path for post-closing capital access, market conditions, investor feedback, and BOXABL’s evolving liquidity planning. The lack of the $55 million PIPE is not expected to materially adversely impact the Combined Company’s ability to operate as a going concern or its near-term liquidity position. In the worst case scenario, the Combined Company is expected to have sufficient funds to operate for at least the next 12 months under normal operations.
On April 29, 2025, BOXABL sent FGMC a revised letter of intent that included comments from BOXABL’s outside counsel, Winston & Strawn, LLP (“Winston”). Key provisions in the April 29, 2025 draft included (a) removal of a break up fee, (b) removal of a prohibition to issue/transfer securities during exclusivity period and (c) removal of prohibition of dividend declaration, bonus issuance or new debt issuances during exclusivity period.
Between May 5, 2025 and May 13, 2025, Maxim corresponded with FGMC to receive feedback on the LOI draft shared by Winston. During this period, Larry Swets communicated that FGMC was trying to incorporate any necessary tweaks to the LOI given BOXABL was already a reporting company, that the breakup fee and dividend restriction would be reinserted in the updated LOI, and that FGMC was open to discussing BOXABL’s ability to take on new debt during the exclusivity engagement and deSPAC process.
On May 13, 2025, FGMC sent Maxim an updated LOI that included the reinsertion of a $1 million breakup fee, clarified that the $3.5 billion BOXABL valuation was at $10.00 per share, and inserted a provision whereby BOXABL could not declare cash or other dividends or bonuses.
On May 14, 2025, Maxim coordinated the site visit for May 15, 2025, between BOXABL and FGMC.

On the morning of May 15, 2025 Larry Swets and Maxim met with the entire BOXABL management team and conducted a site visit at the BOXABL factory in Las Vegas to inspect its operations and discuss its business. That afternoon, a conference call was held among FGMC management, BOXABL management, Winston & Strawn and Loeb & Loeb LLP (“Loeb”), counsel to FGMC. During this call the parties and their counsel discussed the structuring of the transaction walked through the finer transaction points in the letter of intent.
On May 20, 2025 Maxim sent to FGMC and Loeb, the initial proposed transaction structure put together by Winston.
On May 21, 2025 Loeb and Winston held a conference call to discuss revisions to the structure of the transaction and a revised letter of intent to reflect, among other things, expense caps and recovery of attorneys’ fees for enforcement of the letter of intent. On May 22, 2025 Winston sent a revised transaction structure to Loeb.
From May 24, 2025 through May 28, 2025, Loeb & Winston exchanged emails regarding a simplified transaction structure that would be expected to generate tax efficiencies for both parties.
The parties also discussed the terms of the lock-up as well support agreements customary in such a merger transaction. The lock-up terms for certain shares held by Sponsor, BOXABL management team, and certain shareholders of BOXABL were negotiated to materially remain consistent with the lock-up terms that the Sponsor was subject to pursuant to the agreement with the underwriters of FGMC’s initial public offering. The support agreements terms were also negotiated to remain consistent with terms customary to such a merger transaction, including Sponsor and BOXABL shareholders holding at least a majority of voting stock of BOXABL agreeing to enter into support agreements requiring each to vote in favor of the business combination.
On June 6, 2025 a finalized letter of intent was executed. The Key terms of the final letter of intent included:
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$3.5B BOXABL valuation

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Supermajority voting rights: Founders retain supermajority voting rights as long as they hold >25% of shares outstanding

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12 month lock up for sponsor and company management team

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Carve out after 6 months, if stock is above $12 for any 20 trading days within any 30-trading day period

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Expenses: FGMC’s unpaid expenses capped at $2M (excluding deferred underwriting fees)

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BOXABL can use up to 50% of deferred underwriting fees to pay for Maxim’s above detailed services

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At least one FGMC nominated director

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No breakup fee

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No prohibition of issuance/transfer of securities during exclusivity period

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No prohibition of new debt issuances during exclusivity period

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60-day exclusivity (for both FGMC and BOXABL) Below is a detailed description of FGMC’s negotiations with BOXABL leading up to the execution of the Merger Agreement.

Also on June 6, 2025, Maxim circulated a first draft of the LOI press release to the working group, and Maxim coordinated a kick-off call for June 9, 2025, to organize work streams.
On June 9, 2025, a kick-off call was held with representatives from BOXABL, FGMC, Loeb, Winston, and Maxim. Main discussion points included responsibilities, with Winston taking the lead on the first draft of the Merger Agreement, and Loeb taking the lead on starting the S-4 registration statement. Loeb and FGMC were also tasked with reviewing and commenting on the press release BOXABL was to issue on signing the LOI (with FGMC not named in the PR). Regarding timing, it was agreed that BOXABL would issue its PR later that evening, Winston would circulate a draft of the Merger Agreement as soon as possible, BOXABL would disclose its Regulation A offering (“Reg A”) to close on June 24, 2025, and the Merger Agreement would be signed shortly after the Reg A closed. The parties also discussed the logistics of the due diligence process.
From May 29, 2025 to June 12, 2025 Loeb and Winston continued discussing the optimal transaction structure, giving consideration to existence of non-voting preferred stock of BOXABL. After internal discussions with management teams of BOXABL and FGMC, on June 12, 2025, Winston circulated an updated transaction structure for a two-step merger to Loeb. On June 13, 2025, Loeb and Winston had a sidebar call during which this structure was accepted by both parties.
On June 16, 2025, FGMC continued its due diligence process, and BOXABL provided access to an expanded data room for the Loeb and FGMC teams.
From June 18, 2025 to June 23, 2025 FGMC and Loeb composed a comprehensive due diligence request list for Boxabl taking into account various elements of due diligence, including but not limited to corporate records, assets, legal matters, financial data and audits, insurance, tax, personnel, intellectual property, material agreements, litigation, and other matters. On June 23, 2025 the initial due diligence request list was sent by Loeb to Winston. Subsequently BOXABL team started responding to the due diligence items requested by FGMC by uploading applicable documents in a virtual data room.
FGMC, in addition to its own internal staff, was assisted by Loeb and BDO in conducting due diligence. Amongst other matters, FGMC also focused its due diligence efforts on the SEC investigation that BOXABL had been subject to in 2023 and 2024, which eventually concluded favorably without any enforcement action by the SEC.
On June 24, 2025, BOXABL closed subscriptions for its Reg A offering.
On July 2, 2025, Winston, delivered the initial draft of the Merger Agreement to FGMC and Loeb, counsel to FGMC. The draft Merger Agreement contained a different transaction structure than what had been initially contemplated. The original transaction structure contemplated by the parties involved FGMC forming two subsidiaries — a Merger Sub I and Merger Sub II. Merger Sub I would merge with and into BOXABL, with BOXABL surviving the merger. This surviving BOXABL entity would then merge with and into Merger Sub II, with Merger Sub II surviving the merger. Instead, the draft Merger Agreement contemplated that FGMC would only form one merger subsidiary — which would then merge with and into BOXABL at closing. The parties exchanged emails and the tax teams had telephone calls and agreed to proceed with the revised structure, which did not change the tax consequences to the parties. Shortly thereafter, FGMC began conducting diligence on BOXABL in earnest.
On July 15, 2025, following alignment on the structure, Loeb sent a revised draft of the Merger Agreement to Winston. The key issues raised in this draft were (1) that cash payments should not be given for fractional shares, (2) the scope of BOXABL’s representations and warranties, (3) the scope of the operating covenants between signing and closing that would be binding on BOXABL, (4) deletion of extension provisions, and (5) the calculations involved in the per share price merger consideration, specifically ensuring that they did not result in a purchase price higher than $3,500,000,000.
Winston shared a revised draft of the Merger Agreement on July 18, 2025. The key issues raised in this draft were (1) which parties would be responsible for the payment of HSR and directors and officer tail policies, (2) that cash payments should not be given for fractional shares, (3) the scope of BOXABL’s representations and warranties, and (4) the calculations involved in the per share price merger consideration, specifically ensuring that they did not result in a purchase price higher than $3,500,000,000. Loeb sent a revised draft of the Merger Agreement to Winston on July 25, 2025. The key issues addressed in this draft included: (a) lowered thresholds for “material” contracts and expenditures, (b) more strict interim operating restrictions, (c) clarification of board structure, (d) establishing an outside merger date of December 31, 2025, (e) clarification of how certain costs would be split if the deal doesn’t close, (f) six years of “tail” D&O insurance after closing, (g) tighter exclusivity/no-shop provisions and (h) additional steps to avoid “golden parachute” tax penalties and ensure the merger qualifies as a tax-free reorganization.

Winston shared a revised draft of the Merger Agreement on July 29, 2025. BOXABL proposed redomiciling the combined company to Texas to take advantage of favorable shareholder litigation laws in that jurisdiction. FGMC agreed to reincorporate to Texas in connection with the Business Combination. Beginning July 29, 2025, BOXABL, FGMC, Loeb and Winston engaged in daily calls to finalize transaction documents and work streams. Several more drafts of the Merger Agreement were exchange between the parties to further clarify the re-domiciling process as well as other clean up changes to the agreement.
On July 31, 2025 a package of information for review was distributed to each member of FGMC’s board of directors. The board package included the Merger Agreement and the ancillary agreements, as well as information about legal due diligence conducted by Loeb and a tax diligence conducted by BDO.
On August 1, 2025 a meeting of the board of directors of FGMC was held. All of the members of the FGMC board of directors were present. Also in attendance by telephone conference were Patrick MacMurray, Kate McGuigan and Sarah Cherfan of Loeb. Mr. Wollney presided over the Meeting as Chairman of the Board and Sarah Cherfan acted as Secretary for the Meeting.
Hassan Baqar, as the Company’s Chief Financial Officer, provided an introduction regarding the transaction contemplated with BOXABL and the diligence process. He also explained that no fairness opinion was obtained due to, among other things, BOXABL’s reporting nature and the availability of public filings.
Larry Swets, as the Company’s Chief Executive Officer, then provided an overview of the desirability of entering into the transaction with BOXABL. Mainly, he noted the entity’s desire to go public, as well as its ability to do so. He then provided some information regarding BOXABL, including that it was publicly reporting, its enterprise valuation at about $3.5 billion, and the unique nature of BOXABL’s product, position and marketability, making it a desirable target.
Kate McGuigan of Loeb presented the results of legal due diligence conducted by Loeb on, among other things, corporate records, financing documents, litigation records, governmental records and permits, material agreements and agreements entered in BOXABL’s routine conduct of business, employment and staff information, employment benefits, intellectual property, and real property leases. Ms. Guigan referenced an SEC investigation which had been commenced due to one of BOXABL’s former employees issuing fraudulent securities. When that activity was discovered, BOXABL promptly investigated, brought the matter up with the FBI, fully cooperated with the SEC’s investigation, and filed a claim of its own. As of July 2024, the SEC completed its investigation. Mr. Wollney asked whether BOXABL has provided sufficient information about this matter, and Mr. Baqar confirmed that it had, and added that the SEC’s conclusion of the matters brings additional comfort on this issue.
Mr. Baqar then provided an overview of financial reporting and tax diligence of BOXABL conducted. Mr. Baqar also noted that BOXABL had a going concern opinion for year ended December 31, 2024 primarily due to its limited sales, cash uses in ramping up operations and need to raise funds. Boxabl Management has been working on remediating this issue, which can occur in growth stage companies that are consuming considerable capital by investing in ramping up operations and production. Boxabl has been raising significant amount of equity capital under Regulation A and Regulation D offerings, which demonstrates ability of the company to raise equity capital to address growth needs.
After a robust discussion and questions from various board members, the board of directors of FGMC confirmed that they would approve the transaction via written consent on August 4, 2025, unless any material changes occured, at which point the board would reconvene as needed.
On August 4, 2025 the board of directors of FGMC executed a unanimous written consent approving the Business Combination and the related transactions and the parties then executed and delivered the Merger Agreement. The transaction was announced on August 5, 2025. Subsequently, on September 15, 2025, the FGMC board of directors unanimously approved the Plan of Conversion as set forth in Annex B-1 hereto.
On November 3, 2025, FGMC and BOXABL, entered into an amendment to the Merger Agreement, extending the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.
On April 6, 2026, FGMC and BOXABL entered into an amendment to the Merger Agreement:

(A)
to extend the Agreement End Date for the Merger Agreement from March 31, 2026 to July 31, 2026;

(B)
that the Company and the Acquiror shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities owned by the Sponsor Parties, Paolo Tiramani, Galiano Tiramani, or any of their respective Affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock trades at or above $20.00 at any time, including during intraday trading;

(C)
to clarify that the definition of Acquiror Securities includes the 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock), each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination; and

(D)
to provide that either the Company or the Acquiror has the right to terminate the Merger Agreement if either party has made a written request of the other party pursuant to the Merger Agreement and five Business Days have passed, and the requesting party has not received a response.

On May 6, 2026, FGMC and BOXABL entered into an amendment to the forms of Company Lock-Up Agreement and Sponsor Lock-Up Agreement in the Merger Agreement in order to implement the above-mentioned lock-up provisions.
Benefits and Detriments of the Business Combination
The following table presents certain benefits and detriments of the transactions to the indicated parties.
Party	Benefits	Detriments
FGMC	Failure to complete a business combination would result in FGMC and the Trust Account being liquidated. The Business Combination would create value for FGMC and its stockholders.	FGMC could potentially have found a target that may have a more optimal risk/return profile than BOXABL. In this case, FGMC, its stockholders and affiliates would stand to benefit more than in the Business Combination with BOXABL.
Sponsor and its affiliates	Failure to complete a business combination would result in FGMC and the Trust Account being liquidated, and the Sponsor’s investment in shares of FGMC Common Stock and FGMC Private Placement Units and the $15 Private Warrants would be worthless. The Business Combination would create value for the Sponsor and its affiliates.	FGMC could potentially have found a target that may have a more optimal risk/return profile than BOXABL. In this case, FGMC, its stockholders (including the Sponsor) and affiliates would stand to benefit more than in the Business Combination with BOXABL.
Unaffiliated security holders of FGMC	Failure to complete a business combination would result in FGMC and the Trust Account being liquidated, in which case FGMC public stockholders would receive their pro rata portion of the Trust Account. If the market was to recognize the	For non-redeeming FGMC public stockholders, there is a risk that the market will not support the valuation of the Combined Company either as a result of a general market downturn or risks specific to the Combined Company. In this case, the stock

Party	Benefits	Detriments
	valuation and potential of the Combined Company, the stock price may increase from the Trust Account amount per share of approximately $10.36 as of May 1, 2026.	price could trade below the Trust Account amount per share of approximately $10.36 as of May 1, 2026. If this scenario were to materialize, the FGMC public stockholders would have been better off redeeming their FGMC Public Shares than holding their FGMC Public Shares following the Closing.
BOXABL and affiliates	The Business Combination represents the opportunity for BOXABL to become a publicly traded company while maintaining BOXABL’s mission and strategy. Becoming a publicly traded company as a result of the Business Combination would provide the Combined Company with enhanced access to capital to facilitate its growth, as well as greater liquidity to BOXABL’s common stockholders. The Business Combination is conditioned on the receipt of approval for listing on the Applicable Stock Exchange of the shares of Combined Company Common Stock to be issued in connection with the Merger, a condition which FGMC and BOXABL do not intend to waive.	The potential detriments to BOXABL and its affiliates are the increased costs and difficulty of operating as a public company and the dilution of their ownership stake in BOXABL as a result of the Business Combination.
Unaffiliated stockholders of the Combined Company	The shares of the Combined Company’s Common Stock would be publicly traded, thus creating additional liquidity opportunities for all common stockholders and enhancing the Combined Company’s ability to access additional capital.	Concentrating control of the Combined Company’s stockholder voting in the hands of Paolo and Galiano Tiramani may result in different outcomes than unaffiliated stockholders of the Combined Company might prefer. See “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal-Interests of BOXABL’s Directors and Executive Officers in the Business Combination.”
FGMC’s Board of Directors’ Reasons for the Business Combination
On August 4, 2025, the FGMC board of directors (i) unanimously approved the Conversion and the Merger Agreement and related transaction agreements and the transactions contemplated thereby (including the Business Combination), (ii) determined that the Business Combination is advisable and fair to, and in the best interests of, FGMC and its stockholders, and (iii) recommended that FGMC’s stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Business

Combination). In evaluating the Business Combination and making these determinations and this recommendation, the FGMC board of directors consulted with FGMC’s management and advisors and considered a number of factors.
The FGMC board of directors and management considered the general criteria and guidelines that FGMC believed would be important in evaluating prospective target businesses as described in the prospectus for the IPO. The FGMC board of directors also considered that they could enter into a business combination with a target business that does not meet those criteria and guidelines. In the prospectus for the IPO, FGMC identified the following general investment criteria to screen for and evaluate target businesses although FGMC also indicated it may pursue opportunities outside of this scope:
•
Public market-ready scale;

•
Strong management team;

•
Recurring revenues;

•
High barrier to entry;

•
Long-term organic growth;

•
Consolidation opportunities to scale;

•
Attractive competitive dynamics;

•
Differentiated products or services; and

•
Strong cash flow conversion.

These criteria were not intended to be exhaustive. FGMC stated in the IPO prospectus that any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as on other considerations, factors and criteria that its management may deem relevant. In the event that FGMC decided to enter into a business combination with a target business that does not meet the above criteria and guidelines, FGMC indicated that it would disclose that the target business does not meet the above criteria in its stockholder communications related to its initial business combination.
In considering the Business Combination, the FGMC board of directors determined that the Business Combination was an attractive business opportunity that generally met most of the above criteria and guidelines taken as a whole, although not weighted or in any order of significance, but given its in the growth phase BOXABL does not yet exhibit attributes of recurring revenues, long term organic growth and strong cash flow conversion.
FGMC’s board of directors considered a wide variety of factors in connection with its evaluation of the Business Combination. In light of the complexity of those factors, FGMC’s board of directors as a whole did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of FGMC’s board of directors may have given different weight to different factors.
BOXABL and the Business Combination.
The FGMC board of directors considered the following factors related to BOXABL and the Business Combination:
•
Large and Growing Addressable Market:   BOXABL’s products address a national problem. Demand for housing dramatically exceeds supply. Building or buying a traditional home is too expensive for many Americans.

•
BOXABL’s Business Model:   BOXABL’s products are manufactured in the Las Vegas facility, fold up on site and ship at a relatively low cost to the customer

•
BOXABL’s Future Opportunities.   BOXABL is already working on its next product line, a less expensive, smaller unit, intended for simpler, no foundation set-ups.

•
Experienced and Proven Management Team.   An industrial designer and mechanical engineer, Paolo Tiramani has over 150 patent filings. Paolo founded BOXABL in 2017 and initially funded BOXABL through his intellectual property investment company 500 Group Inc., which has been in operation since 1986. Paolo moved operations to Las Vegas, Nevada five years ago for its strategic location, business and tax climate to develop the BOXABL project into an operating company. Galiano Tiramani is a serial entrepreneur who has founded several successful startups, notably, a cryptocurrency exchange and bitcoin ATM network that was founded in 2014 and later sold. He also founded and operated a large green farming and processing facility in Northern California before moving to Las Vegas to operate BOXABL full time. Galiano holds a bachelor’s degree in business. Paolo and Galiano Tiramani are father and son. In addition, the entire senior management of BOXABL is expected to continue with following the Business Combination to execute the business and strategic growth plan. For additional information regarding BOXABL’s executive officers, see the section entitled “Management of the Combined Company Following the Business Combination.”

•
Valuation.   The FGMC board of directors believes that the $3,500,000,000 pre-money equity valuation of BOXABL, offers an attractive valuation for FGMC’s stockholders.

•
Best Available Opportunity.   The FGMC board of directors determined, after a thorough review of other business combination opportunities reasonably available to FGMC since the IPO in January 2025, that the proposed Business Combination represents the best potential business combination for FGMC based upon its evaluation and assessment of other potential acquisition targets as described above. See “— Background to the Business Combination” for further information.

•
Results of Due Diligence.   The FGMC board of directors considered the scope of the financial, commercial and legal due diligence investigation conducted by FGMC’s management and outside advisors, including:

•
meetings and calls with BOXABL’s management team regarding its business, operations, technology, intellectual property and the proposed transaction; and

•
review of materials related to BOXABL and its business made available by BOXABL, including financial statements, corporate documents and other legal and business diligence. For more information, please see the section entitled “— Background to the Business Combination.”

•
Terms of the Merger Agreement.   The FGMC board of directors reviewed and considered the terms of the Merger Agreement and the related agreements including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate such agreements under the circumstances described therein. See “— The Merger Agreement” and “— Related Agreements” for detailed descriptions of the terms and conditions of these agreements.

The FGMC board of directors also identified and considered the following factors and risks weighing negatively against pursuing the Business Combination, although not weighted or in any order of significance:
•
Potential Inability to Complete the Merger.   The FGMC board of directors considered the possibility that the Business Combination may not be completed and the potential adverse consequences to FGMC if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in the transaction. The directors considered the uncertainty related to the Closing, including due to conditions primarily outside of the control of the parties to the transaction, such as the need for FGMC stockholder approval, BOXABL stockholder approval, antitrust clearance and the ability of the Combined Company to satisfy the initial listing requirements of the selected stock exchange.

•
Exclusivity.   The Merger Agreement also includes exclusivity provisions that prohibit FGMC, the Sponsor and certain of their respective affiliates from soliciting other business combination proposals on behalf of FGMC, which restricts FGMC’s ability to consider other potential business combinations until the earlier of the termination of the Merger Agreement or the consummation of the Business Combination.

•
Redemption Risk.   The FGMC board of directors considered the risk that the current public stockholders of FGMC would redeem their FGMC Public Shares for cash in connection with the consummation of the Business Combination, thereby reducing the amount of cash available to the Combined Company following the consummation of the Business Combination. As of May 1, 2026, the Trust Account had approximately $82.9 million in cash, invested in U.S. government securities. Any redemptions of FGMC Public Shares in connection with the consummation of the Business Combination would reduce the amount of cash available to the Combined Company following the consummation of the Business Combination. This potential reduction in cash does not alter the FGMC board of directors’ recommendation.
•
BOXABL’s Business Risks.   The FGMC board of directors considered that FGMC stockholders would be subject to the execution risks associated with the Combined Company if they retained their FGMC Public Shares following the Closing, which were different from the risks related to holding FGMC Public Shares prior to the Closing. In this regard, the FGMC board of directors considered that there were risks associated with successful implementation of the Combined Company’s long-term business plan and strategy and the Combined Company realizing the anticipated benefits of the Business Combination on the timeline expected or at all, including due to factors outside of the parties’ control such as new regulatory requirements or changes to existing regulatory requirements, changes in the stock market or the market for BOXABL’s products generally and the potential negative impact of macroeconomic uncertainty. The FGMC board of directors considered that any of these risks, if materialized, may decrease the actual benefits of the Business Combination and that FGMC stockholders may not fully realize these benefits to the extent that they expected to retain the FGMC Public Shares following the completion of the Business Combination. For additional description of these risks, please see the section entitled “Risk Factors.”

•
Post-Business Combination Corporate Governance.   The FGMC board of directors considered the corporate governance provisions of the Merger Agreement and the Proposed Organizational Documents and the effect of those provisions on the governance of the Combined Company following the Closing. Given that the existing equityholders of BOXABL will collectively control shares representing a majority of the Combined Company’s total outstanding shares of common stock upon completion of the Business Combination, the existing equityholders of BOXABL may be able to elect future directors and make other decisions (including approving certain transactions involving the Combined Company and other corporate actions) without the consent or approval of any of FGMC’s current stockholders, directors or management team.

•
Limitations of Review.   The FGMC board of directors considered that the FGMC management and FGMC’s financial and accounting advisors reviewed only certain materials in connection with their due diligence and valuation review of BOXABL.

•
No Survival of Remedies for Breach of Representations, Warranties or Covenants of BOXABL.   The FGMC board of directors considered that the terms of the Merger Agreement provide that FGMC will not have any surviving remedies against BOXABL or its equityholders after the Closing to recover for losses as a result of any inaccuracies or breaches of the BOXABL representations, warranties or covenants set forth in the Merger Agreement. As a result, FGMC stockholders could be adversely affected by, among other things, a decrease in the financial performance or worsening of financial condition of FGMC prior to the Closing, whether determined before or after the Closing, without any ability to reduce the number of shares to be issued in the Business Combination or recover for the amount of any damages.

•
Litigation.   The FGMC board of directors considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

•
Fees and Expenses.   The FGMC board of directors considered the fees and expenses associated with completing the Business Combination.

•
Diversion of Management.   The FGMC board of directors considered the potential for diversion of BOXABL’s management and employee attention during the period prior to the completion of the Business Combination, and the potential negative effects thereof on BOXABL’s business.

In addition to considering the factors described above, the FGMC board of directors also considered other factors, including, without limitation:

•
Interests of FGMC’s Directors and Executive Officers.   FGMC’s directors, executive officers and advisors may have interests in the Business Combination as individuals that are in addition to, and may be different from, the interests of FGMC’s stockholders, including that certain of FGMC’s directors and executive officers hold membership interests in the Sponsor, and that a significant portion of the equity interests in FGMC held directly by FGMC’s directors, executive officers and advisors or indirectly (via the Sponsor) will only have value if a business combination is completed. However, FGMC’s board of directors concluded that the potentially disparate interests would be mitigated because (i) these interests are disclosed in this joint proxy statement/prospectus, and (ii) the value of the equity interests in FGMC held, directly or indirectly (via the Sponsor), by FGMC’s directors, executive officers and advisors would fluctuate based on the future performance of the Combined Company Common Stock. See “— Interests of FGMC’s Directors and Executive Officers in the Business Combination” for further information about the interests of the FGMC directors and executive officers in the Business Combination.

•
Potential Dilutive Effect.   The FGMC board of directors considered that FGMC public stockholders who do not elect to have their FGMC Public Shares redeemed for cash in connection with the Business Combination would be diluted at the Closing due, among other things, to the valuation assigned to BOXABL in the transaction. See “— Dilution” and “— Ownership Following the Business Combination.”

Based on its review of the foregoing considerations, the FGMC board of directors concluded that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expects FGMC stockholders will receive as a result of the Business Combination. The FGMC board of directors realized that there can be no assurance about future results, including results considered or expected as disclosed in the foregoing reasons.
The Business Combination Proposal requires approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC common stock entitled to vote thereon. The FGMC board of directors has not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders of FGMC for purposes of negotiating the terms of the Business Combination on their behalf and/or preparing a report concerning the approval of the Business Combination. The Business Combination was unanimously approved by the FGMC board of directors.
The preceding discussion of the information and factors considered by the FGMC board of directors is not intended to be exhaustive but includes the material factors considered by the FGMC board of directors. In view of the complexity and wide variety of factors considered by the FGMC board of directors in connection with its evaluation of the Business Combination, the FGMC board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the FGMC board of directors may have given different weight to different factors. The FGMC board of directors considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.
This explanation of reasons for the FGMC board of directors’ approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and therefore subject to a number of risks and uncertainties and should be read in light of the factors discussed under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” For information regarding the BOXABL board of directors’ reasons for the Business Combination, see “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal-The BOXABL Board of Directors’ Reasons for the Business Combination.”
Satisfaction of 80.0% Test
The FGMC Charter requires that FGMC’s business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80.0% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting fees). As of August 4, 2025, the date of the execution of the Merger Agreement, the balance of the Trust Account was approximately $81.3 million and 80.0%

thereof represents approximately $65.04 million. FGMC’s board of directors has determined that the Business Combination meets the 80.0% test.
Dilution
The following table presents the net tangible book value per share, as adjusted, at both scenarios assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself):
	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario
Offering Price of the Securities in the Initial Registered offering price per share	$10	$10	$10
Net tangible book value, as adjusted(1)	77,462,667	36,394,223	(4,674,221)
As adjusted Shares(2)	$11,125,380	7,125,380	3,125,380
Net tangible book value per share, as adjusted, as of December 31, 2025	$6.96	5.11	(1.50)
Dilution per share to FGMC public stockholders	$3.04	4.89	11.50

(1)
See table below for reconciliation of net tangible book value, as adjusted.

(2)
See table below for reconciliation of as adjusted shares.

The following table illustrates the net tangible book value, as adjusted, to FGMC’s shareholders and increase in net tangible book value to FGMC’s shareholders, excluding the effects of the Business Combination transaction itself.
	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario
Net tangible book value per share, as adjusted, as of December 31, 2025	$6.96	$5.11	$(1.50)
Numerator adjustments
FGMC’s net tangible book value as of December 31, 2025	389,529	389,529	389,529
Transaction expenses to be incurred by FGMC	(5,063,750)	(5,063,750)	(5,063,750)
Reclassification of shares subject to redemption to equity	82,136,888	41,068,444	—
As adjusted net tangible book value	77,462,667	36,394,223	(4,674,221)
Denominator adjustments
FGMC Public shareholders	8,000,000	4,000,000	—
FGMC shares underlying FGMC’s Public right	800,000	800,000	800,000
FGMC founder shares	2,000,000	2,000,000	2,000,000
FGMC Share underlying private untis	248,300	248,300	248,300
FGMC share underlying private units rights	24,830	24,830	24,830
FGMC shares underlying underwriter and advisor units	47,500	47,500	47,500
FGMC shares underlying the underwriter and advisor right,underlying the underwriter and advisor units	4,750	4,750	4,750
As adjusted FGMC shares outstanding	11,125,380	7,125,380	3,125,380

The following table illustrates what the valuation of the Combined Company would need to equal in order for the non-redeeming stockholders’ interest per share to be at least the $10.00 IPO price per share under each scenario below
	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario
Shares of Combined Company Common Stock held by BOXABL shareholders(1)	246,524,760	246,524,760	246,524,760
Shares of Combined Company Preferred Stock held by BOXABL shareholders(2)	103,475,240	103,475,240	103,475,240
Shares of Combined Company Common Stock held by FGMC public shareholders(3)	8,800,000	4,800,000	800,000
Shares of Combined Company Common Stock held by Sponsor and affiliates(4)	2,273,130	2,273,130	2,273,130
Shares of Combined Company Common Stock held by Underwriter and Advisor(5)	52,250	52,250	52,250
Total Combined Company Stock outstanding upon closing of the Business Combination	361,125,380	357,125,380	353,125,380
FGMC IPO price	$10	$10	$10
Value of Combined Company upon Closing of the Business Combination	$3,611,253,800	$3,571,253,800	$3,531,253,800

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Consist of 103,475,240 preferred shares of Combined Company received by BOXABL shareholder.

(3)
Represents the FGMC’s Public Shares and Public Shares underlying the Public Right

(4)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

In addition, public stockholders will experience additional dilution to the extent the Combined Company issues additional shares of Combined Company Common Stock after the Closing.
The “No Redemption Scenario” presented above assumes that no holders of FGMC Public Shares exercise their right to have their FGMC Public Shares redeemed for their pro rata share of the Trust Account. The “50% Redemption Scenario” assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $41.0 million out of the Trust Account based on an assumed redemption price of $10.27 per share. The “Maximum Redemption Scenario” assumes that all 8,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $82.1 million out of the Trust Account based on an assumed redemption price of $10.27 per share. FGMC cannot predict how many of the public stockholders will exercise their right to have their Public Shares redeemed for cash. As a result, the redemption amount and the number of Public Shares redeemed in connection with the Business Combination may differ from the amounts presented in the tables above.
Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Ownership Following the Business Combination
Pro Forma Ownership
The tables below summarize the pro forma ownership of Combined Company Common Stock following the Business Combination assuming three redemption scenarios, each of which are described directly below:
•
No Redemption Scenario:   The “No Redemption Scenario” assumes that no holders of FGMC Public Shares (as defined below) exercise their right to have their FGMC Public Shares redeemed for their pro rata share of the Trust Account.

•
50% Redemption Scenario:   The “50% Redemption Scenario” assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $41,068,444 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share.

•
Maximum Redemption Scenario:   The “Maximum Redemption Scenario” assumes that all 8,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $82,136,888 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario.

The ownership percentages reflected in the tables below are based upon the number of shares of BOXABL Common Stock issued and outstanding as of December 31, 2025, and are subject to the following additional assumptions:
•
the total shares of Combined Company Common Stock to be issued to holders of BOXABL Common Stock will be 246,524,760; assuming all Convertible Securities of BOXABL are also converted into Combined Company Common Stock

•
the total shares of Combined Company preferred shares to be issued to holders of BOXABL preferred stock will be 103,475,240;

•
the beneficial ownership of the Sponsor of 2,000,000 shares FGMC common stock were acquired for an aggregate investment of $25,000 prior to the IPO. Such shares would become worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period, as the Sponsor waived any redemption right with respect to those shares. At the Closing, the Sponsor and affliates would own a total of 2,273,130 shares of Combined Company Common stock. Such shares have an aggregate market value of approximately $23.1 million based on the closing price of FGMC common stock of $10.18 on May 1, 2026, the most recent practicable date prior to the date of the accompanying joint proxy statement/prospectus on which trading data for FGMC common stock was available;

•
the beneficial ownership of the Sponsor of 248,300 private placement units, which were acquired for an aggregate investment of $2,483,000 million at the time of the IPO. Each Private Unit consists of one common share and one Private Unit Right. Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.

Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period;
•
The beneficial ownership of the Sponsor of 1,000,000 $15 Private Warrants which were acquired for an aggregate investment of $100,000 at the time of the IPO. Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period.

If any of these assumptions are not correct, these percentages will be different.
	No Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	68.27%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.65%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.63%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	8,800,000	2.44%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	361,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 8,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	50% Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.03%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.97%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	4,800,000	1.34%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	357,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 4,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	Maximum Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.81%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	29.30%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	800,000	0.23%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	353,125,380	100.0%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents the common shares of Combined Company that will be converted from the FGMC’s Public Right upon Business Combination.

(5)
Consists of 47,500 shares of common stock underlying Underwriter and Advisor Unit. Also includes 4,750 shares of common stock converted from rights underlying the Underwriter and Advisor Units.

Stockholders will experience additional dilution to the extent the Combined Company issues additional shares of Combined Company Common Stock, Combined Company Merger Preferred Stock or Combined Company Preferred Stock after the Closing.
Please see “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Compensation Received by the Sponsor and its Affiliates
The Sponsor is a Nevada limited liability company formed to invest in FGMC. Although the Sponsor is permitted to undertake any activities permitted under applicable law, the Sponsor’s business is focused on investing in FGMC. The Sponsor is owned by FGMC’s management team, and certain other investors. Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of the Sponsor. The investment and voting decisions for the Sponsor are made jointly by the three managers and no one individual has a controlling decision. FGMC’s management team, together with their affiliates, collectively own approximately 32% of the membership interests in the Sponsor.
On October 6, 2023, the Sponsor paid $25,000 in exchange for 2,156,250 Founder Shares, or approximately $0.012 per share. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 founder shares to members of the Company’s management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares. On August 21, 2024, we issued a dividend of approximately 0.07 Founder Shares for every issued and outstanding Founder Share, or an aggregate of 143,750 Founder Shares (the “Dividend Shares”), resulting in our Initial Stockholders holding an aggregate of 2,300,000 Founder Shares.
On August 21, 2024, our directors, officers and senior advisors transferred 31,000 Dividend Shares to the Sponsor. On August 21, 2024, the Sponsor transferred an aggregate of 150,000 founder shares to officers of FGMC, resulting in the Sponsor holding 1,685,000 founder shares.
On January 27, 2025, the Sponsor, our directors, officers and senior advisors transferred an aggregate of 200,000 Founder Shares to Fundamental Global Inc., resulting in the Sponsor holding 1,540,000 Founder Shares and our directors, officers and senior advisors holding 560,000 Founder Shares in aggregate.

In addition, on January 28, 2025, our Sponsor transferred an aggregate of 75,000 founder shares to Ramnarain Joseph Jaigobind, the Chief Executive Officer of ThinkEquity, the representative of the underwriters in our IPO, resulting in our Sponsor holding 1,465,000 Founder Shares. Prior to the initial investment in the company of $25,000 by the Sponsor, FGMC had no assets, tangible or intangible. On February 5, 2025, the underwriters elected to terminate their over-allotment option to purchase 1,200,000 IPO Units resulting in Sponsor to forfeit 285,390 Founder Shares and Ramnarain Joseph Jaigobind to forfeit 14,610 shares.
The following table sets forth a summary of the compensation received or to be received by the Sponsor and its affiliates from FGMC in connection with the Business Combination or any related financing transaction and the securities issued by FGMC to the Sponsor, its affiliates and promoters and the price paid or to be paid for such securities in connection with the Business Combination or any related financing transaction:
Entity/Individual	Amount of Compensation Received or Securities Issued	Consideration Paid or to be Paid
Sponsor	Commencing on the closing of the IPO and until completion of FGMC’s initial business combination or liquidation, FGMC is required to pay the Sponsor $15,000 per month for office space and administrative and support services. The Sponsor will not be paid for any unpaid amounts in the event an initial business combination is not consummated. Accordingly, assuming the consummation of FGMC’s initial business combination takes until January 30, 2027, the Sponsor will be paid a total of approximately $360,000 for these services;	Delivery by the Sponsor of office space and administrative and support services.

Repayment by FGMC of the outstanding balance under the Sponsor’s promissory notes to cover expenses related to the IPO.
On October 6, 2023, FGMC issued a promissory note to the Sponsor, pursuant to which FGMC may borrow up to an aggregate principal amount of $150,000. FGMC drew $125,000 under the promissory note. On April 1, 2025, FGMC paid off the entire $125,000 balance. As of December 31, 2025, there was no balance outstanding under this promissory note.
On January 30, 2025, FGMC issued an unsecured promissory note of $417,000 to the Sponsor. This promissory note bears interest at the rate of 12% per year and will mature on January 30, 2026. On March 5, 2025, FGMC paid $257,000 in principal and $4,935 in interest. On April 1, 2025, FGMC paid $160,000 in principal and $1,736 in interest. As of December 31, 2025, there was no outstanding balance under this promissory note.
Expenses related to the IPO.
	At the Closing, the Sponsor would own a total of 2,273,130 shares of Combined	The Sponsor paid $25,000 (or approximately $0.01 per share) for the

Entity/Individual	Amount of Compensation Received or Securities Issued	Consideration Paid or to be Paid
	Company Common Stock. Such shares have an aggregate market value of approximately $22.9 million based on the closing price of FGMC Common Stock of $10.18 on May 1, 2026, the most recent practicable date prior to the date of this joint proxy statement/prospectus on which trading data for FGMC Common Stock was available.	Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the FGMC IPO.
	At the Closing, the Sponsor and its affiliates will be reimbursed for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination on behalf of FGMC. FGMC currently estimates that the total amount payable for transaction expenses of FGMC to the Sponsor is approximately $0.00.	Delivery of services by the Sponsor and its affiliates in connection with identifying, investigating and completing an initial business combination.
Interests of FGMC’s Directors and Executive Officers in the Business Combination
Unless the context otherwise requires, all references in this subsection to the “Company,” “FGMC,” “we,” “us,” or “our” refer to FGMC prior to the consummation of the Business Combination.
When you consider the recommendation of FGMC’s board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that the Sponsor and FGMC’s directors and executive officers have interests in such proposal that are different from, or in addition to, those of FGMC stockholders generally. These interests include, among other things, the interests listed below:
Since the Sponsor, its affiliates, representatives and the FGMC officers, directors and advisors (the “Sponsor Related Parties”), have interests that are different, or in addition to (and which may conflict with), the interests of the other holders of FGMC Common Stock, a conflict of interest may exist in determining whether the Business Combination with BOXABL is appropriate. Such interests include that the Sponsor Related Parties will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the recommendation of the FGMC Board in favor of approval of the Business Combination Proposal and the other proposals, you should keep in mind that the Sponsor Related Parties have interests in such proposals that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:
•
unless FGMC consummates an initial business combination, the Sponsor and FGMC’s officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds from the FGMC IPO and private placement not deposited in the Trust Account. As of May 1, 2026, no such reimbursable out-of-pocket expenses have been incurred;

•
the fact that FGMC has entered into a letter agreement with the Sponsor pursuant to which FGMC is required to pay the Sponsor a total of $15,000 per month for per month for office space, administrative and support services, commencing on the consummation of the IPO. Upon the earlier of the consummation of FGMC’s initial business combination and its liquidation, FGMC will cease paying these monthly fees. Accordingly, assuming the consummation of FGMC’s initial business combination takes until January 30, 2027, the Sponsor will be paid a total of approximately $360,000 for these services;

•
Our Initial Stockholders have agreed not to transfer, assign or sell any of their Founder Shares until: (i) with respect to 50% of the Founder Shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of FGMC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the Founder Shares, twelve months after the date of the consummation of our initial business combination; except to certain permitted transferees and under certain circumstances;
•
based on the difference in the purchase price of $25,000 (or approximately $0.01 per share) that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the FGMC IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the closing of a business combination falls below the price initially paid for the Public Units in the FGMC IPO and the public investors experience a negative rate of return following the closing of a business combination, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus;

•
the fact that Sponsor paid an aggregate of $25,000 (or approximately $0.01 per share) for the 2,000,000 Founders Shares and such securities may have a value of approximately $20.4 million at the time of a business combination (based on a market price of $10.18 per share of FGMC Common Stock on May 1, 2026). Therefore, the Sponsor could make a substantial profit after the initial business combination even if public investors experience substantial losses, even though there are restrictions on the Sponsor’s ability to transfer the Founder Shares under the lock-up agreements described elsewhere in this joint proxy statement/prospectus. Further, the Founder Shares have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 223,000 Private Units, each unit consisting of one share of common stock and one right to receive one-tenth (1/10) of one share of common stock upon the consummation of an initial business combination, which Private Units were purchased at a price of $10.00 per unit, or an aggregate value of $2,230,000 and which have no redemption rights upon FGMC’s liquidation and will be worthless if no business combination is effected;

•
the fact that the Sponsor currently holds 1,000,000 of FGMC’s $15.00 exercise price warrants (the “$15 Private Warrants”) which the Sponsor purchased at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one share of common stock at $15.00 per share, for an aggregate purchase price of $100,000. Each Private Unit consists of one common share and one right (“Private Unit Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock. Each $15 Private Warrant entitles the holder to purchase one share of FGMC Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of the Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, the $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions. If FGMC does not complete its initial business combination by January 30, 2027 or during any Extension Period, FGMC’s warrants will expire worthless;

•
the fact that, if the Trust Account is liquidated, including in the event we are unable to consummate the Business Combination or an initial business combination within 24 months of the completion of the FGMC IPO, the Sponsor has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.10 per Public Share, or such lesser amount per Public Share as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third-party vendors or service providers (other than our independent registered public accounting firm) for services rendered or products sold to us, but only if such target business, vendor or service provider has not executed a waiver of any and all of its rights to seek access to the Trust Account;

•
the fact that the Initial Stockholders currently hold an aggregate of 2,223,300 shares of FGMC Common Stock, including shares underlying the 223,300 Private Units. As of May 1, 2026, such shares had an aggregate market value of approximately $22.6 million and the Private Unit Rights had an aggregate market value of approximately $127,000, based on a market price of $10.18 per share of FGMC Common Stock and a market price of $0.57 per Right on May 1, 2026, respectively;

•
the continued indemnification of FGMC’s executive officers and directors and the continuation of FGMC’s executive officers’ and directors’ liability insurance following the consummation of the Business Combination;

•
the fact that the Sponsor and FGMC’s executive officers and directors have agreed, for no consideration, not to redeem any of the Founder Shares in connection with a stockholder vote to approve the Business Combination and such Founder Shares will be worthless if no business combination is effected by FGMC within 24 months of the FGMC IPO; and

•
the fact that Larry G. Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC and direct its day to day operations. The interests of the members of the sponsor are denominated in four classes of membership interest units: Series A Units, Series B Units, Series C Units and Series D Units. The following table sets forth information regarding the ownership of interests in FG Merger Investors II LLC, our sponsor, by each person known by us to have material direct and indirect interests in the sponsor. There are no other direct and indirect material interests in the sponsor.

	A Units (Representing Interests in the Common Shares)	Series B Units (Representing Interests in the Common Shares)	Series C Units (Representing Interests in the Rights)	Series D Units (Representing Interests in the OTM Warrants)	Approximate Percentage of Interest in the Common Shares Held by Sponsor	Approximate Percentage of Interest in the Rights and OTM Warrants Held by Sponsor
Larry G. Swets, Jr.	6,647(1)	139,906	7,443	333,334	10.45%	33.3%
Hassan R. Baqar	40,000(2)	139,906	7,444	333,333	12.82%	33.3%
D. Kyle Cerminara	—(3)	139,906	7,443	333,333	9.97%	33.3%
FG Nexus Inc.	83,096(4)	—	—	—	6%	—

(1)
Held indirectly through MSLR Holdings, LLC, an entity managed by Larry G. Swets.

(2)
Held indirectly through SF Investors II LLC, an enity managed by Hassan R. Baqar.

(3)
Mssrs. Cerminara, Swets and Baqar are also investors in FG Nexus Inc., (NASDAQ: FGNX), previosuly known as Fundamental Global, Inc. (NASDAQ: FGF), a public company that owns membership interests in the Sponsor. In addition, our directors Scott D. Wollney and Richard E. Govignon are also directors of FG Nexus Inc.

(4)
Common shares of the Company held via the Sponsor.

In light of the foregoing, the Sponsor and FGMC’s directors, executive officers and advisors will receive material benefits from the completion of the Business Combination and may be incentivized to complete the Business Combination with BOXABL rather than liquidate even if (i) BOXABL is a less favorable target company or (ii) the terms of the Business Combination are less favorable to stockholders. As a result, our Sponsor, directors, officers and advisors may have interests in the completion of the Business Combination that are materially different than, and may conflict with, the interests of other stockholders. Further, the Sponsor and FGMC’s directors and executive officers who hold Founder Shares and/or Private Units may receive a positive return on the Founder Shares and Private Units even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination. See “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — The Sponsor and FGMC’s directors and executive officers who hold Founder Shares may receive a positive rate of return on the Founder Shares even if FGMC’s public stockholders experience a negative return on their investment after consummation of the Business Combination.”
These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination.
U.S. Federal Income Tax Considerations
For a discussion summarizing the U.S. federal income tax considerations of the exercise of redemption rights and the Warrant Amendment, see “U.S. Federal Income Tax Considerations.”

Expected Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FGMC, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and BOXABL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of BOXABL issuing shares at the closing of the Business Combination for the net assets of FGMC as of the closing date, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded.
BOXABL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
BOXABL stockholders will have the majority voting interest in the Combined Company under both the no redemption and maximum redemption scenarios.

•
The Combined Company board of directors will be composed as follows: BOXABL will have the right to designate four (4) directors and FGMC will have the right to designate one (1) director (a majority of the board who will qualify as independent directors under the Securities Act and the Nasdaq rules);

•
BOXABL senior management will be the senior management of the Combined Company post-merger;

•
The business of Combined Company will comprise the ongoing operations of BOXABL; and

•
BOXABL is the larger entity, in terms of substantive assets.

Regulatory Matters
Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the two filings of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On August 25, 2025, FGMC and BOXABL filed the required forms under the HSR Act with respect to the Business Combination with the Antitrust Division and the FTC. On September 11, 2025, the FTC granted early termination of the waiting period effective as of that date.
At any time before or after consummation of the Business Combination, notwithstanding termination of the respective waiting periods under the HSR Act, the Department of Justice or the FTC, or any state or foreign governmental authority could take such action under applicable antitrust laws as such authority deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination, conditionally approving the Business Combination upon divestiture of assets, subjecting the completion of the Business Combination to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. FGMC cannot assure you that the Antitrust Division, the FTC, any state attorney general or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, FGMC cannot assure you as to its result.
Neither FGMC nor BOXABL is aware of any material regulatory approvals or actions required by regulatory authorities for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act, which is occurred on September 11, 2025. It is presently contemplated that if any such additional regulatory approvals or actions is required, such approvals or actions will be sought. There can be no assurance, however, that any approvals or actions, including any such additional approvals or actions will be obtained.

Board of Directors of the Combined Company Following the Business Combination
The Combined Company board of directors will consist of four members upon the Closing, with each director serving a one-year term until the next annual general meeting of stockholders and their successors are duly elected and qualified or until their earlier death, resignation or removal.
See “FGMC Stockholder Proposal No. 4: The Director Election Proposal” and “Management of the Combined Company Following the Business Combination” for additional information.
Certificate of Formation; Bylaws
If the Conversion and the Business Combination are to be consummated, FGMC will replace the FGMC Charter and FGMC Bylaws with the Proposed Charter and the Proposed Bylaws of the Combined Company, in each case, under the TBOC. See “FGMC Stockholder Proposal No. 3: The Governance Proposals” for additional information.
Name; Headquarters
The name of the Combined Company after the Business Combination will be BOXABL Inc. and its headquarters will be located at 5345 E. N. Belt Road, North Las Vegas, NV 89115.
Vote Required for Approval
The Conversion Proposal and the Business Combination Proposal require approval by the affirmative vote of the holders of a majority of the outstanding shares of FGMC Common Stock entitled to vote thereon.
An abstention will be counted towards the quorum requirement. An abstention will have the same effect as a vote against the Business Combination Proposal. A broker non-vote will be counted towards the quorum requirement and will have the same effect as a vote against the Conversion Proposal and the Business Combination Proposal.
The Business Combination Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of FGMC Common Stock.
The FGMC board of directors has not retained an unaffiliated representative to act solely on behalf of unaffiliated stockholders of FGMC for purposes of negotiating the terms of the Business Combination on their behalf and/or preparing a report concerning the approval of the Business Combination.
Recommendation of FGMC’s Board of Directors
THE FGMC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “— Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

FGMC STOCKHOLDER PROPOSAL NO. 2: THE CONVERSION PROPOSAL
Overview
The Conversion Proposal — FGMC’s stockholders are also being asked to consider and vote on a proposal to reincorporate FGMC from a Nevada corporation to a Texas corporation (the “Reincorporation”). If FGMC’s stockholders approve the proposal, FGMC will effect the Reincorporation by converting (the “Conversion”) the corporation as provided in the NRS and TBOC. For the purposes of this proposal, we sometimes refer to the company as “FGMC-NV” prior to the Reincorporation and “FGMC-TX” after the Reincorporation. Reincorporation in Texas will not result in a material change in FGMC’s business, management, assets, liabilities or net worth and will allow FGMC to take advantage of certain provisions of the corporate and tax laws of Texas. FGMC may abandon the Reincorporation in the Board’s discretion at any time prior to the effectiveness of the Reincorporation.
Reasons for Reincorporation in Texas
The board of directors of FGMC believes that reincorporation in Texas is in the best interests of FGMC’s stockholders for the following reasons:
Business-Friendly Environment and Tax Advantages:   Texas offers a pro-business climate with no state corporate income tax, instead imposing a revenue-based franchise tax, which can result in significant cost savings compared to other states. The Texas tax structure, characterized by low overall business taxes, will support the Combined Company’s objective of optimizing capital allocation and reducing operating expenses, particularly in a high-growth, capital-intensive environment. Texas also provides a range of incentives for businesses in sectors such as construction and manufacturing, which will be central to the Combined Company’s modular housing operations.
Favorable Corporate Governance and Legal Framework:   The TBOC provides a flexible and efficient governance structure, comparable to that of Nevada, but with certain potential advantages in predictability and access to specialized courts, including business courts for commercial disputes. The TBOC offers robust protection for directors and officers, and the legal framework is designed to support the needs of public companies, including those engaged in merger and acquisition activity and subject to federal securities law compliance. The board of directors believes that Texas’s legal environment, with its established procedures and more predictable judicial outcomes, will help reduce potential litigation risks and support the Combined Company’s long-term growth strategy.
Strategic Growth and Incentives:   Texas’s pro-growth environment, including targeted incentives for businesses in construction, real estate, and advanced manufacturing, positions the Combined Company to capitalize on opportunities for expansion, vertical integration, and automation. The state’s competitive tax burdens and business-friendly regulatory policies are expected to facilitate the Combined Company’s roll-up strategy and support its mission to deliver innovative housing solutions.
Texas corporate law provides protections for stockholders that are similar to those available under Nevada law. FGMC’s business, management, assets, liabilities, and net worth will remain unchanged as a result of the reincorporation. FGMC’s board of directors believes that reincorporation in Texas will enhance operational efficiency, reduce costs, and better position the Combined Company to achieve its strategic objectives and mission.
Material Terms of Conversion
The process for reincorporating FGMC from Nevada to Texas calls for articles of conversion (the “Nevada Articles of Conversion”) to be filed with the Nevada Secretary of State and for a certificate of formation and certificate or conversion (the “Texas Certificate of Formation and Certificate of Conversion”) to be filed with the Texas Secretary of State at approximately the time desired for the Reincorporation to take effect.
The Plan of Conversion
The Reincorporation will be effected pursuant to the plan of conversion adopted by the board and to be approved by the stockholders of FGMC (the “Plan of Conversion”). The Plan of Conversion provides that FGMC will convert into a Texas corporation, which will continue with all of the assets, rights, privileges and powers of FGMC-NV, and all property owned by FGMC-NV, all debts due to FGMC-NV, as well as all other causes of action belonging to FGMC-NV immediately prior to the conversion, remaining vested in FGMC-TX following the conversion. FGMC-TX will remain as the same entity following the conversion. The directors and officers of FGMC-NV immediately prior to the conversion will be the directors and officers of FGMC-TX. The Plan of Conversion is attached hereto as Annex B-1 and the Proposed Charter is attached hereto as Annex B-2 and the Proposed Bylaws are attached hereto as Annex B-3.
Pursuant to the Reincorporation, FGMC-TX will assume all of FGMC-NV’s obligations related to convertible securities and other rights to purchase FGMC-NV capital stock (collectively, “Convertible Securities”). Each outstanding Convertible Security will be converted into a substantially similar convertible instrument having the same terms and conditions as in effect immediately prior to the Reincorporation.
Effect of Vote for the Reincorporation
A vote in favor of the Conversion Proposal is a vote to authorize and approve the Reincorporation and the Plan of Conversion, which includes adopting the Texas Certificate of Formation and Bylaws, which are attached hereto as Annexes B-2 and B-3, respectively.
If the Conversion Proposal fails, the Reincorporation will not be consummated and FGMC will continue to be incorporated in Nevada and subject to FGMC’s existing amended and restated articles of incorporation and Bylaws.
Vote Required for Approval
Assuming a quorum is present, the Conversion Proposal will be approved if a majority of the voting power of the stockholders votes in favor of the Conversion Proposal.
Effective Time
If the Conversion Proposal is approved, the Reincorporation will become effective upon the filing of, and at the date and time specified in (as applicable), the Nevada Articles of Conversion filed with the Secretary of State of Nevada and the Texas Certificate of Conversion and Certificate of Formation filed with the Secretary of State of Texas, in each case, upon acceptance thereof by the Nevada Secretary of State and the Texas Secretary of State. If the Conversion Proposal is approved by FGMC’s stockholders, it is anticipated that the Board will cause the Reincorporation to be effected as soon as reasonably practicable and before the First Merger. However, the Reincorporation may be delayed by the Board or the Plan of Conversion may be terminated and abandoned by action of the Board at any time prior to the effective time of the Reincorporation, whether before or after the approval by FGMC’s stockholders.
For a discussion of the material U.S. Federal income tax consequences of the Conversion, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Conversion” below.
Securities Act Consequences
The shares of FGMC-TX capital stock to be issued in exchange for shares of FGMC-NV capital stock are not being registered under the Securities Act of 1933, as amended (the “Securities Act”). In that respect, FGMC-TX is relying on Rule 145(a)(2) under the Securities Act, which provides that a conversion that has as its sole purpose a change in a corporation’s domicile does not involve the sale of securities for purposes of the Securities Act. After the Reincorporation, FGMC-TX will be a publicly held company, and it will file with the SEC and provide to its stockholders the same type of information that it has previously filed and provided. Stockholders, whose shares of FGMC capital stock are freely tradable before the Reincorporation, will continue to have freely tradable shares of FGMC-TX capital stock. Stockholders holding restricted shares of FGMC-TX capital stock will be subject to the same restrictions on transfer as those to which their present shares of FGMC capital stock are subject. In summary, FGMC-TX and its stockholders will be in the same respective positions under the federal securities laws after the Reincorporation as FGMC and its stockholders prior to the Reincorporation.

No Exchange of Stock Certificates Required
Stockholders are not required to exchange their stock certificates for new certificates representing shares of FGMC-TX capital stock. New stock certificates representing shares of FGMC-TX capital stock will not be issued to a stockholder until such stockholder submits one or more existing certificates for transfer, whether pursuant to a sale or other disposition. However, stockholders (at their option and at their expense) may exchange their stock certificates for new certificates representing shares of FGMC-TX capital stock, as the case may be, following the effective time of the Reincorporation.
No Appraisal Rights
Under the NRS, FGMC stockholders are not entitled to dissenter’s rights with respect to the Reincorporation described in this Proposal No. 2.
Comparative Rights of Stockholders Before and After the Reincorporation
As a result of differences between the NRS and the TBOC, as well as differences between the Nevada Articles of Incorporation and the Nevada Bylaws, on the one hand, and the Texas Certificate of Formation and the Texas Bylaws, on the other hand, the Reincorporation will effect changes in the rights of FGMC’s stockholders. Summarized below are the material differences between the NRS and the TBOC, the Nevada Articles of Incorporation and the Texas Certificate of Formation, and the Nevada Bylaws and the Texas Bylaws. The summary below does not purport to be a complete statement of the respective rights of FGMC’s stockholders before and after the Reincorporation, and is qualified in its entirety by reference to the NRS and the TBOC, to the Nevada Articles of Incorporation and the Nevada Bylaws, and to the Texas Certificate of Formation and the Texas Bylaws.
Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)
Authorized Capital Stock	The NRS provides that the authorized stock of a Nevada corporation may be increased or decreased by the vote of the board of directors and stockholders. Under recently adopted statutory changes, the NRS permits the stockholder vote for an increase or decrease in the number of authorized shares of capital stock of a public company to be the voting standard set forth in its articles or bylaws, which in the case of FGMC is more votes cast in favor than against. In addition, the NRS allows the board of directors of a corporation, unless restricted by the articles of incorporation, to increase or decrease the number of authorized shares in a class or series of the corporation’s shares and correspondingly effect a forward or reverse split of any class or series of the corporation’s shares (and also change the par value thereof) without a vote of the stockholders, so long as the increase or decrease of authorized shares and issued and outstanding shares of each class or	Under the TBOC, a Texas corporation may increase or decrease its authorized shares only by amending its certificate of formation, which generally requires approval by both the board of directors and the stockholders. Unless the certificate of formation provides otherwise, at least two-thirds of the outstanding shares entitled to vote must approve the amendment, although the certificate of formation may specify a lower threshold, provided it is not less than a majority. In addition, a Texas corporation’s board of directors does not have the authority to unilaterally change the number of authorized shares or effect a stock split without obtaining stockholder approval. If the proposed amendment would alter the rights, preferences, or limitations of any class or series of shares, a separate vote of the affected class or series may also be required. Appraisal rights are generally available to stockholders of a Texas corporation when the corporation engages in

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)
	series is proportionate, and the action taken does not adversely change or alter any right or preference of the stockholders of the relevant class (in which case they are entitled to a separate class vote unless the articles provide otherwise). Dissenter’s rights may be available if there are any provision or provisions pursuant to which only money will be paid or scrip issued to stockholders who hold 10% or more of the outstanding shares of the affected class and series, and who would otherwise be entitled to receive fractions of shares in exchange for the cancellation of all of their outstanding shares.	certain fundamental transactions, such as mergers, interest exchanges, or sales of all or substantially all of its assets, and the stockholders are entitled to dissent from the transaction.
	The Nevada Articles of Incorporation authorize FGMC to issue 104,000,000 shares with $0.0001 par value per share, consisting of 100,000,000 shares of common stock and 4,000,000 shares of preferred stock. Under the Nevada Articles of Incorporation and the Nevada Bylaws, the Board has discretion to issue the shares of preferred stock in one or more series in such amounts and with such designations, powers, preferences and other rights as stated in the resolution adopted by the Board, subject to certain limitations that terminate upon the consummation of FGMC’s initial business combination.	The Proposed Charter of the Combined Company authorizes the issuance of 1,310,000,000 shares of capital stock, consisting of: (i) 900,000,000 shares of Combined Company Class A Common Stock, (ii) 275,000,000 shares of Combined Company Class B Common Stock, (iii) 110,000,000 shares of Combined Company Merger Preferred Stock, and (iv) 25,000,000 shares of Combined Company Preferred Stock.
Number of Directors	The NRS provides that a corporation must have at least one director, and may provide in its articles of incorporation or bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased. Unless otherwise provided in the articles of incorporation, directors need not be stockholders.	Under the TBOC, a corporation must have at least one director. The number of directors may be fixed by, or in the manner provided in, the corporation’s certificate of formation or bylaws, and may consist of a fixed or variable number. If a variable number is authorized, the certificate of formation or bylaws must specify the manner in which the number of directors may be increased or decreased. Unless otherwise provided in the certificate of formation or bylaws, directors are not required to be stockholders of

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)
the corporation.
	The Nevada Articles of Incorporation and the Nevada Bylaws provide the number of directors of FGMC, other than those who may be elected by any holders of Preferred Stock, may be fixed from time to time exclusively by FGMC’s board of directors.	The number of directors of the Combined Company, other than those who may be elected by any holders of Combined Company Preferred Stock and Combined Company Merger Preferred Stock, shall be not less than two (2) and shall not be more than eight (8), with the then-authorized number of directors being increased or decreased from time to time by the board of directors, as provided in the Proposed Charter and Proposed Bylaws.
Classified Board
The NRS permits a Nevada corporation to classify its board of directors into any number of classes with staggered terms of office, so long as at least one-fourth of the total number of directors is elected annually.
The Nevada Articles of Incorporation provide that FGMC’s board of directors are divided into three classes, as nearly equal in number as possible and designated as Class I, Class II and Class III. The Nevada Articles of Incorporation also provide, however, whenever the holders of Preferred Stock may, voting separately by class or series, elect a director, that director shall not be included in any of the classes unless expressly provided by such terms of that Preferred Stock.

Under the TBOC, a corporation may provide in its certificate of formation or bylaws for a classified or staggered board of directors, with the directors divided into one or more classes. There is no statutory requirement under the TBOC that a specific proportion of directors must be elected annually, unless otherwise provided in the certificate of formation or bylaws.
The board of directors of the Combined Company shall be divided into one class. Any director so chosen shall hold office until the next annual meeting of stockholders at which his or her term shall expire and until his or her successor shall be duly elected and qualified, or until such director’s earlier death, disqualification, resignation or removal.

Removal of Directors	The NRS requires the vote of the holders of at least two-thirds of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors. The articles of incorporation may provide for a voting threshold higher than two-thirds, but not lower; the NRS does not make a distinction between removals for cause and removals without cause.	Under the TBOC, unless otherwise provided in the certificate of formation or bylaws, one or more directors may be removed from office, with or without cause, by a vote of the holders of a majority of the shares entitled to vote in the election of directors. The certificate of formation or bylaws may specify a higher voting threshold for removal, but not a lower one. The TBOC does not require a distinction between removals for cause and removals without cause unless such a distinction is made in the

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)
certificate of formation or bylaws.
	The Nevada Articles of Incorporation provide that directors may be removed only for cause. The Nevada Articles of Incorporation also provide that whenever the holders of Preferred Stock may elect a director, removal of that director from office shall be governed by the terms of that Preferred Stock.	The Proposed Bylaws provide that any director or the entire Board may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class. No director may be removed except as provided in the Proposed Charter or the Proposed Bylaws.
Board Action by Written Consent	The NRS provides that, unless the articles of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the directors or a committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent to the action in writing. The board of directors may approve or take other action with respect to any agreement or other document, including, without limitation, any document required to be filed with the Nevada Secretary of State, either in final form or such preliminary form as the directors deem appropriate in their business judgment.	Under the TBOC, unless otherwise provided in the certificate of formation or bylaws, any action required or permitted to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if a written consent, setting forth the action to be taken, is signed by all members of the board or committee. The board of directors may approve or take other action with respect to any agreement or other document, including, without limitation, any document required to be filed with the Texas Secretary of State, either in final form or in such preliminary form as the directors determine appropriate in their business judgment.
	The Nevada Bylaws provide the Board may take action by written consent in lieu of a meeting in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form.	The board of directors of the Combined Company may take action without a meeting if all members of the board of directors consent thereto in writing or by electronic transmission. Any such written consent or consents shall be filed with the minutes of the proceedings of the board of directors in the same paper or electronic form as the minutes are maintained, as provided in the Proposed Bylaws and the Proposed Charter.
Special Meetings of Stockholders	The NRS permits special meetings of stockholders to be called by the entire board of directors, any two	Under the TBOC, unless otherwise provided in the certificate of formation or bylaws, special

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)
	directors or the president, unless the articles of incorporation or bylaws provide otherwise.	meetings of stockholders may be called by the entire board of directors, the president, or any other person or persons authorized in the certificate of formation or bylaws to call such meetings.
	The Nevada Articles of Incorporation provide that special meetings of stockholders may be called only by the chair of FGMC’s board of directors, FGMC’s Chief Executive Officer, or the board of directors pursuant to a resolution adopted by a majority of the board of directors, and the ability of FGMC’s stockholders (or any other person) to call a special meeting is specifically denied.	The Proposed Charter provides that, subject to any special rights of the holders of any series of Combined Company Preferred Stock, holders of any Combined Company Merger Preferred Stock and applicable law, special meetings of stockholders may be called only by or at the direction of (i) the board of directors, (ii) the chairman of the board of directors, or (iii) so long as the Combined Company is a “controlled company,” by the Secretary of the Combined Company at the request of any holder entitled to vote generally in the election of directors. The ability of any stockholders of the Combined Company to call a special meeting is denied.
Cumulative Voting	Cumulative voting for directors entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the number of directors to be elected and to cast all such votes for one nominee or distribute these aggregate votes among as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the board of directors where such stockholders would not be able to elect any directors without cumulative voting.	Under the TBOC, cumulative voting for directors is permitted only if expressly provided for in the corporation’s certificate of formation. If cumulative voting is authorized, each stockholder is entitled to multiply the number of shares they own by the number of directors to be elected, and may cast the resulting total number of votes for one candidate or distribute those votes among any number of candidates for director.
	The NRS provides that the articles of incorporation of any corporation may provide for cumulative voting. The Nevada Articles of Incorporation provide that holders of FGMC’s common stock do not have cumulative voting rights.	The Proposed Charter expressly provides that no stockholder of the Combined Company shall have the right of cumulative voting at any election of directors or upon any other matter.
Vacancies	Under the NRS, subject to the articles of incorporation, vacancies	Under the TBOC, unless otherwise provided in the certificate of

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)
	on the board of directors, including those resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed in connection with another director’s resignation will hold office for the remainder of the term of the resigning director.	formation or bylaws, vacancies on the board of directors, including those resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even if the number of directors remaining is less than a quorum. A director elected to fill a vacancy will serve for the unexpired term of their predecessor in office.

The Nevada Articles of Incorporation provide that a vacancy may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum or by a sole remaining director (and not by stockholders). The Nevada Articles of Incorporation also provide that any director so chosen holds office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to that director’s earlier death, resignation, retirement, disqualification or removal.
The Nevada Articles of Incorporation also provide that whenever the holders of Preferred Stock may elect a director, filling that vacancy shall be governed by the terms of that Preferred Stock.

The Proposed Charter provides that, except as otherwise expressly required by law, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled solely by the affirmative vote of the remaining directors then in office, even if less than a quorum. Any director so chosen shall hold office until the next annual meeting of stockholders at which his or her term shall expire and until his or her successor shall be duly elected and qualified, or until such director’s earlier death, disqualification, resignation, or removal. No decrease in the number of directors shall shorten the term of any director then in office.
Additionally, the rights of holders of any series of Preferred Stock or Combined Company Merger Preferred Stock to elect directors and to fill any vacancies in directorships elected by such holders shall be governed by the terms of such Preferred Stock or Combined Company Merger Preferred Stock, as set forth in the Proposed Charter.

Stockholder Voting Provisions	The NRS provides that, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority	Under the TBOC, unless otherwise provided in the certificate of formation or bylaws, a majority of the shares entitled to vote at a meeting and represented in person or by proxy constitutes a quorum for the transaction of business at a

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)

to vote on any matter), constitutes a quorum for the transaction of business.
The NRS also provides that, unless the articles of incorporation or bylaws provide for different proportions, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.
Unless provided otherwise in the corporation’s articles of incorporation or bylaws, directors are elected at the annual meeting of stockholders by plurality vote.
Under the NRS, a proxy is effective only for a period of six months, unless otherwise provided in the proxy, which duration may not exceed seven years. The NRS also provides for irrevocable proxies for as long as it is coupled with an interest sufficient in law to support an irrevocable power without limitation on duration, in limited circumstances.

meeting of stockholders.
The TBOC provides that, unless the certificate of formation or bylaws provide for a different proportion, action by the stockholders on a matter other than the election of directors is approved if it receives the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and represented in person or by proxy at a meeting at which a quorum is present.
Unless provided otherwise in the corporation’s certificate of formation or bylaws, directors are elected at the annual meeting of stockholders by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present.
Under the TBOC, a proxy is generally effective for eleven months unless a longer period is expressly provided in the proxy, but in no case may a proxy be valid for more than ten years. The TBOC also permits irrevocable proxies if they are coupled with an interest sufficient in law to support an irrevocable power, and such proxies remain irrevocable for as long as the interest exists.

	Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business. Generally, an act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.	Where a separate vote by a class or series or classes or series of shares is required, the holders of a majority of the shares of such class or series entitled to vote, present in person or represented by proxy, generally constitute a quorum for the transaction of business with respect to that class or series. Unless the certificate of formation or bylaws provide otherwise, the act of the stockholders of each class or series is approved if it receives the affirmative vote of the holders of a majority of the shares of that class or series present in person or represented by proxy at a meeting at which a quorum is present.
	The Nevada Articles of Incorporation provide that holders	The Proposed Charter provides that, except as otherwise required by the

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)

of FGMC’s common stock exclusively possess all voting power with respect to FGMC, are entitled to one vote per share on each matter properly submitted to FGMC’s stockholders on which those stockholders are entitled to vote, and have the exclusive right to vote for the election of directors. But the holders of FGMC’s common stock are not entitled to vote on any amendment to the articles that relates solely to the terms of Preferred Stock if the holders of that Preferred Stock are entitled exclusively to vote thereon.
The Nevada Articles of Incorporation also provide that the election of directors shall be determined by a plurality of the votes cast by stockholder present in person or by proxy.

Certificate of Formation or applicable law, the holders of Combined Company Common Stock are entitled to vote on all matters on which stockholders generally are entitled to vote, with each share of Combined Company Class A Common Stock entitled to one vote per share and each share of Combined Company Class B Common Stock entitled to ten votes per share. Except as otherwise required in the Certificate of Formation or by applicable law, the holders of Combined Company Common Stock vote together as a single class on all matters requiring the vote or consent of the stockholders of the Combined Company.
The holders of Combined Company Common Stock have the exclusive right to vote for the election of directors, except that the rights of holders of any series of Combined Company Preferred Stock and Combined Company Merger Preferred Stock to vote on specific matters, including the election of directors or amendments relating solely to the terms of the Combined Company Preferred Stock and Combined Company Merger Preferred Stock, shall be governed by the terms of the Combined Company Preferred Stock and Combined Company Merger Preferred Stock as set forth in the Proposed Charter.

Stockholder Action by Written Consent	The NRS provides that, unless the articles of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders consent to the action in writing. Unlike other jurisdictions, which require the corporation to	Under the TBOC, unless the certificate of formation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents stating the action to be taken are signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)
	give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing, there is no equivalent requirement under the NRS.	shares entitled to vote on the action were present and voted. The TBOC requires that prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent must be given to those stockholders who did not consent in writing.
	The Nevada Articles of Incorporation do not permit action to be taken by the stockholders by written consent.	Except as may be otherwise provided for or fixed pursuant to the Proposed Charter (including any preferred stock designation) relating to the rights of the holders of any outstanding series of Combined Company Preferred Stock, the Combined Company Merger Preferred Stock, and subject to the requirements of applicable law, any action required or permitted to be taken by the stockholders of the Combined Company must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, except that, so long as the Combined Company qualifies as a “controlled company” under Section 303A.00 of the New York Stock Exchange Listed Company Manual or Nasdaq Listing Rule 5615-4(7)(A), any action required or permitted to be taken by the stockholders may be effected by the written consent of the holders of outstanding capital stock of the Combined Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Advance Notice of Stockholder Proposals	Nevada law permits a corporation to include in its bylaws provisions requiring advance notice of stockholder proposals.	The TBOC permits a corporation to include in its bylaws provisions requiring advance notice of shareholder proposals.
	The Nevada Articles of Incorporation provide that advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders must be given in	The Proposed Charter provides that advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders must be given in

Provisions	FGMC-NV (Nevada law)	FGMC-TX (Texas law)
	the manner provided in the Nevada Bylaws. The Nevada Bylaws provide for specific steps that are required to be taken by a stockholder that wants to submit a proposal to a meeting of the stockholders.	the manner provided in the Proposed Bylaws. The Proposed Bylaws set forth detailed advance notice procedures that must be followed by a stockholder seeking to submit a proposal or nominate a person for election as a director at an annual or special meeting of stockholders.
Amendments to the Bylaws
Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the stockholders, the board of directors may amend any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.
The Nevada Articles of Incorporation and the Nevada Bylaws provide that the Nevada Bylaws may be adopted, amended, altered or repealed by the stockholders, provided that in addition to any vote of the holders of any class or series of FGMC’s capital stock, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of FGMC’s capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Nevada Bylaws; and provided further, however, that no bylaws adopted by the stockholders invalidate any prior act of the board of directors that would have been valid if such bylaws had not been adopted.

The TBOC provides that, unless otherwise provided by the corporation’s certificate of formation or bylaws, the board of directors may amend or repeal any bylaw or adopt new bylaws, including any bylaw adopted by the stockholders. The certificate of formation may grant the authority to adopt, amend, or repeal bylaws exclusively to the directors.
The Proposed Charter provides that the Proposed Bylaws may be adopted, altered, amended, or repealed by the board of directors, subject to the power of the stockholders entitled to vote with respect thereto to also make, alter, amend, or repeal the Proposed Bylaws. Any such action by the stockholders requires the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon, voting together as a single class, in accordance with the Proposed Charter and the TBOC. Furthermore, no bylaw adopted, altered, amended, or repealed by the stockholders shall invalidate any prior act of the board of directors that would have been valid if such bylaw had not been adopted, altered, amended, or repealed.

Recommendation of FGMC’s Board of Directors
THE FGMC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

FGMC STOCKHOLDER PROPOSAL NO. 3: THE GOVERNANCE PROPOSALS
Overview
The Governance Proposals — FGMC’s stockholders are also being asked to consider and vote upon the Governance Proposals with respect to certain governance provisions in the Proposed Charter and the Proposed Bylaws, which are being presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions.
The material differences between the Proposed Charter and the current FGMC Charter are set forth in the following summary table. This summary is qualified by reference to the complete text of the Proposed Charter, a copy of which is attached to this joint proxy statement/prospectus as Annex B-2. All stockholders are encouraged to read the Proposed Charter in its entirety for a more complete description of its terms.
Proposal	FG Merger II Corp. Charter (Nevada)	Proposed Charter (Texas)
Modification of Authorized Share Capital	104,000,000 shares: 100,000,000 common, 4,000,000 preferred (par value $0.0001)	1,310,000,000 shares: 900,000,000 Class A common, 275,000,000 Class B common, 110,000,000 Merger Preferred, 25,000,000 Preferred (par value $0.0001)
Common Stock Voting Rights	One class of common stock, one vote per share	Dual-class: Class A (1 vote/share), Class B (10 votes/share); Class B restricted to Founders and Permitted Transferees
Board Structure	Classified board: 3 classes, staggered 3-year terms	Classified board: 2 – 9 directors, all elected annually
Forum Selection for Litigation	Eighth Judicial District Court, Clark County, Nevada (with exceptions for federal and other claims)	Southern District of Texas (with exceptions for federal claims); federal courts for Securities Act claims
Reasons for the Amendments to the Existing FGMC Charter
In the judgment of the FGMC board of directors, the Proposed Charter is necessary to address the needs of the Combined Company following the Closing. In particular:
•
The greater number of authorized shares of capital stock is desirable for the Combined Company to have sufficient shares to complete the Business Combination and to provide additional authorized shares for financing its business, acquiring other businesses, forming strategic partnerships and alliances, and for stock dividends and stock splits.

•
Certain provisions address matters under applicable law, such as voting rights for stockholders and exclusive forum selection for certain actions.

•
The board structure and director election provisions are intended to reflect current corporate governance standards and best practices, enhancing accountability and stockholder influence.

Vote Required for Approval
The Governance Proposals require approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.
An abstention will be counted towards the quorum requirement. An abstention will have no effect on the Governance Proposals. A broker non-vote will be counted towards the quorum requirement and will have no same effect on the Governance Proposals.
The Business Combination Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of FGMC Common Stock.

Recommendation of the FGMC Board of Directors
THE FGMC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNANCE PROPOSALS.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

FGMC STOCKHOLDER PROPOSAL NO. 4: THE DIRECTOR ELECTION PROPOSAL
Overview
The Director Election Proposal — the holders of FGMC Common Stock are being asked to consider and vote upon a proposal to elect five directors who, upon consummation of the Business Combination, will be the directors of the Combined Company. Each director shall hold office until the next annual meeting of stockholders at which such director’s term expires and until his or her successor is duly elected and qualified, or until such director’s earlier death, disqualification, resignation, or removal.
Nominees
As contemplated by the Merger Agreement and the Proposed Organizational Documents, following consummation of the Business Combination, the initial board of directors of the Combined Company will consist of five directors as follows:
•
Paolo Tiramani, the Co-Chief Executive Officer of BOXABL, who will be the Co-Chief Executive Officer of the Combined Company;

•
Galiano Tiramani, the Co-Chief Executive Officer of BOXABL, who will be the Co-Chief Executive Officer of the Combined Company;

•
Morris A. Davis;

•
Zvi Yemini; and

•
Larry Swets, Jr.;

each of whom will thereafter be designated, nominated and elected as contemplated by the Proposed Organizational Documents.
Accordingly, FGMC’s board of directors has nominated each of the individuals above to serve as directors of the Combined Company upon the consummation of the Business Combination, in accordance with the terms and subject to the conditions of the Proposed Organizational Documents. For more information on the experience of each of these director nominees, please see the section entitled “Management of the Combined Company Following the Business Combination” of this joint proxy statement/prospectus.
Vote Required for Approval
The election of each director requires the affirmative vote of a plurality of the votes cast thereon at the Special Meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors.
A stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will have no effect on the Director Election Proposal. You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees with respect to the Director Election Proposal. Shares as to which a stockholder withholds voting authority in the election of directors and broker non-votes will be counted towards the number of shares of common stock required to validly establish a quorum but will not be counted as voting thereon and therefore will have no effect on the outcome of the vote on the Director Election Proposal.
The Business Combination Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Business Combination Proposal will have no effect, even if approved by holders of FGMC Common Stock.
Recommendation of the FGMC Board of Directors
THE FGMC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FGMC STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES IN THE DIRECTOR ELECTION PROPOSAL.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

FGMC STOCKHOLDER PROPOSAL NO. 5: THE STOCK ISSUANCE PROPOSAL
Overview
The Stock Issuance Proposal — FGMC’s stockholders are also being asked to consider and vote upon a proposal to approve, for the purposes of complying with the applicable listing rules of the Nasdaq, the issuance of Combined Company Common Stock pursuant to the Merger Agreement.
The FGMC Common Stock, FGMC Public Rights and FGMC units are currently quoted traded on Nasdaq under the ticker symbols “FGMC,” “FGMCR” and “FGMCU,” respectively, and FGMC. However, FGMC will apply to have the Combined Company Common Stock listed on Nasdaq under the ticker symbol “BXBL” at the Closing and is therefore seeking to comply with Nasdaq rules.
Reasons for the Approval for Purposes of Nasdaq Listing Rule 5635
Under Nasdaq listing rule 5635(a)(1), stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if such securities are not issued in a public offering for cash and (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20.0% of the voting power outstanding before the issuance of such stock (or securities convertible into or exercisable for common stock) or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20.0% of the number of shares of common stock outstanding before the issuance of the stock or securities.
Under Nasdaq listing rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the issuer. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20.0% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.
Under Nasdaq listing rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lesser of the official Nasdaq closing price immediately before signing of the binding agreement and the average official Nasdaq closing price for the five trading days immediately preceding the signing of the binding agreement of the stock if the number of shares of common stock to be issued is or may be equal to 20.0% or more of the common stock, or 20.0% or more of the voting power, outstanding before the issuance.
Stockholder approval of the Stock Issuance Proposal is also a condition to the Closing under the Merger Agreement.
Effect of Proposal on Current Stockholders
If the Stock Issuance Proposal is adopted, and assuming the other Condition Precedent Proposals are also approved and the Business Combination is consummated, FGMC currently expects to issue up to 350,000,000 shares of Combined Company Common Stock in connection with the consummation of the Business Combination. For further details, see the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Merger Agreement — Consideration — Aggregate Merger Consideration.” The issuance of such shares would result in significant dilution to FGMC’s stockholders, and would afford FGMC’s stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Combined Company.
In the event that this proposal is not approved by FGMC stockholders, the Business Combination cannot be consummated. In the event that this proposal is approved by FGMC stockholders, but the Merger Agreement is terminated (without the Business Combination being consummated) prior to the issuance of shares of Combined Company Common Stock pursuant to the Merger Agreement, such shares of Combined Company Common Stock will not be issued.

Vote Required for Approval
The Stock Issuance Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.
An abstention will be counted towards the quorum requirement. An abstention will have no effect on the Stock Issuance Proposal. A broker non-vote will be counted towards the quorum requirement. A broker non-vote will have no effect on the Stock Issuance Proposal so long as a quorum is established.
The Stock Issuance Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Stock Issuance Proposal will have no effect, even if approved by the holders of FGMC Common Stock.
Recommendation of the FGMC Board of Directors
THE FGMC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

FGMC STOCKHOLDER PROPOSAL NO. 6: THE INCENTIVE PLAN PROPOSAL
Overview
The Incentive Plan Proposal — FGMC’s stockholders will be asked to approve the 2026 Omnibus Incentive Plan (the “Incentive Plan”). If the FGMC stockholders approve the Incentive Plan, it will become effective upon the closing of the Business Combination.
Board Recommendation
If approved by FGMC stockholders, the Incentive Plan will become effective and will be administered by the Combined Company board of directors or by a committee that the Combined Company board of directors designates for this purpose (referred to below as the administrator), which will have the authority to make awards under the Incentive Plan.
After careful consideration, FGMC’s board of directors believes that approving the Incentive Plan is in the best interests of the Combined Company. The Incentive Plan promotes ownership in the Combined Company by its employees, nonemployee directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, the Combined Company. Therefore, the board of directors of FGMC recommends that the stockholders approve the Incentive Plan.
In evaluating this proposal to approve the Incentive Plan, stockholders should consider all of the information provided herein.
THE FGMC BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN.
Summary of the Material Features of the Incentive Plan
The following is a summary of the material features of the Incentive Plan. The summary is qualified in its entirety by reference to the complete text of the Incentive Plan attached as Annex D to this proxy statement.
Purpose; Types of Awards
The purposes of the Incentive Plan are to encourage the profitability and growth of the Combined Company through short-term and long-term incentives that are consistent with the Combined Company’s objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants, and give the Combined Company a significant advantage in attracting and retaining key employees, directors and consultants. To accomplish such purposes, the Incentive Plan provides that the Combined Company may grant options, stock appreciation rights, restricted shares, restricted stock units, performance-based awards (including performance-based restricted shares and restricted stock units), other share-based awards, other cash-based awards or any combination of the foregoing.
Shares Subject to the Plan
A total of 75,000,000 shares of the Combined Company’s Common Stock will be reserved and available for issuance under the Incentive Plan (the “Share Limit”). The maximum number of shares that may be issued pursuant to options intended to be incentive stock options will be equal to the Share Limit. Notwithstanding anything herein to the contrary, the maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-employee director, shall not exceed $2,000,000 (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).
The total number of Combined Company Common Stock that will be reserved and may be issued under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2026 by a number of shares equal to five percent (5%) of the total number of the

Combined Company Common Stock outstanding on the last day of the prior calendar year. The administrator may act prior to January 1 of a given year to provide that there will be no increase in the share reserve for that year, or that the increase in the share reserve will be smaller than as provided in the Incentive Plan.
Shares issued under the Incentive Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Combined Company in the open market, in private transactions or otherwise. Any shares of Combined Company Common Stock subject to an award under the Incentive Plan that, after the date the Incentive Plan becomes effective, are forfeited, canceled, settled or otherwise terminated without a distribution of shares to a participant will thereafter be deemed to be available for awards with respect to shares of Combined Company Common Stock. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any award are withheld to cover taxes or any applicable exercise price, such shares will be treated as having been issued under the Incentive Plan and will not be available for issuance under the Incentive Plan, and (ii) any share-settled stock appreciation rights or options are exercised, the aggregate number of shares subject to such stock appreciation rights or options will be deemed issued under the Incentive Plan and will not be available for issuance under the Incentive Plan. In addition, shares tendered to exercise outstanding options or other awards, withheld to cover applicable taxes on any awards or repurchased on the open market using exercise price proceeds shall not be available for issuance under the Incentive Plan. For the avoidance of doubt, shares underlying awards that are subject to the achievement of performance goals will be counted against the share reserve based on the target value of such awards unless and until such time as such awards become vested and settled in shares, and awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve.
Administration of the Incentive Plan
The Incentive Plan will be administered by the administrator, who is the Combined Company’s board of directors, or, if and to the extent the Combined Company’s board of directors does not administer the Incentive Plan, the committee. The administrator has the power to determine the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan. All decisions made by the administrator pursuant to the provisions of the Incentive Plan will be final, conclusive and binding.
Participation
Participation in the Incentive Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Incentive Plan by the administrator. Awards of incentive stock options, however, will be limited to employees eligible to receive such form of award under the Code. As of May 6, 2026, it is expected that approximately 132 employees, 0 consultants and 3 of our non-employee directors will be eligible to participate in the Incentive Plan.
Types of Awards
The types of awards that may be made under the Incentive Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the administrator, subject to the Incentive Plan. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.
Stock Options
The Incentive Plan provides for grants of both nonqualified and incentive stock options. A nonqualified stock option entitles the recipient to purchase Combined Company Common Stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of a Combined Company Common Stock share on the date of grant. Fair market value will generally be the closing price of a share of Combined Company Common Stock on Nasdaq on the date of grant. Nonqualified stock options under the Incentive Plan generally must be exercised within ten (10) years from the date of grant. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.
An incentive stock option is a share option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees and the aggregate fair market value of a share of Combined Company Common Stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of the Combined Company’s total combined voting power or that of any of the Combined Company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the shares subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.
Stock Appreciation Rights
A stock appreciation rights (“SAR”) entitles the holder to receive an amount equal to the difference between the fair market value of a share of Combined Company Common Stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of Combined Company Common Stock on the grant date), multiplied by the number of shares of Combined Company Common Stock subject to the SAR (as determined by the administrator).
Restricted Shares
A restricted share award is an award of Combined Company Common Stock that vests in accordance with the terms and conditions established by the administrator.
Restricted Stock Units
A restricted stock unit is a right to receive shares or the cash equivalent of Combined Company Common Stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Combined Company must deliver to the holder of the restricted stock unit unrestricted Combined Company Common Stock (or, in the administrator’s sole discretion, cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares). Participants holding restricted stock units will have no voting rights.
Other Share-Based Awards
We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Combined Company Common Stock, including unrestricted Combined Company Common Stock under the Incentive Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to Combined Company Common Stock.
Other Cash-Based Awards
We may grant cash awards under the Incentive Plan, including cash awards as a bonus or upon the attainment of certain performance goals.
Performance-Based Awards
We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted stock and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Performance Goals
If the administrator determines that an award under the Incentive Plan will be earned subject to the achievement of performance goals, the administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of an ordinary share; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.
Vesting
The administrator has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award.
Equitable Adjustments
In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split, reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of the Combined Company Common Stock reserved for issuance or with respect to which awards may be granted under the Incentive Plan will be adjusted to reflect such event, and the administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of the Combined Company Common Stock covered by outstanding awards made under the Incentive Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.
Change in Control
Unless otherwise expressly provided in an award agreement, awards will not automatically vest upon a change in control (as defined in the Incentive Plan). However, if a participant’s employment or service is terminated by the Combined Company without cause, or the participant resigns for good reason (each as defined in the Incentive Plan), in either case within twelve (12) months following a change in control, then the participant’s awards will become fully vested (or, in the case of performance-based awards, will vest based on target or actual performance, as determined in good faith by the administrator).
In the event of any proposed change in control, the administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Incentive Plan and to protect the participants who hold outstanding awards under the Incentive Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Combined Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.
Recoupment Policy
Awards under the Incentive Plan are subject to any compensation recovery and/or recoupment policy adopted by the Combined Company to comply with applicable law, including the Dodd-Frank Act and SEC rules.

No Repricing Without Shareholder Approval
Except as permitted in connection with equitable adjustments for corporate transactions or changes in capitalization, the administrator may not, without the approval of the Combined Company’s stockholders, (i) reduce the exercise price of any outstanding option or stock appreciation right, (ii) cancel any outstanding option or stock appreciation right and replace it with a new option, stock appreciation right, other award, or cash, or (iii) take any other action that is considered a ‘repricing’ under applicable stock exchange rules.
Amendment and Termination
The administrator may alter, amend, modify, or terminate the Incentive Plan at any time, provided that the approval of the Combined Company’s stockholders will be obtained for any amendment to the Incentive Plan that requires stockholder approval under the rules of the stock exchange(s) on which the Combined Company Common Stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of Combined Company Common Stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the administrator additional powers to amend the Incentive Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Incentive Plan, unless the administrator expressly reserved the right to do so at the time of the award.
Material U.S. Federal Income Tax Effects
The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Incentive Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Incentive Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Incentive Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. Participants who are stationed outside the United States may be subject to foreign taxes as a result of the Incentive Plan.
Nonqualified Stock Options
An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, and the Combined Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Stock Options
An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Combined Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within ninety (90) days following the termination thereof (or within one (1) year following termination, in the case of a termination of employment due to death or disability, as such terms are defined in the Incentive Plan), the optionee will not recognize any income and the Combined Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income. Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two (2) years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Combined Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, the Combined Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs
A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income, subject to wage and employment tax withholding, equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Combined Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.
Restricted Stock
A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Combined Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Combined Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units
A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the award is settled into shares, subject to wage and employment tax withholding, and the Combined Company will have a corresponding deduction at that time.
Other Share-Based and Other Cash-Based Awards
In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Combined Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Tax Effects for the Combined Company
In addition to the tax impact to the Combined Company described above, the Combined Company’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.
New Plan Benefits
As of the date hereof, no awards have been granted under the Incentive Plan. The aggregate number of shares and aggregate total dollar value of potential future awards under the Incentive Plan that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non‑executive directors as a group are not yet determinable because the types and amounts of awards and selection of participants are subject to the administrator’s future determination.
Registration with the SEC
If the Incentive Plan is approved by our stockholders and becomes effective, the Company is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the Incentive Plan as soon as reasonably practicable after becoming eligible to use such form.
Vote Required for Approval
The approval of the Incentive Plan Proposal will require the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon. An abstention will be counted towards the quorum requirement. An abstention will have no effect on the Incentive Plan Proposal. A broker non-vote will be counted towards the quorum requirement. A broker non-vote will have no effect on the Incentive Plan Proposal so long as a quorum is established.
The Incentive Plan Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Incentive Plan Proposal will have no effect, even if approved by the holders of FGMC Common Stock.
A copy of the Incentive Plan is attached to this registration statement/proxy statement as Annex D.
Recommendation of the FGMC Board of Directors
THE FGMC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

FGMC STOCKHOLDER PROPOSAL NO. 7: THE ADJOURNMENT PROPOSAL
Overview
The FGMC Adjournment Proposal — The FGMC Adjournment Proposal allows FGMC’s board of directors to submit a proposal to approve the adjournment of the FGMC Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the FGMC Special Meeting to approve one or more proposals at the FGMC Special Meeting. The purpose of the FGMC Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsor and BOXABL and their respective stockholders to make purchases of FGMC Common Stock or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the FGMC Special Meeting. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination.”
Consequences if the FGMC Adjournment Proposal Is Not Approved
If the FGMC Adjournment Proposal is presented to the FGMC Special Meeting and is not approved by the FGMC stockholders, FGMC’s board of directors may not be able to adjourn the FGMC Special Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the FGMC Special Meeting to approve the Stockholder Proposals. In such events, the Business Combination would not be completed.
Vote Required for Approval
The FGMC Adjournment Proposal requires approval by the affirmative vote of a majority of the votes cast by holders of FGMC Common Stock, represented in person or by proxy and entitled to vote thereon.
An abstention will be counted towards the quorum requirement. An abstention will have no effect on the Adjournment Proposal. A broker non-vote will be counted towards the quorum requirement. A broker non-vote will have no effect on the Adjournment Proposal so long as a quorum is established. The FGMC Adjournment Proposal is not conditioned upon any other proposal.
Recommendation of the FGMC Board of Directors
THE FGMC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT FGMC STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of one or more of FGMC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of FGMC and its stockholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that stockholders vote for the proposals. In addition, FGMC’s directors, officers and advisors have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. Such interests include that FGMC’s directors, officers and advisors and the Sponsor (which is owned by certain of FGMC’s directors and officers and certain other investors) will lose their entire investment in FGMC if FGMC does not complete a business combination. When you consider the FGMC board of directors’ recommendation of these proposals, you should keep in mind that FGMC’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a stockholder. These interests may influence FGMC’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the FGMC board of directors when it approved the Business Combination. See the section entitled “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — Interests of FGMC’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

BOXABL STOCKHOLDER PROPOSAL NO. 1: THE BOXABL BUSINESS COMBINATION PROPOSAL
Overview
The BOXABL Business Combination Proposal — BOXABL is asking its stockholders to approve and adopt the Merger Agreement. BOXABL stockholders should read carefully this joint proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. Please see “FGMC Stockholder Proposal No. 1: The Business Combination Proposal — The Merger Agreement” for additional information and a summary of certain terms of the Merger Agreement. You are urged to read carefully the Merger Agreement in its entirety before voting on this proposal.
The BOXABL Board of Directors’ Reasons for the Business Combination
On July 25, 2025, the BOXABL board of directors by unanimous vote (i) approved and adopted the Merger Agreement and related transaction agreements and the transactions contemplated thereby (including the Business Combination), (ii) determined that the Business Combination is advisable and fair to, and in the best interests of, BOXABL and its stockholders and (iii) recommended that BOXABL stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby (including the Business Combination). After weighing various considerations, including potential benefits of promptly proceeding with the announcement of the proposed Business Combination, the members of the BOXABL board of directors determined that the Business Combination was in the best interests of BOXABL and its stockholders and unanimously approved the Business Combination.
In evaluating the Business Combination, the BOXABL board of directors consulted with BOXABL’s management, business advisors, stockholders and legal advisors and considered a range of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the BOXABL board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The BOXABL board of directors viewed its decision as being based on all the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors.
In particular, the BOXABL board of directors considered, among other things, the following factors, although not weighted or in any order of significance:
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Optimal Path to Support Growth.   The BOXABL board of directors determined, after a thorough review of other strategic alternatives potentially available to BOXABL, that the proposed Business Combination represents the optimal path for expanding its access to the capital markets to support its long-term growth, as compared to other potential strategic alternatives, which BOXABL believed would not deliver comparable benefits that could be achieved in the proposed Business Combination.

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Route to Becoming a Publicly Traded Company.   The BOXABL board of directors considered potential alternatives to becoming a publicly traded company from a business combination with a special purpose acquisition company, and the potential advantages the Business Combination affords, including the expected cost to becoming a publicly traded company from a business combination with a special purpose acquisition company compared to other ways of becoming a publicly traded company.

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Stockholder Liquidity.   The Business Combination represents an opportunity for BOXABL to become a publicly traded company by allowing BOXABL common stockholders to exchange their existing shares of BOXABL Common Stock for Combined Company Common Stock. The Business Combination is conditioned on the receipt of approval for listing on the Applicable Stock Exchange of the shares of Combined Company Common Stock to be issued in connection with the Merger, a condition which FGMC and BOXABL do not intend to waive. Having access to additional funding for BOXABL was a priority for the BOXABL board of directors, and potential investors had represented to BOXABL management that a liquidity path for BOXABL was important. The board of directors of BOXABL was also eager to be able to offer liquidity opportunities to existing

BOXABL stockholders. Such access to liquidity would be enhanced by creating a public trading market for the BOXABL Common Stock. The board of directors of BOXABL believed that being a publicly traded company would be viewed as an advantage by potential investors, attract additional interest from potential investors and increase market awareness of BOXABL.
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Marketing.   Entering into a business combination with FGMC allows BOXABL to seek additional investments in BOXABL for a period of time prior to the consummation of the Business Combination in order to strengthen its balance sheet and its growth platform.

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Experienced and Proven Management Team.   BOXABL’s current management team has a proven ability to operate and grow in BOXABL’s industry with expertise in management, marketing, technology and finance and will remain as management of the Combined Company. For additional information on the management of the Combined Company after the Closing, see the section entitled “Management of the Combined Company Following the Business Combination.”

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Public Reporting Company.   BOXABL is currently subject to the reporting requirements of Section 13(a) of the Exchange Act, which requires BOXABL, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and BOXABL is also required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, BOXABL is subject to the proxy rules in Section 14 of the Exchange Act and BOXABL and its executive officers and principal stockholders are subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. Accordingly, BOXABL already has many of the regulatory burdens of a public reporting company without the liquidity and tools that are available to publicly traded companies.

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Continued Ownership by Existing Investors.   BOXABL’s board of directors considered that, based on a pre-transaction equity value for BOXABL of $3.5 billion, holders of BOXABL Common Stock would be receiving a significant amount of Combined Company Common Stock as its consideration and that all of the existing equityholders of BOXABL are “rolling over” their existing equity interests into equity interests in the Combined Company. As of the date of this joint proxy statement/prospectus, holders of BOXABL Common Stock are expected to represent approximately 95.04% of the outstanding common stock of the Combined Company immediately after the Closing, assuming that no FGMC public stockholders exercise their redemption rights in connection with the Business Combination. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information. BOXABL’s board of directors considered this in certain respects as a positive for a continued path forward of the existing operations. Further, a portion of the proceeds to be delivered to the Combined Company in connection with the Business Combination (including from the Trust Account and from the parties’ fundraising efforts prior to the Closing, after repayment of FGMC’s and BOXABL’s expenses in connection with the Business Combination, is expected to remain on the balance sheet of the Combined Company after the Closing in order to fund BOXABL’s existing operations and support new and existing growth initiatives.

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Terms of the Merger Agreement.   The BOXABL board of directors reviewed and considered the terms of the Merger Agreement and the related agreements including the parties’ conditions to their respective obligations to complete the transactions contemplated therein and their ability to terminate such agreements under the circumstances described therein, the consideration to be received by existing BOXABL constituents, and the ability to fundraise during the period between the signing of the Merger Agreement and the effective time of the Merger.

The BOXABL board of directors also identified and considered the following factors and risks weighing against pursuing the Business Combination, although not weighted or in any order of significance:
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Potential Inability to Complete the Business Combination.   The BOXABL board of directors considered the possibility that the Business Combination may not be completed and the potential adverse consequences to BOXABL if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in the transaction. The BOXABL board of directors considered the uncertainty related to the Closing, including due to conditions primarily outside of the control of the parties to the transaction, such as the need for FGMC stockholder approval, BOXABL stockholder approval, antitrust clearance and the ability of the Combined Company to satisfy the initial listing requirements of the selected stock exchange. The Merger Agreement also includes provisions that prohibit BOXABL from initiating or soliciting other business combination proposals on behalf of BOXABL, which restricts BOXABL’s ability to consider other potential business combinations or similar transactions until the earlier of the termination of the Merger Agreement or the consummation of the Business Combination.
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Redemption Risk.   The BOXABL board of directors considered the risk that the current public stockholders of FGMC would redeem their FGMC Public Shares for cash in connection with the consummation of the Business Combination, thereby reducing the amount of cash available to the Combined Company following the consummation of the Business Combination and considered that the Merger Agreement does not contain a minimum cash closing condition for BOXABL benefit.

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No Survival of Remedies for Breach of Representations, Warranties or Covenants of FGMC.   The BOXABL board of directors considered that the terms of the Merger Agreement provide that BOXABL will not have any surviving remedies against FGMC after the Closing to recover for losses as a result of any inaccuracies or breaches of FGMC representations, warranties or covenants set forth in the Merger Agreement. As a result, BOXABL stockholders could be adversely affected by, among other things, an inaccuracy in FGMC’s public filings. The BOXABL board of directors determined that this structure was appropriate and customary in light of the fact that several similar transactions include similar terms.

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Litigation.   The BOXABL board of directors considered the possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could enjoin consummation of the Business Combination.

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Fees and Expenses.   The BOXABL board of directors considered the fees and expenses associated with completing the Business Combination.

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Diversion of Management and Employee Attention.   The BOXABL board of directors considered the potential for diversion of BOXABL’s management and employee attention and resources during the period prior to the completion of the Business Combination and the potential negative effects thereof on BOXABL’s business.

The BOXABL board of directors concluded that the potential benefits that it expected BOXABL and its stockholders to receive as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the BOXABL board of directors determined that the Merger Agreement and Business Combination contemplated therein were advisable, fair to and in the best interests of BOXABL and its stockholders.
The preceding discussion of the information and factors considered by the BOXABL board of directors is not intended to be exhaustive but includes the material factors considered by the BOXABL board of directors. In view of the complexity and wide variety of factors considered by the BOXABL board of directors in connection with its evaluation of the Business Combination, the BOXABL board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the BOXABL board of directors may have given different weight to different factors. The BOXABL board of directors considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.
This explanation of reasons for the BOXABL board of directors’ approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and therefore subject to a number of risks and uncertainties and should be read in light of the factors discussed under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”
Interests of BOXABL’s Directors and Executive Officers in the Business Combination
Unless the context otherwise requires, all references in this subsection to “we,” “us” or “our” refer to the business of BOXABL.

When you consider the recommendation of the BOXABL board of directors in favor of approval of the BOXABL Business Combination Proposal, you should keep in mind that BOXABL’s directors and executive officers have interests in such proposal that are different from, or in addition to (and which may conflict with), those of BOXABL stockholders. These interests include, among other things, the interests listed below:
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Certain of BOXABL’s existing directors and officers are expected to continue to serve in their existing roles as directors and officers of the Combined Company upon the consummation of the Business Combination and receive compensation and benefits from the Combined Company for such service. In addition, the Proposed Charter and the Proposed Bylaws will provide indemnification and advancement of expenses for the Combined Company’s directors and officers to the fullest extent permitted by the TBOC, subject to certain limited exceptions, and the Combined Company will enter into indemnification agreements with each of its directors and officers.

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Certain of BOXABL’s existing directors and officers will be eligible for continued indemnification and continued coverage under BOXABL’s directors’ and officers’ liability insurance after the consummation of the Business Combination and pursuant to the Merger Agreement.

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The Proposed Charter provides that, to the fullest extent permitted by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Combined Company or any of its non-employee directors, among other persons, and the Combined Company renounces any expectancy that any of the non-employee directors of the Combined Company, among other persons, will offer any such corporate opportunity of which he or she may become aware to the Combined Company, except, the doctrine of corporate opportunity shall apply with respect to any of the non-employee directors of the Combined Company only with respect to a corporate opportunity that was offered to such person solely and exclusively in his or her capacity as a director of the Combined Company and such opportunity is one the Combined Company is legally and contractually permitted to undertake and would otherwise be reasonable for the Combined Company to pursue, and to the extent such director is permitted to refer that opportunity to the Combined Company without violating another legal obligation. Accordingly, a non-employee director may choose to present any corporate opportunity to other entities and has no obligation to present them to the Combined Company if such director is not prohibited by the Proposed Charter from doing so.

See “BOXABL Stockholder Proposal No. 1: BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” and “Risk Factors — Risks Relating to the Combined Company Common Stock Following the Business Combination — As a “controlled company” within the meaning of the Nasdaq listing rules after the Closing, the Combined Company will qualify for exemptions from certain corporate governance requirements and will have the opportunity to elect to avail itself of any of the exemptions afforded a controlled company. If the Combined Company elects to rely on some of these exemptions, Combined Company stockholders will not have the same protections afforded to stockholders of companies that are subject to such requirements” in this joint proxy statement/prospectus for a further discussion of these considerations.
Vote Required for Approval
The BOXABL Business Combination Proposal requires approval by an affirmative vote of the holders of a majority of the outstanding shares of BOXABL Common Stock. Abstentions, while considered present for the purposes of establishing a quorum, will have the same effect as a vote “AGAINST” the BOXABL Business Combination Proposal.
The Business Combination will be consummated only if the BOXABL Business Combination Proposal and the Condition Precedent Proposals are approved. Accordingly, even if the BOXABL Business Combination Proposal is approved, the Business Combination will not be consummated unless all of the Condition Precedent Proposals are approved (unless waived by the parties to the Merger Agreement).
Recommendation of the BOXABL Board of Directors
THE BOXABL BOARD OF DIRECTORS RECOMMENDS THAT THE BOXABL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BOXABL BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of BOXABL directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the interests of BOXABL and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that BOXABL stockholders vote for the proposals. In addition, BOXABL officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. When you consider the BOXABL board of directors’ recommendation of this proposal, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. These interests may influence BOXABL’s directors in making their recommendation that you vote in favor of this proposal. These interests were considered by the BOXABL board of directors when it approved the Business Combination. See the section entitled “— Interests of BOXABL’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

BOXABL STOCKHOLDER PROPOSAL NO. 2: THE BOXABL ADJOURNMENT PROPOSAL
Overview
The BOXABL Adjournment Proposal — The BOXABL Adjournment Proposal allows the BOXABL board of directors to submit a proposal to approve the adjournment of the BOXABL Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the BOXABL Special Meeting to approve the BOXABL Business Combination Proposal.
Consequences if the BOXABL Adjournment Proposal Is Not Approved
If the BOXABL Adjournment Proposal is presented to the BOXABL Special Meeting and is not approved by the BOXABL stockholders, the BOXABL board of directors may not be able to adjourn the BOXABL Special Meeting to a later date in the event that, based on the tabulated votes, there are not sufficient votes at the time of the BOXABL Special Meeting to approve the Business Combination. In such events, the Business Combination would not be completed.
Vote Required for Approval
The BOXABL Adjournment Proposal requires approval by an affirmative vote of the holders of shares of BOXABL Common Stock having a majority of the voting power of BOXABL Common Stock present in person or represented by a proxy at the BOXABL Special Meeting. Abstentions, while considered present for the purposes of establishing a quorum, will have the same effect as a vote “AGAINST” the BOXABL Adjournment Proposal.
The BOXABL Adjournment Proposal is not conditioned upon any other proposal.
Recommendation of the BOXABL Board of Directors
THE BOXABL BOARD OF DIRECTORS RECOMMENDS THAT BOXABL STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BOXABL ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of one or more of BOXABL’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the interests of BOXABL and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that BOXABL stockholders vote for the proposals. In addition, BOXABL’s officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. When you consider the BOXABL board of directors’ recommendation of these proposals, you should keep in mind that BOXABL’s directors and officers have interests in the Business Combination that are different from, or in addition to (and which may conflict with), your interests as a BOXABL stockholder. These interests may influence BOXABL’s directors in making their recommendation that you vote in favor of these proposals. These interests were considered by the BOXABL board of directors when it approved the Business Combination. See the section entitled “BOXABL Stockholder Proposal No. 1: The BOXABL Business Combination Proposal — Interests of BOXABL’s Directors and Executive Officers in the Business Combination” for a further discussion of these considerations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of material U.S. federal income tax considerations for U.S. holders and Non-U.S. holders (each as defined below) of (i) FGMC Public Shares who are treated as exchanging their shares in FGMC organized as a Nevada corporation (“FGMC Nevada”) for shares in FGMC upon its conversion to a Texas corporation (“FGMC Texas”) pursuant to the Conversion, (ii) FGMC Public Shares that elect to have their FGMC Public Shares redeemed for cash if the Business Combination is completed, and (iii) BOXABL Common Stock who exchange their BOXABL Common Stock for Combined Company Common Stock in the Business Combination. This discussion applies only to U.S. holders and Non-U.S. holders that hold FGMC Public Shares or BOXABL Common Stock, as the case may be, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder, rulings and other published positions of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described in this discussion. No advance ruling has been or will be sought from the IRS regarding any matter discussed below.
This discussion does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances, or to holders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:
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banks and other financial institutions;

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mutual funds;

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insurance companies;

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brokers or dealers in securities, currencies or commodities;

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dealers or traders in securities subject to a mark-to-market method of accounting;

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regulated investment companies and real estate investment trusts;

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retirement plans, individual retirement accounts and other deferred accounts;

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tax-exempt organizations, governmental agencies, instrumentalities or other governmental organizations and pension funds;

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persons holding FGMC Public Shares or BOXABL Common Stock as part of a “straddle,” hedge, constructive sale, or other integrated or conversion transaction or similar transaction;

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U.S. holders whose functional currency is not the U.S. dollar;

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partnerships, other entities or arrangements classified as partnerships for U.S. federal income tax purposes, “S corporations,” or other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

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expatriated entities subject to Section 7874 of the Code;

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persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

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persons subject to the alternative minimum tax;

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U.S. expatriates and former citizens or long-term residents of the United States;

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holders owning or treated as owning 5.0% or more of the FGMC Public Shares or BOXABL Common Stock (by vote or value);

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grantor trusts;

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controlled foreign corporations, passive foreign investment companies, and corporations that accumulate earnings to avoid U.S. federal income tax;

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persons that acquired FGMC Public Shares or BOXABL Common Stock pursuant to an exercise of employee stock options, in connection with employee share incentive plans or otherwise as compensation; and

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any person that holds, directly, indirectly or constructively, any capital stock of BOXABL.

This discussion does not address any U.S. federal tax considerations other than those pertaining to the income tax or any state, local or foreign income or non-income tax considerations (such as estate, gift or other non-income tax considerations). In addition, this discussion does not address any considerations arising under the unearned income Medicare contribution tax, or any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into in connection therewith and any laws, regulations or practices adopted in connection with any such agreement).
If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds FGMC Public Shares or BOXABL Common Stock, the U.S. federal income tax treatment of the partners in the partnership generally will depend upon the status of the partner, the activities of the partner and the partnership and certain determinations made at the partner level. Accordingly, partners in partnerships holding FGMC Public Shares or BOXABL Common Stock should consult their tax advisors as to the particular tax consequences to them of (i) the redemption of FGMC Public Shares or (ii) the exchange of BOXABL Common Stock for Combined Company Common Stock.
For purposes of this discussion, a “U.S. holder” means a beneficial owner of FGMC Public Shares or BOXABL Common Stock that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “Non-U.S. holder” means a beneficial owner of FGMC Public Shares or BOXABL Common Stock that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE TRANSACTIONS DISCUSSED HEREIN TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES.
U.S. Federal Income Tax Consequences of the Conversion
The following discussion, “— U.S. Federal Income Tax Consequences of the Conversion,” to the extent expressing statements of law, constitutes the opinion of Loeb & Loeb LLP, counsel to FGMC, as to material U.S. federal income tax consequences of the Conversion to U.S. Holders of FGMC Public Shares, subject to the limitations, exceptions, beliefs, assumptions, and qualifications described in the opinion filed as Exhibit 8.2 hereto.
Pursuant to the provisions of Nevada and Texas law, FGMC will change its jurisdiction of incorporation from Nevada to Texas. That change in jurisdiction of incorporation is expected to be treated for U.S. federal income tax purposes as if FGMC Nevada (i) transferred all of its assets and liabilities to FGMC Texas in exchange for all of the outstanding common stock and warrants of FGMC Texas; and then (ii) distributed the common stock and warrants of FGMC Texas to the stockholders and warrant holders of FGMC Nevada in liquidation of FGMC Nevada. The U.S. federal income tax consequences to a U.S. Holder of such a deemed exchange of FGMC Nevada shares for FGMC Texas shares in the Conversion will depend primarily upon whether the Conversion qualifies as a “reorganization” within the meaning of Section 368 of the Code. Under Section 368(a)(1)(F) of the Code, a reorganization is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”).
The Conversion should constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code for U.S. federal income tax purposes. However, the provisions of the Code and Treasury Regulations that govern reorganizations under Section 368(a) are complex, and there are many factors that affect whether a transaction qualifies as a reorganization subject to non-recognition treatment under Section 354(a). Additionally, due to the absence of direct guidance on the application of Section 368(a)(1)(F) of the Code to a statutory conversion of a corporation holding only investment-type assets, such as FGMC, this result is not entirely clear. For the same reason, it is not clear whether the Conversion, if it were not to constitute an F Reorganization, would constitute another form of reorganization under section 368. Further, the qualification of the Conversion as a non-recognition transaction thereunder could be adversely affected by events or actions that occur that are beyond the control of FGMC. U.S. Holders should be aware that FGMC has not requested and does intend to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Conversion. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. U.S. Holders of FGMC Public Shares are urged to consult their tax advisors regarding the U.S. federal income tax treatment of the Conversion.
U.S. Holders
If the Conversion qualifies as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, except as otherwise provided in this discussion, a U.S. Holder of FGMC Public Shares generally would not be expected to recognize gain or loss upon the deemed exchange of its FGMC Nevada shares for FGMC Texas shares. The aggregate tax basis in the FGMC Texas stock that a U.S. holder is treated as receiving in the Conversion will equal such U.S. holder’s aggregate adjusted tax basis in the Nevada FGMC stock that such U.S. holder is treated as surrendering. A U.S. holder’s holding period for the shares of FGMC Texas that such U.S. holder is treated as receiving in the Conversion will include such U.S. holder’s holding period for the shares of FGMC Nevada stock such U.S. holder is treated as surrendering in the exchange. If a U.S. holder acquired different blocks of FGMC Nevada stock at different times or at different prices, the FGMC Texas stock such U.S. holder is deemed to receive will be allocated pro rata to each block of FGMC Nevada stock, and the basis and holding period of each block of FGMC Texas stock such U.S. holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of FGMC Nevada exchanged for such block of FGMC Texas stock.
If the Conversion fails to qualify as an F Reorganization or other reorganization under Section 368 of the Code, a U.S. Holder of FGMC Public Shares generally would recognize gain or loss with respect to its FGMC Public Shares in an amount equal to the difference, if any, between the fair market value of the corresponding FGMC Texas shares treated as received in the Conversion and the U.S. Holder’s adjusted tax basis in its FGMC Nevada shares treated as surrendered. The U.S. Holder’s basis in the FGMC Texas stock would be equal to the fair market value of that stock on the date of the Conversion and such U.S. Holder’s holding period for FGMC Texas shares would begin on the day following the date of the Conversion. Stockholders who hold different blocks of FGMC Public Shares (generally, FGMC Public Shares purchased or acquired on different dates or at different prices) are urged to consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of FGMC Public Shares.
Because the Conversion will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to FGMC Public Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Conversion. All U.S. Holders considering exercising redemption rights with respect to their FGMC Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Conversion and exercise of redemption rights.

For purposes of our discussion below of the tax consequences of a redemption of FGMC Public Shares, we have assumed that the Conversion qualifies as a section 368(a)(1)(F) reorganization.
Non-U.S. Holders
The U.S. federal income tax consequences of the Conversion for Non-U.S. holders of FGMC Public Shares will generally be the same as for U.S. holders except as noted below.
Non-U.S. holders will not be subject to U.S. federal income tax on any gain recognized as a result of the Combination (i.e., if the Conversion does not qualify as a “reorganization” under Section 368(a) of the Code and is a taxable transaction) unless:
•
the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Conversion and certain other requirements are met; or

•
FGMC is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Conversion or the period that the Non-U.S. holder held FGMC Public Shares.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30.0% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30.0% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applied to a Non-U.S. holder, any gain recognized by such holder with respect to such holder’s FGMC Public Shares as a result of the Conversion would be subject to tax at generally applicable U.S. federal income tax rates and a U.S. federal withholding tax could apply. However, FGMC believes that it is not, and has not been at any time since its formation, a United States real property holding corporation.
U.S. Federal Income Tax Consequences of a Redemption of FGMC Public Shares
In the event that a holder’s FGMC Public Shares are redeemed pursuant to the redemption provisions described in this joint proxy statement/prospectus under the section entitled “Special Meeting of Stockholders of FGMC — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of FGMC Public Shares under Section 302 of the Code. If the redemption qualifies as a sale of FGMC Public Shares, the material U.S. federal income tax consequences to a U.S. holder (as defined below) generally will be as described below under the section entitled “— U.S. Holders — Taxation of Redemption Treated as a Sale of FGMC Public Shares,” and the material U.S. federal income tax consequences to a Non-U.S. holder (as defined below) generally will be as described under the section entitled “— Non-U.S. Holders — Taxation of Redemption Treated as a Sale of FGMC Public Shares.” If the redemption does not qualify as a sale of FGMC Public Shares under Section 302 of the Code, a holder generally will be treated as receiving a corporate distribution with the material U.S. federal income tax consequences to a U.S. holder generally as described below under the section entitled “— U.S. Holders — Taxation of Redemption Treated as a Distribution,” and the material U.S. federal income tax consequences to a Non-U.S. holder generally as described below under the section entitled “— Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.”
Whether a redemption of a holder’s FGMC Public Shares qualifies for sale treatment will depend largely on the total number of shares of FGMC’s stock treated as held, directly, indirectly or constructively, by such redeemed holder before and after the redemption (including any stock treated as held by such holder under applicable constructive ownership rules, including any stock constructively owned by the holder as a result of owning Public Rights and any of FGMC’s stock that a holder would directly or indirectly acquire pursuant to the Business Combination) relative to all of FGMC’s shares outstanding both before and after the redemption. The redemption of a holder’s FGMC Public Shares generally will be treated as a sale of FGMC Public Shares by such holder (rather than as a corporate distribution) under Section 302 of the Code if the redemption: (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s interest in FGMC; or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.
In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only FGMC Public Shares actually owned by the holder, but also FGMC Public Shares that are constructively owned by the holder under certain attribution rules set forth in the Code. Among other things, a holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire pursuant to the exercise of an option, which would generally include FGMC Public Shares that could be acquired pursuant to the exercise of the warrants. Moreover, any FGMC Public Shares that a holder directly or constructively acquires pursuant to the Business Combination should be included in determining the U.S. federal income tax treatment of the redemption.
In order to meet the substantially disproportionate test, the percentage of FGMC’s outstanding voting stock actually and constructively owned by the holder immediately following the redemption of such holder’s FGMC Public Shares must, among other requirements, be less than 80.0% of the percentage of FGMC’s outstanding voting stock actually and constructively owned by the holder immediately before the redemption (taking into account both redemptions by other holders of FGMC Public Shares and the Combined Company Common Stock to be issued pursuant to the Business Combination). There will be a complete termination of a holder’s interest if either (i) all of the FGMC Public Shares actually and constructively owned by the holder are redeemed or (ii) all of the FGMC Public Shares actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of FGMC Public Shares will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in FGMC. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in FGMC will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the foregoing tests are satisfied, then the redemption of a holder’s FGMC Public Shares will be treated as a corporate distribution to the redeemed holder and the material U.S. federal income tax consequences of the redemption to such holder that is a U.S. holder generally will be as described below under the section entitled “— U.S. Holders — Taxation of Redemption Treated as a Distribution,” and the material U.S. federal income tax consequences of the redemption to such holder that is a Non-U.S. holder generally will be as described below under the section entitled “— Non-U.S. Holders — Taxation of Redemption Treated as a Distribution.” After the application of those rules, any remaining tax basis of the holder in the redeemed FGMC Public Shares will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it. A holder of FGMC Public Shares should consult its tax advisors as to the tax consequences of a redemption.
U.S. Holders
Taxation of Redemption Treated as a Distribution.   If the redemption of a U.S. holder’s FGMC Public Shares is treated as a distribution, as discussed above under the section entitled “U.S. Federal Income Tax Consequences of a Redemption of FGMC Public Shares,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from FGMC’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of FGMC’s current and accumulated earnings and profits will constitute a return of capital that will be first applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its FGMC Public Shares. Any remaining excess will be treated as gain recognized on the sale or other taxable disposition of the FGMC Public Shares and will be treated as described below under the section entitled “— U.S. Holders — Taxation of Redemption Treated as a Sale of FGMC Public Shares.”
Dividends paid to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate applicable to long-term capital gains. It is unclear whether the redemption rights with respect to the FGMC Public Shares described in this joint proxy statement/prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Taxation of Redemption Treated as a Sale of FGMC Public Shares.   If the redemption of a U.S. holder’s FGMC Public Shares is treated as a sale, as discussed above under the section entitled “— U.S. Federal Income Tax Consequences of a Redemption of FGMC Public Shares,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the FGMC Public Shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the FGMC Public Shares so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the FGMC Public Shares described in this joint proxy statement/prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders are generally eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders who hold different blocks of FGMC Public Shares (FGMC Public Shares purchased or acquired on different dates or at different prices) should consult their tax advisor to determine how the above rules apply to them.
Non-U.S. Holders
Taxation of Redemption Treated as a Distribution.   If the redemption of a Non-U.S. holder’s FGMC Public Shares is treated as a distribution, as discussed above under the section entitled “— U.S. Federal Income Tax Consequences of a Redemption of FGMC Public Shares,” such a distribution generally will constitute a dividend for U.S. federal income tax purposes to the extent paid out of FGMC’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Unless such dividend is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), the gross amount of such dividend will generally be subject to withholding tax at a rate of 30.0%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and timely provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Distributions in excess of FGMC’s current and accumulated earnings and profits will constitute a return of capital that will be first applied against and reduce (but not below zero) the Non-U.S. holder’s adjusted tax basis in its FGMC Public Shares. Any remaining excess will be treated as gain recognized on the sale or other taxable disposition of the FGMC Public Shares and will be treated as described below under the section entitled “— Non-U.S. Holders — Taxation of Redemption Treated as a Sale of FGMC Public Shares.”
The withholding tax described above does not apply to dividends paid to a Non-U.S. holder that are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder), provided that the holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI and satisfies all applicable certification requirements. Instead, such dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a rate of 30.0% (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.

Taxation of Redemption Treated as a Sale of FGMC Public Shares.   If the redemption of a Non-U.S. holder’s FGMC Public Shares is treated as a sale, as discussed above under the section entitled “— U.S. Federal Income Tax Consequences of a Redemption of FGMC Public Shares,” subject to the discussion regarding backup withholding below, a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized in connection with such redemption, unless:
•
the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•
the Non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met; or

•
FGMC is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the redemption or the period that the Non-U.S. holder held the FGMC Public Shares, and, in the case where the FGMC Public Shares are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5.0% of the FGMC Public Shares at any time within the shorter of the five-year period preceding the redemption or such Non-U.S. holder’s holding period for the FGMC Public Shares.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above generally will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a 30.0% rate (or such lower rate specified by an applicable income tax treaty) on its “effectively connected earnings and profits” for the taxable year, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30.0% (or such lower rate specified by an applicable income tax treaty), which generally may be offset by U.S. source capital losses of the Non-U.S. holder, provided the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder in connection with a redemption treated as a sale will be subject to tax at generally applicable U.S. federal income tax rates. In addition, unless the FGMC Public Shares are regularly traded on an established securities market within the meaning of applicable Treasury Regulations, FGMC may be required to withhold U.S. federal income tax at a rate of 15.0% of the amount realized upon such redemption. There can be no assurance that the FGMC Public Shares will be treated as regularly traded on an established securities market. However, FGMC believes that it is not and has not been at any time since its formation a United States real property holding corporation and FGMC does not expect to be a United States real property holding corporation immediately after the Business Combination is completed, but there can be no assurance in this regard. Holders should consult their tax advisor regarding the tax consequences to them if FGMC is treated as a U.S. real property holding corporation.
It is possible that because an applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s FGMC Public Shares, such applicable withholding agent might treat the redemption as a distribution subject to withholding tax.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. holders or Non-U.S. holders in connection with a redemption of FGMC Public Shares.
Backup withholding of tax (currently at a rate of 24.0%) generally will apply to cash payments to which a U.S. holder is entitled in connection with a redemption of FGMC Public Shares, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption. Backup withholding of tax may also apply to cash payments to which a Non-U.S. holder is entitled in connection with the redemption of FGMC Public Shares, unless the Non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
U.S. Federal Income Tax Consequences of the Business Combination to FGMC and Holders of FGMC Public Shares
Neither FGMC nor Holders of FGMC Public Shares are expected to be subject to any adverse material U.S. federal income tax consequences from the Business Combination. If the Business Combination qualifies as a reorganization within the meaning of Section 368(a) (as discussed below in — U.S. Federal Income Tax Considerations of the Business Combination for BOXABL and holders of BOXABL Common Stock), FGMC will be treated as acquiring the assets of FGMC on a tax free basis and FGMC is not expected to recognize gain or loss. Likewise, if the Business Combination were to fail to qualify as a reorganization within the meaning of Section 368(a), FGMC is expected to be treated as acquiring the assets of FGMC on a tax free basis as a tax-free liquidation of BOXABL into FGMC and is not expected to recognize gain or loss. Holders of FGMC Public Shares are not expected to recognize gain or loss as a consequence of the Business Combination because they will not exchange or otherwise transfer their FGMC Public Shares pursuant to the Business Combination.
U.S. Federal Income Tax Considerations of the Business Combination for BOXABL and holders of BOXABL Common Stock
Characterization of the Business Combination
Subject to the qualifications, assumptions and limitations set forth under the heading “Certain U.S. Federal Income Tax Considerations,” and in the U.S. federal income tax opinion filed as Exhibit 8.1, and based on customary tax representations obtained from certain parties to the Merger Agreement, it is the opinion of Winston & Strawn LLP, counsel to BOXABL, that the Mergers should qualify as a reorganization within the meaning of Section 368(a). The provisions of Section 368 of the Code are complex and qualification as a non-recognition transaction thereunder could be adversely affected by events or actions that occur following the consummation of the Business Combination that are beyond the control of BOXABL. The Closing of the Business Combination (including closing of the Mergers) is not conditioned upon the receipt of, and the Company does not intend to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination (including the Mergers), and the IRS or a court could take a different position from that described herein. U.S. Holders of BOXABL common stock are urged to consult their tax advisors regarding the proper U.S. federal income tax treatment of the Mergers, including with respect to its qualification as a reorganization within the meaning of Section 368(a) of the Code.
BOXABL
If the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, all of the assets and liabilities of BOXABL will become the assets and liabilities of FGMC and BOXABL’s separate existence will terminate, in each case, for U.S. federal income tax purposes. If the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the First Merger would generally be treated as the taxable purchase of BOXABL stock from the BOXABL shareholders with no tax effect to BOXABL and the Second Merger would be treated as a tax-free liquidation of BOXABL into FGMC pursuant to Section 332 of the Code.
U.S. Holders
If the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, upon exchanging BOXABL Common Stock for Combined Company Common Stock, a BOXABL

stockholder will generally not recognize gain or loss. The aggregate tax basis in the shares of Combined Company Common Stock that a U.S. holder receives in the Business Combination will equal such U.S. holder’s aggregate adjusted tax basis in the BOXABL Common Stock such U.S. holder surrenders. A U.S. holder’s holding period for the shares of Combined Company Common Stock that such U.S. holder receives in the Business Combination will include such U.S. holder’s holding period for the shares of BOXABL Common Stock such U.S. holder surrenders in the exchange. If a U.S. holder acquired different blocks of BOXABL Common Stock at different times or at different prices, the Combined Company Common Stock such U.S. holder receives will be allocated pro rata to each block of BOXABL Common Stock, and the basis and holding period of each block of Combined Company Common Stock such U.S. holder receives will be determined on a block-for-block basis depending on the basis and holding period of the blocks of BOXABL Common Stock exchanged for such block of Combined Company Common Stock.
If the Business Combination fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and is a taxable transaction, the receipt of Combined Company Common Stock in exchange for BOXABL Common Stock in the Merger will be a taxable transaction. In general, a U.S. holder whose shares of BOXABL Common Stock are converted into the right to receive Combined Company Common Stock and cash in the Business Combination will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the sum of the value of the Combined Company Common Stock (referred to as the amount realized) and (ii) the shareholder’s adjusted tax basis in the shares of BOXABL Common Stock exchanged in the Business Combination. Gain or loss, as well as the holding period, will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss, provided that a shareholder’s holding period for such shares is more than one year at the time of the consummation of the Merger. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Non-U.S. Holders
The U.S. federal income tax consequences of the Business Combination for Non-U.S. holders of BOXABL Common Stock will generally be the same as for U.S. holders except as noted below.
Non-U.S. holders will not be subject to U.S. federal income tax on any gain recognized as a result of the Business Combination (i.e., if the Business Combination does not qualify as a “reorganization” under Section 368(a) of the Code and is a taxable transaction) unless:
•
the gain is effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the Business Combination and certain other requirements are met; or

•
BOXABL is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Business Combination or the period that the Non-U.S. holder held BOXABL Common Stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30.0% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30.0% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the Non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applied to a Non-U.S. holder, any gain recognized by such holder with respect to such holder’s BOXABL Common Stock as a result of the Business Combination would be subject to tax at generally applicable U.S. federal income tax rates and a U.S. federal withholding tax could apply. However, BOXABL believes that it is not, and has not been at any time since its formation, a United States real property holding corporation.
Information Reporting and Backup Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. holders or Non-U.S. holders in connection with the Business Combination.
Backup withholding of tax (currently at a rate of 24.0%) generally will apply to certain payments to which a U.S. holder is entitled in connection with the Business Combination, unless the U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such holder is not subject to backup withholding, or otherwise establishes an exemption. Backup withholding of tax may also apply to certain payments to which a Non-U.S. holder is entitled in connection with the Business Combination, unless the Non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), attesting to such Non-U.S. holder’s status as a non-U.S. person and otherwise complies with applicable certification requirements.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder or Non-U.S. holder generally will be allowed as a credit against such holder’s U.S. federal income tax liability, if any, and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
THE DISCUSSION ABOVE IS BASED ON CURRENT LAW. LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL CHANGES OR INTERPRETATIONS, WHICH CAN APPLY RETROACTIVELY, COULD AFFECT THE ACCURACY OF THE STATEMENTS SET FORTH THEREIN. IT DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER’S INDIVIDUAL CIRCUMSTANCES NOR THE APPLICATION OF ANY U.S. NON-INCOME TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. JURISDICTION. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING SUCH MATTERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of FGMC and BOXABL adjusted to give effect to the Business Combination and other transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
On August 4, 2025, BOXABL entered into the Merger Agreement, by and among FGMC, Merger Sub and BOXABL.
Description of the Business Combination
On August 4, 2025, FGMC, BOXABL and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into BOXABL (the “First Merger”), with BOXABL surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with FGMC continuing as the surviving public company (the “Combined Company”). By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.
Consideration
The aggregate merger consideration to be received by BOXABL stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share. There is no minimum cash required to close the Merger.
Pursuant to the Merger Agreement each share of BOXABL common share and preferred shares issued and outstanding immediately prior to the First Merger shall be converted into the right to receive common share and preferred shares, respectively of the Combined Company pursuant to exchange ratio defined in the Merger Agreement. The Combined Company common shares and preferred shares will be issued at the closing of the Second Merger.
The following summarizes the aggregated value of the Business Combination consideration
Common Stock(1)	246,524,760
Preferred stock(2)	103,475,240
Value per share	$10
Total share consideration	$3,500,000,000

(1)
Represents the shares of common stock of the Combined Company that will be issued and exchanged with the BOXABL common shares outstanding. This includes shares of common stock of the Combined Company underlying the convertible securities including stock option, restricted stock units and warrants of BOXABL.

(2)
Represents the Combined Company Merger Preferred Stock that will be issued and exchanged with the BOXABL Preferred Stock outstanding.

Closing Conditions
The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company Common Stock on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either BOXABL or FGMC may terminate the agreement by written notice if the closing has not occurred on or before July 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.
On November 3, 2025, Company entered into an amendment (the “Amendment”) to the Merger Agreement with BOXABL. Pursuant to the Amendment, the parties to the Merger Agreement agreed to extend the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.
On April 6, 2026, FGMC and BOXABL entered into an amendment to the Merger Agreement:
(A)
to extend the Agreement End Date for the Merger Agreement from March 31, 2026 to July 31, 2026;

(B)
that the Company and the Acquiror shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities owned by the Sponsor Parties, Paolo Tiramani, Galiano Tiramani, or any of their respective Affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock trades at or above $20.00 at any time, including during intraday trading;

(C)
to clarify that the definition of Acquiror Securities includes the 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock), each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination; and

(D)
to provide that either the Company or the Acquiror has the right to terminate the Merger Agreement if either party has made a written request of the other party pursuant to the Merger Agreement and five Business Days have passed, and the requesting party has not received a response.

On May 6, 2026, FGMC and BOXABL entered into an amendment to the forms of Company Lock-Up Agreement and Sponsor Lock-Up Agreement in the Merger Agreement in order to implement the above-mentioned lock-up provisions.
Termination Provisions
Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either BOXABL or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.
Certain Related Agreements
Sponsor Support Agreement
Concurrently with the execution of the Merger Agreement, FGMC, the Sponsor and BOXABL entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor

agreed, among other things, (i) to vote in favor of the proposals presented at the FGMC Special Meeting, (ii) not to redeem any FGMC Common Shares owned by it in connection with the transactions contemplated by the Merger Agreement, and (iii) waive, to the fullest extent permitted by applicable law and FGMC’s governing documents, any rights to adjustment or other anti-dilution protections available under the FGMC Charter with respect to the rate at which shares of FGMC Preferred Stock held by the Sponsor convert into shares of FGMC Common Stock in connection with the transactions contemplated by the Merger Agreement. The Sponsor Support Agreement also includes a provision with respect to the payment by the Sponsor of expenses incurred by FGMC in connection with the Business Combination in excess of the FGMC Expense Cap. The Sponsor Support Agreement also provides that if there are any amounts outstanding under any working capital loan extended to FGMC by the Sponsor as of the Closing, then notwithstanding the terms of any such working capital loan, FGMC will repay such outstanding amounts to the Sponsor at the Closing solely in cash, and not in the form of FGMC Common Shares or any other form
BOXABL Support Agreement
Concurrently with the execution of the Merger Agreement, FGMC, BOXABL and certain stockholders of BOXABL entered into the BOXABL Support Agreement. Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, at any meeting of the stockholders of BOXABL and in any action by written consent of the stockholders of BOXABL, with respect to the outstanding shares of BOXABL capital stock held by them, vote in favor of and consent to adopting the Merger Agreement and all other documents and transactions contemplated thereby, subject to the terms and conditions of the BOXABL Support Agreement. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock.
Lock-Up Agreement
The Merger Agreement contemplates that, at the Closing, the Combined Company, the Sponsor and certain of the former stockholders of BOXABL will enter into the Lock-Up Agreements, pursuant to which the parties thereto will agree to restrictions on transfer for up to one year following the Closing Date with respect to the Lock-Up Shares (as defined in the Lock-Up Agreement), which lock-up, subject to certain exceptions, will end on the earlier of (i) with respect to 50% of the Lock-up Shares, the earlier of (A) twelve (12) months following the Closing Date and (B) the date on which the closing price of the Combined Company’s Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Lock-up Shares, twelve (12) months following the Closing Date, or earlier, in each case, if subsequent to the Closing Date, FGMC consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FGMC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, such lock-up provisions shall automatically expire if the Combined Company’s Common Stock trades at or above $20.00 at any time, including during intraday trading.
Anticipated Accounting Treatment
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FGMC, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and BOXABL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of BOXABL issuing shares at the closing of the Business Combination for the net assets of FGMC as of the closing date, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded.
BOXABL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
BOXABL stockholders will have the majority voting interest in the Combined Company under both the no redemption and maximum redemption scenarios.

•
The Combined Company board of directors will be composed as follows: BOXABL will have the right to designate four (4) directors and FGMC will have the right to designate one (1) director (a majority of the board who will qualify as independent directors under the Securities Act and the Nasdaq rules);

•
BOXABL senior management will be the senior management of the Combined Company post-merger;

•
The business of Combined Company will comprise the ongoing operations of BOXABL; and

•
BOXABL is the larger entity, in terms of substantive assets.

Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared, assuming three redemption scenarios as follows:
•
Scenario 1 — Assuming No Additional Redemptions:   The “No Redemption Scenario” assumes that no holders of FGMC Public Shares exercise their right to have their FGMC Public Shares redeemed for their pro rata share of the Trust Account.

•
Scenario 2 — 50% Redemption Scenario:   The “50% Redemption Scenario” assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $41.0 million out of the Trust Account based on an assumed redemption price of $10.27 per share.

•
Scenario 3 — Maximum Redemption Scenario:   The “Maximum Redemption Scenario” assumes that all 8,800,000 FGMC Public Shares & Rights are redeemed, resulting in an aggregate cash payment of approximately $82.1 million out of the Trust Account based on an assumed redemption price of $10.27 per share. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario.

The pro forma condensed financial statements have been prepared assuming no PIPE financing since there is no minimum cash closing condition in the transaction
The pro forma condensed financial statements have been prepared assuming all common shares of BOXABL including the convertible securities of BOXABL which includes, stock options, warrants and restricted stock units will exchange into common share of Combined Company at Business Combination closing and all series of preferred shares of BOXABL will exchange in to preferred shares of Combined Company at Business Combination closing.
Pro Forma Ownership
The tables below summarize the pro forma ownership of Combined Company Common Stock following the Business Combination assuming three redemption scenarios, each of which are described directly below:
•
No Redemption Scenario:   The “No Redemption Scenario” assumes that no holders of FGMC Public Shares (as defined below) exercise their right to have their FGMC Public Shares redeemed for their pro rata share of the Trust Account.

•
50% Redemption Scenario:   The “50% Redemption Scenario” assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $41,068,444 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share.

•
Maximum Redemption Scenario:   The “Maximum Redemption Scenario” assumes that all 8,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $82,136,888 out of the Trust Account based on an assumed redemption price of approximately $10.27 per share. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario.

The ownership percentages reflected in the tables below are based upon the number of shares of BOXABL Common Stock issued and outstanding as of December 31, 2025, and are subject to the following additional assumptions:
•
the total shares of Combined Company Common Stock to be issued to holders of BOXABL Common Stock will be 246,524,760; assuming all Convertible Securities of BOXABL are also converted into Combined Company Common Stock

•
the total shares of Combined Company preferred shares to be issued to holders of BOXABL preferred stock will be 103,475,240;

•
the beneficial ownership of the Sponsor of 2,000,000 shares FGMC common stock were acquired for an aggregate investment of $25,000 prior to the IPO. Such shares would become worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period, as the Sponsor waived any redemption right with respect to those shares. At the Closing, the Sponsor and affliates would own a total of 2,273,130 shares of Combined Company Common stock. Such shares have an aggregate market value of approximately $23.1 million based on the closing price of FGMC common stock of $10.18 on May 1, 2026, the most recent practicable date prior to the date of the accompanying joint proxy statement/prospectus on which trading data for FGMC common stock was available;

•
the beneficial ownership of the Sponsor of 248,300 private placement units, which were acquired for an aggregate investment of $2,483,000 million at the time of the IPO. Each Private Unit consists of one common share and one Private Unit Right. Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.

Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period;
•
The beneficial ownership of the Sponsor of 1,000,000 $15 Private Warrants which were acquired for an aggregate investment of $100,000 at the time of the IPO. Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Such units would expire and be worthless if FGMC does not complete a business combination by July 31, 2026 or during any extension period.

If any of these assumptions are not correct, these percentages will be different.
	No Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	68.27%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.65%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.63%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	8,800,000	2.44%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	361,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 8,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	50% Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.03%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	28.97%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	4,800,000	1.34%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	357,125,380	100.00%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include 22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.

(4)
Represents 4,000,000 FGMC’s Public Shares and 800,000 common shares underlying Public Rights

(5)
Consist of 47,500 common shares underlying Underwriter and Advisor Unit. Also includes 4,750 common shares converted from rights underlying the Underwriter and Advisor Units.

	Maximum Redemption Scenario
	Shares	Percentage
Shares of Combined Company Common Stock held by BOXABL stockholders(1)	246,524,760	69.81%
Shares of Combined Company Preferred Stock held by BOXABL stockholders(2)	103,475,240	29.30%
Shares of Combined Company Common Shares held by Sponsor and affiliates(3)	2,273,130	0.64%
Shares of Combined Company Common Stock held by FGMC public stockholders(4)	800,000	0.23%
Shares of Combined Company Common Stock held by FGMC Underwriter and Advisor(5)	52,250	0.01%
Total	353,125,380	100.0%

(1)
Consist of 246,524,760 common shares of Combined Company received by BOXABL shareholder. This includes 233,650,952 shares exchanged for common shares holder and 12,873,808 common shares of Combined Company exchanged for convertible securities of BOXABL.

(2)
Represent the preferred shares of Combined Company received by BOXABL preferred shareholder.

(3)
Consist of 1,402,910 common shares held by Sponsor, 85,390 common shares held by Ramnarain Joseph Jaigobind and 760,000 common shares held by directors, officers and advisors. Also, include

22,330 and 2,500 common shares held by Sponsor and Ramnarain Joseph Jaigobind, respectively underlying the Private Unit Rights.
(4)
Represents the common shares of Combined Company that will be converted from the FGMC’s Public Right upon Business Combination.

(5)
Consists of 47,500 shares of common stock underlying Underwriter and Advisor Unit. Also includes 4,750 shares of common stock converted from rights underlying the Underwriter and Advisor Units.

The following unaudited Pro Forma condensed combined balance sheet as of December 31, 2025, and the unaudited Pro Forma condensed combined statements of operations for the year ended December 31, 2025 and for the year ended December 31, 2024, are based on the historical financial statements of FGMC and BOXABL, and the related notes for the period ended December 31, 2024 and 2025. The unaudited Pro Forma adjustments are based on information currently available, assumptions, and estimates underlying the Pro Forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited Pro Forma condensed combined financial statements.

BOXABL and FGMC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2025
	BOXABL	FGMC	Scenario 1: No Redemption Scenario			Scenario 2: 50% Redemption Scenario			Scenario 3: Maximum Redemption Scenario
(In Thousands, except share amounts)	(Historical)	(Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$29,022	$487	$82,137	A	$97,210	$41,068	A	$56,142	$(14,435)	B	$15,074
			$(14,435)	B		$(14,435)	B
Short-term investments	$—	$—	$—		$—	$—		$—	$—		$—
Cash, cash equivalents and short-term investments	$29,022	$487	67,702		$97,210	26,633		$56,142	$(14,435)		$15,074
Accounts receivable	$41	$—	$—		$41	$—		$41	$—		$41.00
Prepaid expenses	$—	$98	$2,694	B	$2,791	$2,694	B	$2,791	2,694	B	$2,791
Cash held in trust account	$—	$82,137	$(82,137)	A	$—	$(41,068)	A	$—	$(138)	C	$—
						$(41,068)	A		$(81,999)	C
Loan receivable – current	$20	$—	$—		$20	$—		$20	$—		$20
Escrow receivable	$135	$—	$—		$135	$—		$135	$—		$135
Inventories, net	$18,848	$—	$—		$18,848	$—		$18,848	$—		$18,848
Other current assets	$798	$—	$—		$798	$—		$798	$—		$798
Total current assets	$48,864	$82,721	$(11,742)		$119,844	$(52,810)		$78,775	$(93,878)		$37,707
Non-current assets:
Long-term investments	$—	$—	$—		$—	$—		$—	$—		$—
Restricted cash	$3,968	$—	$—		$3,968	$—		$3,968	$—		$3,968
Property and equipment, net	$7,335	$—	$—		$7,335	$—		$7,335.00	$—		$7,335
Digital assets	$893	$—	$—		$893	$—		$893	$—		$893
Intangible assets, net	$498	$—	$—		$498	$—		$498	$—		$498
Right of use assets, net	$6,646	$—	$—		$6,646	$—		$6,646	$—		$6,646
Deposits on equipment	$93	$—	$—		$93	$—		$93.00	$—		$93.00
Loan receivable – non-current	$20	$—	$—		$20	$—		$20	$—		$20
Security deposits	$854	$—	$—		$854	$—		$854.00	$—		$854
Other Long Term Assets	$88	$—	$—		$88	$—		$88	$—		$88
Total non-current assets	20,395	—	—		$20,395	—		$20,395	$—		$20,395
Total assets	$69,259	$82,721	$(11,742)		$140,239	$(52,810)		$99,170	$(93,878)		$58,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$984	$57	$—		$1,041	$—		$1,041	$—		$1,041
Tax liability	$—	$138	$—		$138	$—		$138	$(138)	C	$—
Customer deposits	$3,551	$—	$—		$3,551	$—		$3,551	$—		$3,551
Deferred revenue	$1,548	$—	$—		$1,548	$—		$1,548	$—		$1,548
Lease liability- current	$3,520	$—	$—		$3,520	$—		$3,520	$—		$3,520
Subscription liability	$—	$—	$—		$—	$—		$—	$—		$—

	BOXABL	FGMC	Scenario 1: No Redemption Scenario			Scenario 2: 50% Redemption Scenario			Scenario 3: Maximum Redemption Scenario
(In Thousands, except share amounts)	(Historical)	(Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Accrued expenses and other current liabilities	$1,991	$—	$—		$1,991	$—		$1,991	$—		$1,991
Total current liabilities	$11,594	$195	$—		$11,789	$—		$11,789	$(138)		$11,651
Long-term liabilities:
Lease liability – non-current	$3,648	$—	$—		$3,648	$—		$3,648	$—		$3,648
Total liabilities	$15,242	$195	$—		$15,437	$—		$15,437	$(138)		$15,299
Commitments and contingencies		—
Common stock; $0.0001 par value, subject to possible redemption, 8,000,000 shares at redemption value	—	82,137	$(82,137)	C	$—	$(41,068)	A	$—	$(82,137)	C	$—
						$(41,068)	C
Stockholders’ equity:
Series A Preferred Stock	$2,566	$—	$(2,566)	E	$10	$(2,566)	E	$10	$(2,566)	E	$10
			10	E		$10	E		$10	E
Series A-1 Preferred Stock	634,479	—	(634,479)	E	—	(634,479)	E	—	(634,479)	E	—
Series A-2 Preferred Stock	101,003	—	(101,003)	E	—	(101,003)	E	—	(101,003)	E	—
Series A-3 Preferred Stock	76,649	—	(76,649)	E	—	(76,649)	E	—	(76,649)	E	—
Unclassified Preferred Stock	—	—			—						—
Common stock	30	0.26	0.80	C	26	0.40	C	25	(30)	D	25
			(30)	D		(30)	D		25	D
			25	D		25	D		0.08	G
	—		0.08	G		0.08	G
Additional paid-in capital	15,274	—	(11,742)	B	900,750	(11,742)	B	859,682	$(11,742)	B	818,614
			82,136	C		41,068	C		5	D
			5	D		5	D		814,687	E
			814,687	E		814,687	E		389	F
			389	F		389	F		(0.08)	G
			(0.08)	G		(0.08)	G
Accumulated other comprehensive income (loss)	—	—	—		—				—		—
Accumulated deficit	(775,984)	389	(389)	F	(775,984)	(389)	F	(775,984)	(389)	F	(775,984)
									138	C	138
Total stockholders’ equity	54,017	390	70,395		124,802	29,327		83,733	(11,604)		42,803
Total liabilities and stockholders’ equity	$69,259	$82,721	$(11,742)		$140,239	$(52,810)		$99,170	$(93,878)		$58,102
	$—	—	$—		$—	$—		$—	$—		$—

Transaction Adjustments:
A
Reflects the liquidation and reclassification of $82,136,888 funds held in the Trust Account to cash that becomes available following the Business Combination.

B
Represents preliminary estimated transaction costs expected to be incurred by FGMC and BOXABL of approximately $14,435,350 which represents underwriter fee, legal, accounting, printing, director and officer’s insurance and other transaction related fees incurred as part of the Business Combination.

Total estimated transaction cost for FGMC is approximately$5,100,000, of which approximately $394,000 is allocated as prepaid director and officer insurance premium. The remaining $4,706,000 is included as an adjustment to additional paid-in capital
C
Represents the reclassification of FGMC’s Common Stock subject to possible redemptions to permanent equity under Scenario 1 — No Redemption. In Scenario 2 — 50% Redemption, it reflects 50% redemption of 4,000,000 FGMC shares for approximate aggregate redemption payment of $41,068,444. In scenario 3 — Maximum Redemption it reflects the maximum Redemption of 8,000,000 FGMC shares for aggregate redemption payments of $82,136,888, net of tax liability at a Redemption price of approximately $10.27 per share. This scenario presents additional adjustments to reflect the effect of the maximum redemptions

D
Represents the exchange of outstanding BOXABL common shares into 246,524,760 shares of Combined Company at par value of $0.0001 per share upon the closing of Business Combination. This amount includes the BOXABL convertible securities including Stock Option, Warrants and Restricted Stock Units being exchanged for common shares.

E
Represents the exchange of outstanding BOXABL preferred shares into 103,475,240 shares of Combined Company preferred shares at par value of $0.0001 per share upon the Business Combination.

F
Represents the elimination of FGMC historical accumulated earnings.

G
Represents the conversion of Public Rights, rights underlying the Private Units, rights underlying the Underwriter and Advisors Units into Combined Company’s common stock upon Business Combination.

BOXABL and FGMC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS
FOR THE YEAR ENDED DECEMBER 31, 2025
	BOXABL	FGMC	Scenario 1: No Redemption Scenario			Scenario 2: 50% Redemption Scenario			Scenario 3: Maximum Redemption Scenario
(In thousands, except per share and weighted – average share data)	(Historical)	(Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$1,514	$—	$—		$1,514	$—		$1,514	$—		$1,514
Cost of goods sold	$17,314	$—	$—		$17,314	$—		$17,314	$—		$17,314
Gross loss	$(15,800)	$—	$—		$(15,800)	$—		$(15,800)	$—		$(15,800)
Operating expenses:
General and administrative	$14,675	$972	$(972)	H	$14,675	$(972)	H	$14,675	$(972)	H	$14,675
Sales and marketing	$25,428	$—	$—		$25,428	$—		$25,428	$—		$25,428
Research and development	$3,297	$—	$—		$3,297	$—		$3,297	$—		$3,297
Impairment loss	$—	$—	$—		$—	$—		$—	$—		$—
Total operating expenses	$43,400	$972	$(972)		$43,400	$(972)		$43,400	$(972)		$43,400
Loss from operations	$(59,200)	$(972)	$972		$(59,200)	$972		$(59,200)	$972		$(59,200)
Other income:
Interest income	$(1,397)	$3,037	$(3,037)	I	$(1,397)	$(3,037)	I	$(1,397)	$(3,037)	I	$(1,397)
Other income	$(254)	$—	$—		$(254)	$—		$(254)	$—		$(254)
Incomee tax expense	$—	$638	$(638)	H	$—	$(638)	H	$—	$(638)	H	$—
Total other income:	$(1,651)	$2,399	$(3,675)		$(1,651)	$(3,675)		$(1,651)	$(3,675)		$(1,651)
Net( loss) income attributed to common stockholders	$(57,549)	$1,427	$(2,703)		$(60,851)	$(2,703)		$(60,851)	$(2,703)		$(60,851)
Weighted average common shares outstanding –
basic and diluted	3,000,000,000				257,650,140			253,650,140			249,650,140
Net loss per common share – basic and diluted	(0.02)				$(0.24)			$(0.24)			$(0.24)
Weighted average redeemable common shares outstanding basic		7,342,466
Basic income per share, redeemable shares		0.26
Weighted average redeemable common shares outstanding diluted		8,076,712
Basic loss per non-redeemable share		0.23
Weighted average non-redeemable common shares outstanding basic		2,301,899.00
Basic loss per non-redeemable share		(0.21)
Weighted average non-redeemable common shares outstanding diluted		2,329,047.00
Basic and diluted loss per non-redeemable share		(0.20)
Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025
H
Reflects the elimination of non recurring expense.

I
Reflects the elimination of interest income and tax liability on interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

BOXABL and FGMC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS
FOR THE YEAR ENDED DECEMBER 31, 2024
	BOXABL	FGMC	Scenario 1: No Redemption Scenario			Scenario 2: 50% Redemption Scenario			Scenario 3: Maximum Redemption Scenario
(In thousands, except per share and weighted – average share data)	(Historical)	(Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$3,376	$—	$—		$3,376	$—		$3,376	$—		$3,376
Cost of goods sold	14,966	—	—		$14,966	—		$14,966	—		$14,966
Gross loss	(11,590)	—	—		(11,590)	—		$(11,590)	—		$(11,590)
Operating expenses:
General and administrative	12,213	26	(26)	H	12,213	(26)	H	12,213	(26)	H	12,213
Sales and marketing	9,895	—	—		9,895	—		9,895	—		9,895
Research and development	6,592	—	—		6,592	—		6,592	—		6,592
Impairment loss	12,427	—	—		12,427	—		12,427	—		12,427.00
Total operating expenses	41,127	26	(26)		41,127	(26)		41,127	(26)		41,127
Loss from operations	$(52,717)	$(26)	$26		$(52,717)	$26		$(52,717)	$26		$(52,717)
Other income:
Interest income	1,583	—	—		1,583	—		1,583	—		1,583
Other income	184	—	—		184	—		184	—		184
Incomee tax expense	—	—	—		—	—		—	—		—
Total other income:	1,767	—	—		1,767	—		1,767	—		1,767
Net( loss) income attributed to common stockholders	$(50,950)	$(26)	$26		$(50,950)	$26		$(50,950)	$26		$(50,950)
Weighted average common shares outstanding – basic and diluted	3,000,000,000	2,207,842			257,650,140			253,650,140			249,650,140
Net loss per common share – basic and diluted	(0.02)	(0.01)			$(0.20)			$(0.20)			$(0.20)
Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2024
H
Reflects the elimination of non recurring expense.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Note 1 — Description of the Proposed Transactions
On August 4, 2025, FGMC, BOXABL and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into BOXABL (the “First Merger”), with BOXABL surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with FGMC continuing as the surviving public company (the “Combined Company”). By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.
Consideration
The aggregate merger consideration to be received by BOXABL stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share. There is no minimum cash required to close the Merger.
Common Stock(1)	246,524,760
Preferred stock(2)	103,475,240
Value per share	$10
Total share consideration	$3,500,000,000

(1)
Represents the Combined Company Common Stock that will be issued and exchanged with the BOXABL Common Stock outstanding. This includes shares of common stock of the Combined Company underlying the convertible securities including stock option, restricted stock units and warrants of BOXABL.

(2)
Represents the Combined Company Merger Preferred Stock that will be issued and exchanged with the BOXABL Preferred Stock outstanding.

Closing Conditions
The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company Common Stock on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either BOXABL or FGMC may terminate the agreement by written notice if the closing has not occurred on or before July 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.
On November 3, 2025, Company entered into an amendment (the “Amendment”) to the Merger Agreement with BOXABL. Pursuant to the Amendment, the parties to the Merger Agreement agreed to extend the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.

On April 6, 2026, FGMC and BOXABL entered into an amendment to the Merger Agreement:
(A)
to extend the Agreement End Date for the Merger Agreement from March 31, 2026 to July 31, 2026;

(B)
that the Company and the Acquiror shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities owned by the Sponsor Parties, Paolo Tiramani, Galiano Tiramani, or any of their respective Affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock trades at or above $20.00 at any time, including during intraday trading;

(C)
to clarify that the definition of Acquiror Securities includes the 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock), each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination; and

(D)
to provide that either the Company or the Acquiror has the right to terminate the Merger Agreement if either party has made a written request of the other party pursuant to the Merger Agreement and five Business Days have passed, and the requesting party has not received a response.

On May 6, 2026, FGMC and BOXABL entered into an amendment to the forms of Company Lock-Up Agreement and Sponsor Lock-Up Agreement in the Merger Agreement in order to implement the above-mentioned lock-up provisions.
Termination Provisions
Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either BOXABL or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.
Certain Related Agreements
Sponsor Support Agreement
Concurrently with the execution of the Merger Agreement, FGMC, the Sponsor and BOXABL entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor agreed, among other things, (i) to vote in favor of the proposals presented at the FGMC Special Meeting, (ii) not to redeem any FGMC Common Shares owned by it in connection with the transactions contemplated by the Merger Agreement, and (iii) waive, to the fullest extent permitted by applicable law and FGMC’s governing documents, any rights to adjustment or other anti-dilution protections available under the FGMC Charter with respect to the rate at which shares of FGMC Preferred Stock held by the Sponsor convert into shares of FGMC Common Stock in connection with the transactions contemplated by the Merger Agreement. The Sponsor Support Agreement also includes a provision with respect to the payment by the Sponsor of expenses incurred by FGMC in connection with the Business Combination in excess of the FGMC Expense Cap. The Sponsor Support Agreement also provides that if there are any amounts outstanding under any working capital loan extended to FGMC by the Sponsor as of the Closing, then notwithstanding the terms of any such working capital loan, FGMC will repay such outstanding amounts to the Sponsor at the Closing solely in cash, and not in the form of FGMC Common Shares or any other form.

BOXABL Support Agreement
Concurrently with the execution of the Merger Agreement, FGMC, BOXABL and certain stockholders of BOXABL entered into the BOXABL Support Agreement. Pursuant to the BOXABL Support Agreement, certain BOXABL stockholders agreed to, among other things, at any meeting of the stockholders of BOXABL and in any action by written consent of the stockholders of BOXABL, with respect to the outstanding shares of BOXABL capital stock held by them, vote in favor of and consent to adopting the Merger Agreement and all other documents and transactions contemplated thereby, subject to the terms and conditions of the BOXABL Support Agreement. As of the record date for the BOXABL Special Meeting, such BOXABL stockholders accounted for approximately 73.79% of the number of then-outstanding shares of BOXABL Common Stock and approximately 73.79% of the voting power of the then-outstanding shares of BOXABL Common Stock.
Lock-Up Agreement
The Merger Agreement contemplates that, at the Closing, the Combined Company, the Sponsor and certain of the former stockholders of BOXABL will enter into the Lock-Up Agreements, pursuant to which the parties thereto will agree to restrictions on transfer for up to one year following the Closing Date with respect to the Lock-Up Shares (as defined in the Lock-Up Agreement), which lock-up, subject to certain exceptions, will end on the earlier of (i) with respect to 50% of the Lock-up Shares, the earlier of (A) twelve (12) months following the Closing Date and (B) the date on which the closing price of the Combined Company’s Common Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Lock-up Shares, twelve (12) months following the Closing Date, or earlier, in each case, if subsequent to the Closing Date, FGMC consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FGMC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, such lock-up provisions shall automatically expire if the Combined Company’s Common Stock trades at or above $20.00 at any time, including during intraday trading.
Note 2 — Basis of Presentation and Accounting Policies
The unaudited Pro Forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited Pro Forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that BOXABL will experience. BOXABL and FGMC did not have any historical relationship prior to the Business Combination. Accordingly, no Pro Forma adjustments were required to eliminate activities between companies.
The following unaudited Pro Forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing Pro Forma adjustment criteria with simplified Pro Forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional Pro Forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. BOXABL and FGMC have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited Pro Forma condensed combined financial information.
FGMC does not meet the definition of a “business” pursuant to ASC 805-10-55 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of ASC 805, Business Combinations; rather, the Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. See Note 3 — Accounting for the Business Combination for more details.

The historical financial statements of BOXABL have been prepared in accordance with U.S. GAAP. The historical financial statements of FGMC have been prepared in accordance with U.S. GAAP. The unaudited Pro Forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by BOXABL.
FGMC has elected to provide the unaudited Pro Forma condensed combined financial information under three different Redemption scenarios of FGMC’s Public Shares into cash as more fully described below:
•
Scenario 1 — Assuming No Redemptions:   This presentation assumes that no public stockholders of FGMC exercise Redemption rights with respect to their Public Shares upon consummation of the Business Combination

•
Scenario 2 — 50% Redemption Scenario:   The “50% Redemption Scenario” assumes that 4,000,000 FGMC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $82.1 million out of the Trust Account based on an assumed redemption price of approximately $10.27 per share

•
Scenario 3 — Maximum Redemption Scenario:   The “Maximum Redemption Scenario” assumes that all 8,800,000FGMC Public Shares & Rights are redeemed, resulting in an aggregate cash payment of approximately $82.1 million out of the Trust Account based on an assumed redemption price of approximately $10.27 per share. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario.

The following table sets out share ownership of FGMC Common Stock on a Pro Forma basis assuming the No Redemptions, 50% Redemption Scenario and the Maximum Redemptions Scenario:
	Assuming No Redemption	% holding	Assuming 50% Redemption	% holding	Assuming Max Redemption	% holding
FGMC public stockholders(1)	8,800,000	3.42%	4,800,000	1.89%	800,000	*
FGMC Sponsors and affiliates(2)	2,273,130	*	2,273,130	*	2,273,130	*
FGMC Common Stock underlying Underwriter Units(3)	44,000	*	44,000	*	44,000	*
FGMC Common Stock underlying Advisor Units(3)	8,250	*	8,250	*	8,250	*
BOXABL stockholders(4)	246,524,760	95.68%	246,524,760	97.19%	246,524,760	98.75%
Total	257,650,140	100%	253,650,140	100%	249,650,140	100%

*
Less than 1%

(1)
Represents FGMC Public Shares including the public rights converted into common shares.

(2)
Represents Founder Shares held by Sponsor, Ramnarain Joseph Jaigobind and directors and officers pre-merger of FGMC. It also includes common stock underlying Private Units and the rights underlying the Private Units being converted into common stock.

(3)
Represent the common stock underlying the Underwriters and Advisors Unit including the right being converted into common shares underlying the Underwriter and Advisor Units.

(4)
Represent the exchange of BOXABL common shares into shares of FGMC upon closing of Business Combination. The amount includes the Convertible Securities of BOXABL being exchanged for common shares of Combined Company.

Note 3 — Accounting for the Business Combination
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FGMC, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and BOXABL will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of BOXABL issuing shares at the closing of the Business Combination for the net assets of FGMC as of the closing date, accompanied by a recapitalization. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded.
BOXABL has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:
•
BOXABL stockholders will have the majority voting interest in BOXABL under both the no redemption and maximum redemption scenarios;

•
The BOXABL board will be composed as follows: BOXABL will have the right to designate four (4) directors and FGMC will have the right to designate one (1) director (a majority of the board who will qualify as independent directors under the Securities Act and the Nasdaq rules);

•
BOXABL senior management will be the senior management of BOXABL post-merger;

•
The business of BOXABL will comprise the ongoing operations of BOXABL; and

•
BOXABL is the larger entity, in terms of substantive assets.

Another determining factor was that FGMC does not meet the definition of a “business” pursuant to ASC 805-10-55, Business Combinations (“ASC 805”), and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of FGMC will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of shares issued to FGMC over the fair value of FGMC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.
Note 4 — Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025
A.
Reflects the liquidation and reclassification of $82,136,888 funds held in the Trust Account to cash that becomes available following the Business Combination.

B.
Represents preliminary estimated transaction costs expected to be incurred by FGMC and BOXABL of approximately $14,435,350 which represents underwriter fee, legal, accounting, printing, director and officer’s insurance and other transaction related fees incurred as part of the Business Combination.

•
Total estimated transaction cost for FGMC is approximately $5,100,000, of which approximately $394,000 is allocated as prepaid director and officer insurance premium. The remaining $4,706,000 is included as an adjustment to additional paid-in capital

•
Total estimated transaction cost for BOXABL is approximately $9,400,000, of which $2,300,000 is allocated as prepaid director and officer insurance premium. The remaining approximately $7,100,000 is included as an adjustment to additional paid-in capital

C.
Represents the reclassification of FGMC’s Common Stock subject to possible redemptions to permanent equity under Scenario 1 — No Redemption. In Scenario 2 — 50% Redemption, it reflects 50% redemption of 4,000,000 FGMC shares for approximate aggregate redemption payment of $41,068,444. In scenario 3 — Maximum Redemption it reflects the maximum Redemption of 8,000,000 FGMC shares for aggregate redemption payments of $82,136,888, net of tax liability at a Redemption price of approximately $10.27 per share. This scenario presents additional adjustments to reflect the effect of the maximum redemptions.

D.
Represents the exchange of outstanding BOXABL common shares into 246,524,760 shares of Combined Company at par value of $0.0001 per share upon the closing of Business Combination. This amount includes the BOXABL convertible securities including Stock Option, Warrants and Restricted Stock Units being exchanged for common shares.

E.
Represents the exchange of outstanding BOXABL preferred shares into 103,475,240 shares of Combined Company Merger Preferred Stock at par value of $0.0001 per share upon the Business Combination.

F.
Represents the elimination of FGMC historical accumulated earnings.

G.
Represents the conversion of Public Rights, rights underlying the Private Units, rights underlying the Underwriter and Advisors Units into Combined Company’s common stock upon Business Combination

Note 5 — Adjustments and Reclassifications to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2025 and for the Year Ended December 31, 2024
The Pro Forma adjustments included in the unaudited Pro Forma condensed combined statement of operations for the year ended December 31, 2025 and for the year ended December 31, 2024, are as follows:
H.
Reflects the elimination of non-recurring FGMC expenses after giving effect to the Business Combination as if it had occurred on January 1, 2024.

I.
Reflects the elimination of interest income and lax liability on interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

Note 6 — Net Earnings per Share
Represents the earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. If the number of Public Shares described under the “maximum Redemptions” scenario described above are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.
The unaudited Pro Forma condensed combined financial information has been prepared, assuming two alternative levels of Redemption of FGMC Public Shares:
	Assuming No Redemption	Assuming 50% Redemption	Assuming maximum Redemption
FGMC public shareholders	8,800,000	4,800,000	800,000
FGMC Sponsors and affiliates(1)	2,273,130	2,273,130	2,273,130
FGMC common shares underlying Underwriter Units(2)	44,000	44,000	44,000
FGMC common shares underlying Advisor Units(2)	8,250	8,250	8,250
BOXABL shareholders(3)	246,524,760	246,524,760	246,524,760
Total common shares	257,650,140	253,650,140	253,650,140

(1)
Represents Founder Shares held by Sponsor, Ramnarain Joseph Jaigobind and directors and officers pre-merger of FGMC. It also includes the Common Stock underlying Private Units and rights underlying the Private Units being converted into common stock.

(2)
Represent the common stock underlying the Underwriters and Advisors Unit.

(3)
Represent the exchange of BOXABL common shares into shares of FGMC upon closing of Business Combination. The amount includes the Convertible Securities of BOXABL being exchanged for common shares of Combined Company.

	Year ended December 31, 2025
	Assuming No Redemptions	Assuming 50% Redemptions	Assuming maximum Redemptions
Proforma net loss	$60,851,000	$60,851,000	$60,851,000
Weighted average shares outstanding of common stock – basic and diluted	257,650,140	253,650,140	249,650,140
Net loss per share – basic and diluted	(0.24)	(0.24)	(0.24)
	Year Ended December 31, 2024
	Assuming No Redemptions	Assuming 50% Redemptions	Assuming maximum Redemptions
Proforma net loss	$50,950,000	$50,950,000	$50,950,000
Weighted average shares outstanding of common stock – basic and diluted	257,650,140	253,650,140	249,650,140
Net loss per share – basic and diluted	(0.20)	(0.20)	(0.20)

INFORMATION ABOUT FGMC
Unless the context otherwise requires, all references in this subsection to the “Company,” “FGMC,” “we,” “us,” or “our” refer to FGMC prior to the consummation of the Business Combination.
We are a blank check company incorporated in Nevada on September 20, 2023 for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “business combination”).While we are not limited to a particular industry or geographic region for purposes of consummating a business combination, we intends to focus on businesses in the financial services industry. We are an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2024, the Company had not yet commenced any operations. All activity through December 31, 2024 relates to the Company’s formation and the proposed initial public offering (“IPO”), which is described below. The Company will not generate any operating revenues until after the completion of its initial business combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through i) the IPO of 8,000,000 units at $10.00 per unit (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares” and right included in the Units being offered, the “Public Rights”), ii) the sale of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, iii) the sale of 248,300 units at $10.00 per unit (the “Private Units”) in a private placement to the Company’s sponsor, FG Merger Investors II LLC (the “Sponsor”), Ramnarain Joseph Jaigobind, directors, officers and advisors that closed simultaneously with the IPO. Each Private Unit consists of one common share and one right. right (“Private Unit Right”). Each whole Private Unit Right will entitle the holder to convert the right to one-tenth share of common stock.
Each $15 Private Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $15.00 per share, will be exercisable for a period of 10 years from the date of a business combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants will not be transferable, assignable or salable until after the completion of a business combination, subject to certain limited exceptions.
On October 6, 2023, the Company issued an aggregate of 2,156,250 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 Founder Shares to members of the Company’s management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares. The Founder Shares include an aggregate of up to 300,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders would collectively own 20% of the Company’s issued and outstanding shares after the IPO (assuming the Initial Stockholders do not purchase any Public Shares in the IPO and excluding the securities underlying the $15 Private Warrants, the Private Units).
On August 21, 2024, Company issued a dividend of approximately 0.066 Founder Shares for every issued and outstanding founder share resulting in our initial stockholders holding an aggregate of 2,300,000 founder shares, an increase of 143,750 founder compared to 2,156,250 initial Founder Shares issued.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and sale of the $15 Private Warrants, and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination. Nasdaq rules provide that the business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the trust account). The Company will only complete a business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the

Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a business combination.
Upon the closing of the IPO, management has agreed that $10.00 per Unit sold in the IPO and additional $0.10 per Unit, a total of $10.10 per Unit will be held in a trust account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a business combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a business combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed business combination. In the event that the Company seeks stockholder approval in connection with a business combination, the Company will proceed with the business combination only if a majority of the outstanding shares voted are voted in favor of the business combination.
If the Company seeks stockholder approval of a business combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated articles of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The holders of Public Shares will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a business combination with respect to the Company’s warrants.
If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated articles of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a business combination.
The Sponsor, officers, directors and advisors (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the IPO in favor of a business combination, (b) not to propose an amendment to the Company’s amended and restated articles of incorporation with respect to the Company’s pre-business combination activities prior to the consummation of a business combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a business combination (or to sell any shares in a tender offer in connection with a business combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the amended and restated articles of incorporation relating to stockholders’ rights of pre-business combination activity and (d) that the Founder Shares, the Private Units and $15 (including underlying securities) shall not participate in any liquidating distributions upon winding up if a business combination is not consummated. However, the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if the Company fails to complete its business combination.
The Company will have until 24 months from the closing of the IPO to complete a business combination. If the Company is unable to complete a business combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial business combination within the Combination period.
Effecting Our Initial Business Combination
We are not presently engaged in, and we will not engage in any operations for an indefinite period of time. All activity through December 31, 2024 relates to the Company’s formation, and the IPO. The Company will not generate any operating revenues until after the completion of its business combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the IPO.
If our business combination is paid for using equity or debt securities, or not all of the funds released from the Trust Account are used for payment of the consideration in connection with our business combination or used for redemptions of our common stock, we may apply the balance of the cash released to us from the Trust Account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our business combination, to fund the purchase of other companies or for working capital.
Selection of a target business and structuring of our initial business combination
While we may pursue a business combination target in any industry or sector, we intend to focus our search on companies within the financial services industry in North America. We will seek to acquire established businesses that we believe are fundamentally sound, but would benefit from the financial, operational, technological, strategic or managerial improvements our Company and management team can provide to maximize value. We will also look at earlier-stage companies that exhibit the potential to change the industries in which they participate, and which offer the potential of sustained high levels of revenue growth with an articulated path to profitability. Nasdaq rules require that we must consummate an initial business combination with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if permitted). Our board of directors will make the determination as to the fair market value of our business combination. If our board of directors is not able to independently determine the fair market value of our business combination, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors will not be able to make an independent determination of the fair market value of our business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects.
We anticipate structuring our business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our business combination could own less than a majority of our outstanding shares subsequent to our business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.
In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), on-site inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate.
The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
We are not prohibited from pursuing a business combination with a company that is affiliated with the Sponsor or our officers or directors. In the event we seek to complete our business combination with a company that is affiliated with the Sponsor, our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that business combination is fair to our company from a financial point of view.
Redemption rights for holders of public shares upon consummation of the Business Combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares (up to an aggregate of 15% for each public stockholder of the shares sold in our IPO, as described in more detail in this prospectus) upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable), divided by the number of then outstanding public shares, subject to the limitations and on the conditions described herein. The amount in the trust account is initially anticipated to be $10.10 per public share ($10.087 per share if the underwriters exercise their over-allotment option in full). There will be no redemption rights upon the completion of our initial business combination with respect to our rights. Our initial stockholders, sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares they hold and any public shares they may acquire during or after our IPO in connection with the completion of our initial business combination.
Conduct of redemptions pursuant to tender offer rules
If we conduct redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), we will, pursuant to our amended and restated certificate of incorporation: (a) conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and (b) file tender offer documents with the SEC prior to completing our business combination which contain substantially the same financial and other information about the business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.
Submission of our Business Combination to a stockholder vote
In the event that we seek stockholder approval of our business combination, we will distribute proxy materials and file them with the SEC. In connection therewith, we will provide our public stockholders with the redemption rights described above upon completion of the business combination.
If we seek stockholder approval, we will complete our business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting. Our Initial Stockholders will count towards this quorum and our Initial Stockholders, Sponsor, officers and directors and the underwriters have agreed to vote any Founder Shares and the shares underlying the Private Units (the “Private Shares”) they hold and any public shares purchased during or after the IPO (including in open market and privately-negotiated transactions) in favor of our business combination. These quorum and voting thresholds, and the voting agreements of our Initial Stockholders, may make it more likely that we will consummate our business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.
If we seek stockholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our Initial Stockholders, advisors or their affiliates may purchase shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our business combination. There is no limit on the number of shares our Initial Stockholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the NASDAQ rules. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the Trust Account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our business combination. Any such purchases of our securities may result in the completion of our business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A ordinary shares or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated articles of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in our IPO, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in or IPO could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in our IPO, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in our IPO) for or against our initial business combination.
Redemption of Public Shares and Liquidation if no Initial Business Combination
Our amended and restated articles of incorporation provides that we will have only 24 months from the closing of our IPO (or such later date pursuant to an approved extension) to complete our business combination. If we are unable to complete our business combination within such 24 month, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (which interest shall be net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in the aggregate) and taxes payable, and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, liquidate and dissolve, subject, in each case, to our obligations under Nevada law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our public rights, which will expire worthless if we fail to complete our initial business combination within the 24 month time period.
Competition
In identifying, evaluating and selecting a target business for our business combination, we may encounter competition from other entities having a business objective similar to ours, including other special purpose acquisition companies and blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources and relevant industry knowledge than us. Our ability to acquire larger target businesses will be limited by our available financial resources.
This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our business combination and our outstanding rights, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.
Employees
We currently have two executive officers: Larry Swets, Jr., our Chief Executive Officer, and Hassan R. Baqar, our Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.
Periodic Reporting and Financial Information
We have registered our units, common stock and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer documents sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2025 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.
We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company IPO Offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.
Transfer Restrictions
Insider Letters
In connection with the FGMC IPO, on January 28, 2025, FGMC, the Sponsor, Mr. Ramnarain Joseph Jaigobind, and FGMC’s initial directors and executive officers entered into a letter agreement setting forth, among other things, certain transfer restrictions on certain securities of FGMC.
The transfer restrictions contained in the Insider Letters are summarized in the table below:
Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares or shares of FGMC Common Stock issuable upon conversion	(i) With respect to 50% of the Founder Shares, the earlier of (A) one year after the completion of FGMC’s initial business combination and (B) the date on which the closing price of the FGMC Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after FGMC’s initial business combination and (ii) with respect to the remaining 50% of the Founder Shares, one year after the date of the consummation of the initial business combination, or earlier, in each case, if, subsequent to the initial business combination, FGMC consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FGMC’s stockholders having the right to exchange their shares of FGMC Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).	FG Merger Investors LLC Ramnarain Joseph Jaigobind Larry G. Swets, Jr. Hassan R. Baqar Andrew B. McIntyre Scott D. Wollney Richard E. Govignon	Transfers (a) to the FGMC’s officers or directors, any affiliate or family member of any of FGMC’s officers or directors, any affiliate of the Sponsor, Mr. Jaigobind or to any member of the Sponsor or any of their affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of an initial business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the State of Nevada, the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (g) in the event of FGMC’s liquidation prior to the completion of an initial business combination; or (h) in the

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
event of FGMC’s liquidation, merger, capital stock exchange or other similar transaction which results in all of FGMC’s stockholders having the right to exchange their shares of FGMC Common Stock for cash, securities or other property subsequent to FGMC’s completion of an initial business combination; provided, however, that in the case of clauses (a) through (f), these permitted transferees must enter into a written agreement with FGMC agreeing to be bound by the transfer restrictions contained in the Insider Letter
Private Units (or any securities underlying the Private Units, including the shares of FGMC Common Stock and Private Unit Rights included in the Private Units and the shares of FGMC Common Stock issued or issuable upon conversion of the Private Unit Rights	30 days after the completion of FGMC’s initial business combination.	FG Merger Investors LLC	Same as above.
$15 Exercise Price Warrants (or any shares of Common Stock issued or issuable upon the exercise of the $15 Exercise Price Warrants)	30 days after the completion of FGMC’s initial business combination.	FG Merger Investors LLC	Same as above
Sponsor Lock-Up Agreement
The Merger Agreement contemplates that, at the Closing, the Combined Company, the Sponsor and certain of the former stockholders of BOXABL will enter into the Lock-Up Agreements, pursuant to which the parties thereto will agree to restrictions on transfer with respect to their shares of Combined Company Common Stock.
The transfer restrictions contained in the Sponsor Lock-Up Agreement are summarized in the table below:

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
(i) Combined Company Preferred Shares held by such holder immediately following the Closing
(ii) Combined Company Common Stock held by such holder immediately following the Closing and
(iii) Combined Companying Common Stock issued pursuant to the conversion of the Combined Company Preferred Shares during the Lock-up Agreement Lock-Up Period (collectively, the “LUA Lock-up Shares”)
	(i) with respect to 50% of the Sponsor Lock-up Shares, the earlier of (A) twelve (12) months following the Closing Date and (B) the date on which the closing price of the Combined Company Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period commencing after the Closing Date, and (ii) with respect to the remaining 50% of the Sponsor Lock-up Shares, twelve (12) months following the Closing Date, or earlier, in each case, if subsequent to the Closing Date, FGMC consummates a subsequent liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of FGMC’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, such lock-up provisions shall automatically expire if the Combined Company’s Common Stock trades at or above $20.00 at any time, including during intraday trading.	FG Merger Investors LLC	(1) transfers or distributions of LUA Lock-up Shares (or equity of the respective holder or the respective holder’s partners, members or stockholders) to the respective holder’s current or former general or limited partners, subsidiaries, managers or members, stockholders, other equityholders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) or to the estates of any of the foregoing; (2) transfers by bona fide gift, including to charitable organizations, or to a member of the respective holder’s immediate family or to a trust, the beneficiary of which is the respective holder or a member of the respective holder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the respective holder; (4) transfers pursuant to a qualified domestic relations order; (5) transfers to FGMC’s officers, directors or their affiliates; (6) private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the securities were originally purchased; (7) transfers pursuant to a bona fide tender offer, merger, consolidation, capital stock exchange, or other similar transaction (including negotiating and entering into an agreement providing for any such transaction) which results in all of the respective holder’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the respective holder’s completion of the Business Combination, provided that in the event that such tender offer, merger, capital stock exchange, consolidation or other such transaction is not completed, the respective holder’s LUA Lock-up Shares shall remain subject to these provisions; (8) by virtue of the laws of the State of Nevada, the respective holder’s limited liability company agreement or bylaws upon its dissolution, if applicable; or (9) FGMC’s liquidation prior to the completion of the Business Combination;

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions

provided, however, that, in the case of any transfer pursuant to the foregoing (1) through (5) clauses, it shall be a condition to any such transfer that the transferee/donee agrees in writing to be bound by the terms of the Lock-up Agreement.
For the avoidance of doubt, the restrictions shall also not apply to transactions relating to Combined Company Preferred Shares, Combined Company Common Shares or other securities convertible into or exercisable or exchangeable for Combined Company Common Shares acquired in open market transactions after the effective time of the Mergers.

Support Agreement
The Merger Agreement contemplates that, at the Closing, the Combined Company and the Sponsor will enter into the Sponsor Support Agreement, pursuant to which the Sponsor will agree, among other things, to restrictions on transfer with respect to its shares of FGMC Common Stock.
The transfer restrictions contained in the Sponsor Support Agreement are summarized in the table below:
Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Shares of FGMC Common Stock	The earlier of the Closing or the termination of the Merger Agreement	FG Merger Investors LLC	If the holder is an individual, by gift to a member of one of the holder’s immediate family, an estate planning vehicle or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of such person or to a charitable organization; (ii) if the holder is an individual, by virtue of laws of descent and distribution upon death of the holder; (iii) if the holder is an individual, pursuant to a qualified domestic relations order; (iv) if the holder is not a natural person, by pro rata distributions from the holder to its members, partners, or stockholders pursuant to the holder’s organizational documents; (v) by virtue of applicable law or the holder’s organizational documents upon

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
liquidation or dissolution of the holder; (vi) if the holder is not a natural person, to any employees, officers, directors or members of the holder, or to any affiliates of the holder; provided, however, that a transfer referred to in above shall be permitted only if, (A) as a precondition to such transfer, the transferee agrees in a written document, reasonably satisfactory in form and substance to FGMC, to be bound by all of the terms of the Sponsor Support Agreement, and (B) such transfer is effected no later than three (3) business days prior to the date on which the registration statement with respect to the shares is declared effective.
Available Information
We are required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q with the SEC on a regular basis, and are required to disclose certain material events in a Current Report on Form 8-K. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The SEC’s Internet website is located at www.sec.gov. In addition, the Company will provide copies of these documents without charge upon request from us in writing at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 or by telephone at (847)791-6817.

FGMC’s MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this subsection to the “Company,” “FGMC,” “we,” “us,” or “our” refer to FGMC prior to the consummation of the Business Combination.
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.
Overview
FG Merger II Corp. is a blank check company incorporated in Nevada on September 20, 2023. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial services industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2025, the Company had not yet commenced any operations. All activity through December 31, 2025 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and search of a Business Combination. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.
On January 30, 2025, we consummated our IPO of 8,000,000 units at $10.00 per unit (the “Units”). Each Unit consist of one share of common stock of the Company, par value $0.0001 per shares (“Public Shares”) and one right to receive one-tenth common share (“Public Right”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,000,000.
Simultaneously with the closing of the IPO, we consummated private placement ( “Private Placement”) in which i) FG Merger Investors II LLC (the “Sponsor”) and Ramnaraine Jaigobind purchased 223,300 and 25,000 private unit ( the “Private Units”) respectively, at a price of $10.00 per Private Unit, generating total proceeds of $2,483,000 and ii) the Sponsor purchased in aggregate of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one shares of common stock at $15.00 per share, for an aggregate purchase price of $100,000.
Each Private Unit consists of one common share and one right. right (“Private Unit Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.
Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
Our Units are listed on the National Association of Securities Dealers Automated Quotations (“Nasdaq”). Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and sale of the $15 Private Warrants, and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
Following the closing of the IPO, and amount of $80,800,000 ($10.10 per Unit) from the net proceed of the sale of the Units in the IPO and the sale of Private Placement Securities were placed in a trust account (“Trust Account”) account and invested in a money market fund, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by us, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
We will provide our stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, we may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination. In the event that we seek stockholder approval in connection with a Business Combination, we will proceed with the Business Combination only if a majority of the outstanding shares voted are voted in favor of the Business Combination.
If we seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, our amended and restated articles of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The holders of Public Shares are entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to our warrants and rights.
If a stockholder vote is not required and if we decide not to hold a stockholder vote for business or other legal reasons, we will, pursuant to its amended and restated articles of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
The Sponsor, officers, directors and advisors (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the IPO in favor of a Business Combination, (b) not to propose an amendment to our amended and restated articles of incorporation with respect to the our pre-Business Combination activities prior to the consummation of a Business Combination unless we provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if we do not seek stockholder approval in connection therewith) or a vote to amend the provisions of the amended and restated articles of incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, the Private Units and $15 Private Warrant (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if we fail to complete our Business Combination.
We have until 24 months from the closing of the IPO to complete a Business Combination. If we are unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in aggregate) and taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and our board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to our warrants, which will expire worthless if we fail to complete our Business Combination within the Combination period.
The Sponsor has agreed that it will be liable to us, if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. We will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Merger Agreement
On August 4, 2025, FGMC, Boxabl Inc. (“Target” or “BOXABL”) and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into BOXABL (the “First Merger”), with BOXABL surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with Company continuing as the surviving public company (the “Combined Company”). By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, Company, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.
Consideration
The aggregate merger consideration to be received by BOXABL stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share. There is no minimum cash required to close the Merger.
Closing Conditions
The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by the Company with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company Common Stock on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either BOXABL or FGMC may terminate the agreement by written notice if the closing has not occurred on or before December 31, 2025 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.
On November 3, 2025, Company entered into an amendment (the “Amendment”) to the Merger Agreement with Boxabl. Pursuant to the Amendment, the parties to the Merger Agreement agreed to extend the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.
On April 6, 2026, FGMC and BOXABL entered into an amendment to the Merger Agreement:
(A)
to extend the Agreement End Date for the Merger Agreement from March 31, 2026 to July 31, 2026;

(B)
that the Company and the Acquiror shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities owned by the Sponsor Parties, Paolo Tiramani, Galiano Tiramani, or any of their respective Affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock trades at or above $20.00 at any time, including during intraday trading;

(C)
to clarify that the definition of Acquiror Securities includes the 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock), each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination; and

(D)
to provide that either the Company or the Acquiror has the right to terminate the Merger Agreement if either party has made a written request of the other party pursuant to the Merger Agreement and five Business Days have passed, and the requesting party has not received a response.

On May 6, 2026, FGMC and BOXABL entered into an amendment to the forms of Company Lock-Up Agreement and Sponsor Lock-Up Agreement in the Merger Agreement in order to implement the above-mentioned lock-up provisions.
Termination Provisions
Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either BOXABL or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.
Certain Related Agreements
In connection with the execution of the Merger Agreement, the sponsor of FGMC, entered into a support agreement pursuant to which it agreed to vote its shares of FGMC in favor of the transaction and take certain other actions in support of the Mergers (the “Sponsor Support Agreement”). Certain stockholders of the BOXABL entered into a support agreement pursuant to which they agreed to vote their shares of BOAXABL in favor of the transaction and take certain other actions in support of the Mergers (the “BOXABL Support Agreement”). At closing, BOXABL and FGMC will enter into lock-up agreements with certain BOXABL stockholders (the “BOXABL Lock-Up Agreements”) and with the sponsor (the “Sponsor Lock-Up Agreement”), restricting the transfer of certain shares for specified periods following the closing.
Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities through December 31, 2025 were organizational activities, including those necessary to prepare for the IPO and identifying and working with the target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.
For the year ended December 31, 2025, the Company reported net income of $1,426,980, which consists of $3,036,888 in investment income earned in Trust Account, offset by $972,161 in general and administrative expenses which primarily include $425,000 expense paid towards the Business Combination. The other offsetting expense was estimated $637,747 in income tax expense on income earned in the Trust Account.
For the year ended December 31, 2024, the Company reported net loss of $25,850, which consists of 25,850 in general and administrative expenses.
Liquidity and Capital Resources
As of December 31, 2025, we held a cash balance of $486,900. Prior to the IPO, our liquidity needs were satisfied through the $25,000 proceeds received from the Sponsor for purchase of Founder Shares (as defined below), as well as $125,000 loan from Sponsor under a promissory note (“Promissory Notes”).
On January 28, 2025, we issued an unsecured promissory note of $417,000 to the Sponsor. This promissory note bear interest at the rate of 12% per year and will mature on January 30, 2026. On March 5, 2025, the company paid $257,000 in principal and $4,935 in interest. On April 1, 2025, the Company paid $160,000 in principal and $1,736 in interest As of December 31, 2025, there was no balance outstanding under the promissory note.
On January 30, 2025, we consummate our IPO of 8,000,000 Units. The Units were sold at $10.00 per Unit, generating gross proceeds to the Company of $80,000,000.
Simultaneously with the closing of the IPO, we consummated the Private Placement of Private Units and $15 Private Warrants generating proceeds of $2,483,000 and $100,000 respectively.
From the proceeds of the IPO, Private Placement and the promissory note dated January 28, 2025, the Company put 80,800,000 ($10.10 per Unit) in the Trust and retained approximately $2,200,000 for working capital and payment of expenses related to IPO.
Pursuant to the Investment Management Trust Agreement between the Company and Continental Stock Transfer and Trust (“Trustee”) signed at IPO closing, we are allowed to withdraw up to $1,000,000 annually for working capital need from the investment income earned in the Trust Account. On May 14, 2025, Company signed a side letter the Underwriter pursuant to which Company agreed to restricted the withdrawal of interest from the Trust Account for working capital needs to $1,200,000 in aggregate. As of December 31, 2025, we have withdrawn $1,200,000 from the Trust Account.
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). As of December 31, 2025, there were no Working Capital Loans under this arrangement.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination.

Off-Balance Sheet Arrangement
We have no obligations, assets, or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2025.
Contractual Obligations
Registration Rights
The holders of the Founder Shares, the Private Units, the $15 Private Warrants (and their underlying securities) are entitled to registration rights pursuant to a registration rights agreement. We will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.
Underwriting Agreement
We granted the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover over-allotments at the IPO price. On February 5, 2025, the underwriters elected to terminate their over-allotment option to purchase 1,200,000 Units resulting in Sponsor forfeiting 300,000 Founder Shares.
Underwriters are entitled to a underwriting discount equal to the lesser of (i) 750,000 (ii) an amount equal to $750,000 plus 1% of the gross proceeds from the sale of the Over-Allotment Units. At IPO closing, the underwriter was paid $750,000.
Underwriters also received 40,000 private units (“Underwriter Units”) at close of IPO for a nominal price of $100.
Additionally, the Underwriter has agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of the IPO (subject to the Company’s right, to allocate up to 50% of such fee to another financial institution in Company’s sole discretion) upon completion of the Business Combination.
Financial Advisor
Upon closing of the IPO, we paid $250,000 to the financial advisor and issued 25,000 private units (the “Advisor Units”).
Related Party Transactions
On October 6, 2023, we issued an aggregate of 2,156,250 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 Founder Shares to members of the Company’s management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares. The Founder Shares include an aggregate of up to 300,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the IPO (assuming the Initial Stockholders did not purchase any Public Shares in the IPO and excluding the securities underlying the $15 Private Warrants, the Private Units).
On August 21, 2024, we issued a dividend of approximately 0.066 Founder Shares for every issued and outstanding founder share resulting in our initial stockholders holding an aggregate of 2,300,000 Founder Shares, an increase of 143,750 founder compared to 2,156,250 initial Founder Shares issued.
On February 5, 2025, the underwriters elected to terminate their over-allotment option to purchase 1,200,000 IPO Units resulting in Sponsor to forfeit 300,000 Founder Shares. As of December 31, 2025, there were 2,000,000 Founder Shares outstanding.
The Initial Stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Public Shares for cash, securities or other property.
Promissory Notes
On October 6, 2023, the Company issued a promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. The Company drew $125,000 under the promissory note. On April 1. 2025, the Company paid off the entire $125,000 balance. As of December 31, 2025, there was no balance outstanding under the Promissory Notes. The Promissory Notes are noninterest bearing and payable on the consummation of the IPO.
On January 30, 2025, the Company issued an unsecured promissory note of $417,000 to the Sponsor. This promissory note bear interest at the rate of 12% per year and will mature on January 30, 2026. On March 5, 2025, the company paid $257,000 in principal and $4,935 in interest. On April 1, 2025, the Company paid $160,000 in principal and $1,736 in interest As of December 31, 2025, there was no outstanding balance under the promissory note.
Administrative Services Agreement
We entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor whereby the Sponsor will perform certain services for us for a monthly fee of $15,000. As of December 31, 2025, we have paid $180,000 to the Sponsor.
Both executive officers of the Company serve as the managers of the Sponsor at close of the IPO.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We had identified the following as its critical accounting policies:
Basis of presentation
The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statement, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2025.
Deferred offering costs
Deferred offering costs consist of legal, underwriter expenses, accounting and other offering related expenses incurred through the balance sheet date that are directly related to the IPO and that are charged to stockholders equity upon the completion of the IPO. Offering cost amounting to 1,481,031 (including $750,000 of underwriting fee and $250,000 of advisor fee) were charged to shareholders’ equity upon the completion of the IPO.
Marketable securities held in trust account
At December 31, 2025, substantially all of the assets held in the Trust Account were invested in a money market fund focused on U.S Treasury obligation. During the year ended December 31, 2025, the Company withdrew 1,200,000 of the interest income in the Trust Account for working capital purposes and withdrew $500,000 to pay the tax obligation.
Common stock subject to possible redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2025, common stock subject to possible redemption is presented as temporary equity at redemption value, outside of the stockholders’ equity section of the Company’s balance sheet.
The Company recognizes changes in redemption value using the “at redemption value” method and accordingly recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in-capital and retained or accumulated deficit if additional paid in capital account equals zero.
Income taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The company’s year-end is December 31 and no statutory tax deadline has yet occurred.
As of December 31, 2025, the Company has estimated $637,747 in income tax expense on the income earned in the Trust Account. Company paid $500,000 during the year 2025 towards taxes.
Reconciliation of Net Income (Loss) per Common Share
The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. The Company utilize two class methodology in calculation of earnings per share. The Company has redeemable shares that were issued in IPO and non-redeemable shares which include shares issued in Private Placement, Underwriter Units, Advisor Units and Founder Share (as described below). Income and losses are shared pro rata between the redeemable and nonredeemable common shares. Net income (loss) per share of common stock is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period. Net loss for the period from January 1, 2025 to IPO was allocated fully to the non-redeemable common shares. Net income from IPO till December 31, 2025, was allocated to redeemable and non-redeemable common shares. Diluted net income per share attributable to stockholders adjusts the basic net income per share attributable to stockholders and the weighted-average shares of common share outstanding for the potentially dilutive impact of outstanding warrants.
Fair value of financial instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement”, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities.
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 input include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The fair value of the marketable securities held in Trust Account is determined using the level 1 input.
Operating Segments
ASC Topic 280, “Segment Reporting”, establishes standards for companies to report, in their financial statements, information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s CODM, or group, in deciding how to allocate resources and assess performance.
The Company’s CODM has been identified as the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reporting segment.
The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in total assets, which include the following:
December 31, 2025
Cash	$486,900
Cash held in Trust Account	$82,136,888
Recently issued accounting standard
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance for the full year 2025. The adoption resulted in disclosure changes only.

MANAGEMENT OF FGMC
Unless expressly indicated or the context requires otherwise, the terms “FGMC,” “the Company,” “we,” “us,” and “our” in this document refer to FG Merger Corp II.
Our officers and directors are as follows:
Name	Age	Position
Larry G. Swets, Jr.	51	Chief Executive Officer
Hassan R. Baqar	48	Chief Financial Officer
Scott D. Wollney	55	Chairman of the Board
Andrew B. McIntyre	62	Director
Richard E. Govignon	47	Director
Larry G. Swets, Jr. has served as our Chief Executive Officer since inception. Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles. Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018.., GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry since June Mr. Swets has served as Chief Executive Officer of FG Merger II Corp. since September 2023, a special purpose acquisition company in the process of completing its business combination; and as Head of Merchant Banking of FG Nexus Inc. (NASDAQW: FGNX), formerly known as Fundamental Global Inc. since February 2024. Mr. Swets also serves as a senior advisor to Aldel Financial II Inc. since October 2024, a special purpose acquisition companies in the process of completing its business combination. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Swets serves as Executive Chairman of Saltire Capital Ltd. (TSX: SLT). Since June 2025, Mr. Swets serves as Chief Executive Officer of Greenland Exploration Limited.
Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. Mr. Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021. Mr. Swets also served as Chief Executive Officer of FG Nexus Inc. (NASDAQW: FGNX), formerly known as Fundamental Global Inc. from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of FG Nexus Inc. ( NASDAQW: FGNX), formerly known as Fundamental Global Inc. from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to

January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.
Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.
Hassan R. Baqar has served as our Chief Financial Officer since inception. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also serves as a Chief Financial Officer of Aldel Financial II Inc., a special purpose acquisition company in the process of completing its business combination since October 2024, as a Chief Financial Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination since October 2023, as a director of Fundamental Global Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020. Since November 2025, Mr. Baqar serves as Director of Capital Markets of Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Baqar serves as CFO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO. Since June 2025, Mr. Baqar serves as Chief Financial Officer of Greenland Exploration Corp.
Previously, Mr. Baqar served as Chief Financial Officer from September 2024 to November 2025 of Saltire Capital Ltd. (TSX: SLT), Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of FG Nexus Inc. (“FGNX”), formerly FG Financial Group Inc. (“FGF”)., which operates as a Ethereum Treasury Company and previously as a reinsurance and asset management holding company, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and is focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry from August 2019 to December 2021 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, and as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023, as a director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company from October 2022 to April 2024. Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Nexus Inc.from October 2012 to May 2015. He also served as the Chief Financial Officer of United

Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.
His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.
Scott D. Wollney has served as our director since October 2023 and as our Chairman since January 2025. Since March 30, 2015, Mr. Wollney has served as a director of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”), a holding company focused on specialty commercial automobile insurance business. From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (KAI), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at both insurance companies, as well as brokerage operations. Mr. Wollney is a MBA graduate of Northwestern University’s Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.
Dr. Richard E. Govignon, Jr, has been our director since October 2023. Dr. Govignon, 48, has been a Partner of Dnerus Financial, a family asset management company, since June 2021. Dr. Govignon is an experienced corporate director and trustee in the U.S. and Canada, with broad exposure to numerous industries. Dr. Govignon has served as a director of FG Nexus (Nasdaq: FGNX), a capital market vehicle dedicated to the accumulation and on-chain yield generation for Ethereum that creates a bridge between Ethereum and Wall Street, since December 2021. Since September 2024, Dr. Govignon has served as the director of Saltire Capital Ltd. (TSX: SLT.U), a company that combines investment in public and private markets with a publicly traded, permanent capital vehicle, providing entrepreneurs and business owners with an alternative to traditional private equity. Dr. Govignon is also a member of the board of directors of B-Scada, Inc. (OTC: SCDA), a company developing software and hardware products since June 2021. Govignon had been a director of Strong Global Entertainment, Inc. (NYSE: SGE), a corporation focused on supplying screens and providing technical support services to the cinema exhibition industry, theme parks, and other entertainment-related markets from January 2022 to September 2024. From April 2022 to September 2024, Dr. Govignon served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U). This special purpose acquisition company merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since October 2023, Dr. Govignon has served as a member of the board of FG Merger III Corp., a special purpose acquisition company in the process of completing its initial public offering. Dr. Govignon served as a member of the board of directors of GreenFirst Forest Products, Inc. (TSXV: GFP), a public company focused on forest product investments, from January 2019 to December 2021. Dr. Govignon also served as a Trustee of the StrongVest ETF Trust (US: CWAI), which invested in a diversified portfolio of corporate bonds with varying maturities and equity securities from 2017 to 2019. Dr. Govignon has worked in the healthcare and pharmaceutical industry in various management and pharmacy positions for over 20 years, most recently with ShopRite Pharmacy since 2022 and previously with CVS Health Corporation (2022-2019 and from 2013 – 2017), with Acme Markets Inc. (2017 – 2019), and Rite Aid Corporation (2001 – 2013).
Dr. Govignon received a Bachelor of Science in Pharmacy and a Doctor of Pharmacy from the University of the Sciences in Philadelphia. Dr. Govignon has also received a Master of Business Administration from the Jack Welch Management Institute. Dr. Govignon’s managerial experience, combined with his investing and financial analysis expertise, makes him qualified to serve on our Board of Directors.
Andrew B. McIntyre serves as our Director since October 2023. Mr. McIntyre is Managing Director of Segwin Consulting Ltd., a consultancy specializing in M&A advisory and strategy development and execution.

From November 2021 to September 2024, Mr. McIntyre has served as a director and audit committee member of the FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. McIntyre serves as a director of Saltire Capital Ltd. and, since June 2025 as a director of Mississaugas of the Credit Business Corporation. Mr. McIntyre served as Director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to December 2021. During his tenure as a director of GreenFirst Forest Products, Inc., Mr. McIntyre also served as a member of its audit committee. From July 2022 through December 2023, Mr. McIntyre was Senior Advisor at Deloitte LLP. Mr. McIntyre served Sofina Foods Inc. as Senior Vice President, Finance from September 2019 to June 2022. From October 2016 to August 2019, Mr. McIntyre served Samuel, Son & Co. Limited in the role of Vice President, Corporate Development. Previously, Mr. McIntyre was Vice President, Corporate Development at Vicwest Inc. Mr. McIntyre has served on the Boards of Directors of Kap Corporation, Burloak Technologies Inc., Pre-Insulated Metal Technologies Inc., BBi Enterprises Inc., MDS Capital Company and the Orthopaedic & Arthritic Institute. Mr. McIntyre’s formal designations include ICD.D., Chartered Financial Analyst, Master of Business Administration from the Schulich School of Business and P. Eng.
Number and Terms of Office of Officers and Directors
Our board of directors consists of three members is divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. In accordance with NASDAQ corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on NASDAQ. The term of office of the first class of directors, consisting of Dr. Richard E. Govignon, Jr, expires at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Andrew B. McIntyre, expires at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Scott D. Wollney, expires at the third annual meeting of stockholders.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint officers as it deems appropriate pursuant to our amended and restated articles of incorporation.
Director Independence
The rules of NASDAQ require that a majority of our board of directors be independent within one year of our initial public offering. Our board of directors has determined that Andrew B. McIntyre, Scott D. Wollney and Richard E. Govignon are “independent directors” as defined in NASDAQ rules and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Executive Officer and Director Compensation
None of our directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on NASDAQ through the earlier of consummation of our initial business combination and our liquidation, we will pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.
Our audit committee reviews on a quarterly basis all payments that were made to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made from funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of NASDAQ require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
We have established an audit committee of the board of directors. Andrew B. McIntyre, Richard E. Govignon and Scott D. Wollney serve as members of our audit committee, and Andrew B. McIntyre is chair of the audit committee. All of the members of our audit committee are independent.
Each member of the audit committee is financially literate and our board of directors has determined that Andrew B. McIntyre qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
We have adopted an audit committee charter, which details the principal functions of the audit committee, including:
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assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm; the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

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pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures; reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

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setting clear policies for audit partner rotation in compliance with applicable laws and regulations; obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality- control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

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reviewing with management, the independent, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
We have established a compensation committee of the board of directors. Scott D. Wollney and Richard E. Govignon serve as members of our compensation committee. Scott D. Wollney is chair of the compensation committee.
We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive compensation and equity based plans that are subject to board approval of all of our other officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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reviewing and discussing with management the Compensation Discussion and Analysis disclosure required by SEC regulations and determining whether to recommend to the board that such disclosure be included in our Annual Report on Form 10-K and any proxy statement for the election of directors;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Notwithstanding the foregoing, as indicated above, other than the payment to our sponsor of $15,000 per month, for up to 24 months, for office space, utilities and secretarial and administrative support and reimbursement of expenses, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.
Nominating and Corporate Governance Committee
We have established a nominating and corporate governance committee of the board of directors. The initial members of our nominating and corporate governance are Scott D. Wollney, Richard E. Govignon, and Andrew B. McIntyre. Scott D. Wollney serves as chair of the nominating and corporate governance committee.
We have adopted a nominating and corporate governance committee charter, which details the purpose and responsibilities of the nominating and corporate governance committee, including:
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identifying and screening individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of stockholders or to fill vacancies on the board of directors;

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developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

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coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

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reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.
Senior Advisor to the Board of Directors
We have appointed D. Kyle Cerminara, Ndamukong Suh and M. Wesley Schrader as a senior advisor. Senior Advisors will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we acquire following the consummation of our IPO. We have not entered into any formal arrangements or agreements with Senior Advisors to provide services to us and they will have no fiduciary obligations to present business opportunities to us. They will not be paid any finder’s fees, reimbursement, or consulting fee prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction).

D. Kyle Cerminara has served as our senior advisor since January 2025. Mr. Cerminara was the Chairman of our board of directors from October 2023 to January 2025. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012 and serves as its Chief Executive Officer.
Mr. Cerminara is a member of the board of directors of a number of companies focused in the reinsurance, asset management, technology and communication sectors, including FG Nexus Inc. (NASDAQW: FGNX), formerly known as Fundamental Global Inc., which operates as a reinsurance and asset management company, since December 2016; and Firefly Systems Inc., a venture-backed digital advertising company, since August 2020. Mr. Cerminara has served as the Chairman and President since the founding of FG Communities, Inc. in July 2022. FG Communities is a corporation created to preserve and improve affordable housing through ownership and management of manufactured housing communities. From October 2021 to September 2024, Mr. Cerminara served as the Chairman of the board of directors of FG Acquisition Corp. (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc., and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Cerminara serves as Vice-Chairman of Saltire Capital Ltd.
Mr. Cerminara served as a director of FG Group Holdings Inc. (NYSE American: FGH), a holding company with diverse business activities focused on serving the entertainment and retail markets that merged with Fundamental Global, Inc. in February 2024, from February 2015 until February 2024; he served as its Chairman from May 2015 until February 2024; and he previously served as its Chief Executive Officer from November 2015 through April 2020. Mr. Cerminara served as the Chairman of Strong Global Entertainment, Inc. (NYSE American: SGE), a leader in the entertainment industry providing mission critical products and services to cinema exhibitors and entertainment venues, from March 2022 until it was acquired by Fundamental Global Inc. in September 2024. Mr. Cerminara was appointed Chairman of Fundamental Global, Inc. in May 2018 and served as its Principal Executive Officer from March 2020 to June 2020, and has served as its Chief Executive Officer since its merger with FG Group Holdings, Inc. in February 2024. Mr. Cerminara served as a director of BK Technologies Corporation (NYSE American: BKTI) from July 2015 through December 2023, and served as its Chairman from July 2022 through December 2023 and previously from March 2017 until April 2020. From February 2022 to August 2023, Mr. Cerminara served as a Senior Advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services. From April 2021 to December 2021, Mr. Cerminara served as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by Fundamental Global, which merged with Hagerty Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Cerminara served as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. He served on the board of directors of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry, from June 2016 to October 2021 and was appointed Chairman from June 2018 to June 2021; Limbach Holdings, Inc. (NASDAQ: LMB), a company which provides building infrastructure services, from March 2019 to March 2020; Iteris, Inc. (NASDAQ: ITI), a publicly-traded, applied informatics company, from August 2016 to November 2017; Magnetek, Inc., a publicly-traded manufacturer, in 2015; and blueharbor bank, a community bank, from October 2013 to January 2020. He served as a Trustee and President of StrongVest ETF Trust, which was an open-end management investment company, from July 2016 to March 2021. Previously, Mr. Cerminara served as the Co-Chief Investment Officer of CWA Asset Management Group, LLC, a position he held from January 2013 to December 2020.
Prior to these roles, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management, an independent financial adviser, from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009. Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price (NASDAQ: TROW) from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts in November 2006, and an Analyst at Legg Mason from 2000 to 2001.
Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.
M. Wesley Schrader has served as our senior advisor since October 2023. Mr. Schrader has over 25 years of experience encompassing both non-executive and executive roles. Mr. Schrader founded Waverider Partners LLC, an advisory and investment firm, in 2021 and has served as its managing member since inception. Mr. Schrader co-founded Carbon Aesthetics Holdings, LLC, a privately held company, in January 2025 and has served as its Managing Partner since inception. Mr. Schrader founded Capital MW LLC, a management consulting firm, and served as its managing member from 2008 to 2024. Mr. Schrader served as Chief Executive Officer and Director of FG Merger Corp. from January 2022 to August 2023. Mr. Schrader also served as Senior Advisor from January 2022 to December 2022 to Columbine Logging, Inc. d/b/a Columbine Corporation, a privately held company, where he served as Chief Executive Officer from March 2018 to December 2021.
Previously, Mr. Schrader has held various executive and management positions, primarily focused on corporate development and finance. Mr. Schrader holds a Bachelor of Science in Electrical Engineering from Valparaiso University, a Master of Business in Administration from the University of Denver, and a Master of Science in Finance from the University of Denver.
Ndamukong Suh has been a Senior Advisor to FG Merger II Corp since October 2023 and is an engineer, professional football player, entrepreneur, and investor. Suh is an all-pro defensive lineman and has played in 13 NFL seasons, earning a championship ring in Super Bowl LV. He was the second overall pick in the NFL in 2010 drafted by the Detroit Lions before later joining the Miami Dolphins and Los Angeles Rams prior to playing for the Buccaneers and Eagles. As a multi-passionate active investor and partner in the real estate, hospitality, and technology industries, Suh strives to inspire the next generation of young athletes and “unexpected” investors to create generational wealth through continued smart investment decisions. Suh is the Managing Partner of House of Spears Management, LLC, an investment portfolio including Ember Technologies, BTN, Seven Peaks Ventures, General Atlantic and Andreessen Horowitz’s Cultural Leadership Fund. In the hospitality industry, Suh is the founder of Generals Restaurant Group, which owns restaurants in five U.S. cities. Also well known for his real estate investments, Suh is a Partner in HMS Development, a company focused on mixed-use development projects. Through the Suh Family Foundation, Suh works hand-in-hand with communities to supply resources across three pillars that were pivotal to the Ndamukong’s own success: education, health and wellness, and empowerment. Suh attended the University of Nebraska-Lincoln where he became one of the most decorated Husker players in college football history and earned a degree in construction management from the UNL College of Engineering.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers and employees. We have filed a copy of our form of the Code of Business Conduct and Ethics, our audit committee and compensation committee charters, and our nominating and corporate governance committee charter with the SEC. You will be able to review this document by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Business Conduct and Ethics and the charters of the committees will be provided without charge upon request from us. See “Where You Can Find Additional Information.” If we make any amendments to our Code of Business Conduct and Ethics other than technical, administrative or other non-substantive amendments, or grant any waiver, including any implicit waiver, from a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer, principal financial officer principal accounting officer or controller or persons performing similar functions requiring disclosure under applicable SEC or NASDAQ rules, we will disclose the nature of such amendment or waiver on our website. The information included on our website is not incorporated by reference into this document or in any other report or document we file with the SEC, and any references to our website are intended to be inactive textual references only.
Conflicts of Interest
In general, officers and directors of a corporation incorporated under the laws of the State of Nevada are required to present business opportunities to a corporation if:
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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation’s line of business; and

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it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, including other special purpose acquisition companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity.
Our amended and restated articles of incorporation provides that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. The purpose for the surrender of corporate opportunities is to allow officers, directors or other representatives with multiple business affiliations to continue to serve as an officer of our company or on our board of directors. Our officers and directors may from time to time be presented with opportunities that could benefit both another business affiliation and us. In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated articles of incorporation provides us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates. However, based on the existing relationships of our sponsor, directors and officers, their level of financial investment in us and the potential loss of such investment if no business combination is consummated, the fact that we may consummate a business combination with a target in a broad range of sectors, and that the type of transaction that we would target would be of a nature substantially different than what they would target, we do not believe that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Further, other than the companies named under the section entitled “Proposed Business — Our Management Team — Prior SPAC Experience,” none of our management teams’ business affiliations are actively engaged in the business of acquiring a company.
Our sponsor and our officers and directors or any of their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. Other than Aldel Financial II Inc., which is a special purpose acquisition company affiliated with Mr. Baqar, as discussed under the section entitled “Proposed Business — Our Management Team — Prior SPAC Experience,” the other entities to which our officers and directors currently owe fiduciary duties or contractual obligations are not themselves in the business of engaging in business combinations. While there is no formal commitment to proceed in this manner, Mr. Baqar, to the extent that he is presented with opportunities that could benefit a SPAC, plans to give the first suitable transaction opportunity to Aldel Financial II Inc. and the second suitable transaction opportunity to this company, which is the sequence in which such entities are expected to become public. If Mr. Baqar is involved in any other subsequent blank check companies in the future, Mr. Baqar plans to give priority with respect to transaction opportunities first to Aldel Financial II Inc. and second to this company. Our sponsor is not involved in a fiduciary capacity with, nor has any contractual obligations to, any other special purpose acquisition company (including FG Merger II Corp. and Aldel Financial II Inc.). Other than as specified above, while there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. We expect this company to have priority with respect to such acquisition opportunities because our goal is to complete a business combination with a strong target company and build a track record which includes the successful completion of our initial business combination before turning to other potential opportunities in the market for subsequently formed special purpose acquisition companies. As a result of the foregoing, we do not believe that any potential conflicts from our management team’s other business or investment ventures would materially affect our ability to complete our initial business combination.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:
Individual	Entity	Entity’s Business	Affiliation
Larry G. Swets, Jr.	GreenFirst Forest Products, Inc.	Forest Products	Director
	Itasca Golf Managers, Inc.	Real Estate and Hospitality	President
	Saltire Capital Ltd.	Holding Company	Executive Chairman
Hassan R. Baqar	FG Reinsurance Ltd	Reinsurance	Director
	Saltire Capital Ltd.	Holding Company	Director of Capital Markets
	Craveworthy LLC	Restaurants Portfolio Company	Manager
	Sequoia Financial LLC	Management Services & Financial Advisory	Managing member
	Aldel Financial II Inc.	Special Purpose Acquisition Company	Chief Financial Officer
Scott D. Wollney	FG Nexus Inc. (NASDAQW: FGNX), formerly known as Fundamental Global Inc.	Reinsurance, Investment Management	Director
	Atlas Financial Holdings, Inc.	Property & Casualty Insurance	Director & CEO

Individual	Entity	Entity’s Business	Affiliation
Richard E. Govignon	FG Nexus Inc. (NASDAQW: FGNX), formerly known as Fundamental Global Inc.	Reinsurance, Investment Management	Director
	Strong Global Entertainment	Cinema Exhibition Industry	Director
	Saltire Capital Ltd.	Holding Company	Director
	B-Scada Inc.	Software and Hardware Development	Director
	Dnerus Financial	Family Asset Management	Partner
Andrew B. McIntyre	Saltire Capital Ltd.	Holding Company	Director
	Segwin Consulting Ltd.	Solar Energy, Business Consulting	Director
Potential investors should also be aware of the following other potential conflicts of interest:
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Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

Our initial stockholders purchased founder shares prior to the date of our IPO and purchased private placement securities in a transaction that closed simultaneously with the closing of the IPO. Our initial stockholders have entered into agreements with us, pursuant which they have agreed to waive their redemption rights with respect to their founder shares and any public shares they hold in connection with the completion of our initial business combination. The other members of our management team have entered into agreements similar to the one entered into by our initial stockholders with respect to any public shares acquired by them in or after the IPO. Additionally, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated articles of incorporation. If we do not complete our initial business combination within the prescribed time frame, the private placement securities will expire worthless. Furthermore, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until: (i) with respect to 50% of the founder shares, the earlier of (x) twelve months after the date of the consummation of an initial business combination or (y) the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after our initial business combination and (ii) with respect to the remaining 50% of the founder shares, twelve months after the date of the consummation of our initial business combination. In addition, we could agree to permit the holders of our founder shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination. Any permitted transferees will be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up. Notwithstanding the foregoing, if we consummate a transaction after our initial business combination which results in our stockholders having the right to exchange their shares for cash, securities or other property, the founder shares will be released from the lock-up. Subject to certain limited exceptions, the $15 Exercise Price Warrants will not be transferable until 30 days following the completion of our initial business combination. Because each of our executive officers and directors will own common stock, rights or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
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Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.
Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.
We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public stockholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or a valuation or appraisal firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination.
Further, commencing on the date our securities are first listed on NASDAQ, we will also pay our sponsor $15,000 per month for office space, secretarial and administrative services provided to members of our management team.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders and holders of Underwriter Shares have agreed to vote their founder shares and Underwriter Shares, and our initial stockholders and the other members of our management team have agreed to vote any founder shares they hold and any shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our amended and restated articles of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Nevada law, as it now exists or may in the future be amended. In addition, our amended and restated articles of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated articles of incorporation. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Nevada law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in our IPO or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Prior SPAC Experience
Our Chief Executive Officer, Mr. Swets, served as senior advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. Mr. Swets also served as the Chief Executive Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Previously, Mr. Swets served as a Director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Mr. Swets is senior advisor to Aldel Financial II, Inc. which is a special purpose acquisition company that is in the process of searching for a business combination target. Mr. Swets is also the Chief Executive Officer of FG Imperii Acquisition Corp., a special purpose acquisition company that is preparing for its initial public offering. In addition, Mr. Swets is the Chief Executive Officer of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.
Our Chief Financial Officer and Secretary, Mr. Baqar, served as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. In addition, Mr. Baqar also served as Chief Financial Officer and a member of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDIScreen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT), as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, as Chief Financial Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar is Chief Financial Officer of Aldel Financial II, Inc. which is a special purpose acquisition company that is in the process of searching for business combination targets. Mr. Baqar is also the Chief Financial Officer of FG Imperii Acquisition Corp., a special purpose acquisition company that is preparing for its initial public offering. In addition, Mr. Baqar is the Chief Financial Officer of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.
Our director, Dr. Richard E. Govignon Jr, served as a member of the board of directors of FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Dr. Govignon is a member of the board of directors of FG Imperii Acquisition Corp., a special purpose acquisition company that is preparing for its initial public offering. In addition, Dr. Govignon is also a member of the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.
Our director, Andrew B. McIntyre, served as a director FG Acquisition Corp (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Mr. McIntyre is a member of the board of directors of FG Imperii Acquisition Corp., a special purpose acquisition company that is preparing for its initial public offering. In addition, Mr. McIntyre is also a member of the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.
Our director and Chairman, Scott D. Wollney, is a member of the board of directors of FG Imperii Acquisition Corp.., a special purpose acquisition company that is preparing for its initial public offering. In addition, Mr. Wollney is also a member of the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.
D. Kyle Cerminara, along with Mr. Swets and Mr. Baqar, is a manager of the Sponsor. Mr. Cerminara has also served as chairman of the board of directors of FG Acquisition Corp. (TSX: FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT); as a director of Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company co-sponsored by FG Nexus, which merged with Hagerty Inc. (NYSE: HGTY); as Director and President of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI); and as a senior advisor to FG Merger Corp. (NASDAQ: FGMC), a special purpose acquisition company, which merged with iCoreConnect, Inc. (NASDAQ: ICCT). Mr. Cerminara also serves a senior advisor to the board of directors of FG Merger III Corp., a special purpose acquisition company that is currently in the process of completing its initial public offering.
Below are the SPAC business combinations in which members of our management team have participated, along with certain related information:
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Aldel Financial Inc. (“Aldel I”) consummated a business combination with The Hagerty Group, LLC (“Hargerty”) on December 2, 2021, eight months following the closing the Aldel I initial public offering on April 12, 2021. Under the business combination agreement, Aldel I agreed to acquire all of the limited liability equity interests of Hagerty for $3.0 billion in aggregate consideration (subject to certain adjustments). In connection with the closing of the Aldel I business combination, Aldel issued an aggregate of 70,385,000 shares of Aldel I common stock and an aggregate of 12,669,300 warrants to purchase shares of Aldel I common stock for an aggregate purchase price of $703,850,000 in a PIPE transaction that closed simultaneously with the closing of the business combination. There was no extension of the time period for which Aldel I had to complete its business combination. Approximately 26.13% of the shares held by public stockholders were redeemed in connection with the business combination.

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FG Acquisition (“FGAC”) consummated a business combination with Strong/MDI Screen Systems, Inc. on September 25, 2024, twenty nine months following the closing the FGAC initial public offering on April 5, 2022. The aggregate consideration received by the Strong/MDI Screen Systems, Inc. stockholders was based on a pre-transaction equity value of $30,000,000. In connection with the closing of the FGAC business combination, FGAC issued 433,559 common shares for an aggregate purchase price of $4,300,000 in a PIPE transaction that closed simultaneously with the closing of the business combination. FGAC extended the time period for which FGAC had to complete its business combination twice, initially from July 5, 2023 to July 5, 2024, and then from July 5, 2024 to November 5, 2024, and FGAC did not in either case make any payments into the trust account in connection with the extensions. An aggregate of 11,496,242 shares, or 99.97%, of FGAC were redeemed in connection with the extensions. Approximately 21.38% of the shares held by public stockholders were redeemed in connection with the business combination.
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FG New America Acquisition Corp. (“FGNA”) consummated a business combination with Opportunity Financial, LLC (“Oppfi”) on July 20, 2016, fifteen months following the closing the FGNA initial public offering on October 2, 2020. The aggregate value of the consideration paid to the members of Oppfi in the business combination was approximately $806,517,000, after giving effect to the estimated purchase price adjustments as set forth in the business combination agreement, consisting of: (i) cash consideration in the amount of $91,646,050, equal to the cash remaining in FGNA’s trust account as of immediately prior to the closing and (i) 96,987,093 in shares of FGNA. There was no extension of the time period for which FGNA had to complete its business combination. Approximately 62.34% of the shares held by public stockholders were redeemed in connection with the business combination.

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FG Merger Corp. (“FGMC”) consummated a business combination with iCoreConnect Inc. on August 25, 2023, seventeen months following the closing the FGMC initial public offering on March 1, 2022. The aggregate consideration received by the iCoreConnect Inc. stockholders was based on a pre-transaction equity value of $98,000,000, which was paid in shares of FGMC common stock. On August 14, 2023, FGMC entered into Prepaid Forward Purchase Agreement (the “FPA”) by and among FGMC, Old iCore and RiverNorth SPAC Arbitrage Fund, L.P., a Delaware limited partnership (the “Purchaser”). In accordance with the FPA and subject to the terms and conditions set forth therein, the Purchaser purchased the lesser of (a) 1.5 million shares of FGMC common stock and (b) such number of shares of FGMC common stock as not to exceed 9.9% of the total number of shares of FGMC common stock to be outstanding from public shareholders for a price no greater than the redemption price per share as is indicated in FGMC’s most recently filed periodic report. FGMC extended the time period for which FGMC had to complete its business combination from June 1, 2023 to September 1, 2023 by, in accordance with the built-in extension terms of FGMC’s charter, depositing an aggregate extension payment of $805,000 into FGMC’s trust account. Approximately 78.16% of the shares held by public stockholders were redeemed in connection with the business combination.

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1347 Capital Corp. (“1347 Capital”) consummated a business combination with Limbach Holdings LLC (“Limbach Holdings”) on July 20, 2016, twenty four months following the closing the 1347 Capital initial public offering on July 21, 2014. In connection with the closing, 1347 Capital paid to the holders of membership interests and options to acquire membership interests of Limbach Holdings consideration comprised of (a) $33 million in cash, (b) 2,200,005 shares of 1347 Capital common stock, (c) 1,000,006 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $11.50 per share, and (d) 666,670 warrants, each exercisable for one share of 1347 Capital common stock at an exercise price of $12.50 per share. In addition, pursuant to the terms of the merger agreement, 1347 Capital issued and sold to 1347 Investors LLC 400,000 newly issued shares of Class A preferred stock for $10,000,000. There was no extension of the time period for which 1347 Capital had to complete its business combination. Approximately 60.87% of the shares held by public stockholders were redeemed in connection with the business combination.

INFORMATION ABOUT BOXABL
Unless expressly indicated or the context requires otherwise, the terms “BOXABL,” “the Company,” “we,” “us,” and “our” in this document refer to BOXABL Inc. and, where appropriate, its subsidiaries.
BOXABL Overview
BOXABL is on a mission to bring building construction in line with modern manufacturing processes by creating a superior residential and commercial building that can be completed in far less time and cost than traditional construction. Our core vision to achieve this is the “Building Box,” which consists of a building system with room modules (“Boxes”) that ship to site at a low cost and can be stacked and/or connected to build most any shape and style of finished buildings.
BOXABL has developed a new type of building system using advanced manufacturing processes and by applying existing technologies and processes developed by the automotive industry. Our Boxes beginning the “Casita,” result in sustainable high-quality buildings at lower cost, benefiting from mass production practices, resolving the problems of housing shortages by offering a quick solution, and reducing the carbon footprint. The Company has also developed patented folding and shipping technology, enabling the Company to transport its building solution on existing roadways to serve large geographic areas.
The BOXABL vision represents a new take on modular construction, designed to result in sustainable high-quality buildings at lower cost, benefit from mass production practices, address the problems of housing shortages by offering a quick solution, and reduce carbon footprint compared to traditional construction practices. Our patented folding design allows for the largest possible room sizes that can be fit onto standard shipping dimensions, within existing highway, sea and rail transportation configurations, allowing more delivery options and avoiding the cost and complexity of shipping oversized loads. In addition, the assembly of Boxes in a controlled factory setting improves overall safety and quality control as less construction work is needed at the homesite. Ultimately, our vision of modular construction is designed to enable homebuilders to dramatically reduce build time and costs with improved quality.
In January 2020 at the Las Vegas Builder’s show, we formally launched the BOXABL Casita, a 19X19 ft. Box, featuring a full-size kitchen, bedroom, bathroom, and living area, that folds down to 8.5 ft. wide for shipping. In response to strong consumer and developer interest in our Casita, including orders for 156 Casitas from ADS Inc., a supplier to the federal government, we moved quickly to secure and build out our manufacturing facilities.
At our origins, we had initially identified production capacity and manufacturing as the primary constraints to scaling the business. In response, we executed a strategic expansion plan, securing leases for three manufacturing facilities totaling 421,823 square feet and significantly increasing headcount to support the anticipated demand. We leased our first facility (173,720 square feet) (“Factory Building 1”) in December 2020 and further expanded our manufacturing capacity in 2022 and 2023 through the 2023 lease of an adjacent 114,613 square feet (“Factory Building 2”) and a 2022 lease of a 132,960 square feet facility (“Factory Building 3”). We also expanded our manufacturing and administrative teams to support the anticipated demand. However, as the business evolved, it became evident that the sales cycle for our products was inherently prolonged due to regulatory, permitting, sitework, and financing requirements, which often extended the time from initial customer engagement to project completion to between six and eighteen months. Recognizing this dynamic, our management team prioritized efforts to streamline the applicable jurisdiction approval process for our products, established a network of preferred dealers and installers, and enhanced market penetration. As part of this strategic realignment, management formalized our go-to-market strategy, focusing on securing regulatory approvals, and optimizing sales execution. Additionally, BOXABL has allocated funds toward research and development, leading to the introduction of new products to the market. These innovations are expected to expand BOXABL’s addressable market, improve customer adoption, and further differentiate our offerings within the industry. These initiatives are intended to accelerate revenue conversion, improve operational efficiency, reduce costs, and position BOXABL for sustainable long-term growth.
To date, BOXABL has secured state modular housing approvals in California, Nevada and New Mexico. It has also secured approval for plan sets for the Casita in South Carolina under its statewide modular program, and obtained our manufacturers license in the state, with factory certification pending and the Company expects this within the next 6 months. The Company had originally obtained approval for its Casita in Arizona in December 2023. However, the Arizona Department of Housing revoked this approval in May 2024 due to installation issues identified at one customer site in Arizona. The Company has assessed that these issues resulted from improper installation rather than the Company’s product and it is in active discussions with officials in Arizona to resolve the matter. BOXABL has maintained active status with both manufacturer and dealer licenses in AZ, and is pursuing updated plan approval for various customers as well as generic plans for use across the state. The Company also determined that statewide approvals were not required in an additional 11 states and tribal lands.
To further facilitate the sales process, BOXABL has established a network of preferred dealers and installers, referred to as the “BOXABL Directory”, who have been trained by us on our product offering and are knowledgeable about the local permitting, sitework and financing environment to coordinate the process of a BOXABL customer’s project journey from initial site visit, quote, permitting, sitework, installation, to closing permits at completion, warranty assistance, and post sales customer service. We currently have 80 dealers/installers (each a “Dealer/Installer”) in the BOXABL Directory operating in 11 states, primarily states where we have had positive market penetration. As the Company’s products obtain additional approvals throughout the country, the Company expects to utilize these systems to execute additional sales in these territories, with faster ramp up time. In addition, during 2025, the Company increased its in-house sales team to increase its direct engagement with the end user consumer and to act as dealers where permissible to supplement the activities of the dealers in the BOXABL Directory. As of March 27, 2026, BOXABL has manufactured 795 Casitas and completed delivery of 312 Casitas in 10 states, including Arizona, Nevada, California, Oklahoma, Utah, New Mexico, and South Carolina.
We have also seen significant interest in more configurations of Boxes. In response, in January 2025, we launched a prototype of our Phase 2 Modular Building System, comprising Boxes (modules) in varying dimensions that stack and/or connect, allowing a system where customers are able to configure and customize the Boxes to build different building types and floorplans. We are working with a number of land developers and homebuilders to align the development of our Phase 2 product line with market demand, based on their customers’ requirements. We also launched a prototype of our Baby Box, a 120 square foot RV, in January 2025, to attract customers looking for off-grid living and temporary accommodation. In 2025, we also developed one bedroom and two-bedroom Casitas configurations, connecting two Casita Boxes for a 722 sq. ft. home, which is initially being offered for the California ADU market, subject to obtaining state approval. In November 2025, the Company obtained California statewide approval for its two-bedroom Casita Model. In 2025, the Company also introduced Sanctuary, a product currently in research and development. Sanctuary is a modular housing system available in single (55 sq ft) and double (85 sq ft) occupancy layouts, designed for rapid deployment for emergency response. We will continue to evaluate market demand to assess further development of our product offerings.
BOXABL was first organized as a limited liability company in Nevada on December 2, 2017, and reorganized as a Nevada corporation on June 16, 2020. Our core technology was invented by our Co-Chief Executive Officers, Paolo and Galiano Tiramani, and our Senior Engineer, Kyle Denman. Until June 15, 2023, the technology was owned by Build IP LLC, a Nevada limited liability company, formed as a holding company for the intellectual property (“Build IP”), owned by our Co-Chief Executive Officer, Paolo Tiramani. Under an exclusive licensing agreement, BOXABL paid Build IP a license fee equivalent to 1% of the net selling price generated by the sale of Casitas. On June 15, 2023, BOXABL merged with 500 Group, Inc., a Nevada corporation that is controlled by Paolo Tiramani and parent to Build IP (“500 Group”). As a result of this merger, all of the intellectual property held by Build IP now belongs to BOXABL and the former licensing agreement is now void.
The BOXABL Solution
The BOXABL products represent a new vision on modular construction. It is a factory-assembled room module system that can be quickly deployed, stacked and/or connected on site (the “Boxes”), and allows homebuilders to dramatically reduce build time and costs while increasing quality and features.
Manufacturing a large volume of homes in a factory setting requires a feasible shipping solution, avoiding the need for oversized loads, which require extra permitting, follow cars, police escorts, restricted routes and other problems that increase costs and complexity. Our patented folding design allows for the largest possible room sizes that can be fit onto standard shipping dimensions, within existing highway, sea and rail transportation configurations, allowing more delivery options for the shipment of our Boxes. The assembly of our Boxes in a controlled factory setting improves overall safety and quality as less construction work is needed at the homesite. Once the Boxes arrive at the homesite, they are typically installed by one of BOXABL’s network of preferred installers, who complete the unfolding and setup work required to finish the home installation. A typical installation of the Casita model Box is completed within one day.
Market Opportunity
We believe the Casita has potential to be a key player in the Accessory Dwelling Unit (“ADU”) market, which according to Verified Market Research
(https://www.verifiedmarketresearch.com/product/accessory-dwelling-unit-adu-market/) was $3.3 billion in 2023 and is projected to grow to $10.6 billion by 2030. While we believe ADUs are an accessible entry point to the market, BOXABL expects to broaden its market beyond small residential units to address the broader housing market. Our proposed Phase 2 Modular Building System is designed to meet the demand for affordable residential housing. According to Grand View Research
(https://www.grandviewresearch.com/industry-analysis/us-modular-construction-market-report), the United States modular construction market was $10.5 billion in 2022 and is projected to grow to $19.2 billion in 2030. According to Research And Markets (https://www.researchandmarkets.com/report/residential-construction), the United States residential construction market was $5.5 trillion in 2024 and is projected to grow to $7.7 trillion by 2030.
We also market our Baby Box to the RV market, which, according to Mordor Intelligence (https://www.mordorintelligence.com/industry-reports/recreational-vehicle-market) is estimated at $35.9 billion in 2024 and is projected to grow to $53.2 billion by 2030.
We envision that BOXABL products will be able to be used in a wide range of building types — residential, commercial, disaster relief, mid-rise multi-family apartments, military, labor housing and more, further expanding our addressable markets.
Strategy
As our business has developed, our strategy has evolved from our initial focus on product design and our manufacturing / shipping innovation to include encompassing the broader customer sales process from initial customer touchpoint, customer contract, through project completion, through the Build with BOXABL program as well as in collaboration with our BOXABL Directory, a network of knowledgeable Dealers/Installers. We believe our deepening involvement with our customers throughout the process enables us to build our brand and reputation and also better informs our manufacturing and inventory management strategy.
Our Boxes
The first product BOXABL launched was the Casita, a 19X19 square foot room that folds down to 8’6” wide for shipping and still has sufficient space for factory-installed kitchens, bathrooms and appliances. Each Casita unit is a separate 361 sq ft Box that is pre-wired and pre-plumbed. Our Casitas are configured for sale as a modular home installed on site in a fixed location.
The Casita allowed us to establish our brand, scale up our factory, generate production, develop our supply chain, engineer and re-engineer our products based on real application, receive regulatory approvals, implement the BOXABL Directory and onboard investors.
To expand Company’s addressable market, improve customer adoption, and to further differentiate BOXABL from traditional building methods, in January 2025, BOXABL announced its Phase 2 Modular Building System prototype, with Boxes of varying sizes (20X20 sq. ft, 20X30 sq. ft and 20X40 sq. ft. modules), that are expected to fold down to 20’, 30’ & 40’ lengths and 11’10” width for shipping. The Phase 2 Modular Building System that includes factory-installed kitchens and bathrooms transitions to steel frame leading to cost reduction, improved stacking heights, and we expect a faster approval due to more traditional construction. We expect that, subject to further state approvals and related factory modification, the Boxes in our Phase 2 Modular Building System will be more cost effective, more efficiently stack and/or connect on site, allowing for larger floorplans to be assembled quickly on-site. We envision that our Phase 2 Modular Building System will ultimately be used to create single family dwellings, townhouses, and low-rise apartment homes. Currently, Phase 2 is being introduced to developers only.
Also, in January 2025, BOXABL launched pre-sales for its Baby Box, a 120 square foot modern design towable RV, including a factory-installed kitchen and bathrooms, and is expected to fold down to 78” wide for transportation. In 2025, we also developed one bedroom and two bedroom Casitas configurations, connecting two Casitas for a 722 sq. ft. home, which is initially being offered for the California ADU market, subject to obtaining state approval. In November 2025, the Company obtained California statewide approval for its two-bedroom Casita Model. In 2025, the Company also introduced a product currently in research and development. In 2025, the Company also introduced Sanctuary, a product currently in research and development. Sanctuary is a modular housing system available in single (55 sq ft) and double (85 sq ft) occupancy layouts, designed for rapid deployment for emergency response.
Our Phase 2 Modular Building System will require a new production line, with timing subject to demand. We anticipate beginning production of our Baby Box manually with low capital investment to start. We expect that our 2 Casita configurations will initially be produced on our current production line.
Innovation
One of the prime drivers of the limitations on construction is the ability to ship finished products to a job site. We realized that innovation in modular construction would not be possible without innovation in shipping. BOXABL’s patented shipping technology allows us to serve large geographic areas from regional BOXABL factories. With our shipping technology, we believe that the location of our flagship factory in North Las Vegas, Nevada will be able to produce products that can be delivered to nearby states, such as California, Nevada, Arizona, and New Mexico.
Our innovations in shipping are only possible because of our unique methods for constructing our building modules. Our “Building Box” system and Box design were created specifically to maximize repeatability in manufacturing and to leverage supply chain. In addition, our reimagined manufacturing process is simplified and efficient, resulting in a sustainable, high quality, fast, and cost-effective solution. This is achieved in part by reducing the individual components in the build compared to traditional building, which requires stacks of lumber and thousands of nails. Significantly fewer components result in significantly less production costs during manufacturing.
Product Features
The BOXABL building system currently offers features that reduce pain points for builders, and compelling benefits for end consumers. The BOXABL Casitas have the following features:
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Resilient Panels:   fire resistant, flood resistant, bug resistant, and mold resistant.

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Structural Strength:   snow load rated, wind load rated, seismic rated.

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Design and Engineering:   sealing gaskets at joints, precut chase network for all utilities in walls/roof/floor enable low-cost retrofit of electrical/sprinkler system/HVAC, reduced components and a streamlined production process.

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Shipping and Installation:   Boxes pack down and fold to minimize shipping costs, crane pick points for faster setting, simple field assembly requires less skilled labor, pre-plumbed for on-site hook up and does not require crawl space, ships complete with finishing work, paint, and trim.

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Energy Efficiency:   high energy rating and reduced energy bills, smaller sized HVAC, minimal thermal bridging, tight building envelope, high R-values, continuous EPS insulation, high efficiency appliances and LED lights to minimize energy consumption.

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State Approval:   Pre-approval of our modular design in certain states and full testing that includes fire/energy/structural tests.

Our Phase 2 Modular Building System Boxes are expected to have most of the above features. In addition, they are expected to have the following additional features:
1. Optional fire-rated assemblies
The sheathing on frame construction allows for flexibility on the building envelope. Insulative sheathing can be exchanged for fire rated sheathing with shared walls/ceilings/floors where the additional insulation is not needed, but a fire rated assembly is. Sprinkler system installation is also much more flexible with the Phase 2 construction due to the additional voids/cavities of framed construction versus current generation SIP panels which are closed.
2. Expanded connectivity, enabling construction flexibility, while maintaining a system-based approach to the design for standardized manufacturing.
The Phase 2 framing system is a mix of standard framing convention, but on the BOXABL grid architecture system. This allows for enhanced design flexibility while using prescriptive approaches to structural members and load paths. This results in less structural analysis and review with varying designs and connections as the load paths are already prescriptively understood.
Our Baby Boxes are expected to have many of the features of the Casita in a 120 sq ft configuration, other than washer dryer units & permanent cooking appliances. It utilizes countertop appliances instead due to the smaller layout. Also, our Baby Boxes are designed to be subject to rules governing towable RV trailers, rather than modular housing rules, so they have different approval, shipping, and installation requirements compared to the Casita.
Also, in 2025, BOXABL introduced a product currently in research and development. This is a modular housing system designed for rapid deployment of versatile shelters that can be used for emergency response and are configured in single (55 sq ft) and double (85 sq ft) occupancy layouts. The models are developed with a new proprietary panelized construction for superior thermal performance and rapid deployment. We anticipate that the new panel designs will initially be produced on our current production line.
Product Pricing
Our cost-effective approach to production and shipping allows us to sell BOXABL Boxes at competitive prices. The retail price for our initial product, the 361 square foot BOXABL Casita, is $60,000, representing about $166/sq. ft, including kitchen, bathroom, and appliances. In addition, our recently developed 722 sq. ft. two Casita configurations (subject to obtaining state approvals) are anticipated to be priced at an introductory price of $100,000 for a one-bedroom configuration and $110,000 for a two-bedroom configuration, representing about $139/sq. ft. and $152/sq. ft., respectively. These prices do not include shipping, land, permits, or site development, which have historically been the responsibility of the customer. However, we recently began offering “all-inclusive” prices for each of the above products. The all-inclusive prices for the Casita, one-bedroom, and two-bedroom units are $150,000, $195,000, and $210,000, respectively. These prices include the aforementioned costs that had previously been outsourced to general contractors: shipping, permitting, site preparation, and similar expenses. By offering these packages, we are able to streamline the process of obtaining our products-from start to finish-while increasing revenue. We believe that the BOXABL solution is an attractive option for ADU purchasers, especially when compared to building costs in states like California that can reach as high as $600/sq ft.
Starting in November 2024, customers of our Casita configurations are required to pay a non-refundable order fee to connect them with a Dealer/Installer in their local area who will be responsible for moving their project forward. If a customer had previously paid a Casita reservation deposit (BOXABL had previously started taking deposits for positions on its waitlist in 2020), we will not charge an order fee if they successfully confirm their project details and intention to move forward with their Casita order.
In addition to the Casita, our recently announced Baby Box has an MSRP of $30,000 and was launched in January 2025 with an introductory order price of $19,999. Due to the lack of on-site preparation work, as well as other traditional costs associated with building a home, we anticipate the Baby Box to be an attractive RV living solution at a very affordable price.

Our Phase 2 Modular Building System is initially only being offered in quantities of 50+ Boxes and we expect pricing will be based on negotiations and highly dependent on the specific configurations and other factors.
The pricing for Development Services is expected to be highly dependent on the geography and specific needs of each project.
Sales and Marketing
We received significant consumer interest following the launch of our Casitas as potential customers joined our online waitlist. However, our ability to execute sales of our Casitas experienced various delays due to preparatory steps that need to be taken in order to arrange for the delivery and installation of Casitas to the homesite. For example, the time to obtain the required state modular approvals, the time needed to prepare the site for installation, including site surveys, local permitting, and site preparation work, the qualification process for various financing options available to purchasers to fund their purchase price and cost of site work, as well as the customers’ readiness to move forward with a project. To mitigate the impact of these delays and facilitate the sales process, we have undertaken two significant measures: First, we implemented a training solution to train and certify installers within the states where we conduct business; and second, we then expanded on this effort by building our BOXABL Directory, a growing network of modular home Dealers/Installers across various states, initially focused on where BOXABL is approved to sell its Casita.
The BOXABL Directory currently consists of the following preferred Dealers/Installers in the following states:
State	Number of Preferred Dealers/Installers	Number of Other Dealers/Installers*
Arizona	4	0
California	59	45
Hawaii	3	3
Kansas	0	3
Nevada	4	2
New Mexico	1	0
Oklahoma	2	1
Oregon	2	4
Texas	2	1
Utah	4	1
West Virginia	1	1
Washington	0	2
Wyoming	1	1
TOTAL	83**	60

*
Other Dealers/Installers refer to dealers/installers who have uploaded all of their required documentation and have been approved to be part of our BOXABL Directory, but have not completed an in-person installer training course yet. The BOXABL in-person installer training course is required prior to being able to order their first Box for installation. In addition to the preferred and pending Dealers/Installers listed above, there are currently another 73 potential Dealers/Installers in areas where we can sell who have begun the process of uploading all of their required documents. There are also 57 potential Dealers/Installers in areas where we are able to sell the Casita who have not yet begun the process to upload any of their documents, but signed up to be listed as one of our preferred Dealers/Installers. We cannot assure you that any of these pending or potential Dealers/Installers will ultimately be added to the BOXABL Directory.

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We have 80 unique installer Dealers/Installers approved/trained; three of them provide service in two states, resulting in a total of 83 Dealers/Installers by state.

Most states require various dealer and installer licenses in order to sell and install modular homes and the BOXABL Directory connects potential purchasers with a network of preferred BOXABL dealers to facilitate sales with its end customers, as well as licensed installers knowledgeable about our products. Some of the BOXABL dealers/installers that we have trained hold licenses in multiple states which allows them to support our operations in multiple areas. The BOXABL Directory provides a platform for BOXABL to expand its sales and installation operations throughout the states where our product can be sold and we expect to leverage and grow our network as our business and product lines grow. To maintain better direct contact with potential customers and to better drive the sales process, BOXABL has begun applying for both manufacturer and dealer licenses in all states that have such requirements for the sale of factory built homes & structures. BOXABL maintains active manufacturer licenses in Nevada, Arizona, Alabama, Idaho, Iowa, Oregon, South Carolina and Texas, as well as dealership licenses in Arizona, South Carolina, and Texas, and is in process of obtaining dealer licenses in Alabama, Colorado, Louisiana, Maine, Mississippi, Missouri, Montana, Nevada (renewing inactive license), New Hampshire, Oklahoma, Tennessee, Virginia, Washington, West Virginia and Wisconsin. Other states do not have requirements for licensure for the sale of factory-built homes (excluding HUD which BOXABL is not).
To help reduce the uncertainty of the development process for new developers, the Company has recently launched its Build with BOXABL program. We believe this program with strengthen the Company’s business-to-business efforts by appealing to project sponsors with limited prior development experience. Customers would be able to bring their vision for their projects, and for an additional fee, BOXABL would manage the entire process from concept, local licensing and permitting, to completion.
BOXABL currently has over 200 Boxes that are under contract. As installations begin in our approved states, we expect organic marketing visibility and real-life project examples to motivate more and more customers to proceed with their Casita order as a cost effective ADU product.
Our marketing efforts for our products are driven primarily through our social media digital advertising, website waitlist, participation at trade shows (notably the Las Vegas International Builders Show and Tiny Fest), and periodic press releases. We are also in the process of establishing, through a subsidiary, an RV dealership in Nevada through which we would be able to sell our Baby Box. Following the launch of our Phase 2 Modular Building System, which we are initially only making available to potential purchasers of 50+ Boxes, we have been working closely with a number of land developers and home builders who have expressed interest in the product. Sales of our Phase 2 Boxes will only be possible with significant factory modifications and after obtaining any required state and regulatory approvals.
Smart Manufacturing
BOXABL Boxes are not built like traditional homes, as they have been engineered with mass production in mind. This design includes a significant reduction in the number of standard components compared to traditional construction, enabling a more efficient manufacturing process. For example, Casitas are built with laminated panel technology instead of a standard stick frame construction. This means each wall panel that BOXABL manufactures consists of fewer individual components. A comparable traditional wall has many individual components and requires utilization of separate skilled tradespeople to complete (e.g., framing, electric, plumbing, sheetrock, exterior finish, etc.). Many raw materials in the BOXABL Boxes are processed by computer numerical control (CNC) equipment to cut and form materials to a given design, which helps to standardize the manufacturing process. BOXABL has implemented a MES (Manufacturing Execution System) solution to collect traceability data and to support the manufacturing operations.
Cumulatively, we have produced 795 Boxes as of March 27, 2026, with 73 Boxes produced in the year ending December 31, 2025, and we continue to re-align production levels in response to the length of expected sales cycle, including permitting and execution of site works, to avoid excess inventory holding costs.
Our Phase 2 Modular Building System, while adopting some more traditional building materials discussed below, and our Baby Box, are both expected to benefit from the efficiencies in our manufacturing process, including a reduced number of unique components compared to traditional construction, as well as the use of CNC equipment for standardization.
Impairment
During 2024, BOXABL recorded an impairment loss of deposits on equipment and fixed assets totaling $12.4 million related to assets and customized equipment that had been ordered for the anticipated ramp-up of BOXABL’s originally planned generation 2.0 Casita. Prompted by a key supplier of equipment failing to fulfill their obligation, BOXABL recognized an impairment loss for this customized equipment which was never delivered to BOXABL. BOXABL initiated legal proceedings against a vendor due to their failure to fulfill contractual obligations. BOXABL is seeking damages, specific performance, and other remedies as a result of the vendor’s non-performance. The matter is currently pending, and while the ultimate outcome remains uncertain, BOXABL does not anticipate any additional adverse impacts on its financial condition.
Building Materials
Our laminated wall panel technology used in our Casita replaces standard lumber framing, by including steel exterior skin, expanded polystyrene (EPS) foam, magnesium oxide board, and nonstandard lumber frame. We are able to source these materials from multiple suppliers and are not reliant on any particular vendor. Our Casita product is compatible with automation, CNC, and the factory environment.
In our Phase 2 Modular Building System, initially targeting large orders of 50+ Boxes from developers, governments, or business entities, we expect to use a light gauge steel frame design utilizing a continuous insulated structural exterior sheathing and cavity insulation. Based on our market analysis, we believe using more traditional building materials will be more familiar to contractors and building inspectors.
While BOXABL is not currently producing Phase 2 Boxes, they are critical for BOXABL’s product roadmap and for expanding our building construction solutions. BOXABL expects that approximately 70% (based on dollar value) of Phase 2 will be sourced domestically. Since this supply chain is not yet formally established, and when domestic options are not viable, BOXABL may expand its product sourcing to foreign countries. In addition, for Phase 2, BOXABL is also exploring vertical integration for producing steel framing. Steel framing is one of the most critical material inputs for Phase 2, and the ability to produce this in-house would improve quality control.
In our Baby Box, the structural panels are expected to use lightweight fiberglass structurally insulated panels, rather than a steel framed system. Our Baby Box Towable RV is expected to be constructed using proprietary structurally insulated panel construction with interior and exterior fiberglass skins. Initially the Baby Box will be manufactured using existing equipment. In parallel we are developing concepts for more automated and higher volume manufacturing. While BOXABL is not currently producing Baby Box, BOXABL expects that approximately 50% (based on dollar value) of Baby Box will be sourced domestically.
Our Manufacturing Facilities
We worked with industry-leading consultants to develop a plan for maximizing production efforts through process efficiency and supply chain considerations. The Boxes and panels move through 15 main assembly stations in the factory, where different sections are completed, similar to the process at an automotive assembly line.
Our manufacturing facilities are comprised of three leased premises in North Las Vegas. We took possession of Factory Building 1 on May 1, 2021 (after signing the lease on December 29, 2020), on a sixty-five month lease. Factory Building 1 facility features 173,720 square feet of floor space, and was our first production facility producing Casita Boxes. On June 13, 2022, we entered into a seventy-three-month lease for 132,960 square feet of additional floor space in Factory Building 3 that enabled production efficiencies. For example, Factory Building 3 supports Factory Building 1 with warehousing. On May 2, 2023 we amended the Factory Building 1 lease agreement, expanding the leased space for purposes of establishing Factory Building 2. The term of the lease agreement for Factory Building 2 is forty-eight months, adding 114,613 square feet of floor space to the leased premises.

We have allocated funds from our capital-raising activities for research and development expenditure relating to the planning for expansion into additional production facilities that will enable us to increase capacity and reach more customers in other geographic areas more efficiently. BOXABL is currently evaluating available sites in central regions of the United States for expansion. The progression of any such expansion would be based on demand for our products and other market conditions.
Inventory
We manufactured 73 Casitas during 2025, as compared to 140 Casitas during 2024, as we better aligned production levels with sales, to avoid excess inventory holding costs. Our management team undertook a strategy to better align the manufacturing activity with the timing of sales and deliveries. Following the approval of our Casita in all climate zones in California, we decided to rework certain of our existing Boxes to meet the California modular specification so that these Boxes are able to be sold in California. As a result, in 2025, approximately $7.1 million of inventory was reclassified from Finished Goods to Work-in-Process on the consolidated balance sheet. Also, following an inventory slow movement analysis in 2025, the Company determined to write down 68 Boxes that had been held in inventory for an extended time period and for which the Company determined that it was not cost effective to rework, resulting in an inventory write-down of $8.3 million.
As of December 31, 2025, BOXABL had 175 Casitas classified as finished goods in inventory and 192 Casitas classified as work-in-process in inventory.
Regulation
Our Boxes generally fall under different certification requirements depending on their intended use. BOXABL’s Casita is configured for sale as a Modular Home. BOXABL has obtained Modular Manufacturer Licensure and Certification for its studio Casita configuration in several States, including Nevada, California, New Mexico, and South Carolina. We had originally obtained approval for our Casita in Arizona in December 2023. However, the Arizona Department of Housing revoked this approval in May 2024 due to installation issues identified at one customer site in Arizona. We have assessed that these issues resulted from improper installation rather than our product and are in active discussions with officials in Arizona to resolve the matter.
The modular home units are classified as residential construction, referred to as “Modular” or “Factory-Built” units, depending on the definitions established in the Authority Having Jurisdiction (AHJ). In 2025, BOXABL Casitas were approved as a Modular home under the Residential Building Code by the Manufactured Housing Division.
Most states require the approval of a third-party testing and inspection company, for modular homes, to conduct product testing and factory inspections on behalf of the AHJ. There are several independent third-party inspection Agencies who provide such service, including ICC-NTA, Twining Consulting (dba RADCO), PFS-TECO, NOAH, & MA Consulting & Engineering (MACE, LLC), to test and inspect our Casitas for compliance in the applicable jurisdictions.
Some states (including Oklahoma, Utah, Wyoming, Kansas, West Virginia, Vermont, Alaska, Oregon, Connecticut, Delaware and New York) do not have state modular housing programs. In those states, our products may be deployed by obtaining a permit from the local building departments. This process has been validated for BOXABL Casitas used in several projects located in Utah and Oklahoma.
Buyers/Builders are required to obtain local building permits, as well as those necessary for tying into local water and electric services. The permitting and scope of work required will be dependent upon the intended use.
In May 2023 we received a product listing from ICC-ES which indicates our Structurally Insulated Panels (SIP) used in our Casitas meet the international building codes, for use in residential construction. This report can be found: https://icc-es.org/report-listing/ESR-4725/. BOXABL is the sole consumer of the Listed SIP, though it can be sold to others as a listed building product, used in residential construction.

For our Phase 2 Modular Building System, we are currently assessing the regulatory environment in states both with and without modular building programs, including assessing the need for independent third-party inspection agencies on behalf of relevant AHJs. We plan to begin the application process for our Phase 2 Boxes following a substantial order, in the related state. We also intend to apply for state approval, initially in California, for our two Casita configurations. With BOXABL certified in a number of states for the studio Casita configuration, we believe that it will be easier to obtain certification in other states for the studio Casita as well as for our Phase 2 Boxes and two Casita configurations.
For our Baby Boxes, we are currently assessing the regulatory environment and believe that we will be able to sell our Baby Boxes through authorized dealerships in many states under the rules governing towable RV trailers, starting in our home state of Nevada, and expect to leverage our own Nevada dealership, once licensed.
Recent adoption of “Tiny Home” and ‘Accessory Dwelling Unit (ADU)’ regulations opens additional markets for BOXABL’s products. These regulations are still in their infancy and vary drastically from one jurisdiction to another. Under “Tiny House” rules, a unit built to Modular, PMRV, HUD, or NOAH standards may qualify for installation. BOXABL is actively engaged in developing these regulations and standards to increase safety and quality of units produced, while bringing uniformity to the emerging industry.
Core Technology
The core technology covering the structural components of the Boxes and the folding system enabling transportation advantages used by BOXABL was developed by the BOXABL’s Co-Chief Executive Officers, Paolo and Galiano Tiramani, and BOXABL’s Senior Engineer, but the IP is fully owned by BOXABL.
BOXABL has applied for and received patents for the structure and transportation of the BOXABL building system, covering important aspects of its commercial designs, and the foreseeable alternatives. The scope of protection generally extends beyond the design of the building structures and includes delivery, assembly, equipment, and techniques. Our patented technology allows us to create modular, prefabricated homes that are designed to fold up for transport which significantly decreases the cost of shipping & the complexity of installation.
Structure Patents (1)
Transport Patents
Factory Patents
Country	Title	Status	Application Number	Patent Number	Issue Date
US	Equipment and Methods for Erecting a Transportable Foldable Building Structure	Granted	16/786315	11220816	11-Jan-2022
WO	Equipment and Methods for Erecting a Transportable Foldable Building Structure	Completed	PCT/US2020/017528
US	ENCLOSURE COMPONENT FABRICATION FACILITY	Published	17/552108
WO	ENCLOSURE COMPONENT FABRICATION FACILITY	Completed	PCT/US2021/063581
CA	ENCLOSURE COMPONENT FABRICATION FACILITY	Published	3204973
EP	ENCLOSURE COMPONENT FABRICATION FACILITY	Published	21920067.2
WO	UNI-TOOL FOR FOLDABLE TRANSPORTABLE STRUCTURE DEPLOYMENT	Published	PCT/US2023/022727

Country	Title	Status	Application Number	Patent Number	Issue Date
US	UNI-TOOL FOR FOLDABLE TRANSPORTABLE STRUCTURE DEPLOYMENT	Published	18/199141
WO	PLANAR COMPONENT ASSEMBLY LINE	Pending	PCT/US2023/035777
US	PLANAR COMPONENT ASSEMBLY LINE	Pending	18/383123
Furniture Patents
Country	Title	Status	Application Number	Patent Number	Issue Date
WO	COUCH	Published	PCT/US2023/026443
US	QUICK-ASSEMBLY STORAGE BED	Pending	18/231310
WO	QUICK-ASSEMBLY STORAGE BED	Pending	PCT/US2023/029689
US	COUCH	Pending	18/343241
Structural Patents
Country	Title	Status	Application Number	Patent Number	Issue Date
US	MODULAR PREFABRICATED HOUSE	Granted	10/653,523	8,474,194	02-Jul-2013
US	Container	Granted	15/241,446	10,196,173	05-Feb-2019
US	Customizable Transportable Structures & Components Therefor	Granted	16/143,598	10,688,906	23-Jun-2020
WO	Customizable Transportable Structures & Components Therefor	Completed	PCT/US2018/053006
US	Container	Granted	16/220,629	10,961,016	30-Mar-2021
US	Customizable Transportable Structures and Components Therefor	Granted	16/804,473	10,829,029	10-Nov-2020
EP	CUSTOMIZABLE TRANSPORTABLE STRUCTURES & COMPONENTS THEREFOR	Published	18864413.2
US	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Granted	16/786202	11560707	24-Jan-2023
US	Foldable Building Structures with Utility Channels and Laminate Enclosures	Granted	16/786,130	11,118,344	14-Sep-2021
CA	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	3129693

Country	Title	Status	Application Number	Patent Number	Issue Date
CA	Enclosure Component Perimeter Structures	Published	3129822
WO	Foldable Building Structures with Utility Channels and Laminate Enclosures	Completed	PCT/US2020/017524
WO	Enclosure Component Perimeter Structures	Completed	PCT/US2020/017527
US	Customizable Transportable Structures & Components Therefor	Granted	15/931,768	10,926,689	23-Feb-2021
US	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Granted	17/245187	11591789	28-Feb-2023
CN	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	202080014606.4
CN	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Allowed	202080014607.9
EP	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	20755992.3
EP	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Published	20755993.1
MX	Foldable Building Structures with Utility Channels and Laminate Enclosures	Published	MX/a/2021/009720
JP	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	2021-547830
JP	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Published	2021-547829
US	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Granted	17/592990	11566414	31-Jan-2023
US	FOLDABLE ENCLOSURE MEMBERS JOINED BY HINGED I-BEAM	Granted	17/592984	11578482	14-Feb-2023
US	FOLDABLE ENCLOSURE MEMBERS JOINED BY HINGED PERIMETER SECTIONS	Granted	17/592986	11525256	13-Dec-2022
US	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Granted	17/592988	11566413	31-Jan-2023

Country	Title	Status	Application Number	Patent Number	Issue Date
US	STACKABLE FOLDABLE TRANSPORTABLE BUILDINGS	Granted	17/675646	11739547	29-Aug-2023
US	LIFTABLE FOLDABLE TRANSPORTABLE BUILDINGS	Granted	17/675653	11718984	08-Aug-2023
US	WALL COMPONENT APPURTENANCES	Published	17/587051
US	FOLDING ROOF COMPONENT	Published	17/569962
US	Enclosure Component Panel Sections	Published	17/539,706
US	FOLDING BEAM SYSTEMS	Published	17/527520
US	ENCLOSURE COMPONENT EDGE SEAL SYSTEMS	Published	17/513176
US	Enclosure Component Compression Seal Systems	Published	17/513,207
US	Enclosure Component Shear Seal Systems	Published	17/513,266
US	Sheet/Panel Design for Enclosure Component Manufacture	Published	17/504883
WO	ENCLOSURE COMPONENT PANEL SECTIONS	Completed	PCT/US2021/061343
WO	FOLDING BEAM SYSTEMS	Completed	PCT/US2021/059440
WO	SHEET/PANEL DESIGN FOR ENCLOSURE COMPONENT MANUFACTURE	Completed	PCT/US2021/058912
WO	Enclosure Component Sealing Systems	Completed	PCT/US2021/056415
CA	SHEET/PANEL DESIGN FOR ENCLOSURE COMPONENT MANUFACTURE	Published	3204970
CA	FOLDING BEAM SYSTEMS	Published	3204932
CA	IMPROVED FOLDING ROOF COMPONENT	Published	3204974
CA	ENCLOSURE COMPONENT PANEL SECTIONS	Published	3204937
WO	IMPROVED FOLDING ROOF COMPONENT	Published	PCT/US2022/011415
WO	FOLDABLE TRANSPORTABLE BUILDINGS	Completed	PCT/US2022/016999
CA	FOLDABLE TRANSPORTABLE BUILDINGS	Published	3216637

Country	Title	Status	Application Number	Patent Number	Issue Date
CN	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	202211067336.0
US	PERIMETER STRUCTURES FOR JOINING ABUTTING ENCLOSURE COMPONENTS	Published	17/971230
US	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Granted	18/071902	11821196	21-Nov-2023
US	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	18/071905
CN	ENCLOSURE COMPONENT PERIMETER STRUCTURES	Published	202211434625.X
EP	ENCLOSURE COMPONENT SEALING SYSTEMS	Published	21920047.4
CN	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	202310349987.7
CN	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Published	202310349974.X
EP	IMPROVED FOLDING ROOF COMPONENT	Published	22739884.9
EP	ENCLOSURE COMPONENT PANEL SECTIONS	Published	21920060.7
EP	FOLDING BEAM SYSTEMS	Published	21920055.7
EP	SHEET/PANEL DESIGN FOR ENCLOSURE COMPONENT MANUFACTURE	Published	21920053.2
US	FOLDABLE TRANSPORTABLE BUILDINGS	Published	18/231319
WO	UNIVERSAL PANEL	Published	PCT/US2023/027363
US	UNIVERSAL PANEL	Published	18/220333
SA	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Allowed	521422646

Country	Title	Status	Application Number	Patent Number	Issue Date
CA	CUSTOMIZABLE TRANSPORTABLE STRUCTURES & COMPONENTS THEREFOR	Granted	3078484	3078484	13-Jul-2021
SA	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Pending	522441249
US	VACUUM INSULATED ENCLOSURE COMPONENTS	Pending	63/440797
AU	WALL COMPONENT APPURTENANCES	Pending	2022268186
EP	WALL COMPONENT APPURTENANCES	Pending	22796310.5
EP	FOLDABLE TRANSPORTABLE BUILDINGS	Pending	22796315.4
AU	FOLDABLE TRANSPORTABLE BUILDINGS	Pending	2022264681
JP	FOLDABLE TRANSPORTABLE BUILDINGS	Pending	2023-566904
WO	SUBASSEMBLY FOR ENCLOSURE COMPONENT MANUFACTURE	Pending	PCT/US2023/030033
US	SUBASSEMBLY FOR ENCLOSURE COMPONENT MANUFACTURE	Pending	18/232884
CA	ENCLOSURE COMPONENT SEALING SYSTEMS	Pending	3204967
SA	FOLDABLE BUILDING STRUCTURES WITH UTILITY CHANNELS AND LAMINATE ENCLOSURES	Pending	522441248
AU	Foldable Building Structures with Utility Channels and Laminate Enclosures	Pending	2020221056

Transportation Patents
Country	Title	Status	Application Number	Patent Number	Issue Date
US	VEHICLE SYSTEM	Granted	14/601,348	10,661,835	26-May-2020
WO	CONTAINER WITH TAPERED EDGES	Completed	PCT/US2016/047717
US	Wheeled Assembly for Item Transport	Granted	16/143,628	11,007,921	18-May-2021
WO	Wheeled Assembly for Item Transport	Completed	PCT/US2018/053015
US	Invertible Reversible Multi-Application Gearbox	Granted	16/168,957	11,193,574	07-Dec-2021
US	Gearbox Mounting System	Granted	16/168,978	10,823,273	03-Nov-2020
US	Customizable Engine Air Intake/Exhaust Systems	Granted	16/168,984	10,760,538	01-Sep-2020
US	Dual-Angle Exhaust Manifold	Granted	16/168,971	10,858,989	08-Dec-2020
US	Turbocharger Exhaust Manifold with Turbine Bypass Outlet	Granted	16/168,999	10,570,813	25-Feb-2020
WO	Invertible Reversible Multi-Application Gearbox	Completed	PCT/US2018/057216
WO	Dual-Angle Exhaust Manifold	Completed	PCT/US2018/057218
WO	Gearbox Mounting System	Completed	PCT/US2018/057222
WO	Customizable Engine Air Intake/Exhaust Systems	Completed	PCT/US2018/057228
WO	Turbocharger Exhaust Manifold with Turbine Bypass Outlet	Completed	PCT/US2018/057233
CA	INVERTIBLE REVERSIBLE MULTI-APPLICATION GEARBOX	Published	3080329
CA	Dual-Angle Exhaust Manifold	Published	3080332
CA	Customizable Engine Air Intake/Exhaust Systems	Published	3080408
CA	Turbocharger Exhaust Manifold with Turbine Bypass Outlet	Published	3080388
US	Intake Air Systems and Components	Granted	16/446,355	11,136,950	05-Oct-2021
WO	Intake Air Systems and Components	Completed	PCT/US2019/038026
CA	Intake Air Systems and Components	Published	3,107,912
US	Chassis Anchoring Systems	Granted	16/579,554	11293467	05-Apr-2022
US	INLINE GEARBOX WITH FAST CHANGE GEARING	Granted	16/670688	11391360	19-Jul-2022
US	Wheel Alignment Mechanism	Granted	16/579,571	10,940,731	09-Mar-2021
US	Vehicle Suspension	Granted	16/579,524	11,034,204	15-Jun-2021

Country	Title	Status	Application Number	Patent Number	Issue Date
CA	VEHICLE SUSPENSION	Published	3114355
CA	CHASSIS ANCHORING SYSTEMS	Published	3114358
CA	WHEEL ALIGNMENT MECHANISM	Published	3114342
WO	Vehicle Suspension	Completed	PCT/US2019/052475
WO	Chassis Anchoring Systems	Completed	PCT/US2019/052479
WO	Wheel Alignment Mechanism	Completed	PCT/US2019/052485
US	Impact Attenuation Structure	Granted	16/589,308	11,167,706	09-Nov-2021
WO	Impact Attenuation Structure	Completed	PCT/US2019/053946
CA	IMPACT ATTENUATION STRUCTURE	Published	3115229
WO	Inline Gearbox with Fast Change Gearing	Completed	PCT/US2019/059211
EP	WHEELED ASSEMBLY FOR ITEM TRANSPORT	Granted	18863822.5	3691921	10-Jan-2024
GB	INVERTIBLE REVERSIBLE MULTI-APPLICATION GEARBOX	Granted	2009417.3	2583265	24-Aug-2022
US	INLINE GEARBOX WITH FAST CHANGE GEARING	Granted	17/847866	11536360	27-Dec-2022
WO	TRANSPORT SYSTEM	Published	PCT/US2023/014770
US	TRANSPORT SYSTEM	Published	18/118770
CA	WHEELED ASSEMBLY FOR ITEM TRANSPORT	Granted	3078486	3078486	02-Nov-2021
Explanatory Endnotes
1.   All listed patents and patent applications were previously owned by Build IP LLC (a Nevada LLC) and licensed to BOXABL INC. (a Nevada Corp.), except for U.S. provisional patent application nos. 63/324,940, 63/335,880, 63/344,116, 63/356,771, 63/388,366, 63/395,936 and 63/399,389. The assignee of record of U.S. provisional patent application no. 63/344,116 is BOXABL INC. In June 2023, BOXABL acquired all patents and patent applications owned by Build IP when it merged with Build IP’s parent company, 500 Group Inc.
2.   Expired U.S. provisional patent applications are not listed.
3.   The status of PCT applications having a priority date within 31 months of the date of this table are listed as “pending.” PCT applications having a priority date more than 31 months from the date of this table are listed with no status provided (e.g., “—”).
4.   Jurisdictions (patent offices) are abbreviated as follows: Australia — AU, Canada — CA, China — CN, European Union — EU, Japan — JP, Mexico — MX, South Africa — SA, United States — US, and Patent Cooperation Treaty — PCT.

Trademarks
BOXABL has acquired the BOXABL trademark through its merger with 500 Group as described above. The BOXABL trademark is registered in the United States, the European Union, and in certain other countries around the world. BOXABL aggressively enforces its rights in the BOXABL trademark whenever third-party uses of similar names are encountered.
Customers
We expect to continue generating sales volume from potential B2B, B2C, and B2G customers once we have obtained required state certifications for additional states and are able to build at our desired production levels. As of December 31, 2025, we have delivered 293 Casitas in total.
In December 2020, BOXABL received two purchase orders from ADS, Inc., to deliver 156 Casitas to a supplier for the federal government, recognizing revenue of $9.2 million, which were all delivered by the end of 2022. In addition, during 2022, BOXABL delivered 51 Casitas to a customer in Arizona recognizing revenue of $3.1 million in 2022. During 2022, BOXABL also delivered 10 Casitas to other customers in Utah, Virginia, California, Texas, and Cuba. These initial orders allowed BOXABL to continue the development of its manufacturing procedures, to validate our business concept, including a cost-effective shipping solution applicable to remote areas, and obtain user feedback which was used to further develop the Casita product.
During 2023, BOXABL focused on obtaining modular home permitting, processing its applications in Arizona, California, Nevada and New Mexico. During 2023, we received purchase orders for a total of two Casitas from two customers and delivered 2 Casita Boxes to two customers, Michael Fortune and FabMac Homes. During 2024 and early 2025, we obtained state modular approvals from the aforementioned states and continued to explore the potential approval in other states following our demand. In 2024, we started the approval process in Texas. Also, in 2024 BOXABL focused on developing its Phase 2 Modular Building System, which was announced in January 2025. In 2025, we obtained approvals to sell the Casita in Nevada and California, and plan set approval for the Casita in South Carolina.
In 2025, we completed the permitting process in South Carolina following a sizable order of 30 units intended for that state.
During 2024, we delivered a total of 51 Casitas to 8 Customers: 24 Casitas to Punnet Construction; 6 Casitas to Arizona Treasures LLC; 13 Casitas to American Campground LLC; and 8 Casitas to other customers.
In 2025, we delivered a total of 23 Casitas to 15 Customers: 6 Casitas to a customer located in South Carolina (Hideaway Inn), 14 Casitas to 11 customers located in California; and 3 Casitas to other customers.
Competition
Our competition can be broken into the following categories:
•
Stick built:   Traditional home building method, which accounts for the majority of the market. Raw materials are brought to site and built by hand into finished buildings. This market is made up of many small builders. We think this group represents our likely customer base, as we provide them with a better and faster solution that is competitive in cost.

•
Manufactured:   Manufactured homes are standardized homes built in a factory and shipped to site. These homes are generally built to a lower baseline standard of construction and attempt to come in at the lowest cost possible. The defining factor with this product is that they are generally deemed personal property and not real property. Only a few large companies dominate this category. We don’t believe that our product will compete with manufactured homes in the short term, however we believe that if in the future we continue to decrease our product cost following the fundamentals of advanced manufacturing, as did it in the past, the manufactured homes customers will benefit from a reduced cost solution that is superior compared with regular manufactured homes.

•
Modular:   Modular homes are factory-built homes required to be built to the same or higher building code standards of stick-built homes. These homes are generally more customizable than a manufactured home and have various use cases (including Accessory Dwelling Units — ADUs). Different than most of our competitors, our solution combines the advantage of standard products that can be produced at mass level getting the benefits of cost reduction with the customization at the home-site with siding, roof, and more. We believe our shipping solution is a competitive advantage compared with competition.
•
Panelized systems:   Wall panels with different levels of finish are built in a factory and then assembled onsite, usually by those doing stick-built construction. We consider panels a partial solution that still requires significant on-site work (for example plumbing, electricity, etc.). Accordingly, compared with our integrated solution, it is slower.

•
RVs:   Vehicles or towable trailers that include living quarters with different levels of finish are built in a factory and then delivered to customers as a finished product. Compared with our Baby Box, the typical RV product looks like a trailer, not like home.

Employees
As of December 31, 2025, the Company had 128 employees, comprised of 49 direct hourly employees, 56 indirect salaried employees, 19 indirect hourly employees, and 4 field indirect hourly employees. This compares to 167 employees as of December 31, 2024, comprised of the Company’s 72 direct hourly employees, 58 indirect salaried employees, 31 indirect hourly employees, and 6 field indirect hourly employees. As of March 27, 2026, our facilities have 131 employees. BOXABL provides employees a share incentive plan to be awarded at the discretion of the Board of Directors (the “Board”).
BOXABL made several pivotal hirings in 2023 and 2024. These changes were made with the intention of upskilling the team. The most notable addition was the October 2023 hiring of Chief Financial Officer, Martin Costas, who started his career in public accounting with PwC, where he contributed to more than 100 audits, consulting and advisory engagements including capital markets engagements; and comes to BOXABL with vast CFO experience leading the finance function in companies such as Honeywell, SLB (former Schlumberger), Sysco and Nexans. During his career, Martin worked with companies in their early maturity stages and contributed to their development, including complex IPO and M&A processes.
In addition, BOXABL has made key hires across several departments. The sales team was strengthened with a business development lead and multiple managers, while the engineering department was expanded with design and manufacturing engineers. The compliance team grew with a building code inspector and permits & licensing manager, and the quality assurance (“QA”) team added a QA engineer and inspectors. BOXABL also strengthened its finance team with the hirings of a seasoned corporate controller, staff accountant, senior accountant, and MIS analyst, along with experienced operations managers. Supporting roles were added across manufacturing and office functions.
In 2024, BOXABL also focused heavily on talent acquisition to assist with overall sales and growth operations. BOXABL’s business development organization, which is comprised of the sales, marketing, social media, customer service, government relations, and investor relations departments has expanded significantly and is currently comprised of 14 head count, which contribute to drive BOXABL’s sales growth.
Systems
BOXABL has invested significant resources into modernizing its tech stack, including market-leading systems that improve operational efficiency in areas such as: accounting, spend management, inventory control, sales, customer relations, investor relations, and human resources. The investment into these systems aims to generate enterprise-wide transparency and support BOXABL’s internal controls.

BOXABL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
Unless the context otherwise requires, all references in this subsection to “we,” “us,” “Company,” or “our” refer to the business of BOXABL.
The following management’s discussion and analysis of financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear elsewhere in this joint proxy statement/prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially and adversely from those anticipated in these forward-looking statements as a result of various factors, both within and outside of our control, including those set forth under the section entitled “Risk Factors” or in other parts of this joint proxy statement/prospectus. Unless otherwise indicated, dollar amounts above $1,000 in this subsection have been rounded to the nearest thousand, million or billion, as applicable.
Overview
General
The Company is a manufacturer of building systems and is in the process of aligning our production levels to match the demand for our products. In addition to our first Nevada manufacturing facility (“Factory 1”), which we took possession of in May 2021, we expanded our production capacity by signing leases for additional Nevada facilities (“Factory 3”) in June 2022 and (“Factory 2”) in May 2023, respectively. While our growth has mainly been funded by our capital raising activities as described below in “Liquidity,” we anticipate our increased manufacturing capacity will allow us to build Boxes more efficiently, and, in doing so generate additional revenue and profit in the future. We continue to improve our workforce, including the expansion of our business development and sales teams to focus and better support the outreach to B2B, B2C, and B2G sales channels, respectively.
The majority of US states have a statewide modular program which requires approval of a specific product prior to the product being able to be sold and installed within the state. The requirements to obtain these approvals vary across each state, and the approval process has resulted in delays in the Company’s ability to deliver the product across the country, which has impacted the timing and amount of the Company’s revenues.
The Company has obtained state modular approvals under state-wide modular housing programs in New Mexico, California, Nevada, and partially in South Carolina. The approvals were obtained as follows:
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During May 2024, we received approval to sell Casitas as Modular homes in California in certain climate zones.

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During July 2024, we received approval to sell Casitas under the Statewide Modular Program in New Mexico.

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During January 2025, we received approval to sell Casitas in Nevada under the Residential Building code.

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During January 2025, we received approval to sell Casitas under the Statewide Modular Program in all climate zones in California.

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During June 2025, we received approvals of plan sets for the Casita in South Carolina under the Statewide Modular Program, and our manufacturers license; factory certification is pending and the Company expects this within the next 6 months.

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During October 2025, we received approvals of plan sets for the Casita in Texas under the Statewide Modular Program. Factory certification is pending.*

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During December 2025, we received a critical license from the State of California as a “Commercial Modular Manufacturer”.

The Company had originally obtained approval for its Casita in Arizona in December 2023. However, the Arizona Department of Housing revoked this approval in May 2024 due to installation issues identified at one customer site in Arizona. The Company has assessed that these issues resulted from improper installation rather than the Company’s product and it is in active discussions with officials in Arizona to resolve the matter. The Company has submitted plans that are under review with the State of Arizona.
New sales within recently approved states and jurisdictions may continue to face delays due to the time needed for site preparation, arranging project funding for the purchaser, and other preparatory steps that are required to arrange delivery and installation of the units.
BOXABL also has been focused on selling its products in multiple jurisdictions that do not have a statewide modular housing program. In these areas, the ultimate approval is at the discretion of the local jurisdiction and is determined on a site-by-site basis. This pertains to the following areas:
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Oklahoma

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Utah*

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Wyoming

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Kansas

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West Virginia

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Hawaii

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Vermont

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Alaska

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Oregon

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Connecticut

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Delaware

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New York

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Tribal Lands

The Company retained multiple third-party inspection agencies to assist in achieving certification in multiples states with modular housing legislation simultaneously.
Merger Agreement
On August 4, 2025, BOXABL entered into an Agreement and Plan of Merger by and among BOXABL, FG Merger II Corp., a Nevada corporation, and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC. The Merger Agreement provides for a two-step merger transaction in which, first, Merger Sub will merge with and into BOXABL, with BOXABL surviving as a wholly-owned subsidiary

*
Our manufacturing facility has completed all required inspections under the Texas Department of Licensing and Regulation (TDLR) Industrialized Housing and Building program. The International Code Council’s National Technical Approval (ICC-NTA) has submitted a recommendation for certification, and we are currently awaiting formal approval from TDLR. We anticipate that upon issuance, the certification will authorize the facility to produce modular housing in compliance with applicable Texas codes and regulations.

*
Note that in March 2024, SB 168 was signed into law, effective May 1, 2024, establishing a state-wide modular housing program in Utah.

of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC, with FGMC continuing as the surviving public company. By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.
At the effective time of the First Merger, each share of BOXABL’s common stock (other than certain excluded shares and any shares held by stockholders who properly exercise and do not lose their dissenter’s rights under applicable Nevada law) will be converted into the right to receive a number of shares of common stock of the Combined Company, as determined by the Common Exchange Ratio. Each share of BOXABL’s preferred stock will be converted into the right to receive the applicable merger consideration as set forth in the Merger Agreement. Outstanding Company warrants and other convertible securities will be assumed by the Combined Company and become exercisable for shares of Combined Company common stock, subject to adjustment as provided in the Merger Agreement. The aggregate merger consideration to be received by Company stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share.
Closing Conditions
The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company common shares on Nasdaq, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.
Termination Provisions
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either the Company or FGMC may terminate the agreement by written notice if the closing has not occurred on or before July 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.
Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either the Company or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.
Related Agreements
In connection with the execution of the Merger Agreement, FG Merger Investors II LLC, the sponsor of FGMC, entered into a support agreement pursuant to which it agreed to vote its shares of FGMC in favor of the transaction and take certain other actions in support of the Mergers (the “Sponsor Support Agreement”). Certain stockholders of BOXABL entered into a support agreement pursuant to which they agreed to vote their shares of BOXABL in favor of the transaction and take certain other actions in support of the Mergers (the “BOXABL Support Agreement”). At closing, BOXABL and FGMC will enter into lock-up agreements with certain Company stockholders (the “Company Lock-Up Agreements”) and with the sponsor (the “Sponsor Lock-Up Agreement”), restricting the transfer of certain shares for specified periods following the closing. BOXABL and FGMC previously entered into a confidentiality and non-disclosure agreement in connection with the transaction.
Trend Information
To date through March 27, 2026, we have manufactured 795 Casitas and have completed deliveries of 312 Casitas in 10 states, including Arizona, Nevada, California, Oklahoma, Utah, New Mexico, and South Carolina. The Company has remaining customer deposits of $3.6 million from 7,818 potential customers ranging from $100 to $9,000. The Company currently requires a $1,000 fee (increased from $500 beginning in Q4 of 2025) for providing a feasibility study related to a Casita order to survey the related location where the product is intended to be installed.
Leveraging insights from the regulatory journey, the Company has evolved its go-to-market strategy for the Casita product line to capitalize more effectively on high-demand opportunities accelerating approvals and market development in states like California, bolstered by recent regulatory advancements, while scaling back in areas with comparatively slower demand trajectories. This refined allocation of resources aligns the Company with market needs.
The Company has also initiated a faith-based vertical marketing strategy, which is benefited by favorable legislation in California allowing for streamlined property site approvals. In 2025, the Company entered into contracts to provide a total of 105 Casitas to faith-based organizations in California and Oklahoma.
The Company has been developing an expanded product line, which includes a variety of sizes and configurations that extend beyond our existing Casita model. The growing interest expressed by various external stakeholders including property developers and homebuilders have prompted us to explore additional sales channels. In January 2025, we announced the launch of prototypes of our Next Generation Products.
This includes the Baby Box, a 120 sq ft compact living space, on a towable trailer, designed to RV Standard NFPA 1192, and our Phase 2 Modular Building System, comprising Boxes (modules) of varying dimensions that stack and/or connect allowing a system where homebuilder customers are able to customize the Boxes to form different building types and floorplans.
For our BabyBox, we plan on beginning production of this product line manually with low capital investment to start.
For our Phase 2 Modular Building System, we have been prototyping the production over the past few months and built two model homes in our Factory. This product will eventually need a new production line, but we expect to initially manufacture this within our existing facility to minimize capital expenditures. We have developed various manufacturing concepts to manufacture this product in the future and expect the design and development changes to be completed within 2026.
For both our Phase 2 Modular Building System and Baby Box, there have been delays in development as the Company re-visits its product roadmap to align its production resources with its expectations of product demand.
In 2025, and following feedback from our customer base, we also introduced a 2-box configuration set up of our Casita including a 1 or 2 bedroom (for a total of 722 sq. ft.) set up for the California ADU market. This new floor plan can be produced with our existing production line, and the 2BR unit received California regulatory approval in November 2025.
Also, in 2025, the Company introduced a product, currently in research and development, known as Sanctuary. This is a modular housing system designed for rapid deployment of versatile shelters that can be used for emergency response and are configured in single (55 sq ft) and double (85 sq ft) occupancy layouts, which we believe will appeal to B2G customers and other organizations. The Sanctuary models are developed with a new proprietary panelized construction for superior thermal performance and rapid deployment. We anticipate that the new panel designs will initially be produced at our existing production facility.

Tariffs and Inflation
The U.S. government recently implemented new tariff measures affecting a broad range of imported materials. We have evaluated the potential impact of these actions on our operations and supply chain and do not expect them to have a material impact on our financial position or results of operations in the near term. Our operations are currently supported by a substantial inventory of completed units manufactured prior to the effective dates of the tariff adjustments, which reduces our near-term exposure to increased costs associated with imported materials. Additionally, as we transition into the next phase of our product development, including Phase 2, our sourcing strategy reflects a greater emphasis on domestic procurement. This shift is expected to further mitigate exposure to international trade disruptions and tariff-related cost volatility.
We believe that we are well positioned to react to potential increased costs from our suppliers in the future due to our cost-effective building components and manufacturing process in the factory setting compared to the cost of traditional construction of stick-built homes in the field, which would face similar cost increases. As a result, the Company believes that it would be able to pass on those costs to end customers while keeping the BOXABL solution competitive.
However, recent proposals to change the international trade framework have resulted in substantial regulatory uncertainty regarding international trade and trade policy, both in the United States and abroad. The U.S. government has also raised the possibility of other initiatives that may affect our business, including renegotiation of trade agreements with other countries and the introduction of new or increased import duties or tariffs with respect to products from a number of different countries. In light of this uncertainty and the unknown impact on the broader US and global economy in the future, we do not have clarity at this point over the potential medium to long term impacts our business may face. The availability of certain goods could be affected if foreign suppliers choose to limit their exposure to U.S. markets in response to unfavorable trade policies, which could negatively impact the ability of our suppliers to deliver materials or manufacturing equipment to us and, therefore, delay or impede our deliveries. Furthermore, rising inflation, slower economic growth and increases in unemployment that may result from global trade disruptions could further deflate consumer demand, which may impact the housing market more broadly, reducing demand for our products.
Results of Operations
For the Year Ended December 31, 2025 Compared with the Year Ended December 31, 2024
Revenues
Our gross revenues for the year ended December 31, 2025 and 2024 were $1.5 million and $3.4 million, respectively. Revenue during the year ended December 31, 2025 was generated by the sale of 23 Casitas delivered to 15 customers as well as revenue generated mainly from the sale of parts and the sale of services to our Dealers/Installers. This is in comparison to the sale of 51 Casitas delivered to 8 customers during the year ended December 31, 2024. The decline resulted from the overhaul of the Company’s sales department driven by a change in the Company’s go to market strategy and to re-focus its sales and marketing to encompass coordinating the broader installation process. This refocus led us to replace a significant number of our sales and marketing team and employ staff with skill sets aligned to this broader focus, resulting in a decline in sales activity while the reconstituted sales and marketing team adjusted to the transition. During the year ended December 31, 2025, revenues from Casita sales to the 4 largest customers was approximately 45% of the Company’s total revenues. Of those customers, one customer, Hideaway Inn, represented 25% of revenues for the year ended December 31, 2025.
Cost of Goods Sold
Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, inbound and outbound shipping costs, the related labor and indirect overhead costs associated with that production. Cost of goods sold were $17.3 million and $15.0 million for the years ended December 31, 2025 and 2024, respectively.

Cost of goods sold for the years ended December 31, 2025 and 2024, consist of the following:
	Year Ended December 31,
(In Thousands)	2025	2024
Direct material/shipping	422	811
Direct labor	509	977
Manufacturing overhead	1,019	1,957
Stock based compensation (recapture)	(1,752)	2,458
Inventory adjustments	17,116	8,763
Cost of goods sold	17,314	14,966
We produced 73 Casitas in the year ended December 31, 2025 and 140 Casitas in the year ended December 31, 2024. Our cost of goods sold increased significantly on a per units basis due to inventory adjustments related primarily to the write down of 68 units that management determined were obsolete following the inventory slow movement analysis, for which the Company determined that it was not cost effective to rework, resulting in an inventory write down of $8.4 million during 2025. In addition, during 2025, the Company recognized $8.7 million in inventory valuation adjustments within costs of goods sold related to adjusting the excess carrying value of its finished goods inventory to its net realizable value. See Note 5 to our audited consolidated financial statements for more information regarding inventory valuation adjustments. We continue to work to align production activity with delivery schedules.
Manufacturing overhead reflects the allocation of indirect labor, rent and lease expense, indirect supplies, scrap material, maintenance costs and depreciation of machinery and equipment. Manufacturing overhead, which was applied as an inventory valuation adjustment within cost of goods sold to adjust the excess carrying value of finished goods inventory to net realizable value, declined due to lower consumption of indirect materials and supplies consumed during production and lower indirect labor costs from a smaller workforce.
Reflected in the cost of goods sold in the 2025 period is the net recapture of $1.75 million of stock-based compensation expense resulting from terminations, compared to the recognition of $2.46 million of stock-based compensation expense within cost of goods sold in the 2024 period.
Operating Expenses
Operating expenses for the years ended December 31, 2025 and 2024, consisted of the following:
	December 31,
(In Thousands)	2025	2024
General and administrative	$14,675	$12,213
Sales and marketing	25,428	9,895
Research and development	3,297	6,592
Impairment loss	—	12,427
Total Operating expenses	$43,400	$41,127
General and administrative expenses consist of compensation and benefits for various positions including company administration, rents, shop supplies, and utilities. The increase in general and administrative expenses was primarily related to the addition of a non-cash charge of $4.0 million of legal settlement expense reflecting the value of Series A-1 Preferred Stock issued in various settlements, as well as higher third party legal costs related to the proposed Mergers and related preparatory work and higher compensation and benefits for additional staff in IT, Legal, and Accounting. Offsetting this increase was lower compensation expense due to reduced headcount overall as well as $887,000 of stock-based compensation recaptured in general and administrative expenses in the year ended December 31, 2025, compared to $1.9 million of stock-based compensation expense recognized in the year ended December 31, 2024.

We also incurred higher sales and marketing expenses in the year ended December 31, 2025 compared to the prior year. Starting in 2024 and increasing in 2025, the Company undertook significant new advertising campaigns to refine the marketing of the Company’s products, primarily focused on generating sales activity, as well as advertising to customers and potential investors, leading to a significant increase in sales and marketing expenses in the year ended December 31, 2025 compared to prior year. The main driver of this increase in sales and marketing expenses was the uptick in advertising for our Regulation A and Regulation D offerings. Advertising for these campaigns heavily increased leading up to the close of the offerings in June 2025. Consequently, upon the close of the offerings, advertising expenses decreased: in Q3 2025, the Company reduced its advertising expense by 87% from the prior quarter. Partially offsetting this increase was a recapture of $119,000 of stock-based compensation expense in the 2025 period compared to recognition of $1.3 million of stock-based compensation expense in the 2024 period.
Testing and developing BOXABL products involves significant costs to obtain permits and approvals. These costs included testing raw material used in production and researching industry standards and regulations. Research and development activity declined following our obtaining state approvals under modular housing programs in several states. Following BOXABL obtaining California statewide approval for the studio Casita in all climate zones in January 2025, along with approval for the 2-Bedroom Casita in California in the fourth quarter of 2025, we expect to focus future research and development efforts on expanding our product offering (1, 2, & 3-bed versions of the Casita), our Phase 2 Modular Building System, Sanctuary, and other new products like Baby Box. In catering to developers with our Phase 2 Modular Building System, we expect to offer both single-family and multi-family projects. We will also consider certain developer projects on a case-by-case basis, such as designing custom modules for commercial buildings.
During 2024, the Company recorded an impairment loss of deposits on equipment and fixed assets totaling $12.4 million related to assets and customized equipment that had been ordered for the anticipated ramp-up of the Company’s originally planned generation 2.0 Casita. Prompted by a key supplier of equipment failing to fulfill their obligation, the Company recognized an impairment loss for this customized equipment which was never delivered to the Company. The Company initiated legal proceedings against this vendor due to their failure to fulfill contractual obligations. The Company is seeking damages, specific performance, and other remedies as a result of the vendor’s non-performance. The matter is currently pending, and while the ultimate outcome remains uncertain, the Company does not anticipate any additional adverse impacts on its financial condition.
Stock-based Compensation Expense
The Company recognizes stock-based compensation expense based on fair value on the date of grant and recognized over the associated vesting periods. Vesting of RSU awards is generally subject to a 3-year service period and, as of October 18, 2024, also subject to a performance condition. Accordingly, stock-based compensation is recognized upon satisfaction of the service and performance condition. In the case of options, the Company uses the Black-Scholes pricing model to estimate the fair value of options on the date of grant that are then expensed on a straight-line basis over the vesting period. The Company accounts for forfeitures as they occur in the year of forfeiture and share-based compensation expense is adjusted accordingly.
For the years ended December 31, 2025 and 2024, the Company recaptured $3.8 million and recognized $7.2 million in stock-based compensation, respectively, which are allocated within cost of goods sold and operating expenses line items, as discussed above. The decrease is attributable to employee forfeitures upon terminations in 2025, offset by the vesting of stock options under the Company’s Amended 2021 stock incentive plan.
Total Other Income
For the years ended December 31, 2025 and 2024, our total other income was $1.7 million as compared to $1.8 million, respectively, primarily due to interest income on interest-bearing deposits offset by mark-to-market losses of $(207,000) on digital assets (BTC).

Liquidity and Capital Resources
Going Concern
The Company’s consolidated financial statements have been prepared under the assumption that the Company will be able to continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern is probable. Primarily due to slower sales associated with delays in obtaining US statewide modular approvals and customer readiness, the Company reported a net loss of $57.5 million and an operating cash outflow of $47.2 million for the year ended December 31, 2025. At December 31, 2025, the Company had an accumulated deficit of $776.0 million. Absent any other action, the Company will require additional liquidity to continue its operations over the next 12 months.
The continuing viability of the Company and its ability to continue as a going concern is dependent on the Company being successful in its continued efforts in growing its revenue and/or accessing additional sources of capital. Management’s plan to address this need includes (a) continued exercise of tight controls to conserve cash, (b) accelerating product sales, and (c) raising funds through equity financing. The Company conducted offerings of shares of its preferred stock through Regulation A and Regulation D in the United States and in a Canadian offering, that were finalized for settlement during the third quarter of 2025. However, there can be no assurances that management’s plans will be achieved.
Sources of Liquidity
To date, our operations have been financed by our exempt offerings of securities made in reliance on Regulation A, Regulation CF and both Rule 506(c) and Rule 506(b) of Regulation D in the United States and exempt offering regulations in Canada. For details regarding our securities offerings, see below Sales of Securities.
At December 31, 2025, our principal source of liquidity was our unrestricted cash and cash equivalents and short-term investments, which we achieved through our offerings of securities as discussed above. As of December 31, 2025, the Company held $29.0 million in unrestricted cash and cash equivalents, $893,000 in digital assets, and $0 in investments in short-term treasury notes, compared to $5.8 million in cash and cash equivalents, and $15.9 million held in short-term treasury notes as of December 31, 2024. If the transactions contemplated by the Merger Agreement are consummated, the Company will have access to amounts remaining in the trust account, following redemptions, of FGMC, which we anticipate to be approximately $20 to $40 million, as outlined in, and based on the assumptions and limitations set forth in, the “Unaudited Pro Forma Condensed Combined Balance Sheet As Of December 31, 2025.” That section presents three redemption scenarios: No Additional Redemptions, 50% Redemption, and Maximum Redemption, together with the unaudited pro forma condensed combined balance sheet and statements of operations reflecting each scenario. The FGMC Trust Account currently holds approximately $80 million. Under the No Additional Redemptions Scenario, all 8,000,000 FGMC Public Shares remain outstanding and no trust cash is distributed to redeeming stockholders, resulting in the Combined Company retaining the full $80 million. Under the 50% Redemption Scenario, 4,000,000 of the 8,000,000 FGMC Public Shares are redeemed, resulting in approximately $40 million of trust cash being retained by the Combined Company. Under the Maximum Redemption Scenario, all 8,000,000 FGMC Public Shares are redeemed and no trust cash is retained. The Company’s anticipated range of $20 million to $40 million in proceeds from the Trust Account therefore reflects an expectation that actual redemptions will fall between the 50% Redemption Scenario and the Maximum Redemption Scenario, as described in more detail below.
The Company’s basis for the anticipated $20 million to $40 million range rests on two principal considerations: (1) the extensive prior SPAC experience of FGMC’s management team and (2) factors specific to the FGMC/BOXABL transaction that the Company believes will result in lower redemptions relative to recent market-wide trends.
Recently completed deSPAC transactions by FGMC include Hagerty (HGTY) and Opportunity Financial (OPFI), which retained 72%, and 38% of trust cash, respectively. This is an average of 55%. Applying this 55% average to the $80 million FGMC Trust Account would imply approximately $44 million in retained trust cash. Our expectation of retaining between $20 million to $40 million would be below this average and supports the Company’s anticipated proceeds range.
BOXABL is a retail-oriented company with 65,000+ shareholders who have demonstrated additional support and investment in follow-on rounds of capital raising.
FGMC stock has traded at substantially higher volumes following significant news items related to the BOXABL acquisition. For example, on August 4, 2025, FGMC and BOXABL filed the Merger Agreement in an 8-K after market close, with 8,900 shares traded that day. On August 5, 2025, trading volume increased to 755,000 shares, demonstrating heightened investor interest in the transaction. Additionally, our time-series analysis of FGMC shareholders from August 21, 2025, to date indicates that new shareholders have purchased FGMC since that date that are likely retail investors. The total dollar value of these new shareholders represents $19 million to $20 million in trust account value.
In light of (i) the “Unaudited Pro Forma Condensed Combined Balance Sheet As Of December 31, 2025”, (ii) the FGMC management team’s historical track record of retaining an average of 55% of trust cash across recent deSPAC transactions, and (iii) the factors described above, the Company believes the anticipated range of $20 million to $40 million in proceeds from the Trust Account is reasonable and appropriately reflects an expected redemption level between the 50% Redemption Scenario and the Maximum Redemption Scenario.
Based on the Company’s most recent burn rate of $2.4 million per month (calculated from the operating cashflow in Q4 2025) and these factors, we anticipate that the current liquidity together with cash generated from sales of our products will be sufficient to meet our immediate cash needs for twelve months.
The burn rate for the fiscal year ended December 31, 2025 was $4.1 million. For the three months ended December 31, 2025, the Company’s burn rate was $2.4 million. This decrease in burn rate reflects the Company’s having expended significant cash on the advertising of its investment offerings in the first half of 2025, inflating the burn rate.
When addressing our long-term liquidity requirements, we consider the next five years, from 2026 through 2030. We expect that funding for the Company’s operations will be driven primarily from the sales of the Company’s products, as well as future debt or equity capital raises. As of March 27, 2026, the Company had signed contracts for (but not shipped yet) 374 units. We expect that these sales contracts will convert to revenue, providing cash flow to the Company.
Historical Cash Flows
	Years Ended December 31,
(In Thousands)	2025	2024
Net cash used in operating activities	$(47,175)	$(38,400)
Net cash provided by investing activities	$14,945	$11,190
Net cash provided by financing activities	$55,590	$14,508
Operating Activities
Cash used in operating activities included net loss adjusted for several non-cash items such as depreciation and amortization, stock-based compensation, inventory valuation, and other non-cash expenses, in addition to the change in working capital as inventory balances increased.
Investing Activities
Primary investing activities included purchase of property, equipment, leasehold improvement, payment of security deposit for our factory and other facility, and acquisition and sales or maturities of short-term investments. The increase in cash flows provided by investing activities in 2025 was due to significantly reduced purchases of U.S. Treasuries during the period, offset by lower sales and maturities of U.S. Treasuries in the 2025 period compared to the 2024 period.

Financing Activities
Primary sources of our financing activities included net proceeds from issuance and sales of A-2 and A-3 Preferred Stock. This also includes proceeds received in advance of security issuance, which is included within the Company’s subscription liability.
Inventory
Our physical assets decreased with inventory of $18.8 million as of December 31, 2025, related to 367 inventory units, which is primarily comprised of $9.6 million related to 175 Casitas in finished goods and $6.7 million related to 192 work-in-process units. This compares to $24.3 million in inventory as of December 31, 2024, primarily comprised of 397 Casitas classified as finished goods. During 2025, the Company decided to rework certain of its existing units to meet California modular specifications so that these units are able to be sold in California, as discussed in Note 5 of our consolidated financial statements. In the second quarter of 2025, approximately $7.1 million of inventory was reclassified from finished goods to work-in-process on the consolidated balance sheet.
The decline in the Company’s December 31, 2025 total inventory balance mainly relates to the write down of 68 units ($8.4 million) in 2025 that had been held in inventory for an extended time period and for which the Company determined that it was not cost effective to rework.
Property, Plant and Equipment
Property, Plant and Equipment decreased to $7.3 million as of December 31, 2025 compared to $8.9 million as of December 31, 2024 primarily resulting from depreciation of machinery and equipment at our manufacturing facility.
Sales of Securities
During the years ended December 31, 2025 and 2024, the Company conducted offerings under Regulation A, Regulation D, and in a Canadian offering. These offerings terminated in June 2025. The following table reflects the Company issuances of securities in these offerings in 2025 and 2024:
	Year Ended December 31, 2025		Year Ended December 31, 2024
(In Thousands) Offering	Shares Sold	Gross Proceeds	Shares Sold	Gross Proceeds
Regulation A (Series A-3)	67,426	$52,589	18,085	$14,000
Regulation D (Series A-3)	9,813	7,518	5,545	3,245
Canada (Series A-2)	46	35	325	260
Total	77,286	$60,142	23,955	$17,505
The Company also issued 5,264,068 shares of Series A-1 Preferred stock in connection with various settlements for which we received no cash proceeds but recognized $4.2 million in legal settlement expenses.
In addition, in connection with the issuance of shares of Series A-3 Preferred Stock in 2024 and 2023, the Company had issued warrants that are exercisable for shares of Series A-3 Preferred Stock at a price of $0.80 per share. Subsequent to December 31, 2025 and through March 27, 2026, 677,750 warrants were exercised, resulting in the issuance of 677,750 shares of Series A-3 Preferred Stock for gross proceeds of $542,200.
Material Commitments and Obligations
Expense Commitments
As of December 31, 2025, we reported current lease liabilities of $3.5 million compared to $3.5 million as of December 31, 2024. Our long-term lease liability decreased to $3.6 million as of December 31, 2025, from $7.2 million as of December 31, 2024, due to the passage of time.

Customer Deposits
Our main non-lease liability is the Company’s obligation to customers who have placed deposits on the purchase of our products. As of December 31, 2025, the Company held customer deposits in the amount of $3.6 million, which was relatively unchanged compared to $3.6 million as of December 31, 2024, with new deposits generally matching refunds and/or application of customer deposits to customer orders that were fulfilled during 2025.
Deferred Revenue
As of December 31, 2025, our balance sheet carried $1.5 million of deferred revenue related primarily to advanced deposits on unfulfilled purchase orders, with 3 customers, each representing 10% or more of these deferred revenues, constituting approximately 42% of total deferred revenue. This compares to $2.3 million of deferred revenue as of December 31, 2024. Deferred revenue generally occurs when the Company receives payments from the customer in advance of the Company shipping units to that customer. Pursuant to ASC 606, Revenue Recognition, the Company records deferred revenue for paid, unfulfilled performance obligations which are represented by the Casitas or installer training sessions that had not yet been delivered as of the date of the consolidated financial statements.
Off-Balance Sheet Arrangements
The Company did not have any off-balance sheet arrangements as of December 31, 2025 or December 31, 2024.
Subsequent Events
The Company has evaluated subsequent events from December 31, 2025 through May 4, 2026, the issuance date of these consolidated financial statements.
Sales Activity
Between January 1, 2026 and May 4, 2026, the Company shipped 24 units. As of May 4, 2026, there are 270 units that are under contract for a monetary value of $16.2 million.
Hiring of Key Staff
On February 16, 2026, the Company appointed a Chief Technology Officer, Shanmugan Palanappian .
Equity Events
For awards previously issued under the Company’s Amended 2021 Stock Incentive Plan, the Company recognized employee forfeitures of 6,594,280 RSUs and 175,442 Stock Options subsequent to December 31, 2025. 312,500 RSU grants were made under the Plan subsequent to December 31, 2025.
In connection with the issuance of certain A-3 shares in 2024 and 2023, the Company had issued warrants that are exercisable for shares of Series A-3 Preferred Stock at a price of $0.80 per share. The Company may call the warrants, in its sole discretion, at any time upon 30 days written notice to the shareholders. If redeemed, each warrant shall be redeemed for one share of A-3 Preferred Stock. On January 30, 2026, the Company sent a notice of cancellation to its warrant holders, effective March 1, 2026. Subsequent to December 31, 2025 and through May 4, 2026, 645,250 warrants were exercised, resulting in the issuance of 645,250 shares of Series A-3 Preferred Stock. All other outstanding warrants were deemed cancelled as of March 1, 2026. In addition, subsequent to December 31, 2025, 400 shares of A-2 Preferred Shares with a value of $320 were issued.
Amendments to the Merger Agreement
On April 6, 2026, the Company entered into a Second Amendment (the “Second Amendment”) to the Merger Agreement. Pursuant to the Amendment, the Parties to the Merger Agreement agreed: (A) to extend the Agreement End Date for the Merger Agreement from March 31, 2026 to July 31, 2026; (B) that

BOXABL and FGMC shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities (as defined in the Merger Agreement) owned by the Sponsor Parties (as defined in the Merger Agreement), Paolo Tiramani, Galiano Tiramani, or any of their respective affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock (as defined in the Merger Agreement) trades at or above $20.00 at any time, including during intraday trading; (C) to clarify that the definition of Acquiror Securities includes the 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock), each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination; and (D) to provide that either BOXABL or FGMC has the right to terminate the Merger Agreement if either party has made a written request of the other party pursuant to the Merger Agreement and five Business Days (as defined in the Merger Agreement) have passed, and the requesting party has not received a response.
On April 6, 2026, FGMC and BOXABL entered into an amendment to the Merger Agreement:
(A)
to extend the Agreement End Date for the Merger Agreement from March 31, 2026 to July 31, 2026;

(B)
that the Company and the Acquiror shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities owned by the Sponsor Parties, Paolo Tiramani, Galiano Tiramani, or any of their respective Affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock trades at or above $20.00 at any time, including during intraday trading;

(C)
to clarify that the definition of Acquiror Securities includes the 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock), each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination; and

(D)
to provide that either the Company or the Acquiror has the right to terminate the Merger Agreement if either party has made a written request of the other party pursuant to the Merger Agreement and five Business Days have passed, and the requesting party has not received a response.

On May 6, 2026, FGMC and BOXABL entered into an amendment to the forms of Company Lock-Up Agreement and Sponsor Lock-Up Agreement in the Merger Agreement in order to implement the above-mentioned lock-up provisions.

MANAGEMENT OF THE COMBINED COMPANY FOLLOWING THE BUSINESS COMBINATION
Directors and Executive Officers
The following table sets forth certain information concerning the individuals who are anticipated, as of the date of this joint proxy statement/prospectus, to be the directors and executive officers of the Combined Company following the Closing:
Directors
Name	Position	Age
Paolo Tiramani	Chairman of the Board	65
Galiano Tiramani	Director	37
Morris A. Davis	Director	54
Zvi Yemini	Director	74
Larry Swets Jr.	Director	51
Executive Officers
Name	Position	Age
Paolo Tiramani	Co-Chief Executive Officer	65
Galiano Tiramani	Co-Chief Executive Officer	37
Martin Noe Costas	Chief Financial Officer, Treasurer	48

*
Biographical Information
Biographical information regarding the expected directors and executive officers of the Combined Company is set forth below.
Directors
Paolo Tiramani, Co-Chief Executive Officer, Chairman of the Board
Paolo Tiramani is expected to serve as the co-Chief Executive Officer (CEO) and as chairman of the board of directors of the Combined Company. An industrial designer and mechanical engineer, Paolo has over 150 patent filings. Paolo founded BOXABL in 2017 and initially funded BOXABL through his intellectual property investment company 500 Group Inc., which he operated from 1986-2017. Paolo also founded Supercar System in 2014, which he still operates as of present. Shortly after founding the Company, Paolo chose Las Vegas, Nevada to develop the BOXABL project into an operating company due to its strategic location, business and tax climate. Paolo served as the CEO of BOXABL until April 22, 2025, when he became the Co-CEO with his son, Galiano Tiramani. He possesses a Bachelor’s degree in Industrial Design Engineering and Mechanical Engineering from the Central Saint Martins College of Art, located in London.
Paolo is qualified to serve as CEO due to his extensive background in engineering, product innovation, and organizational leadership across multiple companies. In each of the above roles, his responsibilities consisted of designing innovative technologies and/or products, such as designing the automotive product for Supercar. At Supercar and 500 Group Inc., Paolo also managed various staff, such as the engineering team. At BOXABL, he plays a key role in articulating the Company’s long-term vision and advises other key staff, such as the CFO, on how to ensure alignment with this vision through operations. He initially started the Company with a singular team of six people, building out operations over the last 9 years to scale to more than 100 employees. Throughout his career, he has demonstrated a knack for engineering unique and efficient designs. From 2014 to 2015, he won three awards for products he had designed in the A’Design

Award and Competition, a prestigious international competition that recognizes, promotes, and awards top-tier design work across all disciplines. This innovative mindset has allowed him to configure housing products in a wide range of categories, including workforce, government, disaster, and RV housing, going beyond the traditional targeting of B2C (business to consumer) and B2B (business to business).
Galiano Tiramani, Co-Chief Executive Officer, Director
Galiano Tiramani is expected to serve as the co-Chief Executive Officer and a member of the board of directors of the Combined Company. In 2015, he founded and operated a large green farming and processing facility in Northern California until 2017, when he moved to Las Vegas to pursue BOXABL full time. Prior to this, he founded a cryptocurrency exchange and bitcoin ATM network in 2014, which saw success and was later sold. From 2017 to 2025, he served as the Chief Marketing Officer at BOXABL. Effective April 22, 2025, Galiano was appointed as the Company’s Co-Chief Executive Officer. Galiano holds a bachelor’s degree in business. Paolo and Galiano Tiramani are father and son.
As the Co-CEO, Galiano guides high-level decision-making in collaboration with the Chief Operating Decision Maker (CFO Martin Costas) and his Co-CEO, Paolo. He manages relationships with key stakeholders and ensures alignment between business objectives and company vision. He also directs major initiatives to drive growth. As Chief Marketing Officer, he oversaw the development and execution of the Company’s marketing vision and strategy and managed fundraising efforts by taking responsibility for the Company’s Regulation A Offering. He also engaged in brand positioning efforts, managed high-level marketing campaigns, and ensured consistent messaging across all channels. Galiano’s creative mindset and passion for BOXABL’s mission translate into his ability to create significant exposure for the BOXABL brand across social media. His previous experience founding and operating disruptive companies means he is well-aligned to lead BOXABL and contribute to the paradigm shift in the housing industry we aim to achieve.
Morris A. Davis, Director
Morris A. Davis is expected to serve as a member of the board of directors of the Combined Company. Since September 2014, Dr. Davis has served as the Paul V. Profeta Chair in Real Estate and Professor in the Department of Finance and Economics at Rutgers Business School, where he also serves as the Academic Director of the Center for Real Estate. In these roles, he leads academic and industry initiatives in real estate finance and economics, directs research and policy engagement, and advises senior stakeholders on market trends, capital formation, and governance matters. From March 2025 to November 2025, Dr. Davis served as the Chief Housing Economist on the Council of Economic Advisers, where he provided economic analysis and policy guidance on housing markets and related macroeconomic issues. Dr. Davis served on the board of directors of AGNC Investment Corp., a publicly traded mortgage REIT, from May 2008 to March 2025, including service as chair of the compensation and corporate governance committee from 2016 to 2025. He also served on the board of directors of American Capital Mortgage Investment Corporation from July 2011 to May 2016 and on the board of directors of SkyBridge Opportunity Zone Real Estate Investment Trust, Inc. from November 2018 to September 2019. Earlier in his career, Dr. Davis was an economist at the Board of Governors of the Federal Reserve System, where he worked in the Macroeconomic and Quantitative Studies and Flow of Funds Sections from 1998 to 2001 and from 2002 to 2006, respectively, and he served on the faculty of the University of Wisconsin–Madison School of Business from 2006 to 2014.
Zvi Yemini, Director
Zvi Yemini is expected to serve as a member of the board of directors of the Combined Company. Zvi is an entrepreneur, industrialist, inventor from Israel, including experience with public companies. Zvi has served as a board member of BOXABL since 2023. In 1987, Zvi established ZAG Industries Company which focused on the development, production and marketing of toolboxes and products for the DIY industry. ZAG Industries later went on to be acquired by Stanley Black & Decker in 1998, at a value of $120 million. In 2002, he also founded Hydro Industries, a manufacturing company. In 2000, Zvi co-founded Polymer Logistics, which specialized in transportation solutions for the food industry. Polymer Logistics was acquired by a large reusable packaging and supply chain solutions provider in 2017. In 2009, he founded TechCare Ltd. TechCare was formerly listed on the NYSE and Zvi has served as the TechCare’s chair of the board of directors since 2021 to present. In January 2012, he began serving on the board of Skenkar Design College and continues to serve in this role as of present day. From September 2000- September 2017, he served as a director of The Peres Center for Peace.
Larry Swets Jr., Director
Larry G. Swets, Jr. is expected to serve as a member of the board of directors of the Combined Company. Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles. Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018.., GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry since June Mr. Swets has served as Chief Executive Officer of FG Merger II Corp. since September 2023, a special purpose acquisition company in the process of completing its business combination; and as Head of Merchant Banking of FG Nexus Inc. (NASDAQW: FGNX), formerly known as Fundamental Global Inc. since February 2024. Mr. Swets also serves as a senior advisor to Aldel Financial II Inc. since October 2024, a special purpose acquisition companies in the process of completing its business combination. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed Saltire Capital Ltd. (TSX: SLT). Since September 2024, Mr. Swets serves as Executive Chairman of Saltire Capital Ltd. (TSX: SLT). Since June 2025, Mr. Swets serves as Chief Executive Officer of Greenland Exploration Limited.
Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. Mr. Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021. Mr. Swets also served as Chief Executive Officer of FG Nexus Inc. (NASDAQW: FGNX), formerly known as Fundamental Global Inc. from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of FG Nexus Inc. (NASDAQW: FGNX), formerly known as Fundamental Global Inc. from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.
Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in

Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.
Executive Officers
Paolo Tiramani, Co-Chief Executive Officer, Chairman of the Board
The background and experience of Mr. Paolo Tiramani is set forth above.
Galiano Tiramani, Co-Chief Executive Officer, Director
The background and experience of Mr. Galiano Tiramani is set forth above.
Martin Noe Costas, Chief Financial Officer, Treasurer
Martin Costas is expected to serve as the Chief Financial Officer and Treasurer of the Combined Company. Martin Costas serves as BOXABL’s Chief Financial Officer, and also as BOXABL’s Chief Operating Decision Maker. Martin is a highly accomplished and visionary leader with an exceptional decade-long track record of strategic and operational excellence. With a solid foundation from over 8 years with public accounting with PwC and over 15 years with Fortune 500 companies, Martin has consistently demonstrated his strategic prowess and operational acumen. His most recent position was as CFO with Honeywell Process Solutions, a $4 billion+ global business pioneer in automation control, instrumentation, and services, where he served as CFO from 2022 until October 2023. Prior to this role, he served 3 years (2019 – 2022) as CFO at Nexans Amercable, a global leader in jacketed electrical power, control, and instrumentation cable. From 2017 to 2019 Martin led a Fortune 100 finance transformation as Global Process Owner with Sysco. Prior to that time, he spent over 9 years with SLB (formerly Schlumberger) where he led the finance function of a $6billion+ global Business as the Drilling Solutions Global Controller. Martin has a robust academic foundation, including an MBA from Universität de Barcelona and a bachelor’s degree from Universidad Argentina De La Empresa (UADE), combining academic rigor with practical expertise. His global perspective, fluency in multiple languages, and commitment to excellence continue to make him a trailblazing leader in the business world.
Board of Directors
In accordance with the terms of the Proposed Charter, the board of directors of the Combined Company will consist of five members upon the Closing, with each director serving a one-year term until the next annual general meeting of stockholders and their successors are duly elected and qualified or until their earlier death, resignation or removal.
Independence
Based on information provided by each director concerning his or her background, employment and affiliations, upon the Closing, the Combined Company board of directors is expected to determine that each of the director nominees, other than Paolo Tiramani and Galiano Tiramani, will qualify as “independent directors” as defined under the applicable Nasdaq listing rules and applicable SEC rules. It is expected that the independent directors will have regularly scheduled meetings at which only independent directors are present. In addition, the Combined Company will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.
Committees of the Combined Company Board
The Combined Company board of directors will have the authority to appoint committees to perform certain management and administration functions. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors of the Combined Company. Following the Closing, the charters for each of these committees will be available on the website of the Combined Company at https://www.boxabl.com/ir.

Information contained on or accessible through the website is not a part of this joint proxy statement/prospectus, and the inclusion of such website address in this joint proxy statement/prospectus is an inactive textual reference only.
Audit Committee
The audit committee is expected to consist of Morris A. Davis, Larry G. Swets, Jr. and Zvi Yemini. The Combined Company board of directors is expected to determine that each proposed member of its audit committee is independent under the applicable Nasdaq listing rules and Rule 10A-3(b)(1) of the Exchange Act. Morris A. Davis is expected to be the chair of the audit committee. The Combined Company board of directors is expected to determine that Morris A. Davis is an “audit committee financial expert” within the meaning of SEC regulations. The Combined Company board of directors is also expected to determine that each member of the proposed audit committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Combined Company board of directors will examine each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.
The primary purpose of the audit committee is to assist the Combined Company’s board of directors with oversight of the Combined Company’s accounting and financial reporting processes and the audit of the Combined Company’s financial statements.
The Combined Company’s audit committee will operate under a written charter, which the Combined Company’s board of directors will adopt in connection with the Closing, that satisfies the applicable Nasdaq listing rules.
Compensation Committee
The compensation committee is expected to consist of Morris A. Davis, Larry G. Swets, Jr. and Zvi Yemini. Morris A. Davis is expected to serve as the chair of the compensation committee. The Combined Company board of directors is expected to determine that each proposed member of its compensation committee is independent under the applicable Nasdaq listing rules, and each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary function of the compensation committee is to assist the Combined Company’s board of directors with oversight of the Combined Company’s compensation structure, policies and programs and to review the processes and procedures for the consideration and determination of the Combined Company’s director and executive compensation.
The Combined Company’s compensation committee will operate under a written charter, which the Combined Company’s board of directors will adopt in connection with the Closing, that satisfies the applicable Nasdaq listing rules.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee is expected to consist of Morris A. Davis, Larry G. Swets, Jr. and Zvi Yemini. Zvi Yemini is expected to serve as the chair of the nominating and corporate governance committee. The Combined Company board of directors is expected to determine that each proposed member of the nominating and corporate governance committee is independent under applicable Nasdaq listing rules.
The primary function of the nominating and corporate governance committee is to consider candidates for the Combined Company’s board of directors, oversee the Combined Company’s corporate governance policies, reporting and making recommendations to the Combined Company’s board of directors concerning governance matters and oversight of the evaluation of the Combined Company’s board of directors.
The Combined Company’s nominating and corporate governance committee will operate under a written charter, which the Combined Company’s board of directors will adopt in connection with the Closing, that satisfies the applicable Nasdaq listing rules.

Controlled Company Exception
At the Closing, due to the ownership by BOXABL’s executive officers of the Combined Company Common Stock, the Combined Company will be considered a “controlled company” within the meaning of the Nasdaq listing rules. Under the Nasdaq listing rules, a company of which more than 50.0% of the voting power is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance listing standards, including the following:
•
the requirement that a majority of its board of directors consist of independent directors;

•
the requirement to maintain a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•
the requirement that director nominations be made, or recommended to the full board of directors, by its independent directors or by a nominations committee that is composed entirely of independent directors and that it adopts a written charter or board resolution addressing the nominations process.

As a “controlled company,” the Combined Company may elect to rely on some or all of these exemptions.
Code of Ethics
The Combined Company will adopt a Code of Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing, the Code of Ethics will be available on the website of the Combined Company at https://www.boxabl.com/ir. Information contained on or accessible through such website is not a part of this joint proxy statement/prospectus, and the inclusion of the website address in this joint proxy statement/prospectus is an inactive textual reference only. The Combined Company intends to disclose any amendments to the Code of Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has ever been an officer or employee of either FGMC or BOXABL. None of the expected executive officers of the Combined Company serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of the directors or on either BOXABL or FGMC compensation committee.
Limitation on Liability and Indemnification of Officer and Directors
The Proposed Charter provides that the Combined Company, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Combined Company or, while a director or officer of the Combined Company, is or was serving at the request of the Combined Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), the Combined Company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.
The Combined Company will also obtain a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Combined Company against its obligations to indemnify officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against the Combined Company’s directors and officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Combined Company and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Combined Company pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
The Combined Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
All share counts in this section are shown on a pre-Business Combination basis.
The following discussion contains forward looking statements that are based on BOXABL’s current plans, considerations, expectations and determinations regarding the Combined Company’s future compensation programs. The actual amount and form of compensation and the compensation policies and practices that the Combined Company adopt in the future may differ materially and adversely from currently planned programs as summarized in this discussion.
As an emerging growth company, BOXABL has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. The compensation provided to BOXABL’s named executive officers for the fiscal years ended December 31, 2024, and 2023 is detailed in the Summary Compensation Table and accompanying footnotes and narrative that follow. BOXABL’s named executive officers for the fiscal year ended December 31, 2024, include Messrs. Paolo Tiramani, Galiano Tiramani and Martin Noe Costas, each will be executive officers of the Combined Company, are:
•
Paolo Tiramani, Co-Chief Executive Officer

•
Galiano Tiramani, Co-Chief Executive Officer

•
Martin Noe Costas, Chief Financial Officer and Treasurer

Executive Officer Compensation
Messrs. Paolo and Galiano Tiramani and Mr. Costa receive compensation for acting in their capacities as BOXABL’s executive officers. BOXABL does not have employment agreements with its named executive officers, and there are no arrangements or plans pursuant to which BOXABL provides pension, retirement or similar benefits to BOXABL’s named executive officers. Following the Business Combination, the Combined Company intends to evaluate its compensation values and philosophy and compensation plans and arrangements as circumstances require.
Summary Compensation Table
The table below summarizes the total compensation paid or earned by BOXABL’s named executive officers in BOXABL’s fiscal years ended December 31, 2025, 2024, and 2023.
Name and principal position	Year	Salary	Bonus	Stock awards ($)(4)	Option awards	Nonequity incentive plan compensation	Non-qualified deferred compensation earnings	All other compensation	Total
Paolo Tiramani, Co-Chief Executive Officer	2025	$595	$0
	2024	$595	$298					$0	$893
	2023	$595	$298					$0	$893
Galiano Tiramani, Co-Chief Executive Officer	2025	$595	$0
	2024	$595	$298					$7(2)	$900
	2023	$595	$298					$58(2)	$945
Martin Noe Costas, Chief Financial Officer	2025	$375(4)	$0
	2024(3)	$325	$163	$10,000				$0	$10,488
	2023(3)	$81(3)	$163	$5,714				$0	$5,958

(1)
Excludes all amounts paid by BOXABL to Build IP, LLC as part of its licensing agreement. Build IP, LLC became a subsidiary of BOXABL on June 15, 2023, and the licensing agreement is now void.

(2)
Composed of $0 and $49,000 in 2024 and 2023, respectively, for costs for security equipment and installation for the Co-Chief Executive Officer and his family to address safety concerns due to specific threats arising directly as a result of his position with BOXABL, and $7,000 and $9,000 in 2024 and 2023, respectively, for costs related to use of BOXABL’s vehicle.

(3)
Reflects compensation to Mr. Costas during 2024 and 2023, which employment commenced October 2, 2023. For a complete description of his employment agreement, see Employment Agreements with Key Executives.

(4)
On April 29, 2025, Mr. Costas received a salary increase, increasing his annual salary from $325k to $375k. For more details, see Employment Agreements with Key Executives.

Principal Elements of Compensation
The compensation of BOXABL’s executive officers comprises of the following major elements: (a) base salary; (b) an annual, discretionary cash bonus; (c) long-term equity incentives, consisting of stock options, restricted stock awards, performance compensation awards and/or other applicable awards granted under BOXABL’s equity incentive plan (the “Equity Incentive Plan”) and any other equity plan that may be approved by the Board from time to time, and (d) perquisites. These principal elements of compensation are described below.
Base Salaries
Base salary is provided as a fixed source of compensation for our executive officers. Adjustments to base salaries will be reviewed annually and as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities, as well as to maintain market competitiveness.
Annual Bonuses
Annual bonuses may be awarded based on qualitative and quantitative performance standards and will reward the performance of our executive officers individually. The determination of an executive officer’s performance may vary from year to year depending on economic conditions and conditions in the housing industry and may be based on measures such as stock price performance, the meeting of financial targets against budget, the meeting of acquisition objectives and balance sheet performance.
Perquisites
In approving perquisites to our executive officers, the Compensation Committee of BOXABL’s considers a number of factors, including the use of the perquisite in connection with BOXABL’s marketing efforts via social media in addition to the executive officer’s personal use.
The Compensation Committee approved each executive officer’s 2024 compensation.
Employment Agreements with Key Executives
Effective January 1, 2023, BOXABL entered into employment agreements with our Co-Chief Executive Officers, Paolo Tiramani and Galiano Tiramani. Under the terms of the agreement, each will receive an annual base salary of $595,000, which may be modified at the discretion of BOXABL’s board of directors. They will both be eligible for an annual bonus determined at the sole discretion of BOXABL’s board of directors and based, in part, on the performance of the executive and of BOXABL during the calendar year. The bonus is not earned until paid, and if terminated prior to payment will not be pro-rated. The agreements also provide for vacation at the discretion of the executive subject to BOXABL’s demands, reimbursement of business expenses, and use of BOXABL employees for tasks outside the course and scope of that employee’s employment with a provision for reimbursement of BOXABL at the employee’s current hourly rate. Other benefits include personal security services, including assignment of security personnel, for the executives and their immediate families, and an automobile for the executive’s personal and business use with maintenance, insurance and gas paid for by BOXABL. The agreements also provide for the executives to field test BOXABL products and product components in their personal homes. The agreements provide for at-will employments and will terminate upon death or upon fourteen days written notice from BOXABL in the event of disability.
Mr. Costas has an at-will employment agreement under which he receives a salary of $325,000 per year and a stock grant (subject to vesting period and other terms and conditions described below) and received a relocation benefit of $28,000 in 2023. The $10.0 million grant to Mr. Costas in 2024 consists of a total of 12,500,000 RSUs granted under BOXABL’s Amended 2021 Stock Incentive Plan. The $5.7 million stock grant to Mr. Costas in 2023 consists of a total of 7,142,857 RSUs granted under BOXABL’s Amended 2021 Stock Incentive Plan. The 2024 RSUs will fully vest on December 24, 2027, and the 2023 RSUs will fully vest on October 2, 2026. In each case, the RSUs will become subject to monetization once fully vested and upon the first to occur of (i) a time at which BOXABL tenders for and successfully acquires the RSUs, (ii) the date of the closing of a transaction (or series of transactions) that results in a “change of control” of BOXABL; or (iii) the first trading day that is on or after the expiration of the “lock up” period after the effective date of the initial underwritten sale of the BOXABL’s equity securities to the public on an established securities market (collectively, a “Qualifying Transaction”). The RSUs will be settled in shares of BOXABL’s Common Stock and a cash payment made in a single sum within fifteen business days after the closing of a Qualifying Transaction. If Mr. Costas’ employment terminates for any reason prior to a Qualifying Transaction, such termination will result in the immediate cancellation and lapse of the RSUs. In the event of termination for cause after a Qualifying Transaction but prior to payment, he will not be entitled to payment.
On April 29, 2025, BOXABL’s board of directors approved a pay increase for Mr. Costas. Mr. Costas’ salary was increased to $375,000 per year.
Equity Incentive Plan
On October 4, 2021, the BOXABL’s board of directors authorized, and the stockholders approved, BOXABL’s Amended 2021 Stock Incentive Plan (the “Plan”), which allows for the award of Options to purchase Common Stock, Stock Appreciation Rights, Restricted Stock, RSUs, and Stock Grants. In October 2024, BOXABL further amended its Amended 2021 Stock Incentive Plan to increase the number of shares available for issuance under the Plan, among other items. As of December 31, 2024, the Plan had 550,000,000 shares available for issuance. During the years ended December 31, 2024, and 2023, BOXABL had granted 507,042 and 1,357,142 stock options to purchase shares of BOXABL Common Stock, respectively, of which 0 and 939,000 vested immediately upon issuance. The remainder vests over periods ranging from 28 to 36 months and expires ten years from the date of the grant. During the years ended December 31, 2024, and 2023, BOXABL granted 126,500,031 RSUs and 54,357,244 RSUs, respectively. As of December 31, 2024, 173,571,508 RSUs were outstanding. For fiscal year 2023, 60,500,072 RSUs were outstanding.
The Plan provides continual motivation for our officers, employees, consultants and non-employee directors (the “Participants”) to achieve our business and financial objectives and align their interests with the long-term interests of our stockholders. The Plan also provides an incentive to attract, retain and reward certain employees, non-employee directors, and consultants to BOXABL or an Affiliate. The Plan is administered by the Board of Directors, and awards are made by the Board in its sole discretion. The Board has delegated to the Compensation Committee the authority to administer the Plan. As Plan Administrator, the Compensation Committee has the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interest of BOXABL, and to make all other determinations necessary for the administration of the Plan to the extent not contrary to the express provisions of the Plan.
Stock option grants generally have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire ten years from the grant date unless an earlier time is set in the award agreement. The Compensation Committee of the Board of Directors also has discretion to set terms for vesting, performance goals or other conditions precedent to the exercise of the stock option. If the Participant’s employment or services is terminated for cause all unexercised stock options immediately lapse even if vested; otherwise, participants have three months following termination of employment to exercise vested options. Incentive stock option grants to holders of 10% or more of BOXABL’s combined voting power of all classes of BOXABL’s securities will have an exercise price not less than 110% of the fair market value on the date of grant and shall be exercisable for no more than five years from the date of grant.
Compensation of Directors
(In Thousands)
Name	Year	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)		Non-equity incentive plan compensation ($)		Nonqualified deferred compensation earnings ($)		All other compensation ($)		Total ($)
Paolo Tiramani	2025	$0	$0		$0		$0		$0		$0	$0
	2024	$0	$0		$0		$0		$0		$0	$0
Galiano Tiramani	2025	$0	$0		$0		$0		$0		$0	$0
	2024	$0	$0		$0		$0		$0		$0	$0
David R. Cooper II(2)	2025	$40	$0		$0		$0		$0		$0	$240
	2024	$40	$200		$0		$0		$0		$0	$86
Veronica Nkwodimmah Stanaway(3)	2025	$20	$0	$		$		$		$		$240
	2024	$40	$200		$0		$0		$0		$0	$86
Gregory F. Ugalde(3)	2025	$20	$0	$		$		$		$		$240
	2024	$40	$200		$0		$0		$0		$0	$86
Christopher J. Valasek(4)	2025	$10	$0	$		$		$		$		$240
	2024	$40	$200		$0		$0		$0		$0	$86
Zvi Yemini	2025	$40	$0	$		$		$		$		$240
	2024	$40	$200		$0		$0		$0		$0	$86

(1)
Represents grants in 2024 of 250,000 RSUs to each non-employee director under the Company’s Amended 2021 Stock Incentive Plan (the “Plan”). Each RSU represents the right to receive one share of the Company’s common stock upon vesting and settlement, if any, in accordance with the terms of the applicable award agreement and the Plan. The RSUs vest on the date upon which both the service-based and performance-based requirements are satisfied. RSUs granted in 2024 vest on a quarterly basis if both the service-based and performance-based requirements (i.e. the occurrence of a Qualifying Transaction) are satisfied. Any RSUs that remain unvested upon a director’s resignation or other termination of service are forfeited and cancelled. Upon a director’s termination of service by reason of death or disability, unvested RSUs vest only to the extent provided in the applicable award agreements. The Plan permits the Company, in its discretion and subject to applicable approvals, to grant or re-grant equity-based awards in various forms, including awards other than RSUs.

(2)
Mr. Cooper served as a director of BOXABL until his resignation on December 12, 2025.

(3)
Ms. Stanaway and Mr. Ugalde served as a directors of BOXABL until their resignation on June 30, 2025.

(4)
Mr. Valasek served as a director of the Company until his resignation on February 7, 2025.

Effective December 12, 2025, Morris A. Davis, Ph.D. was appointed to the Company’s Board of Directors. Dr. Davis has also been appointed to the Audit Committee of the Board. As compensation for his service as a director, Dr. Davis will receive $80,000 in cash and $250,000 of restricted stock units under the Company’s current Stock Incentive Plan. Mr. Davis has not yet received his cash compensation and has not yet been granted his RSUs.

Under the terms of the directors’ participation agreements, awards of Restricted Stock Units will be revisited as terms of service mature. Each non-employee director is entitled to reimbursement for reasonable expenses relating to his or her service on the Board and any committee, including travel, meals, and other related expenses.
Compensation Committee and Insider Participation
From January 1 through June 16, 2023, BOXABL did not have a compensation committee or any other committee performing equivalent functions of a compensation committee. Paolo and Galiano Tiramani, our Co-Chief Executive Officers, each in his capacity as a director serving on the board of directors, participated in deliberations of the board of directors concerning executive officer compensation and were employed by BOXABL. Beginning June 16, 2023, BOXABL’s Compensation Committee was established. Our Co-Chief Executive Officers are not members of the Compensation Committee and no longer participate in deliberations concerning executive officer compensation.
Outstanding Equity Awards at Fiscal Year-End
Stock Options					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(1)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Paolo Tiramani	—	—	—	—	—	—	—	—	—
Galiano Tiramani	—	—	—	—	—	—	—	—	—
Martin Noe Costas	—	—	—	—	—	—	—	19,642,858(3)	$15,714,286

(1)
All equity awards reported in this table were granted pursuant to BOXABL’s Amended 2021 Stock Incentive Plan.

(2)
BOXABL does not have an active trading market for its securities. Accordingly, the value reported in this column is based on grant date value in accordance with FASB ASC Topic 718.

(3)
This is comprised of the 2023 award of 7,142,858 RSUs and 2024 award of 12,500,000 RSUs, subject to vesting conditions. See “Employment Agreements with Key Executives” for a discussion of Mr. Costas RSU grants

Long-Term Incentive Plans
There are no arrangements or plans in which we provide pension, retirement or similar benefits.

BENEFICIAL OWNERSHIP OF SECURITIES
Pre-Business Combination.
FGMC.   The following table sets forth information regarding the beneficial ownership of FGMC Common Stock as of May 1, 2026, which is prior to the consummation of the Business Combination (pre-Business Combination), by:
•
each person who is known to be the beneficial owner of more than 5.0% of any class of FGMC Common Stock;

•
each of FGMC’s current executive officers and directors; and

•
all executive officers and directors of FGMC as a group pre-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of FGMC Common Stock pre-Business Combination is based on 10,295,800 shares of FGMC Common Stock issued and outstanding as of May 1, 2026 (of which 8,000,000 shares are FGMC Public Shares).
Unless otherwise indicated, FGMC believes that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to the voting securities beneficially owned by them.
Pre- Business Combination
Name and Address of Beneficial Owner(1)	Shares of FGMC Common Stock(2)	% of FGMC Common Stock	% of Voting Power
FG Merger Investors II LLC(3)	1,402,910		13.63%
Larry G. Swets(3)	200,000		1.94%
Hassan R. Baqar(3)	200,000		1.94%
Andew B. McIntyre	10,000		*
Scott D. Wollney	20,000		*
Richard E. Govignon	10,000		*
All FGMC directors and executive officers as a group (5 individuals)	440,000		4.27%
5% Holders of FGMC Common Stock
CVI Investments, Inc.(4)	790,000		7.67%
AQR Capital Management, LLC(5)	792,000		7.69%
FG Merger Investors II LLC(3)	1,402,910		13.63%
Highbridge Capital Management, LLC(6)	559,889		5.44%
RiverNorth Capital Management, LLC(7)	642,969		6.24%

*
Less than 1.0%.

(1)
Unless otherwise noted, the business address of each of the following is 104 S. Walnut Street, Unit 1A, Itasca, IL 60143.

(2)
Interest shown includes Founder Shares and common stock underlying the Private Units

(3)
Larry Swets, Jr., Hassan R. Baqar, and D. Kyle Cerminara are the managers of FG Merger Investors II LLC. The investment and voting decisions for FG Merger Investors II LLC are made jointly by the three managers and no one individual has a controlling decision. Under the so-called “rule of three,”

because voting and dispositive decisions are made jointly by three managers, none of the managers is deemed to be a beneficial owner of securities held by FG Merger Investors II LLC. Accordingly, none of the managers of FG Merger Investors II LLC is deemed to have or share beneficial ownership of the securities held by FG Merger Investors II LLC.
(4)
As per the 13G filed on February 2, 2025, CVI Investments, Inc. own 790,000 common shares. The principal business address for CVI Investments, Inc. is PO Box 309GT Ugland House, South Church Street, George Town, Grand Cayman, KY1-1004, Cayman Islands. The report does not name a natural person who directly or indirectly exercises sole or shared voting and/or dispositive power with respect to the securities. The report is signed by Brian Sopinsky, Secretary of Heights Capital Management, Inc., investment manager to CVI Investments, Inc.

(5)
As per the 13G filed on May 13, 2025, AQR Capital Management LLC own 792,000 common shares. The principal business address for AQR Capital Management LLC is One Greenwich Plaze, Suite 130 Greenwich, Connecticut 06830. The report does not name a natural person who directly or indirectly exercises sole or shared voting and/or dispositive power with respect to the securities. The report is signed by Henry Parkin, Authorized Signatory.

(6)
As per the 13G filed on February 17, 2026, Highbridge Capital Management, LLC own 559,889 common shares. The principal business address for Highbridge Capital Management, LLC is 390 Madison Avenue, 28th Floor, New York, NY 10017.

(7)
As per the 13G filed February 17, 2026, Rivernorth Capital Management, LLC own 642, 969 common shares. The principal business address for Rivernorth Capital Management, LLC is 360 S Rosemary Avenue, Ste 1420 West Palm Beach, Florida 33401.

BOXABL.   The following table sets forth information regarding the beneficial ownership of BOXABL Common Stock as of December 12, 2025, which is prior to the consummation of the Business Combination (pre-Business Combination), by:
•
each person who is known to be the beneficial owner of more than 5.0% of any class of BOXABL Common Stock;

•
each of BOXABL’s executive officers and directors; and

•
all executive officers and directors of BOXABL as a group pre-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days.
The beneficial ownership of BOXABL Common Stock pre-Business Combination is based on 3,000,000,000 shares of BOXABL Common Stock issued and outstanding as of December 12, 2025, which consists of an aggregate of 3,000,000,000 outstanding as of such date.
Unless otherwise indicated, BOXABL believes that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to the voting securities beneficially owned by them.
Pre- Business Combination
Name and Address of Beneficial Owner	Shares of BOXABL Common Stock	% of BOXABL Common Stock	% of Voting Power
Directors and Executive Officers of BOXABL
Paolo Tiramani(1)	2,213,755,800(2)	73.8%	73.8%
Galiano Tiramani(1)	773,139,600(3)(4)	25.8%	25.8%
All BOXABL directors and executive officers as a group (5 individuals)	2,986,895,400(5)	99.6%	99.6%
5% Holders of BOXABL Common Stock

Name and Address of Beneficial Owner	Shares of BOXABL Common Stock	% of BOXABL Common Stock	% of Voting Power
Paolo Tiramani(1)	2,213,755,800	73.8%	73.8%
Galiano Tiramani(1)	773,139,600	25.8%	25.8%

(1)
C/O BOXABL Inc., 5345 E. North Belt Rd., North Las Vegas, NV, 89115.

(2)
Includes 1,087,800,000 shares of BOXABL Common Stock owned by the Paolo Tiramani 2020 Family Gift Trust and 1,114,705,800 shares of BOXABL Common Stock owned by the Austin Powers Trust.

(3)
Includes 397,800,000 shares of BOXABL Common Stock owned by the Galiano Tiramani 2020 Family Gift Trust, 2,500,000 shares of BOXABL Common Stock owned by the Dechomai Asset Trust, and 362,205,800 shares of BOXABL Common Stock owned by the Shontor Asset Protection Trust.

(4)
Includes 5,633,800 Non-Qualified Stock Options owned by spouse that are fully vested, have an exercise price of $0.071 and expire October 4, 2031.

(5)
Does not include 57,143 shares of BOXABL Common Stock underlying Restricted Stock Units granted to Mr. Yemini on July 1, 2023 but where the issuance of shares is deferred until a future Distribution Date, amounting to a total of 57,143 shares of BOXABL Common Stock. Also, does not include 250,000 shares of BOXABL Common Stock underlying Restricted Stock Units that were awarded to Mr. Yemini on December 24, 2024, but remain subject to performance-based vesting requirements, amounting to a total of 250,000 shares of BOXABL Common Stock. Does not include 312,500 shares of BOXABL Common Stock underlying Restricted Stock Units that were awarded to Dr. Davis on January 1, 2026 but remain subject to performance-based vesting requirements, amounting to a total of 312,500 shares of BOXABL Common Stock. For details regarding vesting terms, see Compensation of Directors and Officers — Compensation of Directors.

Post-Business Combination
The following tables set forth information regarding the expected beneficial ownership of shares of the Combined Company Common Stock immediately following consummation of the Business Combination by:
•
each person who is expected to be the beneficial owner of more than 5.0% of shares of the Combined Company Common Stock post-Business Combination;

•
each person who is expected to become an executive officer or director of the Combined Company post-Business Combination; and

•
all executive officers and directors of the Combined Company as a group post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The expected beneficial ownership of shares of the Combined Company Common Stock post-Business Combination assumes three redemption scenarios:
(i)
The No Redemption Scenario where no FGMC public stockholders exercise their redemption rights in connection with the Business Combination.

(ii)
The “50% Redemption Scenario” where half of the FGMC public stockholders exercise their redemption rights in connection with the Business Combination.

(iii)
The Maximum Redemption Scenario where all FGMC public stockholders exercise their redemption rights in connection with the Business Combination.

The expected beneficial ownership of shares of Combined Company Common Stock assumes certain exchange ratios in the Business Combination. The final exchange ratios, which may be different from the assumed exchange ratios, will be determined at the Closing pursuant to the formula and terms set forth in the Merger Agreement. If the actual facts are different from the foregoing assumptions, ownership figures in the Combined Company and the tables that follows could differ.
Unless otherwise indicated, FGMC and BOXABL believe that all persons named in the table below have, or may be deemed to have, sole voting and investment power with respect to the voting securities beneficially owned by them.
No redemption Scenario — The beneficial ownership of Combined Company is based on 244,776,332 shares of Combined Company Common Stock outstanding pos-Business Combination assuming no Convertible Securities of BOXABL were exchanged for Combined Company Common Stock.
50% redemption Scenario — The beneficial ownership of Combined Company is based on 240,776,332 shares of Combined Company Common Stock outstanding pos-Business Combination assuming no Convertible Securities of BOXABL were exchanged for Combined Company Common Stock.
Maximum redemption Scenario — The beneficial ownership of Combined Company is based on 236,776,332 shares of Combined Company Common Stock outstanding pos-Business Combination assuming no Convertible Securities of BOXABL were exchanged for Combined Company Common Stock.
	(Assuming No Redemptions)			(Assuming 50% Redemption)			(Assuming Maximum Redemption)
Name of Beneficial Owner	Number of Shares	% of Combined Company Common Stock	Combined Voting Power	Number of Shares	% of Combined Company Common Stock	Combined Voting Power	Number of Shares	% of Combined Company Common Stock	Combined Voting Power
Paolo Tiramani(1)	172,415,384(2)	70.44%	70.44%	172,415,384(2)	71.60%	71.60%	172,415,384	72.82%	72.82%
Galiano Tiramani(1)	60,214,935(3)(4)	24.60%	24.60%	60,214,935(3)(4)	25.01%	25.01%	60,214,935	25.43%	25.43%
Martin Costas	—	—	—	—	—		—	—	—
David R. Cooper II	—	—	—	—	—		—	—	—
Zvi Yemeni	—	—	—	—	—		—	—	—
Larry G. Swets Jr.	200,000	*	*	200,000	*	*	200,000	*	*
All executive officers and directors as a group (six persons)	232,830,319(5)	95.04%	95.04%	232,830,319(5)	96.62%	96.62%	232,830,319	98.25%	98.25%
5% Holders of BOXABL Common Stock
Paolo Tiramani(1)	172,415,384	70.44%	70.44%	172,415,384	71.61%	71.61%	172,415,384	72.8%	72.8%
Galiano Tiramani(1)	60,214,935	24.560%	24.56%	60,214,935	25.01%	25.01%	60,214,935	25.4%	25.4%

*
less than 1%

(1)
C/O BOXABL Inc., 5345 E. North Belt Rd., North Las Vegas, NV, 89115.

(2)
Includes 84,116,585 shares of BOXABL Common Stock owned by the Paolo Tiramani 2020 Family Gift Trust and 86,197,136 shares of BOXABL Common Stock owned by the Austin Powers Trust.

(3)
Includes 30,760,781 shares of BOXABL Common Stock owned by the Galiano Tiramani 2020 Family Gift Trust, 193,318 shares of BOXABL Common Stock owned by the Dechomai Asset Trust, and 28,008,379 shares of BOXABL Common Stock owned by the Shontor Asset Protection Trust.

(4)
Includes 435,646 Non-Qualified Stock Options owned by spouse that are fully vested, have an exercise price of $0.071 and expire October 4, 2031.

(5)
Does not include 4,421 shares of BOXABL Common Stock underlying Restricted Stock Units that vested for Mr.Yemini granted on July 1, 2023, but where the issuance of shares is deferred until the Distribution Date, amounting to a total of 4,421 shares of BOXABL Common Stock. Also, does not include 19,332 shares of BOXABL Common Stock underlying Restricted Stock Units that were awarded to Mr.Yemini granted on December 24, 2024, but subject to quarterly vesting and deferred issuance, amounting to a total of 19,332 shares of BOXABL Common Stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships and Related Person Transactions-FGMC
Founder Shares
On October 6, 2023, the Company issued an aggregate of 2,156,250 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 Founder Shares to members of the Company’s management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares. The Founder Shares include an aggregate of up to 300,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the IPO (assuming the Initial Stockholders did not purchase any Public Shares in the IPO and excluding the securities underlying the $15 Private Warrants, the Private Units).
On August 21, 2024, Company issued a dividend of approximately 0.066 Founder Shares for every issued and outstanding founder share resulting in our initial stockholders holding an aggregate of 2,300,000 Founder Shares, an increase of 143,750 founder compared to 2,156,250 initial Founder Shares issued.
On February 5, 2025, the underwriters elected to terminate their over-allotment option to purchase 1,200,000 IPO Units resulting in Sponsor to forfeit 300,000 Founder Shares. As of December 31, 2025, there were 2,000,000 Founder Shares outstanding.
The Initial Stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Public Shares for cash, securities or other property.
Promissory Notes
On October 6, 2023, the Company issued a promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. The Company drew $125,000 under the promissory note. On April 1. 2025, the Company paid off the entire $125,000 balance. As of December 31, 2025, there was no balance outstanding under the Promissory Notes. The Promissory Notes are noninterest bearing and payable on the consummation of the IPO.
On January 30, 2025, the Company issued an unsecured promissory note of $417,000 to the Sponsor. This promissory note bear interest at the rate of 12% per year and will mature on January 30, 2026. On March 5, 2025, the company paid $257,000 in principal and $4,935 in interest. On April 1, 2025, the Company paid $160,000 in principal and $1,736 in interest As of December 31, 2025, there was no outstanding balance under the promissory note.
Administrative Services Agreement
The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor whereby the Sponsor will perform certain services for the Company for a monthly fee of $15,000. As of December 31, 2025, the Company has paid $180,000 to Sponsor.
Both executive officers of the Company serve as the managers of the Sponsor at close of the IPO.

Certain Relationships and Related Person Transactions-BOXABL
The following transactions were approved by BOXABL’s board of directors that were serving at the time of approval. BOXABL’s board of directors is aware of the other commitments and interests of its members when determining whether to approve of any related party transaction.
Intellectual Property License Agreement and Merger of BOXABL with Affiliated Company
On June 16, 2020, and subsequently amended in November 2021, BOXABL entered into an exclusive license agreement with Build IP, a subsidiary of 500 Group, which is controlled by BOXABL’s Co-Chief Executive Officer, Paolo Tiramani. Pursuant to the license agreement, BOXABL will pay a license fee of 1% of the net selling price generated from the sale of its Casitas to Build IP. On June 15, 2023, BOXABL engaged in an all-stock statutory merger with 500 Group in which BOXABL exchanged 37,500,000 shares of its Non-Voting Series A-2 Preferred Stock for 500 Group’s 100 outstanding shares of common stock in a transaction valued at $30.0 million. As a result of this merger, 500 Group and Build IP are wholly owned by BOXABL, and their assets, including the intellectual property held by Build IP, are now owned by BOXABL. Accordingly, the license agreement between BOXABL and Build IP is now void.
Supercar System, Inc. Services Agreement
Effective as of January 1, 2023, BOXABL and Supercar System entered into a services agreement under which BOXABL will provide, or will cause third parties to provide, employee services in connection with Supercar System’s business. Supercar System will be required to reimburse BOXABL for the value of the time spent by a BOXABL employee rendering services to Supercar System based on that employee’s wages at BOXABL and for the fair market value of any goods or materials consumed in the course of performing such services. BOXABL can decline requests by Supercar System for any good faith reason. Supercar System is controlled by BOXABL’s Co-Chief Executive Officer, Paolo Tiramani. As of December 31, 2024, Supercar System had a balance due to BOXABL of $5,700 related to payroll costs. This amount was settled on February 28, 2025.
Supercar System, Inc. Lease Agreement
Pursuant to an agreement dated April 12, 2023, but effective as of January 1, 2023, BOXABL will lease 11,970 square feet to Supercar System located in BOXABL’s main property located at 5435 E. N. Belt Road, Las Vegas, Nevada for $7,000 per month. The agreement terminates December 31, 2026, unless otherwise amended in writing by the parties, and BOXABL retains the right to unilaterally terminate the agreement upon thirty days’ written notice. Supercar System is controlled by BOXABL’s Co-Chief Executive Officer, Paolo Tiramani.
Provision of Professional Services to our Co-Chief Executive Officer and Majority Stockholder
Pursuant to Paolo Tiramani’s employment agreement, BOXABL occasionally provides professional services to the majority stockholder and Co-Chief Executive Officer for work outside of BOXABL’s core business. The amount paid to BOXABL totaled $5,540 for the year ended December 31, 2024.
Trademark License Agreement
On December 22, 2025, with an effective date of December 1, 2025, BOXABL entered into a Trademark License Agreement with its co-CEO and Director, Galiano Tiramani, for the use of certain trademarks of BOXABL for a BOXABL meme coin created by Galiano Tiramani. The meme coin does not grant any financial rights to BOXABL or create any obligations for BOXABL. In exchange for the licensed trademarks, BOXABL will receive a royalty payment, paid on a quarterly basis, equal to the gross cash flows from the sale of the meme coin, less any documented expenses incurred.

DESCRIPTION OF THE COMBINED COMPANY’S SECURITIES
The following summary of certain provisions of the Combined Company’s securities does not purport to be complete and is subject to the Proposed Charter, the Proposed Bylaws and the provisions of applicable law. Copies of the Proposed Charter and the Proposed Bylaws are attached to this joint proxy statement/prospectus as Annex B-2 and Annex B-3, respectively. You are urged to read the Proposed Charter and the Proposed Bylaws in their entirety.
Authorized Capitalization
General
The total number of shares of stock that the Combined Company shall have the authority to issue 1,310,000,000 shares of capital stock, consisting of 900,000,000 shares of Class A common stock, with a par value of $0.0001 per share (the “Combined Company Class A Common Stock”), 275,000,000 shares of Class B common stock, with a par value of $0.0001 per share (the “Combined Company Class B Common Stock”), 110,000,000 shares of merger preferred stock, with a par value of $0.0001 (the “Combined Company Merger Preferred Stock”) and 25,000,000 shares of preferred stock (the “Combined Company Preferred Stock”).
The Combined Company expects to have approximately 25,019,821 shares of Combined Company Class A Common Stock, 232,630,319 shares of Combined Company Class B Common Stock, 103,475,240 shares of Combined Company Merger Preferred Stock and zero shares of Combined Company Preferred Stock issued and outstanding immediately after the consummation of the Business Combination, assuming no FGMC public stockholders exercise their redemption rights in connection with the Business Combination and all Convertible Securities of BOXABL will be exchanged for Combined Company Common Stock.
The following summary describes all material provisions of the Combined Company’s capital stock. The Combined Company urges you to read the Proposed Charter and the Proposed Bylaws (copies of which are attached to this joint proxy statement/prospectus statement as Annex B-2 and Annex B-3, respectively).
Preferred Stock
The board of directors of the Combined Company is authorized to provide, out of the unissued shares of Combined Company Preferred Stock of the Combined Company, for one or more series of Combined Company Preferred Stock. With respect to each such series, the board of directors is expressly authorized, by resolution or resolutions adopted from time to time, to fix and state the number of shares constituting such series and the designation thereof, as well as to determine the powers, including voting powers (if any), preferences, and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions of the shares of such series. The powers, preferences, and rights of each series of Combined Company Preferred Stock, and the qualifications, limitations, or restrictions thereof, may differ from those of any and all other series at any time outstanding, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issuance of such series of Combined Company Preferred Stock as adopted by the board of directors in accordance with the Proposed Charter and the Proposed Bylaws.
Merger Preferred Stock
Voting Rights
Each outstanding share of Combined Company Merger Preferred Stock of the Combined Company does not have voting rights, except as specifically provided in the Proposed Charter with respect to matters affecting the rights of holders of Combined Company Merger Preferred Stock. Except as otherwise required by the Certificate of Formation or applicable law, the holders of Combined Company Merger Preferred Stock do not vote together with the holders of any other class or series of stock on matters submitted to a vote of stockholders, except as may be required for matters that would amend, alter, or adversely affect the rights, preferences, or privileges of the Combined Company Merger Preferred Stock. The number of authorized shares of Combined Company Merger Preferred Stock may be increased or decreased (but not below the number of shares of Merger Preferred Stock then outstanding, plus the number of shares issuable upon exercise or conversion of outstanding rights, options, or similar instruments) by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon, voting together as a single class, and no separate class vote of the holders of Combined Company Merger Preferred Stock is required therefor, except as otherwise provided in the Certificate of Formation or required by law. Cumulative voting is not permitted for the election of directors or for any other matter.
Dividend Rights
Holders of Combined Company Merger Preferred Stock are entitled to receive dividends as and when declared by the board of directors. No dividend may be declared, paid, or set aside on any other class or series of capital stock of the Combined Company (other than dividends on shares of Combined Company Common Stock payable in shares of Combined Company Common Stock) unless the holders of Combined Company Merger Preferred Stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of Combined Company Merger Preferred Stock in an amount equal to the dividend payable on each outstanding share of Combined Company Common Stock. The rights of holders of Combined Company Merger Preferred Stock to dividends are subject to the terms and preferences set forth in the Proposed Charter, and except as otherwise provided therein, no dividend or distribution may be made on any other class or series of capital stock unless the Combined Company Merger Preferred Stock receives an equivalent dividend or distribution.
Rights and Preferences
In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Combined Company, the holders of Combined Company Merger Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Combined Company available for distribution to its stockholders, before any payment shall be made to the holders of Combined Company Common Stock, an amount per share as specified in the Proposed Charter. The Combined Company Merger Preferred Stock does not have voting rights except as specifically provided with respect to matters affecting the rights of holders of Combined Company Merger Preferred Stock. Shares of Combined Company Merger Preferred Stock are subject to automatic conversion into Combined Company Class A Common Stock on a one-for-one basis in accordance with the schedule and procedures set forth in the Proposed Charter, and may also be converted at the discretion of the board of directors. Upon conversion, all rights of the former holder of Combined Company Merger Preferred Stock with respect to such shares shall cease, and such shares shall be retired and cancelled and may not be reissued. The Combined Company Merger Preferred Stock does not have exchange, sinking fund, or redemption rights.
Class B Common Stock
Voting Rights
Each outstanding share of Combined Company Class B Common Stock of the Combined Company is entitled to ten (10) votes on all matters on which stockholders are generally entitled to vote. Except as otherwise required by the Proposed Charter or applicable law, the holders of Combined Company Class B Common Stock and any other class or series of stock entitled to vote generally vote together as a single class on all matters submitted to a vote of stockholders. The number of authorized shares of Combined Company Class B Common Stock may be increased or decreased (but not below the number of shares of Combined Company Class B Common Stock then outstanding, plus the number of shares issuable upon exercise or conversion of outstanding rights, options, or similar instruments) by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon, voting together as a single class, and no separate class vote of the holders of Combined Company Class B Common Stock is required therefor, except as otherwise provided in the Proposed Charter or required by law. Cumulative voting is not permitted for the election of directors or for any other matter.

Dividend Rights
Holders of Combined Company Class B Common Stock are entitled to receive dividends and distributions as and when declared by the board of directors, provided that no dividend or distribution may be declared or paid on the Combined Company Class B Common Stock unless a dividend or distribution of the same amount per share and of the same type is concurrently declared or paid on each share of Combined Company Class A Common Stock, and vice versa, except as otherwise provided in the Proposed Charter.
Rights and Preferences
Holders of Combined Company Class B Common Stock shall have the same rights and privileges and shall rank equally and share ratably, on a per share basis, with all other holders of Combined Company Class B Common Stock, and shall have identical rights and privileges as other holders of Combined Company Class B Common Stock, subject to the rights of holders of any other class or series of stock having preference or priority as to dividends or distributions. Except as otherwise provided in the Proposed Charter, all shares of Class B Common Stock shall be identical in all respects and shall be treated equally with respect to all matters, including voting, dividends, distributions, and rights upon liquidation. The holders of Combined Company Class B Common Stock have no exchange, sinking fund, redemption or other rights.
Class A Common Stock
Voting Rights
Each outstanding share of Combined Company Class A Common Stock of the Combined Company is entitled to one vote on all matters on which stockholders are generally entitled to vote. Except as otherwise required by the Proposed Charter or applicable law, the holders of Combined Company Class A Common Stock and any other class or series of stock entitled to vote generally vote together as a single class on all matters submitted to a vote of stockholders. The number of authorized shares of Combined Company Class A Common Stock may be increased or decreased (but not below the number of shares of Combined Company Class A Common Stock then outstanding, plus the number of shares issuable upon exercise or conversion of outstanding rights, options, or similar instruments) by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon, voting together as a single class, and no separate class vote of the holders of Combined Company Class A Common Stock is required therefor, except as otherwise provided in the Proposed Charter or required by law. Cumulative voting is not permitted for the election of directors or for any other matter.
Dividend Rights
Shares of Combined Company Class A Common Stock shall be entitled to share equally and ratably, on a per share basis, with respect to any dividends or other distributions paid or distributed by the Combined Company, subject to the rights of holders of any other class or series of stock having preference or priority as to dividends or distributions. No dividend or distribution may be declared or paid on the Combined Company Class A Common Stock unless a dividend or distribution of the same amount per share and of the same type is concurrently declared or paid on each share of Combined Company Class B Common Stock, and vice versa, except as otherwise provided in the Proposed Charter.
Rights and Preferences
Holders of Combined Company Class A Common Stock shall have the same rights and privileges and shall rank equally and share ratably, on a per share basis, with all other holders of Combined Company Class A Common Stock, and shall have identical rights and privileges as other holders of Combined Company Class A Common Stock, subject to the rights of holders of any other class or series of stock having preference or priority as to dividends or distributions. The holders of Combined Company Class A Common Stock have no exchange, sinking fund, redemption or other rights.
Anti-takeover Effects of the Proposed Charter and the Proposed Bylaws
The Proposed Charter and the Proposed Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Combined Company. The Combined Company expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Combined Company to first negotiate with the board, which the Combined Company believes may result in an improvement of the terms of any such acquisition in favor of the Combined Company’s stockholders. However, they also give the board the power to discourage mergers that some stockholders may favor.
Director Removal and Filling Vacancies
Subject to the rights of the holders of any series of Combined Company Preferred Stock, including Combined Company Merger Preferred Stock, to elect directors under specific circumstances, the Proposed Charter provides that (i) each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until his or her death, resignation, disqualification, retirement, removal from office, or until his or her successor is duly elected and qualified at the next annual meeting of stockholders; (ii) any director may resign at any time by delivering written notice to the Combined Company, which resignation shall take effect at the time specified in the notice or, if no time is specified, upon receipt by the Combined Company; and (iii) any director or the entire board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class.
Subject to the rights of the holders of any series of Combined Company Preferred Stock, including Combined Company Merger Preferred Stock, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled solely by the affirmative vote of the remaining directors then in office, even if less than a quorum of the board. Any director so chosen shall hold office until the next annual meeting of stockholders at which his or her term shall expire and until his or her successor shall be duly elected and qualified, or until such director’s earlier death, disqualification, resignation, or removal. No decrease in the number of directors shall shorten the term of any director then in office.
Special Meetings of Stockholders
Subject to the rights of the holders of any series of Combined Company Preferred Stock, including Combined Company Merger Preferred Stock, with respect to such series, special meetings of stockholders of the Combined Company may be called only by or at the direction of (i) the board of directors, (ii) the Chairman of the board of directors, or (iii) so long as the Combined Company is a “controlled company,” by the Secretary of the Combined Company at the request of any holder entitled to vote generally in the election of directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
Action by Written Consent
The Proposed Charter and the Proposed Bylaws do not prohibit the right under the TBOC of stockholders to act by written consent.
Advance Notice Requirements
The Proposed Bylaws of the Combined Company establish advance notice procedures with respect to stockholder proposals for the nomination of candidates for election as directors and for other business to be brought before meetings of the Combined Company’s stockholders. These procedures require that, for business or nominations to be properly brought before an annual meeting by a stockholder, timely written notice must be delivered to, or mailed and received at, the principal executive offices of the Combined Company and addressed to the Secretary. To be considered timely, such notice must be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder must be received not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made.

The Proposed Bylaws further specify detailed requirements as to the form and content of all stockholder notices, including, but not limited to, information regarding the proposing or nominating stockholder, any beneficial owners, their interests, and a description of the business or nomination proposed. Only such business shall be conducted at an annual or special meeting as has been properly brought before the meeting in accordance with these advance notice provisions.
Amendment to Certificate of Formation and Bylaws
Except with respect to amending provisions of the Proposed Charter relating to the voluntary and automatic conversion rights of the Combined Company Class B Common Stock into Combined Company Class A Common Stock, which requires the affirmative vote (or written consent) of the holders of a majority of the then-outstanding shares of Combined Company Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, the Proposed Charter of the Combined Company may otherwise be amended, altered, changed, or repealed in the manner prescribed by the TBOC and as set forth in the Proposed Charter. In particular, certain provisions of the Proposed Charter — including those relating to the board of directors, meetings of stockholders, corporate opportunities, limitation of liability, indemnification, amendments, and forum selection — require, while the Corporation is under the control of Paolo Tiramani and Galiano Tiramani, the affirmative vote of a majority of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, and, from and after the time the Combined Company ceases to be under the control of Paolo Tiramani and Galiano Tiramani, the affirmative vote of at least two-thirds of the total voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class. The board of directors of the Combined Company is expressly authorized to make, alter, amend, or repeal the Bylaws, subject to the power of the stockholders entitled to vote with respect thereto to also make, alter, amend, or repeal the Proposed Bylaws. The Proposed Bylaws may be adopted, amended, or repealed by the board of directors or by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Combined Company entitled to vote thereon, voting together as a single class, in accordance with the Proposed Charter and the TBOC.
Limitations on Liability and Indemnification of Officers and Directors
The Proposed Charter provides that, to the fullest extent permitted by the TBOC, as the same exists or as may hereafter be amended, no director or officer of the Combined Company shall be personally liable to the Combined Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable.
The Proposed Charter provides that the Combined Company, to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Combined Company, (an “indemnitee”), the Combined Company shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.
Transfer Agent
The transfer agent for the Combined Company Common Stock will be Continental Stock Transfer & Trust Company.

COMPARISON OF FGMC’S STOCKHOLDERS’ RIGHTS
General
FGMC is incorporated under the laws of the State of Nevada, and the rights of FGMC stockholders are governed by the laws of the State of Nevada, including the NRS and the FGMC Charter and FGMC Bylaws. As a result of the Business Combination, FGMC stockholders who receive shares of Combined Company Common Stock will become stockholders of the Combined Company. The Combined Company is incorporated under the laws of the State of Texas and the rights of the Combined Company stockholders will be governed by the laws of the State of Texas, including the TBOC, the Proposed Charter and the Proposed Bylaws in the form attached to this joint proxy statement/prospectus as Annex B-2 and Annex B-3, respectively. Thus, following the Business Combination, the rights of FGMC stockholders who become Combined Company stockholders will no longer be governed by Nevada law, the FGMC Charter and the FGMC Bylaws and instead will be governed by Texas law, the Proposed Charter and the Proposed Bylaws.
Comparison of Stockholders’ Rights
Set forth below is a summary comparison of material differences between the rights of FGMC stockholders under the FGMC Charter and FGMC Bylaws (left column), and the rights of the Combined Company stockholders under forms of the Proposed Charter and the Proposed Bylaws (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the Proposed Charter and the Proposed Bylaws, which are attached to this joint proxy statement/prospectus as Annex B-2 and B-3, respectively, the full text of the FGMC Charter and FGMC Bylaws, and the relevant provisions of the NRS and the TBOC.
FGMC	Combined Company
Authorized Capital Stock

The FGMC Charter provides that the total number of authorized shares of all classes of capital stock is 104,000,000 shares, consisting of (a) 100,000,000 shares of common stock, $0.0001 par value and 4,000,000 shares of Preferred Stock.
See Article IV of the FGMC Charter

The Proposed Charter of the Combined Company authorizes the issuance of 1,310,000,000 shares of capital stock, consisting of: (i) 900,000,000 shares of Combined Company Class A Common Stock, (ii) 275,000,000 shares of Combined Company Class B Common Stock, (iii) 110,000,000 shares of Combined Company Merger Preferred Stock, and (iv) 25,000,000 shares of Combined Company Preferred Stock.
See Article 4 of the Proposed Charter.

Voting

Except as otherwise required by law or the FGMC Charter (including any Preferred Stock Designation), the holders of FGMC Common Stock exclusively possess all voting power with respect to the Corporation. Holders of FGMC Common Stock are entitled to one vote per share on matters to be voted on by stockholders. There is no cumulative voting in the election of directors.
See Articles IV and 5 of the FGMC Charter.
Except as otherwise required by law or the Proposed Charter (including any preferred stock designation), the holders of Combined Company Common Stock possess all voting power with respect to the Combined Company, subject to the rights of holders of any series of Preferred Stock as set forth in the Proposed Charter. Each share of Combined Company Class A Common Stock entitles the record holder to one vote per share on all matters submitted to a vote of the stockholders, and each share of Combined Company Class B Common Stock entitles the holder thereof to ten (10) votes per share on all such matters. Except as otherwise provided in the Proposed Charter or required by

FGMC	Combined Company

law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders. There shall be no cumulative voting for the election of directors or on any other matter.
See Article 4 of the Proposed Charter and Section 2.9 of the Proposed Bylaws.

Directors

The Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders following the effectiveness of these Amended and Restated Articles, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders following the effectiveness of these Amended and Restated Articles and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders following the effectiveness of the FGMC Charter.
See Article V of the FGMC Charter.

The board of directors of the Combined Company shall be divided into one class. Any director so chosen shall hold office until the next annual meeting of stockholders at which his or her term shall expire and until his or her successor shall be duly elected and qualified, or until such director’s earlier death, disqualification, resignation or removal.
See Article 6 of the Proposed Charter and Section 3.3 of the Proposed Bylaws.

Removal of Directors; Vacancies

The FGMC Bylaws provide for the removal of directors either for or without cause, at any time by the Board. Nevada law requires a minimum vote of two-thirds of the voting power of the corporation to remove directors.
See Article VI of the FGMC Bylaws

The Proposed Bylaws provide that any director or the entire Board may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class. No director may be removed except as provided in the Proposed Charter or the Proposed Bylaws. Any vacancy resulting from such removal may be filled solely by the affirmative vote of the remaining directors then in office, even if less than a quorum of the board of directors.
See Article 6 of the Proposed Bylaws.

FGMC	Combined Company
Certificate of Formation and Bylaws
Quorum
Pursuant to the FGMC Bylaws, except as otherwise provided by Nevada law, the FGMC Charter and the FGMC Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business.	Pursuant to the Proposed Bylaws, unless otherwise provided by applicable law, the Proposed Charter, or the Proposed Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, by remote communication (if applicable), or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. In the event that specified business is required to be voted on exclusively by the holders of a particular class or series of stock voting as a separate class, the presence, in person, by remote communication, or by proxy, of the holders of a majority in voting power of the outstanding shares of such class or series entitled to vote shall constitute a quorum for the transaction of such class or series business. If a quorum is not present or represented at any meeting of the stockholders, the chairperson of the meeting or a majority in voting power of the stockholders entitled to vote at the meeting, present in person, by remote communication, or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum is present or represented.
Stockholder Action by Written Consent

Except as may be otherwise provided for or fixed pursuant to the FGMC Charter (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.
See Article VII of the FGMC Charter.
Except as may be otherwise provided for or fixed pursuant to the Proposed Charter (including any preferred stock designation) relating to the rights of the holders of any outstanding series of Combined Company Preferred Stock, the Combined Company Merger Preferred Stock, and subject to the requirements of applicable law, any action required or permitted to be taken by the stockholders of the Combined Company must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, except that, so long as the Combined Company qualifies as a “controlled company” under Section 303A.00 of the New York Stock Exchange Listed Company Manual or Nasdaq Listing Rule 5615-4(7)(A), any action required or permitted to be taken by the stockholders may be effected by the written consent of the holders of outstanding capital stock of the Combined Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

FGMC	Combined Company
See Article 7.1 of the Proposed Charter.
Special Meeting of Stockholders

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
See Article II of the FGMC Bylaws.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Combined Company’s notice of meeting. No business other than that specified in the notice of such special meeting shall be transacted at any special meeting of stockholders.
See Article 7.2 of the Proposed Charter and Section 2.4 of the Proposed Bylaws.

Notice of Stockholder Meetings

Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 of the FGMC Bylaws to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by Chapter 78 of the Nevada Revised Statutes (“NRS”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c) of the FGMC Bylaws) given before the date previously scheduled for such meeting.
See Article II of the FGMC Bylaws.

Written notice of each meeting of stockholders, stating the place, if any, date, and time of the meeting, as well as the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), shall be given in accordance with the manner permitted by Section 2.6 of the Proposed Bylaws to each stockholder of record entitled to vote thereat as of the record date for determining stockholders entitled to notice of the meeting. Such notice shall be provided by the Combined Company not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. In the case of a meeting other than an annual meeting, the notice shall also state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Combined Company’s notice of meeting (or any supplement thereto). Any meeting of stockholders for which notice has been given may be postponed or cancelled by the board of directors upon public announcement.
See Section 2.6 and 2.7 of the Proposed Bylaws and Article II of the Proposed Charter.

Indemnification and Advancement of Expenses
To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise	To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Combined Company shall indemnify, and advance expenses to, any person who was or is made or is threatened to be made a party or is otherwise

FGMC	Combined Company

involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, or as a manager of a limited liability company, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 of the FGMC Bylaws with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.
In addition to the right to indemnification conferred in Section 8.1 of the FGMC Bylaws, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if NRS Chapter 78 requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.
See Article VIII of the FGMC Bylaws.

involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Combined Company or, while a director or officer of the Combined Company, is or was serving at the request of the Combined Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, from and against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection therewith. Notwithstanding the foregoing, except as provided in Section 10.4 of the Proposed Charter with respect to proceedings to enforce rights to indemnification, the Combined Company shall not be required to indemnify or advance expenses to any person in connection with a proceeding (or part thereof) commenced by such person if the commencement of such proceeding (or part thereof) was not authorized by the board of directors. The indemnification and advancement of expenses provided by, or granted pursuant to, Article 10 of the Proposed Charter shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. To the extent not prohibited by applicable law, the Combined Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined that the indemnitee is not entitled to be indemnified under Article 10 of the Proposed Charter or otherwise.
See Article 10 of the Proposed Charter and Section 6.1 of the Proposed Bylaws.

FGMC	Combined Company
Doctrine of Corporate Opportunity
Exclusive Jurisdiction of Certain Actions

Unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County in the State of Nevada (the “EJDC”) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of NRS Chapters 78 and/or 92A or these Amended and Restated Articles or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Nevada, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, except for, as to each of (i) through (iv) above, any claim (A) as to which the EJDC determines that there is an indispensable party not subject to the jurisdiction of the EJDC (and the indispensable party does not consent to the personal jurisdiction of the EJDC within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the EJDC, (C) for which the EJDC does not have subject matter jurisdiction, or (D) any action arising under the Securities Act of 1933, as amended, as to which the EJDC and the federal district court for the District of Nevada shall have concurrent jurisdiction. Notwithstanding the foregoing, the provisions of Section 12.1 of the FGMC Charter will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions here.
See Article XII of the FGMC Charter.

Unless the Combined Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Texas shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Combined Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Combined Company to the Combined Company or the Combined Company’s stockholders, (c) any action asserting a claim against the Combined Company, its directors, officers, employees or agents arising pursuant to any provision of the TBOC, the Proposed Charter or the Proposed Bylaws, or as to which the TBOC confers jurisdiction on the United States District Court for the Southern District of Texas, or (d) any action asserting a claim against the Combined Company, its directors, officers, employees or agents governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Combined Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Combined Company shall be deemed to have notice of and consented to the provisions of this forum selection clause. Notwithstanding the foregoing, this forum selection provision shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
See Article 13 of the Proposed Charter.

Dividends and Other Distributions
Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX of the FGMC Charter, the holders of shares of Common	Subject to applicable law, the rights, if any, of the holders of any outstanding series of Combined Company Preferred Stock, and Combined Company Merger Preferred Stock, the holders of

FGMC	Combined Company

Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.
See Article IV of the FGMC Charter.

shares of Combined Company Common Stock shall be entitled to receive such dividends and other distributions (whether payable in cash, property, or capital stock of the Corporation) as may be declared from time to time by the Board out of assets or funds of the Corporation legally available therefor. Dividends and other distributions on the Combined Company Common Stock shall be shared ratably on a per share basis among the holders of Combined Company Common Stock, except as otherwise provided with respect to any class or series.
See Article 5 of the Proposed Charter.

COMPARISON OF BOXABL’S STOCKHOLDERS’ RIGHTS
General
BOXABL is incorporated under the laws of the State of Nevada, and the rights of BOXABL stockholders are governed by the laws of the State of Nevada, including the NRS and the Seventh Amended and Restated Articles of Incorporation (the “BOXABL Charter”) and BOXABL Bylaws. As a result of the Business Combination, BOXABL stockholders who receive shares of Combined Company Common Stock will become stockholders of the Combined Company. The Combined Company is incorporated under the laws of the State of Texas and the rights of the Combined Company stockholders will be governed by the laws of the State of Texas, including the TBOC, the Proposed Charter and the Proposed Bylaws in the form attached to this joint proxy statement/prospectus as Annex B-2 and Annex B-3, respectively. Thus, following the Business Combination, the rights of BOXABL stockholders who become Combined Company stockholders will continue to be governed by Texas law but will no longer be governed by the BOXABL Charter and BOXABL Bylaws and instead will be governed by the Proposed Charter and the Proposed Bylaws.
Comparison of Stockholders’ Rights
Set forth below is a summary comparison of material differences between the rights of BOXABL stockholders under the BOXABL Charter and the BOXABL Bylaws (left column), and the rights of the Combined Company stockholders under forms of the Proposed Charter and the Proposed Bylaws (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the Proposed Charter and the Proposed Bylaws, which are attached to this joint proxy statement/prospectus as Annex B-2 and Annex B-3, respectively, the full text of the BOXABL Charter and the BOXABL Bylaws, and the relevant provisions of the NRS and the TBOC.
BOXABL	Combined Company
Authorized Capital Stock

Under the BOXABL Charter, the total number of shares of all classes of stock which BOXABL is authorized to issue Thirty-Two Billion Two Hundred Million (32,200,000,000) shares of capital stock, consisting of (a) 17,800,000,000 shares of common stock, $0.00001 par value per share (“BOXABL Common Stock”), and (b) 14,400,000,000 shares of preferred stock, $0.00001 par value per share (“BOXABL Preferred Stock”). The board of directors is vested with the authority to designate from time to time one or more series of BOXABL Preferred Stock and to fix for each such series the voting powers, designations, preferences, rights, and qualifications or restrictions thereof, as set forth in the BOXABL Charter.
See Article 4 of the BOXABL Charter.

The Proposed Charter of the Combined Company authorizes the issuance of 1,310,000,000 shares of capital stock, consisting of: (i) 900,000,000 shares of Combined Company Class A Common Stock, (ii) 275,000,000 shares of Combined Company Class B Common Stock, (iii) 110,000,000 shares of Combined Company Merger Preferred Stock, and (iv) 25,000,000 shares of Combined Company Preferred Stock.
See Article 4 of the Proposed Charter.

Voting
Except as otherwise required by law or the BOXABL Charter (including any preferred stock designation), the holders of BOXABL Common Stock possess all voting power with respect to BOXABL, subject to the rights, powers, and preferences of the holders of BOXABL Preferred Stock as set forth in the BOXABL Charter. Each	Except as otherwise required by law or the Proposed Charter (including any preferred stock designation), the holders of Combined Company Common Stock possess all voting power with respect to the Combined Company, subject to the rights of holders of any series of Preferred Stock as set forth in the Proposed Charter. Each share of Combined

BOXABL	Combined Company

share of BOXABL Common Stock entitles the record holder to one vote per share on all matters submitted to a vote of the stockholders. Except as otherwise provided in the BOXABL Charter or required by law, the holders of BOXABL Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders. There shall be no cumulative voting for the election of directors or on any other matter.
See Article 4 of the BOXABL Charter.

Company Class A Common Stock entitles the record holder to one vote per share on all matters submitted to a vote of the stockholders, and each share of Combined Company Class B Common Stock entitles the holder thereof to ten (10) votes per share on all such matters. Except as otherwise provided in the Proposed Charter or required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders. There shall be no cumulative voting for the election of directors or on any other matter.
See Article 4 of the Proposed Charter and Section 2.9 of the Proposed Bylaws.

Directors

Directors serve until their successors are elected and qualified or until their earlier death, resignation, or removal. There is no provision for directors to serve staggered terms or for the board to be divided into separate classes.
See Section 3.2 of the BOXABL Bylaws.

The board of directors of the Combined Company shall be divided into one class. Any director so chosen shall hold office until the next annual meeting of stockholders at which his or her term shall expire and until his or her successor shall be duly elected and qualified, or until such director’s earlier death, disqualification, resignation or removal.
See Article 6 of the Proposed Charter and Section 3.3 of the Proposed Bylaws.

Removal of Directors; Vacancies

The BOXABL Bylaws provide that any director or the entire board of directors may be removed from office at any time, with or without cause, by the affirmative vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote, consistent with Nevada law. In the event of such removal, the resulting vacancy or vacancies shall be filled in accordance with the procedures set forth in the BOXABL Bylaws, which provide that such vacancies may be filled by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.
See Section 3.4 of the BOXABL Bylaws.

The Proposed Bylaws provide that any director or the entire Board may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Combined Company entitled to vote generally in the election of directors, voting together as a single class. No director may be removed except as provided in the Proposed Charter or the Proposed Bylaws. Any vacancy resulting from such removal may be filled solely by the affirmative vote of the remaining directors then in office, even if less than a quorum of the board of directors.
See Article 6 of the Proposed Bylaws.

Certificate of Formation and Bylaws
Quorum
Pursuant to the BOXABL Bylaws, unless otherwise provided by applicable law or the BOXABL Charter, the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person, by remote communication (if applicable), or represented by	Pursuant to the Proposed Bylaws, unless otherwise provided by applicable law, or the Proposed Charter, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, by remote communication (if applicable), or represented by proxy, shall constitute

BOXABL	Combined Company

proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If a quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person, by remote communication, or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum is present or represented.
See Section 2.8 of the BOXABL Bylaws.
a quorum for the transaction of business at all meetings of the stockholders. In the event that specified business is required to be voted on exclusively by the holders of a particular class or series of stock voting as a separate class, the presence, in person, by remote communication, or by proxy, of the holders of a majority in voting power of the outstanding shares of such class or series entitled to vote shall constitute a quorum for the transaction of such class or series business. If a quorum is not present or represented at any meeting of the stockholders, the chairperson of the meeting or a majority in voting power of the stockholders entitled to vote at the meeting, present in person, by remote communication, or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum is present or represented.
Stockholder Action by Written Consent

Any action required or permitted to be taken by the stockholders of BOXABL may be effected without a meeting by a written consent signed by the stockholders holding at least a majority of the voting power (or such greater proportion if required for approval of such action at a meeting of stockholders).
See Section 2.11 of the BOXABL Bylaws.

Except as may be otherwise provided for or fixed pursuant to the Proposed Charter (including any preferred stock designation) relating to the rights of the holders of any outstanding series of Combined Company Preferred Stock, the Combined Company Merger Preferred Stock, and subject to the requirements of applicable law, any action required or permitted to be taken by the stockholders of the Combined Company must be effected at a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, except that, so long as the Combined Company qualifies as a “controlled company” under Section 303A.00 of the New York Stock Exchange Listed Company Manual or Nasdaq Listing Rule 5615-4(7)(A), any action required or permitted to be taken by the stockholders may be effected by the written consent of the holders of outstanding capital stock of the Combined Company having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
See Article 7.1 of the Proposed Charter.

BOXABL	Combined Company
Special Meeting of Stockholders
Business transacted at a special meeting of stockholders shall be limited to the purposes stated in the notice of meeting. See Section 2.7 of the BOXABL Bylaws.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Combined Company’s notice of meeting. No business other than that specified in the notice of such special meeting shall be transacted at any special meeting of stockholders.
See Article 7.2 of the Proposed Charter and Section 2.4 of the Proposed Bylaws.

Notice of Stockholder Meetings

Written notice of each meeting of stockholders, stating the purpose of the meeting, the place, if any, date, and time of the meeting, as well as the means of remote communication, if any shall be given in accordance with the manner permitted by Section 2.6 and Section 5.1 of the BOXABL Bylaws to each stockholder of record entitled to vote thereat as of the record date for determining stockholders entitled to notice of the meeting. Such notice shall be provided by BOXABL not less than ten (10) nor more than sixty (60) days before the date of the meeting. In the case of a meeting other than an annual meeting, the notice shall also state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the notice of meeting.
See Sections 2.5, 2.6 and 2.7 and Section 5.1 of the BOXABL Bylaws.

Written notice of each meeting of stockholders, stating the place, if any, date, and time of the meeting, as well as the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting), shall be given in accordance with the manner permitted by Section 2.6 of the Proposed Bylaws to each stockholder of record entitled to vote thereat as of the record date for determining stockholders entitled to notice of the meeting. Such notice shall be provided by the Combined Company not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless otherwise required by applicable law. In the case of a meeting other than an annual meeting, the notice shall also state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Combined Company’s notice of meeting (or any supplement thereto). Any meeting of stockholders for which notice has been given may be postponed or cancelled by the board of directors upon public announcement.
See Section 2.6 and 2.7 of the Proposed Bylaws and Article II of the Proposed Charter.

BOXABL	Combined Company
Indemnification and Advancement of Expenses

To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Combined Company shall indemnify, and advance expenses to, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Combined Company or, while a is or was serving at the request of BOXABL as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection therewith if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BOXABL, and with respect to any criminal action, the indemnitee had no reasonable cause to believe his or her conduct was unlawful.
The foregoing indemnification will not be required if it is proven that the indemnitee’s act or failure to act constituted a breach of fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law making the indemnitee liable pursuant to NRS 78.138.
For actions by or in the right of BOXABL, indemnification may not be made for any claim, issue or matter as to which the indemnitee has been adjudged to be liable for negligence or misconduct in the performance of their duties to BOXABL, unless and to the extent that the court determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
BOXABL shall pay the expenses incurred by directors and officers in defending any a civil or criminal action in their capacity as directors or officers of BOXABL, directly or through insurance or other financial arrangements, as such expenses are incurred and in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined by a court that the indemnitee is not entitled to be indemnified by BOXABL.
See Article 10 of the BOXABL Charter and Sections 6.1 and 6.2 of the BOXABL Bylaws.

To the maximum extent permitted by applicable law, BOXABL must indemnify any person who was or is made or is threatened to be made a party in any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of BOXABL), by reason of the fact that such person is or was a director or officer of BOXABL or director or officer of the Combined Company, is or was serving at the request of the Combined Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, from and against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection therewith. Notwithstanding the foregoing, except as provided in Section 10.4 of the Proposed Charter with respect to proceedings to enforce rights to indemnification, the Combined Company shall not be required to indemnify or advance expenses to any person in connection with a proceeding (or part thereof) commenced by such person if the commencement of such proceeding (or part thereof) was not authorized by the board of directors. The indemnification and advancement of expenses provided by, or granted pursuant to, Article 10 of the Proposed Charter shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. To the extent not prohibited by applicable law, the Combined Company shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the indemnitee to repay all amounts advanced if it should be ultimately determined that the indemnitee is not entitled to be indemnified under Article 10 of the Proposed Charter or otherwise.
See Article 10 of the Proposed Charter and

BOXABL	Combined Company
Section 6.1 of the Proposed Bylaws.
Doctrine of Corporate Opportunity Exclusive Jurisdiction of Certain Actions Exclusive Forum Provision

Unless BOXABL consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits, or proceedings, whether civil, administrative, or investigative: (a) brought in the name or right of BOXABL or on its behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee, or agent of BOXABL to BOXABL or to BOXABL’s stockholders; (c) arising or asserting a claim arising pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of the BOXABL Charter or the BOXABL Bylaws; (d) to interpret, apply, enforce, or determine the validity of the BOXABL Charter or the BOXABL Bylaws; or (e) asserting a claim governed by the internal affairs doctrine; provided, however, that such exclusive forum provision shall not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or to any claim for which the federal courts have exclusive jurisdiction. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit, or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor, and in the event that no state district court in the State of Nevada has jurisdiction, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor.
To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of BOXABL shall be deemed to have notice of and consented to all of the provisions of the BOXABL Charter and the BOXABL Bylaws, including this exclusive forum provision.
See Article 12 and Article 14 of the BOXABL Charter.

Unless the Combined Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of Texas shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Combined Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Combined Company to the Combined Company or the Combined Company’s stockholders, (c) any action asserting a claim against the Combined Company, its directors, officers, employees or agents arising pursuant to any provision of the TBOC, the Proposed Charter or the Proposed Bylaws, or as to which the TBOC confers jurisdiction on the United States District Court for the Southern District of Texas, or (d) any action asserting a claim against the Combined Company, its directors, officers, employees or agents governed by the internal affairs doctrine, in each such case subject to such court having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Combined Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Combined Company shall be deemed to have notice of and consented to the provisions of this forum selection clause. Notwithstanding the foregoing, this forum selection provision shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
See Article 13 of the Proposed Charter.

Dividends and Other Distributions Dividends and Distributions on Common Stock
Subject to any restrictions in the BOXABL Charter or applicable law, the board of directors may declare and pay dividends upon the capital stock of BOXABL out of funds legally available therefor, in cash, property or in capital stock of BOXABL. No	Subject to applicable law, the rights, if any, of the holders of any outstanding series of Combined Company Preferred Stock, Combined Company Merger Preferred Stock, the holders of shares of Combined Company Common Stock shall be

BOXABL	Combined Company

dividends may be declared, paid, or set aside on shares of any other class or series of capital stock of BOXABL (other than dividends on shares of BOXABL Common Stock payable in shares of BOXABL Common Stock) unless the holders of BOXABL Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of BOXABL Preferred Stock in an amount equal to the dividend payable on each outstanding share of BOXABL Common Stock.
See Article 4 of the BOXABL Charter and Section 8.1 of the BOXABL Bylaws.

entitled to receive such dividends and other distributions (whether payable in cash, property, or capital stock of the Corporation) as may be declared from time to time by the Board out of assets or funds of the Corporation legally available therefor. Dividends and other distributions on the Combined Company Common Stock shall be shared ratably on a per share basis among the holders of Combined Company Common Stock, except as otherwise provided with respect to any class or series
See Article 5 of the Proposed Charter.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMBINED COMPANY SECURITIES
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Combined Company Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of the Combined Company at the time of, or at any time during the three months preceding, a sale and (ii) the Combined Company is subject to periodic reporting requirements under the Exchange Act for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Combined Company was required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of Combined Company Common Stock for at least six months but who are affiliates of the Combined Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1.0% of the total number of shares of Combined Company Common Stock then-outstanding; or

•
the average weekly reported trading volume of Combined Company Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of the Combined Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Combined Company.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

FGMC anticipates that following the consummation of the Business Combination, the Combined Company will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of any of the above noted restricted securities.

STOCKHOLDER PROPOSALS AND NOMINATIONS
Stockholder Proposals
The Proposed Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. The Proposed Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in the notice of such meeting (or any supplement or amendment thereto) given by or at the direction of the Combined Company’s board of directors, (ii) otherwise properly brought before such meeting by or at the direction of the Combined Company’s board of directors or (iii) otherwise properly brought before such meeting by a stockholder present in person who (a) (1) was a record owner of shares of the Combined Company both at the time of giving the notice and at the time of such meeting, (2) is entitled to vote at such meeting, and (3) has complied with notice procedures specified in the Proposed Bylaws in all applicable respects or (b) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. To be timely for the annual meeting of stockholders of the Combined Company, the written notice under clause (iii)(a) above must be received by the secretary of the Combined Company at the principal executive offices:
•
not later than the 90th day; and

•
not earlier than the 120th day, before the one-year anniversary of the preceding year’s annual meeting, if such meeting is held not more than 30 days before, or not more than 60 days after the one-year anniversary of the preceding year’s annual meeting.

For any other annual meeting, notice of a stockholder proposal must be received no earlier than the 120th day prior to such annual meeting and no later than the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by the Combined Company.
Under Rule 14a-8 of the Exchange Act, a stockholder proposal to be included in the proxy statement and proxy card for the annual general meeting pursuant to Rule 14a-8 must be received at the principal office of the Combined Company a reasonable time before the Combined Company begins to print and send its proxy materials for such meeting and must comply with Rule 14a-8.
Stockholder Director Nominees
The Proposed Bylaws permit stockholders to nominate directors for appointment at an annual meeting or at a special meeting (but only if the appointment of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) of stockholders, subject to the provisions of the Proposed Charter. To nominate a director, the stockholder must provide the information required by the Proposed Bylaws. In addition, the stockholder must give timely notice to the secretary of the Combined Company in accordance with the Proposed Bylaws, which, in general, require that the notice be received by the secretary within the time periods for stockholder proposals (other than proposals pursuant to Rule 14a-8) described above under “— Stockholder Proposals.”

STOCKHOLDER COMMUNICATIONS
Stockholders and interested parties may communicate with the board of directors of FGMC, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of FG Merger II Corp., 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143268.
Stockholders and interested parties may communicate with the board of directors of BOXABL or the non-management directors as a group by writing to the board in care of BOXABL Inc., 5345 E. N. Belt Road, North Las Vegas, NV 89115.
Following the Business Combination, such communications should be sent to BOXABL Inc., 5345 E. N. Belt Road, North Las Vegas, NV 89115. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS
Winston & Strawn, LLP, has passed upon the validity of the securities of the Combined Company offered by this joint proxy statement/prospectus and certain other legal matters related to this joint proxy statement/prospectus.

EXPERTS
The consolidated financial statements of FG Merger II Corporation as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 included in this joint proxy statement/prospectus have been so included in reliance on the reports of Fruci & Associates II, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of BOXABL Inc. as of December 31, 2025 and 2024, and for each of the years then ended, have been included in this joint proxy statement/prospectus in reliance upon the report of CBIZ CPAs P.C. and Marcum LLP respectively, each an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of each firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, FGMC and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of FGMC’s annual report to stockholders and FGMC’s proxy statement. Upon written or oral request, FGMC will deliver a separate copy of the annual report to stockholders or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that FGMC deliver single copies of such documents in the future. Stockholders may notify FGMC of their requests by calling or writing FGMC at its principal executive offices at 104 S. Walnut Street, Unit 1A, Itasca, Illinois 60143 or (847) 791-6817.
Pursuant to the rules of the SEC, BOXABL and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of BOXABL’s annual report to stockholders and BOXABL’s proxy statement. Upon written or oral request, BOXABL will deliver a separate copy of the annual report to stockholders or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that BOXABL deliver single copies of such documents in the future. Stockholders may notify BOXABL of their requests by calling or writing BOXABL at its principal executive offices at 5345 E. N. Belt Road, North Las Vegas, NV 89115 or 702-500-9000.

BOXABL DISSENTER’S RIGHTS
BOXABL stockholders may exercise dissenter’s rights under NRS 92A.300 through 92A.500, inclusive (the “Nevada Dissenter’s Rights Statutes”, and such rights, “Dissenter’s Rights”) if they do not vote, or cause or permit to be voted, their shares in favor of the BOXABL Business Combination Proposal. The Nevada Dissenter’s Rights Statutes, as amended to the date hereof, are set forth in Annex C. BOXABL stockholders who follow the specified procedures may be entitled, as dissenting stockholders, to receive a cash payment for the “fair value” of their BOXABL capital stock, all as more fully set forth therein.
THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO DISSENTER’S RIGHTS UNDER NEVADA LAW AND IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE NEVADA DISSENTER’S RIGHTS STATUTES, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX C. ALL REFERENCES IN THE NEVADA DISSENTER’S RIGHTS STATUTE AND IN THIS SUMMARY TO A “STOCKHOLDER” ARE TO THE RECORD HOLDER OF THE SHARES AS TO WHICH DISSENTER’S RIGHTS ARE ASSERTED. IF YOU HAVE A BENEFICIAL INTEREST IN SHARES OF BOXABL CAPITAL STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, YOU MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY THE STEPS SUMMARIZED BELOW AND IN A TIMELY MANNER TO PERFECT YOUR DISSENTER’S RIGHTS.
Availability of Dissenter’s Rights to Stockholders under Nevada Law
In general, a stockholder of a Nevada corporation may be entitled to dissent from, and obtain payment of the fair value of his, her or its shares in connection with, certain transactions involving the Nevada corporation, including, among others, most mergers, conversions in which the stockholder’s interests will be converted, and exchanges in which the stockholder’s shares are to be acquired.
Certain exemptions from the Nevada Dissenter’s Rights Statutes, not applicable to BOXABL stockholders with respect to the Business Combination, exist for classes or series of securities that are publicly or broadly held and traded, to the extent they are obligated under the Merger Agreement to accept only (i) cash, (ii) securities or other proprietary interests of any other entity that satisfy certain marketability standards, or (iii) any combination of (i) and (ii).
A stockholder who wishes to assert dissenter’s rights, to the extent available, must comply with all of the requirements for asserting and preserving their dissenter’s rights under the Nevada Dissenter’s Rights Statutes, including, among others, delivering a statement of intent to assert dissenter’s rights and demand payment for the stockholder’s shares if the Business Combination is effectuated, prior to the taking of the vote on the BOXABL Business Combination Proposal at the BOXABL Special Meeting, and delivering a written demand for payment by the date set in a dissenter’s notice given by the corporation after the consummation of the Business Combination.
No Dissenter’s Rights are available in connection with entry into the Merger Agreement. If the Business Combination is consummated, however, a BOXABL stockholder who (1) has not voted in favor of the BOXABL Business Combination Proposal or otherwise waived such stockholder’s Dissenter’s Rights under applicable law, (2) provides a Statement of Intent as described below (each BOXABL stockholder who complies with (1) and (2), a “Potential Dissenting Stockholder”) and (3) to the extent such statutory rights are provided to such BOXABL stockholder by applicable law, thereafter properly exercises Dissenter’s Rights with respect to such share(s) of BOXABL capital stock (such BOXABL stockholder, a “Dissenting Stockholder,” and the shares of BOXABL capital stock being referred to as a “Dissenting Shares” until such time as such Dissenting Stockholder fails to assert or otherwise loses such Dissenting Stockholder’s Dissenter’s Rights (if any) under applicable law with respect to such Dissenting Shares), will not be converted into the right to receive the consideration to which such Dissenting Shares would otherwise be entitled under the Merger Agreement, but instead will, effective as of the consummation of the First Merger, no longer be outstanding and will automatically be canceled and extinguished and cease to exist, and except as otherwise provided by law, the Dissenting Stockholder holding such Dissenting Shares will cease to have any rights with respect thereto other than the rights required by the provisions of applicable law.

IF A BOXABL STOCKHOLDER INTENDS TO EXERCISE DISSENTER’S RIGHTS PURSUANT TO THE NEVADA DISSENTER’S RIGHTS STATUTES, SUCH BOXABL STOCKHOLDER MUST NOT VOTE IN FAVOR OF THE BOXABL BUSINESS COMBINATION PROPOSAL. VOTING FOR THE BOXABL BUSINESS COMBINATION PROPOSAL WILL ACT AS A WAIVER OF SUCH BOXABL STOCKHOLDER’S DISSENTER’S RIGHTS. EACH BOXABL STOCKHOLDER, IF ANY, WHO IS ENTITLED TO AND INTENDS TO EXERCISE DISSENTER’S RIGHTS ALSO MUST FOLLOW THE INSTRUCTIONS FOR PROVIDING NOTICE OF THEIR INTENT TO EXERCISE DISSENTER’S RIGHTS DESCRIBED BELOW.
No later than 10 days after the consummation of the First Merger, the Combined Company will send notice of the consummation of the Business Combination and notice of Dissenter’s Rights pursuant to NRS 92A.430 to each Potential Dissenting Stockholder and any such Potential Dissenting Stockholder that properly delivers a written demand for payment to the Combined Company by the 30th day after such notice is delivered will be treated as a Dissenting Stockholder.
To the extent there are any inconsistencies between the foregoing summary and the Nevada Dissenter’s Rights Statutes, the statutes will govern. The foregoing summary of dissenter’s rights pursuant to the Nevada Dissenter’s Rights Statutes is qualified in its entirety by the text of such statutes.
THE PROCESS OF EXERCISING DISSENTER’S RIGHTS REQUIRES STRICT COMPLIANCE WITH THE PROVISIONS OF THE NEVADA DISSENTER’S RIGHTS STATUTES, AND THE FAILURE TO COMPLY WITH THESE PROVISIONS MAY RESULT IN THE LOSS OF SUCH RIGHTS. IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS, BOXABL STOCKHOLDERS WHO ARE CONSIDERING EXERCISING SUCH RIGHTS SHOULD CONSULT THEIR OWN LEGAL ADVISORS.
Prerequisites to Asserting Dissenter’s Rights
Pursuant to NRS 92A.420(1), any BOXABL stockholder wishing to preserve his, her or its ability to assert dissenter’s rights under the Nevada Dissenter’s Rights Statutes in connection with the Business Combination, if consummated:
•
Must not vote in favor of the BOXABL Business Combination Proposal; and

•
Must deliver to BOXABL at the address indicated below, before the vote is taken on the BOXABL Business Combination Proposal at the BOXABL Special Meeting, written notice of the stockholder’s intent to assert dissenter’s rights and demand payment for such stockholder’s shares if the Business Combination is effectuated (the “Statement of Intent”).

Each BOXABL stockholder is urged to read carefully the materials contained in this joint proxy statement/prospectus in making a determination whether or not to deliver a Statement of Intent.
IN VIEW OF THE COMPLEXITY OF THE NEVADA DISSENTER’S RIGHTS STATUTES, EACH BOXABL STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS LEGAL COUNSEL AND OTHER RELEVANT ADVISERS PRIOR TO DECIDING WHETHER OR NOT TO DELIVER A STATEMENT OF INTENT TO BOXABL.
Additional Requirements for Assertion of Dissenter’s Rights
If BOXABL receives requisite stockholder approval for the BOXABL Business Combination Proposal, it must then deliver, no later than 10 days after the effective date of the First Merger, a written dissenter’s notice to all BOXABL stockholders of record who have timely delivered a Statement of Intent to exercise dissenter’s rights and who are otherwise entitled to assert their dissenter’s rights. The dissenter’s notice must:
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State where the demand for payment must be sent and where and when share certificates, if any, must be deposited;

•
Inform the holders of shares not represented by certificates the extent to which the transfer of the shares will be restricted after the Combined Company receives the demand for payment;

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Supply a form for demanding payment that includes the date of the first announcement to the news media or to the BOXABL stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not they acquired beneficial ownership of the shares before that date;

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Set a date by which the Combined Company must receive the demand for payment, which must be no earlier than 30 days nor later than 60 days after the date the notice is delivered;

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State that the BOXABL stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the Combined Company by the specified date; and

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Be accompanied by a copy of NRS 92A.300 through 92A.500.

The BOXABL stockholders who receive a dissenter’s notice and who wish to exercise dissenter’s rights must then:
•
Demand payment;

•
Certify whether the stockholder, or the beneficial owner on whose behalf such stockholder is dissenting, acquired beneficial ownership prior to the date specified in the dissenter’s notice; and

•
Deposit the stockholder’s certificates, if any, in accordance with the terms of the dissenter’s notice.

Alternatively, any BOXABL stockholders may withdraw from the appraisal process by notifying the Combined Company in writing by the date specified in the dissenter’s notice. After this date, dissenters may withdraw only with the written consent of the Combined Company.
Once Dissenting Stockholders deposit the stockholder’s certificates (or, in the case of uncertificated shares, make a demand for payment), they lose all rights as a stockholder, unless they later withdraw from the appraisal process. The Combined Company may restrict the transfer of uncertified shares from the date the Combined Company receives the dissenter’s demand for payment.
Within 30 days of receiving the demand for payment, the Combined Company must pay to each dissenter who complied with NRS 92A.440 an amount it estimates to be the fair value of the dissenter’s shares, plus accrued interest. This payment must be accompanied by:
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BOXABL’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the BOXABL stockholders’ equity for that year or, if such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

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A statement of the Combined Company’s estimate of the fair value of the shares; and

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A statement of the dissenter’s rights to contest the Combined Company’s estimate of fair value.

If any Dissenting Stockholders wish to contest the Combined Company’s estimate of fair value, they must notify the Combined Company in writing within 30 days of receiving the Combined Company’s payment or offer of payment. Dissenters must provide their own estimate of fair value plus interest and demand that the Combined Company pay the difference between this estimate and the Combined Company’s estimate. The Combined Company must either pay the additional amount or commence judicial proceedings within 60 days of receiving the demand and petition the court to determine the fair value of the shares and accrued interest.

WHERE YOU CAN FIND MORE INFORMATION
This joint proxy statement/prospectus is part of a registration statement and constitutes a prospectus of FGMC in addition to being a proxy statement of FGMC for the FGMC Special Meeting and a proxy statement of BOXABL for the BOXABL Special Meeting. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Information and statements contained in this joint proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this joint proxy statement/prospectus.
FGMC files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. BOXABL files annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus through the SEC website at http://www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:
if you are a FGMC stockholder: FG Merger II Corporation 104 S. Walnut Street, Unit 1A Itasca, Illinois 60143 Attn: Chief Executive Officer 847-791-6817	if you are a BOXABL stockholder: BOXABL Inc. 5345 E. N. Belt Road North Las Vegas, NV 89115 Attn: Investor Relations (702) 500-9000 invest@BOXABL.com
In addition, if you have questions about the Business Combination or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, contact Advantage, the proxy solicitor for FGMC, or BOXABL’s Investor Relations, by calling (702) 500-9000 or by emailing invest@BOXABL.com, in writing or by telephone at the appropriate address below:

if you are a FGMC stockholder:
Advantage Proxy, Inc.
P.O. Box 10904 Yakima, WA 98909
Attn: Karen Smith
Toll Free Telephone: (877) 870-8565
Main Telephone: (206) 870-8565
E-mail: ksmith@advantageproxy.com
if you are a BOXABL stockholder: BOXABL Inc. 5345 E. N. Belt Road North Las Vegas, NV 89115 Attn: Investor Relations (702) 500-9000 invest@BOXABL.com
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the FGMC Special Meeting or the BOXABL Special Meeting, as applicable. This means that FGMC stockholders requesting documents must do so by June 2, 2026, in order to receive them before the FGMC Special Meeting and BOXABL stockholders requesting documents must do so by June 2, 2026, in order to receive them before the BOXABL Special Meeting.
You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated May 12, 2026, and you should assume that the information in this joint proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of the date of such incorporated document. Neither the mailing of this joint proxy statement/prospectus to FGMC stockholders or BOXABL stockholders, nor the issuance by the Combined Company of shares of Combined Company Common Stock pursuant to the Merger Agreement, will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this joint proxy statement/prospectus regarding BOXABL has been provided by BOXABL, and information contained in, or incorporated by reference into, this joint proxy statement/prospectus regarding FGMC has been provided by FGMC.

INDEX TO FINANCIAL STATEMENTS
FG MERGER II CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of FG Merger II Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of FG Merger II Corp. (“the Company”) as of December 31, 2025 and 2024, and the related statements of operations, statements of changes in shareholders’ equity, and statements of cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.
Fruci & Associates II, PLLC – PCAOB ID #05525
We have served as the Company’s auditor since 2023.
Spokane, Washington
March 31, 2026

FG Merger II Corp.
Balance Sheets
	December 31, 2025	December 31, 2024
	(Audited)	(Audited)
ASSETS
Current assets
Cash	$486,900	$46,285
Prepaid expense	97,547	—
Deferred offering cost	—	122,750
Total current assets	584,447	169,035
Cash held in trust account	82,136,888	—
TOTAL ASSETS	$82,721,335	$169,035
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$57,171	$25,728
Accrued offering cost	—	20,939
Tax liability	137,747	—
Promissory note	—	125,000
TOTAL LIABILITIES	$194,918	$171,667
COMMITMENTS AND CONTINGENCIES
Common stock; $0.0001 par value, subject to possible redemption, 8,000,000 shares at redemption value	$82,136,888	$—
STOCKHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—	—
common stock, $0.0001 par value; 100,000,000 shares authorized; 2,295,800 issued and outstanding (excluding 8,000,000 shares subject to possible redemption)	$259	$230
Additional paid in capital	—	26,436
Accumulated deficit	389,270	(29,298)
Total Stockholders’ Equity	389,529	(2,632)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$82,721,335	169,035
The accompanying notes are an integral part of the financial statements.

FG Merger II Corp.
Statements of Operations
(Audited)
	For the year ended December 31, 2025	For the year ended December 31, 2024
Operating expenses:
General and administrative expenses	$972,161	$25,850
Loss from operations	(972,161)	(25,850)
Other income & expenses:
Investment income on trust account	3,036,888	—
Income before taxes	2,064,727	—
Income tax expense	637,747	—
Net income (loss)	$1,426,980	$(25,850)
Weighted average redeemable common shares outstanding basic	7,342,466	2,207,842
Basic income per share, redeemable shares	$0.26	$(0.01)
Weighted average redeemable common shares outstanding diluted	8,076,712	—
Diluted income per share, redeemable shares	0.23	—
Weighted average non-redeemable common shares outstanding basic	2,301,899	—
Basic loss per non-redeemable share	$(0.21)
Weighted average non-redeemable common shares outstanding diluted	2,329,047	—
Basic and diluted loss per non-redeemable share	$(0.20)	$—
The accompanying notes are an integral part of the financial statements.

FG Merger II Corp.
Statements of Changes in Shareholders’ Equity
For the year ended December 31, 2025 and December 31, 2024
(Audited)
	Common Stock Shares	Common Stock Amount	Additional paid-in capital	Accumulated Deficit	Total Stockholders’ equity
Balance at December 31, 2023	2,156,250	$216	$24,784	$(1,782)	$23,218
Issuance of additional founder shares	143,750	14	1,652	(1,666)	—
Net loss	—	—	—	(25,850)	(25,850)
Balance at December 31, 2024	2,300,000	$230	$26,436	$(29,298)	$(2,632)
Sale of 8,000,000 units at $10 per unit in IPO	8,000,000	800	79,999,200	—	80,000,000
Sale of 248,300 units in private placement	248,300	24	2,482,976	—	2,483,000
Sale of 1,000,000 $15 strike warrants in private placement	—	—	100,000	—	100,000
Issuance of underwriter units	40,000	4	96	—	100
Issuance of advisor units	7,500	1	—	1
Reclassification of offering costs	—	—	(1,481,032)	—	(1,481,032)
Common shares subject to possible redemption	—	(800)	(80,799,200)	—	(80,800,000)
Forfeiture of founder shares due to no over-allotment exercise by underwriter	(300,000)	—	—	—	—
Accretion of common shares subject to possible redemption	—	—	(328,476)	(1,008,412)	(1,336,888)
Net Income	—	—	—	1,426,980	1,426,980
Balance at December 31, 2025	$10,295,800	$259	$—	$389,270	$389,529
The accompanying notes are an integral part of the financial statements.

FG Merger II Corp.
Statements of Cash Flows
(Audited)
	For the year ended December 31, 2025	For the year ended December 31, 2024
Cash flows from operating activities
Net income (loss)	$1,426,980	(25,850)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Deferred offering cost	(20,939)	(8,080)
Accounts payable	31,443	23,967
Prepaid expenses	(97,547)	—
Tax liability	137,747	—
Interest expense	6,671	—
Net cash used in operating activities	1,484,355	(9,963)
Cash flows from investing activities
Investment in trust account	(82,136,888)	—
Net cash used in investing activities	(82,136,888)	—
Cash flows from financing activities
Proceeds from promissory note	417,000	—
Repayment of promissory note	(548,671)	—
Proceeds from sale of 8,000,000 units at $10 per unit in IPO net of offering cost paid at closing	78,641,719	—
Proceeds from sale of 248,300 units to Sponsor in private placement	2,483,000	—
Proceeds from sale of 40,000 units to underwriters in private placement	100	—
Proceeds from sale of 1,000,000 $15 strike warrants in private placement	100,000	—
Net cash provided by Financing activities	81,093,148	—
Net increase in cash	440,615	(9,963)
Cash at beginning of period	46,285	56,248
Cash at end of period	$486,900	$46,285
Supplemental disclosure for non-cash financing activities:
Offering cost	1,481,032	122,750
The accompanying notes are an integral part of the financial statements.

FG Merger II Corp.
NOTES TO THE FINANCIAL STATEMENTS
December 31, 2025
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
FG Merger II Corp. (the “Company” or “FGMC”) is a blank check company incorporated in Nevada on September 20, 2023. The Company was formed for the purpose of merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (“Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses in the financial services industry. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2025, the Company had not yet commenced any operations. All activity through December 31, 2025 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and the search of Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate nonoperating income in the form of interest income from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.
The registration statement of the Company was declared effective on January 28, 2025. On January 30, 2025, the Company consummated its IPO of 8,000,000 units at $10.00 per unit (the “Units”). Each Unit consist of one share of common stock of the Company, par value $0.0001 per shares (“Public Shares”) and one right to receive one-tenth common share (“Public Right”). The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,000,000.
Simultaneously with the closing of the IPO, the Company consummated private placement (“Private Placement”) in which i) FG Merger Investors II LLC (the “Sponsor”) and Ramnaraine Jaigobind purchased 223,300 and 25,000 private unit (the “Private Units”) respectively, at a price of $10.00 per Private Unit, generating total proceeds of $2,483,000 and ii) the Sponsor purchased in aggregate of 1,000,000 $15.00 exercise price warrants (the “$15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one shares of common stock at $15.00 per share, for an aggregate purchase price of $100,000.
Each Private Unit consists of one common share and one right. right (“Private Unit Right”). Each whole Private Unit Right entitles the holder to convert the right to one-tenth share of common stock.
Each $15 Private Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions.
The Company Units are listed on the National Association of Securities Dealers Automated Quotations (“Nasdaq”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and sale of the $15 Private Warrants, and Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding any deferred underwriting commissions and taxes payable on interest earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940 as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Following the closing of the IPO, and amount of $80,800,00 ($10.10 per Unit) from the net proceed of the sale of the Units in the IPO and the sale of Private Placement Securities were placed in a trust account (“Trust Account”) account (“Trust Account”) and invested in a money market fund, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.
The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against the proposed Business Combination. In the event that the Company seeks stockholder approval in connection with a Business Combination, the Company will proceed with the Business Combination only if a majority of the outstanding shares voted are voted in favor of the Business Combination.
If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s amended and restated articles of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.
The holders of Public Shares are entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated articles of incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
The Sponsor, officers, directors and advisors (the “Initial Stockholders”) have agreed (a) to vote their Founder Shares (as defined in Note 5) as well as any common shares underlying the Private Units, and any Public Shares purchased during or after the IPO in favor of a Business Combination, (b) not to propose an amendment to the Company’s amended and restated articles of incorporation with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares as well as any common shares underlying the Private Units) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the amended and restated articles of incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares, the Private Units and $15 Private Warrant (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Initial Stockholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the IPO if the Company fails to complete its Business Combination.
The Company has until 24 months from the closing of the IPO to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of funds withdrawn for working capital purposes (not to exceed $1,200,000 in aggregate) and taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. There will be no redemption rights or liquidation distribution with respect to the Company’s warrants, which will expire worthless if the Company fails to complete its initial Business Combination within the Combination period.
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.10 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Merger Agreement
On August 4, 2025, FGMC, Boxable Inc. (“Target” or “BOXABLE”) and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into BOXABL (the “First Merger”), with BOXABL surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, BOXABL (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with Company continuing as the surviving public company (the “Combined Company”). By virtue of the consummation of the Mergers, the Combined Company will change its name to BOXABL Inc. The Boards of Directors of BOXABL, Company, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.
Consideration
The aggregate merger consideration to be received by BOXABL stockholders is equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share. There is no minimum cash required to close the Merger.
Closing Conditions
The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of BOXABL and FGMC, effectiveness of a registration statement on Form S-4 to be filed by the Company with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Combined Company Common Stock on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either BOXABL or FGMC may terminate the agreement by written notice if the closing has not occurred on or before December 31, 2025 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date.

Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.
On November 3, 2025, Company entered into an amendment (the “Amendment”) to the Merger Agreement with Boxable. Pursuant to the Amendment, the parties to the Merger Agreement agreed to extend the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.
Termination Provisions
Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either BOXABL or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.
Certain Related Agreements
In connection with the execution of the Merger Agreement, the sponsor of FGMC, entered into a support agreement pursuant to which it agreed to vote its shares of FGMC in favor of the transaction and take certain other actions in support of the Mergers (the “Sponsor Support Agreement”). Certain stockholders of the BOXABLE entered into a support agreement pursuant to which they agreed to vote their shares of BOAXABLE in favor of the transaction and take certain other actions in support of the Mergers (the “BOXABLE Support Agreement”). At closing, BOXABLE and FGMC will enter into lock-up agreements with certain BOXABLE stockholders (the “BOXABLE Lock-Up Agreements”) and with the sponsor (the “Sponsor Lock-Up Agreement”), restricting the transfer of certain shares for specified periods following the closing.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of presentation
The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging growth company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of estimates
The preparation of financial statement in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and cash equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2025.
Marketable securities held in trust account
At December 31 2025, substantially all of the assets held in the Trust Account were invested in a money market fund focused on U.S Treasury obligation. During the twelve months ended December 31, 2025, the Company withdrew $1,200,000 of the interest income in total for working capital purposes and withdrew $500,000 to pay tax liability.
Deferred offering costs
Deferred offering costs consist of legal, underwriter expenses and accounting expense incurred through the balance sheet date that are directly related to the IPO and that are charged to stockholder’s equity upon the completion of the IPO. Offering cost amounting to 1,481,032 (including $750,000 of underwriting fee and $250,000 of advisor fee) were charged to shareholders’ equity upon the completion of the IPO.
Warrant and Right Instruments
The Company accounts for the Public Rights issued in connection with the IPO, the Private Unit Rights and the $15 Private Warrants in accordance with the guidance contained in FASB ASC 815, “Derivatives and Hedging”. Under ASC 815-40, the Public Rights and the Private Unit Rights and $15 Private Warrants meet the criteria for equity treatment and as such will be recorded in shareholders’ equity. If the Public Rights, Private Unit Rights and $15 Private Warrant no longer meet the criteria for equity treatment, they will record as a liability and remeasured each period with changes recorded in the statement of operations.
Common stock subject to possible redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2025, common stock subject to possible redemption is presented as temporary equity at redemption value, outside of the stockholders’ equity section of the Company’s balance sheet.
The Company recognizes changes in redemption value using the “at redemption value” method and accordingly recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable shares to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in-capital and retained or accumulated deficit if additional paid in capital account equals zero.
Income taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of December 31, 2025and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. Company’s year end is December 31 and no statutory tax deadline has yet occurred.
As of December 31, 2025, Company has estimated $998,592 in capitalized start-up cost. Company applied a 21% federal tax rate and determined estimated deferred tax asset amount of approximate $209,704. Company have taken a conservative approach and elected to take full valuation allowance against the deferred tax asset due to the uncertainty of the long term use of the asset.
As of December 31, 2025, the Company has estimated $637,747 in federal income tax expense on the income earned in the Trust Account. During third quarter of 2025, Company made an estimated tax payment of $500,000.
Reconciliation of Net Income (Loss) per Common Share
The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. The Company utilize two class methodology in calculation of earnings per share. The Company has redeemable shares that were issued in IPO and non-redeemable shares which include shares issued in Private Placement, Underwriter Units, Advisor Units and Founder Share (as described below). Income and losses are shared pro rata between the redeemable and nonredeemable common shares. Net income (loss) per share of common stock is calculated by dividing the net income (loss) by the weighted average shares of common stock outstanding for the respective period. Net loss for the period from January 1, 2025 to IPO was allocated fully to the non-redeemable common shares. Net income from IPO till December 31, 2025, was allocated to redeemable and non-redeemable common shares. Diluted net income per share attributable to stockholders adjusts the basic net income per share attributable to stockholders and the weighted-average shares of common share outstanding for the potentially dilutive impact of outstanding warrants.

The following table reflects the calculation of basic and diluted net income(loss) per share of common stock (in dollars, except per share amounts):
Net loss from January 1, 2025, to IPO date	$(106)
Net income from IPO date to December 31, 2025	1,427,086
Total income from January 1, 2025, to December 31, 2025	$1,426,980
	For the year ended December 31, 2025
	Redeemable Shares	Non- Redeemable Shares	Total
Total number of ordinary shares – Basic	8,000,000	2,295,800	10,295,800
Ownership percentage	78%	22%	—
Total income allocated by class	$1,113,127	$313,853	$1,426,980
Less: Accretion allocated based on ownership percentage	(2,821,978)	(795,942)	(3,617,920)
Plus: Accretion applicable to the redeemable class	3,617,920	—	3,617,920
Total income (loss) by class	$1,909,069	$(482,089)	1,426,980
Weighted average shares	7,342,466	2,301,899	—
Earnings (loss) per ordinary share – Basic	$0.26	$(0.21)	—
	For the year ended December 31, 2025
	Redeemable Shares	Non- Redeemable Shares	Total
Total number of ordinary shares – Diluted	8,800,000	2,325,380	11,125,380
Ownership percentage	79%	21%	—
Total income allocated by class	$1,127,398	$299,582	$1,426,980
Less: Accretion allocated based on ownership percentage	(2,858,157)	(759,763)	(3,617,920)
Plus: Accretion applicable to the redeemable class	3,617,920	—	3,617,920
Total income (loss) by class	$1,887,161	$(460,181)	1,426,980
Weighted average shares	8,076,712	2,329,047	—
Earnings (loss) per ordinary share – Diluted	$0.23	$(0.20)	—
Fair value of financial instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement”, approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities.
Level 1:   Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:   Observable inputs other than Level 1 inputs. Examples of Level 2 input include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.
Level 3:   Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
The fair value of the marketable securities held in Trust Account is determined using the level 1 input.
Operating Segments
ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.
The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer and the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.
The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:
	December 31, 2025	December 31, 2024
General and administrative expenses	$972,161	$25,850
Interest earned on the Trust Account	$3,036,888	—
The CODM reviews interest earned on the Trust Account to measure and monitor stockholder value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the Trust Agreement.
General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination or similar transaction within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.
All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.
Recently issued accounting standard
In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023, and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance for the year ended 2025. The adoption resulted in disclosure changes only.
In December 2023, the Financial Accounting Standards Board issued ASU 2023-09, which requires enhanced disclosures related to the effective tax rate reconciliation and income taxes paid. The guidance is intended to improve transparency regarding the nature and magnitude of factors contributing to differences between the statutory tax rate and the effective tax rate, as well as cash taxes paid by jurisdiction.
The Company adopted this standard effective January 1, 2025 on a prospective basis. The adoption did not have a material impact on the Company’s consolidated financial position, results of operations, or cash flows, as the amendments are disclosure-only in nature. Prior-period amounts have been recast to conform to the current-period presentation, where applicable.
The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.
NOTE 3.   INITIAL PUBLIC OFFERING
On January 30, 2025, the Company consummated its IPO of 8,000,000 Units at $10.00 per unit. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $80,000,000.
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the IPO, the Company consummated Private Placement in which i) Sponsor and Ramnaraine Jaigobind purchased 223,300 and 25,000 Private Units respectively, at a price of $10.00 per Private Unit, generating total proceeds of $2,483,000 and ii) the Sponsor purchased in aggregate of 1,000,000 $15 Private Warrants”) at a price of $0.10 per $15 Private Warrant, each exercisable to purchase one shares of common stock at $15.00 per share, for an aggregate purchase price of $100,000.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
On October 6, 2023, the Company issued an aggregate of 2,156,250 shares of common stock (the “Founder Shares”) to the Sponsor for an aggregate purchase price of $25,000 in cash. On October 18, 2023, the Sponsor transferred an aggregate of 465,000 Founder Shares to members of the Company’s management, board of directors and senior advisors, resulting in the Sponsor holding 1,691,250 Founder Shares. The Founder Shares include an aggregate of up to 300,000 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the IPO (assuming the Initial Stockholders did not purchase any Public Shares in the IPO and excluding the securities underlying the $15 Private Warrants, the Private Units).
On August 21, 2024, Company issued a dividend of approximately 0.066 Founder Shares for every issued and outstanding founder share resulting in our initial stockholders holding an aggregate of 2,300,000 Founder Shares, an increase of 143,750 founder compared to 2,156,250 initial Founder Shares issued.
On February 5, 2025, the underwriters elected to terminate their over-allotment option to purchase 1,200,000 IPO Units resulting in Sponsor to forfeit 300,000 Founder Shares. As of December 31, 2025, there were 2,000,000 Founder Shares outstanding.
The Initial Stockholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of (i) twelve months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining 50% of the Founder Shares, 12 months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Public Shares for cash, securities or other property.
Promissory Notes
On October 6, 2023, the Company issued a promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. The Company drew $125,000 under the promissory note. On April 1, 2025, the Company paid off the entire $125,000 balance. As of December 31, 2025, there was no balance outstanding under the Promissory Notes. The Promissory Notes are noninterest bearing and payable on the consummation of the IPO.
On January 30, 2025, the Company issued an unsecured promissory note of $417,000 to the Sponsor. This promissory note bear interest at the rate of 12% per year and will mature on January 30, 2026. On March 5, 2025, the company paid $257,000 in principal and $4,935 in interest. On April 1, 2025, the Company paid $160,000 in principal and $1,736 in interest As of December 31, 2025, there was no outstanding balance under the promissory note.
Administrative Services Agreement
The Company entered into an administrative services agreement (the “Administrative Services Agreement”) with the Sponsor whereby the Sponsor will perform certain services for the Company for a monthly fee of $15,000. As of December 31, 2025, the Company has paid $180,000 to Sponsor. There was $15,000 due to Sponsor at as of December 31, 2025.
Both executive officers of the Company serve as the managers of the Sponsor at close of the IPO.
NOTE 6.   COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the Founder Shares, the Private Units, the $15 Private Warrants (and their underlying securities) are entitled to registration rights pursuant to a registration rights agreement. The Company will bear the expenses incurred in connection with the filing of any registration statements pursuant to such registration rights.
Underwriting Agreement
The Company granted the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover over-allotments at the IPO price. On February 5, 2025, the underwriters elected to terminate their over-allotment option to purchase 1,200,000 Units resulting in Sponsor to forfeit 300,000 Founder Shares.
The underwriter are entitled to a underwriting discount equal to the lesser of (i)750,000 (ii) an amount equal to $750,000 plus 1% of the gross proceeds from the sale of the Over-Allotment Units. At IPO closing, underwriter were paid $750,000.
Underwriters also received 40,000 private units (“Underwriter Units”) at close of IPO for a nominal price of $100.
Additionally, the Underwriter has agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of the IPO (subject to the Company’s right, to allocate up to 50% of such fee to another financial institution in Company’s sole discretion) upon completion of the Business Combination. The deferred underwriter commission amount will be $2,800,000 payable only upon completion of the Business Combination.
Financial Advisor
Upon closing of the IPO, the Company paid $250,000 to the financial advisor and issued 7,500 private units ( “Advisor Units”).
NOTE 7.   STOCKHOLDERS’ EQUITY
Common Shares — The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001. On December 31, 2025, there were 2,295,800 common shares outstanding, excluding 8,000,000 shares subject to possible redemption.
Rights — Public Rights will entitle the holder to receive one-tenth common share per each Public Right. On December 31, 2025, the Company had 829,580 total rights including 800,000 Public Rights outstanding at the close of the IPO.

Warrants — The $15 Private Warrants entitles the holder to purchase one common share at an exercise price of $15.00 per each share, is exercisable for a period of 10 years from the date of Business Combination, is non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Private Warrants and the shares issuable upon the exercise of the $15 Private Warrants are not to be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. The Company have 1,000,000 $15 Private Warrant outstanding at the close of the IPO.
The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period, the $15 Private Warrants may expire worthless.
NOTE 8.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions occurred through the date of filing. Company has no material subsequent event to report.

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors of
BOXABL Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of BOXABL Inc. (the “Company”) as of December 31, 2025, the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for the year ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, the Company has experienced limited sales and delays in production which have resulted in significant losses, cash used in operating activities and the need to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ CBIZ CPAs P.C.
We have served as the Company’s auditor since 2024 (such date takes into account the acquisition of the attest business of Marcum LLP by CBIZ CPAs P.C. effective November 1, 2024).
Fort Lauderdale, FL
March 27, 2026

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors of
BOXABL, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of BOXABL, Inc. (the “Company”) as of December 31, 2024, the related consolidated statements of comprehensive loss, stockholders’ equity and cash flows for the year ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, substantial doubt about the Company’s ability to continue as a going concern is probable. The Company has experienced limited sales and delays in production which have resulted in significant losses, cash used in operating activities and the need to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Fort Lauderdale, FL
April 14, 2025, except for Notes 13 and 14, as to which the date is March 27, 2026
We have served as the Company’s auditor from 2024 to 2025.

BOXABL INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2025 AND 2024
	As of
(In Thousands)	December 31, 2025	December 31, 2024
	(Audited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$29,022	$5,752
Short-term investments	—	15,943
Cash, cash equivalents and short-term investments	$29,022	$21,695
Accounts receivable	41	92
Loan receivable – current	20	270
Escrow receivable	135	2,676
Inventories, net	18,848	24,261
Other current assets	798	335
Total current assets	48,864	49,329
Non-current assets:
Restricted cash	3,968	3,878
Property and equipment, net	7,335	8,929
Digital assets	893	—
Intangible assets, net	498	542
Right of use assets, net	6,646	10,026
Deposits on equipment	93	93
Loan receivable – non-current	20	850
Security deposits	854	1,400
Other long term assets	88	—
Total non-current assets	20,395	25,718
Total assets	$69,259	$75,047
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	984	1,776
Customer deposits	3,551	3,550
Deferred revenue	1,548	2,286
Lease liability – current	3,520	3,493
Subscription liability	—	651
Accrued expenses and other current liabilities	1,991	688
Total current liabilities	11,594	12,444
Long-term liabilities:
Lease liability – non-current	3,648	7,168
Total liabilities	$15,242	$19,612
Commitments and contingencies – See Note 15	—	—
Stockholders’ equity:
Series A Preferred Stock $0.00001 par, 0.25 billion shares authorized, 188,540 and 194,423 thousand shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	2,566	2,671
Series A-1 Preferred Stock $0.00001 par, 1.10 billion shares authorized, 855,869 thousand and 850,605 thousand shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	634,479	630,265
Series A-2 Preferred Stock $0.00001 par, 2.05 billion shares authorized, 174,324 thousand and 174,278 thousand shares issued and outstanding as of December 31, 2025 December 31, 2024, respectively	101,003	100,969
Series A-3 Preferred Stock $0.00001 par, 8.75 billion shares authorized 109,209 thousand and 31,973 thousand shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	76,649	20,443
Unclassified Preferred Stock $0.00001 par, 2.25 billion shares authorized, 0 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	—	—
Common Stock $0.00001 par, 17.8 billion shares authorized, 3.00 billion shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	30	30
Additional paid-in capital	15,274	19,322
Accumulated other comprehensive (loss) income	—	170
Accumulated deficit	(775,984)	(718,435)
Total stockholders’ equity	54,017	55,435
Total liabilities and stockholders’ equity	$69,259	$75,047
See accompanying notes to the consolidated financial statements

BOXABL INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
	For The Years Ended
(In Thousands, except per share amounts)	December 31, 2025	December 31, 2024
Revenues	$1,514	$3,376
Cost of goods sold	17,314	14,966
Gross loss	15,800	11,590
Operating expenses:
General and administrative	14,675	12,213
Sales and marketing	25,428	9,895
Research and development	3,297	6,592
Impairment loss	—	12,427
Total operating expenses	43,400	41,127
Loss from operations	$59,200	$52,717
Other income:
Interest income	(1,397)	(1,583)
Other income	(254)	(184)
Total other income:	(1,651)	(1,767)
Net loss attributed to common stockholders	$57,549	$50,950
Weighted average common shares outstanding – basic and diluted	3,000,000	3,000,000
Net loss per common share – basic and diluted	$(0.02)	$(0.02)
Net Loss	$57,549	$50,950
Unrealized loss (gain) on investments	$170	$(170)
Comprehensive Loss	$57,719	$50,780
See accompanying notes to the consolidated financial statements

BOXABL INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
	Series A-3 Preferred Stock		Series A-2 Preferred Stock		Series A-1 Preferred Stock		Series A Preferred Stock		Common Stock		Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Stockholders’ Equity
(In Thousands)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance as of January 1, 2024	8,343	$4,020	173,956	$100,773	850,605	$630,265	194,423	$2,671	3,000,000	$30	$12,074	$(667,485)	$—	$82,348
Issuance of preferred stock	23,630	17,245	325	260	—	—	—	—	—	—	—	—	—	17,505
Shares Retired	—	—	(3)	(3)	—	—	—	—	—	—	—	—	—	(3)
Offering costs	—	(822)	—	(61)	—	—	—	—	—	—	—	—	—	(883)
Stock based compensation	—	—	—	—	—	—	—	—	—	—	7,248	—	—	7,248
Net loss	—	—	—	—	—	—	—	—	—	—	—	(50,950)	—	(50,950)
Net gain on investments													170	170
Balance as of December 31, 2024	31,973	$20,443	174,278	$100,969	850,605	$630,265	194,423	$2,671	3,000,000	$30	$19,322	$(718,435)	$170	$55,435
Balance as of January 1, 2025	31,973	$20,443	174,278	$100,969	850,605	$630,265	194,423	$2,671	3,000,000	$30	$19,322	$(718,435)	170	$55,435
Issuance of preferred stock	77,240	60,107	46	35	5,264	4,214								64,356
Shares Retired	(4)	(3)					(5,883)	(105)			(284)			(392)
Offering costs		(3,898)		(1)										(3,899)
Stock based compensation											(3,764)			(3,764)
Net loss												(57,549)		(57,549)
Net loss on investments													(170)	(170)
Balance as of December 31, 2025	109,209	$76,649	174,324	$101,003	855,869	$634,479	188,540	$2,566	3,000,000	$30	$15,274	$(775,984)	—	$54,017
See accompanying notes to the consolidated financial statements

BOXABL INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
	For The Year Ended
(In Thousands)	December 31, 2025		December 31, 2024
Cash flows From operating activities:
Net loss		$(57,549)	$(50,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		585	1,052
Share settlements		3,825
Stock-based compensation expense			7,248
Stock-based compensation (net recapture)		(3,764)
Mark to Market on Digital Assets		206	—
Impairment loss		—	12,427
Inventory valuation adjustments		17,116	—
Provision for credit losses (CECL)		1,406	—
Changes in operating assets and liabilities:
Accounts receivable		(140)	(65)
Loan receivable		(137)	(270)
Escrow receivable		2,542	(133)
Inventories		(10,463)	(5,346)
Other current assets		(463)	412
Accounts payable		(792)	(794)
Deferred revenue		(738)	(398)
Customer deposits		1	(437)
Accrued expenses and other current liabilities		1,303	(1,176)
Right of use assets and liabilities		(113)	30
Net cash used in operating activities		(47,175)	(38,400)
Cash flows provided by (used by) investing activities:
Purchase of property and equipment		(178)	(1,242)
Deposits on equipment		—	(868)
Security deposits		458	(259)
Purchase of intangible assets		(9)	(280)
Proceeds from Loan receivable – non-current		—	(850)
Gross proceeds from sale and maturities of investments		15,773	30,067
Gross purchase of investments/digital assets		(1,099)	(15,378)
Net cash provided by investing activities		14,945	11,190
Cash flows provided by financing activities:
Proceeds from sale of preferred stock, net of offering costs and escrows		56,241	14,308
Settlement of subscription liability		(651)	200
Net cash provided by financing activities		55,590	14,508
Change in cash, cash equivalents, and restricted cash		23,360	(12,702)
Cash, cash equivalents, and restricted cash beginning of year		9,630	22,332
Cash, cash equivalents, and restricted cash end of the period		$32,990	$9,630
Non cash investing and financing activities:
Unrealized Gains in OCI		$(170)	$—
Preferred shares issuance held in escrow	$		$2,311
Purchase of asset from prepayments		$0	$2,358
Purchase of assets in accounts payable		$0	$221
The following table provides a reconciliation of cash, cash equivalents and restricted cash to the amounts recorded on the Company’s consolidated balance sheets
	December 31,
(In Thousands)	2025	2024
Cash and cash equivalents	$29,022	$5,752
Restricted cash	3,968	3,878
Cash, cash equivalents, and restricted cash end of the period	$32,990	$9,630
See accompanying notes to the consolidated financial statements

BOXABL INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2025 AND 2024
(all figures in thousands, except per share amounts and unit quantities unless otherwise indicated)
NOTE 1 — INCORPORATION AND NATURE OF OPERATIONS
Description of Business
BOXABL Inc., is a Nevada Corporation originally organized as a Nevada limited liability company, on December 2, 2017. The corporation converted from a Nevada limited liability company to a Nevada corporation on June 16, 2020. The Company’s Subsidiaries include BOXABL NV Dealer, LLC (Nevada), Build IP LLC (Nevada), and BOXABL Developer, LLC (Texas). These consolidated financial statements of BOXABL Inc., (which may be referred to as the “Company”, “BOXABL”, “we”, “us” or “our”) include the results of its Subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s headquarters are in Las Vegas, Nevada.
BOXABL Inc. has developed a new type of building system using advanced manufacturing processes and by applying existing technology from the automotive industry. Its products, referred to as “Casitas” or “Boxes,” result in sustainable high-quality buildings at lower cost, benefiting from mass production practices, resolving the problems of housing shortages by offering a quick solution, and reducing the carbon footprint. The Company has also developed patented folding and shipping technology, enabling the Company to transport its building solution on existing roadways to serve large geographic areas.
Currently, the Company is approved to sell its product as a modular home into the following states:
•
New Mexico

•
Nevada

•
California

•
South Carolina*

BOXABL also has the ability to sell its product in the following jurisdictions that do not currently have a state-regulated modular program:
•
Oklahoma

•
Utah

•
Wyoming

•
Kansas

•
West Virginia

•
Hawaii

•
Vermont

•
Alaska

•
Oregon

•
Connecticut

•
Delaware

•
New York

•
Tribal Lands

*
Plan sets approved, awaiting factory certification

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying audited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).
The Company is an “emerging growth company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by the Jumpstart Our Business Start-ups Act of 2012 (the “JOBS Act”). Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 13(a) of the Exchange Act for complying with new or revised accounting standards applicable to public companies. An emerging growth company may delay the adoption of certain accounting standards until those standards would otherwise apply to non-public companies. The Company has elected to take advantage of this extended transition period and as a result, the Company is not required to adopt new or revised accounting standards on effective dates as they become applicable to public companies. The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All intercompany transactions and balances have been eliminated in consolidation. Amounts are expressed in US dollars, rounded to the nearest Thousandth (‘000’). The Company’s fiscal year is December 31.
Merger Agreement
On August 4, 2025, the Company entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, FG Merger II Corp., a Nevada corporation (“FGMC”), and FG Merger Sub II Inc., a Nevada corporation and wholly-owned subsidiary of FGMC (“Merger Sub”). The Merger Agreement provides for a two-step merger transaction (the “Mergers”) in which, first, Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving as a wholly-owned subsidiary of FGMC, and, immediately thereafter, the Company (as the surviving company in the First Merger) will merge with and into FGMC (the “Second Merger”), with FGMC continuing as the surviving public company (the “Surviving Pubco”). By virtue of the consummation of the Mergers, the Surviving Pubco will change its name to BOXABL Inc. The Boards of Directors of the Company, FGMC, and Merger Sub have unanimously approved the Merger Agreement and the transactions contemplated thereby.
At the effective time of the First Merger, each share of the Company’s common stock (other than certain excluded shares and any shares held by stockholders who properly exercise and do not lose their dissenter’s rights under applicable Nevada law) will be converted into the right to receive a number of shares of common stock of the Surviving Pubco, as determined by the exchange ratio set forth in the Merger Agreement. Each share of the Company’s preferred stock will be converted into the right to receive shares of Surviving Pubco’s preferred stock as determined by the preferred exchange ratio set forth in the Merger Agreement. Outstanding Company warrants and other convertible securities will be assumed by the Surviving Pubco and become exercisable for shares of Surviving Pubco common stock, subject to adjustment as provided in the Merger Agreement. The transaction is intended to qualify as a “reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Internal Revenue Code for U.S. federal income tax purposes. The aggregate merger consideration to be received by Company shareholders would be equal to a combination of preferred and common shares of FGMC that equals a total of $3,500,000,000, each at a deemed value of $10 per share.
The closing of the Mergers is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of the Company and FGMC, effectiveness of a registration statement on Form S-4 to be filed by FGMC with the SEC in connection with the transaction, expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, accuracy of representations and warranties, approval for listing of the Surviving Pubco common shares on Nasdaq or NYSE, absence of any law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Merger Agreement.
The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the closing under certain specified circumstances. Either the Company or FGMC may terminate the agreement by written notice if the closing has not occurred on or before March 31, 2026 (the “Agreement End Date”), provided that the right to terminate on this basis is not available to any party whose breach of the agreement has proximately caused the failure of the closing to occur by such date. Termination is also permitted by mutual written consent of the parties, or by either party if a governmental authority enacts a law or order that makes consummation of the transactions illegal or otherwise prohibits the transaction, so long as the terminating party or its subsidiaries did not cause such prohibition by their own breach.
Additional termination rights include the ability for either party to terminate if the required stockholder approvals from either the Company or FGMC are not obtained at their respective stockholder meetings, unless the failure to obtain such approval is due to the action or inaction of the party seeking termination. The agreement may also be terminated by one party if the other party has committed a material breach of its representations, warranties, or covenants that would prevent the satisfaction of closing conditions, subject to a cure period of up to thirty (30) days (or any shorter period remaining before the Agreement End Date) after notice of such breach. Upon termination, the agreement becomes void and has no further effect, except for certain provisions that expressly survive, and subject to liability for any willful and material breach or actual fraud occurring prior to termination. Each party is responsible for its own fees and expenses incurred in connection with the agreement and the contemplated transactions, except as otherwise provided.
Related Agreements
In connection with the execution of the Merger Agreement, FG Merger Investors II LLC, the sponsor of FGMC, entered into a support agreement pursuant to which it agreed to vote its shares of FGMC in favor of the transaction and take certain other actions in support of the Mergers. Certain stockholders of the Company entered into a support agreement pursuant to which they agreed to vote their shares of the Company in favor of the transaction and take certain other actions in support of the Mergers. At closing, the Company and FGMC will enter into lock-up agreements with certain Company stockholders and with the sponsor, restricting the transfer of certain shares for specified periods following the closing. The Company and FGMC previously entered into a confidentiality and non-disclosure agreement in connection with the transaction.
Amendment to the Merger Agreement
On November 3, 2025, BOXABL Inc. (“BOXABL”) entered into an Amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of August 4, 2025 (the “Merger Agreement”), by and among the Company, FG Merger II Corp. (“FGMC”), and FG Merger Sub II Inc. (“Merger Sub” and together with BOXABL and FGMC, the “Parties”). Pursuant to the Amendment, the Parties to the Merger Agreement agreed to extend the Agreement End Date for the Merger Agreement from December 31, 2025, to March 31, 2026.
Use of Estimates
The preparation of these consolidated financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures in the consolidated financial statements and accompanying notes. Actual results could differ materially from these estimates. These estimates form the basis for judgements the Company makes about the carrying value of its assets and liabilities, which are not readily apparent from other sources. These estimates are based on information available as of the date of the consolidated financial statements, including historical information and various other assumptions that the Company believes are reasonable under the circumstances. Actual results could differ materially from these estimates.
Risks and Uncertainties
The Company’s business and operations are sensitive to general business and economic conditions in the US and worldwide along with local, state, and federal governmental policy decisions. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or governmental policy decisions. These adverse conditions could affect the Company’s financial condition, results of its operations and cash flows. Other factors to consider include revocation precedents for state-wide modular housing approval, such as the revocation of the Company’s state approval that occurred in Arizona, regulatory delays, and risks associated with BOXABL and/or its affiliated entities installing units sold to customers.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:
•
Level 1 — Valuations based on quoted prices for identical assets and liabilities in active markets. Level 1 assets consist of investments. Investments in digital assets are valued as Level 1 fair value financial instruments.

•
Level 2 — Valuations based on observable inputs, other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 — Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment. The Company valued its employee stock options (NQSO’s and ISO’s) and stock grants (RSU’s) at grant date fair value using a Level 3 mark. See Note 12 — Stockholders Equity — Stock Based Compensation.

Restricted Cash and Deposits
On June 1, 2023, the Company was required to make a security deposit related to the expansion of premises of $3,714 thousand pursuant to the terms of the lease agreement with the landlord. The Company re-allocated funds from its cash and cash equivalent balance and restricted these funds to act as the security deposits. The interest earned on this restricted cash account is also restricted for use by the landlord until the security deposit is settled. The interest rate on the security deposit was 1.97% as of December 31, 2025. On January 31, 2024, the Company also paid an additional security deposit of $259 thousand for additional tenant improvements to its existing leased facility. On June 12, 2025, the Company received $245 thousand, as a partial refund of its security deposit. As of December 31, 2025, and December 31, 2024, the Company held $3,968 thousand and $3,878 thousand, respectively, as restricted cash.
Accounts Receivable
Accounts receivable consists of transactions with customers, associated with the sales of Casitas. The portion of the accounts receivable estimated to be uncollectible is recorded as a credit loss provision, a contra receivable balance in accordance with ASC 326 (ASU 2016-13), Current Expected Credit Losses (“CECL”). As of the year ended December 31, 2025, management determined that it is not probable that the Company will collect substantially all of the consideration to which it will be entitled in exchange for the goods and services transferred to customers. As such, the Company has recognized an allowance for credit losses of $191 thousand and $0 associated with the accounts receivable balance as of December 31, 2025 and December 31, 2024, respectively.
Investments in Marketable Debt Securities
During 2024, the Company re-classified its short-term investments in U.S. treasury bills and notes as available-for-sale debt securities during the quarter ended December 31, 2024 and continued its classification as available-for-sale debt securities as of December 31, 2025. Available-for-sale debt securities are financial instruments that are reported at fair value, with unrealized gains/losses recorded in Other Comprehensive Loss.
Prior to October 1, 2024, all investments in U.S. treasury bills and notes were classified as Held-to-maturity debt securities, which are financial instruments for which the Company has the intent and ability to hold to maturity and are reported at amortized cost. The Company reserves for expected credit losses on held-to-maturity debt securities through the allowance for expected credit losses. The Company utilizes a probability-of-default (“PD”) and loss-given-default (“LGD”) methodology to calculate the allowance for expected credit losses. The allowance for expected credit losses estimate reflects a lifetime loss estimate and is based on historical loss information for assets with similar risk characteristics, adjusted for management’s expectations. Adjustments for management’s expectations may be based on factors such as investee earnings performance, potential refinancing events, changes in the regulatory, economic or technological environment of an investee or doubt about an investee’s ability to continue as a going concern. An increase or a decrease in the allowance for expected credit losses is recorded through other gain (loss) as a credit loss expense or a reversal thereof. The allowance for expected credit losses is presented as a deduction from the amortized cost. A debt security is written off when deemed uncollectible. The Company’s investments in U.S. treasury bills and notes represent debt securities issued by the U.S government and as such, have a low level of inherent risk; generally, any changes in their value are attributable to changes in interest rates and market liquidity.
Short-Term Investments in U.S. Treasury Notes, Available-for-Sale
Short-term investments in U.S. Treasury bills and notes are classified as available-for-sale when the Company does not have both the intent and ability to hold them to maturity. Available-for-sale debt securities are reported at fair value, with unrealized gains and losses recorded in Other Comprehensive Loss.
Inventories, net
Inventories consist of raw materials, in-bound freight and duties, work in progress, and finished goods. Finished goods inventories are stated at the lower of cost or net realizable value, with cost determined using an allocation methodology, which approximates actual cost. This valuation requires us to make judgments, based on currently available information, about the likely method of disposition, such as through sales to individual customers, bulk sales, and the expected recoverable values for each disposition category. On a periodic basis, the Company performs a physical count of its inventory and records an inventory valuation allowance for inventory that has become obsolete or inventory that has a cost basis in excess of the expected net realizable value. Damaged and obsolete inventory are valued based on specific identification and management’s estimate of net realizable value, including consideration of whether the items are usable in current or future production. Any difference between cost and estimated realizable value is recognized as an expense.
Loan Receivables, net
Loan receivables consist of formal credit sales in transactions with customers, where a portion of the sales proceeds consist of an interest-bearing loan originated by the Company. Loan receivables are recognized on the balance sheet and classified as long-term or short-term, respectively, based on the term of the loan. A portion of the loan receivable estimated to be uncollectible is recorded as a credit loss provision, a contra receivable balance in accordance with ASC 326 (ASU 2016-13), Current Expected Credit Losses (“CECL”). To reduce instances of credit losses, the Company performs a review of the borrower’s creditworthiness and credit terms are agreed by both parties and formally documented before any sale is completed. We generally mitigate potential credit losses by requiring an unlimited personal guarantee from the borrower’s sponsor/owner and ensuring that the loan is also secured by the underlying asset(s).
Property and Equipment, net
Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance, repairs, and minor improvements are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation and amortization is removed from the respective accounts, and any gain or loss is included within gain/loss on disposal of assets within the consolidated statements of comprehensive loss. Major improvements with economic lives greater than one year are capitalized. Leasehold improvements are depreciated over the lesser of the lease term or the estimated useful life. Depreciation is computed using the straight-line method over the following estimated useful lives:
Computers and other peripheral equipment	3 years
Furniture and fixtures	7 years
Machinery and equipment	5 – 15 years
Tenant improvements	2 – 5 years
Vehicles	5 years
Casita fixed assets	25 years
Digital Assets
The Company adopted a Bitcoin treasury reserve strategy in May 2025, allowing for a percentage of its assets to acquire Bitcoin (“BTC”). The Company accounts for its digital assets, which are comprised solely of BTC, as indefinite-lived intangible assets in accordance with Accounting Standards Update No 2023-08 (ASU 2023-08), Intangibles-Goodwill and Other-Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets, which requires in-scope crypto assets (including the Company’s BTC holdings) to be measured at fair value in the balance sheets, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. The Company determines the fair value of its BTC in accordance with ASC 820, Fair Value Measurement, using the specific identification method, based on quoted (unadjusted) prices on the Coinbase exchange, the active exchange that the Company has determined is its principal market for BTC (Level 1 input). Changes in fair value are recognized as gains on digital assets in the Company’s consolidated Statements of Comprehensive Loss, within Other Income.
The Company establishes a deferred tax liability if the market value of BTC at the reporting date is greater than the average cost basis of the Company’s bitcoin holdings at such reporting date, and any subsequent increases or decreases in the market value of BTC increases or decreases the deferred tax liability. In determining the gain (loss) to be recognized upon sale, the Company calculates the difference between the sales price and carrying value of the specific BTC sold immediately prior to sale.
The Company’s BTC purchased for investment purposes is initially recorded at cost, inclusive of transaction costs and fees. As of December 31, 2025, the Company held 10.2 BTC with a cost basis of $1.1 million and a fair value of $893 thousand. The Company did not hold any BTC as of December 31, 2024.
The following table summarizes the Company’s digital asset purchases, gains (losses) on digital assets, for the fiscal years ended:
	Years Ended
(In Thousands, except number of Bitcoins)	December 31, 2025	December 31, 2024
Bitcoins Purchased	10	—
Digital asset purchases	$1,100	$—
Gain (loss) on digital assets	(207)	—
Digital asset carrying value	$893	$—
The Company did not sell any of its Bitcoins during the year ended December 31, 2025. The Company held no Bitcoin in 2024.
Intangible Assets
The Company has intangible assets that are amortized over the respective estimated lives on a straight-line basis unless the lives are determined to be indefinite and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. The Company’s intangible assets include intellectual property associated with Patents and Trademarks that are amortized over their estimated useful life of 14 years, or the stated expiration date, whichever is more determinable. The Company also has implementation costs for cloud computing and hosting arrangements for software-as-a-service arrangements that are recorded as an intangible asset on the balance sheet, and subsequently amortized over their economic or legal life, whichever is shorter. The Company applies the following useful lives to its intangible assets:
Intellectual property	14 years
Software	1 – 3 years
Domain	5 years
The Company has also incurred costs to develop software that are being developed for sale and/or external-use. These software development costs are recognized in research and development expenses on the Company’s Statement of Comprehensive Loss, as these costs do not qualify for capitalization until management has authorized and committed to funding the software project and the software has reached the probable-to-complete recognition threshold.
Revenue Recognition
Revenue is measured based on the amount of consideration that we expect to receive, reduced by allowance for estimated returns, chargebacks, promotional discounts, markdowns, and rebates based on management’s estimates and the Company’s historical experience. Revenue also excludes any amounts collected on behalf of third parties, including sales and indirect taxes. In arrangements where we have multiple performance obligations, the transaction price is allocated to each performance obligation using the relative stand-alone selling price. We generally determine stand-alone selling prices based on the prices charged to customers.
The Company determines revenue recognition through the following steps in accordance with ASC Topic 606, Revenue from Contracts with Customers:
•
Identification of a contract with a customer.

•
Identification of the performance obligations in the contract.

•
Determination of the transaction price.

•
The customer has the ability and intent to pay the contractual amount.

•
Allocation of the transaction price to the performance obligations in the contract.

•
Recognition of revenue when or as the performance obligations are satisfied.

Revenues are recognized when performance obligations are satisfied through the sale and transfer of Casitas, services or parts to the Company’s customers. Generally, control transfers upon shipment of the Casita to the customer and the transfer of legal title and risk and rewards of ownership to the customer. Occasionally, performance obligations for the Company may also include the delivery, installation and other services. The Company records a liability for customer deposits received prior to delivery of the Casita or fulfilment of the service. The liability is relieved, with revenue being recognized, once the performance obligations to the customer are satisfied. Generally, this occurs after the customer has paid the contracted amount and the product has been shipped.
For the Company’s turnkey development projects, revenue will be recognized at the end of the project, upon receipt of the Certificate of Occupancy.
Cost of Goods Sold
Cost of goods sold consists primarily of the cost of products used in the production of the Company’s finished products, inbound and outbound shipping costs, the related labor and indirect overhead costs associated with that production.
On a periodic basis, the Company performs a physical count of its inventory and records an inventory valuation allowance for inventory that has become obsolete or inventory that has a cost exceeding expected net realizable value. Damaged and obsolete inventory are valued based on specific identification and management’s estimate of net realizable value, including consideration of whether the items are usable in current or future production. The difference between cost and estimated realizable value is charged to expense.
Advertising Costs
The Company incurs third party advertising costs as well as payroll-related costs for its marketing personnel engaged in promotional activities. Advertising and promotion costs to market our products and services are expensed as incurred. Certain marketing costs related to the issuance of the Company’s securities are accounted for as a reduction to the proceeds from the equity offering and not included in sales and marketing expenses.
Research and Development
Research and development costs consisting of design, materials, and consultants related to prototype and process improvements and developments are expensed as incurred.
Concentration of Credit Risk
Cash and Cash Equivalents:
Financial instruments that potentially expose the Company to a concentration of credit risk consist primarily of cash and cash equivalents. The Company classifies all highly liquid instruments with an original maturity of three months or less as cash equivalents. Due to the short maturity of these cash equivalents, the carrying amounts of these instruments approximate their fair values. Cash and cash equivalents are maintained at high quality financial institutions. As of December 31, 2025 and December 31, 2024, the Company’s deposits exceeded the Federal Deposit Insurance Corporation (FDIC) limit. The Company has not experienced any losses with respect to its cash balances. Based upon assessment of the financial condition of these institutions, management considers that the risk of loss of any uninsured balances does not have a significant impact on the Company’s operations.
Customers:
During the year ended December 31, 2025, revenue from one customer was approximately 25%, compared to 73% from three customers during the year ended December 31, 2024. As of December 31, 2025 and December 31, 2024, loan receivables from two customers represented 89% and 100% of the Company’s loan receivable.
Stock-Based Compensation
The Company applies ASC 718, Stock-Based Compensation for all stock-based awards, including stock options and restricted stock, that are measured at fair value on the date of grant and recognized over the associated vesting periods. The fair value of stock options is estimated on the date of grant using a Black-Scholes model. The fair value of restricted stock awards is estimated on the date of the grant based on the fair value of the Company’s underlying common stock. The Company recognizes compensation expense for stock options on a straight-line basis over the associated service or vesting periods. Effective October 18, 2024, restricted stock awards became subject to a performance condition, which defers vesting of restricted stock awards until a monetization event. Accordingly, the Company shall not recognize stock-based compensation from restricted stock awards until a monetization event becomes probable.
See Note 12 — Stockholders’ Equity — Preferred and Common Stock for a description of the amendments to the Company’s articles of incorporation and Note 12 — Stockholders’ Equity — Stock-based Compensation for a description of our amended and restated Plan, each of which became effective October 18, 2024
Determining the grant date fair value of options using the Black-Scholes option-pricing model requires management to make assumptions and judgments. These estimates involve inherent uncertainties and, if different assumptions had been used, stock-based compensation expense could have been materially different from the amounts recorded.
Income Taxes
The Company accounts for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Tax positions initially must be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions initially and subsequently are to be measured at the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the position and relevant facts.
On July 4, 2025, the U.S. government enacted the One Big Beautiful Bill Act (“OBBBA”) of 2025 which includes, among other provisions, changes to the U.S. corporate income tax system, including the allowance of 100% expensing of qualified asset expenditures, immediate expensing of qualifying domestic research and development expenses and permanent extensions of certain other provisions within the Tax Cuts and Jobs Act. Certain provisions are effective for 2025, beginning January 19, 2025. We are evaluating the impact of these tax law changes on our financial statements.
Contingencies
The Company is involved in lawsuits, claims, and proceedings, which arise in the ordinary course of business. In accordance with the FASB ASC Topic 450 Contingencies, the Company shall make a provision for a liability when it is both probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company believes it has adequate provisions for any such matters. The Company reviews these provisions in conjunction with any related provisions on assets related to the claims at least quarterly and adjusts these provisions to reflect the impacts of negotiations, settlements, rulings, advice of legal counsel and other pertinent information related to the case. Should developments in any of these matters outlined below cause a change in the Company’s determination as to an unfavorable outcome and result in the need to recognize a material provision, or, should any of these matters result in a final adverse judgment or be settled for significant amounts, they could have a material adverse effect on the Company’s results of operations, cash flows, and financial position in the period or periods in which such a change in determination, settlement or judgment occurs.
Basic and Diluted Net Loss Per Share
Basic net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. Diluted net loss per share reflects the actual weighted average of common shares issued and outstanding during the period plus potential common shares. Stock options and convertible instruments are considered potential common shares and are included in the calculation of diluted net loss per share when their effect is dilutive. As all potentially dilutive securities are anti-dilutive for the periods presented as a result of the net loss, diluted net loss per share is the same as basic net loss per share for each period.

The following table summarizes potentially dilutive securities, and the resulting common share equivalents outstanding as of December 31, 2025 and December 31, 2024, respectively:
	Balance as of
(In Thousands)	December 31, 2025	December 31, 2024
Stock options	43,817	50,196
Restricted stock units	127,936	173,572
Warrants	18,573	18,573
Preferred stock	1,327,942	1,251,279
Potentially dilutive shares	1,518,268	1,493,620
Leases
The Company leases some items of property, plant and equipment, including manufacturing and office space. On the lease commencement date, a lease is classified as a finance lease or an operating lease based on the classification criteria of the lease guidance under ASC 842. In accordance with ASC 842, the Company has recorded right-of-use (“ROU”) assets for all of its leased assets classified as operating leases. The Company has no finance leases. The ROU assets were computed as the present value of future minimum lease payments, including additional payments resulting from a change in an index such as a consumer price index or an interest rate, plus any prepaid lease payments minus any lease incentives received.
Warranty Provision
The Company generally offers its customers a manufacturers’ warranty on Casita products sold for a period of one year. Management records an expense to cost of goods sold for the costs of warranty repairs at the time of sale. Management’s estimate for warranties is based on sales levels and historical costs of providing warranties. As of December 31, 2025 and December 31, 2024, respectively, the Company’s reserve for warranty totaled $11 thousand and $594 thousand, respectively, and is reflected in “accrued expenses and other current liabilities” in the consolidated balance sheets.
Recent Accounting Pronouncements
As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.
Adopted Pronouncements
In November 2023 the FASB issued improvements to reportable segment disclosures ASU 2023-07, Segment Reporting. The standard requires disclosure of significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”). It also requires disclosure of other segment items by reportable segment and a description of its composition, whereas the other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss. It also requires interim period disclosures about a reportable segment’s P&L and Assets and requires disclosure of the title and position of the Chief Operating Decision Maker (CODM) as well as how the CODM uses the segment P&L in assessing segment performance and deciding how to allocate resources. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. This ASU was applied on a retroactive basis, to all prior periods presented in the consolidated financial statements, but did not have a material impact on the Company’s segment disclosures. The adoption of 2023-07 did not change the way that the Company identifies its reportable segment. However, it has resulted in incremental disclosures within the notes of the Company’s consolidated financial statements (See Note 15).
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 requires enhanced annual disclosures regarding the rate reconciliation and income taxes paid information. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024 for public entities and may be adopted on a prospective or retrospective basis. The Company has adopted ASU 2023-09 on a retrospective basis commencing with the fiscal year ending December 31, 2025, and has applied the amendments retrospectively to all prior periods presented in the financial statements. The adoption of ASU 2023-09 did not have a material impact on the Company’s consolidated financial statements and related disclosures.
In December 2023, the FASB issued ASU 2023-08, Intangibles — Goodwill and Other — Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 applies to crypto assets that (i) meet the definition of an intangible asset under U.S. GAAP, (ii) do not provide the holder with enforceable rights to or claims on underlying goods, services, or other assets, (iii) reside or are created on a distributed ledger, (iv) are secured through cryptography, (v) are fungible, and (vi) are not created or issued by the reporting entity or its related parties. The new guidance requires in-scope crypto assets to be subsequently measured at fair value under ASC 820, with changes in fair value recognized in net income each reporting period, rather than at cost less impairment as under previous guidance. It also introduces expanded disclosure requirements, including (among other items) information about significant crypto asset holdings, changes in those holdings during the period, and the line items in which related gains and losses are presented. ASU 2023-08 is effective for the Company for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted for financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-08 on January 1, 2025, using the modified retrospective transition method. Upon adoption, the Company’s crypto assets, namely BTC, that met the scope criteria of ASC 350-60 are presented within Digital assets on the Consolidated Balance Sheets, with subsequent fair value changes are recognized in Other income in the Consolidated Statements of Comprehensive Loss. The adoption of ASU 2023-08 did not result in any cumulative-effect increase (decrease) to retained earnings as of January 1, 2025, but is expected to increase the volatility of reported net income in future periods due to measuring eligible crypto assets (such as BTC) at fair value. In addition, the Company has included disclosures including the additional qualitative and quantitative information required by ASC 350-60 for significant crypto asset holdings, including disaggregation by significant crypto asset, changes in carrying amounts during the period, and the location of related gains and losses in the Company’s financial statements.
In May 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-04, Compensation — Stock Compensation and Revenue from Contracts with Customers — Clarifications to Share-Based Consideration Payable to a Customer, which requires the Company to account for share-based consideration payable to a Customer as a reduction of the transaction price and a reduction of revenue, unless the payment to the customer is in exchange for a distinct good or service. The amendments are intended to reduce diversity in practice by (i) revising the definition of a performance condition for share-based consideration payable to a customer (for example, to explicitly include conditions based on the volume or monetary value of the customer’s purchases, including certain third-party purchases), and (ii) eliminating a forfeiture policy election for service conditions associated with such awards. Under the updated guidance, share-based consideration payable to a customer continues to be measured and classified under Topic 718 at grant-date fair value, with the resulting amount generally recognized as a reduction of the transaction price (and therefore revenue) under Topic 606, unless the award is in exchange for a distinct good or service from the customer, in which case the consideration is recognized as an expense. When vesting depends on a performance condition (as clarified by ASU 2025-04), the entity recognizes the reduction of revenue only when it is probable that the performance condition will be met; for service conditions, the guidance eliminates the prior policy election on forfeitures for these awards and requires application of the Topic 718 model. ASU 2025-04 is effective for annual and interim reporting periods beginning after December 15, 2026, and may be applied on a modified retrospective (with a cumulative-effect adjustment to opening retained earnings in the year of adoption) or on a retrospective basis to all prior periods presented. The Company adopted ASU 2025-04 on a modified retrospective basis, effective January 1, 2026. The adoption did not have a material impact to the Company’s consolidated financial statements.
In July 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivables and Contract Assets, which introduces a practical expedient for the application of the current expected credit loss model to current accounts receivables and contract assets. Under ASU 2025-05, the Company may elect a practical expedient under which, in developing reasonable and supportable forecasts, the Company may assume that current economic conditions at the balance sheet date will not change over the remaining life of current accounts receivable and current contract assets. ASU 2025-05 is effective for annual and interim periods beginning after December 15, 2025, with early adoption permitted. The Company adopted ASU 2025-05 on a prospective basis effective January 1, 2025 and elected to apply the practical expedient for its current trade receivables and contract assets arising from revenue transactions under ASC Topic 606. The adoption of ASU 2025-05 did not have a material impact on the Company’s consolidated financial statements.
In September 2025, the FASB issued ASU 2025-06, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”). ASU 2025-06 updates accounting for internal-use software to reflect current development practices (including the Agile iterative development method) by replacing the previous “project stage” linear model with a more principles-based framework for determining when internal-use software costs shall be capitalized or expensed. Under ASU-2025-06, the Company shall assess capitalization based on whether: (a) the software project has met specified capitalization criteria, including that it is probable the project will be completed and used to perform its intended function and that there is no significant development uncertainty; and (b) the related costs are directly attributable to developing or obtaining internal-use software. Internal and external costs incurred before that criteria are met shall be expensed as incurred. In addition, training and data-conversion costs shall be expensed as incurred. ASU 2025-06 also eliminates separate guidance for website development and incorporates those activities into Subtopic 350-40, aligning website development with the internal-use software model. The amendments further clarify that all capitalized internal-use software costs and related amortization are subject to the disclosure requirements of Topic 360, Property, Plant, and Equipment, regardless of how those costs are presented in the financial statements. Accordingly, the intangible asset disclosures in Subtopic 350-30 are not required for internal-use software. ASU 2025-06 is effective for the Company for annual and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The amendments shall be applied on a prospective basis to costs incurred on or after the date of adoption, with an option to apply to projects in process. The Company adopted ASU 2025-06 on a prospective basis effective January 1, 2026. The adoption did not have a material impact on the Company’s consolidated financial statements.
Recently Issued Pronouncements
In January 2025 the FASB issued ASU 2025-01, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date (“ASU 2025-01”). ASU 2025-01 does not change the underlying disclosure requirements introduced by ASU 2024-03; rather, it clarifies and confirms the effective date and applicability of those requirements for public business entities. Specifically, Subtopic 220-40 requires the Company to disclose in the notes to the financial statements a tabular disaggregation of certain income statement expense captions within income from continuing operations into specified natural expense categories (including, at a minimum, purchases of inventory, employee compensation, depreciation, and intangible asset amortization), as well as a separate total for selling expenses and related qualitative information. ASU 2025-01 clarifies that the disaggregation requirements in Subtopic 220-40 are effective for the Company for annual reporting periods beginning after December 15, 2026, and for interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. Accordingly, for periods beginning on or after that date, the Company provides in the notes to its consolidated financial statements tabular disclosures that disaggregate relevant expense captions (such as cost of revenues, research and development, sales and marketing, and general and administrative expenses) into the required natural expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, and presents a separate total of selling expenses together with a description of how the Company defines selling expenses. The Company is currently evaluating the potential impact of this update on its consolidated financial statements. The adoption of ASU 2025-01 (together with ASU 2024-03) is not expected to have a material impact on the Company’s results of operations, financial position, or cash flows, as the amendments affect disclosures only, such as expanded expense-disaggregation disclosures designed to provide users of the financial statements with more transparency into the nature of the Company’s expenses and cost structure.

In May 2025, the Financial Accounting Standards Board (“FASB”) issued ASU 2025-03, Business Combinations and Consolidation — Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity, which requires the Company involved in an acquisition transaction effected primarily by exchanging equity interests to consider certain factors to determine which entity is the accounting acquirer. The amendments enhance the comparability of financial statements of Companies engaging in acquisition transactions, but do not change the accounting for a transaction determined to be a reverse acquisition or a transaction in which the legal acquirer is not a business and is determined to be the accounting acquiree. ASU 2025-03 is effective for annual and interim reporting periods beginning after December 31, 2026, and applied prospectively. The Company is currently evaluating the potential impact of this update on its consolidated financial statements and does not expect the impact to be material.
Management does not believe that any other recently issued, but not effective, accounting standards have a material impact on the consolidated financial statements.
NOTE 3 — GOING CONCERN
These consolidated financial statements have been prepared under the assumption that the Company will be able to continue as a going concern. The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. However, substantial doubt about the Company’s ability to continue as a going concern is probable. Primarily due to limited sales associated with delays in obtaining US statewide modular approvals, the Company reported a net loss of $57,549 thousand, and operating cash outflow of $47,175 thousand for the year ended December 31, 2025. At December 31, 2025, the Company had an accumulated deficit of $775,984 thousand. Absent any other action, the Company will require additional liquidity to continue its operations over the next 12 months.
The continuing viability of the Company and its ability to continue as a going concern is dependent on the Company being successful in its continued efforts in growing its revenue and/or accessing additional sources of capital. Management’s plan to address this need includes (a) continued exercise of tight controls to conserve cash, (b) accelerating sales of Casitas to generate revenue, and (c) raising funds through equity financing. The Company anticipates current capital on hand and expected future funding will be sufficient to fund the Company’s operations in excess of twelve months. The Company sold shares of its preferred stock through Regulation A and Regulation D offerings in the United States, that were finalized for settlement during the third quarter of 2025. However, there can be no assurances that management’s plans will be achieved.
NOTE 4 — INVESTMENTS
As of December 31, 2025 and December 31, 2024, investments in securities consists of U.S. Treasury Notes carried at fair value and amortized cost, respectively, consisted of the following:
	Balance as of
(In Thousands)	December 31, 2025	December 31, 2024
Investments in short-term U.S. Treasury Notes	$—	$15,943
Total investments in U.S. Treasury Notes	$—	$15,943
The cost basis of investments held is determined by the Company using the specific identification method.
Interest Income on the consolidated Statements of Comprehensive Loss includes the accrued interest and realized interest earned on Treasuries. Unrealized gains and losses on treasuries, classified as available-for-sale, are reported within “unrealized net gains/losses” on the consolidated Statements of Comprehensive Loss.
There was no amortized cost, gross unrealized gains and losses, fair value, or allowance for credit losses of those investments classified as available-for-sale at December 31, 2025.

The amortized cost, gross unrealized gains and losses, fair value, and the allowance for credit losses of those investments classified as available-for-sale at December 31, 2024 are summarized as follows:
(In Thousands)	Amortized cost	Allowance for credit losses	Net Carrying Amount	Gross unrealized (loss)	Gross unrealized gain	Fair value
U.S. Government securities	$15,773	$—	$15,773	$—	$170	$15,943
Total as of December 31, 2024	$15,773	$—	$15,773	$—	$170	$15,943
All available-for-sale debt securities have a weighted average maturity of one year or less.
During 2024 the Company re-classified its short-term investments in U.S. treasury bills and notes as available-for-sale. Available-for-sale debt securities are financial instruments that are reported at fair value, with unrealized gains/losses recorded in Other Comprehensive Loss. Unrealized losses on available-for-sale securities was $170 thousand for the year ended December 31, 2025, compared to a gain of $170 thousand for the year ended December 31, 2024. No allowance for credit losses was recorded for these securities for the years ended December 31, 2025 and 2024 as all unrealized losses were considered immaterial.
NOTE 5 — INVENTORIES, NET
Inventories are classified into raw materials, inventory in transit, work-in-process (WIP), consignment, and finished goods. Raw materials, consignment and WIP inventories are costed utilizing the weighted average method. Finished goods are costed at the lower of cost or net realizable value.
In January of 2025, the Company obtained modular approval for its Casita in all climate zones in California, and at that time determined that the existing finished goods inventory units had not been manufactured to meet California’s all-climate specifications. The Company then considered finding other states where the units could be sold without significant modification; however by the second quarter of 2025 it became apparent that the most conservative approach would be calculate the actual costs to bring the existing finished goods inventory up to the all-climate specifications. As a result, in the second quarter of 2025, approximately $7.1 million of finished goods inventory was reclassified from finished goods to work-in progress on the consolidated Balance Sheets. The Company determined that this change represented a change in accounting estimate rather than a change in accounting principle under ASC 250-10-45-12, and therefore did not require retrospective application.
As of December 31, 2025 and December 31, 2024, inventory consists of the following:
	Balance as of
(In Thousands)	December 31, 2025	December 31, 2024
Raw material	$2,497	$3,606
Inventory in-transit	—	110
Work-in progress	6,683	119
Consignment	29	—
Finished goods	9,639	20,426
Total inventory	$18,848	$24,261
Inventories are written down for obsolescence, or when the net realizable value, considering future events and conditions, is less than the carrying value. During 2025, following an inventory slow movement analysis, the Company identified 68 units that had been held in inventory for an extended time period and for which the Company determined that it was not cost effective to rework. Accordingly, for the years ended December 31, 2025 and 2024, the Company recorded $8,589 thousand and $336 thousand, respectively, related to obsolete inventory in cost of goods sold on the consolidated statements of comprehensive loss. In addition, during the years ended December 31, 2025 and 2024, the Company recognized $8,527 thousand and $8,763 thousand, respectively, in inventory valuation adjustments within cost of goods sold related to adjusting the carrying value of finished goods inventory to its net realizable value.

NOTE 6 — LOAN RECEIVABLES, NET
The Company has originated 5 loan receivables comprised of formal credit sales in transactions with its customers. Based on the loan terms, $858 thousand and $850 thousand of the Company’s gross loan receivables have been classified as Loan receivable, non-current and $399 thousand and $270 thousand of the Company’s gross loan receivables have been classified as Loan receivable, current, as of December 31, 2025 and December 31, 2024, respectively.
For the year ended December 31, 2025, the Company has estimated a portion of its receivables to have doubts about collectability, which is recorded as a credit loss provision of $1,408 thousand balance which has been recognized as a contra receivable balance in accordance with ASC 326 (ASU 2016-13), Current Expected Credit Losses (“CECL”) as of December 31, 2025. The chart below details the allocation of the credit loss provision to accounts receivable and notes receivable.
The Company has initiated loans to specific customers to assist them in their financing. The loans were negotiated on an arm’s length basis, accrue interest income, and were originated at market rates. Accordingly, there are no ASC 606 impacts related to a financing component embedded in the loan.
In 2024, the Company had concluded that no CECL reserve was required as of December 31, 2024. During 2025, the Company undertook additional collections efforts related to its delinquent loans. Considering that the efforts did not result in significant collection of overdue balances, the Company concluded that provisions for credit losses were required due to doubts about collectability. The Company continues to pursue its collection activities, which may result in future write-offs or recoveries.
	For Year Ended December 31, 2025
Allowance for Credit Losses	Current Loan Receivable	Non-Current Loan Receivable	Accounts Receivable
Balance as of December 31, 2024	$—	—	—
Provision for credit losses	379	838	191
Write-offs	—
Recoveries	—
Balance as of September 30, 2025	$379	838	191
NOTE 7 — PROPERTY AND EQUIPMENT, NET
The Company’s property and equipment consist of the following amounts as of December 31, 2025 and December 31, 2024:
	Balance as of
(In Thousands)	December 31, 2025	December 31, 2024
Computers and other peripheral equipment	$409	$404
Furniture and fixtures	182	182
Machinery and equipment	7,998	7,880
Tenant improvements	2,847	2,804
Vehicles	588	748
Land	58	0
Casita fixed assets	834	834
	12,916	12,852
Less: Accumulated depreciation	(5,581)	(3,923)
Property, plant and equipment – net	$7,335	$8,929
Depreciation
During the years ended December 31, 2025 and 2024, the Company recognized $532 thousand and $849 thousand, respectively, in depreciation expense.

Deposits on Equipment
As of December 31, 2025 and December 31, 2024, the Company recorded $93 thousand and $93 thousand, respectively, for deposits on equipment which is reported within “Deposits on equipment” on the consolidated balance sheets.
NOTE 8 — INTANGIBLE ASSETS, NET
The Company held the following intangible assets as of December 31, 2025 and December 31, 2024:
	Balance as of
Asset (In thousands)	December 31, 2025	December 31, 2024
Intellectual property	$426	$418
Software	261	261
Domain	50	50
	737	729
Less: Accumulated amortization	(240)	(187)
Total	$497	$542
During the years ended December 31, 2025 and 2024, the Company recognized $53 thousand and $108 thousand in amortization expense, respectively.
NOTE 9 — CURRENT LIABILITIES
As of December 31, 2025 and December 31, 2024, respectively, current liabilities were comprised primarily of accounts payable, customer deposits and deferred revenue, the current portion of lease liabilities (See Note 10 — Leases), and subscription liabilities (See Note 12 — Stockholders’ Equity).
Accounts Payable
Accounts payable as of December 31, 2025 and December 31, 2024 consisted of the following:
	Balance as of
(In thousands)	December 31, 2025	December 31, 2024
Outstanding vendor bills	$811	$1,514
Sales tax payable	88	$38
Credit card balances	85	224
Total	$984	$1,776
Customer Deposits
Customer Deposits are comprised of pre-order deposits from customers. As of December 31, 2025 and December 31, 2024, Customer Deposits were reported at $3.6 million and $3.6 million, respectively.
Deferred Revenue
Deferred revenue is comprised of prepayments on unfulfilled purchase orders, prepayments in advance of attendance at on-site installer training, and prepayments for Site Surveys. During 2024, the Company began accepting $500 payments from customers beginning the B2C order process, which are used to conduct site surveys for the location or site of the sale. Deferred revenue consisted of the following as of December 31, 2025 and December 31, 2024:
	As of
(In Thousands)	December 31, 2025	December 31, 2024
Deferred revenue, beginning of period	2,286	2,622
Add: Payments received in advance	2,024	1,339
Less: Revenue recognized	(945)	(1,504)
Less: Adjustments	(1,817)	(171)
Deferred revenue, end of period	1,548	2,286
NOTE 10 — LEASES
On December 29, 2020, the Company signed a 65-month lease for its 173,000 sq. ft. factory facility, commencing on May 1, 2021. As of December 31, 2020, a $525 thousand security deposit, first month’s rent, $87 thousand, and first-month’s Tenant’s Percentage of Operating Expense Fees (“CAM”) $19 thousand, had been paid to the landlord. The monthly CAM varies from month to month. After December 31, 2022, the Company amended the lease agreement to obtain additional space in a neighboring warehouse for four years, with the first month’s base rent of $116 thousand, increasing by 4% annually. During the year ended December 31, 2024, the Company performed improvements to the leased facility. In connection with these improvements, the Company made an additional security deposit of $259 thousand to the landlord during the year ended December 31, 2024.
On June 10, 2022, the Company signed a 73-month lease for a 132,960 sq. ft warehouse, commencing the earlier of (a) 30 days after substantial completion of tenant work by the landlord or (b) tenant commencing operation in the building. The lease commencement date was determined to be February 1, 2023. The initial base rent is $104 thousand and will increase 4% every year.
In accordance with the company’s lease contracts, in 2023 the company received a partial refund of it’s security deposit for $100 thousand. Additionally, in 2025 the Company received additional partial refunds of it’s security deposits for $444.6 thousand. As of December 31, 2025 the Company has a total of $853.9 thousand on record for leased space security deposits.
Effective as of January 1, 2023, the Company leased to Supercar System four support squares located in the Company’s main property located at 5435 E. N. Belt Road, Las Vegas, Nevada for $7 thousand per month. The agreement terminates December 31, 2026, and the Company retains the right to unilaterally terminate the agreement upon thirty days’ written notice. Supercar System is controlled by the Company’s Co-CEO, Paolo Tiramani.
The Company recognizes lease expense for its operating leases on a straight-line basis over the lease term. Most leases include one or more options to renew, with renewal terms that can extend the lease term. The Company has determined that it was reasonably certain that the renewal options would be exercised based on previous history and knowledge, current understanding of future business needs and the level of investment in leasehold improvements, among other considerations. The incremental borrowing rate used in the calculation of the lease liability is based on the rate available to the Company. The depreciable life of assets and leasehold improvements are limited by the expected lease term. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Certain subsidiaries of the Company rent or sublease certain office space to/from other subsidiaries of the Company.

Maturities of lease liabilities for operating leases as of December 31, 2025, were as follows:
Remaining lease payments	Fiscal year
2026	$3,839
2027	2,102
2028	1,509
Thereafter	258
Total lease payments	$7,708
Less: Imputed interest	(540)
Total lease liability	$7,168
As of December 31, 2025 and December 31, 2024, the weighted average remaining lease term was 2.4 years and 3.1 years, respectively. As of December 31, 2025 and December 31, 2024, the weighted average incremental borrowing rate was 5.7% and 5.5%, respectively.
No ROU asset is recorded for leases with a lease term, including any reasonably assured renewal terms, of 12 months or less. Upon adoption of ASC 842, the Company also recorded lease liabilities computed as the present value of future minimum lease payments, including reductions from any landlord incentives, plus any additional direct costs from executing the leases. Lease liabilities are amortized using the effective interest method using a discount rate of 5.7%. Depreciation on the ROU asset is calculated as the difference between the expected straight-line rent expense over the lease term less the accretion on the lease liability. The Company recognizes a right-of-use asset and a lease liability for these operating leases in its consolidated balance sheets. The Company’s lease agreements also include obligations for the Company to pay for other services, including operations and maintenance. The Company accounts for these services separately.
NOTE 11 — RELATED PARTY TRANSACTIONS
The Company had the following transactions with related parties:
	Years Ended December 31,
(In Thousands)	2025	2024
Consolidated Statement of Comprehensive Loss
Rental income(1)	$89	$89
	Balance as of
(In Thousands)	December 31, 2025	December 31, 2024
Consolidated Balance Sheets
Preferred Stock(2)	$1,719	$1,719
Accounts Receivable(1)	$—	$6

(1)
The Company has a contract with the majority shareholder and Co-CEO to share certain costs related to office space, support staff, and consultancy services. Refer to Note 10 for details of lease to Supercar System. In addition, under the services agreement between the Company and Supercar System, effective January 1, 2023, the Company receives reimbursements for the Company’s employees who provide services to Supercar System’s business. Supercar System is controlled by the Company’s Co-CEO, Paolo Tiramani. As of December 31, 2025 and December 31, 2024, Supercar System had a balance due to BOXABL of $0 and $5.7 thousand, respectively, related to payroll costs funded by the Company, that were included in Accounts Receivable.

(2)
As of December 31, 2025 and December 31, 2024, the Company had 26,726 thousand shares outstanding of Series A Preferred Stock, representing an initial cost of $427 thousand held by certain related parties including the spouse and in-laws to the Co-Chief Executive Officer and Chief Marketing and Strategy Officer. As of December 31, 2025 and December 31, 2024, the Company had 5,884 thousand shares outstanding of Series A-1 Preferred Stock, representing an initial cost of $372 thousand held by certain related parties including the in-laws to the Co-Chief Executive Officer and Chief Marketing and Strategy Officer and a former Director of the Company. As of December 31, 2025 and December 31, 2024, the Company had 12,834 thousand Nonqualified Stock Options representing an initial grant date fair value of $920 thousand held by certain related parties including the spouse to the Co-Chief Executive Officer and Chief Marketing and Strategy Officer of the Company. See Note 12 —  Stockholders’ Equity.
In addition, effective as of December 1, 2025, the Company entered into a Trademark License Agreement with its Co-CEO and Director, Galiano Tiramani, for the use of certain trademarks of the Company for a BOXABL meme coin created by Galiano Tiramani. The meme coin does not grant any financial rights to the Company, or create any obligations for the Company. In exchange for the licensed trademarks, the Company will receive a royalty payment, paid on a quarterly basis, equal to the gross cash flows from the sale of the meme coin, less any documented expenses incurred. No payments were made to the Company under this agreement in 2025.
NOTE 12 — STOCKHOLDERS’ EQUITY
Preferred and Common Stock
Effective October 21, 2024, the Company filed an amendment to the articles of incorporation which increased the authorized Common Stock from 6.6 billion shares to 17.8 billion shares of Common Stock, $0.00001 par value per share, and increased the authorized Preferred Stock from 13.4 billion shares to 14.4 billion shares of Preferred Stock, $0.00001 par value per share. The number of authorized Preferred Stock designated as Non-Voting Series A, A-1, A-2, and A-3 did not change, but the undesignated Preferred Stock of 1.25 billion shares was increased to an authorized 2.25 billion shares of undesignated Preferred Stock, $0.00001 par value per share.
Preferred Stock Liquidation Preference
The following table summarizes the liquidation preferences as of December 31, 2025, in order of liquidation:
(In Thousands)	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference Balance
Series A-3 Preferred Stock	8,750,000	109,209	87,458
Series A-2 Preferred Stock	2,050,000	174,324	139,458
Series A-1 Preferred Stock	1,100,000	855,869	67,484
Series A Preferred Stock	250,000	188,540	3,205
Non-classified Preferred Stock	2,250,000	—	—
Total Series A Preferred Stock	14,400,000	1,327,942	$297,605
Sales of Preferred Stock
On June 25, 2024, the Company commenced an offering of up to 88,095 thousand shares of its Non-Voting Series A-3 Preferred Stock under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), at a per share price of $0.80, plus 4,404 thousand Bonus Shares (as defined in the Offering Circular on file in the Company’s Form 1-A Offering Statement (Commission File No. 024-12402) (the “Form 1-A Offering Statement”)) for a maximum potential raise of $74 million (the “Regulation A Offering”). In June 2025, the Company terminated its offering being conducted pursuant to Regulation A of the Securities Act of 1933, as amended, as well as terminated the concurrent offering being conducted pursuant to Rule 506(c) of Regulation D. No new investor subscriptions are currently being accepted in these legacy offerings.
During the years ended December 31, 2025 and 2024, the Company issued 77,239 thousand and 23,630 thousand shares, respectively, of Series A-3 Preferred Stock for gross proceeds of $60,107 thousand and $17,245 thousand, respectively.

During the years ended December 31, 2025 and 2024, the Company issued 47 thousand, and 325 thousand shares, respectively, of Series A-2 preferred stock for gross proceeds of $35 thousand and $260 thousand, respectively.
Specifically, during the year ended December 31, 2025, the Company issued:
—
67,426,376 shares of Series A-3 Preferred Stock for gross proceeds of $52,589 thousand through Regulation A.

—
9,812,661 shares of Series A-3 Preferred Stock for gross proceeds of $7,518 thousand through Regulation D.

—
46,925 shares of Series A-2 Preferred Stock for gross proceeds of $35 thousand through Canadian Offering.

In addition, during 2025, the Company issued 5,264,068 shares of Series A-1 Preferred Stock pursuant to Rule 4(a)(2) under the Securities Act as part of various legal settlements, which were valued at $4,214 thousand. Note that there were no cash proceeds received by the Company for these shares.
Warrants
In connection with the issuance of certain A-3 shares, as of December 31, 2025 and December 31, 2024, respectively, the Company had issued 18,573 thousand and 18,573 thousand warrants, respectively, that are exercisable at a price of $0.80 per share. Warrants are exercisable for three years from the date of purchase (the “Exercise Period”); provided, however, that the Company may cancel the warrants, in its sole discretion, at any time upon 30 days written notice to the Shareholders. Each warrant could be exercised by the holder for one share of A-3 Preferred Stock. All unexercised warrants expired on March 1, 2026. 677,750 warrants were exercised, resulting in the issuance of 677,750 shares of Series A-3 Preferred Stock for gross proceeds of $542,200.
Escrow Receivable
As of December 31, 2025 and December 31, 2024, the Company recorded $135 thousand and $2,676 thousand, respectively, of investment holdbacks in escrow receivable on its consolidated balance sheets. These amounts represent cash balances held by third party custodians on behalf of the broker-dealer associated with the Company’s equity offerings, for the benefit of BOXABL. For share sales that have closed during the quarter, Company accrues an escrow receivable to account for the gross proceeds of the equity offering that are held by the third party Custodian. This escrow receivable is settled when cash is received by the Company.
Offering Costs
For the year ended December 31, 2025, the Company incurred offering costs of $3,899 thousand compared to the year ended December 31, 2024 offering costs of $883 thousand. These costs include legal fees, targeted marketing and other deferred costs related directly to the securities offerings.
Subscription Liability
As of December 31, 2025 and December 31, 2024, the Company had $0 and $651 thousand, respectively, in a subscription liability pertaining to proceeds received, but the Preferred shares were not yet issued by the Company. These amounts represent funds from equity offerings paid to the Company prior to the issuance of shares. The Company has an obligation to issue the corresponding shares related to these proceeds. In relation to the Regulation A, Preferred A Stock Offering by certain selling shareholders of the Company, DealMaker had remitted shareholder funds to the Company, which had all been paid to the selling shareholders as of December 31, 2025.
Stock-based Compensation
On August 12, 2024, the Company amended and restated the Amended 2021 Stock Incentive Plan (“Plan”) to increase the number of shares of Common Stock reserved for issuance under the Plan to

550 million shares (previously 150 million shares were reserved for issuance under the 2021 Stock Incentive Plan), as well as certain other amendments, subject to stockholder approval and notice. The Plan, as amended and restated, became effective on October 18, 2024.
Administration:
The Board of Directors delegated to the Compensation Committee of the Board of Directors the authority to administer the Plan (the “Plan Administrator”), which includes the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interest of the Company, and to make all other determinations necessary for the administration of the Plan to the extent not contrary to the express provisions of the Plan.
Eligibility:
Eligible participants in this Plan include the employees of, non-employee directors of, and consultants to the Company. To the extent permitted by applicable law, awards may also be granted to prospective employees and non-employee members of the Board, but no portion of any such award shall vest, become exercisable, be issued or become effective prior to the date on which such individual begins providing services to the Company.
The Plan Administrator has the sole discretion to determine which participants will receive an award, including the determination of whether an award to an eligible participant will further the Plan’s purposes of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the Company’s success by offering them an opportunity to participate in the Company’s future performance through the grant of awards, as well as the type of any award to be granted, the number of shares of Common Stock subject to any award, and the terms and conditions of any award.
Awards:
As of December 31, 2025, only Stock Options and Restricted Stock Units (“RSUs”) were outstanding under the Plan.
The Plan permits the following types of awards:
Stock Appreciation Rights:
Stock Appreciation Rights (“SARs”) may be granted to Participants and shall have a per-share base value equal to the Fair Market Value of a share of Common Stock on the Grant Date. SARs may be settled at such times, and subject to restrictions and conditions, which need not be the same for all Participants; provided that no SAR shall settle later than ten (10) years from the Grant Date. Upon settlement, the Participant shall be entitled to receive payment of an amount determined by multiplying (a) the difference, if any, between the Fair Market Value of one share of Common Stock on the date of settlement and the base value of one share of Common Stock on the Grant Date; and (b) the number of shares of Common Stock with respect to which the SAR is settled. Payment for SARs shall be in cash, shares of Common Stock of equivalent value, or in a combination thereof. As of December 31, 2025, the Company has not issued any SARs.
Stock Grant Awards:
Stock Grant Awards grant the Participant the right to receive (or purchase at such price as previously determined in the award) a designated number of shares of Common Stock free of any vesting restrictions. The purchase price, if any, shall be payable in cash or other form of consideration. Stock Grant Awards may be granted or sold in respect of past services or other valid consideration, or in lieu of any cash compensation due to the Participant. As of December 31, 2025 and December 31, 2024, respectively, the Company has not issued any Stock Grant Awards.

Restricted Stock Units (RSUs):
Restricted Stock Unit awards may be subject to transfer and other restrictions including, without limitation, continued employment, performance conditions, or limitations on voting and/or dividend rights. Restricted Stock awards will be forfeited if the restrictions imposed on the Grant Date have not expired at the time of termination of employment or service in the case of a non-employee director or consultant. As of December 31, 2025 and December 31, 2024, the Company had granted (net of forfeitures) 127,936,350 and 173,571,508 Restricted Stock Units, respectively, which are subject to time and performance vesting conditions.
Stock Options:
Under the Plan, Stock Options may be granted to Eligible Participants at a per-share exercise price, no less than 100% of the Fair Market Value of one share of Common Stock as of the Grant Date. The Administrator shall determine when the Stock Option may be exercised, including any performance, vesting or other conditions, provided the term does not exceed ten (10) years from the Grant Date. If the Participant’s employment or service is terminated for cause, their unexercised Stock Options immediately lapse, including any vested Stock Options. Incentive Stock Options (“ISOs”) may only be granted to Participants who are also employees. The exercise price of ISOs shall equal the Fair Market Value of one share of Common Stock as of the Grant Date and shall expire upon the earlier of ten (10) years from the Grant Date (unless a shorter time is set in the Participant’s award agreement), provided that, ISOs granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company must have a per-share exercise price of no less than 110% of the Fair Market Value of one share of Common Stock as of the Grant Date and cannot have a term exceeding five (5) years from the Grant Date. The vested portion of a Stock Option lapses three (3) months following the effective date of the Participant’s termination of employment or twelve (12) months following the effective date of the Participant’s termination of employment due to death or disability, as defined in the Plan (in each case, unless a shorter time is set in the Participant’s award agreement) but in no event later than the expiration of the Stock Option.
A summary of Stock Option activity as of December 31, 2025 and December 31, 2024 is as follows:
	Weighted Average Exercise Price per Share
(In Thousands except for per share price)	Stock Options	Exercise Price per Share	Term (in years)
Outstanding as of December 31, 2023	55,236	0.13	7.90
Granted	507	$0.07
Exercised	—	—
Forfeited/cancelled	(5,547)	0.30
Outstanding as of December 31, 2024	50,196	$0.17	7.65
Granted	—	—
Exercised	—	—
Forfeited/cancelled	(6,379)	0.33
Outstanding as of December 31, 2025	43,817	0.44	6.45
Exercisable as of December 31, 2025	43,531	$0.44	6.44
The Company accounts for share-based compensation arrangements using a fair value method which requires the recognition of compensation expense for costs related to all share-based payments, including stock options. The fair value method requires the Company to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. The Company uses the Black-Scholes pricing model to estimate the fair value of Stock Options granted that are then expensed on a straight-line basis over the vesting period. The Company accounts for forfeitures as they occur in the year of forfeiture and share-based compensation expense adjusted accordingly. Option valuation models, including the Black-Scholes option-pricing model, require the input of highly subjective assumptions, and changes in the assumptions used can materially affect the grant-date fair value of an award. These assumptions include the risk-free rate of interest, expected dividend yield, expected volatility, and the expected life of the award.
The Company uses the Black-Scholes option pricing model to estimate the fair value of the Stock Options on the date of grant under the following assumptions:
Expected life (years)(1)	5.0 – 6.5
Risk-free interest rate(2)	1.03 – 4.34%
Expected volatility(3)	50.3 – 54.9%
Annual dividend yield	0%
Weighted average fair value of options granted	$0.14

(1)
In accordance with SAB Topic 14, the expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The Company believes the use of the simplified method is appropriate due to the employee stock options qualifying as “plain-vanilla” options under the criteria established by SAB Topic 14.

(2)
The risk-free rate was based on the United States bond yield rate at the time of grant of the award, whose term is consistent with expected life of the stock options.

(3)
Based on historical experience over a term consistent with the expected life of the stock options.

(4)
Expected annual rate of dividends is based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

Share-based compensation expense is not adjusted for estimated forfeitures but instead adjusted upon an actual forfeiture of a stock option. Amounts recorded for forfeited or expired unexercised options are accounted for in the year of forfeiture.
Restricted Stock Units:
Restricted Stock Units (“RSUs”) grant the Participant the right to receive a certain number of shares of Common Stock, a cash payment equal to the Fair Market Value of that number of shares of Common Stock (determined as of a specified date), or a combination thereof, based on the terms and conditions of the award, as determined by the Plan Administrator. Upon termination of employment (or service as a non-employee director or consultant), unvested RSUs shall be forfeited.
RSUs represent a right to receive a single common share. Vesting of RSU awards is generally subject to a 3-year service period and effective October 18, 2024, also subject to a performance condition. Accordingly, stock-based compensation is recognized upon satisfaction of the service and performance condition.
The Company granted 14,003 thousand 126,500 thousand RSUs during the years ended December 31, 2025 and 2024, respectively.

A summary of RSU activity as of December 31, 2025 and December 31, 2024 is as follows:
		Weighted-Average Grant Date
(In Thousands except for per share amounts)	RSU’s	Fair Value per Share
Outstanding as of December 31, 2023	60,500	$0.51
Awarded	126,500	0.80
Vested	—
Cancelled	(13,429)	0.80
Outstanding as of December 31, 2024	173,572	$0.79
Awarded	14,003	0.80
Vested	—	—
Cancelled	(59,639)	0.80
Outstanding as of December 31, 2025	127,936	$0.79
During the years ended December 31, 2025 and 2024, respectively, the Company recognized stock compensation expense related to stock options and RSU’s, as follows:
	For the Years Ended December 31
(In Thousands)	2025	2024
Cost of Goods Sold	$(1,752)	$2,458
General and Administrative	(887)	1,972
Sales and Marketing	(119)	1,468
Research and Development	(1,006)	1,350
Total Stock-Based Compensation Expense	$(3,764)	$7,248
The expected life of employee stock options was estimated using the “simplified method,” as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.
The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine an estimate of future forfeiture rates.
During the year ended December 31, 2025, no new expense was recognized for RSU awards based on the Company’s conclusion that the performance condition for the RSUs was not probable of being satisfied at such time, as discussed below. However, forfeitures of previously granted RSUs resulted in a reversal, net of expense, of $3,764 thousand in stock-based compensation expense, respectively, for the year ended December 31, 2025. The amount of future stock-based compensation expense may be impacted by additional option or RSU grants, or further forfeitures.
Stock-based compensation expense for all stock-based awards, including stock options and restricted stock units (“RSUs”), is measured at fair value on the date of grant. The fair value of stock options is estimated on the date of grant using a Black-Scholes option-pricing model. The fair value of RSUs is estimated on the date of grant based on the fair value of the underlying common stock.
The Company has elected to recognize compensation expense for stock options granted to employees on a straight-line basis over the requisite service period, which is generally the vesting period. Compensation expense for RSUs is amortized using the accelerated attribution approach over the requisite service period as long as the performance condition in the form of a specified liquidity event is probable to occur.
The fair value of stock options granted to non-employees is calculated at each grant date and re-measured at each reporting date using the Black-Scholes option-pricing model and the resulting change in value, if any, is recognized in the consolidated statements of operations and comprehensive loss for the periods in which the related services are rendered.
During the year ended December 31, 2025, the Company granted Restricted Stock Units (RSUs) that vest upon the satisfaction of both a service-based and a performance-based requirement. The service condition is a stated service period generally requiring 36 months of service, with the total number of RSUs awarded vesting on a cliff basis after the 36-month anniversary date of the grant. The performance-based condition is an event-based criteria that will be satisfied as to any then-outstanding RSUs on the first to occur of a ‘Qualifying Transaction” defined as: (1) the closing date of a transaction resulting in a change in control; or (2) the effective date of an IPO.
The RSUs vest on the date upon which both the service-based and performance-based requirements are satisfied. If a Qualifying Transaction occurs prior to the Vesting Date, the RSUs shall fully (100%) vest effective immediately prior to and contingent upon the Qualifying Transaction. If the Grantee’s employment by the Company terminates for any reason prior to a Qualifying Transaction, such termination shall result in the immediate forfeiture and cancellation of the RSUs, which means the Grantee will not be entitled to any payment pursuant to this Agreement after the date of such termination. If the RSUs vest, the Company will deliver one share of common stock for each vested RSU on the settlement date. The unvested RSUs expire ten years from the grant date.
As of December 31, 2025 and December 31, 2024, respectively, the Company concluded that the performance condition described above for the RSUs was not probable of being satisfied at such time. As a result, the Company has not recognized any compensation cost to date for any RSUs outstanding. In the period in which the performance-based condition is achieved, the Company will accelerate all vesting and record the stock-based compensation expense using the accelerated attribution method, based on the grant date fair value of the RSUs.
(In Thousands)	Number of Units	Grant Date Fair Value
Outstanding and unvested at December 31, 2024	173,572	$125,840
RSUs Granted	14,003	$11,202
RSUs Forfeited	(59,639)	$(47,711)
Outstanding and unvested at December 31, 2025	127,936	$89,331
As of December 31, 2025 and December 31, 2024, respectively, all stock-based compensation expenses related to the Company’s RSUs remained unrecognized because the performance-based condition was not satisfied. No RSUs had met their service-based vesting condition as of December 31, 2024; also, no RSUs had met the performance vesting condition as of December 31, 2024 or December 31, 2025.
If the performance vesting condition had been satisfied on December 31, 2025, the Company would have recorded $89 million of stock-based compensation expense using the accelerated attribution method related to RSUs and options. Due to the nature of the acceleration clause, upon a Qualified Transaction, 100% of the stock-based compensation expense on these RSUs and options will be recognized.
NOTE 13 — REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS
The Company had previously incorrectly omitted issuances, net of offering costs, of $2,221 thousand of Preferred A-3 Stock and omitted issuances, net of offering costs, of $90 thousand of A-2 Preferred Stock from its December 31, 2024 Consolidated Financial Statements on Form 10-K and incorrectly reported these issuances in its March 31, 2025 Consolidated Financial Statements on Form 10-Q. These issuances and associated activity were omitted from preferred stock, net of offering costs and Escrow Receivable in the Company’s Consolidated Balance Sheet, Statement of Stockholders Equity and Consolidated Statement of Cash Flows on the Company’s December 31, 2024 Form 10-K. The Company has evaluated and concluded that these misstatements were not material, either individually, nor in the aggregate, to its previously issued consolidated financial statements. However, the Company has revised its previously issued consolidated financial statements to correct for such immaterial misstatements.
The Company has summarized the impact of this revision to its previously issued financial statements, including the impacts to specific financial statement line items, and related footnotes, as follows:
Statement of Cash Flows – For the Year Ended December 31, 2024 (In Thousands)	As Reported	Adjusted	As Revised
Non cash investing and financing activities:
Preferred shares issuances held in escrow	$0	$2,311	$2,311
Consolidated Statements of Stockholders’ Equity – For the Year Ended December 31, 2024 (In Thousands)	As Reported	Adjusted	As Revised
Issuance of Preferred Stock (Shares) – A-3 Preferred Stock	20,763	2,957	23,630
Issuance of Preferred Stock ($ Amount) – A-3 Preferred Stock	$14,914	$2,331	$17,245
Offering Costs – A-3 Preferred Stock ($ Amount)	$(712)	$(110)	$(822)
Balance as of December 31, 2024 (Shares) – A-3 Preferred Stock	29,016	2,957	31,973
Balance as of December 31, 2024 ($ Amount) – A-3 Preferred Stock	$18,222	$2,221	$20,443
Issuance of Preferred Stock (Shares) – A-2 Preferred Stock	207	118	325
Issuance of Preferred Stock ($ Amount) – A-2 Preferred Stock	$166	$94	$260
Offering Costs – A-2 Preferred Stock ($ Amount)	$(57)	$(4)	$(61)
Balance as of December 31, 2024 (Shares) – A-2 Preferred Stock	174,160	118	174,278
Balance as of December 31, 2024 ($ Amount) – A-2 Preferred Stock	$100,879	$90	$100,969
Consolidated Balance Sheet For the Year Ended December 31, 2024 (In Thousands)	As Reported	Adjusted	As Revised
Stockholders’ equity – A-3 Preferred Stock issued and outstanding as of December 31, 2024 (Shares)	29,016	2,957	31,973
Stockholders’ equity – A-3 Preferred Stock issued and outstanding as of December 31, 2024 ($ Amount), net of offering costs	$18,222	$2,221	$20,443
Stockholders’ equity – A-2 Preferred Stock issued and outstanding as of December 31, 2024 (Shares)	174,160	118	174,278
Stockholders’ equity – A-2 Preferred Stock issued and outstanding as of December 31, 2024 $ Amount	$100,879	$90	$100,969
Total Stockholders’ Equity	$53,124	$2,311	$55,435
Escrow Receivable	$365	$2,311	$2,676
Total Current Assets	$47,018	$2,311	$49,329
Total Assets	$72,736	$2,311	$75,047
NOTE 14 — REVISION OF PREVIOUSLY ISSUED UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
In connection with the revision of previously issued consolidated financial statements discussed in Note 13 — Revision of Previously Issued Consolidated Financial Statements, the Company determined that the revision adjustments had an impact on the previously issued unaudited financial statements for the period ended March 31, 2025.

The Company has summarized the impact of this revision to its previously issued financial statements, including the impacts to specific financial statement line items, and related footnotes, as follows:
Statement of Cash Flows – For the Three Months Ended March 31, 2025 (In Thousands)	As Reported	Adjusted	As Revised
Proceeds from sale of preferred stock, net of offering costs	$9,696	$2,311	$12,007
Net cash provided by financing activities	$9,455	$2,311	$11,766
Non cash investing and financing activities:
Preferred shares issuance held in escrow	$4,039	$(2,311)	$1,728
Consolidated Statements of Stockholders’ Equity – For the Three Months Ended March 31, 2025 (In Thousands)	As Reported	Adjusted	As Revised
Balance as of January 1, 2025 (Shares) – A-3 Preferred Stock	29,016	2,957	31,973
Issuance of Preferred Stock (Shares) – A-3 Preferred Stock	18,667	(2,957)	15,710
Balance of Preferred Stock ($ Amount) – A-3 Preferred Stock	$18,222	2,221	$20,443
Issuance of Preferred Stock ($ Amount) – A-3 Preferred Stock	$14,530	$(2,331)	$12,199
Offering Costs – A-3 Preferred Stock ($ Amount)	$(885)	$110	$(775)
Balance as of January 1, 2025 (Shares) – A-2 Preferred Stock	174,160	118	174,278
Issuance of Preferred Stock (Shares) – A-2 Preferred Stock	118	$(118)	0
Balance as of January 1, 2025 ($ Amount) – A-2 Preferred Stock	$100,879	$90	$100,969
Issuance of Preferred Stock ($ Amount) – A-2 Preferred Stock	$94	$(94)	0
Offering Costs – A-2 Preferred Stock ($ Amount)	$(4)	$4	$0
NOTE 15 — COMMITMENTS AND CONTINGENCIES
In the ordinary course of business, the Company enters into contractual agreements with third parties that include non-cancelable payment obligations, for which it is liable in future periods. These arrangements can include terms binding the Company to minimum payments and/or penalties if it terminates the agreement for any reason other than an event of default as described in the agreement.
In the course of business, the Company is party to various legal proceedings and claims from time to time. A liability will be accrued when a loss is both probable and can be reasonably estimated. Management believes that the probability of a material loss is remote. However, litigation is inherently uncertain, and it is not possible to predict the ultimate disposition of these proceedings. There are no legal proceedings which the Company believes will have a material adverse effect on the Company’s financial position.
In 2025, the U.S. government implemented new tariff measures affecting a broad range of imported materials. The Company has evaluated the potential impact of these actions on its operations and supply chain and does not expect them to have a material impact on its financial position or results of operations in the near term. The Company’s operations are currently supported by a substantial inventory of completed units manufactured prior to the effective dates of the tariff adjustments, which reduces our near-term exposure to increased costs associated with imported materials. Additionally, as the Company transitions into the next phase of its product development, including Phase 2, its sourcing strategy reflects a greater emphasis on domestic procurement. This shift is expected to further mitigate exposure to international trade disruptions and tariff-related cost volatility. The Company will continue to monitor developments in U.S. trade policy and adjust its supply chain strategy as necessary.
Legal Proceedings
Claims filed by the Company
(i)
The Company initiated legal action against former employees who violated their agreements post-termination. Specifically, the Company filed two lawsuits against former employees alleging claims including breach of contract, violations of the Computer Fraud & Abuse Act, violations of the Defend Trade Secrets Act, conversion, unjust enrichment, breach of covenant of good faith and fair dealing, and demand for temporary and permanent injunctive relief. One of these litigation matters remain pending, and the other matter reached a mutual settlement and release. Management does not anticipate the remaining matters will have a material impact on the Company’s results of operations or financial condition. Quantifying the resulting harm is complex and ongoing. The Company anticipates that judgment will be entered in its favor for a sum less than $250 thousand.
(ii)
The Company engaged in litigation with an Internet Blogger who posted defamatory information regarding the Company. On August 5, 2024, the court entered a default judgment in favor of the Company, awarding $50 thousand in damages. A judgment lien has been placed on property owned by the defendant and the Company filed a foreclosure action against the property, and the Company obtained title to this land in December 2025.

(iii)
On April 30, 2024, the Company filed a lawsuit against Brave Control Solutions, Inc. and individual Brent McPhail in US District Court. The Company seeks damages equal to all amounts paid under the contracts, among other relief, to recover from these breaches and misrepresentations. The Company anticipates a judgment in its favor, but recovery of these assets is uncertain.

(iv)
In September 2025, the Company filed suit against the State of Arizona Department of Housing seeking a declaration from the Court that the Department of Housing has no authority to regulate or interfere with BOXABL’s sale of PMRV units in the State of Arizona. The lawsuit is pending.

Claims filed against the Company
(i)
The Company received notifications of employment-related charges filed by former employees with the Equal Employment Opportunity Commission (“EEOC”) and the National Labor Relations Board (“NLRB”). The allegations involve various issues such as discrimination and interference with employee rights. The Company provided responses to both agencies and is awaiting further developments. The Company does not expect a material impact to its financial position.

(ii)
The Company’s former Chief Operating Officer, terminated for cause after seven months of employment, filed a civil complaint in Nevada alleging various claims against the Company and its directors. The Company settled this matter in March 2025 without a material impact to its financial position. The Company paid $105 thousand to this former employee in exchange for the surrender of 5,882,353 shares of the Company’s Preferred A Stock.

(iii)
Leader Capital is a shareholder of the Company and has filed suit against the Company and its previous transfer agent, Transfer Online, Inc. After the Company filed its motion for summary judgement, Leader dismissed all claims against the Company. In February 2026, the Court granted the Company’s motion for attorneys’ fees awarding the Company approximately $260,000 in fees and costs. Leader will have 30 days from the final order date to file an appeal.

(iv)
Ro-Matt International Inc. and Electra-Tech Manufacturing Inc. (“Applicants”) filed a lawsuit seeking to declare its rights in certain collateral naming Brave Control Solutions, Inc., BOXABL Inc., and Royal Bank of Canada in Ontario, Canada, in the Superior Court of Justice. This case was dismissed, with no damages asserted against BOXABL.

(v)
The Company has received claims from various parties alleging that BOXABL violated certain California Laws, including the Trap and Trace Law and California Privacy Laws relating to its Facebook postings. The Company does not expect a material impact to its financial position.

(vi)
Pronghorn Homes, LLC, a party to the Arizona mining project, filed a lawsuit against the Company in the State of Arizona, which has a potential loss exposure of up to $250 thousand. The Company denies liability and intends to defend against this claim. Accordingly, the Company has not accrued a loss contingency for this matter.

(vii)
The Company entered into an agreement with an RV Park for the sale of certain PMRV units. It appears that the RV Park did not obtain required zoning and land use permits to install and use the units at their site in Arizona. The State of Arizona ‘red tagged’ the units and the RV Park asserted claims against the Company, demanding that the Company immediately remove the units. The Company has denied all liability and is negotiating a resolution of the dispute with the RV Park. The Company also has an outstanding receivable from the RV Park in the amount of $270,000. The Company has not accrued a loss contingency for this legal matter, but has recorded a CECL credit loss allowance for the outstanding receivable balance.
Other Matters
The Company uncovered potential misconduct by a former employee related to a stock scheme, the impact of which is challenging to measure. The Company anticipates that judgment will be entered in its favor for a sum less than $1 million against the former employee, but the investigation and extent of damages is ongoing. After discovering the misconduct, the Company was named as a defendant in a lawsuit by a plaintiff that purchased fraudulent shares of the Company’s stock from the former employee of the Company, at a discounted price, incurring a loss of approximately $144 thousand. The Plaintiff claims that he purchased shares by writing a check to an entity that was controlled by the former employee and alleges negligence and violations of Nevada Revised Statute (NRS) 90.9570. The Company denied liability and the claim was recently settled by the Company’s issuance of 218,182 shares of Preferred A-1 stock to the plaintiff.
In September 2025, Freeport-McMoRan Bagdad, Inc., a party to the Arizona mining project, asserted a claim against the Company (not yet in suit) for payment under a certain settlement agreement between the parties relating to the sale of certain units to Pronghorn Homes, LLC, which were installed upon Freeport’s property. Freeport has demanded $1.17 million from the Company. The Company is in the process of negotiating a resolution with Freeport. No lawsuit has been filed.
Separate from this claim, the Company has also entered into settlement agreements with various parties who may have been impacted by the former employee. This resulted in the recognition of $4.2 million of legal settlement expenses recorded in General and administrative expenses, settled with 5,264,068 shares of the Company’s Preferred A-1 Stock, during the year ended December 31, 2025.
NOTE 16 — INCOME TAXES
For financial reporting purposes, Income (Loss) before provision for income taxes, includes the following components (in thousands):
Provision (Benefit) for Income Taxes
The Company has not recorded any income tax expense for the years ended December 31, 2025 and 2024.

	Year Ended December 31,
U.S. Federal provision (benefit)	2025		2024
At federal statutory income tax rate	$(12,085)	21.0%	$(10,626)	21.0%
State income taxes, net of federal effect	—	0.0%	—	0.0%
Change in valuation allowance	12,065	-21.0%	10,324	-20.4%
Nontaxable or Nondeductible Items
Other permanent differences	206	-0.4%	151	-0.3%
Changes in tax laws or rates	—	0.0%	—	0.0%
Tax Credits
Research credits	(191)	0.3%	151	-0.3%
Cross-border tax laws	—	0.0%	—	0.0%
Worldwide changes in UTB	5	0.0%	(6)	0.0%
Foreign tax effects	—	0.0%	—	0.0%
Rounding	0	0.0%	—	0.0%
Total	$0	0.0%	$(6)	0.0%
Effective Tax Rate	0.00%		0.01%
Deferred Tax Assets and Liabilities
Deferred income taxes reflect the net tax effects of loss and credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of our deferred tax assets for federal and state income taxes are as follows (in thousands):
	Year Ended December 31,
	2025	2024
Deferred Tax Assets:
Federal & State NOL Carryforward	31,930	21,429
Research & Other Credits	559	425
Capitalized R&D	1,827	2,611
Accruals, Reserve and Other	335	131
Lease Liability	1,696	2,359
Stock Based Compensation	1,623	2,325
Other Intangibles	3	—
Other DTA	6,549	2,171
Total Gross DTA	44,522	31,450
Less:Val. Allowance	(42,542)	(28,854)
Total Deferred Tax Assets	1,979	2,596
Deferred Tax Liabilities:
Fixed Assets	(407)	(340)
ROU Assets	(1,573)	(2,219)
Other DTL	—	(38)
Total Gross DTL	(1,979)	(2,596)
Net Deferred Tax Assets	0	—
A valuation allowance is required to be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. A full review of all positive and negative evidence needs to be considered. The Company has established a full valuation allowance against the net deferred tax assets as of December 31, 2025 due to historical losses and uncertainty surrounding the use of such assets. The valuation allowance increased by $13.7 million between December 31, 2025 and December 31, 2024, primarily due to the generation of net operating losses.
Net Operating Loss and Tax Credit Carryforwards
As of December 31, 2025, the Company has net operating loss carryforwards for federal income tax purposes of approximately $145.2 million. The federal net operating losses were all generated after 2017 and are not subject to expiration. The Company does not have any state net operating loss carryforwards.
The Company has research credit carryforwards for federal income tax purposes of approximately $698.6 thousand as of December 31, 2025. The federal credits begin to expire in 2041. The Company does not have any state credit carryforwards.
Utilization of some of the federal net operating loss and credit carryforwards may be subject to annual limitations due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitations may result in the expiration of net operating losses and credits before utilization. The Company has not performed a Section 382 study as of December 31, 2025.
The Company files tax returns in the U.S. The Company is not currently under examination in any jurisdictions and all its tax years remain effectively open to examination due to net operating loss carryforwards.
The Company has the following activity relating to the gross amount of unrecognized tax benefits (in thousands):
	Year Ended December 31,
	2025	2024
Beginning Balance	100	94
Gross increase – Tax Positions in Prior Periods	5	—
Gross Decreases – Tax Positions in Prior Periods	—	(6)
Gross Increases – Tax Position in Current Period	29	12
Settlements	—
Lapses in Statutes of Limitations	—
Ending Balance	134	100
During the years ended December 31, 2025 and 2024, no interest or penalties were required to be recognized relating for unrecognized tax benefits. In the event the Company should need to recognize interest and penalties related to unrecognized income tax liabilities, this amount will be recorded as an accrued liability and an increase to income tax expense.
NOTE 17 — SEGMENTS
The Company operates as one reportable segment. The Company’s chief operating decision maker (“CODM”) is its Chief Financial Officer, who organizes the Company, manages resource allocations and measures performance as one operating and reportable segment. The CODM performs quarterly reviews of financial information presented on a consolidated basis. The CODM uses the loss from operations as the primary measure of segment profit or loss when assessing performance and making decisions about the allocation of resources. When reviewing expense information, the CODM is regularly provided with expense categories for the Company’s single operating segment that are the same as the expense captions presented in the Company’s consolidated statement of comprehensive loss.
Because the Company has a single reportable segment, the measure of the segment’s total assets are the same as the Company’s consolidated total assets. The Company has no significant long-lived assets recognized on the Consolidated Balance Sheets outside of the US jurisdiction.

The Company’s consolidated statements of comprehensive loss for the years ended December 31, 2025 and 2024, are shown below. The specific line items that the CODM reviews are marked as Significant in the income statement below.
	For The Years Ended
(In Thousands, except per share amounts)	December 31, 2025	December 31, 2024
Revenues (Significant)	$1,514	$3,376
Cost of goods sold (Significant)	17,314	14,966
Gross loss	15,800	11,590
Operating expenses:
General and administrative (Significant)	14,675	12,213
Sales and marketing (Significant)	25,428	9,895
Research and development (Significant)	3,297	6,592
Impairment loss	—	12,427
Total operating expenses	43,400	41,127
Loss from operations (Significant)	$59,200	$52,717
Other income:
Interest income	(1,397)	(1,583)
Other income	(254)	(184)
Total other income:	(1,651)	(1,767)
Net loss attributed to common stockholders	$57,549	$50,950
Weighted average common shares outstanding – basic and diluted	3,000,000	3,000,000
Net loss per common share – basic and diluted	$(0.02)	$(0.02)
Net Loss	$57,549	$50,950
Unrealized loss (gain) on investments	$170	$(170)
Comprehensive Loss	$57,719	$50,780
General and administrative, sales and marketing, and research and development costs are all considered significant in the aggregate. There are no specific line items within these categories that the CODM considers significant and regularly reviews. However, for cost of goods sold (COGS), the CODM specifically reviews one of the expenses within this category, rather than COGS as an aggregate- this significant expense is the Cost of Casitas Sold. See the disclosure below:
	For The Years Ended
	December 31, 2025	December 31, 2024
Cost of Casitas Sold (Significant)	2,262	5,422
All other line items within COGS(1)	15,052	9,544
COGS	17,314	14,966

(1)
All other line items within COGS include obsolete inventory, inventory adjustment, scrapped inventory, warranty expense, and allocations to COGS such as stock-based compensation expense.

NOTE 18 — SUBSEQUENT EVENTS
The Company has evaluated subsequent events from December 31, 2025 through March 27, 2026, the issuance date of these consolidated financial statements.
Sales Activity
Between January 1, 2026 and March 27, 2026, the Company shipped 19 units. As of March 27, 2026, there are 374 units that are under contract for a monetary value of $25.7 million.
Merger
On September 18, 2025, the Company filed a Registration Statement on Form S-4 (as amended, the “Registration Statement”) in connection with its proposed merger. The Company subsequently filed Amendment No. 1 to the Registration Statement on December 30, 2025 and Amendment No. 2 to the Registration Statement on February 5, 2026. The Company has received comments from the staff of the Securities and Exchange Commission (the “SEC”) on Amendment No. 2 and expects to file a further amendment to the Registration Statement in response to such comments.
Hiring of Key Staff
On February 16, 2026, the Company appointed both a Chief Technology Officer, Shanmugan Palanappian and General Counsel, Thomas A. Wilczek.
Equity Events
For awards previously issued under the Company’s Amended 2021 Stock Incentive Plan, the Company recognized employee forfeitures of 5,062,501 RSUs and 87,720 Stock Options subsequent to December 31, 2025. No additional RSUs or Stock Option grants were made under the Plan subsequent to December 31, 2025.
In connection with the issuance of certain A-3 shares in 2024 and 2023, the Company had issued warrants that are exercisable for shares of Series A-3 Preferred Stock at a price of $0.80 per share. The Company may call the warrants, in its sole discretion, at any time upon 30 days written notice to the shareholders. If redeemed, each warrant shall be redeemed for one share of A-3 Preferred Stock. On January 30, 2026, the Company sent a notice of cancellation to its warrant holders, effective March 1, 2026. Subsequent to December 31, 2025 and through March 27, 2026, 677,750 warrants were exercised, resulting in the issuance of 677,750 shares of Series A-3 Preferred Stock. All other outstanding warrants were deemed cancelled as of March 1, 2026.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
FG MERGER II CORP.,
FG MERGER SUB II INC., and
BOXABL INC.,
Dated as of August 4, 2025

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of August 4, 2025 by and among (i) FG MERGER II CORP., a Nevada corporation (together with its successors, the “Acquiror”), (ii) FG MERGER SUB II INC., a Nevada corporation and wholly-owned subsidiary of the Acquiror (“Merger Sub” and together with the Acquiror, the “Acquiror Entities”), and (iii) BOXABL INC., a Nevada corporation, (the “Company” and, together with its Subsidiaries, the “Boxabl Companies”). The Acquiror, Merger Sub and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.
RECITALS
A.   The Acquiror is a blank check company incorporated as a Nevada corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);
B.   The Acquiror owns all of the issued and outstanding shares of common stock of Merger Sub, which was formed for the sole purpose of the Mergers (as defined below);
C.   Upon the terms and subject to the conditions set forth herein, the Parties intend to effect a business combination transaction pursuant to which Merger Sub will merge with and into the Company in accordance with the applicable provisions of the Nevada Act and the TBOC (the “First Merger”), with the Company continuing as the surviving entity (the “First Merger Surviving Company”);
D.   Immediately following the effectiveness of the First Merger and upon the terms and subject to the conditions of this Agreement, the Parties intend to effect a business combination transaction pursuant to which the First Merger Surviving Company will merge with and into Acquiror in accordance with the applicable provisions of the Nevada Act and the TBOC (the “Second Merger” and, together with the First Merger, the “Mergers”), with Acquiror continuing as the surviving entity (the “Second Merger Surviving Company” or “Surviving Pubco”);
E.   Concurrently with the execution hereof, FG Merger Investors II LLC, a Nevada limited liability company (“Sponsor”), has entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which the Sponsor has agreed to, among other things, upon the terms and subject to the conditions set forth therein, vote its shares of Acquiror Common Stock in favor of the Acquiror Transaction Proposals;
F.   Concurrently with the execution hereof, certain Company Stockholders have entered into a support agreement (the “Company Support Agreement”), pursuant to which such Company Stockholders have agreed to, among other things, upon the terms and subject to the conditions set forth therein, vote their shares of Company Common Stock in favor of the Company Transaction Proposals;
G.   Concurrent with the Closing, (a) the Acquiror and the Company will enter into a Lock-Up Agreement in favor of Acquiror and the Company substantially in the form attached hereto as Exhibit A-1 (each, a “Company Lock-Up Agreement”), with certain Company Stockholders, and (b) the Acquiror and the Company will enter into a Lock-Up Agreement in favor of Acquiror and the Company substantially in the form attached hereto as Exhibit A-2 (each, a “Sponsor Lock-Up Agreement”) with the Sponsor;
H.   For U.S. federal income Tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income Tax treatment), the Parties intend that (i) the Mergers, taken together, are treated as integrated steps of a single transaction qualifying as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code and the Treasury Regulations promulgated thereunder to which the Parties are parties under Section 368(b) of the Code (the “Intended Tax Treatment”), and (ii) this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a); and
I.   Certain capitalized terms used herein are defined in Section 1.1 hereof.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
CERTAIN DEFINITIONS
Section 1.1.   Definitions.   As used herein, the following terms shall have the following meanings:
“2021 Consolidated Appropriations Act” means the Consolidated Appropriations Act, 2021, or applicable rules and regulations promulgated thereunder, as amended from time to time.
“Acquiror” has the meaning specified in the Preamble hereto.
“Acquiror Charter Amendment” means that certain Second Amended and Restated articles of incorporation of Acquiror, in form and substance reasonably satisfactory to the Parties.
“Acquiror Common Stock” means common stock of Acquiror, par value $0.0001 per share.
“Acquiror Conversion” has the meaning specified in Section 2.1.
“Acquiror Cure Period” has the meaning specified in Section 10.1(h).
“Acquiror D&O Tail Policy” has the meaning specified in Section 8.7(d).
“Acquiror Disclosure Letter” has the meaning specified in the introduction to ARTICLE V.
“Acquiror Entities” has the meaning specified in the Preamble hereto.
“Acquiror Financing Certificate” has the meaning specified in Section 2.5(c)(i).
“Acquiror Material Adverse Effect” means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences, (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of Acquiror and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent or materially delay or materially impair the ability of Acquiror or its Subsidiaries to perform any of their respective covenants or obligations under this Agreement or any Ancillary Agreement or to timely consummate the transactions contemplated hereby or thereby; provided, that no change, event or occurrence described in clauses (i) through (x) of the definition of Company Material Adverse Effect (which shall apply as to Acquiror and its Subsidiaries, mutatis mutandis) shall be deemed to constitute an Acquiror Material Adverse Effect or be taken into account in determining whether an Acquiror Material Adverse Effect pursuant to clause (a) has occurred; provided, further, that if a change, event or occurrence related to clause (ii) or clauses (iv) through (vii) of the definition of Company Material Adverse Effect disproportionately adversely affects Acquiror and its Subsidiaries, taken as a whole, compared to other Persons operating in the same industry as Acquiror and its Subsidiaries, then such disproportionate impact may be taken into account in determining whether an Acquiror Material Adverse Effect has occurred.
“Acquiror Modification in Recommendation” has the meaning specified in Section 8.2(b).
“Acquiror Preferred Stock” means preferred stock of Acquiror, par value $0.0001 per share.
“Acquiror SEC Filings” has the meaning specified in Section 5.5.
“Acquiror Securities” has the meaning specified in Section 5.11(a).
“Acquiror Series A Preferred Share” means a share of Series A Preferred Stock of the Acquiror, par value $0.0001, with such terms and conditions as are set forth in the charter of the Acquiror.
“Acquiror Share Amount” means the number of Acquiror Shares to be outstanding as of the Closing after giving effect to the Acquiror Share Redemptions.
“Acquiror Share Redemption” means the election of an eligible (as determined in accordance with Acquiror’s Governing Documents) holder of Acquiror Class A Common Stock to redeem all or a portion of the shares of Acquiror Class A Common Stock held by such holder at a per-share price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the Trust Account (including any interest earned on the funds held in the Trust Account) (as determined in accordance with Acquiror’s Governing Documents) in connection with the Acquiror Transaction Proposals.
“Acquiror Share Redemption Amount” means the aggregate amount payable with respect to all Acquiror Share Redemptions.
“Acquiror Stockholder Approvals” means the approval of those Acquiror Transaction Proposals identified in clauses (A), (B), (C), (D), (E), (F) and (G) of Section 8.2(b), at an Acquiror Stockholders’ Meeting duly called by the Board of Directors of Acquiror and held for such purpose, in accordance with the applicable provisions of the Nevada Act, the Governing Documents of Acquiror, and Nasdaq rules and regulations.
“Acquiror Stockholders” means the stockholders of Acquiror as of immediately prior to the Closing.
“Acquiror Stockholders’ Meeting” has the meaning specified in Section 8.2(b).
“Acquiror Transaction Expenses” means, without duplication, all out-of-pocket fees and expenses of Acquiror and its Subsidiaries paid or payable (whether or not billed or accrued for) as a result of or in connection with Acquiror’s pursuit of an initial business combination, the negotiation, documentation and consummation of this Agreement and the transactions contemplated hereby, including: (i) fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers (including any deferred underwriting fees incurred by Acquiror in connection with its initial public offering), and (ii) amounts owing or that may become owed, payable or otherwise due, directly or indirectly, in connection with the consummation of the transactions contemplated hereby, including fees, costs and expenses related to the termination of any Working Capital Loans and the cost of the Acquiror D&O Policy. For the avoidance of doubt, Acquiror Transaction Expenses shall exclude Indebtedness (other than Working Capital Loans).
“Acquiror Transaction Proposals” has the meaning specified in Section 8.2(b).
“Acquisition Proposal” has the meaning specified in Section 8.12(c).
“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, whether through one or more intermediaries or otherwise. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.
“Aggregate Common Stock Consideration” means such number of Surviving Pubco Common Shares equal to the quotient of the portion of the Equity Value attributed to the Company Common Stock and the number of shares of Company Common Stock subject to the Convertible Securities divided by $10.00.
“Aggregate Preferred Stock Consideration” means such number of Surviving Pubco Preferred Shares equal to the quotient of the portion of the Equity Value attributed to the Company Preferred Stock divided by $10.00.
“Agreement” has the meaning specified in the Preamble hereto.
“Agreement End Date” has the meaning specified in Section 10.1(e).
“Ancillary Agreements” has the meaning specified in Section 11.10.
“Anti-Bribery Laws” means the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and all other applicable anti-corruption and bribery Laws (including the U.K. Bribery Act 2010, and any rules or regulations promulgated thereunder or other Laws of other countries implementing the OECD Convention on Combating Bribery of Foreign Officials).
“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition Law authorities of any other jurisdiction (whether United States, foreign or multinational).

“Antitrust Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Antitrust Authorities relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Antitrust Authority or any subpoena, interrogatory or deposition.
“Audited Financial Statements” has the meaning specified in Section 4.9(a).
“Boxabl Companies” has the meaning specified in the Preamble hereto.
“Business Combination” has the meaning specified in the Recitals hereto.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Clark County, Nevada are authorized or required by Law to close.
“Closing” has the meaning specified in Section 2.3.
“Closing Date” has the meaning specified in Section 2.3.
“COBRA” has the meaning specified in Section 4.14(g).
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Exchange Ratio” means such amount equal to the quotient of (i) the Aggregate Common Stock Consideration divided by (ii) the total number of shares of Company Common Stock and the number of shares of Company Common Stock subject to the Convertible Securities outstanding immediately prior to the First Effective Time.
“Company” has the meaning specified in the Preamble hereto.
“Company Awards” has the meaning specified in Section 4.6(b).
“Company Benefit Plan” has the meaning specified in Section 4.14(a).
“Company Book Entry Share” means each share in book-entry form evidencing any shares of the Company Common Stock or the Company Preferred Stock issued and outstanding immediately prior to the First Effective Time.
“Company Certificate” means each certificate representing any shares of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the First Effective Time.
“Company Charter” means the Seventh Amended and Restated Articles of Incorporation of the Company, to be filed with the Nevada Secretary of State.
“Company Common Stock” means the shares of common stock, $0.00001 par value per share, of the Company.
“Company Common Stock Merger Consideration” has the meaning specified in Section 3.2(a)(i).
“Company Common Stock Warrants” means the warrants issued by the Company to purchase Company Common Stock, in accordance with the terms of the applicable warrant agreement, issued and outstanding and unexpired immediately prior to the First Effective Time.
“Company Convertible Securities” means, collectively, the options, warrants, restricted stock units, or rights to subscribe for or purchase any equity interests in the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire equity interests of the Company, and for the avoidance of doubt, including the Company Common Stock Warrants.
“Company Cure Period” has the meaning specified in Section 10.1(f).
“Company D&O Policy” has the meaning specified in Section 8.7(c).

“Company Disclosure Letter” has the meaning specified in the introduction to ARTICLE IV.
“Company Financing Certificate” has the meaning specified in Section 2.5(c)(ii).
“Company Group” has the meaning specified in Section 11.18(b).
“Company IP” means all Intellectual Property owned or purported to be owned by any of the Boxabl Companies.
“Company IP Licenses” has the meaning set forth in Section 4.21(b).
“Company Lock-Up Agreement” has the meaning specified in the Recitals hereto.
“Company Material Adverse Effect” means any change, event, or occurrence, that, individually or when aggregated with other changes, events, or occurrences: (a) has had a materially adverse effect on the business, assets, financial condition or results of operations of the Boxabl Companies, taken as a whole; or (b) is reasonably likely to prevent or materially delay the ability of the Company to consummate the transactions contemplated herein; provided, however, that no change, event, occurrence or effect arising out of or related to any of the following, alone or in combination, shall be taken into account in determining whether a Company Material Adverse Effect pursuant to clause (a) has occurred: (i) acts of war (whether or not declared), sabotage, military or para-military actions or terrorism, or any escalation or worsening of any such acts, or changes in global, national or regional political or social conditions; (ii) earthquakes, hurricanes, tornados, epidemics and pandemics declared by the World Health Organization or any other reputable third party organization or other natural or man-made disasters; (iii) changes attributable to the public announcement or pendency of the transactions contemplated herein (including the impact thereof on relationships with customers, suppliers, employees or Governmental Authorities); provided that the exceptions in this clause (iii) shall not apply with respect to references to Company Material Adverse Effect in the representations and warranties contained in Section 4.4 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency of the transactions contemplated herein or the condition set forth in Section 9.2(a) to the extent related to such representations; (iv) changes or proposed changes in Law, regulations or interpretations thereof or decisions by courts or any Governmental Authority first announced after the date of this Agreement; (v) changes or proposed changes in GAAP (or any interpretation thereof) first announced after the date of this Agreement; (vi) any downturn in general economic conditions, including changes in the credit, debt, securities, financial, capital or reinsurance markets (including changes in interest or exchange rates or the price of any security, market index or commodity), in each case, in the United States or anywhere else in the world; (vii) events or conditions generally affecting the industries and markets in which the Company operates; (viii) any failure to meet any projections, forecasts, estimates, budgets or financial or operating predictions of revenue, earnings, cash flow or cash position, provided that this clause (viii) shall not prevent a determination that any change, event, or occurrence underlying such failure (unless otherwise excluded by the other clauses of this proviso) has resulted in a Company Material Adverse Effect; (ix) any actions expressly required to be taken, or expressly required not to be taken, pursuant to the terms of this Agreement; or (x) any action taken by, or at the written request of, Acquiror or any of its Subsidiaries or any actions required to be taken by Law; provided, however, that if a change or effect related to clause (ii) or clauses (iv) through (vii) disproportionately adversely affects the Boxabl Companies, taken as a whole, compared to other Persons operating in the same industry as the Boxabl Companies, then such disproportionate impact may be taken into account in determining whether a Company Material Adverse Effect has occurred.
“Company Material Contract” has the meaning specified in Section 4.13(a).
“Company Modification in Recommendation” has the meaning specified in Section 8.2(c).
“Company Preferred Stock” means, collectively, (i) the Company’s Series A Preferred Stock, $0.00001 par value per share, (ii) the Company’s Series A-1 Preferred Stock, $0.00001 par value per share, (iii) the Company’s Series A-2 Preferred Stock, $0.00001 par value per share, and (iv) the Company’s Series A-3 Preferred Stock, $0.00001 par value per share.
“Company Preferred Stock Merger Consideration” has the meaning specified in Section 3.2(a)(ii).
“Company Real Property Leases” has the meaning specified in Section 4.20(b).

“Company Registered IP” has the meaning specified in Section 4.21(a).
“Company SEC Filings” has the meaning specified in Section 4.8.
“Company Securities” means, collectively, the Company Stock and the Company Convertible Securities.
“Company Security Holders” means, collectively, the holders of Company Securities.
“Company Stockholder Approval” means the approval of the Company Transaction Proposal identified in clauses (A) and (B) of Section 8.2(c), at a Company Stockholders’ Meeting duly called by the Board of Directors of the Company and held for such purpose, in accordance with the applicable provisions of the Nevada Act and the Governing Documents of the Company.
“Company Stockholders” means the holders of Company Common Stock.
“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.
“Company Stockholders’ Meeting” has the meaning specified in Section 8.2(c).
“Company Transaction Expenses” means, without duplication, all out-of-pocket fees and expenses of the Boxabl Companies paid or payable (whether or not billed or accrued for) as a result of or in connection with the negotiation, documentation and consummation of this Agreement and the transactions contemplated hereby or investigating, pursuing or contemplating any other change of control or consideration of any strategic alternative to the transactions contemplated hereby, including: (i) fees, costs, expenses, brokerage fees, commissions, finders’ fees and disbursements of financial advisors, investment banks, data room administrators, attorneys, accountants and other advisors and service providers, (ii) change-in-control payments, transaction bonuses, retention payments, severance or similar compensatory payments payable to any current or former employee, consultant, independent contractor, officer, or director as a result of the transactions contemplated hereby (and not subject to any subsequent event or condition, such as a termination of employment), including the employer portion of payroll Taxes arising therefrom, (iii) any filing fees payable to the Antitrust Authorities and SEC in connection with the transactions contemplated hereby, (iv) amounts owing or that may become owed, payable or otherwise due (whether or not accrued), directly or indirectly, in connection with the consummation of the transactions contemplated hereby, including fees, costs and expenses related to obtaining any consents required to be obtained hereunder, and (v) such expenses detailed in (i) through (iv) incurred by Affiliates of the Company in connection with the transactions contemplated herein. For the avoidance of doubt, Company Transaction Expenses shall exclude Indebtedness.
“Confidentiality Agreement” has the meaning specified in Section 11.10.
“Contracts” means any legally binding contracts, side letters, agreements, subcontracts, leases, covenants not to sue, licenses, sublicenses and purchase orders, and all ancillary agreements, amendments, modifications, and waivers thereto.
“D&O Persons” has the meaning specified in Section 8.7(a).
“Disclosure Letter” means, as applicable, the Company Disclosure Letter or the Acquiror Disclosure Letter.
“Dollars” or “$” means lawful money of the United States.
“Environmental Laws” means any and all applicable Laws relating to (a) the treatment, disposal, emission, discharge, Release or threatened Release of Hazardous Materials, (b) pollution, or the protection or management of the environment or natural resources, or (c) protection of human health (with respect to exposure to Hazardous Materials).
“Equity Value” means Three Billion Five Hundred Million Dollars ($3,500,000,000).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.3(a).
“Exchange Agent Agreement” has the meaning specified in Section 3.3(a).
“Exchange Fund” has the meaning specified in Section 3.3(b).
“FFCRA” means the Families First Coronavirus Response Act, Pub. L. No. 116-127 (116th Cong.) (Mar. 18, 2020), as amended.
“Financial Statements” has the meaning specified in Section 4.9(a).
“First Articles of Merger” has the meaning specified in Section 2.4(a).
“First Effective Time” has the meaning specified in Section 2.4(a).
“First Merger” has the meaning specified in the Recitals hereto.
“First Merger Surviving Company” has the meaning specified in the Recitals hereto.
“Founder Group” has the meaning specified in Section 11.18(a).
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence, or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its articles of incorporation and bylaws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation or articles of organization, as applicable, and the “Governing Documents” of an exempted company are its memorandum and articles of association.
“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
“Governmental Authorization” has the meaning specified in Section 4.5.
“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“Hazardous Material” means any (i) pollutant, contaminant, chemical, solid, liquid, gas, material, substance, or waste that is listed, defined, designated or classified as “toxic,” “hazardous,” “hazardous waste”, “hazardous material,” or a “hazardous substance” (or words of similar intent or meaning) under any Environmental Law, including materials that are deemed hazardous pursuant to any Environmental Laws due to their ignitability, corrosivity or reactivity characteristics, or (ii) petroleum or any fraction or product thereof, asbestos or asbestos-containing material, polychlorinated biphenyl, chlorofluorocarbons, or per- and polyfluoroalkyl substances.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means, with respect to any Person, without duplication, any obligations, contingent or otherwise, in respect of (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any per diem interest accruals, (b) the principal and interest components of capital or finance lease obligations under GAAP, (c) amounts drawn (including any accrued and unpaid interest) on letters of credit, bank guarantees, bankers’ acceptances and other similar instruments (solely to the extent such amounts have actually been drawn), (d) the principal of and premium (if any) in respect of obligations evidenced by bonds, debentures, notes and similar instruments, (e) the termination value of interest rate protection agreements and currency obligation swaps, hedges or similar arrangements (without duplication of other indebtedness supported or guaranteed thereby), (f) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment which have been delivered, including “earn outs” and “seller notes,” (g) any unfunded or underfunded liabilities pursuant to any pension, retirement, or nonqualified deferred compensation plan or arrangement and any earned but unpaid compensation (including salary, bonuses and paid time off) for any period prior to the Closing Date, (h) breakage costs, prepayment or early termination premiums, penalties, or other fees or expenses payable as a result of the consummation of the transactions contemplated hereby in respect of any of the items in the foregoing clauses (a) through (g), and (h) all Indebtedness of another Person referred to in clauses (a) through (f) above guaranteed directly or indirectly, jointly or severally.
“Intended Tax Treatment” has the meaning specified in the Recitals hereto.
“Insurance Policies” has the meaning specified in Section 4.17.
“Intellectual Property” means any rights in or to the following, throughout the world, including all U.S. and foreign: (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisional, reissues, re-examinations, substitutions, and extensions thereof (collectively, “Patents”); (ii) trademarks, logos, service marks, trade dress and trade names, slogans and other indicia of source, including all registrations and pending applications to register any of the foregoing together with the goodwill associated therewith (collectively, “Trademarks”); (iii) works of authorship and copyrights (whether registered and unregistered), and applications for registration of copyright (including all translations, adaptations, derivations and combinations of the foregoing) (collectively, “Copyrights”); (iv) internet domain names and social media accounts and handles (collectively, “Internet Assets”); (v) software (including object code, source code, or other form); and (vi) trade secrets, know-how, processes, customer lists, business plans, databases, data compilations and other confidential information or proprietary rights.
“Interim Balance Sheet Date” has the meaning specified in Section 4.9(a).
“Interim Period” has the meaning specified in Section 6.1.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IRS” means the United States Internal Revenue Service.
“JOBS Act” has the meaning specified in Section 4.9(b).
“Law” means any statute, law, ordinance, rule, principle of common law, regulation or Governmental Order, in each case, of any Governmental Authority.
“Leased Real Property” means all real property leased, licensed, or subleased by the Company or any of its Subsidiaries pursuant to a Company Real Property Lease.
“Legal Proceedings” has the meaning specified in Section 4.11.
“Letter of Transmittal” has the meaning specified in Section 3.3(c).
“Liabilities” means any and all liabilities, Indebtedness, Legal Proceedings or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.
“License” means any franchise, grant, authorization, license, permit, consent, certificate, approval, order, waiver, registration, or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority.
“Lien” means all liens, mortgages, deeds of trust, pledges, hypothecations, encumbrances, security interests, adverse claims, options, restrictions, claims, licenses, covenants not to sue or other liens of any kind whether consensual, statutory or otherwise.
“Merger Sub” has the meaning specified in the Preamble hereto.
“Mergers” has the meaning specified in the Recitals hereto.

“Nasdaq” has the meaning specified in Section 5.6(c).
“Nevada Act” means NRS Chapters 75, 78 and 92A.
“NRS” means the Nevada Revised Statutes, as amended from time to time.
“Off-the-Shelf Software” has the meaning set forth in Section 4.21(b).
“Offer Documents” has the meaning specified in Section 8.2(a)(i).
“Open Source Software” means software that is licensed pursuant to (i) any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (which licenses shall include all versions of GNU GPL, GNU LGPL, GNU Affero GPL, MIT license, Eclipse Public License, Common Public License, CDDL, Mozilla Public License, BSD license and Apache license) and any “copyleft” license or any other license under which such software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms, and/or (ii) any Reciprocal License.
“Outbound IP License” has the meaning set forth in Section 4.21(c).
“Owned Real Estate” has the meaning specified in Section 4.20(a).
“Owned Real Property Leases” has the meaning specified in Section 4.20(a).
“Party” and “Parties” have the meaning specified in the Preamble hereto.
“Per Share Merger Consideration” means, (i) with respect to each share of Company Common Stock, the Company Common Stock Merger Consideration and (ii) with respect to each share of Company Preferred Stock, the Company Preferred Stock Merger Consideration.
“Permitted Liens” means (i) mechanic’s, materialmen’s and similar Liens arising in the ordinary course of business with respect to any amounts (A) not yet due and payable or (B) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (ii) Liens for Taxes (A) not yet due and payable or (B) which are being contested in good faith through appropriate proceedings and for which adequate accruals or reserves have been established in accordance with GAAP, (iii) defects or imperfections of title (except with respect to Intellectual Property), easements, encroachments, covenants, rights-of-way, conditions, matters that would be apparent from a physical inspection or current, accurate survey of such real property, restrictions and other similar charges or encumbrances that do not, in the aggregate, materially impair the value or materially interfere with the present use of the Owned Real Estate or the Leased Real Property, (iv) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon and (B) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, (v) zoning, building, entitlement and other land use and environmental regulations promulgated by any Governmental Authority that do not, in the aggregate, materially interfere with the current use of, or materially impair the value of, the Owned Real Estate or the Leased Real Property, (vi) ordinary course purchase money Liens and Liens securing rental payments under operating or capital lease arrangements for amounts not yet due or payable, (vii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money in connection with workers’ compensation, unemployment insurance or other types of social security, (viii) reversionary rights in favor of landlords under any Company Real Property Leases with respect to any of the buildings or other improvements owned by the Company or any of its Subsidiaries, (ix) non-exclusive licenses to Company IP granted in the ordinary course of business and (x) Liens that do not, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Company and its Subsidiaries, taken as a whole.
“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or instrumentality or other entity of any kind.
“Preferred Exchange Ratio” means the Aggregate Preferred Consideration divided by the number of shares of Company Preferred Stock outstanding immediately prior to the First Effective Time.

“Prospectus” has the meaning specified in Section 11.1.
“Proxy Statement/Registration Statement” has the meaning specified in Section 8.2(a)(i).
“Reciprocal License” means a license of an item of software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other software (other than such item of software in its unmodified form) be at no charge; and (ii) a requirement that any other licensee of the software be permitted to modify, make derivative works of, or reverse-engineer any such other software.
“Redeemable Share Classification Changes” has the meaning set forth in Section 5.5.
“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Acquiror under the Securities Act with respect to the Registration Statement Securities.
“Registration Statement Securities” has the meaning specified in Section 8.2(a)(i).
“Related Person” has the meaning specified in Section 4.26.
“Release” means the release, spill, emission, leaking, dumping, injecting, pouring, depositing, disposing, discharging, dispersing, leaching or migrating of any Hazardous Material into or through the environment.
“Representatives” means collectively, with respect to any Party, such Party’s and its Affiliates’ directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, or other advisors, agents or representatives.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Second Merger Surviving Company” has the meaning specified in the Recitals hereto.
“Second Articles of Merger” has the meaning specified in Section 2.4(b).
“Second Effective Time” has the meaning specified in Section 2.4(b).
“Second Merger” has the meaning specified in the Recitals hereto.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” has the meaning specified in the Recitals hereto.
“Standards Organization” has the meaning specified in Section 4.21(e).
“Sponsor Lock-Up Agreement” has the meaning specified in the Recitals hereto.
“Sponsor Support Agreement” has the meaning specified in the Recitals hereto.
“Subsidiary” means, with respect to any Person, any other Person, of which an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or of which such first person is the general partner, manager or managing member. For the purposes hereof, the term Subsidiary shall include all Subsidiaries of such Subsidiary.
“Subsidiary Awards” has the meaning set forth in Section 4.7(b).
“Surviving Pubco” has the meaning set forth in Section 2.2(b).
“Surviving Pubco Common Shares” means the shares of common stock, par value $0.0001 per share, of the Surviving Pubco that are outstanding following the consummation of the Second Merger, including all such shares issued as consideration in connection with the Mergers and any shares reserved for issuance upon the exercise of equity awards, as applicable, in accordance with the terms of this Agreement.

“Surviving Pubco Series A Preferred Share” means a share of Series A Preferred Stock of the Second Merger Surviving Company, par value $0.0001, with such terms and conditions as are set forth in the articles of incorporation of Surviving Pubco.
“Surviving Pubco Shares” means Surviving Pubco Common Shares and Surviving Pubco Series A Preferred.
“Systems” means all of the following that are owned by, used, or relied on by the Boxabl Companies: software, software engines, computer hardware (whether general or special purpose), websites, website content and links and equipment used to process, store, maintain and operate data, database operating systems and electronic data processing, record keeping, and communications, telecommunications systems, networks, interfaces, platforms, servers, peripherals, computer systems, and other information technology infrastructure, including any outsourced systems and processes, and information and functions owned, used or provided by the Boxabl Companies.
“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other anti-takeover Law, including NRS 78.378 through 78.3793, inclusive, and NRS 78.411 through 78.444, inclusive.
“Tax Return” means any return, declaration, report, statement, information statement or other document filed or required to be filed with any Governmental Authority (or provided to any payee) with respect to Taxes, including any claims for refunds of Taxes, any information returns and any schedules, attachments, amendments or supplements of any of the foregoing.
“Taxes” means any and all federal, state, local, foreign or other taxes imposed by any Governmental Authority, including all income, gross receipts, license, payroll, recapture, net worth, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, governmental charges, duties, levies and other similar charges imposed by a Governmental Authority in the nature of a tax, alternative or add-on minimum, or estimated taxes (in each case, whether imposed directly or through withholding and whether or not disputed), and including any interest, penalty, or addition thereto.
“TBOC” means the Texas Business Organizations Code, as amended from time to time.
“Terminating Acquiror Breach” has the meaning specified in Section 10.1(h).
“Terminating Company Breach” has the meaning specified in Section 10.1(f).
“Total Share Consideration” means (i) Aggregate Common Stock Consideration plus (ii) the Aggregate Preferred Stock Consideration.
“Transaction Financing” shall mean any financing transaction or series of transactions, whether through the issuance of equity securities (including common stock, preferred stock, or other equity instruments), debt securities (including senior debt, subordinated debt, convertible debt, or other debt instruments), or any combination thereof, undertaken by the Company, Acquiror or the Sponsor to raise capital in connection with or to facilitate the consummation of the transactions contemplated by this Agreement, including but not limited to the Acquiror Conversion, the Mergers, repayment of existing indebtedness, funding of working capital, or other general corporate purposes related to the operation of the Company or the transactions contemplated herein.
“Transfer Taxes” has the meaning specified in Section 8.4(b).
“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury (whether in final, proposed or temporary form), as the same may be amended from time to time.
“Trust Account” has the meaning specified in Section 11.1.
“Trust Agreement” has the meaning specified in Section 5.8.

“Trust Termination Letter” has the meaning specified in Section 7.2.
“Trustee” has the meaning specified in Section 5.8.
“Waived 280G Benefits” has the meaning specified in Section 6.5.
“WARN” has the meaning specified in Section 4.15(b).
“Working Capital Loans” means any loan made to Acquiror by any of the Sponsor, an Affiliate of the Sponsor, or any of Acquiror’s officers or directors, and evidenced by a promissory note, for the purpose of financing costs incurred in connection with a business combination.
Section 1.2.   Construction.
(a)   Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” means “including, without limitation”; (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).
(b)    Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(c)     Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.
(d)   All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(e)   The term “actual fraud” means, with respect to a party to this Agreement, an actual and intentional fraud with respect to the making of the representations and warranties pursuant to ARTICLE IV or ARTICLE V (as applicable), provided that such actual and intentional fraud of such Person shall only be deemed to exist if any of the individuals included on Section 1.3 of the Company Disclosure Letter (in the case of the Company) or Section 1.3 of the Acquiror Disclosure Letter (in the case of Acquiror) had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made by such Person pursuant to, in the case of the Company, ARTICLE IV as qualified by the Company Disclosure Letter, or, in the case of Acquiror, ARTICLE V as qualified by the Acquiror Disclosure Letter, were actually breached when made, with the express intention that the other party to this Agreement rely thereon to its detriment.
(f)   The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 9:00 p.m. on the third day prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.
Section 1.3.   Knowledge.   As used herein, (i) the phrase “to the knowledge” of the Company means the knowledge of the individuals identified on Section 1.3 of the Company Disclosure Letter and (ii) the phrase “to the knowledge” of Acquiror means the knowledge of the individuals identified on Section 1.3 of the Acquiror Disclosure Letter, in each case, as such individuals would have acquired after reasonable inquiry of such individual’s direct reports.
ARTICLE II
CONVERSION; THE MERGERS; CLOSING
Section 2.1.   Conversion.   Prior to the First Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Nevada Act and the

TBOC, the Acquiror shall effect a conversion from a Nevada corporation to a Texas corporation (the “Acquiror Conversion”) by filing (i) Articles of Conversion with the Nevada Secretary of State and (ii) a Certificate of Conversion and Certificate of Formation with the Texas Secretary of State.
Section 2.2.   The Mergers.
(a)   First Merger.   At the First Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Nevada Act, Merger Sub and the Company shall consummate the First Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the First Merger Surviving Company.
(b)   Second Merger.   Immediately following the consummation of the First Merger, and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Nevada Act and the TBOC, the First Merger Surviving Company and Acquiror shall consummate the Second Merger, pursuant to which the First Merger Surviving Company shall be merged with and into Acquiror, following which the separate corporate existence of the First Merger Surviving Company shall cease and Acquiror shall continue as the Second Merger Surviving Company and, following the Closing, the Surviving Pubco.
Section 2.3.   Closing.   In accordance with the terms and subject to the conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place at the offices of Winston & Strawn LLP, 800 Capital Street, Suite 2400, Houston, TX 77002, or by the electronic exchange of documents, at 10:00 a.m. (Houston, Texas time) on the date which is two (2) Business Days after the first date on which all conditions set forth in ARTICLE IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.
Section 2.4.   Effective Times.
(a)    Subject to the conditions of this Agreement, the Parties hereto shall cause the First Merger to be consummated by filing articles of merger for the merger of Merger Sub with and into the Company (the “First Articles of Merger”) with the Nevada Secretary of State in accordance with, and in such form as is required by, the relevant provisions of the Nevada Act (the time of such filing, or such later time as may be specified in the First Articles of Merger (not to exceed 30 days from the date of filing of the First Articles of Merger), being the “First Effective Time”), and shall cause to made any other filings, recordings, or publications that are required to be made by the Company, Surviving Pubco or Merger Sub under the Nevada Act in connection with the Merger.
(b)   Immediately following the First Effective Time, the Parties hereto shall cause the Second Merger to be consummated by filing articles of merger for the merger of the First Merger Surviving Company with and into Surviving Pubco (the “Second Articles of Merger”) with the Nevada Secretary of State and the Texas Secretary of State in accordance with, and in such form as is required by, the relevant provisions of the Nevada Act and the TBOC (the time of such filing, or such later time as may be specified in the Second Articles of Merger (not to exceed 30 days from the date of filing of the Second Articles of Merger), being the “Second Effective Time”), and shall cause to made any other filings, recordings, or publications that are required to be made by the First Merger Surviving Company or Surviving Pubco under the Nevada Act and the TBOC in connection with the Merger.
Section 2.5.   Closing Deliverables.
(a)   At the Closing, the Company shall deliver or cause to be delivered:
(i)   to Acquiror, a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.2(a), Section 9.2(b) and Section 9.2(d) have been fulfilled;
(ii)   to Acquiror, a certificate pursuant to Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h), together with a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h);

(iii)   to Acquiror, the Company Lock-Up Agreements, signed by all officers and directors of the Company and all Company Shareholders holding more than 1% of the Company Common Stock; and
(iv)   copies of the other Ancillary Agreements duly executed by duly authorized representatives of the Company and each Company related party thereto.
(b)   At the Closing, Acquiror will deliver or cause to be delivered:
(i)     to the Company, a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.3(c) have been fulfilled;
(ii)    a copy of the Trust Termination Letter, duly executed by a duly authorized representative of Acquiror;
(iii)   to the Company, the written resignations of all of the directors and officers of the Acquiror Entities (other than those Persons identified as the directors and officers, of Acquiror, in accordance with Section 7.6 or as otherwise agreed between the parties), effective as of the Second Effective Time;
(iv)   to the Company, the Sponsor Lock-Up Agreement, signed by the Sponsor; and
(v)   the other Ancillary Agreements duly executed by duly authorized representatives of Acquiror, Merger Sub or Acquiror Stockholders party thereto.
(c)   Closing Financing Certificates.
(i)     Not more than two (2) Business Days prior to the Closing, Acquiror shall deliver to the Company a certificate signed by a duly authorized officer, solely in such capacity and not in its personal capacity (the “Acquiror Financing Certificate”) setting forth (A) the Acquiror Share Amount and the Acquiror Share Redemption Amount, (B) the unpaid Acquiror Transaction Expenses as of the Closing Date, which shall include the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for the foregoing, and (C)  the amount of cash available in the Trust Account as of the Closing Date prior to any distributions pursuant to Section 7.2, and (E) the amounts outstanding under any Working Capital Loans or other Indebtedness of Acquiror.
(ii)    Not more than three (3) Business Days prior to the Closing, the Company shall deliver to Acquiror a certificate signed by a duly authorized officer, solely in such capacity and not in its personal capacity (the “Company Financing Certificate”), setting forth (A) a schedule of beneficial ownership of Company Securities and the percentage allocation of the Total Share Consideration payable to each Company Stockholder at the Closing calculated in accordance with Section 3.2, and (B) the unpaid Company Transaction Expenses, which shall include the respective amounts and wire transfer instructions for the payment thereof, together with corresponding invoices for the foregoing.
(iii)   Each of the financing certificates delivered pursuant to this Section 2.5 will confirm in writing that it has been prepared in good faith using the latest available financial information and will include materials showing in reasonable detail the support and computations for the amounts included therein. Each of Acquiror and the Company shall be entitled to review and make reasonable comments on the matters and amounts set forth in the other’s financing certificate so delivered. Each of Acquiror and the Company will cooperate in the other’s review of the delivered financing certificate, including providing the other and its Representatives with reasonable access to the relevant books, records and finance employees. Each of Acquiror and the Company will cooperate reasonably to revise the financing certificates to reflect the other’s reasonable comments; provided that the Company shall make the final determination of the amounts included in the Company Financing Certificate and Acquiror shall make the final determination of the amounts included in the Acquiror Financing Certificate.

Section 2.6.   Governing Documents.   At the First Effective Time, the articles of incorporation and bylaws of Merger Sub, each as in effect immediately prior to the First Effective Time, shall become the articles of incorporation and bylaws, respectively, of the First Merger Surviving Company. At the Second Effective Time, the articles of incorporation and bylaws of the First Merger Surviving Company, each as in effect immediately prior to the Second Effective Time, shall be amended and restated in form and substance reasonably satisfactory to the Parties, until thereafter amended in accordance with the Nevada Act and as provided in such articles of incorporation or bylaws, as applicable.
Section 2.7.   Directors and Officers.
(a)   The Parties will take all actions necessary so that, from and after the First Effective Time, the persons identified on Section 2.7(a) of the Company Disclosure Letter as the directors and officers of the First Merger Surviving Company immediately prior to the First Effective Time shall be the directors and officers (and in the case of such officers, holding such positions as set forth on Section 2.7(a) of the Company Disclosure Letter), respectively, of the First Merger Surviving Company, each to hold office in accordance with the articles of incorporation and bylaws of the First Merger Surviving Company.
(b)   The Parties will take all actions necessary so that, from and after the Second Effective Time, the Persons identified as the directors of the Second Merger Surviving Company in accordance with the provisions of Section 7.6 and the officers of the Second Merger Surviving Company as set forth on Section 2.7(a) of the Company Disclosure Letter shall be the directors and officers of the Second Merger Surviving Company, each to hold office in accordance with the articles of incorporation and bylaws of the Second Merger Surviving Company.
ARTICLE III
EFFECTS OF THE MERGERS; CONSIDERATION
Section 3.1.   Effects of the Mergers.
(a)   At the First Effective Time, the effect of the First Merger shall be as provided in this Agreement, the First Articles of Merger and the applicable provisions of the Nevada Act. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the First Merger Surviving Company, which shall include the assumption (by operation of the First Merger) by the First Merger Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the First Effective Time.
(b)   At the Second Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Articles of Merger and the applicable provisions of the Nevada Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the First Merger Surviving Company and the Acquiror shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Second Merger Surviving Company, which shall include the assumption (by operation of the Second Merger) by the Second Merger Surviving Company of any and all agreements, covenants, duties and obligations of the First Merger Surviving Company and the Acquiror set forth in this Agreement to be performed after the Second Effective Time.
Section 3.2.   Conversion of Securities.
(a)   First Merger.   In consideration of the promises, covenants, and agreements contained in this Agreement, by virtue of the First Merger and without any action on the part of any party, at the First Effective Time:
(i)   Company Common Stock.   Each share of Company Common Stock (excluding any shares of Company Common Stock described in Section 3.2(a)(iii) below and any Dissenting

Shares) issued and outstanding immediately prior to the First Effective Time shall be converted into the right to receive such number of Surviving Pubco Common Shares equal to the Common Exchange Ratio (the “Company Common Stock Merger Consideration”), shall no longer be outstanding, shall be automatically cancelled and shall cease to exist, and each Company Book Entry Share representing any share of Company Common Stock issued and outstanding immediately prior to the First Effective Time and each Company Certificate representing any share of Company Common Stock issued and outstanding immediately prior to the First Effective Time, if any, shall thereafter represent only the right to receive the applicable number of Surviving Pubco Common Shares.
(ii)   Company Preferred Stock.   Each share of Company Preferred Stock issued and outstanding immediately prior to the First Effective Time shall be converted into the right to receive Surviving Pubco Preferred Shares equal to the Preferred Exchange Ratio (the “Company Preferred Stock Merger Consideration”), shall no longer be outstanding, shall automatically be cancelled, and shall cease to exist, and each Company Book Entry Share representing any share of Company Preferred Stock issued and outstanding immediately prior to the First Effective Time and each Company Certificate representing any share of Company Preferred Stock issued and outstanding immediately prior to the First Effective Time, if any, shall thereafter represent only the right to receive the Company Preferred Stock Merger Consideration; provided, however, that the Company may elect, in its sole discretion, to convert any shares of Company Preferred Stock prior to First Effective Time, which, for the avoidance of doubt, shall result in such converted shares being converted into Surviving Pubco Common Shares, pursuant to Section 3.2(a)(i).
(iii)   Company Common Stock held by Boxabl Companies.   Each share of Company Common Stock that is held in the treasury immediately prior to the First Effective Time by any of the Boxabl Companies shall no longer be outstanding, shall automatically be cancelled without payment of any consideration therefor, shall not be entitled to any consideration by virtue of either Merger, and shall cease to exist.
(iv)   Company Common Stock Warrant.   At the First Effective Time, automatically and without any action on the part of the holder thereof, the First Merger Surviving Company shall assume each Company Common Stock Warrant remaining outstanding and unexpired immediately prior to the First Effective Time and each such Company Common Stock Warrant shall be terminated.
(v)   Company Convertible Securities.   At the First Effective Time, automatically and without any action on the part of the holder thereof, each Company Convertible Security (other than the Company Common Stock Warrants) that is issued and outstanding and unexpired immediately prior to the First Effective Time, whether such security is an option, restricted stock unit, or right to subscribe for or purchase any equity interests in the Company or securities convertible into or exchangeable for, or otherwise conferring on the holder any right to acquire equity interests of the Company (such Company Convertible Securities, shall be assumed by the First Merger Surviving Company and shall become a corresponding convertible security of the Surviving Pubco. Each such assumed convertible security shall be subject to the same terms and conditions (including vesting and exercisability) as were applicable to the corresponding Company Convertible Security immediately prior to the First Effective Time, except that such convertible security shall be exercisable or convertible for, or shall otherwise confer the right to acquire, on the same terms and conditions, the number and type of equity interests of the Surviving Pubco as the holder would have been entitled to receive if such Company Convertible Security had been exercised, converted, or settled immediately prior to the First Effective Time, with the value of such assumed convertible security to be equal to the value of the Company Convertible Security immediately prior to the First Effective Time.
(vi)   Merger Sub Common Stock.   At the First Effective Time, by virtue of the First Merger and without any action on the part of Acquiror or Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one share of common stock, par value $0.01 per share, of the First Merger Surviving Company.

(vii)   No Fractional Shares.   Notwithstanding anything to the contrary in this Section 3.2, no fractional Surviving Pubco Shares shall be issued in the Mergers and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Surviving Pubco or a holder of shares of Surviving Pubco Shares. In respect of any such fractional shares to which any Company Stockholder would otherwise be entitled, such fractional shares shall round up to the nearest whole share of Surviving Pubco Share, as applicable, provided any such rounding of fractional shares that results in an excess of the Total Share Consideration shall reduce the consideration payable to Paolo Tiramani and Galiano Tiramani and their Affiliates on a pro rata basis.
(viii)   Dissenting Shares.   Each Dissenting Share shall cease to be outstanding, shall be cancelled and shall cease to exist, and shall thereafter constitute only the rights, if any, available under the Dissenter’s Rights Statutes, in accordance with and subject to the provisions of Section 3.4.
(ix)   All of the Company Securities converted to Surviving Pubco Shares pursuant to this Section 3.2(a) shall not exceed the Total Share Consideration.
(b)   Second Merger.   In consideration of the promises, covenants, and agreements contained in this Agreement, by virtue of the Second Merger and without any action on the part of any party, at the Second Effective Time, each share of common stock, par value $0.01 per share, of the First Merger Surviving Company shall no longer be outstanding, shall automatically be cancelled without payment of any consideration therefor, shall not be entitled to any consideration by virtue of the Second Merger, and shall cease to exist.
(c)   Adjustments.   The Surviving Pubco Common Shares issuable pursuant to this Section 3.2 as Per Share Merger Consideration shall be equitably adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into, or exercisable or exchangeable for, Acquiror Class A Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Acquiror Common Stock occurring on or after the date hereof and prior to the Closing; provided that the foregoing shall not be construed to permit Acquiror to take any action with respect to its securities that is prohibited by the terms and conditions of this Agreement.
Section 3.3.   Exchange Procedures.
(a)   Appointment of Exchange Agent.   The Acquiror and the Company shall appoint Continental Stock Transfer & Trust Company, LLC or another mutually agreeable bank or trust company, to act as exchange agent (“Exchange Agent”) for the distribution of the Per Share Merger Consideration to the Company Stockholders, as applicable, pursuant to this Section 3.3 and an exchange agent agreement in form and substance mutually agreeable to the Acquiror and the Company (“Exchange Agent Agreement”).
(b)   Delivery of Consideration to Exchange Agent.   Immediately prior to the First Effective Time, the Acquiror will deliver or cause to be delivered to the Exchange Agent a number of Surviving Pubco Shares equal to the total Per Share Merger Consideration in respect of the Company Common Stock (other than Dissenting Shares) and a number of Surviving Pubco Series A Preferred Shares equal to the total Per Share Merger Consideration in respect of the Company Preferred Stock (the “Exchange Fund”). The Exchange Agent will be deemed to be the agent for the Company Stockholders for the purpose of receiving the Per Share Merger Consideration, and delivery of the Per Share Merger Consideration to the Exchange Agent will be deemed to be delivered to the Company Stockholders at the First Effective Time, with respect to the Per Share Merger Consideration. Until they are distributed, the Surviving Pubco Shares held by the Exchange Agent will be deemed to be outstanding from and after the First Effective Time, but the Exchange Agent will not vote those shares or exercise any rights of a stockholder with regard to such shares. If any dividends or distributions are paid with regard to Surviving Pubco Shares while they are held by the Exchange Agent, the Exchange Agent will hold the dividends or distributions, uninvested, until Surviving Pubco Shares, as applicable, are distributed to the applicable Company Stockholders, at which time the Exchange Agent will distribute the dividends or distributions that have been paid with regard to those Surviving Pubco Shares as applicable, to such former Company Stockholders.

(c)   Letters of Transmittal and Delivery of Per Share Merger Consideration.   As soon as reasonably practicable after the First Effective Time (but in no event later than two (2) Business Days thereafter), the Surviving Pubco shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a Company Certificate or Company Book Entry Share representing shares of Company Stock (A) a letter of transmittal (a “Letter of Transmittal”) in customary form as prepared by Surviving Pubco and reasonably acceptable to the Company (which shall require the return of a duly completed IRS Form W-8 or W-9, as applicable, and specify, among other things, that delivery shall be effected, and risk of loss and title to the Company Certificates or Company Book Entry Shares, as applicable, shall pass, only upon proper delivery of the Company Certificates (or affidavits of loss in lieu thereof) or transfer of any Company Book Entry Shares to the Exchange Agent) and (B) instructions for use in effecting the surrender of the Company Certificates or the transfer of Company Book Entry Shares in exchange for the applicable Per Share Merger Consideration into which the number of shares of Company Stock previously represented by such Company Certificate or Company Book Entry Share shall have been converted pursuant to this Agreement. Upon (A) surrender of a Company Certificate (or affidavit of loss in lieu thereof) or transfer of any Company Book Entry Share representing shares of Company Stock to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal or (B) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of transfer of a Company Book Entry Share, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Company Certificate or Company Book Entry Share representing shares of Company Stock shall be entitled to receive in exchange therefor (i) the applicable Per Share Merger Consideration into which such shares of Company Stock shall have been converted pursuant to this Agreement and (ii) certain dividends and distributions in accordance with this Section 3.3, if any, after the Exchange Agent’s receipt of such Company Certificate (or affidavit of loss in lieu thereof) or “agent’s message” or other evidence, and the Certificate (or affidavit of loss in lieu thereof) so surrendered or the Company Book Entry Share so transferred, as applicable, shall be forthwith cancelled. The Exchange Agent shall accept such Company Certificates (or affidavits of loss in lieu thereof) and Company Book Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Until surrendered or transferred as contemplated by this Section 3.3, each Company Certificate or Company Book Entry Share representing shares of Company Stock shall be deemed, at any time after the First Effective Time to represent only the right to receive, upon such surrender, the applicable Per Share Merger Consideration as contemplated by this ARTICLE III. No interest shall be paid or accrued for the benefit of holders of the Company Certificates or Company Book Entry Shares on the Per Share Merger Consideration payable upon the surrender of the Company Certificates or Company Book Entry Shares. No dividends or other distributions declared or made after the First Effective Time with respect to Surviving Pubco Shares, as applicable, with a record date after the First Effective Time shall be paid to any holder entitled by reason of the Mergers to receive certificates or Company Book Entry Shares representing Surviving Pubco Shares, as applicable, until such holder shall have surrendered its Company Certificates or Company Book Entry Share pursuant to this Section 3.3 and all such dividends and other distributions shall be paid by Surviving Pubco to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Company Certificate (or affidavit of loss in lieu thereof) in accordance with this Agreement. Subject to applicable Law, following surrender of any such Company Certificate or Company Book Entry Shares, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the Surviving Pubco Shares, as applicable, represented by the certificate or Company Book Entry Shares received by such holder and having a record date on or after the First Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such Surviving Pubco Shares, as applicable, and having a record date on or after the First Effective Time but prior to such surrender and a payment date on or after such surrender. In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of the Company, it shall be a condition of payment that any Company Certificate or Company Book Entry Share surrendered or transferred in accordance with the procedures set forth in this Section 3.3 shall be properly endorsed or shall be otherwise in proper form for transfer, and that the person requesting such payment shall have paid any

Taxes required by reason of the payment of the applicable Per Share Merger Consideration to a person other than the registered holder of the Company Certificate surrendered, or Company Book Entry Share transferred, or shall have established to the reasonable satisfaction of Surviving Pubco that such Tax either has been paid or is not applicable.
(d)   Termination of Exchange Agreement.   On the date that is twelve (12) months after the Closing Date, the Surviving Pubco shall instruct the Exchange Agent to deliver to the Surviving Pubco any portion of the Per Share Merger Consideration deposited with the Exchange Agent that remains undistributed to the Company Stockholders pursuant to instructions provided to the Exchange Agent by the Surviving Pubco at such time, unless required otherwise by applicable Law, and the Exchange Agent’s duties shall terminate. Thereafter, any Company Stockholders who have not complied with the provisions of this Agreement for receiving their Per Share Merger Consideration from the Exchange Agent shall look only to the Surviving Pubco for such amounts, and any such Company Stockholder may deliver a Letter of Transmittal to the Surviving Pubco and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor, and the Surviving Pubco shall deliver, the Per Share Merger Consideration deliverable in respect thereof as determined in accordance with this ARTICLE III without any interest thereon. None of the Surviving Pubco, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any Per Share Merger Consideration delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Laws.
Section 3.4.   Dissenter’s Rights.   Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Stock that are issued and outstanding immediately prior to the First Effective Time and held by a holder who has not voted in favor of approval of this Agreement or consented thereto in writing and who has properly delivered to the Company a “statement of intent” (as defined in NRS 92A.323), and has otherwise properly asserted or exercised dissenter’s rights with respect to such shares (and has not theretofore withdrawn or otherwise waived, failed to exercise or otherwise lost such dissenter’s rights) in accordance with the applicable provisions of NRS 92A.300 through 92A.500, inclusive, together with any relevant definitions pertaining thereto set forth in NRS Chapter 92A (such shares, collectively, the “Dissenting Shares”, each such holder, a “Dissenting Stockholder”, and such statutes, the “Dissenter’s Rights Statutes”), shall not be converted into a right to receive the Per Share Merger Consideration, but instead shall be entitled only to such rights as are granted under the Dissenter’s Rights Statutes to receive the payment of the fair value (as defined in NRS 92A.320) of the Dissenting Shares formerly owned by such Dissenting Stockholder, as determined in accordance with the Dissenter’s Rights Statutes, but only if such Dissenting Stockholder has properly delivered a statement of intent in accordance with the Dissenter’s Rights Statutes, and has otherwise duly asserted, is entitled to, and has not withdrawn, waived or otherwise lost, such Dissenting Stockholder’s dissenter’s rights in accordance with the Dissenter’s Rights Statutes. If a Dissenting Stockholder fails to properly deliver a statement of intent with respect to, fails to exercise or demand, or withdraws, waives or otherwise loses, such holder’s dissenter’s rights pursuant to the Dissenter’s Rights Statutes, including if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by the Dissenter’s Rights Statutes, such holder’s Dissenting Shares shall be converted, or shall be deemed to have been converted, in each case effective as of the First Effective Time, into the right to receive the Per Share Merger Consideration in accordance with Section 3.2(a)(i) or Section 3.2(a)(ii), without interest thereon, upon surrender of the Company Certificate or Company Book Entry Share formerly representing such Dissenting Shares, as applicable, and delivery of the Letter of Transmittal.
Section 3.5.   Withholding.   The Acquiror, Merger Sub, Surviving Pubco and any other applicable withholding agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Law. To the extent that any amounts are to be withheld from value deliverable to the Company Stockholders, Acquiror shall use commercially reasonable efforts to provide notice to the applicable holder as soon as practicable prior to the day the relevant withholding is to be made (and all Parties agree to use commercially reasonable efforts to cooperate to reduce or eliminate any such withholding). To the extent that amounts are so deducted and withheld, and timely paid or otherwise remitted to the relevant Governmental Authority in accordance with applicable Tax Law, such deducted, withheld, and remitted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction, withholding and remittance was made.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in (i) any Company SEC Filings filed or furnished prior to the date hereof (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto) (it being acknowledged that nothing disclosed in such Company SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.6, Section 4.7, Section 4.16, and Section 4.27), or (ii) in the disclosure letter delivered to the Acquiror Entities by the Company on the date of this Agreement (the “Company Disclosure Letter”) (each section of which, subject to Section 11.9, qualifies the correspondingly numbered and lettered representations in this ARTICLE IV), the Company hereby represents and warrants to the Acquiror, as follows:
Section 4.1.   Company Organization.   The Company has been duly organized and is validly existing under the Laws of the State of Nevada and has the requisite corporate power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The Governing Documents of the Company, as amended on or prior to the date of this Agreement and as previously made available by or on behalf of the Company to Acquiror, are true, correct and complete and are in full force and effect. The Company is not in violation of any of the provisions of its Governing Documents in any material respect. The Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.2.   Subsidiaries.   A complete list of each Subsidiary of the Company and its jurisdiction of incorporation, formation or organization, as applicable, set forth on Section 4.2 of the Company Disclosure Letter. The Subsidiaries of the Company have been duly formed or organized and are validly existing under the Laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, lease or operate all of their respective properties and assets and to conduct their respective businesses as they are now being conducted. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Other than the Subsidiaries set forth on Section 4.2 of the Company Disclosure Letter, there are no other Persons in which the Company directly or indirectly owns, of record or beneficially, any direct or indirect capital stock or other equity interest or any right (contingent or otherwise) to acquire the same, nor is the Company directly or indirectly a member of or participant in any partnership, joint venture or similar arrangement. True, correct and complete copies of the Governing Documents of the Company’s Subsidiaries, in each case, as amended to the date of this Agreement, have been previously made available to Acquiror by or on behalf of the Company. No Subsidiary is in violation of any of the provisions of its Governing Documents in any material respect.
Section 4.3.   Due Authorization.
(a)   Other than the Company Stockholder Approval, the Company has all requisite corporate power and authority to execute and deliver this Agreement and the other documents to which it is a party contemplated hereby and (subject to the approvals described in Section 4.5) to consummate the transactions contemplated hereby and thereby and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement and the other documents to which the Company is a party contemplated hereby or to consummate the transactions hereby or thereby. This Agreement has been and, on or prior to the Closing, the other documents to which the Company is a party contemplated hereby will be, duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a legal, valid and binding obligation of the other Parties, this Agreement constitutes and on or prior to the Closing, the other documents to which the Company is a party contemplated hereby will constitute, legal, valid and binding obligations of such Boxabl Company, enforceable against the such Boxabl Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
(b)   On or prior to the date of this Agreement, the Board of Directors of the Company has duly adopted resolutions at a meeting or by unanimous written consent (i) determining that this Agreement, the Mergers and the other documents to which the Company is a party contemplated hereby and the other transactions contemplated hereby and thereby are advisable, fair and reasonable to, and in the best interests of, the Company and the Company Security Holders, as applicable, (ii) authorizing and approving the execution, delivery and performance by the Company of this Agreement and the other documents to which the Company is a party contemplated hereby and the transactions contemplated hereby and thereby, (iii) declaring advisable the Mergers and the other transactions contemplated by this Agreement on substantially the terms and conditions set forth in this Agreement and (iv) resolving to recommend that the holders of Company Common Stock vote in favor of the approval of this Agreement and the transactions contemplated hereby, including the First Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. No other action or proceeding is required on the part of the Company or any of the Company Security Holders to enter into this Agreement or the documents to which the Company is a party contemplated hereby or to approve the Agreement, including the First Merger, other than the Company Stockholder Approval.
Section 4.4.   No Conflict.   Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.5 and the Company Stockholder Approval and except as set forth on Section 4.4 of the Company Disclosure Letter, the execution and delivery by the Company of this Agreement and the documents to which the Company is a party contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of, or default under the Governing Documents of any Boxabl Company, (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to the Boxabl Companies or by which any property or asset of the Boxabl Companies is bound or affected, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract of the type described in Section 4.13(a) to which the Company or any of the Company’s Subsidiaries is a party or by which the Company or any of the Company’s Subsidiaries may be bound, or terminate or result in the termination of any such foregoing Contract or (d) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of the Company’s Subsidiaries, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.5.   Governmental Authorities; Consents.   Except as set forth in Section 4.5 of the Company Disclosure Letter, assuming the truth and completeness of the representations and warranties of Acquiror contained in this Agreement, no franchise, grant, authorization, license, permit, consent, certificate, approval, order, waiver, or authorization of, or designation, declaration or filing with, or notification to, any Governmental Authority (each, a “Governmental Authorization”) is required on the part of the Boxabl Companies with respect to the Company’s execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act; (ii) applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which the Company is licensed or qualified to do business; and (iii)  the filings with the Nevada Secretary of State contemplated by Section 2.4.
Section 4.6.   Capitalization.
(a)   As of the date hereof and as reflected on the capitalization table of Continental Stock Transfer & Trust Company, LLC, the Company’s transfer agent, the issued and outstanding shares of

Company Stock or other equity interests of the Company, as of the date of this Agreement, consists of 3,000,000,000 shares of Company Common Stock, 1,278,559,728 shares of Company Series A Preferred Stock, of which (a) 188,540,158 have been designated Series A Preferred Stock (A) 853,999,493 have been designated Series A-1 Preferred Stock, (B) 174,280,114 have been designated Series A-2 Preferred Stock, and (C) 61,739,963 have been designated Series A-3 Preferred Stock and, outstanding Company Convertible Securities of 196,076,284 shares of Company Common Stock. Except as set forth on Section 4.6(a) of the Company Disclosure Letter, the equity interests of the Company (i) have been duly authorized and validly issued, and are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law and all requirements set forth in (A) the Governing Documents of the Company, and (B) any other applicable Contracts governing the issuance of such securities; (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or otherwise bound; and (iv) are free and clear of any Liens other than Permitted Liens, those imposed under the Company’s Governing Documents and those arising under applicable securities Laws.
(b)   Except as set forth on Section 4.6(b) of the Company Disclosure Letter, there are no outstanding subscriptions, options, phantom units, incentive units, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any equity security of the Company, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of the Company or the value of which is determined by reference to equity interests of the Company (collectively, “Company Awards”), and there are no voting trusts, registration rights, proxies or agreements of any kind which may obligate the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock.
(c)   Except as set forth in this Section 4.6(c) of the Company Disclosure Letter, no Company Award as a result of the consummation of the transactions contemplated herein, accelerates or otherwise becomes triggered (whether as to vesting, exercisability, convertibility or otherwise).
Section 4.7.   Capitalization of Subsidiaries.
(a)   Except as set forth on Section 4.7(a) of the Company Disclosure Letter, the Company directly or indirectly owns of record and beneficially all the issued and outstanding shares of capital stock or equity interests of such Subsidiaries free and clear of any Liens other than Permitted Liens, Liens imposed by the Governing Documents of such Subsidiary and Liens arising under applicable securities Laws. The outstanding equity interests of each of the Company’s Subsidiaries (i) have been duly authorized and validly issued, and are, to the extent applicable, fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law and all requirements set forth in (A) the Governing Documents of each such Subsidiary, and (B) any other applicable Contracts governing the issuance of such securities; and (iii) have been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, the Governing Documents of each such Subsidiary or any Contract to which each such Subsidiary is a party or otherwise bound.
(b)   Except as set forth on Section 4.7(b) of the Company Disclosure Letter, there are no outstanding subscriptions, options, phantom units, incentive units, warrants, rights or other securities (including debt securities) exercisable or exchangeable for any capital stock of such Subsidiaries, any other commitments, calls, conversion rights, rights of exchange or privilege (whether pre-emptive, contractual or by matter of Law), plans or other agreements of any character providing for the issuance of additional shares, the sale of treasury shares or other equity interests, or for the repurchase or redemption of shares or other equity interests of such Subsidiaries or the value of which is determined by reference to shares or other equity interests of the Subsidiaries (collectively, “Subsidiary Awards”, together with Company Awards, the “Awards”), and there are no voting trusts, registration rights, proxies or agreements of any kind which may obligate any Subsidiary of the Company to issue, purchase, register for sale, redeem or otherwise acquire any of its capital stock.

(c)   Except as set forth in this Section 4.7(c) of the Company Disclosure Letter, no Subsidiary Award as a result of the consummation of the transactions contemplated herein, accelerates or otherwise becomes triggered (whether as to vesting, exercisability, convertibility or otherwise).
Section 4.8.   SEC Filings.   Except as set forth on Section 4.8 of the Company Disclosure Letter, the Company has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since January 1, 2023, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing, the “Company SEC Filings”). Each of the Company SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Company SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Company SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Filings. To the knowledge of the Company none of the Company SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
Section 4.9.   Financial Statements.
(a)   As used herein, the term “Financial Statements” means the (i) audited consolidated financial statements of the Boxabl Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Boxabl Companies as of December 31, 2024 and December 31, 2023, and the related consolidated audited statements of operations, changes in equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards (the “Audited Financial Statements”), and (ii) the Company prepared and auditor reviewed financial statements, consisting of the consolidated balance sheet of the Boxabl Companies as of March 31, 2025 (the “Interim Balance Sheet Date”) and the related consolidated statements of operations, changes in equity and statement of cash flows for the period ending March 31, 2025 (the “Q1 Financial Statements”). True and correct copies of the Financial Statements are included in the Company SEC Filings. The Financial Statements (i) accurately reflect the books and records of the Boxabl Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except as may be indicated in the notes thereto and, in the case of the Q2 Financial Statements, the absence of footnotes or the inclusion of limited footnotes), and (iii) fairly present in all material respects the consolidated financial position of the Boxabl Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Boxabl Companies for the periods indicated (subject, in the case of the Q2 Financial Statements, to normal, recurring or immaterial year-end adjustments and the absence of footnotes). The Company maintains systems of internal accounting controls that are designed to provide reasonable assurance that books and records of the Company have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.
(b)   Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), the Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the individuals, including the principal executive officer and principal financial officer, responsible for the preparation of the Company’s SEC filings and other public disclosure documents. Except as set forth in Section 4.9(b) of the Company Disclosure Letter, the Company has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with the Company.

(c)   Each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder.
(d)   There are no outstanding loans or other extensions of credit made by any Boxabl Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of any Boxabl Company. No Boxabl Company has taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(e)   All accounts receivable reflected on the most recent balance sheet of the Company represent bona fide and valid obligations arising from sales actually made or services actually performed and to the Company’s knowledge, have been appropriately and adequately reserved for in accordance with GAAP, consistent with past practices.
(f)   Except as set forth in Section 4.9(f) of the Company Disclosure Letter, the Company (including, to the knowledge of the Company, any employee thereof) has not identified or been made aware of, and any independent auditor of the Company has not identified in writing to the Company, (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.
Section 4.10.   Undisclosed Liabilities.   Except as set forth on Section 4.10 of the Company Disclosure Letter, there is no other liability, debt (including Indebtedness) or obligation of, or claim or judgment against, the Company or any of the Company’s Subsidiaries (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities, debts, obligations, claims or judgments (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the Interim Balance Sheet Date in the ordinary course of business, consistent with past practice, of the Boxabl Companies, (c) arising in connection with the transactions contemplated herein, or (d) that would not, individually or in the aggregate, reasonably be expected to be material to the Boxabl Companies, taken as a whole.
Section 4.11.   Litigation and Proceedings.   Except as set forth on Section 4.11 of the Company Disclosure Letter, as of the date hereof, (a) there are no pending or, to the knowledge of the Company, threatened, lawsuits, actions, suits, judgments, claims, arbitration or any other proceedings (including any audit, examination, assessment, investigation or inquiry or request for information initiated, pending or threatened by any Governmental Authority), or other proceedings at law or in equity (collectively, “Legal Proceedings”), against the Boxabl Companies or their respective properties or assets and (b) there is no outstanding Governmental Order imposed upon any of the Boxabl Companies, nor are any properties or assets of the Boxabl Companies’ respective businesses bound or subject to any Governmental Order, except, in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Boxabl Companies, taken as a whole.
Section 4.12.   Legal Compliance.
(a)   Except as set forth on Section 4.12(a) of the Company Disclosure Letter, each of the Boxabl Companies is, and for past three (3) years has been, in material compliance with all applicable Laws.
(b)   For the past three (3) years, none of the Boxabl Companies has received any written notice or any written allegation of a violation or potential violation of any Laws.
Section 4.13.   Contracts; No Defaults.
(a)   Section 4.13(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Material Contract (as defined below) that is in effect as of the date of this Agreement. For purposes of this Agreement, “Company Material Contract” means the following Contracts with a Boxabl Company (or which a Boxabl Company is otherwise bound), whether or not listed on the Company Disclosure Letter. True, correct and complete copies of the Company Material Contracts listed on Section 4.13(a) of the Company Disclosure Letter have previously been delivered to or made available to Acquiror or its agents or representatives:
(i)   contains covenants that limit in any material respect the ability of any Boxabl Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;
(ii)   involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;
(iii)      involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;
(iv)      evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Boxabl Company having an outstanding principal amount in excess of $1,500,000;
(v)   involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $1,000,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Boxabl Company or another Person;
(vi)      relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Boxabl Company, its business or material assets;
(vii)     by its terms, individually or together with all other Contracts between the Boxabl Companies, on the one hand, and such counterparty (or its affiliates), on the other hand, calls for aggregate payments or receipts by the Boxabl Companies under such Contract or Contracts of at least $2,000,000 for calendar year 2024 and/or for calendar year 2025;
(viii)    is between any Boxabl Company and any directors, officers or employees of a Boxabl Company providing annual base compensation in excess of $250,000;
(ix)      is with any current or former employee, officer, director, manager, independent contractor or consultant of a Boxabl Company, including Contracts providing for any settlement, severance or change-of-control payments in connection with the consummation of the transactions contemplated by this Agreement;
(x)   is for or relating to (i) the employment or engagement by the Boxabl Companies of any director, manager, officer, employee, consultant or contractor or any other type of Contract with any director, manager, officer, employee, consultant or contractor of the Boxabl Companies that is not immediately terminable at will by it without cost or other Liability (including any Contract requiring any Boxabl Company to make a payment to any current or former director, manager, officer, employee, consultant or contractor on account of any transaction contemplated by this Agreement), (ii) termination of services of any director, manager, officer, employee, consultant or contractor (including any separation, release or similar Contract) pursuant to which the Boxabl Companies has outstanding obligations to such director, manager, officer, employee, consultant or contractor, or (iii) change in control, retention or payments or benefits that will or may become accelerated or due to any current or former employee, officer, consultant or contractor in connection with the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event);
(xi)      any Contract with any Union or any collective bargaining agreement or similar Contract with or regarding any Boxabl Company employees;

(xii)      obligates the Boxabl Companies to make any capital commitment or expenditure in excess of $500,000 (including pursuant to any joint venture);
(xiii)     relates to a settlement under which any Boxabl Company has outstanding obligations (other than customary confidentiality and release obligations);
(xiv)    relates to the development, ownership, licensing or use of any material Intellectual Property by, to or from any Boxabl Company, other than (a) standard Boxabl Company form employment agreements, bonus agreements, offer letters, awards of incentive, phantom or other equity by Company, (b) non-exclusive licenses granted to customers in the ordinary course of business, and (c) Off-the-Shelf Software;
(xv)     is with a Governmental Authority;
(xvi)    any Contracts under which any Boxabl Company has agreed to purchase goods or services from a vendor, supplier or other Person on a preferred supplier or “most favored supplier” basis or which otherwise establishes any exclusive sale or distribution obligation with respect to any product or geographic area;
(xvii)   is a Company Real Property Lease; and
(xviii)      any outstanding written commitment to enter into any Contract of the type described in this Section 4.13(a).
(b)   Except as set forth in Section 4.13(b) of the Company Disclosure Letter and except for any Company Material Contract that will terminate upon the expiration of the stated term thereof prior to the Closing Date, all of the Company Material Contracts listed pursuant to Section 4.13(a) in the Company Disclosure Letter are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Boxabl Company party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the counterparties thereto, except, in each case to the extent that any consents set forth in Section 4.4 and Section 4.5 of the Company Disclosure Letter are not obtained.
(c)   The Boxabl Companies have performed in all material respects all respective obligations required to be performed by them to date under such Company Material Contracts listed pursuant to Section 4.13(a) and none of the Boxabl Companies, nor, to the knowledge of the Company, any other party thereto is in breach of or default under any such Company Material Contract and to the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a breach of or a default under any such Company Material Contract by the Boxabl Companies or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both).
Section 4.14.   Company Benefit Plans.
(a)   Section 4.14 of the Company Disclosure Letter is a true and complete list of each material employee benefit plan of a Boxabl Company (each, a “Company Benefit Plan”). Company Benefit Plan means each “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not written and whether or not subject to ERISA, and each other retirement, compensation, employment (other than any employment offer letter in such form as previously provided to Acquiror that is terminable “at will” without any contractual obligation on the part of the Boxabl Companies to make any severance, termination, change of control, or similar payment), consulting, profit-sharing, deferred compensation, incentive, bonus, equity or equity-based, change in control, retention, severance, salary continuation, health and welfare, death, disability, insurance, paid time off, vacation or holiday pay, sick leave, fringe, retiree or other employee benefits or other remuneration agreement, plan, policy, program, practice, Contract or arrangement, whether or not written or funded or unfunded, that is or has ever been in effect and covering or for the benefit of one or more current or former employees, officers, directors, managers, independent contractors or consultants of the Boxabl Companies and (i) is or was established, maintained, sponsored or contributed to by any Boxabl Company or (ii) under which any Boxabl Company is a party or has or may have any Liability. No Boxabl Company is or has in the past six

(6) years been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code with any entity other than the Boxabl Companies themselves.
(b)   Each Company Benefit Plan is and during the past six (6) years has been operated in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a IRS approved plan which has received a favorable opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or uses a form of trust agreement that is compatible with the plan’s IRS preapproved plan documents. To the Company’s knowledge, no fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.
(c)   With respect to each Company Benefit Plan which covers any current or former officer, director, consultant or employee (or beneficiary thereof) of a Boxabl Company, the Company has provided to Acquiror accurate and complete copies, if applicable, of: (i) all executed plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority since January 1, 2023.
(d)   With respect to each Company Benefit Plan: (i) no breach of fiduciary duty has occurred; (ii) no Legal Proceeding is pending, or to the Company’s knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iii) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (iv) all contributions and premiums due through the Closing Date have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company financial statements.
(e)   Except as set forth in Section 4.14(e) of the Company Disclosure Letter, no Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Boxabl Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is reasonably expected to cause such Liability to be incurred. No Boxabl Company currently maintains or has in the past three (3) years maintained or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.
(f)   No arrangement exists pursuant to which a Boxabl Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise tax on a payment to such person.
(g)   Each Boxabl Company has during the past six (6) years complied in all material respects with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code (“COBRA”).
(h)   Except as set forth in Section 4.14(h) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not (either alone or in combination with another event, contingent or otherwise): (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code.

(i)   Except to the extent required by COBRA or similar state Law, no Boxabl Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.
(j)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in documentary compliance with and has been administered in compliance with Section 409A of the Code.
(k)   Each Company Benefit Plan that is subject to the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”) has been established, maintained and administered in compliance with the requirements of the Affordable Care Act.
(l)   No Company Benefit Plan covers any employees outside of the United States.
Section 4.15.   Labor Relations; Employees.
(a)   Except as set forth in Section 4.15(a) of the Company Disclosure Letter, no Boxabl Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Boxabl Company, and the Company has no knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees in the past three (3) years. There has not occurred or, to the knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees in the past three (3) years. Section 4.15(a) of the Company Disclosure Letter sets forth all unresolved material labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the knowledge of the Company, threatened between any Boxabl Company and Persons employed by or providing services as independent contractors to a Boxabl Company. No current officer of a Boxabl Company has provided any Boxabl Company with notice of his or her plan to terminate his or her employment with any Boxabl Company and, to the knowledge of the Company, no such person has any plans to terminate his or her employment with any Boxabl Company.
(b)   Except as set forth in Section 4.15(b) of the Company Disclosure Letter, each Boxabl Company (i) is and has since January 1, 2023 been in compliance in all material respects with all applicable Laws respecting labor and employment, including, without limitation, employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, harassment, retaliation, disability, labor relations, collective bargaining, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, background checks, plant closings and layoffs, whistleblower protection, and employee terminations, and has not received written or, to the knowledge of the Company, oral notice that there is any pending Legal Proceeding involving any such labor or employment matters against a Boxabl Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice), and (iv) has properly classified all service providers as either self-employed, employees or independent contractors and as exempt or non-exempt for all purposes and has made all appropriate filings in connection with services provided by, and compensation paid to, such service providers. There are no material Legal Proceedings or unfair labor proceedings pending or, to the knowledge of the Company, threatened in the past three (3) years against a Boxabl Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship. In the past three (3) years, there have been no harassment discrimination, or retaliation allegations against any director, officer, executive, or manager of any Boxabl Company by any current or former employee of or service provider to any Boxabl Company.

During the past three (3) years, no Boxabl Company has implemented any employee layoffs or plant closings that would or did implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local Laws (collectively, “WARN”). The Company and the Company Subsidiaries affirm that they have no outstanding WARN liability.
(c)   Section 4.15(c) of the Company Disclosure Letter lists the employee ID of each person currently employed by each Boxabl Company and each such person’s principal location of employment, employer, hire date, status as exempt or non-exempt from overtime Laws, and base or hourly wage or other compensation rate (as applicable).
(d)   Section 4.15(d) of the Company Disclosure Letter lists the name of each person currently engaged by each Boxabl Company as an independent contractor (including any person engaged through any arrangement with such person’s loan-out or similar company), such person’s principal location of engagement, date of retention, and the compensation arrangement for the person.
(e)   Except as set forth on Section 4.15(e) of the Company Disclosure Letter, all employees of each Boxabl Company are employed at-will and no employee is subject to a term employment contract with a Boxabl Company, whether oral or written. The consummation of the transactions contemplated in this Agreement will not result in (i) any employee of any Boxabl Company receiving severance pay, unemployment compensation, bonus payment or any other payment, (ii) acceleration of the time of payment for vesting of, or increase the amount of compensation due to, any such employee, or (iii) any such employee having the right to terminate, shorten or otherwise change the terms of their employment.
Section 4.16.   Taxes.
(a)   All income and other material Tax Returns required to be filed by or with respect to any Boxabl Company have been timely filed (taking into account all available extensions). All such Tax Returns are true, accurate, correct and complete in all material respects. All income or other material Taxes owed by any Boxabl Company (whether or not shown on any Tax Return) have been fully and timely paid.
(b)   The Financial Statements contain adequate reserves in accordance with GAAP for all liabilities for income and other material Taxes of any Boxabl Company that have accrued but were not yet due and payable or that are being contested in good faith as of the dates thereof.
(c)   Each Boxabl Company has collected and withheld all material Taxes required to be collected and withheld from payments to third parties and have, within the time and manner prescribed by Law, paid over to the proper Governmental Authority all material amounts required to be collected or withheld and paid over under applicable Laws.
(d)   There is no Legal Proceeding currently pending or, to the knowledge of the Company, threatened in writing against a Boxabl Company by a Governmental Authority in a jurisdiction where the Boxabl Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.
(e)   There are no claims, assessments, audits, examinations, investigations or other Legal Proceedings pending or currently outstanding against a Boxabl Company in respect of any Tax, and no Boxabl Company has been notified in writing of any proposed Tax claims or assessments against it. There is no Tax deficiency outstanding, proposed in writing or assessed against any Boxabl Company, which deficiency has not been satisfied by payment, settled or withdrawn.
(f)   There are no Liens with respect to any Taxes upon any Boxabl Company’s property or assets, other than Permitted Liens.
(g)   No Boxabl Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by a Boxabl Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(h)   No Boxabl Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any Tax authority that would reasonably be expected to have a material impact on its Taxes following the Closing. No power of attorney that has been granted by any Boxabl Company with respect to a Tax matter is currently in effect.
(i)   No Boxabl Company has participated in, or sold, distributed or otherwise promoted, any “listed transaction,” as defined in U.S. Treasury Regulation Section 1.6011-4(b)(2).
(j)   No Boxabl Company is liable for Taxes of any other Person (other than another Boxabl Company) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor, or by Contract (other than customary commercial Contracts not primarily related to Taxes).
(k)   No Boxabl Company is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any request for such a ruling, memorandum, or agreement outstanding.
(l)   Except as set forth on Section 4.16(l) of the Company Disclosure Letter, no Boxabl Company is a party to or bound by any Tax allocation, indemnity or sharing agreement that would have continuing effect after the Closing Date, other than, in each case, customary commercial Contracts not primarily related to Taxes.
(m)      No Boxabl Company: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has been during the applicable period set forth in Section 897(c)(1), a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(n)   Section 4.16(n) of the Company Disclosure Letter lists the U.S. federal and state income Tax classification of each Boxabl Company, and, except as set forth in Section 4.16(n) of the Company Disclosure Letter, such classification has not changed since the formation of each such entity.
(o)   No Boxabl Company will be required to include any material item of income, or exclude any material item of deduction, for any taxable period (or portion thereof) after the Closing Date as a result of: (i) an installment sale transaction occurring before the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. Law) or open transaction occurring before the Closing; (ii) a disposition occurring before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar provision of state, local, or non-U.S. Law); (iii) any prepaid amounts received prior to the Closing or deferred revenue realized, accrued or received prior to the Closing; (iv) a change in method of accounting under Section 481 of the Code or any similar provision of state, local or non-U.S. Law for any taxable period (or portion thereof) ending on or prior to the Closing Date (or as a result of an impermissible method used prior to Closing); (v) an agreement entered into with any Governmental Authority (including a “closing agreement” under Section 7121 of the Code) prior to the Closing; or (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) that occurred or were in existence prior to the Closing.
(p)   No Boxabl Company has taken or agreed to take any action, or is aware of the existence of any fact, condition or circumstance, that could reasonably be expected to prevent or impede the Intended Tax Treatment.
Section 4.17.   Insurance.   Section 4.17 of the Company Disclosure Letter contains a list of, as of the date hereof, all material policies or binders of property, fire and casualty, director and officer, employment practices liability, product liability, workers’ compensation, and other forms of insurance held by the Company or any of the Company’s Subsidiaries as of the date of this Agreement (the “Insurance Policies”). True, correct and complete copies of the certificates of insurance for all of the Insurance Policies as in effect as of the date hereof have been made available to Acquiror prior to the date hereof and copies of all such Insurance Policies will be made available to Acquiror prior to the Closing. All such policies are in full force and effect, all premiums due have been paid, and no written notice of cancellation or termination has been received by the Company or any of the Company’s Subsidiaries with respect to any such policy. Except as disclosed on Section 4.17 of the Company Disclosure Letter, no insurer has denied or disputed coverage of any material claim under an insurance policy during the last twelve (12) months. No written notice of pending material premium increase, cancelation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy.
Section 4.18.   Licenses.   The Boxabl Companies maintain all material Licenses necessary for the Boxabl Companies to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. None of the Boxabl Companies: (a) is in default or violation (and to the knowledge of the Company no event has occurred which, with notice or the lapse of time or both, would constitute a material default or violation) in any material respect of any term, condition or provision of any material License to which it is a party; (b) is or has been the subject of any pending or threatened Legal Proceeding by a Governmental Authority seeking the cancellation, revocation, suspension, termination, modification, or impairment of any material License; (c) in the past three (3) years, to the knowledge of the Company, has received any notice that any Governmental Authority that has issued any material License intends to cancel, terminate, revoke, rescind, modify, impair, deny, or not renew any material License, except as would not reasonably be expected to be, individually or in the aggregate, material to the Boxabl Companies, taken as a whole, or (d) voluntarily allowed any material License then held to lapse or expire.
Section 4.19.   Equipment and Other Tangible Property.   The Company or one of its Subsidiaries owns and has good title to, or has the legal and beneficial ownership of or a valid leasehold interest in or right to use by license or otherwise, all material machinery, equipment and other tangible property reflected on the books of the Boxabl Companies as owned by a Boxabl Company, free and clear of all Liens other than Permitted Liens. All material personal property and leased personal property assets of the Boxabl Companies are in good operating condition and repair (ordinary wear and tear expected) and are suitable for the business as currently conducted by the Boxabl Companies.
Section 4.20.   Real Property.
(a)   Owned Real Estate.   Section 4.20(a)(i) of the Company Disclosure Letter contains a complete and accurate list of all of the real estate owned in fee by a Boxabl Company (collectively, “Owned Real Estate”), including the name of the current owner of each such Owned Real Estate. The Owned Real Estate, together with the Leased Real Property, comprises all of the real property used in the conduct of the business of the Boxabl Companies as currently conducted. Each Boxabl Company has good, marketable, and fee simple title to the respective Owned Real Estate of which it is the owner, and except as set forth on Section 4.20(a)(i) of the Company Disclosure Letter, free and clear of all Liens, except for Permitted Liens. Except as set forth on Section 4.20(a)(ii) of the Company Disclosure Letter, there are no outstanding options or rights of first refusal to sell any Owned Real Estate or any portion thereof or any interest therein, nor any other contractual right to sell, dispose or lease any of the Owned Real Estate or any portion thereof or any interest therein. The Owned Real Estate is leased or subleased for the operation of the business of a Boxabl Company to applicable third parties (each such lease or sublease, a “Owned Real Property Lease”). A list of such Owned Real Property Leases is set forth on Section 4.20(a)(iii) of the Company Disclosure Letter. Other than the applicable Boxabl Company and the tenants under such Owned Real Property Leases, no Person is in possession of, or has the right to use or occupy, any of the Owned Real Estate. The Company has provided to the Acquiror a true and complete copy of each of the Owned Real Property Leases. The Owned Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of a Boxabl Company or to the knowledge of the Company, any other party under any of the Owned Real Property Leases, and no Boxabl Company has received notice of any such condition. Except as set forth in Section 4.20(a)(iv) of the Company Disclosure Letter: (i) neither any Boxabl Company nor the

Company have received written notice from any Governmental Authority or other Person that the use and occupancy of any of the Owned Real Estate, as currently used and occupied, and the conduct of the business thereon, as currently conducted, violate in any material respect any deed restrictions, building codes, or zoning, subdivision or other land use or similar Laws; (ii) there is no pending or, to the Company’s knowledge, threat of any proceeding, claim, dispute, administrative action or judicial proceeding of any type relating to the Owned Real Estate or other matters materially and adversely affecting the current use or occupancy of the Owned Real Estate; (iii) neither any Boxabl Company nor the Company have received written notice of any pending condemnation proceedings with respect to any portion of any Owned Real Estate and, to the Company’s knowledge, no such proceedings are threatened; and (iv) neither any Boxabl Company nor the Company have received written notice of any actual, pending or, to the Company’s knowledge, threatened changes in the present zoning of any Owned Real Estate (or any part thereof).
(b)   Leased Real Property.   Section 4.20(b)(i) of the Company Disclosure Letter contains a complete and accurate list of all of the Leased Real Property, and a complete and accurate list of the underlying leases and all amendments, modifications, extensions, renewals, and guarantees thereto (each such lease, a “Company Real Property Lease”), which includes the date of the applicable Company Real Property Lease, name of lessor, licensor or any other party thereto, as applicable. Each Boxabl Company has a valid and enforceable leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, free and clear of all Liens, except for Permitted Liens. The Company has provided to the Acquiror a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. Neither the Company nor any of its Subsidiaries has subleased to anyone the right to use or occupy the Leased Real Property or any portion thereof and no Person (other than a Subsidiary) is in possession of, or has the right to use or occupy, any of the Leased Real Property. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of a Boxabl Company or, to the knowledge of the Company, any other party under any of the Company Real Property Leases, and no Boxabl Company has received notice of any such condition. Except as set forth in Section 4.20(b)(ii) of the Company Disclosure Letter: (i) neither any Boxabl Company nor the Company have received written notice from any Governmental Authority or other Person that the use and occupancy of any of the Leased Real Property, as currently used and occupied, and the conduct of the business thereon, as currently conducted, violate in any material respect any deed restrictions, building codes, or zoning, subdivision or other land use or similar Laws; (ii) there is no pending or, to the Company’s knowledge, threat of any proceeding, claim, dispute, administrative action or judicial proceeding of any type relating to the Leased Real Property or other matters materially and adversely affecting the current use or occupancy of the Leased Real Property; (iii) neither any Boxabl Company nor the Company have received written notice of any pending condemnation proceedings with respect to any portion of any Leased Real Property and, to the Company’s knowledge, no such proceedings are threatened; and (iv) neither any Boxabl Company nor the Company have received written notice of any actual, pending or, to the Company’s knowledge, threatened changes in the present zoning of any Leased Real Property (or any part thereof).
Section 4.21.   Intellectual Property.
(a)   Section 4.21(a)(i) of the Company Disclosure Letter sets forth: (i) all U.S. and foreign issued and applied-for Patents, registered and applied-for Trademarks, registered and applied-for Copyrights and Internet Assets in which a Boxabl Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Boxabl Company. All Company Registered IP is valid, in force and in good standing with all required fees and maintenance fees having been paid with no Legal Proceedings pending, and all pending applications to register any Copyrights, Patents and Trademarks are in good standing. Except as set forth on Section 4.21(a)(ii) of the Company Disclosure Letter, each Boxabl Company owns, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company IP and all Company Registered IP is unexpired and valid, subsisting and enforceable in all material respects. Except as set forth on Section 4.21(a)(iii) of the Company Disclosure Letter, all Company IP is owned exclusively by the applicable Boxabl Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to the use of such Company Registered IP.
(b)   Section 4.21(b) of the Company Disclosure Letter sets forth all material Intellectual Property licenses, sublicenses and other Contracts or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other non-exclusive software licenses for commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $50,000 per year (collectively, “Off-the-Shelf Software”) which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Boxabl Company is a licensee of Intellectual Property. All Company IP Licenses are valid and, to the knowledge of the Company, enforceable in accordance with their terms. The Company IP Licenses include all of the licenses, sublicenses and other Contracts or permissions necessary to operate the business of the Boxabl Companies as presently conducted. Each Boxabl Company has performed in all material respects all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Boxabl Company is not, nor, to the knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. No Boxabl Company is party to any Contract that requires a Boxabl Company to assign to any third Person all of its rights in any Intellectual Property developed by a Boxabl Company under such Contract.
(c)   Except for non-exclusive licenses granted to customers in the ordinary course of business, Section 4.21(c) of the Company Disclosure Letter sets forth all licenses and sublicenses under which a Boxabl Company is the licensor of Intellectual Property (each, an “Outbound IP License”). Each Boxabl Company has performed in all material respects all obligations imposed on it in the Outbound IP Licenses, and such Boxabl Company is not, nor, to the knowledge of the Company, is any other party thereto, in breach or default thereunder, nor, to the knowledge of the Company, has any event occurred that with notice or lapse of time or both would constitute a default thereunder.
(d)   Except as set forth in Section 4.21(d)(i) of the Company Disclosure Letter, no Legal Proceeding is pending or, to the Company’s knowledge, threatened against a Boxabl Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to any Company IP or any other Intellectual Property currently licensed, used or held for use by the Boxabl Companies, which, individually or in the aggregate, would reasonably be expected to be material to the Boxabl Companies, taken as a whole if determined adversely to the Company nor, to the knowledge of the Company, is there any reasonable basis for any such Legal Proceeding. Except as set forth in Section 4.21(d)(ii) of the Company Disclosure Letter, in the past six (6) years, no Boxabl Company has received any written or, to the knowledge of the Company, oral notice or claim asserting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has occurred, as a consequence of the conduct of the business by any Boxabl Company, nor to the knowledge of the Company is there a reasonable basis therefor. There are no Governmental Orders to which any Boxabl Company is a party or its otherwise bound that (i) restrict the rights of a Boxabl Company to use, transfer, license or enforce any Company IP, (ii) restrict the conduct of the business of a Boxabl Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Company IP. Except as set forth in Section 4.21(d)(iii) of the Company Disclosure Letter, no Boxabl Company is currently infringing, misappropriating, or violating or has, in the past, infringed, misappropriated or violated (x) to the knowledge of the Company, any Patents or (y) any other any Intellectual Property, in each case (x) and (y) of any other Person or otherwise in connection with the conduct of the respective businesses of the Boxabl Companies. The use of the Company IP as contemplated would not constitute a misappropriation of a third party’s trade secrets or violate any non-compete agreement. Except as set forth in Section 4.21(d)(iv) of the Company Disclosure Letter, to the Company’s knowledge, no third party is currently, or in the past six (6) years has been, infringing upon, misappropriating or otherwise violating any Company IP in any material respect.

(e)   The Company is not and has never been a member of, a contributor to, or affiliated with, any industry standards or open source organization, body, working group, project, or similar organization (a “Standards Organization”), and neither the Company, nor any Company IP, is subject to any licensing, assignment, contribution, disclosure, or other requirements or restrictions of any Standards Organization. The Company has provided accurate and complete copies of all governing documents and other Contracts (including charter, bylaws, and participation guidelines) relating to the Company’s membership in, contribution to, or affiliation with, any Standards Organization.
(f)   No current or former officers, employees or independent contractors of a Boxabl Company (i) except as set forth on Section 4.21(f) of the Company Disclosure Letter, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Company IP nor (ii) have claimed any ownership interest in any Company IP. To the knowledge of the Company, there has been no violation of a Boxabl Company’s policies related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Company IP. Each Boxabl Company has taken reasonable security measures standard in the industry in order to protect the secrecy, confidentiality and value of the material Company IP. No trade secrets included in the Company IP have, to the knowledge of the Company, been disclosed or authorized to be disclosed to any third Person, other than in the ordinary course of business pursuant to a written confidentiality and non-disclosure agreement.
(g)   The Boxabl Companies own or have a valid right to access and use all Systems that are material to the operation of the businesses of the Boxabl Companies. The Systems that are currently used by the Boxabl Companies constitute all the information and communications technology reasonably necessary to carry on the business of the Boxabl Companies as currently conducted. The consummation of the transactions contemplated hereby will not impair or interrupt in any material respect the Boxabl Companies’ access to and use of, or their respect right to access and use, the Systems or any third-party databases or third-party data used in connection with the business of the Boxabl Companies as currently conducted. The Boxabl Companies have taken commercially reasonable steps in accordance with industry standards that are designed to secure the Systems from unauthorized access or use by any Person and to ensure the continued uninterrupted and error-free operation of the Systems. The Boxabl Companies have in effect disaster recovery plans and procedures customary in the industry. Within the past three (3) years there: (x) have been no unauthorized intrusions or breaches of security with respect to the Systems; (y) has not been any material malfunction of the Systems that has not been remedied; and (z) has been no material unplanned downtime or service interruption with respect to any Systems.
(h)   The Boxabl Companies are and have been in compliance in all material respects with all applicable licenses with respect to the use by the Boxabl Companies of any third party components that constitute Open Source Software and none of the proprietary software forming a part of the Company IP contains, incorporates, includes or is embedded with any Open Source Software subject to any Reciprocal License. None of the Boxabl Companies has received any written demand from any Person for disclosure of any source code for proprietary software forming a part of the Company IP based on the use by the Boxabl Companies of any Open Source Software or other software subject to any Reciprocal License.
(i)   No Person has, to the knowledge of Company, obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of a Boxabl Company, nor, to the knowledge of Company, has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Boxabl Company. Each Boxabl Company has, to the knowledge of Company, complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Boxabl Companies does not violate any right to privacy or publicity of any third person.
(j)   Except as set forth in Section 4.21(j) of the Company Disclosure Letter, the consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by a Boxabl Company or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Boxabl Companies rights under such Contracts or Company IP Licenses to the same extent that the Boxabl Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Boxabl Companies would otherwise be required to pay in the absence of such transactions. Neither this Agreement nor the transactions will result in (i) any third party being granted rights or access to, or the placement in or release from escrow of, source code, (ii) the granting by Boxabl Companies to any third party any Company IP or any other proprietary right, (iii) Boxabl Companies being bound by, or subject to, any non-competition, non-assertion of its rights, most-favored nation provisions, or other restriction on the operation or scope of its business, or (iv) Boxabl Companies being obligated to pay any royalties or other amounts to any third party in excess of those payable by the Company prior to the Closing. Following the Closing, all Company IP will be fully transferable, alienable, or licensable by Boxabl without restriction and without payment of any kind to any third party.
(k)   The Company IP is free from material defects and bugs, and substantially conforms to the applicable specifications, documentation, and samples therefor. The software included in the Company IP does not and shall not contain (a) any clock, timer, counter, or other limiting or disabling code, design, routine, or any viruses, Trojan horses, or other disabling or disruptive codes or commands that would cause such software to be erased, made inoperable, or otherwise rendered incapable of performing in accordance with its performance specifications and descriptions or otherwise limit or restrict the Company’s ability to use such software or the Company IP, including after a specific or random number of years or copies or (b) any back doors or other undocumented access mechanism allowing unauthorized access to, and viewing, manipulation, modification, or other changes to, such software or Company IP.
Section 4.22.   Environmental Matters.
(a)   Except as set forth in Section 4.22(a) of the Company Disclosure Letter, the Boxabl Companies are and for the past three (3) years been in material compliance with all Environmental Laws.
(b)   Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will require any material consent or approval of, or the giving of any material notice to or filing with, any Governmental Authority pursuant to Environmental Law, nor result in the modification or termination of any material License required under Environmental Law, and none of the Boxabl Companies has received any written, unresolved notice regarding the revocation, suspension or material adverse amendment of any material License required under Environmental Law.
(c)   To the knowledge of the Company, there has been no Release of any Hazardous Materials (i) at, in, on or under any Owned Real Estate or the Leased Real Property or (ii) at, in, on or under any formerly Owned Real Estate or Leased Real Property during the time that the Company owned or leased such property, except as would not be, individually or in the aggregate, material to the Boxabl Companies, taken as a whole.
(d)   Except as set forth in Section 4.22(d) of the Company Disclosure Letter, none of the Boxabl Companies are subject to any current Governmental Order relating to any non-compliance with or liability under Environmental Laws by the Boxabl Companies or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, except where such Governmental Order would not be, individually or in the aggregate, material to the Boxabl Companies, taken as a whole.
(e)   No Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to the Boxabl Companies’ compliance with or liability under Environmental Laws, and, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to form the basis of such a Legal Proceeding, except where such Legal Proceeding would not be, individually or in the aggregate, material to the Boxabl Companies, taken as a whole.

(f)   Except as set forth on Section 4.22(f) of the Company Disclosure Letter or as provided in the Company Real Property Leases, none of the Boxabl Companies has, pursuant to any contract expressly agreed to indemnify or hold harmless any Person for any liability or obligation arising under Environmental Law, except where such indemnity would not be, individually or in the aggregate, material to the Boxabl Companies, taken as a whole.
(g)   The Company has made available to Acquiror true and complete copies of all material environmental reports, assessments, audits and inspections in the possession or control of the Boxabl Companies concerning any non-compliance of the Boxabl Companies with, or liability of any Boxabl Company under, Environmental Law.
Section 4.23.   Absence of Changes.   Except as set forth in Section 4.23 of the Company Disclosure Letter, since the Interim Balance Sheet Date, (a) the Boxabl Companies have conducted the business in the ordinary course of business consistent with past practice, (b) there has not been any Company Material Adverse Effect; (c) other than in the ordinary course of business consistent with past practice, any purchase, redemption or other acquisition by the Company of any securities of the Boxabl Companies, and (d) any action taken or agreed upon by any of the Boxabl Companies that would be prohibited by Section 6.1 if such action were taken on or after the date hereof without the consent of Acquiror.
Section 4.24.   Anti-Corruption Compliance.
(a)   For the past five (5) years, none of the Boxabl Companies, nor, to the knowledge of the Company, any director, officer, employee or agent acting on behalf of the Boxabl Companies, has offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case of clauses (i) and (ii) in violation of the Anti-Bribery Laws.
(b)   Each of the Boxabl Companies has instituted and maintains policies and procedures reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws.
(c)   There are no current or, pending internal investigations or audits, or, to the knowledge of the Company, third-party investigations (including by any Governmental Authority), or external audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to the Boxabl Companies.
Section 4.25.   Information Supplied.   None of the information supplied or to be supplied by the Boxabl Companies specifically in writing for inclusion in the Registration Statement will, at the date on which the Proxy Statement/Registration Statement is first mailed to the Acquiror Stockholders or at the time of the Acquiror Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by Acquiror Entities for inclusion or incorporation by reference in the Proxy Statement/Registration Statement of any Acquiror SEC Filings; or (b) any pro forma financial statements, projections or forecasts included in the Proxy Statement/Registration Statement.
Section 4.26.   Transactions with Affiliates.   Except for employment relationships and compensation, benefits and travel advances provided in the ordinary course of business, transactions solely between Boxabl Companies or as disclosed on Section 4.26 of the Company Disclosure Letter, none of the Boxabl Companies nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Boxabl Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently a party to any transaction with a Boxabl Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Boxabl Company), (b) providing for the rental of real property or personal property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Boxabl Company in the ordinary course of business consistent with past practice) any Related Person.

Except as set forth on Section 4.26 of the Company Disclosure Letter, no Boxabl Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or material personal property, or material right, tangible or intangible (including Intellectual Property) which is used in the business of any Boxabl Company.
Section 4.27.   Brokers’ Fees.   Except as set forth on Section 4.27 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by any of the Boxabl Companies or any of their Affiliates for which Acquiror or any of the Boxabl Companies has any obligation.
Section 4.28.   No Additional Representation or Warranties; No Reliance.   Except as provided in this ARTICLE IV (as modified by the Company Disclosure Letter), and the representations and warranties as may be provided in other agreements entered into in connection with the transactions contemplated by this Agreement, none of the Boxabl Companies or Affiliates, nor any of their respective Representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to or with respect to this Agreement or the transactions contemplated hereby to Acquiror, Merger Sub or any of their Subsidiaries, Affiliates or Representatives. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS Section 4.28 (INCLUDING THE COMPANY DISCLOSURE LETTER), THE COMPANY MAKES NO OTHER REPRESENTATIONS OR WARRANTIES TO THE ACQUIROR ENTITIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPANY OR ITS SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, PROPERTIES, LIABILITIES, OR OBLIGATIONS, WHETHER ARISING BY STATUTE OR OTHERWISE IN LAW, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE. The Company acknowledges and agrees that, except for the representations and warranties contained in ARTICLE V (as modified by the Acquiror Disclosure Letter) and in other agreements entered into in connection with the transactions contemplated by this Agreement, neither Acquiror or its Affiliates nor any other Person has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any information, data, or statement regarding Acquiror or the transactions contemplated hereunder, including in respect of Acquiror the business, the operations, prospects, or condition (financial or otherwise), or the accuracy or completeness of any document, projection, material, statement, or other information not expressly set forth in ARTICLE V (as modified by the Acquiror Disclosure Letter) or in other agreements entered into in connection with the transactions contemplated by this Agreement. The Company is not relying on any representations or warranties other than those representations or warranties set forth in ARTICLE V (as modified by the Acquiror Disclosure Letter) and the representations and warranties as may be provided in other agreements entered into in connection with the transactions contemplated by this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF ACQUIROR ENTITIES
Except as set forth in (i) in the case of Acquiror, any Acquiror SEC Filings filed or furnished prior to the date hereof (excluding (a) any disclosures in any risk factors section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and other disclosures that are generally cautionary, predictive or forward-looking in nature and (b) any exhibits or other documents appended thereto) it being acknowledged that nothing disclosed in such Acquiror SEC Filings will be deemed to modify or qualify the representations and warranties set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.8, Section 5.10, and Section 5.12, or (ii) in the case of Acquiror Entities, in the disclosure letter delivered to the Company (the “Acquiror Disclosure Letter”) on the date of this Agreement (each section of which, subject to Section 11.9, qualifies the correspondingly numbered and lettered representations in this ARTICLE V), Acquiror Entities represent and warrant to the Company as follows:
Section 5.1.   Acquiror Organization.   Each Acquiror Entity has been duly incorporated, organized or formed and is validly existing as a corporation or exempted company in good standing (or equivalent status, to the extent that such concept exists) under the Laws of its jurisdiction of incorporation, organization or formation, and has the requisite company power and authority to own, lease or operate all of its properties and assets and to conduct its business as it is now being conducted. The copies of Governing Documents of Acquiror Entities, in each case, as amended to the date of this Agreement, previously delivered to the Company, are true, correct and complete. Merger Sub has no assets or operations other than those required to effect the transactions contemplated hereby. All of the equity interests of Merger Sub are held directly by Acquiror. Each Acquiror Entity is duly licensed or qualified and in good standing as a foreign corporation or company in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.
Section 5.2.   Due Authorization.
(a)   Each Acquiror Entity has all requisite corporate power and authority to (i) execute and deliver this Agreement and the documents contemplated hereby, and (ii) consummate the transactions contemplated hereby and thereby and perform all obligations to be performed by it hereunder and thereunder. This Agreement has been, and at or prior to the Closing, the other documents contemplated hereby will be, duly and validly executed and delivered by each of Acquiror Entity, and this Agreement constitutes, and at or prior to the Closing, the other documents contemplated hereby will constitute, a legal, valid and binding obligation of each Acquiror Entity, enforceable against each Acquiror Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.
(b)   The execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been (i) duly and validly authorized and approved by the Board of Directors of Acquiror, and by Acquiror as the sole stockholder of Merger Sub, and (ii) determined by the Board of Directors of Acquiror as advisable to Acquiror and the Acquiror Stockholders and recommended for approval by the Acquiror Stockholders. On or prior to the date of this Agreement, the Board of Directors of the Acquiror has duly adopted resolutions at a meeting or by unanimous written consent (i) determining that this Agreement and the other documents to which Acquiror is a party contemplated hereby and the transactions contemplated hereby and thereby are advisable and fair to, and in the best interests of, Acquiror and Acquiror’s Stockholders, (ii) authorizing and approving the execution, delivery and performance by Acquiror of this Agreement and the other documents to which Acquiror is a party contemplated hereby and the transactions contemplated hereby and thereby, and (iii) authorizing the issuance of the Total Share Consideration in connection with the Mergers, the issuance of Surviving Pubco Shares in connection with the any Transaction Financing and the issuance of Surviving Pubco Shares in connection with the conversion or redemption of Surviving Pubco Preferred Shares. No other action or proceeding on the part of the Acquiror Entities is necessary to authorize this Agreement and the documents contemplated hereby other than the Acquiror Stockholder Approvals.
Section 5.3.   No Conflict.   Subject to the Acquiror Stockholder Approvals, the execution and delivery of this Agreement by the Acquiror Entities and the other documents contemplated hereby by the Acquiror Entities and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate or conflict with any provision of, or result in the breach of or default under the Governing Documents of any of the Acquiror Entities (b) violate or conflict with any provision of, or result in the breach of, or default under any applicable Law or Governmental Order applicable to the Acquiror Entities, (c) violate or conflict with any provision of, or result in the breach of, result in the loss of any right or benefit, or cause acceleration, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which an Acquiror Entity is a party or by which an Acquiror Entity may be bound, or terminate or result in the termination of any such Contract or (d) result in the creation of any Lien upon any of the properties or assets of an Acquiror Entity, except, in the case of clauses (b) through (d), to the extent that the occurrence of the foregoing would not have, or would not reasonably be expected to have, individually or in the aggregate, an Acquiror Material Adverse Effect.
Section 5.4.   Litigation and Proceedings.   There are no pending or, to the knowledge of Acquiror, threatened Legal Proceedings against an Acquiror Entity, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There are no investigations or other inquiries pending or, to the knowledge of Acquiror, threatened by any Governmental Authority, against an Acquiror Entity, their respective properties or assets, or, to the knowledge of Acquiror, any of their respective directors, managers, officers or employees (in their capacity as such). There is no outstanding Governmental Order imposed upon an Acquiror Entity, nor are any assets of the Acquiror Entities’ respective businesses bound or subject to any Governmental Order the violation of which would, individually or in the aggregate, reasonably be expected to be material to Acquiror. Each Acquiror Entity is, and has since its inception been, in compliance with all applicable Laws in all material respects. Since Acquiror’s formation, the Acquiror Entities have not received any written notice of or been charged with the violation of any Laws, except where such violation has not been, individually or in the aggregate, material to Acquiror.
Section 5.5.   SEC Filings.   Except for or in respect of any changes (including any restatements of reports or of financial statements contained therein) to Acquiror’s historical or current accounting of Acquiror’s outstanding redeemable shares as temporary, as opposed to permanent, equity (“Redeemable Share Classification Changes”) and except for any delays in the filing of Acquiror’s periodic reports as they come due (which, as of the date hereof, have all since been filed with the SEC), Acquiror has timely filed or furnished all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing, the “Acquiror SEC Filings”). Subject to the Redeemable Share Classification Changes, each of the Acquiror SEC Filings, as of the respective date of its filing, and as of the date of any amendment, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder applicable to the Acquiror SEC Filings. As of the respective date of its filing (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), the Acquiror SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Filings. To the knowledge of Acquiror none of the Acquiror SEC Filings filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
Section 5.6.   Financial Statements; Internal Controls; Listing.
(a)   Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror, including its consolidated Subsidiaries, if any, is made known to Acquiror’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act. Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.
(b)   Each director and executive officer of Acquiror has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(c)   Acquiror has complied in all material respects with the applicable listing and corporate governance rules and regulations of the Capital Market of Nasdaq Stock Market (the “Nasdaq”). The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on Nasdaq. There is no Legal Proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or prohibit or terminate the listing of Acquiror Class A Common Stock on Nasdaq.

(d)   Each of the financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Filings was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Acquiror as at the respective dates thereof and for the respective periods indicated therein. The books and records of Acquiror have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.
(e)   There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(f)   Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.
Section 5.7.   Governmental Authorities; Consents.   Assuming the truth and completeness of the representations and warranties of the Company contained in this Agreement, no Governmental Authorization or consent, waiver, approval or authorization of, or designation, declaration or filing with, or notification to, any other Person is required on the part of the Acquiror Entities with respect to the Acquiror Entities’ execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) applicable requirements of the HSR Act, (ii) the filings with the Nevada Secretary of State contemplated by Section 2.4 and Section 7.6, (iii) the filing with the SEC of such reports under the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing with Nasdaq and such other compliance with Nasdaq rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and (v) as otherwise disclosed in Section 5.7 of the Acquiror Disclosure Letter.
Section 5.8.   Trust Account; Financial Capacity.   As of the date of this Agreement, Acquiror has at least $81,002,253.93 in the Trust Account (including, if applicable, deferred underwriting commissions and other fees being held in the Trust Account), such monies invested in United States government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act pursuant to the Investment Management Trust Agreement, dated as of January 28, 2025, by between Acquiror and Continental Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”) (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of the Acquiror and to the knowledge of Acquiror, the Trustee, enforceable against it and, to the knowledge of Acquiror, the Trustee in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated by Acquiror or, to the knowledge of Acquiror, the Trustee. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Acquiror SEC Filings to be inaccurate or that would entitle any Person (other than stockholders of Acquiror holding Acquiror Common Stock sold in Acquiror’s initial public offering who shall have elected to redeem their shares of Acquiror Common Stock pursuant to Acquiror’s Governing Documents and the underwriters of Acquiror’s initial public offering with respect to deferred underwriting commissions) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released other than to pay Taxes and payments with respect to all Acquiror Share Redemptions. There are no claims or proceedings pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has performed all material obligations required to be performed by it to date under, and is not in default, or breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.
Section 5.9.   Investment Company Act;   JOBS Act. Acquiror is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. Acquiror constitutes an “emerging growth company” within the meaning of the JOBS Act.
Section 5.10.     No Undisclosed Liabilities.   Except for any fees and expenses payable by the Acquiror Entities as a result of or in connection with the consummation of the transactions contemplated hereby, there is no liability, debt or obligation of or claim or judgment against an Acquiror Entity (whether direct or indirect, absolute or contingent, accrued or unaccrued, known or unknown, liquidated or unliquidated, or due or to become due), except for liabilities and obligations (i) reflected or reserved for on the financial statements or disclosed in the notes thereto included in Acquiror SEC Filings, (ii) that have arisen since the date of the most recent balance sheet included in the Acquiror SEC Filings in the ordinary course of business of the Acquiror Entities, or (iii) which would not be, or would not reasonably be expected to be, material to Acquiror.
Section 5.11.   Capitalization of Acquiror.
(a)   As of the date of this Agreement, the authorized share capital of Acquiror is (A) 100,000,000 shares of Acquiror Common Stock, 10,295,800 of which are issued and outstanding as of the date of this Agreement, (B) 1,000,000 shares of Acquiror Preferred Stock, none of which are issued and outstanding as of the date of this Agreement, and (C) 1,000,000 private placement warrants (as described in the final prospectus of Acquiror, dated as of January 28, 2025 and filed with the SEC (Registration No. 33-275155) on January 29, 2025, each exercisable for one share of Acquiror Common Stock at an exercise price of $15 per share (collectively, the “Acquiror Securities”). The foregoing represents all of the issued and outstanding Acquiror Securities as of the date of this Agreement. All issued and outstanding Acquiror Securities (i) have been duly authorized and validly issued and are fully paid and non-assessable; (ii) have been offered, sold and issued in compliance with applicable Law, including federal and state securities Laws, and all requirements set forth in (1) Acquiror’s Governing Documents, and (2) any other applicable Contracts governing the issuance of such securities; and (iii) are not subject to, nor have they been issued in violation of, any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, Acquiror’s Governing Documents or any Contract to which Acquiror is a party or otherwise bound.
(b)   Except for the Working Capital Loans, Acquiror’s Governing Documents and this Agreement, there is no outstanding Indebtedness of the Acquiror and there are no outstanding Contracts of Acquiror to repurchase, redeem or otherwise acquire any Acquiror Securities.
(c)   Except as set forth in this Section 5.11 or as contemplated by this Agreement or the other documents contemplated hereby, and other than in connection with any Transaction Financing, and the Working Capital Loans, Acquiror has not granted any outstanding options, stock appreciation rights, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Securities, or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, for the repurchase or redemption of any Acquiror Securities or the value of which is determined by reference to the Acquiror Securities, and there are no Contracts of any kind which may obligate Acquiror to issue, purchase, redeem or otherwise acquire any of its Acquiror Securities.
(d)   The Total Share Consideration when issued in accordance with the terms hereof, shall be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal securities Laws and not subject to, and not issued in violation of, any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, Acquiror’s Governing Documents, or any Contract to which

Acquiror is a party or otherwise bound, and shall not be subject to any Lien other than those set forth in the Ancillary Agreements and the Governing Documents of Acquiror and those arising under applicable securities Laws.
(e)   Acquiror has no Subsidiaries apart from Merger Sub, and does not own, directly or indirectly, any equity interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Acquiror is not party to any Contract that obligates Acquiror to invest money in, loan money to or make any capital contribution to any other Person.
(f)   Stockholders of Acquiror are not entitled to dissenter’s rights under the Nevada Act in connection with the transactions contemplated by this Agreement, and the Board of Directors of Acquiror has not adopted or approved any resolution pursuant to the Nevada Act or otherwise granting dissenter’s, appraisal or similar rights to any holder of shares of Acquiror or any other equity interests of or in Acquiror or to any other person.
Section 5.12.   Brokers’ Fees.   Except fees described in Section 5.12 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby based upon arrangements made by Acquiror or any of its Affiliates.
Section 5.13.   Taxes.
(a)   All income and other material Tax Returns required to be filed by or with respect to Acquiror or its Subsidiaries have been timely filed (taking into account any applicable extensions). All such Tax Returns are true, correct and complete in all material respects. All income or other material Taxes owed by Acquiror or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid.
(b)   Acquiror’s financial statements contain adequate reserves in accordance with GAAP for all liabilities for income and other material Taxes of the Acquiror Entities that have accrued but are not yet due and payable or that are being contested in good faith as of the dates thereof.
(c)   The Acquiror Entities have collected and withheld all material Taxes required to be collected and withheld from payments to third parties and have, within the time and manner prescribed by Law, paid over to the proper Governmental Authority all material amounts required to be collected or withheld and paid over under applicable Laws.
(d)   There is no Legal Proceeding currently pending or, to the knowledge of Acquiror, threatened in writing against Acquiror or any of its Subsidiaries by a Governmental Authority in a jurisdiction where such entity does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.
(e)   There are no claims, assessments, audits, examinations, investigations or other Legal Proceedings pending or currently outstanding against the Acquiror or any of its Subsidiaries in respect of any Tax, and neither the Acquiror nor any of its Subsidiaries has been notified in writing of any proposed Tax claims or assessments against it. There is no Tax deficiency outstanding, proposed in writing or assessed against the Acquiror or any of its Subsidiaries, which deficiency has not been satisfied by payment, settled or withdrawn.
(f)   There are no Liens with respect to Taxes upon the property or assets of Acquiror or its Subsidiaries, other than Permitted Liens.
(g)   Neither the Acquiror nor any of its Subsidiaries has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Acquiror or any of its Subsidiaries for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.
(h)   Neither the Acquiror nor any of its Subsidiaries has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any Tax authority that would reasonably be expected to have a material impact on its Taxes following the

Closing. No power of attorney that has been granted by the Acquiror or any of its Subsidiaries with respect to a Tax matter is currently in effect.
(i)   Neither the Acquiror nor any of its Subsidiaries has participated in, or sold, distributed or otherwise promoted, any “listed transaction,” as defined in U.S. Treasury Regulation Section  1.6011-4(b)(2).
(j)   Neither Acquiror nor any of its Subsidiaries is liable for Taxes of any other Person (other than the Acquiror or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Tax Law or as a transferee or successor or by Contract (other than customary commercial Contracts not primarily related to Taxes).
(k)   No Acquiror Entity is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any request for such a ruling, memorandum, or agreement outstanding.
(l)   No Acquiror Entity is a party to or bound by any Tax allocation, indemnity or sharing agreement that would have continuing effect after the Closing Date, other than, in each case, customary commercial Contracts not primarily related to Taxes.
(m)   No Acquiror Entity: (i) has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is or has been during the applicable period set forth in Section 897(c)(1), a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.
(n)   Section 5.13(n) of the Acquiror Disclosure Letter lists the U.S. federal and state income Tax classification of each Acquiror Entity, and, except as set forth in Section 5.13(o) of the Acquiror Disclosure Letter, such classification has not changed since the formation of each such entity.
(o)   No Acquiror Entity will be required to include any material item of income, or exclude any material item of deduction, for any taxable period (or portion thereof) after the Closing Date as a result of: (i) an installment sale transaction occurring before the Closing governed by Section 453 of the Code (or any similar provision of state, local or non-U.S. Law) or open transaction occurring before the Closing; (ii) a disposition occurring before the Closing reported as an open transaction for U.S. federal income Tax purposes (or any similar provision of state, local, or non-U.S. Law); (iii) any prepaid amounts received prior to the Closing or deferred revenue realized, accrued or received prior to the Closing; (iv) a change in method of accounting under Section 481 of the Code or any similar provision of state, local or non-U.S. Law for any taxable period (or portion thereof) ending on or prior to the Closing (or as a result of an impermissible method used prior to Closing); (v) an agreement entered into with any Governmental Authority (including a “closing agreement” under Section 7121 of the Code) prior to the Closing; or (vi) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) that occurred or were in existence prior to the Closing.
(p)   Neither the Acquiror nor any of its Subsidiaries has taken or agreed to take any action, or is aware of the existence of any fact, condition or circumstance, that could reasonably be expected to prevent or impede the Intended Tax Treatment.
Section 5.14.   Business Activities.
(a)   Since their respective incorporations, neither Acquiror nor any of its Subsidiaries has conducted any business activities other than activities: (i) in connection with its organization; or (ii) directed toward the accomplishment of a business combination in accordance with its Governing Documents. Except as set forth in the Governing Documents of Acquiror, there is no Contract or

Governmental Order binding upon Acquiror or any of its Subsidiaries or to which any of them is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material business practice of it or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing. No Acquiror Entity owns or leases any real property or personal property.
(b)   Except for this Agreement, the Ancillary Agreements and the other documents and transactions contemplated hereby and thereby (including with respect to expenses and fees incurred in connection therewith) or as described in the Acquiror SEC Filings, neither Acquiror nor any of its Subsidiaries is party to any Contract with any other Person that would require payments by Acquiror or any of its Subsidiaries after the date hereof in excess of $1,000,000 in the aggregate with respect to any individual Contract, other than Working Capital Loans. As of the date hereof, there are no amounts outstanding under any Working Capital Loans.
Section 5.15.   Stock Market Quotation.   The Acquiror Class A Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on Nasdaq under the symbol “FGMC”. Acquiror is in compliance with the rules of Nasdaq and there is no Legal Proceeding or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by Nasdaq or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Common Stock or terminate the listing of Acquiror Class A Common Stock on Nasdaq. None of Acquiror or any of its Subsidiaries has taken any action in an attempt to terminate the registration of the Acquiror Class A Common Stock under the Exchange Act except as contemplated by this Agreement.
Section 5.16.   Employees.   Other than any officers as described in the Acquiror SEC Filings and consultants and advisors in the ordinary course of business, Acquiror and Merger Sub have never employed any employees or retained any contractors. Acquiror and Merger Sub have never and do not currently maintain, sponsor, or contribute to or have any direct or material liability under any benefit plan.
Section 5.17.   Transactions with Affiliates.   Except as disclosed in the Acquiror SEC Filings, none of the Acquiror Entities nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of an Acquiror Entity or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) is presently a party to any transaction with an Acquiror Entity.
Section 5.18.   Anti-Corruption Compliance.   Since its inception, none of the Acquiror Entities, nor, to the knowledge of the Acquiror, any director, officer, employee or agent acting on behalf of the Acquiror Entities, has offered or given anything of value to: (i) any official or employee of a Governmental Authority, any political party or official thereof, or any candidate for political office or (ii) any other Person, in any such case while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official or employee of a Governmental Authority or candidate for political office, in each case in violation of the Anti-Bribery Laws. Each of the Acquiror Entities has instituted and maintains policies and procedures reasonably designed to ensure compliance in all material respects with the Anti-Bribery Laws. To the knowledge of the Acquiror, as of the date hereof, there are no current or pending internal investigations, third-party investigations (including by any Governmental Authority), or internal or external audits that address any material allegations or information concerning possible material violations of the Anti-Bribery Laws related to the Acquiror Entities.
Section 5.19.     Information Supplied.   None of the information supplied or to be supplied by the Acquiror Entities specifically in writing for inclusion in the Registration Statement will, at the date on which the Proxy Statement/Registration Statement is first mailed to the Acquiror Stockholders or at the time of the Acquiror Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Acquiror makes no representation, warranty or covenant with respect to: (a) statements made or incorporated by reference therein based on information supplied by the Boxabl Companies for inclusion or incorporation by reference in the Proxy Statement/Registration Statement or any Acquiror SEC Filings; or (b) any pro forma financial statements, projections or forecasts included in the Proxy Statement/Registration Statement.

Section 5.20.     No Additional Representation or Warranties.   Except as provided in this ARTICLE V (as modified by the Acquiror Disclosure Letter), and the representations and warranties as may be provided in the other agreements entered into in connection with the transactions contemplated by this Agreement, none of the Acquiror Entities nor any of their respective Representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to or with respect to this Agreement or the transactions contemplated hereby to the Company or any of its Subsidiaries or Affiliates. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS Section 5.20 (INCLUDING THE ACQUIROR DISCLOSURE LETTER), EACH OF THE ACQUIROR ENTITIES MAKES NO OTHER REPRESENTATIONS OR WARRANTIES TO THE BOXABL COMPANIES, ORAL OR WRITTEN, EXPRESS OR IMPLIED, WITH RESPECT TO EACH OF THE ACQUIROR ENTITIES OR ITS RESPECTIVE BUSINESSES, OPERATIONS, PROPERTIES, LIABILITIES, OR OBLIGATIONS, WHETHER ARISING BY STATUTE OR OTHERWISE IN LAW, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR OTHERWISE. Each of the Acquiror Entities acknowledges and agrees that, except for the representations and warranties contained in ARTICLE IV (as modified by the Company Disclosure Letter) and in other agreements entered into in connection with the transactions contemplated by this Agreement, neither Company or its Affiliates nor any other Person has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any information, data, or statement regarding the Boxabl Companies or the transactions contemplated hereunder, including in respect of the Company and the business, the operations, prospects, or condition (financial or otherwise), or the accuracy or completeness of any document, projection, material, statement, or other information not expressly set forth in ARTICLE IV (as modified by the Company Disclosure Letter) or in other agreements entered into in connection with the transactions contemplated by this Agreement. Each of the Acquiror Entities is not relying on any representations or warranties other than those representations or warranties set forth in ARTICLE IV (as modified by the Company Disclosure Letter) and the representations and warranties as may be provided in other agreements entered into in connection with the transactions contemplated by this Agreement.
ARTICLE VI
COVENANTS OF THE COMPANY
Section 6.1.   Conduct of Business.   From the date of this Agreement through the earlier of the Closing or valid termination of this Agreement pursuant to ARTICLE X (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as set forth on Section 6.1 of the Company Disclosure Letter, as otherwise explicitly required by this Agreement or the Ancillary Agreements, as required by applicable Law or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) operate the business of the Company and its Subsidiaries in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, during the Interim Period, except as set forth on Section 6.1 of the Company Disclosure Letter or as consented to by Acquiror in writing (which consent, other than in connection with Section 6.1(b), shall not be unreasonably conditioned, withheld, delayed or denied) the Company shall not, and the Company shall cause its Subsidiaries not to, except as otherwise contemplated by this Agreement or the Ancillary Agreements or required by Law:
(a)   change or amend the Governing Documents of the Company (other than by the Company Charter) or any of the Company’s Subsidiaries or;
(b)   issue, sell, pledge, dispose of, grant, transfer, subject to any Lien or encumber any shares of capital stock of, or other securities in, the Boxabl Companies;
(c)   split, combine, reclassify, recapitalize or otherwise amend any terms of any securities or series of the Company’s or any of its Subsidiaries’ capital stock or equity interests, except for any such transaction by a wholly owned Subsidiary of the Company that remains a wholly owned Subsidiary of the Company after consummation of such transaction;
(d)   purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, membership interests or other equity interests of the Boxabl Companies, except for (i) the acquisition by the Boxabl Companies of any shares of capital stock, membership interests or other equity interests of the Boxabl Companies in connection with the forfeiture or cancellation of such interests, (ii) transactions between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company and (iii) transactions pursuant to Company Material Contracts in effect as of the date hereof;
(e)   enter into, modify or otherwise amend in a manner adverse to the Boxabl Companies, waive any material right or obligation, or terminate (other than expiration in accordance with its terms or termination due to uncured breach) any Company Material Contract or Contract of a type required to be listed on Section 4.13(a) of the Company Disclosure Letter had such Contract been entered into prior to the date of this Agreement, other than (i) in the ordinary course of business consistent with past practices or as required by Law or (ii) in accordance with Section 8.10;
(f)   enter into, modify or otherwise amend, waive any material right or obligation, or terminate any Contract with an Affiliate of the Company other than as required by Law;
(g)   sell, assign, transfer, convey, lease, subject to any Lien or encumber or otherwise dispose of any material tangible assets or properties of the Boxabl Companies, except for (i) transactions among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, or (ii) transactions in the ordinary course of business consistent with past practice and/or due to obsolescence;
(h)   except as otherwise required by Law, existing Company Benefit Plans, this Agreement or the Contracts listed on Section 4.13 of the Company Disclosure Letter, (i) grant any equity-based compensation, severance, retention, change in control or termination or similar pay, (ii) make any change in the key management structure of the Boxabl Companies, including the hiring of additional officers or the termination of existing officers, in each case, with base annual compensation in excess of $300,000, other than terminations for cause or due to death, disability, resignation or retirement, (iii) terminate, adopt, enter into or materially amend any Company Benefit Plan (other than to conduct its annual renewal and reenrollment of its health and welfare plans in the ordinary course of business), (iv) increase the cash compensation or bonus opportunity of any employee, officer, director or other individual service provider, except in the ordinary course of business consistent with past practice or as reflected in any budget or financial forecast provided to Acquiror prior to the date hereof, (v) establish any trust or take any other action to secure the payment of any compensation payable by the Boxabl Companies, or (vi) take any action to amend or waive any performance or vesting criteria or to accelerate the time of payment or vesting of any compensation or benefit payable by the Boxabl Companies;
(i)   enter into or extend any collective bargaining agreement or similar labor agreement, other than as required by applicable Law, or recognize or certify any labor union, labor organization, or group of employees of the Boxabl Companies as the bargaining representative for any employees of the Boxabl Companies;
(j)   (x) merge, consolidate or combine with any Person or (y) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets;
(k)   (i) issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Boxabl Companies, (ii) incur, advance, make capital contributions to, or investments in, assume or otherwise become liable for any Indebtedness for borrowed money in excess of $500,000 individually or $1,000,000 in the aggregate, (iii) guarantee any Indebtedness of another Person in excess of $500,000 individually or $1,000,000 in the aggregate, (iv) make or commit to make capital expenditures other than in an amount not in excess of $2,000,000, in the aggregate, except in the ordinary course of business and consistent with past practice, or (v)  create any material Liens on any material property or assets of any of the Boxabl Companies in connection with any Indebtedness thereof (other than Permitted Liens);
(l)   (i) make, rescind or otherwise change any material election relating to Taxes, (ii) settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to a material amount of Taxes, (iii) enter into any closing agreement in respect of a material amount of Tax, (iv) file any amended income or other material Tax Return, (v) surrender any material claim for refund, (vi) make any material change in its Tax policies or procedures or (vii) consent to any extension or waiver of any limitation period with respect to any income or other material Tax claim or assessment, other than any extensions or waivers requested in the ordinary course of business in connection with any property Tax claims or assessments;
(m)   adopt a plan of, or otherwise enter into or effect a, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Boxabl Company;
(n)   waive, release, settle, compromise or otherwise resolve any inquiry, investigation, claim, litigation or other Legal Proceedings, other than where such action is solely monetary in nature and do not exceed $100,000 individually or $1,000,000 in the aggregate;
(o)   transfer, license, sublicense, sell, transfer, assign, dispose of, abandon, fail to enforce or permit to lapse any rights to any Company IP, Company IP Licenses or Outbound IP Licenses;
(p)   terminate without replacement or amend in a manner materially detrimental to the Boxabl Companies, taken as a whole any License or Insurance Policy; or
(q)   authorize, agree in writing or otherwise agree, commit or resolve to take any of the actions described in this Section 6.1.
The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Acquiror or Merger Sub, directly or indirectly, the right to control or direct the business or operations of the Company and its Subsidiaries any time prior to the First Effective Time. Prior to the First Effective Time, the Company and its Subsidiaries will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
Section 6.2.   Inspection.   Subject to confidentiality obligations that may be applicable to information furnished to the Boxabl Companies by third parties that may be in the Boxabl Companies’ possession from time to time, and except for any information that is subject to attorney-client privilege (provided that to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), and to the extent permitted by applicable Law, (a) the Company shall, and shall cause its Subsidiaries to, afford to Acquiror and its accountants, counsel and other representatives reasonable access during the Interim Period (including for the purpose of coordinating transition planning for employees), during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of the Boxabl Companies, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Boxabl Companies, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Boxabl Companies as such representatives may reasonably request, including all monthly income statements prepared by the Boxabl Companies; provided that such access shall not include any unreasonably invasive or intrusive investigations or other testing, sample or analysis of any properties, facilities or equipment of the Boxabl Companies without the prior written consent of the Company, and (b) the Company shall, and shall cause its Subsidiaries to, provide to Acquiror and, if applicable, its accountants, counsel or other representatives, (x) such information and such other materials and resources relating to any material Legal Proceeding initiated, pending or threatened during the Interim Period, in each case, as Acquiror or such representative may reasonably request, (y) prompt written notice of any material status updates in connection with any such material Legal Proceedings, and (z) copies of any communications sent or received by the Boxabl Companies in connection with such material Legal Proceedings, matters and decisions (and, if any such communications occurred orally, the Company shall, and shall cause its Subsidiaries to, memorialize such communications in writing to Acquiror). All information obtained by Acquiror and its Subsidiaries and their respective representatives pursuant to this Section 6.2 shall be subject to the Confidentiality Agreement. Neither Acquiror nor its accountants, counsel and other representatives will contact any employee, customer, or supplier of any Boxabl Company without the prior written consent of the Company, and the Company shall have the right to have a representative participate in any such discussion.

Section 6.3.   Affiliate Agreements.   All Contracts set forth on Section 6.3 of the Company Disclosure Letter shall be terminated or settled at or prior to the Closing without further liability to Acquiror, the Boxabl Companies or any of the Company’s Subsidiaries, in each case, except as otherwise set forth on Section 6.3 of the Company Disclosure Letter.
Section 6.4.   No Trading.   The Company acknowledges and agrees that it is aware, and that the Company’s Representatives are aware, or upon receipt of any material nonpublic information will be advised, of the restrictions imposed by Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of Acquiror (other than engaging in the transactions described herein), communicate such information to any third party (other than its Representatives that need to know such information in furtherance of the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements), take any other action with respect to Acquiror in violation of such Laws, or cause or encourage any third party to do any of the foregoing.
Section 6.5.   280G Approval.   To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), the Company will: (a) no later than ten (10) days prior to the Closing Date, use commercially reasonable efforts to solicit and obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments and/or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than three (3) days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a) above, submit to a vote of holders of the equity interests of the Company entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than four (4) days prior to soliciting such waivers and approval, the Company shall provide drafts of such waivers and approval materials to Acquiror for its reasonable review and comment, and the Company shall consider in good faith any changes reasonably requested by Acquiror. No later than seven (7) days prior to soliciting the waivers, the Company shall provide Acquiror with the calculations and related documentation to determine whether and to what extent the vote described in this Section 6.5 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code. In connection with the foregoing, Acquiror shall provide the Company with all information reasonably necessary to allow the Company to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any employment agreement or other agreement, arrangement or contract entered into or negotiated by Acquiror or its Affiliates (“Acquiror Payments”), together with all other payments described in Section 280G(b)(2)(A)(i) of the Code, could reasonably be considered to be “parachute payments” within the meaning of Section 280G(b)(2) of the Code at least ten (10) Business Days prior to the Closing Date (and shall further provide any such updated information as is reasonably necessary prior to the Closing Date). Notwithstanding anything to the contrary in this Section 6.5 or otherwise in this Agreement, to the extent Acquiror has provided inaccurate information, or the Acquiror’s omission of information has resulted in inaccurate information, with respect to any Acquiror Payments, there shall be no breach of the covenant contained herein or the representation set forth in Section 4.14(f) and Section 4.14(g), above to the extent caused by such inaccurate or omitted information. Prior to the Closing Date, the Company shall deliver to Acquiror evidence that a vote of the Company Security Holders was solicited in accordance with the foregoing and whether the requisite number of votes was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained. This Section 6.5 shall become operative only if the Parties, acting in good faith consultation with each other, determine that it shall become operative.
ARTICLE VII
COVENANTS OF ACQUIROR
Section 7.1.   Stockholder Litigation.   In the event that any litigation related to this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby is brought, or, to the knowledge of

Acquiror, threatened in writing, against Acquiror or the Board of Directors of Acquiror by any of Acquiror’s Stockholders prior to the Closing, Acquiror shall promptly notify the Company in writing of any such litigation and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such litigation, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle any such litigation without prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed.
Section 7.2.   Trust Account.   Upon satisfaction or waiver of the conditions set forth in ARTICLE IX (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice Acquiror shall provide to the Trustee in accordance with the terms of the Trust Agreement) in accordance with and pursuant to the Trust Agreement, at the Closing, Acquiror shall: (a) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, including providing the Trustee with that trust termination letter sending a termination substantially in the applicable form attached to the Trust Agreement (the “Trust Termination Letter”), (b) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to, (i) pay as and when due all amounts payable to Acquiror Stockholders pursuant to the Acquiror Share Redemptions, (ii) pay all amounts due in respect of the unpaid Company Transaction Expenses and unpaid Acquiror Transaction Expenses as of the Closing Date, and (iii) immediately following the payments described in clauses (i) and (ii) above, pay all remaining amounts then available in the Trust Account to the account(s) designated in writing by Acquiror, and (c) thereafter, cause the Trust Account to terminate, except as otherwise provided therein.
Section 7.3.   Listing.   From the date hereof through the Closing, Acquiror shall use its reasonable best efforts to (a) remain listed as a public company on Nasdaq, (b) prepare and submit to Nasdaq or the NYSE (as reasonably agreed by the Parties in good faith) a listing application, if required under Nasdaq or NYSE rules and regulations, as promptly as practicable after the execution of this Agreement, covering the Surviving Pubco Common Shares, and (c) obtain approval for the listing of such Surviving Pubco Common Shares. The Company shall reasonably cooperate with Acquiror with respect to such listing and shall be given a reasonable opportunity to review and comment on such application and other proposed filings with Nasdaq or NYSE.
Section 7.4.   Conduct of Business.
(a)   During the Interim Period, Acquiror shall, and shall cause its Subsidiaries to, except as otherwise explicitly required by this Agreement or the Ancillary Agreements, as required by applicable Law or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied) use reasonable best efforts to, operate the business of Acquiror in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Acquiror shall not, and Acquiror shall cause its Subsidiaries not to, except as otherwise contemplated by this Agreement or the Ancillary Agreements or as required by applicable Law:
(i)   change, modify or amend or seek any approval from the Acquiror Stockholders to change, modify or amend, the Trust Agreement or any other agreement related to the Trust Account or the Governing Documents of the Acquiror Entities, except as contemplated by the Acquiror Transaction Proposals or the Acquiror Conversion;
(ii)   (x) make or declare any dividend or distribution to the Acquiror’s Stockholders or make any other distributions in respect of any of Acquiror’s or its Subsidiaries’ share capital or equity interests, (y) split, combine, reclassify or otherwise amend any terms of any shares or series of Acquiror’s or any of its Subsidiaries’ equity interests or (z) purchase, repurchase, redeem or otherwise acquire any issued and outstanding share capital, outstanding shares of capital stock, share capital or membership interests, warrants or other equity interests of the Acquiror Entities, other than a redemption of shares of Acquiror Class A Common Stock made as part of the Acquiror Share Redemptions;

(iii)   create, incur or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Acquiror or any of its Subsidiaries, other than Working Capital Loans;
(iv)   (A) issue any Acquiror Securities or securities exercisable for or convertible into Acquiror Securities, other than the issuances contemplated by ARTICLE III or issuances of Surviving Pubco Shares pursuant to any Transaction Financing, or (B) grant any options, warrants or other equity-based awards with respect to Acquiror Securities not outstanding on the date hereof;
(v)   merge or consolidate itself with any Person, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Acquiror (other than the Acquiror Conversion or the Mergers);
(vi)   except for the Ancillary Agreements, enter into or amend any Contract with an Affiliate (including, for the avoidance of doubt, (x) the Sponsor, and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of five percent (5%) or greater);
(vii)     discharge, settle, compromise, satisfy or consent to any entry of any judgment with respect to any pending Legal Proceeding or Legal Proceeding threatened in writing;
(viii)    other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;
(ix)   make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or applicable Law;
(x)   (i) make, rescind or otherwise change any material election relating to Taxes, (ii) settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to a material amount of Taxes, (iii) enter into any closing agreement in respect of a material amount of Tax, (iv) file any amended income or other material Tax Return, (v) surrender any material claim for refund, (vi) make any material change in its Tax policies or procedures or (vii) consent to any extension or waiver of any limitation period with respect to any income or other material Tax claim or assessment; or
(xi)   enter into any agreement to do any action prohibited under this Section 7.4.
(b)   During the Interim Period, (i) Acquiror shall, and shall cause its Subsidiaries to comply with, and continue performing under, as applicable, Acquiror’s Governing Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party, other than such agreements or Contracts in violation of this Agreement, and (ii) Acquiror shall remain a “blank check company” as defined under the Securities Act and shall use commercially reasonable efforts to keep current and timely file all of its public filings with the SEC.
(c)   The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Company, directly or indirectly, the right to control or direct the business or operations of the Acquiror and Merger Sub any time prior to the First Effective Time. Prior to the First Effective Time, Acquiror and Merger Sub will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.
Section 7.5.   Transaction Financing.   Acquiror and the Company shall, and Acquiror shall cause the Sponsor to, in good faith, reasonably cooperate with and support the efforts of the Company and/or Acquiror to pursue and consummate any Transaction Financing. Such cooperation and support shall include, without limitation, providing reasonably requested information, documents, or materials in the possession or control of the applicable Parties, participating in customary due diligence processes, and facilitating communications with potential investors or lenders, in each case to the extent reasonably necessary to assist the Company, Acquiror or the Sponsor in their respective Transaction Financing efforts; provided, however, that no Party shall be obligated to undertake any efforts to independently raise or secure such Transaction Financing or to incur any liability or obligation in connection therewith, unless expressly agreed otherwise in writing. For the avoidance of doubt, no minimum level of cash shall be required to be held by Acquiror prior to or at Closing.
Section 7.6.   Post-Closing Directors of Surviving Pubco.   Acquiror shall take all such action within its power as may be necessary or appropriate such that immediately following the Second Effective Time:
(a)   the Board of Directors of Surviving Pubco shall initially consist of five (5) directors, a majority of which will be independent under Nasdaq or NYSE rules and regulations, as applicable, and shall initially include:
(i)   four (4) director nominees designated by the Company; and
(ii)   one (1) director nominee designated by the Acquiror.
(b)   Within 45 days after the date hereof, each of the Company and the Acquiror shall provide to the other Party a list of such Party’s director designees pursuant to Section 7.6(a).
(c)   If any Person nominated pursuant to Section 7.6(a) is not duly elected at the Acquiror’s Stockholders’ Meeting, the Parties shall take all necessary action to fill any such vacancy on the board of directors of Acquiror with an alternative Person designated by the Company or Acquiror pursuant to Section 7.6(a).
Section 7.7.   Inspection.   Subject to confidentiality obligations that may be applicable to information furnished to Acquiror by third parties that may be in the Acquiror’s possession from time to time, and except for any information that is subject to attorney-client privilege (provided that to the extent possible, the parties shall cooperate in good faith to permit disclosure of such information in a manner that preserves such privilege or compliance with such confidentiality obligation), and to the extent permitted by applicable Law, Acquiror shall, and shall cause its Subsidiaries to, afford to the Company and its accountants, counsel and other representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not materially interfere with the ordinary course of business of Acquiror, to all of the properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Acquiror, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of Acquiror as such representatives may reasonably request. All information obtained by the Company and its respective representatives pursuant to this Section 7.7 shall be subject to the Confidentiality Agreement.
ARTICLE VIII
JOINT COVENANTS
Section 8.1.   HSR Act; Other Filings.
(a)   In connection with the transactions contemplated hereby, each of the Company and Acquiror shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act, if required. Each of the Company and Acquiror shall substantially comply with any Antitrust Information or Document Requests.
(b)   Each of the Company and Acquiror shall (and, to the extent required, shall cause its Affiliates to) request early termination (if available) of any waiting period under the HSR Act and exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act, if required, and (ii) prevent the entry, in any Legal Proceeding brought by an Antitrust Authority or any other Person, of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated hereby.
(c)   Acquiror, the Company and their respective affiliates shall cooperate in good faith with Governmental Authorities and undertake promptly any and all action required to complete lawfully the transactions contemplated hereby as soon as practicable (but in any event prior to the Agreement End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger; provided, however, that none of Acquiror, Sponsor, the Company, nor any of their respective Affiliates shall be required to (i) divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of their respective businesses or to otherwise propose, proffer or agree to any other requirement, obligation, condition or restriction on the conduct of any such business or (ii) terminate, amend or assign existing relationships and contractual rights and obligations thereof. Notwithstanding anything to the contrary, the foregoing shall not restrict Acquiror, the Company, nor any of their respective Affiliates in any way with respect to the pursuit of any transaction for such Affiliates’ investment vehicles other than Acquiror and the Company and their respective Subsidiaries.
(d)   With respect to each of the above filings, and any other requests, inquiries, Legal Proceedings or other proceedings by or from Governmental Authorities, each of the Company and Acquiror shall (and, to the extent required, shall cause its controlled Affiliates to) (i) diligently and expeditiously defend and use reasonable best efforts to obtain any necessary clearance, approval, consent, or Governmental Authorization under Laws prescribed or enforceable by any Governmental Authority for the transactions contemplated by this Agreement and to resolve any objections as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement; and (ii) cooperate fully with each other in the defense of such matters. To the extent not prohibited by Law, the Company shall promptly furnish to Acquiror, and Acquiror shall promptly furnish to the Company, copies of any notices or written communications received by such party or any of its Affiliates from any third party or any Governmental Authority with respect to the transactions contemplated hereby, and each party shall permit counsel to the other parties an opportunity to review in advance, and each party shall consider in good faith the views of such counsel in connection with, any proposed written communications by such party and/or its Affiliates to any Governmental Authority concerning the transactions contemplated hereby; provided that none of the parties shall extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of the other parties. To the extent not prohibited by Law, the Company agrees to provide Acquiror and its counsel, and Acquiror agrees to provide the Company and its counsel, the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between such party and/or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.
(e)   Each of the Company, on the one hand, and Acquiror, on the other, shall be responsible for and pay one-half of the filing fees payable to the Antitrust Authorities in connection with the transactions contemplated hereby.
Section 8.2.   Preparation of Proxy Statement/Registration Statement; Stockholders’ Meeting and Approvals.
(a)   Registration Statement and Prospectus.
(i)   As promptly as practicable after the execution of this Agreement, (x) Acquiror and the Company shall jointly prepare and Acquiror and the Company, as applicable, shall file with the SEC, mutually acceptable materials which shall include a joint proxy statement to be sent to the Acquiror Stockholders relating to the Acquiror Stockholders’ Meeting and to the holders of Company Common Stock relating to the Company Stockholders’ Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement/Registration Statement”), and (y) Acquiror shall prepare (with the Company’s reasonable and prompt cooperation (including causing its Subsidiaries and representatives to cooperate)) and file with the SEC the Proxy Statement/Registration Statement, in which the Proxy Statement/Registration Statement will be included as a prospectus, in connection with the registration under the Securities Act of the Surviving Pubco Shares issuable as Total Share Consideration (collectively, the “Registration Statement Securities”). Each of Acquiror and the Company shall use its reasonable best efforts to cause the Proxy Statement/Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Proxy Statement/Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Proxy Statement/Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Acquiror also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. Each of Acquiror and the Company agrees to promptly furnish to the other party all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equity holders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Proxy Statement/Registration Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of Acquiror, the Company or their respective Subsidiaries to any regulatory authority (including the NYSE and Nasdaq) in connection with the Mergers and the other transactions contemplated hereby (the “Offer Documents”). Acquiror will cause the Proxy Statement/Registration Statement to be mailed to the Acquiror Stockholders in each case promptly after the Proxy Statement/Registration Statement is declared effective under the Securities Act. The Proxy Statement/Registration Statement shall comply with all applicable requirements under the Dissenter’s Rights Statutes.
(ii)   To the extent not prohibited by Law, each Party shall advise the other, reasonably promptly after it receives notice thereof, of the time when the Proxy Statement/Registration Statement, as applicable, has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the Acquiror Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement/Registration Statement, as applicable, or for additional information. To the extent not prohibited by Law, each Party and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement/Registration Statement, as applicable, and any Offer Document each time before any such document is filed with the SEC, and each Party shall give reasonable and good faith consideration to any comments made by the other and its counsel. To the extent not prohibited by Law, each Party shall provide the other and its counsel with (A) any comments or other communications, whether written or oral, that it or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement/Registration Statement, as applicable, or Offer Documents promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of such Party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with such Party or its counsel in any discussions or meetings with the SEC.
(iii)   Each of Acquiror and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Proxy Statement/Registration Statement will, at the time the Proxy Statement/Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading or (B) the Proxy Statement/Registration Statement will, at the date it is first mailed to the Acquiror Stockholders and at the time of the Acquiror Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(iv)   If at any time prior to the Closing any information relating to the Company, Acquiror or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or Acquiror, which is required to be set forth in an amendment or supplement to the Proxy Statement/Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the Proxy Statement/Registration Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Acquiror Stockholders.
(b)   Acquiror Stockholder Approvals.   Acquiror shall (a) as promptly as practicable after the Proxy Statement/Registration Statement is declared effective under the Securities Act, (i) cause the Proxy Statement/Registration Statement to be disseminated to Acquiror Stockholders in compliance with applicable Law, (ii) duly (1) give notice of and (2) convene and hold a meeting of its stockholders (the “Acquiror Stockholders’ Meeting”) in accordance with Acquiror’s Governing Documents and Nasdaq requirements, for a date no later than thirty (30) Business Days following the date the Proxy Statement/Registration Statement is declared effective, and (iii) solicit proxies from the holders of Acquiror Common Stock to vote in favor of each of the Acquiror Transaction Proposals, and (b) provide its stockholders with the opportunity to elect to effect an Acquiror Share Redemption. Acquiror shall, through its Board of Directors, recommend to its stockholders the (A) adoption and approval of this Agreement in accordance with applicable Law and exchange rules and regulations, including approval of the Mergers, (B) approval of the issuance of shares of Total Share Consideration in connection with the Mergers, (C) election of directors effective as of the Closing as contemplated by Section 7.6(a), (D) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement/Registration Statement or correspondence related thereto, (E) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, (F) approval of the Acquiror Charter Amendment and (G) adjournment of the Acquiror Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (G), together, the “Acquiror Transaction Proposals”), and include such recommendation in the Proxy Statement/Registration Statement. The Board of Directors of Acquiror shall not withdraw, amend, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, its recommendation to the Acquiror’s Stockholders that they vote in favor of the Acquiror Transaction Proposals (together with any withdrawal, amendment, qualification or modification of its recommendation to the Acquiror’s Stockholders described in this Section 8.2(b), an “Acquiror Modification in Recommendation”). To the fullest extent permitted by applicable Law, (x) Acquiror’s obligations to establish a record date for, duly call, give notice of, convene and hold the Acquiror Stockholders’ Meeting shall not be affected by any Acquiror Modification in Recommendation, (y) Acquiror agrees to establish a record date for, duly call, give notice of, convene and hold the Acquiror Stockholders’ Meeting and submit for approval the Acquiror Transaction Proposals and (z) Acquiror agrees that if the Acquiror Stockholder Approvals shall not have been obtained at any such Acquiror Stockholders’ Meeting, then Acquiror shall promptly continue to use its reasonable best efforts to take actions, including the actions required by this Section 8.2(b), and hold additional Acquiror Stockholders’ Meetings in order to obtain the Acquiror Stockholder Approvals. Acquiror may only adjourn (and, in the case of clauses (i) and (ii), shall adjourn) the Acquiror Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Stockholder Approvals, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Acquiror has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Acquiror Stockholders prior to the Acquiror Stockholders’ Meeting; provided that the Acquiror Stockholders’ Meeting (x) may not be adjourned to a date that is more than fifteen (15) Business Days after the date for which the Acquiror Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) shall not be held later than five (5) Business Days prior to the Agreement End Date. Acquiror agrees that it shall provide the holders of shares of Acquiror Class A Common Stock the opportunity to elect redemption of such shares of Acquiror Class A Common Stock in connection with the Acquiror Stockholders’ Meeting, as required by Acquiror’s Governing Documents.

(c)   Company Stockholder Approval.   The Company shall as promptly as practicable after the Proxy Statement/Registration Statement is declared effective under the Securities Act, (i) cause the Proxy Statement/Registration Statement to be disseminated to Company Stockholders in compliance with applicable Law, (ii) duly (1) give notice of and (2) convene and hold a meeting of its stockholders (the “Company Stockholders’ Meeting”) in accordance with the Company’s Governing Documents, for a date no later than thirty (30) Business Days following the date the Proxy Statement/Registration Statement is declared effective, and (iii) solicit proxies from the holders of Company Common Stock to vote in favor of each of the Company Transaction Proposals. The Company shall, through its Board of Directors, recommend to its stockholders the (A) approval of the First Merger in accordance with applicable Law and exchange rules and regulations, (B) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement/Registration Statement or correspondence related thereto, (C) adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transactions contemplated hereby, and (D) postponement or adjournment of the Company Stockholders’ Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (D), together, the “Company Transaction Proposals”), and include such recommendation in the Proxy Statement/Registration Statement. The Board of Directors of the Company shall not withdraw, amend, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, its recommendation to the Company Stockholders that they vote in favor of the Company Transaction Proposals (any such withdrawal, amendment, qualification or modification of its recommendation to the Company Stockholders described in this Section 8.2(c) or public proposal to do the same, a “Company Modification in Recommendation”). To the fullest extent permitted by applicable Law, (x) Company’s obligations to establish a record date for, duly call, give notice of, convene and hold the Company Stockholders’ Meeting shall not be affected by any Company Modification in Recommendation, (y) the Company agrees to establish a record date for, duly call, give notice of, convene and hold the Company Stockholders’ Meeting and submit for approval the Company Transaction Proposals and (z) the Company agrees that if the Company Stockholder Approval shall not have been obtained at any such Company Stockholders’ Meeting, then the Company shall promptly continue to use its reasonable best efforts to take actions, including the actions required by this Section 8.2(c), and hold additional Company Stockholders’ Meetings in order to obtain the Company Stockholder Approval. The Company may only postpone or adjourn (and, in the case of clauses (i) and (ii), shall adjourn) the Company Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s Stockholders prior to the Company Stockholders’ Meeting; provided that the Company Stockholders’ Meeting (x) may not be adjourned to a date that is more than fifteen (15) Business Days after the date for which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (y) shall not be held later than five (5) Business Days prior to the Agreement End Date.
Section 8.3.   Support of Transaction.   Without limiting any covenant contained in ARTICLE VI or ARTICLE VII, Acquiror and the Company shall each, and each shall cause its Subsidiaries to (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any of Acquiror, or the Company or their respective Affiliates are required to obtain in order to consummate the Merger, and (b) take such other action as may be reasonably necessary or as another party hereto may reasonably request to satisfy the conditions of ARTICLE IX or otherwise to comply with this Agreement and to consummate the transactions contemplated hereby as soon as practicable.
Section 8.4.   Certain Tax Matters.
(a)   Intended Tax Treatment.
(i)   The Parties intend that each of the Mergers, taken together, qualifies for the Intended Tax Treatment. The Mergers shall be reported by the Parties for all applicable Tax purposes in accordance with the Intended Tax Treatment, and the Parties will not take any inconsistent position on any Tax Return or during the course of any action, audit, or other similar proceeding with respect to Taxes, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of applicable Law). Each of the Parties agrees to use reasonable best efforts to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority.
(ii)   The Acquiror shall promptly notify the Company if, at any time before the First Effective Time, the Acquiror becomes aware of any fact or circumstance that could reasonably be expected to prevent, cause a failure of, or impede the Intended Tax Treatment. The Company shall promptly notify the Acquiror if, at any time before the First Effective Time, the Company becomes aware of any fact or circumstance that could reasonably be expected to prevent, cause a failure of, or impede the Intended Tax Treatment.
(iii)   Each of the Parties shall use its reasonable best efforts to cause each of the Mergers, taken together, to qualify for the Intended Tax Treatment, and no such Party shall take or cause to be taken or knowingly fail to take or cause to be taken any action which could reasonably be expected to prevent or impede the Intended Tax Treatment. The Parties shall reasonably cooperate with each other and their respective tax counsel to document and support the Intended Tax Treatment, including by taking the actions set forth on Section 8.4(a) of the Company Disclosure Letter.
(iv)   The Parties hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
(b)   Transfer Taxes.   Any and all transfer, documentary, sales, use, real property, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any associated penalties and interest) incurred in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be borne by the Party responsible therefor under applicable Law. For the avoidance of doubt, Transfer Taxes shall not include any federal, state, local or non-U.S. Taxes measured by or based upon income or gains. The Party responsible for filing Tax Returns and other documentation with respect to Transfer Taxes shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes. The Parties shall cooperate in good faith to minimize the amount of any Transfer Taxes payable in connection with the Mergers.
(c)   Opinion.   In the event the SEC requires a tax opinion regarding the Intended Tax Treatment, the Company shall cause Winston & Strawn LLP to deliver such tax opinion to the Company. Each party shall use reasonable best efforts to execute and deliver customary Tax representation letters to the applicable Tax advisor in form and substance reasonably satisfactory to such advisor. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Intended Tax Treatment.
Section 8.5.   Cooperation; Consultation.
(a)   Prior to Closing, each of the Company and Acquiror shall, and each of them shall cause its respective Subsidiaries (as applicable) and its and their officers, directors, managers, employees, consultants, counsel, accounts, agents and other representatives to, reasonably cooperate in a timely manner in connection with any Transaction Financing and any other financing arrangement the parties mutually agree to seek in connection with the transactions contemplated by this Agreement (it being understood and agreed that the consummation of any such financing by the Company or Acquiror shall be subject to the parties’ mutual agreement), including (if mutually agreed by the parties) (i) by providing such information and assistance as the other party may reasonably request, (ii) granting such access to the other party and its representatives as may be reasonably necessary for their due diligence, and (iii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to such financing efforts (including direct contact between senior management and other representatives of the Company and its Subsidiaries at reasonable times and locations). All such cooperation, assistance and access shall be granted during normal business hours and shall be granted under conditions that shall not unreasonably interfere with the business and operations of the Company, Acquiror, or their respective auditors.
(b)   From the date of the announcement of this Agreement or the transactions contemplated hereby (pursuant to any applicable public communication made in compliance with Section 11.12(a)), until the Closing Date, Acquiror and the Company shall use its reasonable best efforts to, and shall instruct its financial advisors to, keep the other and each other’s financial advisors reasonably informed with respect to the transactions contemplated herein, including by (i) providing regular updates and (ii) consulting and cooperating with, and considering in good faith any feedback from, the Company or Acquiror or their respective financial advisors with respect to such matters.
Section 8.6.   Notification.   From the date hereof until the earlier of the termination of this Agreement and the Closing Date, if after the date hereof the Company or Acquiror becomes aware of any fact or condition arising after the date hereof that (a) for the Company constitutes a material breach of any representation or warranty made by the Company in ARTICLE IV or of any covenant that would cause the conditions set forth in Section 9.2(a) or Section 9.2(b), as applicable, not to be satisfied as of the Closing Date, or (b) for Acquiror constitutes a material breach of any representation or warranty made by Acquiror in ARTICLE V or of any covenant that would cause the conditions set forth in Section 9.3(a) or Section 9.3(b), as applicable, not to be satisfied as of the Closing Date, the Company or Acquiror, as applicable, will disclose in writing to the other such breach.
Section 8.7.   Indemnification; Directors’ and Officers’ Insurance.
(a)   Each of the Acquiror and the Company agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Acquiror and Company and their respective Subsidiaries, as provided in the Acquiror’s Governing Documents and the Company’s Governing Documents and the Governing Documents of such Subsidiaries or otherwise in effect as of the date of this Agreement, in either case, solely with respect to any matters occurring on or prior to the Closing, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Closing for a period of six (6) years (or until the final resolution of any Legal Proceedings commenced during such period), and (ii) Surviving Pubco will perform and discharge all obligations to provide such indemnity and exculpation during such six (6) year period. To the maximum extent permitted by applicable Law, during such six (6) year period (or such longer period of resolution), Surviving Pubco shall advance expenses in connection with such indemnification as provided in the Company’s Governing Documents, Acquiror’s Governing Documents, the Governing Documents of their respective Subsidiaries or other applicable agreements. The indemnification and liability limitation or exculpation provisions of the Company’s Governing Documents and the Acquiror’s Governing Documents and the Governing Documents of their respective Subsidiaries, or otherwise, shall not, during such six (6) year period, be amended, repealed or otherwise modified after the Closing in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Closing or at any time prior to the Closing, were directors or officers of the Company or the Acquiror or who served as a director, officer, member, trustee or fiduciary of another Person at the request of the Company, the Acquiror or their respective Subsidiaries (the “D&O Persons”) to be so indemnified, receive advances of expenses, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such D&O Person was a director or officer of the Company or the Acquiror or any other such Person prior to the Closing, unless such amendment, repeal or other modification is required by applicable Law.
(b)   None of Acquiror or the Company shall have any obligation under this Section 8.7 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.
(c)   The Company shall, at or prior to the Closing, purchase a prepaid “tail” policy of directors’ and officers’ liability insurance for a period of six (6) years following the Closing Date (the “Company D&O Tail Policy”). The Company D&O Tail Policy shall (i) cover all Persons who are insured under the Company’s existing directors’ and officers’ liability insurance policy as of the date hereof for acts or omissions occurring at or prior to the Closing, (ii) provide terms, conditions, retentions, and limits of liability that, in the aggregate, are no less favorable to the insureds than those applicable under such existing policy, and (iii) be non-cancelable and non-renewable other than by the insureds. Following the purchase of the Company D&O Tail Policy, the Surviving Pubco shall not take, and shall cause its Subsidiaries not to take, any action that would result in the cancellation, termination, or lapsing of such coverage. Notwithstanding the foregoing, if the aggregate premium for the Company D&O Tail Policy would exceed two hundred fifty percent (250%) of the annual premium currently paid by the Company for its existing directors’ and officers’ liability insurance, the Company shall be required to purchase, and the Surviving Pubco shall be required to maintain, the greatest level of coverage that can be obtained for a premium equal to such two hundred fifty percent (250%) cap.
(d)   Prior to the First Effective Time, Acquiror shall, at its sole option, purchase a “tail” policy (an “Acquiror D&O Tail Policy”), to be effective as of the First Effective Time, with respect to directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of Acquiror as of the date hereof, which Acquiror D&O Tail Policy shall be on the same or substantially similar terms agreed to for such tail policy by Acquiror in connection with its initial public offering. If Acquiror elects to purchase such an Acquiror D&O Tail Policy prior to the First Effective Time, the Surviving Pubco will maintain such Acquiror D&O Tail Policy in full force and effect for a period of no less than six (6) years after the Closing Date and continue to honor its obligations thereunder.
(e)   If Surviving Pubco, Acquiror, the Company or any of their respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Surviving Pubco, Acquiror or the Company shall assume all of the obligations set forth in this Section 8.7 unless otherwise assumed by operation of Law.
(f)   The D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 8.7 are intended to be third-party beneficiaries of this Section 8.7. This Section 8.7 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Acquiror and the Company. The rights of each D&O Person hereunder shall be in addition to, and not in limitation of, any other rights such Person may have under the Governing Documents of the Acquiror or the Company, any other indemnification arrangement, any applicable Law or otherwise.
Section 8.8.   Section 16 Matters.   Prior to the First Effective Time, each of the Company and Acquiror shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of securities of the Company or the Acquiror (including, in each case, securities deliverable upon exercise, vesting or settlement of any derivative securities) resulting from the transactions contemplated hereby by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the transactions contemplated hereby to be exempt under Rule B-3 promulgated under the Exchange Act.
Section 8.9.   [reserved].
Section 8.10.     Consents.   The Boxabl Companies shall use commercially reasonable efforts during the Interim Period to obtain consents of all Persons who are party to the agreements set forth on Section 4.4, or Section 8.10 of the Company Disclosure Letter and obtain all Governmental Authorizations set forth on Section 4.5 of the Company Disclosure Letter. All costs incurred in connection with obtaining such consents shall constitute a Company Transaction Expense. The Boxabl Companies shall be entitled to agree to such amendments, modifications and/or full or partial prepayments to, or to the establishment of reserves under, such agreements as may be reasonably necessary to obtain any such required consent; provided that the Company shall (i) give Acquiror written notice reasonably in advance of agreeing to any such amendments, modifications, full or partial prepayments, or establishment of reserves, and (ii) provide timely updates of any discussions with third parties relating to such required consents or to any such amendments, modifications, full or partial prepayments, or establishment of reserves, and, in each case of

(i) and (ii), consider in good faith any comments that Acquiror may provide with respect to such matters. Acquiror shall have the right to review in advance, and to the extent practicable will consult with the Company on the information provided in connection with obtaining such consents and as to the form and substance of such consents. Acquiror and its Subsidiaries shall (a) cooperate in the preparation and submission of each application or filing for any such consent or Governmental Authorization, including the collection of all materials, documents, certificates, financials, signatures, and other items required to be submitted to the applicable Persons who are party to the agreements in connection with such consent, (b) deliver to each Person who is a party to such agreements or who has the authority to grant such Governmental Authorizations, as applicable, on a confidential basis all documents and information required by the applicable documents relating to Acquiror and its Subsidiaries, and such other information or documentation as such Persons who are party to the agreements or who have the authority to grant such Governmental Authorizations may request with respect to Acquiror, including, without limitation, financial statements, income Tax Returns and other financial information, and (c) reasonably cooperate and assist the Boxabl Companies in connection with soliciting and obtaining such consents and Governmental Authorizations, including the preparation and delivery of any information relating to Acquiror and all other information required under the applicable documents and as may be reasonably requested by any such Persons who are party to such agreements or who have the authority to grant such Governmental Authorizations (or any servicer on behalf of any such Person).
Section 8.11.   Takeover Statutes.   Subject to the terms and conditions of this Agreement, each of the Company and Acquiror shall use its reasonable best efforts to (a) take all action necessary to ensure that no Takeover Statute is or becomes applicable to the Company, Acquiror, Surviving Pubco, Merger Sub, this Agreement, the Mergers or any other transactions contemplated hereby and refrain from taking any actions that would cause the applicability of any Takeover Statute and (b) if any Takeover Statute becomes applicable to the Company, Acquiror, Surviving Pubco, Merger Sub, this Agreement, the Mergers or any other transaction contemplated hereby, take all action necessary to ensure that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Company, Acquiror, Surviving Pubco, Merger Sub, this Agreement, the Mergers and the other transactions contemplated hereby.
Section 8.12.     Exclusivity.
(a)   During the Interim Period, Acquiror shall not, shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to, any Business Combination other than the transactions contemplated herein (a “Business Combination Proposal”), (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, business, assets, books, records or any confidential information or data to, any person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Business Combination Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Business Combination Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Business Combination Proposal or (v) propose, resolve or agree to do, or do, any of the foregoing. If a party or any of its Subsidiaries or any of its or their respective Representatives receives any inquiry or proposal with respect to a Business Combination Proposal at any time prior to the Closing, then such party shall promptly (and in no event later than twenty four (24) hours after such party becomes aware of such inquiry or proposal) notify such person in writing of the terms of this Section 8.12. Without limiting the foregoing, it is understood that any violation of the restrictions contained in Section 8.12 by any of Acquiror’s Subsidiaries, or any of Acquiror’s or its Subsidiaries’ respective Representatives acting on Acquiror’s or one of its Subsidiaries’ behalf, shall be deemed to be a breach of this Section 8.12 by Acquiror. Acquiror shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.
(b)   During the Interim Period, the Company shall not, shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) initiate, solicit, propose or knowingly induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries or requests for information with respect to, or the making of, any inquiry regarding, or any proposal or offer that constitutes, or could reasonably be expected to result in or lead to an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any negotiations or discussions concerning, or provide access to its properties, business, assets, books, records or any confidential information or data to, any person relating to any proposal, offer, inquiry or request for information that constitutes, or could reasonably be expected to result in or lead to, any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, confidentiality agreement, merger agreement, acquisition agreement, exchange agreement, joint venture agreement, partnership agreement, option agreement or other similar agreement for or relating to any Acquisition Proposal or (v) propose, resolve or agree to do, or do, any of the foregoing. If the Company, its Subsidiaries or any of their Representatives receives any inquiry or proposal with respect to an Acquisition Proposal at any time prior to the Closing, then such party shall promptly (and in no event later than twenty-four (24) hours after such party becomes aware of such inquiry or proposal) notify such person in writing of the terms of this Section 8.12(b). The Company shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Proposal.
(c)   For purposes of this Agreement, “Acquisition Proposal” means any bona fide written proposal or offer with respect to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, and whether through any merger, reorganization, consolidation, tender offer, self-tender, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or otherwise, of (A) all or substantially all of the assets or businesses of the Company and its Subsidiaries, or (B) more than 50% of any class of capital stock, other equity securities or voting power of the Company, any of its Subsidiaries or any resulting parent company of the Company, in each case other than the Mergers and other transactions contemplated by this Agreement.
ARTICLE IX
CONDITIONS TO OBLIGATIONS
Section 9.1.   Mutual Closing Conditions.   The obligations of the Parties to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by all of such parties:
(a)   The Acquiror Stockholder Approvals shall have been obtained;
(b)   The Company Stockholder Approval shall have been obtained;
(c)   The Proxy Statement/Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Proxy Statement/Registration Statement;
(d)   The waiting period or periods under the HSR Act, if applicable to the transactions contemplated by this Agreement and the Ancillary Agreements, shall have expired or been terminated;
(e)   There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Mergers; provided that the Governmental Authority issuing such Governmental Order has jurisdiction over the parties hereto with respect to the transactions contemplated hereby; and
(f)   The Surviving Pubco Common Shares to be issued in connection with the Mergers and Closing shall have been approved for listing on Nasdaq or NYSE pursuant to Section 7.3, and,

immediately following the Closing, Surviving Pubco shall, after giving effect to the Acquiror Share Redemption, satisfy any applicable initial and continuing listing requirements of NYSE or Nasdaq, as applicable, and Acquiror shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be curable at or immediately following, the Closing.
Section 9.2.   Conditions to Obligations of Acquiror Entities.   The obligations of the Acquiror Entities to consummate, or cause to be consummated, the Mergers and the transactions contemplated herein are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:
(a)   (i) The representations and warranties of the Company set forth in Section 4.1 (Company Organization), Section 4.2 (Subsidiaries) other than the last sentence thereof, Section 4.3 (Due Authorization), Section 4.6 (Capitalization), and Section 4.27 (Brokers’ Fees) shall be true and correct in all respects as of the Closing Date (other than such representations and warranties that expressly relate to a specific date, which representations and warranties shall be true and correct in all material respects at and as of such date); and (ii) each of the representations and warranties of the Company set forth in ARTICLE IV other than those set forth above shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect;
(b)   The Boxabl Companies shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing pursuant to the terms hereof;
(c)   The Acquiror Charter Amendment shall have been duly adopted by the Acquiror, filed with and accepted by the Texas Secretary of State, and shall be in full force and effect as of the Closing;
(d)   No Company Material Adverse Effect shall have occurred since the date of this Agreement; and
(e)   The Company shall have delivered, or caused to be delivered, duly executed copies of those agreements and documents set forth in Section 2.5(a) and Section 2.5(c)(ii).
Section 9.3.   Conditions to the Obligations of the Boxabl Companies.   The obligation of the Boxabl Companies to consummate, or cause to be consummated, the Mergers and the transactions contemplated herein is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:
(a)   (i) The representations and warranties of the Acquiror set forth in Section 5.1 (Acquiror Organization), Section 5.2 (Due Authorization), Section 5.10 (Capitalization of Acquiror), and Section 5.12 (Brokers’ Fees) shall be true and correct in all respects as of the Closing Date (other than such representations and warranties that expressly relates to a specific date, which representations and warranties shall be true and correct in all material respects at and as of such date); and (ii) each of the representations and warranties of the Acquiror set forth in ARTICLE V other than those set forth above shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or similar qualifier) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have an Acquiror Material Adverse Effect;
(b)   The Acquiror and its Subsidiaries shall have performed in all material respects their obligations under this Agreement required to be performed by them at or prior to the Closing pursuant to the terms hereof;

(c)   No Acquiror Material Adverse Effect shall have occurred since the date of this Agreement;
(d)   Acquiror shall have delivered, or caused to be delivered, duly executed copies of those agreements and documents set forth in Section 2.5(b) and Section 2.5(c)(i); and
(e)   The Acquiror shall have completed the Acquiror Conversion in accordance with applicable Law, and such Acquiror Conversion shall be in full force and effect as of the Closing.
ARTICLE X
TERMINATION/EFFECTIVENESS
Section 10.1.   Termination.   This Agreement may be terminated and the transactions contemplated hereby abandoned:
(a)   by written consent of the Company and Acquiror;
(b)   by written notice of the Company or Acquiror if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which has become final and nonappealable and has the effect of making consummation of the transactions contemplated herein illegal or otherwise preventing or prohibiting consummation of the transactions contemplated herein; provided that neither Acquiror nor the Company shall have the right to terminate this Agreement pursuant to this Section 10.1(b) if any action of such party or its Subsidiaries or failure of such party or its Subsidiaries to perform or comply with its obligations under this Agreement shall have caused such Law or Governmental Order and such action or failure to perform constitutes a breach of this Agreement;
(c)   by written notice of the Company or Acquiror if the Acquiror Stockholder Approvals shall not have been obtained by reason of the failure to obtain the required vote at the Acquiror Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; provided that a Party shall not be permitted to terminate this Agreement pursuant to this Section 10.1(c) if the failure to obtain such Acquiror Stockholder Approvals is proximately caused by any action or failure to act of such Party that constitutes a breach of this Agreement;
(d)   by written notice of the Company or Acquiror if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Company Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof; provided that a Party shall not be permitted to terminate this Agreement pursuant to this Section 10.1(d) if the failure to obtain such Company Stockholder Approval is proximately caused by any action or failure to act of such Party that constitutes a breach of this Agreement; provided, further, that the right to terminate the Agreement pursuant to this Section 10.1(d) shall expire and Acquiror shall not be permitted to terminate this Agreement pursuant to this Section 10.1(d) if the Company Stockholder Approval has been obtained and delivered to Acquiror prior to the time that this Agreement is terminated pursuant to this Section 10.1(d);
(e)   by written notice of the Company or Acquiror if the Closing has not occurred on or before December 31, 2025 (the “Agreement End Date”) (other than as a result of the terminating party’s failure to comply with its obligations under this Agreement which has resulted in the failure to satisfy a condition set forth in ARTICLE IX); provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(e) shall not be available to a Party if such Party’s (or, in the case of Acquiror, Merger Sub’s) breach of this Agreement proximately caused the failure of the Closing to occur on or before the Agreement End Date;
(f)   by written notice to the Company from Acquiror if there is any breach of any representation, warranty, covenant or agreement (other than with respect to a breach of Section 8.2(c), as to which Section 10.1(g) will apply) on the part of the Company set forth in this Agreement, such that the conditions specified in Section 9.2(a) or Section 9.2(b) would not be satisfied at the Closing (a “Terminating Company Breach”), provided, however, that Acquiror has not waived such Terminating Company Breach and neither Acquiror nor Merger Sub are then in material breach of their representations, warranties, covenants or agreements in this Agreement, except that, if such Terminating

Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Agreement End Date) after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its respective reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;
(g)   by written notice to the Company from Acquiror if (i)  the Company shall, within 10 Business Days of a tender or exchange offer relating to securities of the Company having been commenced, failed to publicly recommend against such tender or exchange offer, (ii) the Company shall have failed to publicly reaffirm its recommendation of the Mergers within 10 Business Days after the date any Acquisition Proposal shall have been announced, or (iii) a willful or material breach by the Company of Section 8.12 shall have occurred; or
(h)   by written notice to Acquiror from the Company if there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror or Merger Sub set forth in this Agreement, such that the conditions specified in Section 9.3(a) and Section 9.3(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), provided, however, that the Company has not waived such Terminating Acquiror Breach and the Company is not then in material breach of its representations, warranties, covenants or agreements in this Agreement, except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its reasonable best efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Agreement End Date) after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such reasonable best efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period.
Section 10.2.   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Company, Acquiror or Merger Sub, as the case may be, for any willful and material breach of this Agreement or actual fraud occurring prior to such termination, except that the provisions of this Section 10.2, Section 10.3 and ARTICLE XI and the Confidentiality Agreement shall survive any termination of this Agreement.
Section 10.3.     Fees and Expenses.   Upon the termination of this Agreement pursuant to Section 10.1, all fees and expenses incurred in connection with this Agreement, the Acquiror Conversion, the Mergers and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement/Registration Statement, and all filing and other fees paid to the SEC or in respect of the HSR Act, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by the Acquiror and the Company. Notwithstanding anything to the contrary in this Section 10.3, nothing herein shall relieve any Party from any liability for any actual fraud or any willful and material breach by such Party of any of its representations, warranties, covenants or agreements set forth in this Agreement.
ARTICLE XI
MISCELLANEOUS
Section 11.1.   Trust Account Waiver.   The Company acknowledges that Acquiror is a blank check company with the powers and privileges to effect a Business Combination. The Company further acknowledges that, as described in its final prospectus filed with the SEC (the “Prospectus”), substantially all of Acquiror assets consist of the cash proceeds of Acquiror’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in a trust account for the benefit of Acquiror, certain of its public stockholders and the underwriters of Acquiror’s initial public offering (the “Trust Account”). The Company acknowledges that it has been advised by Acquiror that, except with respect to interest earned on the funds held in the Trust Account that may be released to Acquiror to pay its income Tax, the Trust Agreement provides that cash in the Trust Account may be disbursed only (i) if Acquiror completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the Prospectus; (ii) if Acquiror fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement, to Acquiror in limited amounts to permit Acquiror to pay the costs and expenses of its liquidation and dissolution, and then to Acquiror’s public stockholders; and (iii) if Acquiror holds a stockholder vote to amend Acquiror’s amended and restated memorandum and articles of association to modify the substance or timing of the obligation to redeem 100% of the shares of Acquiror Common Stock if Acquiror fails to complete a Business Combination within the allotted time period, then for the redemption of any shares of Acquiror Common Stock properly tendered in connection with such vote. For and in consideration of Acquiror entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, Contracts or agreements with Acquiror; provided that (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account (after giving effect to the Acquiror Share Redemptions) to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate the Acquiror Share Redemptions and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds).
Section 11.2.   Waiver.   Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors, board of managers, managing member or other officers or Persons thereunto duly authorized, (a) extend the time for the performance of the obligations or acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties (of another party hereto) that are contained in this Agreement or (c) waive compliance by the other parties hereto with any of the agreements or conditions contained in this Agreement, but such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such extension or waiver.
Section 11.3.   Notices.   All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:
(a)
If to an Acquiror Entity, to:

FG Merger II Corp.
104 S. Walnut Street, Unit 1A
Itasca, IL 60143
Attention: Hassan R. Baqar
Email: hbaqar@sequoiafin.com
with copies (which shall not constitute notice) to:
Loeb & Loeb LLP
345 Park Avenue
New York, NY
Attention: Mitchell Nussbaum; Giovanni Caruso
Email: mnussbaum@loeb.com; gcaruso@loeb.com

(b)
If to the Boxabl Companies prior to the Closing (or to Surviving Pubco or the Company after the Closing), to:

BOXABL Inc.
5345 E. N. Belt Road
North Las Vegas, NV 89115
Attention: Martin Costas
Email: invest@boxabl.com
with copies (which shall not constitute notice) to:
Winston & Strawn LLP
800 Capitol Street, Suite 2400
Houston, TX 77002
Attention: Michael J. Blankenship
Email: Mblankenship@winston.com
or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.
Section 11.4.     Assignment.   No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties and any such transfer without prior written consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.4 shall be null and void, ab initio.
Section 11.5.     Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except for (a) the provisions of Section 8.7 (which shall be for the benefit of the D&O Persons), (b) the provisions of Section 11.18 (which shall be for the benefit of the Persons described therein), and (c) the provisions of Section 11.16 (which shall be for the benefit of the Persons described therein).
Section 11.6.     Expenses.   Except as otherwise set forth in this Agreement, each party hereto shall be responsible for and pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided that, if the Closing shall occur, Acquiror shall make, or cause to make, such payments contemplated in accordance with Section 7.2; provided, further, that in no event will Acquiror incur unpaid expenses in excess of $2,000,000, in the aggregate, excluding any deferred underwriting fees (it being understood between the Parties that the Company may use up to 50% of any such deferred underwriting fees to satisfy any obligations owing by the Company to any broker, finder, investment banker or other Person entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated hereby), all filing and other fees paid to the SEC or FINRA by Acquiror, filing fees payable to the Antitrust Authorities and any expenses that have already been paid prior to closing or will be paid at or after closing from the existing working capital of Acquiror available prior to Closing for the Acquiror D&O Policy.
Section 11.7.     Governing Law.   This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Nevada, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 11.8.     Headings; Counterparts.   The headings in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 11.9.     Company and Acquiror Disclosure Letters.   The Company Disclosure Letter and the Acquiror Disclosure Letter (including, in each case, any section thereof) referenced herein are a part of this

Agreement as if fully set forth herein. All references herein to the Company Disclosure Letter and/or the Acquiror Disclosure Letter (including, in each case, any section thereof) shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the applicable Disclosure Letter, or any section thereof, with reference to any section of this Agreement or section of the applicable Disclosure Letter shall be deemed to be a disclosure with respect to such other applicable sections of this Agreement or sections of the applicable Disclosure Letter if it is reasonably apparent on the face of such disclosure that such disclosure is responsive to such other section of this Agreement or section of the applicable Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made in this Agreement, nor shall such information be deemed to establish a standard of materiality.
Section 11.10.   Entire Agreement.   (a) This Agreement (together with the Company Disclosure Letter and the Acquiror Disclosure Letter), (b) the Confidentiality and Non-Disclosure Agreement, dated as of April 14, 2025, between Acquiror and the Company (the “Confidentiality Agreement”), (c)  the Sponsor Support Agreement, (d) the Company Support Agreement, and (e) the Company Lock-Up Agreements and the Sponsor Lockup Agreements, (clauses (b) through (e), collectively, the “Ancillary Agreements”) constitute the entire agreement among the parties to this Agreement relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between such parties except as expressly set forth in this Agreement and the Ancillary Agreements.
Section 11.11.   Amendments.   This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.
Section 11.12.   Publicity.
(a)   All press releases or other public communications relating to the transactions contemplated hereby, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior mutual approval of Acquiror and the Company, which approval shall not be unreasonably withheld or delayed by any party; provided that no party shall be required to obtain consent pursuant to this Section 11.12(a) to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 11.12(a).
(b)   The restriction in Section 11.12(a) shall not apply to the extent the public announcement is required by applicable securities Law, any Governmental Authority or stock exchange rule; provided, however, that in such an event, the party making the announcement shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing. Disclosures resulting from the parties’ efforts to obtain approval or early termination under the HSR Act and to make any related filing shall be deemed not to violate this Section 11.12. Nothing contained herein shall prevent Acquiror and the Company and their respective Affiliates (including the Company Stockholders and their respective equity holders) from disclosing customary or any other reasonable information concerning the transactions contemplated hereby to their investors and prospective investors in connection with their and their Affiliates’ fund raising, marketing, informational or reporting activities, so long as such recipients are obligated to keep such information confidential.
Section 11.13.    Severability.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.
Section 11.14.    Jurisdiction; Waiver of Jury Trial.
(a)   Each of the Parties hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the state courts sitting in sitting in Clark County, Nevada, or, if that Court does not have jurisdiction, the U.S. District Court for the U.S. District Court for the District of Nevada, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than those set forth in the foregoing clause (a), (d)  waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and (f) agrees that each of the other Parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the state courts sitting in Clark County, Nevada, or, if that Court does not have jurisdiction, the U.S. District Court for the U.S. District Court for the District of Nevada. Each of the Acquiror, Merger Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(b)   Each Party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 11.14(a) in any such action or proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 11.3. However, the foregoing shall not limit the right of a Party to effect service of process on any other Party by any other legally available method.
(c)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.15.   Enforcement.   The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific enforcement of the terms and provisions of this Agreement, in addition to any other remedy to which any Party is entitled at law or in equity. In the event that any Legal Proceeding shall be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.
Section 11.16.   Non-Recourse.   Except in the case of claims against a Person in respect of such Person’s actual fraud:
(a)   Solely with respect to the Company, Acquiror and its Subsidiaries, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Company, Acquiror and its Subsidiaries as named parties hereto; and
(b)   Except to the extent a party hereto (and then only to the extent of the specific obligations undertaken by such party hereto), (i) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of the Company, Acquiror or their respective Subsidiaries and (ii) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in Contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror or its Subsidiaries under this Agreement for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.
Section 11.17.   Non-Survival of Representations, Warranties and Covenants.   Except (x) as otherwise contemplated by Section 10.2, or (y) in the case of claims against a Person in respect of such Person’s actual fraud, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this ARTICLE XI.
Section 11.18.   Conflicts and Privilege.
(a)   Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, Acquiror), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the Sponsor, the stockholders or holders of other equity interests of Acquiror or the Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates (other than Acquiror) (collectively, the “Founder Group”), on the one hand, and (y) Acquiror and/or any member of the Company Group (as defined below), on the other hand, any legal counsel, including Loeb & Loeb LLP (“Loeb”), that represented Acquiror and/or the Sponsor prior to the Closing may represent the Sponsor and/or any other member of the Founder Group, in such dispute even though the interests of such Persons may be directly adverse to Acquiror, and even though such counsel may have represented Acquiror in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror and/or the Sponsor. Acquiror and the Company, on behalf of their respective successors and assigns, further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among Acquiror, the Sponsor and/or any other member of the Founder Group, on the one hand, and Loeb, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Founder Group after the Closing, and shall not pass to or be claimed or controlled by Acquiror; provided that if after the Closing a dispute arises between Surviving Pubco or any of its Affiliates, on the one hand, and a third party other than the Sponsor or any of its respective Affiliates, on the other hand, Surviving Pubco may assert the attorney-client privilege to prevent disclosure of such communications to such third party (but, for the avoidance of doubt, neither Surviving Pubco or any of its Affiliates may waive such privilege without the prior written consent of the Sponsor). Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with Acquiror or the Sponsor under a common interest agreement shall remain the privileged communications or information of the Company.
(b)   Acquiror and the Company, on behalf of their respective successors and assigns (including, after the Closing, Acquiror), hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (x) the stockholders or holders of other equity interests of the Company and any of their respective directors, members, partners, officers, employees or Affiliates (other than Acquiror) (collectively, the “Company Group”), on the one hand, and (y) Acquiror and/or any member of the Founder Group, on the other hand, any legal counsel, including Winston & Strawn LLP (“Winston”), CrowdCheck Law (“CrowdCheck”) and Brownstein Hyatt Farber Schreck, LLP (“Brownstein”) that represented the Company prior to the Closing may represent any member of the Company Group in such dispute even though the interests of such Persons may be directly adverse to Acquiror, and even though such counsel may have represented Acquiror and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for Acquiror. Acquiror and the Company, on behalf of their respective successors and assigns further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or Legal Proceeding arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among the Company and/or any member of the Company Group, on the one hand, and Winston, CrowdCheck or Brownstein, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Mergers and belong to the Company Group after the Closing, and shall not pass to or be claimed or controlled by Acquiror. Notwithstanding the foregoing, any privileged communications or information shared by Acquiror prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of Acquiror.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the undersigned have hereunto caused this Agreement to be duly executed as of the date first above written.
FG MERGER II CORP.
By:
/s/ Larry Swets

Name:
Larry Swets

Title:
Chief Executive Officer

FG MERGER SUB II INC.
By:
/s/ Hassan R. Baqar

Name:
Hassan R. Baqar

Title:
Chief Executive Officer

BOXABL INC.
By:
/s/ Galiano Tiramini

Name:
Galiano Tiramini

Title:
co-Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A-1
Form of Company Lock-Up Agreement

Exhibit A-2
Form of Sponsor Lock-Up Agreement

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
THIS FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of November 3, 2025, by and among FG MERGER II CORP., a Nevada corporation (“Acquiror”), FG MERGER SUB II INC., a Nevada corporation (“Merger Sub”), and BOXABL INC., a Nevada corporation (the “Company”). Acquiror, Merger Sub and the Company are sometimes referred to collectively in this Amendment as the “Parties.”
RECITALS
A.   The Parties entered into that certain Agreement and Plan of Merger, dated as of August 4, 2025 (the “Agreement”).
B.   The Parties desire to modify the terms of the Agreement to revise the Agreement End Date, all upon and subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
1.   Capitalized Terms.   All initially capitalized, undefined terms herein will have the meaning given such terms in the Agreement.
2.   Amendment.   The Agreement shall be amended as follows:
(a)
The date set forth in the first sentence of Section 10.1(e) is hereby deleted and replaced with “March 31, 2026”.

3.   Governing Law.   This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada without reference to conflict of laws principles.
4.   Binding Effect.   This Amendment is binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, subject however to all terms and conditions contained in the Agreement.
5.   Execution; Counterparts.   This Amendment may be executed in any number of counterparts, including electronic counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first set forth above.
ACQUIROR:
FG MERGER II CORP.
By:
/s/ Larry Swets

Name:
Larry Swets

Title:
Chief Executive Officer

MERGER SUB:
FG MERGER SUB II INC.
By:
/s/ Hassan Baqar

Name:
Hassan Baqar

Title:
Chief Executive Officer

COMPANY:
BOXABL INC.
By:
/s/ Galiano Tiramani

Name:
Galiano Tiramani

Title:
co-Chief Executive Officer

Signature page to First Amendment to Agreement and Plan of Merger

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER
THIS SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of April 6, 2026, by and among FG MERGER II CORP., a Nevada corporation (“Acquiror”), FG MERGER SUB II INC., a Nevada corporation (“Merger Sub”), and BOXABL INC., a Nevada corporation (the “Company”). Acquiror, Merger Sub and the Company are sometimes referred to collectively in this Amendment as the “Parties.”
RECITALS
A.   The Parties entered into that certain Agreement and Plan of Merger, dated as of August 4, 2025, as amended by that certain First Amendment to the Agreement and Plan of Merger, dated as of November 3, 2025 (as amended, the “Agreement”).
B.   The Parties desire to modify the terms of the Agreement as more specifically provided herein, all upon and subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
1.   Capitalized Terms.   All initially capitalized, undefined terms herein will have the meaning given such terms in the Agreement.
2.   Amendments.   The Agreement shall be amended as follows:
(a)
The date set forth in the first sentence of Section 10.1(e) is hereby deleted and replaced with “July 31, 2026”.

(b)
A new Section 8.9 is hereby added to the Agreement:

“Prior to the earlier of the Closing or May 6, 2026, the Company and the Acquiror shall jointly enter into agreements, subject to any consent needed from ThinkEquity LLC, or amendments to existing agreements, providing for the release of any lock-up provisions applicable to the Acquiror Securities owned by the Sponsor Parties, Paolo Tiramani, Galiano Tiramani, or any of their respective Affiliates, such that such lock-up provisions shall automatically expire if the Acquiror Common Stock trades at or above $20.00 at any time, including during intraday trading. For the avoidance of doubt, any Acquiror Securities held by the Sponsor Parties that are only subject to a 30-day lockup post-Closing will not remain in lock-up past such 30 days due to the preceding sentence.”
(c)
The first sentence of Section 5.11(a) is hereby deleted in its entirety and replaced with the following:

“(a) As of the date of this Agreement, (I) the authorized share capital of Acquiror is (A) 100,000,000 shares of Acquiror Common Stock, 10,295,800 of which are issued and outstanding as of the date of this Agreement, (B) 1,000,000 shares of Acquiror Preferred Stock, none of which are issued and outstanding as of the date of this Agreement, and (C) 1,000,000 private placement warrants (as described in the Prospectus (as defined below)), each exercisable for one share of Acquiror Common Stock at an exercise price of $15 per share, and (II) 8,295,800 rights (for the issuance of 829,580 shares of Acquiror Common Stock) are issued and outstanding, each right entitling the holder thereof to receive one-tenth (1/10) of a share of Acquirer Common Stock upon the consummation of an initial business combination, as described in more detail in the Prospectus (the securities in clauses I and II, collectively, the “Acquiror Securities”).”
(d)
A new Section 10.1(i) is hereby added to the Agreement:

“(i) by written notice of the Company or Acquiror if either party has made a written request of the other party pursuant to this Agreement and five Business Days have passed, and the requesting party has not received a response.

3.   Governing Law.   This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada without reference to conflict of laws principles.
4.   Binding Effect.   This Amendment is binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, subject however to all terms and conditions contained in the Agreement.
5.   Execution; Counterparts.   This Amendment may be executed in any number of counterparts, including electronic counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first set forth above.
ACQUIROR:
FG MERGER II CORP.
By:
/s/ Larry Swets

Name:
Larry Swets

Title:
Chief Executive Officer

MERGER SUB:
FG MERGER SUB II INC.
By:
/s/ Hassan Baqar

Name:
Hassan Baqar

Title:
Chief Executive Officer

COMPANY:
BOXABL INC.
By:
/s/ Galiano Tiramani

Name:
Galiano Tiramani

Title:
co-Chief Executive Officer

Signature page to Second Amendment to Agreement and Plan of Merger

THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER
THIS THIRD AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of May 6, 2026, by and among FG MERGER II CORP., a Nevada corporation (“Acquiror”), FG MERGER SUB II INC., a Nevada corporation (“Merger Sub”), and BOXABL INC., a Nevada corporation (the “Company”). Acquiror, Merger Sub and the Company are sometimes referred to collectively in this Amendment as the “Parties.”
RECITALS
A.   The Parties entered into that certain Agreement and Plan of Merger, dated as of August 4, 2025, as amended by that certain First Amendment to the Agreement and Plan of Merger, dated as of November 3, 2025 and that certain Second Amendment to the Agreement and Plan of Merger, dated as of April 6, 2025 (as amended, the “Agreement”).
B.   The Parties desire to modify the terms of the Agreement as more specifically provided herein, all upon and subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
1.   Capitalized Terms.   All initially capitalized, undefined terms herein will have the meaning given such terms in the Agreement.
2.   Amendments.   The Agreement shall be amended as follows:
(a)
The form of Company Lock-Up Agreement, attached to the Agreement as Exhibit A-1 shall be deleted and replaced in its entirety with the form of Company Lock-Up Agreement, attached to this Amendment as Exhibit A-1.

(b)
The form of Sponsor Lock-Up Agreement, attached to the Agreement as Exhibit A-2 shall be deleted and replaced in its entirety with the form of Company Lock-Up Agreement, attached to this Amendment as Exhibit A-2.

3.   Governing Law.   This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada without reference to conflict of laws principles.
4.   Binding Effect.   This Amendment is binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns, subject however to all terms and conditions contained in the Agreement.
5.   Execution; Counterparts.   This Amendment may be executed in any number of counterparts, including electronic counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first set forth above.
ACQUIROR:
FG MERGER II CORP.
By:
/s/ Larry Swets

Name:
Larry Swets

Title:
Chief Executive Officer

MERGER SUB:
FG MERGER SUB II INC.
By:
/s/ Hassan Baqar

Name:
Hassan Baqar

Title:
Chief Executive Officer

COMPANY:
BOXABL INC.
By:
/s/ Galiano Tiramani

Name:
Galiano Tiramani

Title:
co-Chief Executive Officer

Signature page to Third Amendment to Agreement and Plan of Merger

EXHIBIT A-1
FORM OF COMPANY LOCK-UP AGREEMENT

EXHIBIT A-2
FORM OF SPONSOR LOCK-UP AGREEMENT

Annex B-1
PLAN OF CONVERSION
OF FG MERGER II CORP., A NEVADA CORPORATION
TO
FG MERGER II CORP., A TEXAS CORPORATION
This Plan of Conversion (this “Plan”), dated as of [         ], 2026, is hereby adopted by FG MERGER II CORP., a Nevada corporation (the “Converting Entity”), in order to set forth the terms, conditions and procedures governing the conversion of the Converting Entity into FG MERGER II CORP., a Texas corporation (the “Company”), pursuant to Section 92A.205 of the Nevada Revised Statutes (the “NRS”), Section 10.103 of the Texas Business Organizational Code (the “TBOC”), and in accordance with this Plan.
RECITALS
WHEREAS, the Converting Entity is a corporation duly organized and existing under the laws of the State of Nevada; and
WHEREAS, the board of directors (the “Board”) of the Converting Entity deems it advisable for the general welfare and advantage of the Converting Entity and its stockholders (the “Stockholders”) that the Converting Entity convert from a Nevada corporation into a Texas corporation pursuant to this Plan and pursuant to the applicable provisions of the laws of the State of Nevada and State of Texas.
PLAN OF CONVERSION
NOW, THEREFORE, the Converting Entity shall be converted and reorganized upon the following terms and conditions:
Effective Date.   The effective date of this Plan (the “Effective Date”) shall be upon the filing of (i) the Articles of Conversion in the form attached hereto as Exhibit A to be filed with the Nevada Secretary of State, (ii) the Certificate of Conversion in the form attached hereto as Exhibit B with the office of the Texas Secretary of State, and (iii) the Certificate of Formation for the Company in the form attached hereto as Exhibit C with the office of the Texas Secretary of State.
The Conversion.   As of the Effective Date, the Converting Entity shall be converted into the Company (the “Conversion”) and the Bylaws in the form attached hereto as Exhibit D (the “Bylaws”) shall be the Bylaws of the Company.
Directors and Officers.   At the Effective Date, the member of the Board of the Converting Entity shall continue to serve as the Board of Directors of the Company, and each officer of the Converting Entity shall continue to serve the Company in the same capacity(ies) and with the same title(s) and authority as each had in the Converting Entity.
Conversion of Securities.
(a)   Conversion of Converting Entity Stock.   By virtue of the Conversion, and without any action on the part of the Stockholders of the Converting Entity, each one (1) issued and outstanding share of the Converting Entity shall be converted into and represent one (1) issued and outstanding share of the Company. Each certificate representing a share of the Converting Entity shall, as of the Effective Date of Conversion, evidence ownership of such shares of the Company. After the Effective Date of Conversion, the certificates representing the ownership interests of the Converting Entity may, but shall not be required to, be surrendered to the Company for exchange. Upon receipt of the certificates representing ownership interests of the Converting Entity (or appropriate affidavits and indemnities as determined in good faith by the Company), the Company shall issue to the exchanging stockholder a replacement certificate representing an equal amount of shares of the Company.
(b)   Conversion of Converting Entity Options.   By virtue of the Conversion, and without any action on the part of the holders of options to purchase shares of common stock of the Converting Entity (the

B-1-1

“Converting Entity Options”), each Converting Entity Option that is outstanding and unexercised immediately prior to the Effective Date of Conversion, whether or not vested, shall continue to be outstanding following the Effective Date of Conversion in accordance with the terms and conditions of any option agreements thereunder in effect immediately prior to the Effective Date of Conversion, except that each Converting Entity Option shall be converted into and become an option to purchase shares of Company common stock equal to the number of shares of Converting Entity common stock that were issuable upon exercise of such Converting Entity Option immediately prior to the Effective Date of Conversion.
Effect of Conversion.
(a)   At the Effective Date, (i) all of the rights, privileges, obligations, liabilities and duties of the Converting Entity, (ii) all property, real, personal and mixed, of the Converting Entity, (iii) all debts of whatever nature owed to the Converting Entity, and (iv) all other things and causes of action of the Converting Entity shall be vested in the Company and thereafter attach to the Company without further notice or action. At any time, or from time to time, after the Effective Time, any officer of the Converted Entity, in the name of the Converted Entity, may execute and deliver all such proper deeds, assignments, and other instruments and take or cause to be taken all such further or other action as the Converted Entity may deem necessary or desirable in order to vest, perfect, or confirm in the Converted Entity title to and possession of all of the Converted Entity’s property, rights, privileges, powers, franchises, immunities, and interests and otherwise to carry out the purposes of this Plan. The Conversion shall have the effects described in the NRS and the TBOC.
(b)   The Converting Entity shall not be required to wind up its affairs, pay its liabilities or distribute its assets. The Conversion shall constitute a continuation of the existence of the Converting Entity in the form of the Company.
(c)   At the Effective Date, by virtue of the Conversion and without any further action on the part of the Converting Entity or its Stockholders, each employee benefit plan, equity incentive plan or other similar plan to which the Converting Entity is a party shall continue to be a plan of the Company. To the extent that any such plan provides for the issuance of Converting Entity common stock, upon the Effective Date of Conversion, such plan shall be deemed to provide for the issuance of Company common stock.
(d)   The Converting Entity and the Company are the same entity.
(e)   The Conversion is intended to qualify for federal tax purposes under Section 368(a) of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder.
Termination; Amendment.   At any time prior to the Effective Date of Conversion, the Plan may be terminated or amended by action of the Board of Converting Entity if, in the opinion of the Board, such action would be in the best interests of the Converting Entity and its Stockholders.
Construction.   The captions and sections of this Plan are for convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions of this Plan. Whenever the context so requires, all words used herein in any gender shall include the masculine, feminine, and neuter gender, all singular words shall include the plural, and all plural words shall include the singular.
Governing Law.   To the extent not otherwise stated, this Plan shall be governed by and construed in accordance with the laws of the States of Nevada and Texas, as applicable.
Further Documents.   From time to time, as and when necessary, the officers of Converting Entity shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments, and to take, or cause to be taken, such further or other action as they may deem necessary or desirable, in order to vest in and confirm to Company, as a Texas corporation, title to, and possession of, any property of Converting Entity acquired prior to the Conversion, and otherwise to carry out the intent and purposes hereof; and the Board of Converting Entity and the proper officers of Converting Entity are fully authorized, in the name of Converting Entity or otherwise, to take any and all such actions.
Third Party Beneficiaries.   The Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

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Section Headings.   Section headings are for convenience only and shall not define or limit the provisions of this Plan.
Severability.   Wherever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.
Effect of Electronic and Photocopied Signature.   This Plan may be executed by facsimile or electronic signature, and a photocopy or PDF of this Plan shall be effective as an original for all purposes.
(Signatures follow on next page)

B-1-3

This Plan of Conversion has been executed as of the date first set forth above.
“Converting Entity”
FG MERGER II CORP.,
a Nevada corporation
By (sign):
Name (print):
Title (print):
Signature Page to Plan of Conversion of FG Merger II Corp.

EXHIBIT A
ARTICLES OF CONVERSION
(See Attached)

EXHIBIT B
CERTIFICATE OF CONVERSION
(See Attached)

EXHIBIT C
CERTIFICATE OF FORMATION
(See Attached)

EXHIBIT D
BYLAWS
(See Attached)

Annex B-2
SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
of
BOXABL Inc.
WHEREAS, BOXABL Inc. was formed as a Texas corporation by filing of an Amended and Restated Certificate of Incorporation (the “Existing BOXABL Charter”) with the Texas Secretary of State on [•], 2026;
WHEREAS, this Second Amended and Restated Certificate of Formation (this “Amended Certificate”), which amends and restates the Existing BOXABL Charter in its entirety, has been approved by the Board and adopted by stockholders at a meeting of stockholders;
WHEREAS, the Existing BOXABL Charter is hereby amended and restated in its entirety to read as follows; and
WHEREAS, this Amended Certificate shall become effective upon the date of filing with the Secretary of State of the State of Texas.
1.   Name.   The name of the corporation is BOXABL Inc. (the “Corporation”).
2.   Address; Registered Office and Agent.   The address of the Corporation’s registered office in the State of Texas is 211 E 7TH Street, Suite 620, Austin, TX 78701 - 3218, and the name of the Corporation’s registered agent at such address is Corporation Service Company.
3.   Purposes.   The purpose for which the Corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the TBOC.
4.   Number of Shares.
4.1   The total number of shares of all classes of stock that the Corporation shall have authority to issue 1,310,000,000 shares, consisting of: (i) 900,000,000 shares of Class A common stock, with the par value of $0.0001 per share (the “Class A Common Stock”), (ii) 275,000,000 shares of Class B common stock, with the par value of $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), (iii) 110,000,000 shares of Merger Consideration preferred stock, with the par value of $0.0001 per share (the “Merger Preferred Stock”) and (iv) 25,000,000 shares of preferred stock, with the par value of $0.0001 per share (the “Preferred Stock”). Upon the filing and effectiveness of this Amended Certificate (such effective time, the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Corporation issued and outstanding immediately prior to the Effective Time shall, automatically without any further action by the Corporation or any stockholder, be reclassified into one fully paid and nonassessable share of Class A Common Stock.
4.2   Subject to the rights of the holders of any one or more series of Preferred Stock then-outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor, irrespective of the provisions of Section 21.364(d) of the TBOC. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:
(a)   in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock, including in respect of Class A Common Stock issued upon conversion of Class B Common Stock; and

B-2-1

(b)   in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with the exercise of all outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock.
5.   Classes of Shares.   The designation, relative rights, power and preferences, qualifications, restrictions and limitations of the shares of each class of stock are as follows:
5.1   Common Stock.
(a)   Voting Rights.
(i)   Each share of Class A Common Stock will entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote, and each share of Class B Common Stock will entitle the record holder thereof to ten (10) votes on all matters on which stockholders generally are entitled to vote.
(ii)   Except as otherwise required in this Amended Certificate or by applicable law, the holders of Common Stock will vote together as a single class on all matters requiring the vote or consent of the stockholders of the Corporation.
(iii)   No stockholder of the Corporation shall have the right of cumulative voting at any election of Directors or upon any other matter.
(b)   Transfer Rights of Tiramani Group.
(i)   Permitted Owners.   Shares of Class B Common Stock may be issued only to, and registered in the name of, (a) Galiano Tiramani (a “G. Tiramani”), (b) Paolo Tiramani (“P. Tiramani”, and together with G. Tiramani, the “Tiramanis”), and (c) each Permitted Transferee (together with the Tiramanis, the “Tiramani Group”).
(ii)   Transfer of Class B Common Stock.   Any member of the Tiramani Group may at any time transfer any number of shares of Class B Common Stock held by such holder of Class B Common Stock to a Permitted Transferee. Immediately prior to any transfer of shares of Class B Common Stock to a Person other than a Permitted Transferee, each share of Class B Common Stock being transferred shall automatically, without any further action by the Corporation, the transferor or the transferee, convert into one (1) fully paid and nonassessable share of Class A Common Stock.
(c)   Dividends; Stock Splits or Combinations.
(i)   Subject to Section H5.1(c)(ii), applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the Board in its discretion may determine.
(ii)   Subject to Section H5.1(c)(iv), dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class B Common Stock. Dividends of cash or property may not be declared or paid on the Class B Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the Class A Common Stock.
(iii)   In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless the holders of shares representing a majority of the voting power of any such

B-2-2

other class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing, in which event no such Stock Adjustment need be made for such other class of Common Stock).
(iv)   Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class B Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class B Common Stock shall be (a) in the same proportion as and substantially similar to the relative voting rights of a share of Class A Common Stock and a share of Class B Common Stock or (b) as otherwise determined at the time of such dividend by the Board and, for any Convertible Security declared or paid as a divided on the Class A Common Stock and the Class B Common Stock, each voting security of the Corporation underlying such Convertible Security paid to holders of Class B Common Stock shall be convertible into the voting security underlying the Convertible Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock.
(d)   Liquidation.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Common Stock held by such holders.
(e)   Equal Treatment; Merger, Consolidation, Tender or Exchange Offer.   Except as expressly provided in this Article 5, all shares of the Common Stock shall, as among each other, have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters (unless holders of shares representing a majority of the voting power of any class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing to different treatment as to such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock). Without limiting the generality of the foregoing, unless holders of shares representing a majority of the voting power of any class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing to different treatment as to such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock, (1) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Common Stock, and the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Common Stock, and (2) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Common Stock, and the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Common Stock.
(f)   Conversion Rights of Class B Common Stock.
(i)   Voluntary Conversion.   Each one (1) share of Class B Common Stock shall be convertible into one (1) share of Class A Common Stock at the option of the holder thereof

B-2-3

at any time upon written notice to the transfer agent of the Corporation. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section H5.1(f)(i) shall be retired and may not be reissued.
(ii)   Procedures.   The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Class B Common Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a transfer results in a conversion to Class A Common Stock shall be conclusive and binding.
(iii)   Immediate Effect.   In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section H5.1(f), such conversion(s) shall be deemed to have been made at the time that the transfer of shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock pursuant to this Section H5.1(f), all rights of the former holder of such shares of Class B Common Stock with respect to such shares of Class B Common Stock shall cease and the Person or Persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
(iv)   Reservation of Stock.   The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion(s) of the shares of Class B Common Stock pursuant to this Section H5.1(f), such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.
5.2   Merger Preferred Stock.
(a)   Voting Rights.   The holders of the Merger Preferred Stock do not have voting rights other than with respect to certain matters relating to the rights of holders of Merger Preferred Stock.
(b)   Transfer Rights.   The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended Certificate) the holders of Merger Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Merger Preferred Stock in an amount equal to the dividend payable on each outstanding share of Common Stock.
(c)   Liquidation Rights.   In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Merger Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to $10.00.
(d)   Automatic Conversion.   On the fourteenth (14th) month following the Effective Time, 20% of the shares of Merger Preferred Stock, in the aggregate, shall automatically, without any further action by the Corporation or any stockholder, convert into Class A Common Stock on a one for one basis (the “Initial Merger Preferred Stock Conversion”). Thereafter, an additional 20% of the original shares of Merger Preferred Stock shall automatically convert each subsequent month on a one-for-one basis until all of the Merger Preferred Stock has been converted into Class A Common Stock. The reissuance of all shares of Merger Preferred Stock shall be prohibited, and such shares of Merger Preferred Stock shall be retired and cancelled in accordance with the

B-2-4

applicable provisions of the TBOC, and upon such retirement and cancellation, all references to Merger Preferred Stock in this Amended Certificate shall be eliminated.
(e)   Board Discretionary Conversion.   The Board may, at any time and in its sole discretion, by resolution, elect to convert any or all outstanding shares of Merger Preferred Stock into fully paid and non-assessable shares of Class A Common Stock on a one-for-one basis. Any such conversion shall be effective immediately upon the adoption of such resolution by the Board, and no further action by the Corporation or any stockholder shall be required.
(f)   Procedures.   The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Merger Preferred Stock to Class A Common Stock and the general administration of this dual class stock structure, including the issuance of stock certificates with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Merger Preferred Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership Merger Preferred Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a transfer results in a conversion to Class A Common Stock shall be conclusive and binding.
(g)   Immediate Effect.   In the event of a conversion of shares of Merger Preferred Stock to shares of Class A Common Stock pursuant to Section H5.2(d), such conversion(s) shall be deemed to have been made at the time that the transfer of shares occurred, as applicable. Upon any conversion of Merger Preferred Stock to Class A Common Stock pursuant to this Section H5.2(g), all rights of the former holder of such shares of Merger Preferred Stock with respect to such shares of Class B Common Stock shall cease and the Person or Persons in whose names or names the certificate or certificates representing the shares of Merger Preferred Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. The Corporation shall provide notice of such automatic conversion of shares of Merger Preferred Stock (the “Merger Preferred Stock Automatic Conversion”) to record holders of such shares of Merger Preferred Stock as soon as practicable following the Merger Preferred Stock Automatic Conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to the Merger Preferred Stock Automatic Conversion.
5.3   Preferred Stock.   Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares

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(including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.
6.   Board of Directors.
6.1   Number of Directors.   The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Bylaws of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”) shall so require, the election of the directors of the Corporation (the “Directors”) need not be by written ballot. The total authorized number of Directors constituting the entire Board shall not be less than two (2) and shall not be more than nine (9), with the then-authorized number of Directors being increased or decreased from time to time by the Board, which number shall initially be five (5) members.
6.2   Composition of the Initial Board.   Effective as of the date hereof, the initial Board shall be comprised of Paolo Tiramani, Galiano Tiramani, Morris A. Davis, Zvi Yemini, and Larry G. Swets Jr. (such individuals, the “Initial Board”). Each member of the Initial Board shall hold office until his or her death, resignation, retirement, disqualification or removal from office or until his or her respective successor is duly elected and qualified at the next annual meeting of stockholders in accordance with the terms of this Amended Certificate and the Bylaws.
6.3   Vacancies and Newly Created Directorships.   Except as otherwise expressly required by law, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of the remaining Directors then in office, even if less than a quorum of the Board. Any Director so chosen shall hold office until the next annual meeting of stockholders at which his or her term shall expire and until his or her successor shall be duly elected and qualified, or until such Director’s earlier death, disqualification, resignation or removal. No decrease in the number of Directors shall shorten the term of any Director then in office.
6.4   Removal of Directors.   Any Director or the entire Board may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.
6.5   Quorum.   A majority of the total number of Directors shall constitute a quorum for the transaction of business; provided, that to the fullest extent permitted by the TBOC and Stock Exchange Rules, the presence of the Chairman shall be necessary in order for a quorum to be obtained at any meeting of the Board. Notwithstanding the immediately preceding sentence, if a quorum does not exist at any properly called meeting of the Board solely due to the lack of attendance thereat by the Chairman, (x) such meeting shall be adjourned and, (y) subject to the obligation to provide proper prior notice pursuant to the Bylaws to all members of the Board, recalled for the same purpose not less than twenty-four hours and not more than ten (10) calendar days from the date of adjournment. Notwithstanding anything contained herein to the contrary, in the event that the Chairman is unable to attend any emergency meeting of the Board, as determined by the Board in good faith, by reason of temporary disability or otherwise, the presence of the Chairman shall not be necessary in order for such quorum to be obtained and the Board may appoint a Director as interim chairman to preside over such meeting. The vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. If a quorum is not present at any meeting of the Board, then a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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7.   Meetings of Stockholders.
7.1   Action by Written Consent.   So long as the Corporation qualifies as a “controlled company” in Section 303A.00 of the New York Stock Exchange Listed Company Manual or Nasdaq Listing Rule 5615-4(7)(A), any action required or permitted to be taken by the stockholders of the Corporation may be effected by the consent in writing of the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
7.2   Special Meetings of Stockholders.   Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of (i) the Board, (ii) the Chairman or (iii) so long as the Corporation is a “controlled company”, by the Secretary of the Corporation at the request of any holder entitled to vote generally in the election of Directors. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
7.3   Advance Notice of Stockholder Nominations.   Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
8.   Corporate Opportunities.   To the fullest extent permitted by the TBOC, the Corporation acknowledges that: (i) no stockholder or its Affiliates, or Director or his or her Affiliates of the Corporation or any of its subsidiaries (collectively, the “Exempted Persons”; provided, that no Director who is an officer or employee of the Corporation or any of its subsidiaries shall be an “Exempted Person” in his or her capacity as such) shall have any duty not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, including those deemed to be overlapping with or competing with the Corporation or any of its subsidiaries, in each case, except to the extent otherwise set forth in a writing executed by the Corporation or one of its subsidiaries, on the one hand, and such Exempted Person, on the other hand; and (ii) in the event that any Exempted Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, the Corporation to the fullest extent permitted by the TBOC hereby renounces any interest or expectancy therein and such Exempted Person shall have no duty to communicate or present such corporate opportunity to the Corporation or any of its subsidiaries, as the case may be, and to the fullest extent permitted by law shall not be liable to the Corporation or its Affiliates or stockholders for breach of any duty by reason of the fact that such Exempted Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Corporation, in each case, except to the extent otherwise set forth in a writing executed by the Corporation or one of its subsidiaries, on the one hand, and such Exempted Person, on the other hand.
9.   Limitation of Liability.
9.1   To the fullest extent permitted under the TBOC, no Director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.
9.2   Any amendment or repeal of this Article 9 shall not adversely affect any right or protection of a Director hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.
10.   Indemnification.
10.1   To the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify, and advance expenses to, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a Director or officer of the Corporation or, while a Director or officer

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of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each, an “Indemnitee” and collectively, the “Indemnitees”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee, agent or trustee, from and against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection therewith. Notwithstanding the preceding sentence, other than an action against the Corporation brought by an Indemnitee to enforce his or her rights under this Article 10, the Corporation shall not be required to indemnify or advance expenses to any person in connection with a proceeding (or part thereof) commenced by such person if the commencement of such proceeding (or part thereof) was not authorized by the Board.
10.2   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 10 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
10.3   To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article 10 or otherwise.
10.4   If a claim for indemnification or advancement of expenses under this Article 10 is not paid in full within thirty (30) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by an Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such person has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including by members of the Board who are not parties to such action, a committee of such members, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including by members of the Board who are not parties to such action, a committee of such members, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.
10.5   The Corporation shall have the power to purchase and maintain insurance to protect itself and any person who is or was a Director, officer, employee or agent of the Corporation, or while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the TBOC or the provisions of this Article 10.
10.6   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 10 shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such Director or officer. The indemnification

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and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the Board, pursuant to Section 10.9, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the Board in its sole discretion.
10.7   Given that certain claims may be jointly indemnifiable (“Jointly Indemnifiable Claims”) by the Corporation, its Controlled Entities (as defined below) or Indemnitee-Related Entities (as defined in Section 10.8) in respect of the service of Indemnitee as a Director and/or executive officer of the Corporation and/or a director, executive officer, employee, consultant, fiduciary or agent of other corporations, limited liability companies, partnerships, joint ventures, trusts, employee benefit plans or other enterprises controlled by the Corporation (the “Controlled Entities”), or by reason of any action alleged to have been taken or omitted in any such capacity, the Corporation acknowledges and agrees that the Corporation shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of indemnification or advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with (as applicable) the terms of (i) the TBOC, (ii) this Amended Certificate or the Bylaws or (iii) any other agreement between the Corporation or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (iv) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (v) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (v) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from the Indemnitee-Related Entities. Under no circumstance shall the Corporation or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Corporation or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification or advancement of expenses with respect to any Jointly Indemnifiable Claim, (i) the Corporation shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (ii) to the extent not previously and fully reimbursed by the Corporation and/or any Controlled Entity pursuant to clause (i), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Corporation and/or any Controlled Entity or under any insurance policy, as applicable, and (iii) the Indemnitee and the Corporation and, as applicable, any Controlled Entity shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Corporation and the Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 10.7.
10.8   Any amendment or repeal of the foregoing provisions of this Article 10 shall not adversely affect any right or protection hereunder of any Indemnitee or its successors in respect of any act or omission occurring prior to the time of such amendment or repeal.
10.9   This Article 10 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.
11.   Adoption, Amendment or Repeal of Bylaws.   In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal in whole or in part the Bylaws, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the Bylaws.
12.   Adoption, Amendment and Repeal of Amended Certificate.

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12.1   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended Certificate, in the manner now or hereafter prescribed by this Amended Certificate and the TBOC, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Amended Certificate in its present form or as hereafter amended, are granted and held subject to this reservation.
12.2   Notwithstanding any other provisions of this Amended Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by the Bylaws or by this Amended Certificate (or by any certificate of designations hereto), any alteration, amendment or repeal of Articles 6, 7, 8, 9, 10, 12 or 13 hereto shall require the affirmative vote of (a) a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, while the Corporation is under Tiramani Control and (b) at least two-thirds of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, from and after the time that the Corporation ceases to be under Tiramani Control.
13.   Forum for Adjudication of Disputes.   Unless the Corporation consents in writing to the selection of an alternative forum, the Southern District of Texas in the State of Texas shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its Directors, officers, employees or agents arising pursuant to any provision of the TBOC, this Amended Certificate or the Bylaws or as to which the TBOC confers jurisdiction on the Southern District of Texas in the State of Texas or (d) any action asserting a claim against the Corporation, its Directors, officers, employees or agents governed by the internal affairs doctrine, in each such case subject to such Southern District of Texas having personal jurisdiction over the indispensable parties named as defendants therein. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 13. Notwithstanding anything herein to the contrary, this Article 13 shall not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
14.   Severability.   If any provision or provisions of this Amended Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended Certificate (including, without limitation, each portion of any paragraph of this Amended Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended Certificate (including, without limitation, each such portion of any paragraph of this Amended Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
15.   Definitions.   As used in this Amended Certificate, unless the context otherwise requires or as set forth in another Article or Section of this Amended Certificate, the term:
(a)   “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation.
(b)   “Amended Certificate” is defined in the Recitals.

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(c)   “Board” means the board of directors of the Corporation.
(d)   “Bylaws” is defined in Section 6.1.
(e)   “Chairman” means the chairperson of the Board, which shall initially be Paolo Tiramani.
(f)   “Class A Common Stock” is defined in Section 4.1.
(g)   “Class B Common Stock” is defined in Section 4.1.
(h)   “Common Stock” is defined in Section 4.1.
(i)   “Convertible Securities” shall mean securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class A Common Stock or Class B Common Stock, either directly or indirectly.
(j)   “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
(k)   “Controlled Entities” is defined in Section 10.7.
(l)   “Corporation” is defined in Section 1.
(m)   “Director” is defined in Section 6.1.
(n)   “Disability” means permanent and total disability such that both of the Tiramanis are unable to engage in any substantial gainful activity by reason of any medically determinable mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined by a licensed medical practitioner. In the event of a dispute whether the Tiramanis have suffered a Disability, no Disability of the Tiramanis shall be deemed to have occurred unless and until an affirmative ruling regarding such Disability has been made by a court of competent jurisdiction, and such ruling has become final and non-appealable.
(o)   “Effective Time” is defined in Section 4.1.
(p)   “Exempted Persons” is defined in Section 8.
(q)   “Existing BOXABL Charter” is defined in the Recitals.
(r)   “Indemnification Sources” is defined in Section 10.7.
(s)   “Indemnitee” is defined in Section 10.1.
(t)   “Indemnitee-Related Entities” means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Corporation or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation or any Controlled Entity may also have an indemnification or advancement obligation.
(u)   “Indemnitees” is defined in Section 10.1.
(v)   “Initial Board” is defined in Section 6.2.
(w)   “Initial Merger Preferred Stock Conversion” is defined in Section H5.2(d).
(x)   “Jointly Indemnifiable Claims” is defined in Section 10.7.
(y)   “Original BOXABL Charter” is defined in the Recitals.
(z)   “Merger Preferred Stock” is defined in Section 4.1.

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(aa)   “Merger Preferred Stock Automatic Conversion” is defined in Section H5.2(g).
(bb)   “Permitted Transferee” means, with respect to a holder of Class B Common Stock, (i) the Tiramanis (ii) Relatives of the Tiramanis; (iii) any trust, corporation, partnership, limited liability company, or other entity, the sole beneficiaries, shareholders, partners, or members of which consist of the holder, Relatives of the Tiramanis, or other Permitted Transferees; (iv) the heirs, executors, or administrators of a deceased holder, as determined by will, intestacy, or a court-approved estate plan; and (v) any entity that directly or indirectly controls, is controlled by, or is under common control with the holder, as defined in Rule 405 under the Securities Act of 1933, as amended.
(cc)   “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
(dd)   “Preferred Stock” is defined in Section 4.1.
(ee)   “proceeding” is defined in Section 10.1.
(ff)   “Relative” means, with respect to any (a) holder of Class B Common Stock that is an individual: (i) such individual’s spouse; (ii) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption); and (iii) the spouse of an individual described in clause (a)(ii) of this definition, and (b) holder of Class B Common Stock that is not an individual, any Relative of any individual that is a beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of a majority of either: (i) the outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of such holder; or (ii) the combined voting power of the outstanding securities entitled to vote under ordinary circumstances in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of such holder.
(gg)   “Stock Adjustment” is defined in Section H5.1(c)(iii)
(hh)   “Stock Exchange Rules” means the rules and regulations for listed companies as in effect from time to time of the principal United States national securities exchange on which the Class A Common Stock is listed for trading, which as of the date hereof is the New York Stock Exchange.
(ii)   “TBOC” means the Texas Business Organizations Code, as the same may be amended from time to time.
(jj)   “Tiramanis” is defined in Section H5.1(b)(i).
(kk)   “Tiramani Control” means that shares representing a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote at an annual or special meeting duly noticed and called in accordance with this Amended Certificate is beneficially owned by the Tiramanis.
(ll)   “Tiramani Group” is defined in Section H5.1(b)(i).

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Annex B-3
Second Amended and Restated Bylaws of
BOXABL Inc.
Article I — Corporate Offices
1.1   Registered Office.
The address of the registered office of BOXABL Inc. (the “Corporation”) in the State of Texas, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of formation, as the same may be amended and/or restated from time to time (the “Certificate of Formation”).
1.2   Other Offices.
The Corporation may have additional offices at any place or places, within or outside the State of Texas, as the Corporation’s Board may from time to time establish or as the business of the Corporation may require.
Article II — Meetings of Stockholders
2.1   Place of Meetings.
Meetings of stockholders shall be held at such place, if any, within or outside the State of Texas, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 6.002 of the Texas Business Organizations Code (the “TBOC”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
2.2   Annual Meeting.
The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted.
2.3   Special Meeting.
Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Formation.
No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting.
2.4   Advance Notice Procedures for Business Brought before a Meeting.
(i)   At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (A)(1) was a stockholder of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.4 or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), which proposal has been included in the proxy statement for the annual meeting. The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the Corporation’s notice of meeting given by or at the direction of the Person calling the meeting pursuant to the Certificate of Formation and Section 2.3 of these Bylaws. For

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purposes of this Section 2.4 and Section 2.5 of these Bylaws, as applicable, “present in person” shall mean that the stockholder proposing that the business be brought before the annual or special meeting of the Corporation, or, if the proposing stockholder is not an individual, a qualified representative of such proposing stockholder, appear at such annual meeting, and a “qualified representative” of such proposing stockholder shall be (A) any person who is authorized in writing by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders or (B), if such proposing stockholder is (x) a general or limited partnership, any general partner or Person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (y) a corporation or a limited liability company, any officer or Person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or Person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (z) a trust, any trustee of such trust. This Section 2.4 shall apply to any business that may be brought before an annual or special meeting of stockholders other than nominations for election to the Board at an annual meeting, which shall be governed by Section 2.5 of these Bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these Bylaws, and this Section 2.4 shall not be applicable to nominations for election to the Board except as expressly provided in Section 2.5 of these Bylaws.
(ii)   Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(i)(c), (a) the stockholder must provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (b) the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and (c) the proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting (which, in the case of the first annual meeting of stockholders following the closing of the Corporation’s initial underwritten public offering of common stock); provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of Timely Notice as described above.
(iii)   To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(a)   As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(b)   As to each Proposing Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the

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happening of a future occurrence (including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly (a) give a Person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any Person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any Person or entity with respect to any shares of any class or series of capital stock of the Corporation), in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule  13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any Affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any Affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any Affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner and (G) a representation whether any Proposing Person, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies or votes from stockholders in support of such proposal; and
(c)   As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

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(iv)   For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation or (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these Bylaws) of such stockholder, beneficial owner or any other participant.
(v)   A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(vi)   Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The Board or a designated committee thereof shall have the power to determine whether business proposed to be brought before the annual meeting was made in accordance with the provisions of these bylaws. If neither the Board nor such designated committee makes a determination as to whether any nomination was made in accordance with the provisions of these bylaws, the presiding officer at the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section, and if he or she should so determine, he or she shall so declare to the meeting. If the Board or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal was not made in accordance with the provisions of Section 2.4, any such business not properly brought before the meeting shall not be transacted.
(vii)   In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or the holders of any series of Preferred Stock (as defined in the Certificate of Formation).
(viii)   For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
2.5   Advance Notice Procedures for Nominations of Directors.
(i)   Subject in all respects to the provisions of the and Certificate of Formation, nominations of any person for election to the Board at an annual meeting may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these Bylaws, or (b) by a stockholder present in person (as defined in Section 2.4) who (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 as to such notice and nomination. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at any annual meeting of stockholders other than in accordance with the provisions of the Certificate of Formation.
(ii)   Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice (as defined in

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Section 2.4(ii) of these Bylaws) thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required by this Section 2.5, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period or extend a time period for the giving of a stockholder’s notice as described above.
(iii)   To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:
(a)   As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(iii)(a) of these Bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);
(b)   As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(c) shall be made with respect to nomination of each person for election as a director at the meeting) and a representation whether any Nominating Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies or votes from stockholders in support of such nomination; and
(c)   As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(vi).
(iv)   For purposes of this Section 2.5, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (c) any other participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation and (d) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these Bylaws) of such stockholder or beneficial owner or any other participant in such solicitation.
(v)   A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the

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meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(vi)   Notwithstanding anything in Section 2.5(ii) to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.5(ii) and there is no public disclosure made by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.
(vii)   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.5(ii) shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public disclosure of the date of the special meeting at which directors are to be elected. In no event shall the public disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(viii)   To be eligible to be a candidate for election as a director of the Corporation at an annual meeting, a candidate must be nominated in the manner prescribed in this Section 2.5 (or otherwise in accordance with the Certificate of Formation) and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder pursuant to Section 2.5(i)(b), in accordance with the time period prescribed in this Section 2.5 for delivery of the stockholder notice of nomination), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such candidate for nomination and (b) a written representation and agreement (in the form provided by the Corporation) that such candidate for nomination (A) is not, and will not become a party to, any agreement, arrangement or understanding with any Person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation that has not been disclosed therein, (B) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to all directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), (C) understands his or her duties as a director under the TBOC and agrees to act in accordance with those duties while serving as a director and (D) is not or will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director, will act or vote as a director on any issue or question to be decided by the Board, in any case, to the extent that such arrangement, understanding, commitment or assurance (a) could limit or interfere with his or her ability to comply, if elected as director of the Corporation, with his or her fiduciary duties under applicable law or with policies and guidelines of the Corporation applicable to all directors or (b) has not been disclosed to the Corporation prior to or concurrently with the Nominating Person’s submission of the nomination.

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(ix)   The Board may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s corporate governance guidelines.
(x)   In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.
(xi)   No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.5, as applicable. The Board or a designated committee thereof shall have the power to determine whether a nomination before the annual meeting of stockholders was made in accordance with the provisions of these bylaws. If neither the Board nor such designated committee makes a determination as to whether any nomination was made in accordance with the provisions of these bylaws, the presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section, and if he or she should so determine, he or she shall so declare such determination to the meeting. If the Board or a designated committee thereof or the presiding officer, as applicable, determines that any nomination was not made in accordance with the provisions of Section, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.
(xii)   Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.5.
2.6   Notice of Stockholders’ Meetings; Remote Communications.
Unless otherwise provided by law, the Certificate of Formation or these Bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 2.7 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining the stockholders entitled to notice of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed to or transmitted electronically to each stockholder of record entitled to vote thereat. Stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of stockholders be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (x) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (y) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (z) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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2.7   Manner of Giving Notice; Affidavit of Notice.
Notice of any meeting of stockholders shall be deemed given:
(i)   if mailed, when deposited in the U.S. mail, postage prepaid, directed to the stockholder at his or her address as it appears on the Corporation’s records; or
(ii)   if electronically transmitted as provided in Section 6.051(b)(2) of the TBOC.
An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.8   Quorum.
Unless otherwise provided by law, the Certificate of Formation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 of these Bylaws until a quorum is present or represented.
2.9   Adjourned Meeting; Notice.
When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
2.10   Conduct of Business.
The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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2.11   Voting.
Each stockholder shall be entitled to a number of votes based on the number of and type of shares of capital stock held by such stockholder as provided in the Certificate of Formation or as required under the TBOC.
Except as otherwise provided by the Certificate of Formation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the Certificate of Formation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.
2.12   Record Date for Stockholder Meetings and Other Purposes.
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
To the extent stockholder action by written consent is permitted by the Certificate of Formation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
2.13   Proxies.
Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

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The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 21.370 of the TBOC. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
2.14   List of Stockholders Entitled to Vote.
The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.
2.15   Inspectors of Election.
Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a Person to fill that vacancy.
Such inspectors shall:
(i)   determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;
(ii)   count all votes or ballots;
(iii)   count and tabulate all votes;
(iv)   determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and
(v)   certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.
Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law.

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Article III — Directors
3.1   Powers.
Except as otherwise provided by the Certificate of Formation or the TBOC, the business and affairs of the Corporation shall be managed by, or under the direction of, the Board.
3.2   Number of Directors.
The total number of directors constituting the Board shall be determined in accordance with the Certificate of Formation.
3.3   Election, Qualification and Term of Office of Directors.
The procedures for election of directors, as well as the terms and qualifications of directors, shall be as set forth in the Certificate of Formation.
3.4   Resignation and Vacancies.   Subject to the terms of the Certificate of Formation, any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, except as otherwise provided for in the Certificate of Formation, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled in accordance with the Certificate of Formation.
3.5   Place of Meetings; Meetings by Telephone.
The Board may hold meetings, both regular and special, either within or outside the State of Texas. Unless otherwise restricted by the Certificate of Formation or these Bylaws, members of the Board, or any committee of the Board or subcommittee of the Board, in each case, designated by the Board, may participate in a meeting of the Board, or any committee of the Board or subcommittee of the Board, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Bylaw shall constitute presence in person at the meeting.
3.6   Regular Meetings.
Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.
3.7   Special Meetings; Notice.
Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board or a majority of the total number of directors constituting the Board.
Notice of the time and place of special meetings shall be:
(i)   delivered personally by hand, by courier or by telephone;
(ii)   sent by United States first-class mail, postage prepaid;
(iii)   sent by facsimile or electronic mail; or
(iv)   sent by other means of electronic transmission, directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

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If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
3.8   Quorum.
Subject to the Certificate of Formation, at all meetings of the Board, a majority of the total number of directors shall constitute a quorum for the transaction of business; provided, that to the fullest extent permitted by the TBOC, the presence of the chairperson of the Board shall be necessary in order for a quorum to be obtained at any meeting of the Board. Notwithstanding anything contained herein to the contrary, in the event that the chairperson of the Board is unable to attend any emergency meeting of the Board, as determined by the Board in good faith, by reason of temporary disability or otherwise, the presence of the chairperson of the Board shall not be necessary in order for such quorum to be obtained and the Board may appoint a Director as interim chairperson of the Board to preside over such meeting. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Formation or these Bylaws. If a quorum is not present at any meeting of the Board, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.9   Action by Written Consent without a Meeting.
Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee of the Board or subcommittee of the Board, may be taken without a meeting if all members of the Board or committee or subcommittee, as the case may be, consent thereto in writing or by electronic transmission. After such an action is taken by written consent without a meeting, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or any committee or subcommittee thereof in the same paper or electronic form as the minutes are maintained.
3.10   Fees and Compensation of Directors.
Unless otherwise restricted by the Certificate of Formation or these Bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
3.11   Remote Meetings
Unless otherwise restricted by the Certificate of Formation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute the presence in person at such meeting.
3.12   Removal of Directors
Directors may be removed from office only in the manner provided in the Certificate of Formation or the TBOC.
Article IV — Committees
4.1   Committees of Directors.
Subject to the terms of the Certificate of Formation, the Board may designate one (1) or more committees of the Board or the Board, each committee of the Board to consist, of one (1) or more of the directors of the Corporation and each committee of the Board, if different than the Board, to consent of one (1) or more members of the Board. The Board may designate one (1) or more directors or members of the

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Board, as applicable, as alternate members of any committee of the Board, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee or subcommittee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the TBOC to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. The presence of a majority of the members of any committee of the Board or subcommittee thereof shall be necessary in order for a quorum to be obtained.
4.2   Committee Minutes.
Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
4.3   Meetings and Actions of Committees.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i)   Section 3.5 (place of meetings and meetings by telephone);
(ii)   Section 3.6 (regular meetings);
(iii)   Section 3.7 (special meetings and notice);
(iv)   Section 3.9 (action without a meeting); and
(v)   Section 7.12 (waiver of notice),
with such changes in the context of those bylaws as are necessary to substitute the committee and its respective members for the Board and its members. However:
(i)   the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(ii)   special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and
(iii)   the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Formation or applicable law.
At all meetings of committees, the members of the committee entitled to cast a majority of the votes of such whole committee shall constitute a quorum for the transaction of business. The vote of a majority of the members of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as may be otherwise specifically provided by statute, the Certificate of Formation or these Bylaws. If a quorum is not present at any meeting of the committee, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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Article V — Officers
5.1   Officers.
The officers of the Corporation shall initially include a chief executive officer, a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief financial officer, a treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any number of offices may be held by the same person.
5.2   Appointment of Officers.
The Board or a duly authorized committee or subcommittee thereof shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.
5.3   Subordinate Officers.
The Board or a duly authorized committee or subcommittee thereof may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws. As the Board or a duly authorized committee or subcommittee thereof may from time to time determine, or as determined by the officer upon whom such power of appointment has been conferred by the Board or a duly authorized committee or subcommittee thereof.
5.4   Removal and Resignation of Officers.
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or a duly authorized committee or subcommittee thereof or, except in the case of an officer chosen by the Board or a duly authorized committee or subcommittee thereof, by any officer upon whom such power of removal may be conferred by the Board or a duly authorized committee or subcommittee thereof.
Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5   Vacancies in Offices.
Any vacancy occurring in any office of the Corporation shall be filled by the Board or a duly authorized committee or subcommittee thereof or as provided in Section 5.2.
5.6   Representation of Shares of Other Corporations.
The chief executive officer, the president, the chairperson of the Board, any vice president, the treasurer, the secretary or assistant secretary of this Corporation, or any other Person authorized by the Board, the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or securities of any other corporation or entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.
5.7   Authority and Duties of Officers.
All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time

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by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
Article VI — Records
A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the corporation are recorded in accordance with Section 3.151 of the TBOC shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 21.372 and 21.354 of the TBOC and (ii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code.
Article VII — General Matters
7.1   Execution of Corporate Contracts and Instruments.
The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
7.2   Stock Certificates.
The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and applicable law. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Formation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chief executive officer, chairperson of the Board, the president, vice president, the treasurer, any assistant treasurer, general counsel or deputy general counsel, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
7.3   Lost Certificates.
The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
7.4   Shares Without Certificates
The Corporation shall adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

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7.5   Construction; Definitions.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the TBOC shall govern the construction of these Bylaws. In connection herewith, to the extent there are conflicts among these Bylaws or the Certificate of Formation, priority shall first be given to the Certificate of Formation and then to these Bylaws, in each case except as otherwise required by the TBOC. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
7.6   Dividends.
The Board, subject to any restrictions contained in either (i) the TBOC or (ii) the Certificate of Formation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.
The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.
7.7   Fiscal Year.
The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board. Unless otherwise fixed by the Board, the fiscal year of the Corporation shall consist of the twelve (12) month period ending on December 31.
7.8   Seal.
The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
7.9   Transfer of Stock.
Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws subject to any transfer restrictions contained in the Certificate of Formation. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or a subsidiary of the Corporation pursuant to applicable provisions of the governing documents such subsidiary of the Corporation, of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.
7.10   Stock Transfer Agreements.
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the TBOC.
7.11   Registered Stockholders.
The Corporation:
(i)   shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and

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(ii)   shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.
7.12   Waiver of Notice.
Whenever notice is required to be given under any provision of the TBOC, the Certificate of Formation or these Bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Formation or these Bylaws.
7.13   Inconsistent Provisions; Changes in Texas Law.
If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Formation, the TBOC or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the TBOC referred to above are modified or superseded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superseded.
Article VIII — Amendments
These Bylaws may be altered, amended or repealed in accordance with the Certificate of Formation and the TBOC.
Article IX — Definitions
As used in these Bylaws, unless the context otherwise requires, the term:
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.
“Board” means the board of directors of the Corporation.
“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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APPENDIX
NEVADA DISSENTER’S RIGHTS STATUTES
RIGHTS OF DISSENTING OWNERS
NRS 92A.300 Definitions.   As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.
NRS 92A.303 “Advance notice statement” defined.   “Advance notice statement” when used in reference to a proposed corporate action creating dissenter’s rights that is taken or submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, means written notice of the proposed corporate action sent by the subject corporation to all stockholders of record entitled to assert dissenter’s rights if the corporate action is effectuated. Such notice must:
1.   Be sent not later than 20 days before the effective date of the proposed corporate action;
2.   Identify the proposed corporate action;
3.   Provide that a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must deliver a statement of intent to the subject corporation and set a date by which the subject corporation must receive the statement of intent, which may not be less than 15 days after the date the notice is sent, and state that the stockholder shall be deemed to have waived the right to assert dissenter’s rights with respect to the shares unless the statement of intent is received by the subject corporation by such specified date; and
4.   Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
NRS 92A.305 “Beneficial stockholder” defined.   “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.
NRS 92A.310 “Corporate action” defined.   “Corporate action” means the action of a domestic corporation.
NRS 92A.315 “Dissenter” defined.   “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.
NRS 92A.320 “Fair value” defined.   “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:
1.   Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;
2.   Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and
3.   Without discounting for lack of marketability or minority status.
NRS 92A.323 “Statement of intent” defined.   “Statement of intent” when used in reference to a proposed corporate action creating dissenter’s rights, means written notice of a stockholder’s intent to assert dissenter’s rights and demand payment for the stockholder’s shares if the corporate action is effectuated.
NRS 92A.325 “Stockholder” defined.   “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.
NRS 92A.330 “Stockholder of record” defined.   “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335 “Subject corporation” defined.   “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.
NRS 92A.340 Computation of interest.   Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.
NRS 92A.350 Rights of dissenting partner of domestic limited partnership.   A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.
NRS 92A.360 Rights of dissenting member of domestic limited-liability company.   The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.
NRS 92A.370 Rights of dissenting member of domestic nonprofit corporation.
1.   Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.
2.   Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.
NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.
1.   Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:
(a)   Consummation of a plan of merger to which the domestic corporation is a constituent entity:
(1)   If approval by the stockholders is required for the merger by this chapter or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;
(2)   If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or
(3)   If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.
(b)   Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c)   Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.
(d)   Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
(e)   Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.
(f)   Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.
2.   A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not otherwise object to or challenge the corporate action creating the entitlement, except to the extent that:
(a)   The domestic corporation did not obtain the vote or consent of the requisite voting power of the stockholders to approve the action as prescribed under this chapter and the articles of incorporation and bylaws of the domestic corporation; or
(b)   The corporate action is the proximate result of actual fraud against the stockholder or the domestic corporation.
3.   Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.
NRS 92A.390 Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.
1.   There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:
(a)   A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;
(b)   Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or
(c)   Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.   The applicability of subsection 1 must be determined as of:
(a)   The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or
(b)   The day before the effective date of such corporate action if:
(1)   There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or
(2)   The corporate action is a merger described in NRS 92A.133.
3.   Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:
(a)   Cash;
(b)   Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or
(c)   Any combination of paragraphs (a) and (b).
4.   There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.
5.   There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.
6.   There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.
NRS 92A.400 Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.
1.   A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.
2.   A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:
(a)   Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and
(b)   Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.
NRS 92A.410 Notification of stockholders regarding right of dissent.
1.   If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.
2.   If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:
(a)   May send an advance notice statement with respect to the proposed corporate action; and
(b)   If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.
NRS 92A.420 Prerequisites to demand for payment for shares.
1.   If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:
(a)   Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and
(b)   Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.
2.   If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:
(a)   If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and
(b)   Must not consent to or approve the proposed corporate action with respect to such class or series.
3.   A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.
NRS 92A.430 Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.
1.   The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.
2.   The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:
(a)   State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;
(b)   Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;
(c)   Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;
(d)   Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and
(e)   Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.
NRS 92A.440 Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.
1.   A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:
(a)   Demand payment;
(b)   Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and
(c)   Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.
2.   If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.
3.   Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.
4.   A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.
5.   The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.
NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment.   The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.
NRS 92A.460 Payment for shares: General requirements.
1.   Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:
(a)   Of the county where the subject corporation’s principal office is located;
(b)   If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or
(c)   At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.
The court shall dispose of the complaint promptly.
2.   The payment must be accompanied by:
(a)   The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;
(b)   A statement of the subject corporation’s estimate of the fair value of the shares; and
(c)   A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.
NRS 92A.470 Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.
1.   A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.
2.   To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:
(a)   Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;
(b)   Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;
(c)   That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;
(d)   That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and
(e)   That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.
3.   Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.
4.   Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.
NRS 92A.480 Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.
1.   A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.
2.   A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.
1.   If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.
2.   A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.
3.   The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.
4.   The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
5.   Each dissenter who is made a party to the proceeding is entitled to a judgment:
(a)   For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or
(b)   For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.
NRS 92A.500 Assessment of costs and fees in certain legal proceedings.
1.   The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.
2.   The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:
(a)   Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or
(b)   Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.
3.   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.
4.   In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.
5.   To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.
6.   This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

Annex D
BOXABL INC.
2026 OMNIBUS INCENTIVE PLAN
Section 1.   General.
The purposes of the BOXABL Inc. 2026 Omnibus Incentive Plan (the “Plan”) are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Stock and Restricted Stock Units), (vi) Other Share-Based Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing.
Section 2.   Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)   “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.
(b)   “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
(c)   “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.
(d)   “Award Agreement” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(e)   “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(f)   “Board” means the Board of Directors of the Company.
(g)   “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.
(h)   “Cause” shall have the meaning assigned to such term in any Company, Subsidiary or Affiliate unexpired employment, severance, or similar agreement or Award Agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Participant’s breach of fiduciary duty or duty of loyalty to the Company, (ii) the Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Participant’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Company or a Subsidiary of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee, (iv) the Participant’s breach of any written policy of the Company or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Participant’s breach of any agreement with the Company or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Participant’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company or a Subsidiary or Affiliate thereof, (vii) the Participant’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Company, its Subsidiaries or Affiliates, or (viii) the Participant’s engagement in any act or omission that results in, or could reasonably be expected to result in, material harm to the reputation or business of the Company or any of its Subsidiaries or Affiliates. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
(i)   “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(j)   “Change in Control” means the occurrence of any of the following:
(i)   any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii)   the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2∕3) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)   the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which a majority of the members of the board of directors of the entity surviving such merger or consolidation (or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) are individuals who were members of the Board immediately prior to such merger or consolidation or whose election or nomination for election was approved by a majority of the members of the Board immediately prior to such merger or consolidation; or
(iv)   the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Class A Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(v)   “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.
(vi)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(vii)   “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, if required by Rule 16b-3 under the Exchange Act or the applicable stock exchange on which the Shares are traded following an IPO, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(viii)   “Common Stock” means the common stock of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).
(ix)   “Company” means BOXABL Inc., a Texas corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
(x)   “Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or Non-Employee Director.
(xi)   “Director” means any individual who is a member of the Board on or after the Effective Date.
(xii)   “Disability” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).
(xiii)   “Effective Date” shall have the meaning set forth in Section 22 of the Plan.

(xiv)   “Eligible Recipient” means, with respect to an Award denominated in Common Stock issued under the Plan: (i) an Employee; (ii) a Non-Employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first is employed by or performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first is employed by or performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a Non-Employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.
(xv)   “Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.
(xvi)   “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(xvii)   “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.
(xviii)   “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.
(xix)   “Fair Market Value” as of a particular date shall mean: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a Share as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.
(xx)   “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(xxi)   “Good Reason” means, with respect to a Participant, a resignation for “Good Reason” (or a term of similar meaning) as defined in the Participant’s Award Agreement or other applicable written agreement with the Company or an Affiliate, if any; provided that if no such agreement defines “Good Reason,” the term shall not apply for purposes of the Plan.
(xxii)   “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
(xxiii)   “IPO” means an initial public offering of, or direct or indirect public listing of, the securities of the Company, its successors and assigns, or any of its related corporate entities.
(xxiv)   “Non-Employee Director” means a Director who is not an Employee.
(xxv)   “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(xxvi)   “Outstanding Shares” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.
(xxvii)   “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(xxviii)   “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(xxix)   “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(xxx)   “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(xxxi)   “Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.
(xxxii)   “Performance Goals” means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render Performance

Goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.
(xxxiii)   “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
(xxxiv)   “Plan” means this BOXABL Inc. 2026 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.
(xxxv)   “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.
(xxxvi)   “Restricted Stock” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(xxxvii)   “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.
(xxxviii)   “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(xxxix)   “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.
(xl)   “Securities Act” means the Securities Act of 1933, as amended from time to time.
(xli)   “Share” means a share of Common Stock.
(xlii)   “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(xliii)   “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(xliv)   “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock. Any Substitute Award shall be based on shares of common stock of a corporation that is traded on a national securities exchange and shall have substantially equivalent economic value, rights, terms and conditions to the award for which it is substituted or assumed, as determined in good faith by the Administrator. For the avoidance of doubt, the term “Substitute Award” shall not include any award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3.   Administration.
(a)   The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b)   Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i)   to select those Eligible Recipients who shall be Participants;
(ii)   to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii)   to determine the number of Shares to be made subject to each Award;
(iv)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v)   to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
(vi)   to determine Fair Market Value;
(vii)   to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii)   to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix)   to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and
(x)   to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)   Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of the Company, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Directors.
(d)   All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4.   Shares Reserved for Issuance Under the Plan and Limitations on Awards.
(a)   Subject to this Section 4 and to adjustment in accordance with Section 5 of the Plan, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate of 75,000,000 shares of Common Stock; provided, that the total number of shares of Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2027, by a number of Common Shares equal to five percent (5%) of the total number of Outstanding Shares on the last day of the prior calendar year; provided, further, that such automatic increases shall occur only through the first trading day of the calendar year that is ten (10) years following the calendar year in which the Plan is initially adopted (and no such automatic increase shall occur thereafter). Notwithstanding the foregoing, the Administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of Common Shares than provided herein.
(b)   Notwithstanding anything herein to the contrary, the maximum number of Shares subject to Awards granted during any fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year with respect to such Director’s service as a Non-Employee Director, shall not exceed $2,000,000 (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).
(c)   Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards with respect to shares of Common Stock. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the Share reserve set forth in Section 4(a).
(d)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
(e)   In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.
Section 5.   Equitable Adjustments.
In the event of any Change in Capitalization, including, without limitation, a Change in Control or any corporate transaction or event such as a dividend or distribution (whether in cash, securities or other property), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, or any spin-off, split-off, split-up or other similar separation transaction involving the Company or any of its Subsidiaries or Affiliates, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Stock or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an Incentive Stock Option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6.   Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7.   Options.
(a)   General.   The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the

Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b)   Limits on Incentive Stock Options.   If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is 75,000,000 Shares and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(a).
(c)   Exercise Price.   The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.
(d)   Option Term.   The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e)   Exercisability.   Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f)   Method of Exercise.   Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including, without limitation, broker-assisted exercises and net share settlement through the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g)   Rights as Stockholder.   A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.
(h)   Termination of Employment or Service.   Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:
(i)   In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(i)   In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii)   In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iii)   For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(iv)   Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.
(v)   Other Change in Employment Status.   An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability, qualified retirement, or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

Section 8.   Stock Appreciation Rights.
(a)   General.   Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)   Awards; Rights as Stockholder.   The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)   Exercisability.
(i)   Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii)   Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d)   Payment Upon Exercise.
(i)   Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii)   A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii)   Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e)   Termination of Employment or Service.
(i)   Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii)   Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(iii)   Notwithstanding the foregoing, in the event of the termination of a Participant’s employment or service as a result of the Participant’s death or Disability, (A) Stock Appreciation Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Stock Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Stock Appreciation Right shall be exercisable after the expiration of its term.
(f)   Term.
(i)   The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii)   The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
Section 9.   Restricted Stock.
(a)   General.   Each Award of Restricted Stock granted under the Plan shall be evidenced by an Award Agreement. Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period, if any, applicable to Restricted Stock; the Performance Goals (if any) applicable to Restricted Stock; and all other conditions of the Restricted Stock. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock in accordance with the terms of the grant. The terms and conditions applicable to the Restricted Stock need not be the same with respect to each Participant.
(b)   Awards and Certificates.   The prospective recipient of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c)   Restrictions and Conditions.   The Restricted Stock granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i)   The Restricted Stock shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.
(ii)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(iii)   Subject to this Section 9(c)(iii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Stock, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.
(iv)   The rights of Participants granted Restricted Stock upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock shall be subject to Section 12 of the Plan.
Section 10.   Restricted Stock Units.
(a)   General.   Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.
(b)   Award Agreement.   The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)   Restrictions and Conditions.   The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i)   The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii)   Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii)   The rights of Participants granted Restricted Stock Units upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)   Settlement of Restricted Stock Units.   Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.
(e)   Change in Control.   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11.   Other Share-Based or Cash-Based Awards.
(a)   The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, which may be granted either alone or in addition to other Awards under the Plan, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Other Share-Based Awards or Other Cash-Based Awards in accordance with the terms of the grant. The provisions of Other Share-Based Awards and Other Cash-Based Awards need not be the same with respect to each Participant. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b)   The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)   Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.
Section 12.   Change in Control.
Unless otherwise expressly provided in an Award Agreement, Awards shall not accelerate solely upon the occurrence of a Change in Control. However, if a Participant’s employment or service is terminated by the Company without Cause, or the Participant resigns for Good Reason (as defined in the applicable Award Agreement or other applicable agreement), in either case within twenty-four (24) months following a Change in Control (or twelve (12) months following a Change in Control, in the case of a Participant who is not an Executive Officer at the time of the Change in Control), then such Award shall become fully vested (or, in the case of Performance-Based Awards, shall vest based on target or actual performance, as determined in good faith by the Administrator). If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration; provided, further, that any continuation, assumption or substitution of Awards under clauses (i), (ii) or (iii) above shall be in respect of securities that are traded on an established national securities exchange; if the surviving corporation (or its parent) does not have securities so traded, then outstanding Awards shall instead be settled in cash in accordance with clause (iv) above. To the extent that Restricted Stock, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.
Section 13.   Amendment and Termination.
(a)   The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.
(b)   Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.
(c)   Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d)   Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14.   Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
Section 15.   Deferrals of Payment.
To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.

Section 16.   Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.
Section 17.   Certain Forfeitures.
The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.
Section 18.   Dividends; Dividend Equivalents.
Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.
Section 19.   Non-United States Participants.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 20.   Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any

Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.
Section 21.   No Right to Continued Employment or Service.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 22.   Effective Date.
The Plan will become effective on June 9, 2026, the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan shall remain in effect until terminated by the Board; provided, however, that (i) no Awards other than Incentive Stock Options may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date, and (ii) no Incentive Stock Options may be granted under the Plan on or after the tenth (10th) anniversary of the date the Plan was adopted by the Board. Any Awards granted prior to the applicable date in clauses (i) or (ii) will remain outstanding in accordance with their terms.
Section 23.   Code Section 409A.
The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.
Section 24.   Code Section 280G.
The benefits that a Participant may be entitled to receive under the Plan and other benefits that a Participant is entitled to receive under other plans, agreements, and arrangements of the Company, may constitute “parachute payments” that are subject to Sections 280G and 4999 of the Code. Such “parachute payments” will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater net after-tax amount than such Participant would receive absent a reduction.
Section 25.   Compliance with Laws.
(a)   The obligation of the Company to settle Awards in Shares or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the Shares may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Shares or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing Shares or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(b)   The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Stock, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.
Section 26.   Erroneously Awarded Compensation.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Exchange Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 27.   Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law of such state.
Section 28.   Plan Document Controls.
The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.